FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-259741-09

PROSPECTUS

$966,957,000 (Approximate)

BANK 2024-BNK48
(Central Index Key Number 0002036193)

as Issuing Entity

Morgan Stanley Capital I Inc.

(Central Index Key Number 0001547361)

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Citi Real Estate Funding Inc.
(Central Index Key Number 0001701238)

JPMorgan Chase Bank, National Association
(Central Index Key Number 0000835271)

Goldman Sachs Mortgage Company
(Central Index Key Number 0001541502)

Wells Fargo Bank, National Association

(Central Index Key Number 0000740906)

Bank of America, National Association
(Central Index Key Number 0001102113)

National Cooperative Bank, N.A.

(Central Index Key Number 0001577313)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2024-BNK48

Morgan Stanley Capital I Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2024-BNK48 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-E, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR, Class V, Class R and Class SOHO certificates, the RR Interest and the SOHO-RR Interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BANK 2024-BNK48. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the pooled certificates, and a subordinate companion loan in a related commercial mortgage loan, which is generally the sole source of payment on the non-offered loan-specific interests. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates and the SOHO-RR Interest will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in November 2024. The rated final distribution date for the certificates is the distribution date in October 2057.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass- Through Rate	Pass-Through Rate Description	Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass- Through Rate	Pass-Through Rate Description
Class A-1	$10,900,000	4.33300%	Fixed(5)	Class A-S-1(6)	$0(6)	4.85500%	Fixed(6)
Class A-SB	$14,800,000	4.97100%	Fixed(5)	Class A-S-2(6)	$0(6)	4.35500%	Fixed(6)
Class A-4(6)	$112,550,000(6)	4.77500%	Fixed(5)(6)	Class A-S-X1(6)	$0(6)	0.50000%	Fixed IO(6)
Class A-4-1(6)	$0(6)	4.27500%	Fixed(6)	Class A-S-X2(6)	$0(6)	1.00000%	Fixed IO(6)
Class A-4-2(6)	$0(6)	3.77500%	Fixed(6)	Class B(6)	$42,213,000(6)	5.65700%	WAC Cap(5)(6)
Class A-4-X1(6)	$0(6)	0.50000%	Fixed IO(6)	Class B-1(6)	$0(6)	5.15700%	WAC Cap(6)
Class A-4-X2(6)	$0(6)	1.00000%	Fixed IO(6)	Class B-2(6)	$0(6)	4.65700%	WAC Cap(6)
Class A-5(6)	$600,489,000(6)	5.05300%	Fixed(5)(6)	Class B-X1(6)	$0(6)	0.50000%	Fixed IO(6)
Class A-5-1(6)	$0(6)	4.55300%	Fixed(6)	Class B-X2(6)	$0(6)	1.00000%	Fixed IO(6)
Class A-5-2(6)	$0(6)	4.05300%	Fixed(6)	Class C(6)	$29,022,000(6)	6.08052%	WAC – 0.27100%(5)(6)
Class A-5-X1(6)	$0(6)	0.50000%	Fixed IO(6)	Class C-1(6)	$0(6)	5.58052%	WAC – 0.77100%(6)
Class A-5-X2(6)	$0(6)	1.00000%	Fixed IO(6)	Class C-2(6)	$0(6)	5.08052%	WAC – 1.27100%(6)
Class X-A	$738,739,000(7)	1.35314%	Variable(8)	Class C-X1(6)	$0(6)	0.50000%	Fixed IO(6)
Class X-B	$228,218,000(9)	0.84840%	Variable(10)	Class C-X2(6)	$0(6)	1.00000%	Fixed IO(6)
Class A-S(6)	$156,983,000(6)	5.35500%	Fixed(5)(6)

(Footnotes to this table begin on page 3)

You should carefully consider the summary of risk factors and the risk factors beginning on page 75 and page 77, respectively, of this prospectus.

None of the certificates, the SOHO-RR Interest or the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates and the SOHO-RR Interest will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Morgan Stanley Capital I Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC, BofA Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC. and Siebert Williams Shank & Co., LLC, will purchase the offered certificates from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC and BofA Securities, Inc. are acting as co-lead managers and joint bookrunners in the following manner: Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to 13.3% of each class of offered certificates, Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to 24.9% of each class of offered certificates, J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to 20.5% of each class of offered certificates, Goldman Sachs & Co. LLC is acting as sole bookrunning manager with respect to 15.3% of each class of offered certificates, Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to 15.0% of each class of offered certificates and BofA Securities, Inc. is acting as sole bookrunning manager with respect to 11.0% of each class of offered certificates. Academy Securities, Inc., Drexel Hamilton, LLC. and Siebert Williams Shank & Co., LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about October 9, 2024. Morgan Stanley Capital I Inc. expects to receive from this offering approximately 111.12]% of the aggregate certificate balance of the offered certificates, plus accrued interest from October 1, 2024, before deducting expenses payable by the depositor.

Morgan Stanley	J.P. Morgan	Goldman Sachs & Co. LLC	Wells Fargo Securities	BofA Securities	Citigroup
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Academy Securities, Inc. Co-Manager	Siebert Williams Shank Co-Manager	Drexel Hamilton Co-Manager

September 27, 2024

BANK 2024-BNK48

Commercial Mortgage Pass-Through Certificates, Series BANK 2024-BNK48
Geographic Overview of Mortgage Pool

Illinois
4 properties
$63,096,072
5.8% of total
Wisconsin
1 property
$3,056,015
0.3% of total
Indiana
2 properties
$977,925
0.1% of total
Michigan
4 properties
$28,324,236
2.6% of total
Quebec
1 property
$6,723,233
0.6% of total
Pennsylvania
5 properties
$22,029,744
2.0% of total
New York
16 properties
$194,701,124
17.8% of total
Washington
1 property
$993,205
0.1% of total
Ohio
2 properties
$7,931,056
0.7% of total
Connecticut
1 property
$24,250,000
2.2% of total
Idaho
1 property
$2,230,891
0.2% of total
New Jersey
3 properties
$59,500,000
5.5% of total
Maryland
2 properties
$50,955,850
4.7% of total
Utah
2 properties
$6,570,432
0.6% of total
Delaware
1 property
$3,647,049
0.3% of total
California
6 properties
$230,376,213
21.1% of total
District of Columbia
1 property
$53,000,000
4.9% of total
North Carolina
2 properties
$108,000,000
9.9% of total
Virginia
1 property
$10,757,173
1.0% of total
Arizona
1 property
$1,955,850
0.2% of total
Georgia
3 properties
$22,162,292
2.0% of total
South Carolina
1 property
$39,896,974
3.7% of total
Oklahoma
1 property
$1,711,368
0.2% of total
Texas
3 properties
$83,678,256
7.7% of total
Tennessee
2 properties
$7,083,843
0.6% of total
Kentucky
2 properties
$9,475,717
0.9% of total
Florida
4 properties
$39,117,383
3.6% of total
Louisiana
5 properties
$7,140,000
0.7% of total
Alabama
1 property
$1,451,607
0.1% of total
Mortgaged Properties by Property Type
Manufactured Housing 2.3%
Self Storage 3.0%
Other 1.4%
Multifamily 4.1%
Industrial 7.8%
Hospitality 28.2%
Mixed Use 14.9%
Office 17.6%
Retail 20.8%
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Summary of Certificates and Loan-Specific InterestS

Class or Interest	Approx. Initial Certificate Balance, Principal Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)
Offered Certificates
Class A-1	$10,900,000		30.000%	4.33300%	Fixed(5)	October 2029	2.69	1 – 60
Class A-SB	$14,800,000		30.000%	4.97100%	Fixed(5)	July 2034	7.56	60 – 117
Class A-4(6)	$112,550,000	(6)	30.000%	4.77500%	Fixed(5)(6)	July 2034	9.77	117 – 117
Class A-5(6)	$600,489,000	(6)	30.000%	5.05300%	Fixed(5)(6)	September 2034	9.88	117 – 119
Class X-A	$738,739,000	(7)	NAP	1.35314%	Variable(8)	NAP	NAP	NAP
Class X-B	$228,218,000	(9)	NAP	0.84840%	Variable(10)	NAP	NAP	NAP
Class A-S(6)	$156,983,000	(6)	15.125%	5.35500%	Fixed(5)(6)	October 2034	9.95	119 – 120
Class B(6)	$42,213,000	(6)	11.125%	5.65700%	WAC Cap(5)(6)	October 2034	10.02	120 – 120
Class C(6)	$29,022,000	(6)	8.375%	6.08052%	WAC – 0.27100%(5)(6)	October 2034	10.02	120 – 120
Non-Offered Pooled Certificates(15)
Class X-D	$15,830,000	(11)	NAP	2.35152%	Variable(12)	NAP	NAP	NAP
Class X-E	$10,554,000	(11)	NAP	1.85152%	Variable(12)	NAP	NAP	NAP
Class X-F	$17,149,000	(11)	NAP	1.85152%	Variable(12)	NAP	NAP	NAP
Class D	$15,830,000		6.875%	4.00000%	Fixed(5)	October 2034	10.02	120 – 120
Class E	$10,554,000		5.875%	4.50000%	Fixed(5)	October 2034	10.02	120 – 120
Class F	$17,149,000		4.250%	4.50000%	Fixed(5)	October 2034	10.02	120 – 120
Class G-RR	$11,873,000		3.125%	6.35152%	WAC(5)	October 2034	10.02	120 – 120
Class H-RR	$32,979,718		0.000%	6.35152%	WAC(5)	October 2034	10.02	120 – 120
Class V(14)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Class R(15)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Non-Offered Pooled Eligible Vertical Interest(13)
RR Interest	$35,450,789		NAP	NAP	(16)	October 2034	9.79	1 – 120
Non-Offered Loan-Specific Interests(13)
Class SOHO(17)	$25,000,000		0.000%	NAP	(18)	September 2034	9.93	119 – 119
SOHO-RR Interest(17)(19)	$1,500,000		NAP	NAP	(20)	September 2034	9.93	119 – 119

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates, are presented in the aggregate, taking into account the certificate balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support percentages set forth for the Class A-S, Class B and Class C certificates represent the approximate credit support for the underlying Class A-S, Class B and Class C trust components, respectively. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the pooled non-retained certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”. The approximate initial credit support percentages for the Class A-1, Class A-SB, Class A-4, Class A-5, Class A-S, Class B and Class C certificates (together with the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR and Class V certificates and the other Exchangeable Certificates, the “pooled certificates”) does not include the subordination provided by the trust subordinate companion loan related to the Soho Grand & The Roxy Hotel mortgage loan. None of the Class SOHO certificates or the SOHO-RR Interest (collectively, the “loan-specific interests”) will provide credit support to any other class of certificates except to the extent of the subordination provided by the related trust subordinate companion loan (in which the related loan-specific interests represent an interest) to the Soho Grand & The Roxy Hotel mortgage loan. The SOHO-RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the trust subordinate companion loan related to the Soho Grand & The Roxy Hotel mortgage loan, which such losses are allocated between it, on the one hand, and the non-retained loan-specific interests, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans (or, in the case of the loan-specific interests, the Soho Grand & The Roxy Hotel trust subordinate companion loan) and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans (or, in the case of the loan-specific interests, the Soho Grand & The Roxy Hotel trust subordinate companion loan).
(5)	The pass-through rate for each class of the Class A-1, Class A-SB, Class A-4, Class A-5, Class A-S, Class D, Class E and Class F certificates for any distribution date will be a fixed rate per annum, equal to the pass-through rate set forth opposite such class of certificates in the table. The pass-through rate for the Class B certificates for any distribution date will be a variable rate per annum equal to the lesser of (a) the pass-through rate set forth opposite such class of certificates in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class C certificates for any distribution date will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus 0.27100%. The pass-through rate for each class of the Class G-RR and Class H-RR certificates for any distribution date will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on
3

the mortgage loans for the related distribution date. For purposes of the calculations above, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)	The Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-SB, Class D, Class E, Class F, Class G-RR and Class H-RR certificates, together with the RR Interest and the Exchangeable Certificates with a certificate balance, are referred to as the “pooled principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates.”
(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculations above, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(9)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculations above, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The Class X-D, Class X-E and Class X-F certificates are notional amount certificates and will not be entitled to distributions of principal. The notional amount of each class of the Class X-D, Class X-E and Class X-F certificates will be equal t the certificate balance of the class of pooled principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates.
(12)	The pass-through rate for each class of the Class X-D, Class X-E and Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculations above, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	Not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates or concerning the RR Interest or SOHO-RR Interest is presented solely to enhance your understanding of the offered certificates.
(14)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.
(15)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.
(16)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective RR Interest rate will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, which mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(17)	The loan-specific interests will only be entitled to receive distributions from, and will only incur losses with respect to, the Soho Grand & The Roxy Hotel trust subordinate companion loan. The Soho Grand & The Roxy Hotel trust subordinate companion loan is included as an asset of the issuing entity but is not part of the mortgage pool backing the pooled certificates. No class of pooled certificates will have any interest in the Soho Grand & The Roxy Hotel trust subordinate companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Soho Grand & The Roxy Hotel A/B Whole Loan” in this prospectus.
4

(18)	The pass-through rate for the Class SOHO certificates for any distribution date will be a variable rate per annum equal to the net mortgage rate on the Trust Subordinate Companion Loan for the related distribution date. For purposes of the calculation of the net mortgage rate on the Trust Subordinate Companion Loan for each distribution date, the mortgage interest rate will be adjusted as necessary to a 30/360 basis.
(19)	The SOHO-RR Interest will not be a “certificate” for purposes of this prospectus and is not being offered by this prospectus.
(20)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective SOHO-RR Interest rate will be a per annum rate equal to the net mortgage interest rate on the Soho Grand & The Roxy Hotel trust subordinate companion loan for the related distribution date, which mortgage interest rate will be adjusted as necessary to a 30/360 basis.

The Class X-D, Class X-E, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR, Class V and Class R certificates, Class SOHO certificates and the RR Interest and SOHO-RR Interest are not offered by this prospectus. Any information in this prospectus concerning these certificates or the SOHO-RR Interest is presented solely to enhance your understanding of the offered certificates.

5

TABLE OF CONTENTS

Summary of Certificates and Loan-Specific InterestS	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	26
Summary of Risk Factors	75
Risk Factors	77
Risks Related to Market Conditions and Other External Factors	77
The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	77
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	78
Risks Relating to the Mortgage Loans	79
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	79
Risks of Commercial and Multifamily Lending Generally	80
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	82
Hospitality Properties Have Special Risks	87
Risks Relating to Affiliation with a Franchise or Hotel Management Company	90
Retail Properties Have Special Risks	91
Office Properties Have Special Risks	94
Mixed Use Properties Have Special Risks	95
Industrial Properties Have Special Risks	95
Multifamily Properties Have Special Risks	97
Residential Cooperative Properties Have Special Risks	100
Self Storage Properties Have Special Risks	105
Manufactured Housing Properties Have Special Risks	106
Parking Garage Properties Have Special Risks	107
Leased Fee and Operating Lease Properties Have Special Risks	108
Mortgaged Properties Leased to Startup Companies Have Special Risks	108
Mortgaged Properties Leased to Government Tenants Have Special Risks	109
Condominium Ownership May Limit Use and Improvements	109
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	111
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	112
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	113
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	115
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	116
Risks Related to Zoning Non-Compliance and Use Restrictions	117
Risks Relating to Inspections of Properties	119
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	119
Insurance May Not Be Available or Adequate	120
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	121
Terrorism Insurance May Not Be Available for All Mortgaged Properties	121
Risks Associated with Blanket Insurance Policies or Self-Insurance	123
6

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	123
Limited Information Causes Uncertainty	123
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	124
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	125
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	126
Static Pool Data Would Not Be Indicative of the Performance of this Pool	127
Appraisals May Not Reflect Current or Future Market Value of Each Property	128
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	131
The Borrower’s Form of Entity May Cause Special Risks	131
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	134
Sale Leaseback Transactions Have Special Risks	135
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	135
Other Financings or Ability to Incur Other Indebtedness Entails Risk	137
Tenancies-in-Common May Hinder Recovery	139
Risks Relating to Enforceability of Cross-Collateralization	140
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	140
Risks Associated with One Action Rules	140
State Law Limitations on Assignments of Leases and Rents May Entail Risks	141
Various Other Laws Could Affect the Exercise of Lender’s Rights	141
Risks of Anticipated Repayment Date Loans	142
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	142
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	143
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	145
Risks Related to Ground Leases and Other Leasehold Interests	145
Increases in Real Estate Taxes May Reduce Available Funds	147
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	147
Risks Related to Conflicts of Interest	148
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	148
The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers	150
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	151
Potential Conflicts of Interest of Each Applicable Master Servicer and Special Servicer	153
Potential Conflicts of Interest of the Operating Advisor	156
Potential Conflicts of Interest of the Asset Representations Reviewer	156
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	157
7

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	161
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of the Applicable Whole Loan	162
Other Potential Conflicts of Interest May Affect Your Investment	162
Other Risks Relating to the Certificates	163
EU Securitization Regulation and UK Securitization Regulation	163
Recent Developments Concerning the Proposed Japanese Retention Requirements	166
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	167
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	170
Subordination of the Subordinated Pooled Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Pooled Certificates	175
Payments Allocated to the RR Interest or the Pooled Non-Retained Certificates Will Not Be Available to the Pooled Non-Retained Certificates or the RR Interest, Respectively	175
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	176
Risks Relating to Modifications of the Mortgage Loans	182
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	183
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event of Default	184
Risks Relating to Interest on Advances and Special Servicing Compensation	184
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	185
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	185
The Requirement of Each Applicable Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	186
Each applicable Master Servicer, any Sub-Servicer, each applicable Special Servicer, the Trustee, the Certificate Administrator, the NCB Co-Trustee or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	187
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	187
General	190
The Certificates May Not Be a Suitable Investment for You	190
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	190
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	190
8

Other Events May Affect the Value and Liquidity of Your Investment	191
The Certificates Are Limited Obligations	191
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	192
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	193
Description of the Mortgage Pool	194
General	194
Co-Originated Whole Loans and Third-Party Originated Mortgage Loans	197
Certain Calculations and Definitions	198
Definitions	199
Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	214
Mortgage Pool Characteristics	218
Overview	218
Property Types	220
Significant Obligors	225
Mortgage Loan Concentrations	226
Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	227
Geographic Concentrations	228
Mortgaged Properties With Limited Prior Operating History	229
Tenancies-in-Common and Crowd-Funded Entities	230
Condominium and Other Shared Interests	230
Residential Cooperatives	231
Fee & Leasehold Estates; Ground Leases	231
Environmental Considerations	233
Redevelopment, Renovation and Expansion	240
Assessment of Property Value and Condition	241
Litigation and Other Considerations	242
Condemnations	242
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	243
Tenant Issues	245
Tenant Concentrations	245
Lease Expirations and Terminations	245
Purchase Options and Rights of First Refusal	248
Affiliated Leases	250
Competition from Certain Nearby Properties	250
Insurance Considerations	251
Use Restrictions	253
Appraised Value	253
Non-Recourse Carveout Limitations	254
Real Estate and Other Tax Considerations	256
Delinquency Information	256
Certain Terms of the Mortgage Loans	256
Amortization of Principal	256
Due Dates; Mortgage Rates; Calculations of Interest	257
ARD Loans	258
Single-Purpose Entity Covenants	259
Prepayment Protections and Certain Involuntary Prepayments	259
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	262
Defeasance	263
Releases; Partial Releases; Property Additions	264
Escrows	266
9

Mortgaged Property Accounts	267
Exceptions to Underwriting Guidelines	269
Additional Indebtedness	270
General	270
Whole Loans	270
Mezzanine Indebtedness	271
Other Secured Indebtedness	273
Preferred Equity	276
Other Unsecured Indebtedness	276
The Whole Loans	277
General	277
The Serviced Pari Passu Whole Loans	282
The Non-Serviced Pari Passu Whole Loans	285
The Soho Grand & The Roxy Hotel A/B Whole Loan	288
Additional Information	299
Transaction Parties	300
The Sponsors and Mortgage Loan Sellers	300
Morgan Stanley Mortgage Capital Holdings LLC	300
Citi Real Estate Funding Inc.	314
JPMorgan Chase Bank, National Association	324
Goldman Sachs Mortgage Company	335
Wells Fargo Bank, National Association	345
Bank of America, National Association	358
National Cooperative Bank, N.A.	373
The Depositor	381
The Issuing Entity	382
The Certificate Administrator and Trustee	383
The Master Servicers	386
Wells Fargo Bank, National Association	386
National Cooperative Bank, N.A.	392
The Primary Servicer	396
Summary of the Midland Primary Servicing Agreements	400
The NCB Co-Trustee	404
The Special Servicers	409
LNR Partners, LLC	409
National Cooperative Bank, N.A.	415
The Outside Special Servicer	418
The Operating Advisor and Asset Representations Reviewer	421
Credit Risk Retention	423
General	423
Qualifying CRE Loans; Required Risk Retention Percentage	424
RR Interest	425
General	425
Pooled Retained Certificate Available Funds	425
Priority of Distributions	425
Allocation of Pooled Retained Certificate Realized Losses	426
Excess Interest	427
Yield Maintenance Charge or Prepayment Premium	427
HRR Certificates	427
Third Party Purchaser	428
Material Terms of the Horizontal Risk Retention Certificates	429
Hedging, Transfer and Financing Restrictions	429
Operating Advisor	430
10

Representations and Warranties	431
Description of the Certificates	435
General	435
Distributions	438
Method, Timing and Amount	438
Available Funds	439
Priority of Distributions	443
Pass-Through Rates	446
Exchangeable Certificates	448
Interest Distribution Amount	453
Principal Distribution Amount	453
Certain Calculations with Respect to Individual Mortgage Loans	455
Excess Interest	457
Application Priority of Mortgage Loan Collections or Whole Loan Collections	458
Allocation of Yield Maintenance Charges and Prepayment Premiums	461
Assumed Final Distribution Date; Rated Final Distribution Date	466
Prepayment Interest Shortfalls	466
Subordination; Allocation of Realized Losses	469
Reports to Certificateholders and the SOHO-RR Interest Owner; Certain Available Information	473
Certificate Administrator Reports	473
Information Available Electronically	481
Voting Rights	486
Delivery, Form, Transfer and Denomination	487
Book-Entry Registration	487
Definitive Certificates	491
Certificateholder Communication	491
Access to Certificateholders’ Names and Addresses	491
Requests to Communicate	491
List of Certificateholders and the SOHO-RR Interest Owner	492
Description of the Mortgage Loan Purchase Agreements	493
General	493
Dispute Resolution Provisions	506
Asset Review Obligations	506
Pooling and Servicing Agreement	507
General	507
Assignment of the Mortgage Loans	507
Servicing Standard	508
Subservicing	510
Advances	511
P&I Advances	511
Servicing Advances	512
Nonrecoverable Advances	513
Recovery of Advances	515
Accounts	517
Withdrawals from the Collection Account	520
Servicing and Other Compensation and Payment of Expenses	524
General	524
Master Servicing Compensation	531
Special Servicing Compensation	535
Disclosable Special Servicer Fees	540
Certificate Administrator and Trustee Compensation	540
Operating Advisor Compensation	541
11

Asset Representations Reviewer Compensation	542
CREFC® Intellectual Property Royalty License Fee	543
Appraisal Reduction Amounts	543
Maintenance of Insurance	552
Modifications, Waivers and Amendments	556
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	562
Inspections	565
Collection of Operating Information	566
Special Servicing Transfer Event	566
Asset Status Report	569
Realization Upon Mortgage Loans	573
Sale of Defaulted Loans and REO Properties	576
The Directing Certificateholder	580
General	580
Major Decisions	584
Asset Status Report	590
Replacement of a Special Servicer	590
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	590
Servicing Override	593
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	595
Rights of the Holders of Serviced Pari Passu Companion Loans	595
Limitation on Liability of Directing Certificateholder	595
The Operating Advisor	596
General	596
Duties of Operating Advisor at All Times	597
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	600
Recommendation of the Replacement of a Special Servicer	601
Eligibility of Operating Advisor	601
Other Obligations of Operating Advisor	602
Delegation of Operating Advisor’s Duties	603
Termination of the Operating Advisor With Cause	603
Rights Upon Operating Advisor Termination Event	604
Waiver of Operating Advisor Termination Event	604
Termination of the Operating Advisor Without Cause	605
Resignation of the Operating Advisor	605
Operating Advisor Compensation	605
The Asset Representations Reviewer	606
Asset Review	606
Eligibility of Asset Representations Reviewer	612
Other Obligations of Asset Representations Reviewer	612
Delegation of Asset Representations Reviewer’s Duties	613
Asset Representations Reviewer Termination Events	613
Rights Upon Asset Representations Reviewer Termination Event	614
Termination of the Asset Representations Reviewer Without Cause	615
Resignation of Asset Representations Reviewer	615
Asset Representations Reviewer Compensation	615
Limitation on Liability of Risk Retention Consultation Parties	615
Replacement of a Special Servicer Without Cause	616
Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	619
12

Termination of a Master Servicer or Special Servicer for Cause	621
Servicer Termination Events	621
Rights Upon Servicer Termination Event	622
Waiver of Servicer Termination Event	624
Resignation of a Master Servicer or Special Servicer	625
Resignation of Master Servicer, Trustee, NCB-Co Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	626
Limitation on Liability; Indemnification	626
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	630
Dispute Resolution Provisions	630
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	630
Repurchase Request Delivered by a Party to the PSA	631
Resolution of a Repurchase Request	632
Mediation and Arbitration Provisions	634
Servicing of the Non-Serviced Mortgage Loans	636
General	636
Servicing of the Grapevine Mills, the Marriott Myrtle Beach Grande Dunes Resort and 610 Newport Center Mortgage Loans	639
Servicing of the 20 & 40 Pacifica Mortgage Loan	639
Servicing of the 900 North Michigan Mortgage Loan	640
Servicing of the Servicing Shift Mortgage Loans	641
Rating Agency Confirmations	642
Evidence as to Compliance	644
Limitation on Rights of Certificateholders and the SOHO-RR Interest Owner to Institute a Proceeding	646
Termination; Retirement of Certificates	647
Amendment	648
Resignation and Removal of the Trustee, the NCB Co-Trustee and the Certificate Administrator	651
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	653
Certain Legal Aspects of Mortgage Loans	654
General	655
Types of Mortgage Instruments	656
Leases and Rents	656
Personalty	657
Foreclosure	657
General	657
Foreclosure Procedures Vary from State to State	657
Judicial Foreclosure	657
Equitable and Other Limitations on Enforceability of Certain Provisions	658
Nonjudicial Foreclosure/Power of Sale	658
Public Sale	659
Rights of Redemption	660
Anti-Deficiency Legislation	660
Leasehold Considerations	661
Cooperative Shares	661
Bankruptcy Laws	662
Environmental Considerations	669
General	669
Superlien Laws	669
CERCLA	669
13

Certain Other Federal and State Laws	670
Additional Considerations	670
Due-on-Sale and Due-on-Encumbrance Provisions	671
Subordinate Financing	671
Default Interest and Limitations on Prepayments	671
Applicability of Usury Laws	672
Americans with Disabilities Act	672
Servicemembers Civil Relief Act	672
Anti-Money Laundering, Economic Sanctions and Bribery	673
Potential Forfeiture of Assets	673
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	674
Pending Legal Proceedings Involving Transaction Parties	677
Use of Proceeds	677
Yield and Maturity Considerations	677
Yield Considerations	677
General	677
Rate and Timing of Principal Payments	677
Losses and Shortfalls	679
Certain Relevant Factors Affecting Loan Payments and Defaults	680
Delay in Payment of Distributions	681
Yield on the Certificates with Notional Amounts	681
Weighted Average Life	682
Pre-Tax Yield to Maturity Tables	688
Material Federal Income Tax Considerations	699
General	699
Qualification as a REMIC	700
Exchangeable Certificates	702
Taxation of Regular Interests Underlying an Exchangeable Certificate	703
Status of Offered Certificates	703
Taxation of Regular Interests	704
General	704
Original Issue Discount	704
Acquisition Premium	706
Market Discount	707
Premium	708
Election To Treat All Interest Under the Constant Yield Method	708
Treatment of Losses	709
Yield Maintenance Charges and Prepayment Premiums	710
Sale or Exchange of Regular Interests	710
3.8% Medicare Tax on “Net Investment Income”	711
Backup Withholding	711
Information Reporting	711
Taxation of Certain Foreign Investors	711
FATCA	712
Backup Withholding	713
Taxes That May Be Imposed on a REMIC	713
Prohibited Transactions	713
Contributions to a REMIC After the Startup Day	713
Net Income from Foreclosure Property	713
Administrative Matters	714
REMIC Partnership Representative	714
Reporting Requirements	714
14

Certain State and Local Tax Considerations	716
Plan of Distribution (Conflicts of Interest)	716
Incorporation of Certain Information by Reference	721
Where You Can Find More Information	722
Financial Information	722
Certain ERISA Considerations	722
General	722
Plan Asset Regulations	723
Administrative Exemptions	724
Insurance Company General Accounts	726
Legal Investment	727
Legal Matters	728
Ratings	728
Index of Defined Terms	731

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

15

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS; HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, ANY MASTER SERVICER, ANY SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE NCB CO-TRUSTEE, THE DIRECTING CERTIFICATEHOLDER, ANY RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES ARE A NEW ISSUE OF SECURITIES WITH NO ESTABLISHED TRADING MARKET AND WE CANNOT ASSURE YOU THAT A SECONDARY MARKET FOR THE OFFERED CERTIFICATES WILL DEVELOP. THE UNDERWRITERS ARE UNDER NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES AND MAY DISCONTINUE ANY MARKET MAKING ACTIVITIES AT ANY TIME WITHOUT NOTICE. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING, HOLDING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET-BACKED SECURITIES GENERALLY. IF A SECONDARY MARKET DOES DEVELOP, WE CANNOT ASSURE YOU THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE LIFE OF THE OFFERED CERTIFICATES. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—general—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

16

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates and Loan-Specific Interests, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Morgan Stanley Capital I Inc.;
●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
17

●	references to a “pooling and servicing agreement” (other than the BANK 2024-BNK48 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee or the NCB co-trustee, as applicable, on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NON-GAAP FINANCIAL MEASURES

This prospectus presents a number of non-GAAP financial measures, including Underwritten Net Cash Flow as well as other terms used to measure and present information relating to operation and performance of the Mortgaged Properties that are commonly used in the commercial real estate and real estate finance industries. In addition, the presentation of Net Operating Income includes adjustments that reflect various non-GAAP measures.

As presented in this prospectus, these terms are measures that are not presented in accordance with generally accepted accounting principles (“GAAP”). They are not measurements of financial performance under GAAP and should not be considered as alternatives to performance measures derived in accordance with GAAP or as alternatives to net income or cash flows from operating activities or as illustrative measures of liquidity. While some of these terms are widely-used within the commercial real estate and real estate finance industries, these terms have limitations as analytical tools, and investors should not consider them in isolation or as substitutes for analysis of results as if reported under GAAP.

The non-GAAP financial measures presented are not intended as alternatives to any measures of performance in conformity with GAAP. Investors should therefore not place undue reliance on non-GAAP financial measures or ratios calculated using those measures.

The SEC has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures presented in this prospectus may not comply with these rules.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE

18

2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS

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AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING

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REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATIONS CONSTITUTED BY THE ISSUE OF THE CERTIFICATES AND THE SOHO-RR INTEREST, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY (A) REGULATION (EU) 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402 (AS AMENDED, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (INCLUDING BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019)) (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION WHICH MAY BE REQUIRED BY ANY POTENTIAL INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR INVESTORS THAT ARE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION” IN THIS PROSPECTUS.

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PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

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W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA) (“INSTITUTIONAL INVESTOR”) PURSUANT TO SECTION 304 OF THE SFA. UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER INFORMATION STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER, DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME, OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE, WAS ISSUED IN CONNECTION WITH AN OFFER, OR THE LISTING FOR QUOTATION, OF THOSE OFFERED CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS, AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME, AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

THE REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY

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OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENTS

NO REPRESENTATION IS MADE AS TO WHETHER THE TRANSACTION DESCRIBED HEREIN WOULD COMPLY WITH THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) RISK RETENTION RULE (AS MORE FULLY DESCRIBED UNDER “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—RECENT DEVELOPMENTS CONCERNING THE PROPOSED JAPANESE RETENTION REQUIREMENTS” BELOW) AND NO PARTY TO THE TRANSACTION DESCRIBED HEREIN HAS COMMITTED TO RETAIN A NET ECONOMIC INTEREST IN THE SECURITIZATION CALCULATED FOR THE PURPOSE OF COMPLYING WITH SUCH REQUIREMENTS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF

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THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2024-BNK48.
Depositor	Morgan Stanley Capital I Inc., a Delaware corporation. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. See “Transaction Parties—The Depositor”.
Issuing Entity	BANK 2024-BNK48, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors and Originators	The sponsors of this transaction are:
●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company
●	Citi Real Estate Funding Inc., a New York corporation
●	JPMorgan Chase Bank, National Association, a national banking association
●	Goldman Sachs Mortgage Company, a New York limited partnership
●	Wells Fargo Bank, National Association, a national banking association
●	Bank of America, National Association, a national banking association
●	National Cooperative Bank, N.A., a national banking association
These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.
The originators of this transaction are:
●	Morgan Stanley Bank, N.A., a national banking association
●	Citi Real Estate Funding Inc., a New York corporation

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●	JPMorgan Chase Bank, National Association, a national banking association
●	Goldman Sachs Bank USA, a national banking association
●	Wells Fargo Bank, National Association, a national banking association
●	Bank of America, National Association, a national banking association
●	National Consumer Cooperative Bank, a federally chartered corporation
●	National Cooperative Bank, N.A., a national banking association
The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:
Sellers of the Mortgage Loans
Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	7	$264,149,838	24.2%
Goldman Sachs Mortgage Company	Goldman Sachs Bank USA	5	162,476,654	14.9
Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association(2)(3)(4)		3	150,396,974	13.8
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	2	146,000,000	13.4
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	6	139,636,072	12.8
Bank of America, National Association.	Bank of America, National Association	4	116,800,000	10.7
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	4	80,147,049	7.3
National Cooperative Bank, N.A.	National Consumer Cooperative Bank or National Cooperative Bank, N.A.(5)	9	31,186,921	2.9
Total		40	$1,090,793,507	100.0%

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(1)	Certain of the mortgage loans were co-originated or are part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated Whole Loans and Third-Party Originated Mortgage Loans”.
(2)	The Grapevine Mills mortgage loan (7.4%) is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association and Bank of Montreal. Wells Fargo Bank, National Association is acting as mortgage loan seller with respect to Notes A-1-1-1, A-1-3 and A-1-4, with an aggregate outstanding principal balance as of the cut-off date of $31,000,000. JPMorgan Chase Bank, National Association is acting as mortgage loan seller with respect to Notes A-2-1, A-2-3 and A-2-4, with an aggregate outstanding principal balance as of the cut-off date of $49,500,000.
(3)	The Marriott Myrtle Beach Grande Dunes Resort mortgage loan (3.7%) is part of a whole loan that was co-originated by Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association. Wells Fargo Bank, National Association is acting as mortgage loan seller with respect to Note A-3, with an outstanding principal balance as of the cut-off date of $29,922,730. JPMorgan Chase Bank, National Association is acting as mortgage loan seller with respect to Note A-4, with an outstanding principal balance as of the cut-off date of $9,974,243.
(4)	The 610 Newport Center mortgage loan (2.8%) is part of a whole loan that was co-originated by Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association. Wells Fargo Bank, National Association is acting as mortgage loan seller with respect to Note A-2-1, with an outstanding principal balance as of the cut-off date of $18,000,000. JPMorgan Chase Bank, National Association is acting as mortgage loan seller with respect to Note A-4-1, with an outstanding principal balance as of the cut-off date of $12,000,000.
(5)	With respect to the mortgage loans to be contributed by National Cooperative Bank, N.A., 7 of such mortgage loans (2.1%) were originated by National Consumer Cooperative Bank and 2 of such mortgage loans (0.8%) were originated by National Cooperative Bank, N.A.
In addition to the mortgage loans shown in the chart above, JPMorgan Chase Bank, National Association originated the Soho Grand & The Roxy Hotel trust subordinate companion loan and will transfer it to the depositor.
See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
Master Servicers	Wells Fargo Bank, National Association will be the master servicer with respect to 31 of the mortgage loans (97.1%) and the Soho Grand & The Roxy Hotel trust subordinate companion loan. National Cooperative Bank, N.A. will act as the master servicer under the pooling and servicing agreement with respect to 9 of the mortgage loans (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A.) (2.9%). Each master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loan serviced pursuant to the pooling and servicing agreement. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0293-080, 2001 Clayton Road, Concord, California

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94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-23A, 550 South Tryon Street, Charlotte, North Carolina 28202. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Master Servicers” and “Pooling and Servicing Agreement”.
Prior to the applicable servicing shift securitization date, any servicing shift whole loan will be serviced by the applicable master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.
Certain mortgage loans will be serviced by the master servicer under another pooling and servicing agreement as set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Primary Servicer	Midland Loan Services, a Division of PNC Bank, National Association, is expected to act as primary servicer and perform servicing duties delegated by the master servicer with respect to (i) certain mortgage loans to be sold to the depositor by Citi Real Estate Funding Inc. (the Biltmore Park Town Square mortgage loan, the Poindexter Industrial Portfolio mortgage loan, the Hamden Life Storage II mortgage loan, the East West Commons mortgage loan, the Brooklyn Renaissance Garage mortgage loan and the Hampton Inn Grandville mortgage loan (22.1%)), JPMorgan Chase Bank, National Association (the Soho Grand & the Roxy Hotel mortgage loan (9.2%)) and Bank of America, National Association (the VISA Global HQ mortgage loan, the Southwest Estates & Waters Edge Portfolio mortgage loan, the Staybridge Suites – Ann Arbor, MI mortgage loan and the 169 East Broadway mortgage loan (10.7%)), and (ii) the Soho Grand & The Roxy Hotel trust subordinate companion loan (collectively, the “Midland Serviced Mortgage Loans”), in each case pursuant to a primary servicing agreement to be entered into with the master servicer. The principal servicing office of Midland Loan Services, a Division of PNC Bank, National Association, is located at 10851 Mastin Street,

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Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties—The Primary Servicer”.
Special Servicers	LNR Partners, LLC, a Florida limited liability company, is expected to act as the initial general special servicer under the pooling and servicing agreement with respect to 31 of the mortgage loans (97.1%) and the Soho grand & The Roxy Hotel trust subordinate companion loan. National Cooperative Bank, N.A. will act as the special servicer with respect to 9 of the mortgage loans (2.9%) (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A.). LNR Partners, LLC and National Cooperative Bank, N.A. will each act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The applicable special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating and processing and/or providing or withholding consent as to major decisions relating to such mortgage loans and related companion loans as to which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of LNR Partners, LLC is located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Special Servicers” and “Pooling and Servicing Agreement”.
If the applicable special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded

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special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). For the avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a borrower party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s). At any time after the occurrence and during the continuance of a control termination event, or if the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint a replacement special servicer in writing, with a copy to the special servicer, within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30-day period but in any event are to be completed within 120 days), upon receipt of written notice the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.
LNR Partners, LLC is expected to be appointed as a special servicer by CMBS 4 Sub 5, LLC, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder (other than with respect to the Soho Grand & The Roxy Hotel mortgage loan). CMBS 4 Sub 5, LLC is expected to also consent to the appointment of National Cooperative Bank, N.A. as special servicer with respect to the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A., and may replace National Cooperative Bank, N.A. in such capacity pursuant to the terms of the pooling and servicing

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agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder”.
Prior to the applicable servicing shift securitization date, any servicing shift whole loan, if necessary, will be specially serviced by the applicable special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.
Certain mortgage loans will be specially serviced, if necessary, by the special servicer under another pooling and servicing agreement as set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Outside Special Servicer	Argentic Services Company LP is the special servicer of certain of the non-serviced mortgage loans and the related companion loans pursuant to the pooling and servicing agreement identified in the table below titled “Non-Serviced Whole Loans”. The principal executive offices of Argentic Services Company LP are located at 500 North Central Expressway, Suite 261, Plano, Texas 75074. See “Transaction Parties—The Special Servicers—The Outside Special Servicer” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of Computershare Trust Company, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices). Following the transfer of the mortgage loans (and the Soho Grand & The Roxy Hotel trust subordinate companion loan), the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan (other than the mortgage loans sold to the depositor by National Cooperative Bank, N.A.) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to any servicing shift mortgage loans if the related whole loan

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becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to any servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.
With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, National Association, a national banking association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
The custodian with respect to any servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
The custodian with respect to any non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
NCB Co-Trustee	Deutsche Bank National Trust Company, a national banking association will be the NCB co-trustee. Following the transfer of the mortgage loans sold to the depositor by National Cooperative Bank, N.A., the NCB co-trustee,

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on behalf of the issuing entity, will become the mortgagee of record for each such mortgage loan. See “Transaction Parties—The NCB Co-Trustee” and “Pooling and Servicing Agreement”. The NCB co-trustee will have no obligations or duties with respect to mortgage loans other than the mortgage loans sold to the depositor by National Cooperative Bank, N.A. In the event that the NCB master servicer fails to make any required advance, the NCB co-trustee will be obligated to make such advance unless the NCB co-trustee determines that such advance would be nonrecoverable. See “Transaction Parties—The NCB Co-Trustee” and “Pooling and Servicing Agreement—Advances”.
Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of each applicable special servicer, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or servicing shift whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	Subject to the rights of the holders of subordinate companion loans solely with respect to any serviced A/B whole loan described under “Description of the Mortgage Pool—The Whole Loans”, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any servicing shift mortgage loan and (ii) any excluded loans as described in the next

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paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage (by certificate balance) of the controlling class certificateholders. In certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even though there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.
With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.
The controlling class will be the most subordinate class of the Class F, Class G-RR and Class H-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the pooled principal balance certificates other than the control eligible certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder. As of the closing date, the controlling class will be the Class H-RR certificates.
It is anticipated that on the closing date, CMBS 4 Sub 5, LLC will purchase the Class G-RR and Class H-RR and Class V certificates, that CMBS 4 Sub 5, LLC or its affiliate will purchase the Class E and Class F certificates, and that CMBS 4 Sub 5, LLC or its affiliate will be appointed as the initial directing certificateholder (other than with respect to the Soho Grand & The Roxy Hotel mortgage loan).

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With respect to the Soho Grand & The Roxy Hotel whole loan, prior to the continuation of a Soho Grand & The Roxy Hotel trust subordinate companion loan control appraisal period, the directing holder will be the Soho Grand & The Roxy Hotel controlling class certificateholder (or its representative) selected by a majority of the Soho Grand & The Roxy Hotel controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). The Soho Grand & The Roxy Hotel controlling class will be the Class SOHO certificates. During the continuation of a Soho Grand & The Roxy Hotel trust subordinate companion loan control appraisal period, the directing holder for the Soho Grand & The Roxy Hotel whole loan will be the directing certificateholder for the mortgage loans and will generally have the same consent and consultation rights with respect to the Soho Grand & The Roxy Hotel whole loan as it does for the other mortgage loans in the pool, including the right to exercise certain control rights under the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Soho Grand & The Roxy Hotel A/B Whole Loan”.
It is expected that the initial directing certificateholder with respect to the Soho Grand & The Roxy Hotel whole loan will be Blue Owl Real Estate Debt Advisors LLC, as agent for its managed account.
With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the servicing shift securitization date, the rights of the controlling noteholder of the related servicing shift whole loan (if the related control note is included in the related future securitization) are expected to be exercisable by the directing certificateholder under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will generally only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting a servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

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With respect to any serviced subordinate companion loan described under “Description of the Mortgage Pool—The Whole Loans”, during such time as the holder of such subordinate companion loan is no longer permitted to exercise control or consultation rights under the related intercreditor agreement, the directing certificateholder will have generally similar (although not necessarily identical) consent and consultation rights with respect to the related mortgage loan as it does for the other mortgage loans in the pool. See “Description of the Mortgage Pool—The Whole Loans”.
With respect to any non-serviced whole loan, the entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the pooling and servicing agreement for the indicated transaction (or other indicated party) and will have certain consent and consultation rights with respect to such whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Parties	The risk retention consultation parties will have certain non-binding consultation rights in certain circumstances with respect to the mortgage loans or the Soho Grand & The Roxy Hotel whole loan (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The “risk retention consultation party” will be each of (a) with respect to the securitization of the mortgage loans, the party selected by the holder or holders of more than 50% of the RR Interest (by certificate balance), and (b) with respect to the securitization of the Soho Grand & The Roxy Hotel trust subordinate companion loan, the party selected by the holder or holders of more than 50% of the SOHO-RR Interest (by SOHO-RR Interest balance), in each case as determined by the certificate registrar from time to time. Citi Real Estate Funding Inc. is expected to be appointed as the initial risk retention consultation party with respect to the securitization of the mortgage loans. JPMorgan Chase Bank, National Association is expected to be appointed as the initial risk retention consultation party with respect to the securitization of the Soho Grand & The Roxy Hotel trust subordinate companion loan.

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With respect to (i) any pooled risk retention consultation party or any holder of the RR Interest by whom such risk retention consultation party was appointed or (ii) any loan-specific risk retention consultation party or any holder of the majority of the SOHO-RR Interest, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.

Holders of the Loan-Specific

Interests	The Soho Grand & The Roxy Hotel mortgage loan (9.2%) has a related subordinate companion loan, the Soho Grand & The Roxy Hotel trust subordinate companion loan, which will also be held by the issuing entity. The Class SOHO certificates and the SOHO-RR Interest (collectively, the “loan-specific interests”) will be backed solely by the Soho Grand & The Roxy Hotel trust subordinate companion loan, and any expenses or losses incurred in respect to the other mortgage loans will not be borne by the holders of the loan-specific interests. See “Description of the Mortgage Pool—The Whole Loans—The Soho Grand & The Roxy Hotel A/B Whole Loan” and “Pooling and Servicing Agreement—The Directing Holder”.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in October 2024 (or, in the case of any mortgage loan that has its first due date after October 2024, the date that would have been its due

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date in October 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about October 9, 2024.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in November 2024.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Kansas, Pennsylvania, New York, North Carolina, Texas, the District of Columbia or any of the jurisdictions in which the respective primary servicing offices of any master servicer or special servicer or the corporate trust offices of any of the certificate administrator, the trustee or the NCB co-trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
Collection Period	For any mortgage loan (or the Soho Grand & The Roxy Hotel trust subordinate companion loan) and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the

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Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	October 2029
Class A-SB	July 2034
Class A-4	July 2034(1)
Class A-5	September 2034(1)
Class X-A	NAP
Class X-B	NAP
Class A-S	October 2034(1)
Class B	October 2034(1)
Class C	October 2034(1)

(1)	Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates that are principal balance certificates will have the same assumed final distribution date as the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively, shown in the table.
The rated final distribution date will be the distribution date in October 2057.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans, and JPMorgan Chase Bank, National Association will sell the Soho Grand & The Roxy Hotel trust subordinate companion loan, to the depositor, which will in turn deposit the mortgage loans and the Soho Grand & The Roxy Hotel trust subordinate companion loan into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into by the depositor, each applicable master servicer, each applicable special servicer, the certificate administrator, the trustee, the NCB co-trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below(1):

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(1)	Although the Soho Grand & The Roxy Hotel trust subordinate companion loan will be an asset of the issuing entity, amounts distributable to the Soho Grand & The Roxy Hotel trust subordinate companion loan pursuant to the related intercreditor agreement will be payable only to the loan-specific interests and therefore support only such loan-specific interests.

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2024-BNK48: Class A-1, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class X-A, Class X-B, Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2.
The certificates of this Series will consist of the above classes, the RR Interest, the SOHO-RR Interest and the following classes that are not being offered by this prospectus: Class X-D, Class X-E, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR, Class V and Class R and Class SOHO. The RR Interest is not being offered by this prospectus.
The Soho Grand & The Roxy Hotel mortgage loan will be pooled together with the other mortgage loans (collectively referred to in this prospectus as the “mortgage pool”) and interest and principal received in respect of such mortgage loan will be available to make distributions in respect of each class of certificates other than the loan-specific interests. The Soho Grand & The Roxy Hotel trust subordinate companion loan will be an asset of the issuing entity but will not be pooled together with the other mortgage loans, and payments of interest and principal received in respect of the Soho Grand & The Roxy Hotel trust subordinate companion loan will be available only to make distributions in respect of the loan-specific interests.
The SOHO-RR Interest will not be a “certificate” for purposes of this prospectus.

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Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Aggregate Certificate Balance or Notional Amount		Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$10,900,000		1.00%	30.000%
Class A-SB	$14,800,000		1.36%	30.000%
Class A-4	$112,550,000	(2)	10.32%(2)	30.000%
Class A-5	$600,489,000	(2)	55.05%(2)	30.000%
Class X-A	$738,739,000		NAP	NAP
Class X-B	$228,218,000		NAP	NAP
Class A-S	$156,983,000	(2)	14.39%(2)	15.125%
Class B	$42,213,000	(2)	3.87%(2)	11.125%
Class C	$29,022,000	(2)	2.66%(2)	8.375%

(1)	The approximate initial credit support percentages with respect to the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates are presented in the aggregate, taking into account the certificate balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support percentages set forth for the Class A-S, Class B and Class C certificates represent the approximate credit support for the underlying Class A-S, Class B and Class C trust components, respectively. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the pooled non-retained certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.
(2)	Each class of Exchangeable Certificates will have the certificate balance or notional amount described under “Description of the Certificates—Distributions—Exchangeable Certificates.”

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:
Class	Approx. Initial Pass-Through Rate(1)
Class A-1	4.33300%
Class A-SB	4.97100%
Class A-4(2)	4.77500%
Class A-5(2)	5.05300%
Class X-A	1.35314%
Class X-B	0.84840%
Class A-S(2)	5.35500%
Class B(2)	5.65700%
Class C(2)	6.08052%

(1)	The pass-through rate for each class of the Class A-1, Class A-SB, Class A-4, Class A-5 and Class A-S certificates for any distribution date will be a fixed rate per annum equal to the pass-through rate set forth opposite such class of certificates in the table. The pass-through rate for the Class B certificates for any distribution date will be a variable rate per annum equal to the lesser of (a) the pass-through rate set forth opposite such class of certificates in the table

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and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class C certificates for any distribution date will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus 0.27100%. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(2)	Each class of Exchangeable Certificates will have the pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates.”

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.
For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by any special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.
For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as

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described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each applicable master servicer and special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.
The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and each serviced companion loan at a servicing fee rate equal to (1) with respect to each serviced mortgage loan (other than any mortgage loan sold to the depositor by National Cooperative Bank, N.A.), a per annum rate equal to the sum of a master servicing fee rate equal to 0.00250% per annum and a primary servicing fee rate equal to 0.00250% per annum (or, with respect to (i) the Soho Grand & The Roxy Hotel mortgage loan, the Biltmore Park Town Square mortgage loan, the Poindexter Industrial Portfolio mortgage loan, the Residence Inn National Mall – Washington D.C. mortgage loan, the DMV Portfolio mortgage loan, the Hamden Life Storage II mortgage loan, the Newport Centre mortgage loan, the East West Commons mortgage loan, the Brooklyn Renaissance Garage mortgage loan, the 115 West 190th Street mortgage loan and the Hampton Inn Grandville mortgage loan, 0.00125% per annum, (ii) the Compass Self Storage Portfolio mortgage loan, 0.03000% per annum, (iii) the Louisiana MHC Portfolio mortgage loan, 0.06000% per annum), (2) with respect to each mortgage loan sold to the depositor by National Cooperative Bank, N.A., a per annum rate equal to the sum of a master servicing fee rate equal to 0.08000% per annum and a primary servicing fee rate equal to 0.00000% per annum, (3) with respect to each non-serviced mortgage loan, a master servicing fee rate equal to 0.00250% per annum, plus the primary servicing fee rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” (4) with respect to each serviced

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pari passu companion loan, a primary servicing fee rate equal to 0.00250% per annum (or with respect to the Soho Grand & The Roxy Hotel companion loans and the Poindexter Industrial Portfolio companion loans, 0.00125% per annum), and (5) with respect to the Soho Grand & The Roxy Hotel trust subordinate companion loan, a master servicing fee rate equal to 0.00250% per annum and a primary servicing fee rate equal to 0.00125% per annum.
The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each serviced mortgage loan and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to (a) with respect to LNR Partners, LLC, (i) other than for the VISA Global HQ whole loan, the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $3,500 and (ii) with respect to the VISA Global HQ whole loan, a per annum rate of 0.25% and (b) with respect to National Cooperative Bank, N.A., the greater of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $2,500. No special servicer will be entitled to a special servicing fee with respect to any non-serviced mortgage loan.
Each applicable master servicer and special servicer is also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.
The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan) and the Soho Grand & The Roxy Hotel trust subordinate companion loan at a per annum rate equal to 0.00882%. The trustee fee and the NCB co-trustee fee are each payable by the certificate administrator from the certificate administrator fee. The NCB co-trustee fee is equal to $850 per month.
The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan, the Soho Grand & The Roxy Hotel trust subordinate companion loan and any successor REO loan (excluding any related companion loans) at a per annum

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rate equal to 0.00123%. The operating advisor will also be entitled under certain circumstances to a consulting fee.
The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan, the Soho Grand & The Roxy Hotel trust subordinate companion loan and any successor REO loan (excluding any related companion loans) at a per annum rate equal to 0.00023%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan, the Soho Grand & The Roxy Hotel trust subordinate companion loan and any successor REO loan will be payable to CRE Finance Council® as a license fee for use of their names and trademarks, including an investor reporting package.
Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders and the SOHO-RR Interest Owner. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.
With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at the per annum rate set forth below. In addition, each party to the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan will be entitled to receive other

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fees and reimbursements with respect to such non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
NON-SERVICED MORTGAGE LOANS(1)
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
Grapevine Mills	0.00250% per annum	0.25%(3)
20 & 40 Pacifica	0.00125% per annum	0.25%(4)
900 North Michigan	0.00125% per annum	0.25%(4)
Marriott Myrtle Beach Grande Dunes Resort	0.00250% per annum	0.25%(3)
610 Newport Center	0.00250% per annum	0.25%(3)

(1)	Does not reflect the Newport Centre mortgage loan which is a servicing shift mortgage loan. After the related servicing shift securitization date, the related mortgage loan will also be a non-serviced mortgage loan, and the master servicer and special servicer under such future pooling and servicing agreement will be entitled to the primary servicing fee and special servicing fee, respectively.
(2)	Included as part of the servicing fee rate.
(3)	Such fee rate is subject to a minimum amount equal to $5,000 for any month in which such fee is payable.
(4)	Such fee rate is subject to a minimum amount equal to $3,500 for any month in which such fee is payable.

Distributions

A. Allocation between

RR Interest and

Pooled Non-Retained

Certificates	The aggregate amount available for distributions to holders of the pooled certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, each applicable master servicer, each applicable special servicer, the certificate administrator, the trustee, the NCB co-trustee, the operating advisor and the asset

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representations reviewer) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and for distribution to all other pooled certificates, on the other hand. The certificates other than the Class V and Class R Certificates and other than the RR Interest are referred to in this prospectus as the “pooled non-retained certificates”. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by approximately 3.25% and (b) the pooled non-retained certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage referenced in clause (a), in each case such percentages being referred to in this prospectus as the respective “percentage allocation entitlements”.

B. Amount and Order

of Distributions on

Pooled Non-Retained

Certificates	On each distribution date, funds available for distribution to the pooled non-retained certificates (other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest) will be distributed in the following amounts and order of priority:
First, to the Class A-1, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;
Second, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-4 trust component, until the certificate balance of the Class A-4 trust component has been reduced to zero, (d) fourth, to principal on the Class A-5 trust component, until the certificate balance of the Class A-5 trust component has been reduced to zero, and (e) fifth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the

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certificate balance of each class of certificates and trust components other than the Class A-1 and Class A-SB certificates, the Class A-4 and Class A-5 trust components and the RR Interest has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates or trust components, applicable funds available for distributions of principal will be distributed to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components that are still outstanding, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;
Third, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, to reimburse the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class or trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component compounded monthly from the date the related realized loss was allocated to such class or trust component;
Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such trust component;
Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after

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distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class B trust component, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such trust component;
Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class C trust component, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such trust component;
Seventh, to the non-offered pooled certificates (other than the Class X-D, Class X-E, Class X-F, Class V and Class R certificates and the RR Interest) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and
Eighth, to the Class R certificates, any remaining amounts.
Principal and interest payable to the trust components will be distributed pro rata to the corresponding classes of exchangeable certificates representing interests therein in accordance with their class percentage interests therein as described under “Description of the Certificates—Distributions—Exchangeable Certificates”.
The holders of the loan-specific interests will only be entitled to distributions from amounts paid or advanced on and allocated to the Soho Grand & The Roxy Hotel trust subordinate companion loan in accordance with the intercreditor agreement relating to the Soho Grand & The Roxy Hotel whole loan. No class of pooled certificates will be entitled to distributions paid or

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advanced on and allocable to the Soho Grand & The Roxy Hotel trust subordinate companion loan.
For more detailed information regarding distributions on the pooled non-retained certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates, the RR Interest and the Class SOHO certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—RR Interest—Priority of Distributions”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.
A description of the amount of principal required to be distributed to each class of pooled non-retained certificates entitled to principal on a particular distribution date and the RR Interest can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—RR Interest—Priority of Distributions”, respectively.

D. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the RR Interest, on the one hand, and the non-retained certificates, on the other hand, in accordance with their respective percentage allocation entitlements. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the pooled non-retained certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.
For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.
Any yield maintenance charges or prepayment premiums received in respect of the Soho Grand & The Roxy Hotel trust subordinate companion loan will be distributed to the loan-specific interests and will not be allocated to the pooled certificates.

E. Subordination,

Allocation of Losses

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and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of pooled non-retained certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of pooled non-retained certificates. The chart also shows the allocation between the RR Interest and the pooled non-retained certificates and the corresponding entitlement to receive principal and/or interest of certain classes of pooled non-retained certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated between the RR Interest and pooled non-retained certificates and the manner in which the pooled non-retained certificate allocations are further allocated to certain classes of those pooled certificates in ascending order (beginning with horizontal risk retention certificates) to reduce the certificate balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class V or Class R certificates or any class of Exchangeable Certificates with an “X” suffix, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E and Class X-F, certificates and any class of Exchangeable Certificates with an “X” suffix and, therefore, the amount of interest they accrue.

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(1)	The maximum certificate balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under “Description of the Certificates—Distribution.”
(2)	The Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates are interest-only certificates.
(3)	The Class X-D, Class X-E and Class X-F certificates are non-offered pooled certificates.
(4)	Other than the Class X-D, Class V and Class R certificates. None of the loan-specific interests will be subordinate to any class of pooled certificates, except to the extent of the subordination provided by the Soho Grand & The Roxy Hotel trust subordinate companion loan to the Soho Grand & The Roxy Hotel mortgage loan as and to the extent set forth in the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Soho Grand & The Roxy Hotel A/B Whole Loan” in this prospectus.
(5)	The RR Interest is an “eligible vertical interest” (as defined in Regulation RR). The RR Interest will be in certificated form, but will not be a “certificate” for the purposes of this prospectus.
Other than the subordination of certain classes of pooled non-retained certificates, as described above, and the limited credit support provided by the RR Interest, as described below, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the pooled non-retained certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the RR Interest, on the one hand, and the pooled non-retained certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.
Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of pooled certificates (other than the Class X-A, Class X-B, Class X-D, Class X-E or Class X-F certificates) will reduce the certificate balance of that class of certificates. Similarly, principal losses and principal payments, if any, on the Soho Grand & The Roxy Hotel trust subordinate companion loan allocated to a class of loan-specific interests will reduce the certificate balance of that class of certificates.
The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components. The notional amount of the Class X-B certificates will be reduced by the amount of principal

53

losses or principal payments, if any, allocated to the Class A-S, Class B and Class C trust components.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.
See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—RR Interest—Allocation of Pooled Retained Certificate Realized Losses” for more detailed information regarding the subordination provisions applicable to the pooled certificates and the allocation of losses to the pooled certificates.

F. Shortfalls in Available

Funds	Shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the RR Interest and pooled non-retained certificates. The reduction in amounts available for distribution to the pooled non-retained certificates will reduce distributions to the classes of certificates with the lowest payment priorities.
Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that any special servicer is entitled to receive;
●	interest on advances made by any master servicer, any special servicer, the trustee or the NCB co-trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.
In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by any master

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servicer will be allocated between the RR Interest, on the one hand, and the pooled non-retained certificates, on the other hand, in accordance with their respective percentage allocation entitlements. The prepayment interest shortfalls allocated to the pooled non-retained certificates are required to be further allocated among all of the classes of pooled non-retained certificates (other than the Exchangeable Certificates) and all trust components entitled to interest, on a pro rata basis based on their respective amounts of accrued interest for the related distribution date, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. See “Description of the Certificates—Prepayment Interest Shortfalls”.
G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates and the RR Interest on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan), the Soho Grand & The Roxy Hotel trust subordinate companion loan or any successor REO loan (including any portion of an REO loan related to the Soho Grand & The Roxy Hotel trust subordinate companion loan, but excluding any portion of an REO loan related to a companion loan) serviced by such master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be non-recoverable. None of the master servicers, the trustee or the NCB co-trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date in excess of the regular periodic

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payment, interest in excess of a mortgage loan’s (or Soho Grand & The Roxy Hotel trust subordinate companion loan’s) regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.
The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan or the Soho Grand & The Roxy Hotel trust subordinate companion loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan or the Soho Grand & The Roxy Hotel trust subordinate companion loan, as applicable). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If the general master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee or special servicer determines that the advance would be non-recoverable. If the NCB master servicer fails to make a required advance, the NCB co-trustee will be required to make the advance, unless the NCB co-trustee determines that the advance would be non-recoverable. If the NCB co-trustee fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the applicable master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the NCB co-trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.
No master servicer or special servicer or the trustee or NCB co-trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan other than the Soho Grand & The Roxy Hotel trust subordinate companion loan. The special servicer will have no obligation to make any principal or interest advance.
See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	Each master servicer may be required to make advances with respect to the serviced mortgage loans and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

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●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.
No special servicer will have an obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If any special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (unless the applicable master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.
If the general master servicer fails to make a required advance of this type, the trustee will be required to make this advance. If the NCB master servicer fails to make a required advance of this type, the NCB co-trustee will be required to make this advance, and if the NCB co-trustee fails to make a required advance of this type, the trustee will be required to make this advance. No master servicer or special servicer or the trustee or NCB co-trustee is required to advance amounts determined by such party to be non-recoverable.
See “Pooling and Servicing Agreement—Advances”.
With respect to any non-serviced mortgage loan, the applicable master servicer (and the trustee and NCB co-trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.
C. Interest on Advances	Each applicable master servicer, special servicer, the trustee and the NCB co-trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates and the SOHO-RR Interest. None of the applicable master servicer, the trustee or the NCB co-trustee will be

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entitled to interest on advances made with respect to principal and interest due on a mortgage loan or the Soho Grand & The Roxy Hotel trust subordinate companion loan, as applicable, until the related due date has passed and any grace period for late payments applicable to the mortgage loan or the Soho Grand & The Roxy Hotel trust subordinate companion loan, as applicable, has expired. See “Pooling and Servicing Agreement—Advances”.
With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.
The Mortgage Pool
The Mortgage Pool	The issuing entity’s primary assets will be 40 commercial mortgage loans and the Soho Grand & The Roxy Hotel trust subordinate companion loan, each evidenced by one or more promissory notes secured by, generally, first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 79 commercial, multifamily, manufactured housing community and/or residential cooperative properties. See “Description of the Mortgage Pool—General”.
Although the Soho Grand & The Roxy Hotel trust subordinate companion loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the Soho Grand & The Roxy Hotel trust subordinate companion loan is not reflected and the terms “mortgage loan” and “mortgage pool” do not include the Soho Grand & The Roxy Hotel trust subordinate companion loan unless otherwise indicated. The Soho Grand & The Roxy Hotel trust subordinate companion loan supports only the loan-specific interests.
The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,090,793,507.

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Whole Loans
Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger “whole loan”, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan Cut-off Date LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
Soho Grand & The Roxy Hotel	$100,000,000	9.2%	$103,500,000	$26,500,000	40.1%	45.3%	3.32x	2.94x
Poindexter Industrial Portfolio	$85,000,000	7.8%	$54,070,000	NAP	39.9%	39.9%	2.62x	2.62x
VISA Global HQ	$85,000,000	7.8%	$138,000,000	NAP	50.0%	50.0%	2.19x	2.19x
Grapevine Mills	$80,500,000	7.4%	$169,500,000	NAP	45.6%	45.6%	2.68x	2.68x
Hilton La Jolla Torrey Pines	$65,000,000	6.0%	$45,000,000	NAP	66.5%	66.5%	2.16x	2.16x
20 & 40 Pacifica	$46,000,000	4.2%	$69,000,000	NAP	43.1%	43.1%	2.83x	2.83x
900 North Michigan	$45,000,000	4.1%	$135,000,000	NAP	57.1%	57.1%	1.77x	1.77x
Marriott Myrtle Beach Grande Dunes Resort	$39,896,974	3.7%	$59,845,461	NAP	44.7%	44.7%	2.69x	2.69x
610 Newport Center	$30,000,000	2.8%	$55,000,000	NAP	44.5%	44.5%	2.92x	2.92x
Newport Centre	$20,000,000	1.8%	$168,000,000	NAP	43.0%	43.0%	2.66x	2.66x

(1)	Calculated including any related pari passu companion loans, but excluding any related subordinate companion loans or mezzanine debt.
(2)	Calculated including any related pari passu companion loans and any related subordinate companion loans, but excluding any related mezzanine debt.
Each of the Soho Grand & The Roxy Hotel whole loan, the Poindexter Industrial Portfolio whole loan, the VISA Global HQ whole loan and the Hilton La Jolla Torrey Pines whole loan will be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.
Each servicing shift whole loan (a “servicing shift whole loan”, and the related mortgage loan, a “servicing shift mortgage loan”) will initially be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing

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agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (each, a “servicing shift securitization date”), it is anticipated that each servicing shift whole loan will be serviced under, and by the applicable master servicer (a “servicing shift master servicer”) and the applicable special servicer (a “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”). Prior to the applicable servicing shift securitization date, each servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the applicable servicing shift securitization date, each servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”. As of the Closing Date, the Newport Centre whole loan will be the only servicing shift whole loan.
Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Non-Serviced Whole Loans(1)(2)

Whole Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Grapevine Mills	WFCM 2024-C63	7.4%	Wells Fargo Bank, National Association	Argentic Services Company LP	Computershare Trust Company, National Association
20 & 40 Pacifica	BMO 2024-C9	4.2%	Midland Loan Services, a Division of PNC Bank, National Association	Argentic Services Company LP	Computershare Trust Company, National Association
900 North Michigan	BBCMS 2024-C28	4.1%	Wells Fargo Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association
Marriott Myrtle Beach Grande Dunes Resort	WFCM 2024-C63	3.7%	Wells Fargo Bank, National Association	Argentic Services Company LP	Computershare Trust Company, National Association
610 Newport Center	WFCM 2024-C63	2.8%	Wells Fargo Bank, National Association	Argentic Services Company LP	Computershare Trust Company, National Association
Whole Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Holder
Grapevine Mills	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Argentic Securities Holdings 2 Cayman Limited
20 & 40 Pacifica	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Argentic Securities Income USA 2 LLC
900 North Michigan	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	CMBS 4 Sub 2, LLC
Marriott Myrtle Beach Grande Dunes Resort	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Argentic Securities Holdings 2 Cayman Limited
610 Newport Center	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Argentic Securities Holdings 2 Cayman Limited

(1)	Information in this table is presented as of the closing date of the related securitization or, if such securitization has not yet closed, reflects information regarding the expected parties to such securitization.
(2)	Does not reflect the Newport Centre whole loan, which is a servicing shift whole loan that will constitute a non-serviced whole loan after the related servicing shift securitization date. With respect to each servicing shift whole loan, the right to remove the related special servicer and other control rights will be exercisable by the holder of the related control note designated under the related co-lender agreement. If such control note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the control note holder.
Mortgage Loan Characteristics
The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan (including the Soho Grand & The Roxy Hotel trust subordinate companion loan) is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any related subordinate companion loan (or any subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

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In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. In addition, appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.
Although the Soho Grand & The Roxy Hotel trust subordinate companion loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the Soho Grand & The Roxy Hotel trust subordinate companion loan is not reflected in this prospectus, and the terms “mortgage loan” and “mortgage pool” do not include the Soho Grand & The Roxy Hotel trust subordinate companion loan unless otherwise indicated.
The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (or part of a group of more than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1.
The mortgage loans will have the following approximate characteristics as of the cut-off date:

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Cut-off Date Mortgage Loan Characteristics*
All Mortgage Loans
Initial Pool Balance(1)	$1,090,793,507
Number of mortgage loans	40
Number of mortgaged properties	79
Number of crossed loans	0
Crossed loans as a percentage	0.0%
Range of Cut-off Date Balances	$1,098,151 to $100,000,000
Average Cut-off Date Balance	$27,269,838
Range of Mortgage Rates	5.4370% to 7.4200%
Weighted average Mortgage Rate	6.1649%
Range of original terms to maturity(2)	120 months to 120 months
Weighted average original term to maturity(2)	120 months
Range of remaining terms to maturity(2)	117 months to 120 months
Weighted average remaining term to maturity(2)	119 months
Range of original amortization terms(3)	252 months to 480 months
Weighted average original amortization term(3)	351 months
Range of remaining amortization terms(3)	251 months to 480 months
Weighted average remaining amortization term(3)	350 months
Range of Cut-off Date LTV Ratios(4)(5)(6)(8)(9)	3.0% to 70.7%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)(8)(9)	50.9%
Range of LTV Ratios as of the maturity date or anticipated repayment date(2)(4)(5)(6)(8)(9)	2.8% to 70.1%
Weighted average LTV Ratio as of the maturity date or anticipated repayment date(2)(4)(5)(6)(8)(9)	49.7%
Range of U/W NCF DSCRs(5)(6)(7)(8)	1.25x to 21.54x
Weighted average U/W NCF DSCR(5)(6)(7)(8)	2.38x
Range of U/W NOI Debt Yields(5)(6)(8)(9)	9.0% to 144.5%
Weighted average U/W NOI Debt Yield(5)(6)(8)(9)	16.0%
Percentage of Initial Pool Balance consisting of:
Interest Only	76.3%
Amortizing Balloon	15.1%
Interest Only – ARD	7.8%
Interest Only, Amortizing Balloon	0.8%

*	Except where expressly stated otherwise, statistical information in this table does not include the Soho Grand & The Roxy Hotel trust subordinate companion loan.
(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to any mortgage loan with an anticipated repayment date, if any, calculated as of the related anticipated repayment date.

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(3)	Excludes 23 mortgage loans (84.1%) identified on Annex A-1, which are interest only for the entire term or until the anticipated repayment date, as applicable.
(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(5)	In the case of mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the Soho Grand & The Roxy Hotel mortgage loan (9.2%), the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loan are 45.3%, 45.3%, 2.94x and 18.5%, respectively.
(6)	In the case of cross-collateralized and cross-defaulted mortgage loans, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross-collateralization, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.
(7)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.
(8)	For mortgage loans secured by residential cooperative properties, debt service coverage ratios and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information for mortgage loans secured by residential cooperative properties is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.
(9)	With respect to the 115 West 190th Street mortgage loan (1.2%), the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date and underwritten debt yield have been calculated net of the $633,450 holdback reserve established by the lender at origination as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

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All of the mortgage loans accrue interest on an actual/360 basis.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	With respect to the Soho Grand & The Roxy Hotel mortgage loan (9.2%), the related mortgaged properties secured a previous loan that was securitized in CSAIL 2015-C1 (the “Previous Loan”). In 2020, the mortgaged properties experienced significantly adverse impact as the result of COVID-19, and the mortgage loan was transferred to special servicing. During the same period, the borrower sponsor purchased at par the $25,000,000 B-Note that was originated by Square Mile as part of the Previous Loan. However, by August 2021, the mortgaged properties were back to being fully operational. The Previous Loan was not in default or subject to cash management at the time of refinance of the Previous Loan, including the B-Note, through the Soho Grand & The Roxy Hotel mortgage loan.
With respect to the 139 E. 66 St. Corporation mortgage loan (0.1%), such mortgage loan refinanced a mortgage loan as to which the maturity date was extended from July 1, 2024 to October 1, 2024 for the purpose of granting the borrower additional time to cure certain insurance deficiencies. The borrower cured the insurance deficiencies prior to the extended maturity date and prior to the origination of the 139 E. 66 St. Corporation mortgage loan. The 139 E. 66 St. Corporation mortgage loan repaid the prior loan in full.
None of the other mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of the mortgage loan. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

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Properties with Limited

Operating History	38 of the mortgaged properties (17.4%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date or are leased fee properties and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances and the exchangeable certificates with notional amounts that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts (other than any exchangeable certificates) will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

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and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.
You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.
See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.
Credit Risk Retention	Regulation RR implementing the risk retention requirements of Section 15G of the Securities Exchange Act of 1934, as amended will apply to this securitization. An economic interest in the credit risk of the mortgage loans in this securitization is expected to be retained as a combination of (i) an “eligible vertical interest” in the form of the RR Interest, and (ii) an “eligible horizontal residual interest” consisting of all of the Class G-RR and Class H-RR certificates (collectively, the “horizontal risk retention certificates”).
For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied, see “Credit Risk Retention” in this prospectus.

EU Securitization Regulation

and UK Securitization

Regulation	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitizations constituted by the issue of the certificates and the SOHO-RR Interest or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring

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compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the offered certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates— EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

Information Available to

Certificateholders and

SOHO-RR Interest

Owners	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record (initially expected to be Cede & Co., in the case of the offered certificates) and the SOHO-RR Interest Owner, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record and the SOHO-RR Interest Owner may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders and the SOHO-RR Interest Owner; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates will be available to certificateholders through:
●	the certificate administrator’s website initially located at www.ctslink.com; and
may be available to certificateholders through:
●	the applicable master servicer’s website initially located at www.wellsfargo.com/com/comintro (with respect to Wells Fargo Bank, National Association) and www.ncb.coop (with respect to National Cooperative Bank, N.A.).
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans and the Soho Grand & The Roxy Hotel trust subordinate companion loan is less than 1.0% of the aggregate principal balance of the mortgage loans and the Soho Grand & The Roxy Hotel trust subordinate companion loan as of the cut-off date (excluding for the purposes of this calculation, (i) the VISA Global HQ mortgage loan and (ii) the unpaid principal balance of any mortgage loan(s) that is/are ARD loan(s), but in any such case, only if the option described above is exercised after the distribution date related to the collection period in which the corresponding anticipated repayment date occurs), certain entities specified in this prospectus will have the

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option to purchase all of the remaining mortgage loans and the Soho Grand & The Roxy Hotel trust subordinate companion loan (and all property acquired through exercise of remedies in respect of any mortgage loan or the Soho Grand & The Roxy Hotel trust subordinate companion loan) at the price specified in this prospectus.
The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates, the RR Interest and the SOHO-RR Interest) and deemed payment of a price specified in this prospectus for the mortgage loans and the Soho Grand & The Roxy Hotel trust subordinate companion loan then held by the issuing entity, provided that (i) the Class A-1, Class A-SB, Class D, Class E and Class F certificates and the Class A-4, Class A-5, Class A-S, Class B and Class C trust components are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates, the RR Interest and the SOHO-RR Interest),(iii) such holder (or holders) pay an amount equal to the SOHO-RR Interest’s proportionate share of the price specified in this prospectus and (iv) each applicable master servicer consents to the exchange.
See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan (or the Soho Grand & The Roxy Hotel trust subordinate companion loan, as applicable) in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan (or the Soho Grand & The Roxy Hotel trust subordinate companion loan, as applicable), the value of the related mortgaged property or the interests of any certificateholders or the SOHO-RR Interest Owner in the mortgage loan (or the Soho Grand & The Roxy Hotel trust subordinate companion

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loan, as applicable) or mortgaged property or causes the mortgage loan (or the Soho Grand & The Roxy Hotel trust subordinate companion loan, as applicable) to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that, with respect to any joint mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders, the SOHO-RR Interest Owner and any related companion loan holder (as a collective whole as if such certificateholders, SOHO-RR Interest Owner and companion loan holder constituted a single lender).
With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s)

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and, in certain cases, any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.
Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of any entitlement to interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and amounts in the excess interest distribution account) as three separate REMICs – the lower-tier REMIC, the upper-tier REMIC and the Soho Grand & The Roxy Hotel trust subordinate companion loan REMIC – for federal income tax purposes.
In addition, the portion of the issuing entity consisting of entitlement to the excess interest (if any) accrued on any mortgage loan with an anticipated repayment date will be classified as a trust, the beneficial owners of which will be the holders of the Class V certificates and the RR Interest (a “grantor trust”). The upper-tier REMIC will issue several classes of uncertificated REMIC regular interests, some of which will be held by the grantor trust. The grantor trust will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of REMIC “regular interests” issued by the upper-tier REMIC.
Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will represent beneficial ownership of one or more REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class X-A and Class X-B certificates will represent regular interests issued with original issue discount and that the Class A-1 and Class A-SB certificates will represent regular interests issued at a premium for federal income tax purposes.
See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of

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employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).
If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.
The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940, as amended. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).
See “Legal Investment”.
Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

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See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: The underwriting of certain mortgage loans and the historical financial information may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans (other than the residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally fully recourse to the borrower) are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date, which may result in non-payment of the mortgage loans.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., hospitality, retail, office, mixed use, industrial, multifamily, self-storage, manufactured housing and parking) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
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●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Certificateholder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing certificateholder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing certificateholder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Ratings: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

If you are considering an investment in a class of exchangeable certificates, you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

Risks Related to Market Conditions and Other External Factors

The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

A global outbreak of a novel coronavirus and a related respiratory disease (“COVID-19”) spread throughout the world, causing a global pandemic. The COVID-19 pandemic was declared a public health emergency of international concern by the World Health Organization, and the former president of the United States made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of state governments in the United States made emergency declarations and attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses.

The COVID-19 pandemic and the responses thereto led to disruptions in the global supply chain, the financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general. We cannot assure you whether or when all people and nations will resume full economic activity.

Furthermore, we cannot assure you as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider the impact that one or more future surges in COVID-19 cases could have on economic conditions. We cannot assure you that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

With respect to the mortgage pool, it is unclear how many borrowers were adversely affected by the COVID-19 pandemic. To the extent borrowers were adversely affected, such borrowers may have less ability to weather future downturns in business occasioned by future surges in COVID-19 cases which may render them unable to meet their payment

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obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates.

Investors should understand that the underwriting of mortgage loans may be based in part on pre-COVID-19 pandemic performance. When evaluating the financial information, occupancy percentages and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates and Loan-Specific Interests”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information and occupancy percentages are presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred in recent history, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. See “Description of the Mortgage Pool—Definitions”.

In addition, the loss models used by the rating agencies to rate the certificates may not fully reflect the effects of the COVID-19 pandemic. We cannot assure you that any future decline in economic conditions precipitated by future surges in COVID-19 or other pandemics cases and future measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

The effects of the COVID-19 pandemic, including as a result of any future surges in COVID-19 cases, may continue to heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicers, the special servicers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicers, the special servicers and the other transaction parties have increased recently in part because of new technologies, the use of

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the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan, except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally fully recourse to the borrower and do not have separate guarantors for non-recourse carveouts. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans (except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally full recourse to the related borrower and do not have separate guarantors for non-recourse carveouts) generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially and substantially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. In addition, all residential cooperative mortgage loans do not have separate guarantors for non-recourse carveouts. Moreover, certain mortgage loans may

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permit the replacement of the guarantor subject to the requirements set forth in the related mortgage loan documents. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.

With respect to certain of the mortgage loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the mortgaged property, pursuant to such mortgage loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

The non-recourse carveout provisions contained in certain of the mortgage loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the mortgaged property to the extent that there is sufficient cash flow generated by the mortgaged property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In all cases, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to, or incidences of, crime, risk of terrorism or other factors;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
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●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur
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●	with respect to residential cooperative loans, the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant shareholders; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. Factors unrelated to a tenant’s operations at a particular mortgaged property may also result in the tenant’s failure to make payments under its lease (including, for example, economic sanctions imposed on the tenant’s parent company or other financial distress experienced by affiliates of the tenant). If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

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There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may have the right to assign their leases (and be released from their lease obligations) without landlord consent, either to other tenants meeting specific criteria, or more generally. In such event, the credit of the replacement tenant may be weaker than that of the assigning tenant.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected

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if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. In addition, in certain circumstances lease payments of affiliated tenants may be higher relative to those of non-affiliated tenants and/or market rents, resulting in higher net operating income at the property. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease or affiliated lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee or affiliated lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a

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tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
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●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

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In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions

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and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces and/or waterparks and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, bars or waterparks will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

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In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

Some of the hospitality properties may operate family entertainment resorts that include waterparks, pool and/or swimming facilities. There are inherent risks of accidents or injuries at family entertainment resorts, including accidents or injuries at waterparks, particularly for young children. Potential waterpark accidents and injuries include falls, cuts or other abrasions, concussions and other head injuries, sickness from contaminated water, chlorine-related irritation, injuries resulting from equipment malfunctions and drownings. One or more accidents, injuries or incidents of sicknesses at any of the waterparks at the mortgaged properties or at other similar facilities could adversely affect the related borrower’s safety reputation among potential customers, decrease overall occupancy rates, increase the cost of or make unavailable the appropriate liability insurance policies and increase operating costs by requiring additional measures to make safety precautions even more visible and effective.

In addition, such hospitality properties are subject to the potential risks associated with concentration of the resorts under the same brand. A negative public image or other adverse event that becomes associated with such brand could adversely affect the related borrowers’ business and revenues.

If accidents, injuries or sicknesses occur at any such hospitality properties, the related borrowers may be held liable for costs related to the injuries or face litigation proceedings relating to such accidents and sicknesses. There can be no assurance that any liability insurance maintained by the related borrowers against such risks will be adequate or available at all times and in all circumstances to cover any liability for these costs. In addition, many jurisdictions do not insure against punitive damages, and the related borrowers would not be covered if they experienced a judgment including punitive damages. Such borrowers’ business, financial condition and results of operations would be adversely affected to the extent claims and associated expenses resulting from accidents or injuries exceed insurance recoveries. See “—Insurance May Not Be Available or Adequate” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

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Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise affiliation (either through a franchise, license or management agreement, as the case may be) could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

Certain franchise agreements may have loan to value ratio requirements, debt service coverage ratio requirements or other requirements with respect to loans that finance the

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related property. Such requirements may impair the ability of the borrower under a related mortgage loan to obtain refinancing of its debt.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Retail Properties Have Special Risks

Certain of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. A number of retailers, including

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retailers that have stores located at the mortgaged properties, have announced ongoing store closures or are in financial distress, and other tenants at the mortgaged properties have co-tenancy clauses related to such retailers. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumers: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Additionally, the grocery store industry is highly competitive and is characterized by intense price competition, narrow margins, increasing fragmentation of retail and online formats, entry of non-traditional competitors and market consolidation. In addition, evolving customer preferences and the advancement of online, delivery, ship to home, and mobile channels in the industry enhance the competitive environment. Grocery stores may be undercut by competition that have greater financial resources to take measures such as altering product mixes, reducing prices, providing home/in-store fulfillment, or online ordering.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

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Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises, which may result in disruptions similar to those described above.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties may have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

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Certain retail or other properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases. In addition, certain properties may have one or more tenants that operate a medical marijuana dispensary. Although such operations may comply with applicable state law, the possession and sale of marijuana for medicinal purposes remains illegal under applicable federal law.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the adaptability of the building to changes in the technological needs of the tenants;
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

In addition, the COVID-19 pandemic has resulted in lower than normal utilization levels with respect to office properties and it is uncertain how utilization levels will be impacted in the future. In the event that office tenants continue to implement full or partial “work from home” or other remote work policies, the overall demand for office space may be adversely affected for a significant time, which may impact the ability of the borrowers to lease their properties, and may impact the operation and cash flow of the properties and/or the borrowers’ ability to refinance the mortgage loans at maturity.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and

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efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

In addition, in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are generally of shorter-term duration, and user turnover is generally greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Shorter-term space leases and users may be more impacted by economic fluctuations compared to traditional long term office leases. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations. Additionally, if there is a concentration of subleases of the co-working space to a single tenant or affiliated tenants, expiration or termination of such subleases may leave a large block of the co-working space unoccupied. The business model for co-working tenants is evolving, and in markets where co-working tenants represent significant market share, deteriorating performance at any one location may create disruption across other co-working locations and affect the broader office market as well. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Industrial Properties Have Special Risks”, as applicable, and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Specialty Use Concentrations.” See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
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●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	supply chain disruptions;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use; and
●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

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See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the coronavirus pandemic;
●	that certain multifamily properties may be considered to be “flexible apartment properties”, which properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
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●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases, with such increases limited to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. Furthermore, changes to such programs may impose additional limits on rent increases that were not contemplated when the related mortgage loans were originated. These programs may include, among others:

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●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and
●	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the mortgage loans may be subject to New York’s Section 421-a (16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a (16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

Certain of the multifamily properties may be operated as residential cooperative properties whereby, generally, a non-profit residential cooperative corporation owns or leases and operates such property. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation.

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This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. See “—Residential Cooperative Properties Have Special Risks.”

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Residential Cooperative Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

●	the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable law, including rent regulation, rent stabilization and rent control laws;
●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;
●	the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;
●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and
●	that, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may be subject to rent regulation, rent stabilization or rent control laws as described in “—Multifamily Properties Have Special Risks” above. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants. These units may be, or in the future become, subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole; however, the Coop-Rental Value appraised values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units
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(other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

The value and successful operation of a residential cooperative property will generally be impacted by the same factors which may impact the economic performance of a multifamily property; see “—Multifamily Properties Have Special Risks”.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned or leased by the borrower, which is a non-profit residential cooperative corporation. The borrower’s tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

With respect to the mortgage loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the trust. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the mortgage loans secured by residential cooperative properties differs from the manner in which such calculations are made for other mortgage loans included in the trust. For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions

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on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. For purposes of determining the Coop-Rental Value and Coop-LTV as Rental as set forth on Annex A-1, a residential cooperative property is valued as a multifamily rental property. The “Coop-Rental Value” is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property, and the “Coop-LTV as Rental” is the ratio, expressed as a percentage, of the Cut-off Date Balance to the Coop-Rental Value. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to rent regulation, rent stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole. However, the Coop-Rental Value appraised values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. In addition, for purposes of determining the debt service coverage ratio and debt yield for a mortgage loan secured by a residential cooperative property and for the purpose of determining the value for a residential cooperative property as a multifamily rental property, the underwritten net cash flow for a residential cooperative property and the underwritten net operating income for a residential cooperative property are determined by the appraiser and, in general, equal projected operating income at the property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in calculating underwritten net cash flow, further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to a mortgage loan secured by a residential cooperative property may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such mortgage loan secured by a residential cooperative property had a different

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methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the mortgage loans secured by residential cooperative properties. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to mortgage loans (other than such mortgage loans secured by residential cooperative properties) is not presented with respect to the mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the trust and is, instead, reflected as not applicable (N/A). See “—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower. The applicable mortgage loan seller may act as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the mortgage loans secured by residential cooperative properties included in the trust. In addition, each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.

In certain instances, a residential cooperative borrower may not own the entire apartment building and the land under the building, but rather owns a condominium unit

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that is generally comprised of the residential portions of that apartment building. The other condominium units in that apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the residential cooperative borrower. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in that building may be owned by the residential cooperative borrower and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the residential cooperative borrower and the owners of the other condominium units. Where the apartment building is subject to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on that owner’s unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the residential cooperative borrower but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. As with other condominium structures, with respect to any such mortgage loan, the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.

In the case of the residential cooperative properties included in the trust, information regarding the five largest tenants has not been reflected on Annex A-1 or otherwise reflected in the portions of this prospectus that discuss characteristics of the five largest tenants at each mortgaged property. Notwithstanding the exclusion of the residential cooperative properties from such discussion, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. To the extent that a residential cooperative property is dependent upon income from the operation of commercial spaces, the value and successful operation of such residential cooperative property may be impacted by the same factors which may impact the economic performance of a retail property or office property. See “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”.

Certain of the residential cooperative properties securing mortgage loans included in the trust may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such a mortgaged property.

In addition, as noted above, certain of the residential cooperative properties are or may in the future become subject to government rent regulation, rent stabilization or rent

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control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types”.

See “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self

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storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Manufactured Housing Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as: other manufactured housing community properties, apartment buildings and site-built single family homes;
●	the physical attributes of the community, including its age and appearance;
●	the location of the manufactured housing property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing property);
●	the type of services or amenities it provides;
●	any age restrictions;
●	the property’s reputation; and
●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended to accommodate short-term occupancy by recreational vehicles, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

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Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Certain jurisdictions may give the related homeowner’s association or even individual homeowners a right of first refusal with respect to a proposed sale of the manufactured housing community property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Properties”.

Parking Garage Properties Have Special Risks

Certain retail, office or mixed use properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

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Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Leased Fee and Operating Lease Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Leased Fee Properties”.

Certain mortgaged properties may be leased to a third party under an operating lease. In such circumstance, the mortgaged property generally will be subject to similar risks as those of a leased fee property, as set forth above.

Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source of funding loses confidence in the business model, or is unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly

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decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Startup companies generally have a low success rate. Accordingly, mortgaged properties leased to startup companies face the risk that the tenant may be unable to pay rent under its lease and may default on its lease.

Mortgaged Properties Leased to Government Tenants Have Special Risks

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations or upon the loss of access to certain government programs or upon other events related to government status.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We

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cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders and the SOHO-RR Interest Owner to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective

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land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

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Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining pooled certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the pooled certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are: hospitality, retail, office, mixed use and industrial. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in those states. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

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Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, New York, North Carolina, Texas, Illinois and New Jersey. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the applicable master servicer’s, the trustee’s and the NCB co-trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and

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maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee, the NCB co-trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders and the SOHO-RR Interest Owner.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—JPMorgan Chase Bank, National Association— JPMCB’s Underwriting Guidelines and Processes”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

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Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or

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renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, office or mixed use properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, office or mixed use properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, television studios, arcades and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain

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cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to

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changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. For loans secured by residential cooperative properties, for example, the zoning diligence is typically limited to appraisals, available zoning comfort letters from the jurisdiction, certificates of occupancy and/or review of the municipal reports accompanying the title insurance commitment, and third party-prepared zoning reports are not customarily obtained. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements,

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regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. In addition, a borrower may incur costs to comply with various existing and future federal, state or local laws and regulations enacted to address the potential impact of climate change, including, for example, laws that require mortgaged properties to comply with certain green building certification programs (e.g. LEED and EnergyStar) and other laws which may impact commercial real estate as a result of efforts to mitigate the factors contributing to climate change. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

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Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders and the SOHO-RR Interest Owner.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (the “NFIP”) is scheduled to expire on December 20, 2024. We cannot assure you if or when the program will be reauthorized. Expiration of the NFIP could have an adverse effect on the value of properties in flood zones or their ability to be repaired or rebuilt after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and

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governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the

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extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the immediately preceding calendar year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans or groups of cross-collateralized mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

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Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See also representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, some or all of which are covered under the same self-insurance or blanket insurance policy, and which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related

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borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior 3 calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders and the SOHO-RR Interest Owner; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. In addition, the “underwritten net cash flow” for a

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residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. As a result, the projected rental income used to determine underwritten net cash flow for a residential cooperative property may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, as described under “—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, the assumptions and projections used to prepare underwritten cash flows for the mortgage pool may not reflect any potential impacts of the COVID-19 pandemic. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent

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with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders or the SOHO-RR Interest Owner until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for any master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders and the SOHO-RR Interest Owner. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders and the SOHO-RR Interest Owner. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the applicable master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as

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described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—JPMorgan Chase Bank, National Association— JPMCB’s Underwriting Guidelines and Processes”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business

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venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
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●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. See “Description of the Mortgage Pool—Appraised Value”.

In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—JPMorgan Chase Bank, National Association— JPMCB’s Underwriting Guidelines and Processes”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

In addition, with respect to each mortgage loan secured by a residential cooperative property, the “Appraised Value” presented on Annex A-1 is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering

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such residential cooperative property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. The Coop-Rental Value of a residential cooperative property presented on Annex A-1 is the appraised value of such property assuming such property is operated as a multifamily rental property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. Such underwritten net cash flow is the projected net cash flow reflected in such appraisal and, in general, equals projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Except where otherwise specified, all relevant loan-to-value information with respect to mortgage loans secured by residential cooperative properties is based on the “Appraised Value” of such property as described above, and assumes that such property is operated as a residential cooperative. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws)

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will be limited by the provisions of such laws. In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to rent regulation, rent stabilization or rent control laws, in particular, but not limited to, any units at a residential cooperative mortgaged property that were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative. However, the Coop-Rental Value appraised values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. See the footnotes to Annex A-1 and see “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

In addition, the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor generally do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial

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condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers (including each of the borrowers with respect to the residential cooperative loans) are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the

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general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan, or in lieu of one or more reserve funds. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect

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the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities” in this prospectus. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

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Sale Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction prior to or in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition, including the Salt Lake City Mortgaged Property (0.5%) securing the Poindexter Industrial Portfolio Mortgage Loan (7.8%). Each of these mortgaged properties (or a portion thereof) are leased to a tenant, who is a former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant involved in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease.”

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the holders of offered certificates.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers

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of the mortgaged properties and their respective affiliates arising out of their ordinary business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities or any individuals that own interests in such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates or owners. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any of the foregoing issues, even if ultimately settled or resolved, may materially impair distributions to certificateholders and the SOHO-RR Interest Owner. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’ and borrower sponsors’ operations at the related mortgaged properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

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Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity (other than the Soho Grand & The Roxy Hotel trust subordinate companion loan), the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
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●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additionally, with respect to certain mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., National Cooperative Bank, N.A., an affiliate thereof, or a third-party lender may be the lender, now or in the future, with respect to one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.

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In addition to being the lender under certain such arrangements, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence such additional secured and/or other indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”.

In addition, with respect to certain additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above, such additional secured indebtedness bears interest at a floating rate based on the Prime Rate. Similarly, future additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above may also bear interest at a floating rate based on the Prime Rate. Accordingly, debt service for such additional secured indebtedness will generally increase as the Prime Rate rises and the debt service coverage ratio of such additional secured indebtedness may be adversely affected by rising interest rates, and the related borrower’s ability to make all payments due on their respective obligations, including those related to the mortgage loans included in the trust, may be adversely affected.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities”.

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Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders and the SOHO-RR Interest owner as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In

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the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases, operating leases or a similar structure, state law may provide that the lender will not have a perfected security interest in the underlying property rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s, operating lessee’s or similar party’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders and the SOHO-RR Interest owner. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an

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agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service (and in some cases, mezzanine debt service), the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan (or in some cases, provided no event of default under the related mortgage loan is continuing, may be applied pro rata to payment of principal of the related mortgage loan and a related mezzanine loan) until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. With respect to any anticipated repayment date mortgage loan which has a related mezzanine loan, the payment of debt service on the related mezzanine loan will reduce the amount of excess cash flow available to pay down the principal. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). On May 1, 2023, the FDIC announced that it entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to assume all of the deposits and substantially all of the assets of First Republic Bank. Other banks have also come under pressure as a result of the failure of SVB, Signature Bank and First Republic Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents (other than the mortgage loans originated by National Cooperative Bank, N.A.), all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Also, recent news reports have indicated that some rating agencies are assessing a number of

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financial institutions for possible downgrades and that some institutions have already been the subject of downgrades, which may trigger the obligation to transfer accounts held at other institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, in some cases the related mortgage loan documents permit lockbox accounts to be maintained at institutions that do not meet the customary rating requirements under such mortgage loan documents, so long as such institutions meet certain other requirements under the mortgage loan documents related to the lockbox account, such as, without limitation, the requirement to transfer all amounts on deposit in the related lockbox account once every business day.

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the

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mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits each applicable special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the applicable master servicer nor the applicable special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

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See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any mortgage loans secured by properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan. Properties that are less energy efficient or that produce higher greenhouse gas emissions may also be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Tenants at certain properties may also be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

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Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot

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assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may have a material effect on the cash flow and net income of the related borrower.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.
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Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The originators originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Morgan Stanley Mortgage Capital Holdings LLC and one of the sponsors, of Morgan Stanley Bank, N.A., one of the originators, and of Morgan Stanley & Co. LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the mortgage rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that

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may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees and affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees and affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Citi Real Estate Funding Inc. is expected to be appointed as the initial pooled risk retention consultation party by the holder of the majority of the RR Interest, as described in “Credit Risk Retention”, and Citi Real Estate Funding Inc. is expected to hold the RR Interest as described in “Credit Risk Retention”. The pooled risk retention consultation party may, under certain circumstances described under “The Pooling and Servicing Agreement—The Directing Certificateholder”, consult on a strictly non-binding basis with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The pooled risk retention consultation party and the holder of the majority of the RR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the pooled risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower

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under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the pooled risk retention consultation party or the holder of the majority of the RR Interest by whom the pooled risk retention consultation party was appointed (any such loan referred to in this context as an “excluded loan” as to such party), then the pooled risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as Citi Real Estate Funding Inc. (as holder of the RR Interest) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, any of its employees, personnel or affiliates, in each case, involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Nor can there be any assurance that Citi Real Estate Funding Inc. (as holder of the RR Interest) or the pooled risk retention consultation party will not seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and the SOHO-RR Interest Owner; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of any servicing shift whole loans will be governed by the pooling and servicing agreement for this securitization only temporarily, in each case until the related servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the master servicer and the special servicer

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under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreements except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loans other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of such controlling companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”. As of the closing date, the Newport Centre whole loan will be a servicing shift whole loan.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.

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Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, each expected holder of the RR Interest and the party expected to be designated to consult with each applicable special servicer on their behalf as the pooled risk retention consultation party is affiliated with an Underwriter Entity. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of or other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

Similarly, there can be no assurance that any actions Citi Real Estate Funding Inc., an affiliate of an Underwriting Entity, takes in its capacity as the holder of the RR Interest or as the pooled risk retention consultation party will necessarily be aligned with the interests of the holders of other classes of certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Each of the Underwriter Entities is an affiliate of one or more other parties involved in this transaction, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

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Potential Conflicts of Interest of Each Applicable Master Servicer and Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer, the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

National Cooperative Bank, N.A. is a mortgage loan seller and also will act as the master servicer with respect to the mortgage loans sold to the trust by National Cooperative Bank, N.A. and as the special servicer responsible for servicing the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. Under these circumstances, because it is both a master servicer and special servicer and also a mortgage loan seller, National Cooperative Bank, N.A. may have interests that conflict with the interests of the holders of the certificates. However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan.

In addition, with respect to certain mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., National Cooperative Bank, N.A. or an affiliate thereof may hold, now or in the future, one or more (a) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (b) unsecured loans to the related mortgage borrower and/or (c) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. Additionally, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence of additional and/or other additional secured indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. only, and if it so elects, to act as lender in such instances.

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Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to each applicable special servicer, for so long as any special servicer obtains knowledge that it has become a borrower party with respect to an excluded special servicer loan, such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). At any time after the occurrence and during the continuance of a control termination event, or if the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30-day period but in any event are to be completed within 120 days), upon receipt of written notice the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the

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offered certificates or any particular class of certificates than to the BANK 2024-BNK48 non-offered certificates or the SOHO-RR Interest owner, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each applicable master servicer and special servicer services and is expected to continue to service, in the ordinary course of its businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of each applicable master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. Such enforcement may also be influenced by any affiliation between such master servicer or special servicer, as applicable, and the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Similarly, it is expected that each applicable master servicer and special servicer for this transaction also act in one or more other capacities in the securitizations governing the servicing of non-serviced mortgage loans. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is (or is affiliated with) a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or the applicable special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

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Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans (other than any non-serviced mortgage loan or servicing shift mortgage loan) and the Soho Grand & The Roxy Hotel trust subordinate companion loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the NCB co-trustee, any master servicer, any special servicer, the directing certificateholder, the third party purchaser, borrower related parties, any risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered

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services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the NCB co-trustee, any master servicer, any special servicer, the directing certificateholder, any risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that CMBS 4 Sub 5, LLC will be appointed as the initial directing certificateholder (other than with respect to the Soho Grand & The Roxy Hotel mortgage loan). Each applicable special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and is not continuing and, at all times, other than with respect to certain excluded loans) (or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date), take actions with respect to the specially serviced loans for which it acts as special servicer under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates or the SOHO-RR Interest. The directing certificateholder will be controlled by the controlling class certificateholders.

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With respect to the Soho Grand & The Roxy Hotel mortgage loan (9.2%), such mortgage loan and the Soho Grand & The Roxy Hotel trust subordinate companion loan will be serviced pursuant to the pooling and servicing agreement related to this transaction, and the Soho Grand & The Roxy Hotel mortgage loan and the Soho Grand & The Roxy Hotel trust subordinate companion loan will be assets of the trust fund. Prior to the continuation of a Soho Grand & The Roxy Hotel trust subordinate companion loan control appraisal period, the directing holder will be the Soho Grand & The Roxy Hotel controlling class certificateholder (or its representative) selected by a majority of the Soho Grand & The Roxy Hotel controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). Prior to the continuation of a Soho Grand & The Roxy Hotel trust subordinate companion loan control appraisal period, the directing holder for the Soho Grand & The Roxy Hotel whole loan will have the right to (i) consent to certain material decisions and actions made with respect to the Soho Grand & The Roxy Hotel whole loan and (ii) replace the special servicer with respect to the Soho Grand & The Roxy Hotel whole loan, with or without cause. The special servicer may, at the direction of the directing holder for the Soho Grand & The Roxy Hotel whole loan, take actions with respect to the Soho Grand & The Roxy Hotel whole loan that could adversely affect the holders of some or all of the classes of certificates. See “Description of the Mortgage Pool—The Whole Loans—The Soho Grand & The Roxy Hotel A/B Whole Loan” in this prospectus.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any applicable excluded loans or non-serviced whole loans), (ii) the controlling noteholder of any servicing shift whole loan prior to the applicable servicing shift securitization date or (iii) the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the applicable special servicer or the applicable special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Non-Serviced Whole Loans” is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

The controlling noteholder or directing certificateholder indicated in such table has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the

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related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holders (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the applicable special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, any special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. With respect to the right of the directing certificateholder to replace each special servicer under certain circumstances, investors should consider that National Cooperative Bank, N.A., the initial special servicer with respect to each of the mortgage loans included in the pool that are secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., is experienced in acting as a lender and a servicer with respect to mortgage loans secured by residential cooperative properties. Should the directing certificateholder elect to replace such special servicer, we cannot assure you that any successor special servicer selected pursuant to the terms of the pooling and servicing agreement would have the same familiarity or experience with the servicing of mortgage loans secured by residential cooperative properties.

With respect to serviced whole loans other than any servicing shift whole loan, each special servicer, upon strictly non-binding consultation with a serviced companion loan

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holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates or the SOHO-RR Interest, and it may have interests in conflict with those of the certificateholders and the SOHO-RR Interest owner. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the SOHO-RR Interest owner. However, the applicable special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the applicable special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders or the SOHO-RR Interest owner, especially if the applicable directing certificateholder, controlling noteholder or their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan” with respect to the directing certificateholder), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to any such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to any such mortgage loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or otherwise seek to exert its influence over the applicable special servicer in the event any such mortgage loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and the SOHO-RR Interest

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Owner; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F, Class G-RR and Class H-RR certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer or an affiliate will constitute the initial directing certificateholder (other than with respect to the Soho Grand & The Roxy Hotel mortgage loan). The directing certificateholder will have certain rights to direct and consult with each master servicer and special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to any servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans”.

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It is expected that CMBS 4 Sub 5, LLC will be the initial directing certificateholder (other than with respect to the Soho Grand & The Roxy Hotel mortgage loan). LNR Partners, LLC is expected to act as the special servicer and it or an affiliate assisted CMBS 4 Sub 5, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to any whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to a servicing shift whole loan, or if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the applicable special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the applicable special servicer. The special servicer (or a successor special servicer) may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a companion loan holder, a holder of a companion loan security or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer under the pooling and servicing agreement and the co-lender agreements and limitations on the right of such person to replace the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
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●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In certain such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will often contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, not all mortgage loan documents will contain such provisions and violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation

Investors should be aware, and in some cases are required to be aware, of certain restrictions and obligations with regard to securitizations imposed:

(a) in the European Union (the “EU”), pursuant to Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (together with the EU Securitization Regulation, the “EU SR Rules”);

(b) in the non-EU member states of the European Economic Area, pursuant to the EU SR Rules, to the extent (if at all) implemented or applicable in such member states; and

(c) in the United Kingdom (“UK”), pursuant to Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and as amended (including by the Securitisation (Amendment) (EU Exit) Regulations 2019) (the “UK Securitization Regulation”) and certain related technical standards and official guidance (together with the UK Securitization Regulation, the “UK SR Rules”).

The EU SR Rules impose certain requirements (the “EU Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the EU Securitization Regulation), being: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) subject to certain conditions and exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and management companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (as amended, the “EU CRR”) (and, in addition, the EU CRR makes provision as to the application of the EU Investor Requirements to consolidated affiliates, wherever established or located, of entities that are

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subject to the EU CRR). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

The UK SR Rules impose certain requirements (the “UK Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the UK Securitization Regulation), being: (a) insurance undertakings and reinsurance undertakings as defined in the Financial Services and Markets Act 2000 (as amended, the “FSMA”); (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) AIFMs as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage AIFs (as defined in such Regulations) in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) CRR firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”); and (f) FCA investment firms as defined in the UK CRR (and, in addition, the UK CRR makes provisions as to the application of the UK Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR). Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

In this prospectus: (a) the EU Securitization Regulation and the UK Securitization Regulation are referred to together as the “Securitization Regulations” (and references to “each Securitization Regulation”, “either Securitization Regulation” or “the relevant Securitization Regulation” shall be construed accordingly); (b) the EU SR Rules and the UK SR Rules are referred to together as the “SR Rules”; (c) the EU Investor Requirements and the UK Investor Requirements are referred to together as the “SR Investor Requirements”; (d) EU Institutional Investors and UK Institutional Investors are referred to together as “SR Institutional Investors”; and (e) a “third country” is (i) under the EU SR Rules, a country other than an EU member state, or (ii) under the UK SR Rules, a country other than the UK. A reference to the “applicable” Securitization Regulation, SR Rules or SR Investor Requirements means, in relation to any SR Institutional Investor, as the case may be, the Securitization Regulation, the SR Rules or the SR Investor Requirements to which such SR Institutional Investor is subject.

Under the applicable SR Investor Requirements, an SR Institutional Investor is permitted to invest in a securitization (as defined for purposes of the applicable SR Rules) only if, amongst other things:

(i) where the originator, sponsor or original lender is established in a third country, such SR Institutional Investor has verified that the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than 5% in the securitization determined in accordance with Article 6 of the applicable Securitization Regulation and discloses the risk retention in accordance with the applicable SR Rules;

(ii) in the case of an EU Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity (i.e., the issuer) has, where applicable, made available certain information prescribed by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article;

(iii) in the case of a UK Institutional Investor, it has verified that, where the originator, sponsor or securitization special purpose entity is established in a third country, the relevant entity has, where applicable, made available information which is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation if it had been established in the UK, and has done so with such frequency and modalities as

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are substantially the same as those with which it would have made information available if it had been established in the UK; and

(iv) where the originator or original lender is established in a third country, the SR Institutional Investor has verified that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The SR Investor Requirements further require that an SR Institutional Investor carries out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, while holding an exposure to a securitization, an SR Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (a) establishing appropriate written procedures to monitor compliance with the applicable SR Investor Requirements and the performance of the investment and of the underlying assets; (b) performing stress tests on the cash flows and collateral values supporting the underlying assets; (c) ensuring internal reporting to its management body; and (d) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management of its investment and as otherwise required by the applicable SR Rules.

It remains unclear, in certain respects, what is and will be required for SR Institutional Investors to demonstrate compliance with the applicable SR Investor Requirements.

Failure to comply with one or more applicable SR Investor Requirements may result in various sanctions including, in the case of those SR Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitisation position acquired by the relevant SR Institutional Investor, or, in certain other cases, a requirement to take corrective action.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitizations constituted by the issue of the certificates and the SOHO-RR Interest, or take any other action in respect of such securitization, in a manner prescribed or contemplated by the SR Rules. In particular, no such person undertakes to take any action which may be required by any SR Institutional Investor for the purposes of its compliance with any applicable SR Investor Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any SR Institutional Investor with any SR Investor Requirements.

Consequently, the certificates may not be a suitable investment for any SR Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding

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the suitability of the certificates for investment, and, in particular, the scope and applicability of the SR Rules and their compliance with any applicable SR Investor Requirements.

Recent Developments Concerning the Proposed Japanese Retention Requirements

The Japanese Financial Services Agency the (“JFSA”) recently published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the certificates equal to at least 5% of the exposure of the total underlying assets in the transaction (the “Japanese Retention Requirement”) or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination with respect to the mortgage loans by such investors, the Japanese Retention Requirement as set out in the JRR Rule will apply to an investment by such investors in the certificates. The Japanese investors to which the JRR Rule applies include banks, bank holding companies, credit unions (shinyo kinko), credit cooperatives (shinyo kumiai), labor credit unions (rodo kinko), agricultural credit cooperatives (nogyo kyodo kumiai), ultimate parent companies of large securities companies and certain other financial institutions regulated in Japan (such investors, “Japanese Affected Investors”). Such Japanese Affected Investors may be subject to punitive capital requirements and/or other regulatory penalties with respect to investments in securitizations that fail to comply with the Japanese Retention Requirement.

The JRR Rule became effective on March 31, 2019. At this time, you should understand that there are a number of unresolved questions and no established line of authority, precedent or market practice that provides definitive guidance with respect to the JRR Rule, and no assurances can be made as to the content, impact or interpretation of the JRR Rule. In particular, the basis for the determination of whether an asset is “inappropriately originated” remains unclear, and therefore unless the JFSA provides further specific clarification, it is possible that this transaction may contain assets deemed to be “inappropriately originated” and as a result may not be exempt from the Japanese Retention Requirement. The JRR Rule or other similar requirements may deter Japanese Affected Investors from purchasing the certificates, which may limit the liquidity of the certificates and adversely affect the price of the certificates in the secondary market. Whether and to what extent the JFSA may provide further clarification or interpretation as to the JRR Rule is unknown.

Each purchaser or prospective purchaser of certificates is itself responsible for monitoring and assessing any changes to Japanese risk retention laws and regulations, including any delegated or implementing legislation made pursuant to the JRR Rule, and for analyzing its own regulatory position. Each purchaser or prospective purchaser of certificates is advised to consult with its own advisers regarding the suitability of the certificates for investment and the applicability of the JRR Rule and the Japanese Retention Requirement to this transaction. None of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, the NCB co-trustee, any master servicer, any special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates makes any representation or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person, including any Japanese Affected Investor, and none of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, the NCB co-trustee, any master servicer, any special servicer, any borrowers, the underwriters, any

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other party to the transactions contemplated by this prospectus, or their respective affiliates intends to take any steps to comply (or facilitate compliance by any person, including any Japanese Affected Investor) with the JRR Rule or makes any representation, warranty or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of

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unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the pooled certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the pooled certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the pooled certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the pooled certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of pooled certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other pooled certificates may have been different, and potentially lower, than those ratings ultimately assigned to those pooled certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of pooled certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of pooled certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of pooled certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. Finally, other Securities and Exchange Commission enforcement actions, including litigation, against any rating agency or other regulatory issues involving a rating agency could result in a downgrade, withdrawal or qualification of an assigned rating, which could have an adverse impact on the liquidity, market value and regulatory characteristics of the certificates. As a recent example of an enforcement action, on February 16, 2021, the Securities and Exchange Commission filed a civil action against Morningstar Credit Ratings, LLC (“MCR”), a former credit rating agency. The complaint alleges that MCR’s “general description” of its ratings procedures and methodologies in its Form NRSRO registration filed with the Securities and Exchange Commission failed to include specific disclosure relating to adjustments permitted by certain modeling methodology, which adjustments were used by MCR in rating 30 CMBS transactions from 2015 to 2016. The complaint also alleged certain

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related failures of internal controls. The complaint did not make any allegations about the integrity of any MCR ratings, but it alleged that the adjustments benefited the issuers that paid for those ratings by lowering credit enhancement requirements for the relevant ratings in those transactions. The complaint, filed in federal district court in the Southern District of New York, sought injunctive relief, disgorgement with prejudgment interest, and civil penalties. The civil action was settled on June 7, 2022, without MCR admitting or denying the allegations of the complaint. MCR is not a rating agency. Moreover, no MCR credit ratings remain outstanding for any transactions or obligors. This complaint is an example of continuing regulatory scrutiny of the credit rating industry, which could affect any rating agency or the ratings that it assigns to any certificates.

In addition, on September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a

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precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the pooling and servicing agreement, the certificate administrator, the trustee and the NCB co-trustee are required to maintain certain minimum credit ratings. Failure to maintain the ongoing rating requirements may require the certificate administrator, the trustee and the NCB co-trustee, as applicable, to resign and be replaced with an entity meeting those required ratings. See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. If the certificate administrator, the trustee and/or the NCB co-trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement. In addition, accounts established and maintained under the pooling and servicing agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the pooling and servicing agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, which may include minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the pooling and servicing agreement were downgraded below the applicable eligibility criteria and a rating agency confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria. Any downgrade or required replacement of the certificate administrator, the trustee and/or the NCB co-trustee or required transfer of accounts may negatively impact the servicing and administration of the mortgage loans and may also adversely impact the performance, ratings, liquidity and/or value of your certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, curing a cash management trigger, defaults and liquidations as

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well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.
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Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes. In particular, the formulas for calculating the entitlements of the classes of Exchangeable IO Certificates to such amounts are different than the formulas for calculating the entitlements of the Class X-A and Class X-B certificates to such amounts.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this

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respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates or trust component, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates or trust components.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1 and Class A-SB certificates and Class A-4 and Class A-5 trust components
Class X-B	Class A-S, Class B and Class C trust components
Class A-4-X1	Class A-4-1 certificates
Class A-4-X2	Class A-4-2 certificates
Class A-5-X1	Class A-5-1 certificates
Class A-5-X2	Class A-5-2 certificates
Class A-S-X1	Class A-S-1 certificates
Class A-S-X2	Class A-S-2 certificates
Class B-X1	Class B-1 certificates
Class B-X2	Class B-2 certificates
Class C-X1	Class C-1 certificates
Class C-X2	Class C-2 certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1 certificates and the Class A-4 and Class A-5 trust components remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1 certificates and the Class A-4 and Class A-5 trust components were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan

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documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the pooled non-retained certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if any master servicer, any special servicer, the trustee or the NCB co-trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of pooled non-retained certificates and the RR Interest, pro rata based on their respective percentage allocation entitlements as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if a master servicer, the trustee or the NCB co-trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the pooled non-retained certificates and the RR Interest, pro rata based on their respective percentage allocation entitlements, and the SOHO-RR Interest on that distribution date as described in this prospectus. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent of the portion of losses that are realized on the mortgage loans and allocated to the pooled non-retained certificates, first the Class H-RR certificates, then the Class G-RR certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component, then the Class B trust component, then the Class A-S trust component and, then, pro rata, the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class or trust component. Any portion of such amount applied to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the certificate balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component. A reduction in the certificate balance of the Class A-1 and Class A-SB certificates or the Class A-4 or Class A-5 trust components will result in a corresponding reduction in the notional amount of the Class X-A certificates, and a reduction of the certificate balance of the Class A-S, Class B or Class C trust components will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as

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to the anticipated yield to maturity of any offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Pooled Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Pooled Certificates

As described in this prospectus, the rights of the holders of the Class A-S Exchangeable Certificates (collectively), the Class B Exchangeable Certificates (collectively) and the Class C Exchangeable Certificates (collectively) to receive payments of principal and interest in respect of the pooled non-retained certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior pooled certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any such certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the pooled non-retained certificates will generally be subordinated to those of the holders of the Class A-1, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates, Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates, and, if your certificates are Class B Exchangeable Certificates or Class C Exchangeable Certificates, to those of the holders of the Class A-S Exchangeable Certificates and, if your certificates are Class C Exchangeable Certificates, to those of the holders of the Class B Exchangeable Certificates. See “Description of the Certificates”. As a result, investors in those classes of pooled certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of such other classes of pooled certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Payments Allocated to the RR Interest or the Pooled Non-Retained Certificates Will Not Be Available to the Pooled Non-Retained Certificates or the RR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the pooled non-retained certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlements. Amounts received and allocated to the pooled non-retained certificates will not be available to satisfy any amounts due and payable to the RR Interest. Likewise, amounts received and allocated to the RR Interest will not be available to satisfy any amounts due and payable to the pooled non-retained certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the pooled non-retained certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlements. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

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Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders and the SOHO-RR Interest owner generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than any mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee, the NCB co-trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or any risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates or the SOHO-RR Interest owner in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by allocated cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, any master servicer, any special servicer, the trustee, the NCB co-trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders and the SOHO-RR Interest Owner; Certain Available Information—Certificate Administrator Reports”.

The Class V and Class R certificates, the RR Interest and the SOHO-RR Interest will not have any voting rights; however, the holders of the RR Interest and SOHO-RR Interest will be entitled to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such holders.

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The Rights of the Directing Certificateholder, each Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have certain limited consultation rights) and the right to replace each special servicer with or without cause (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan), except that if a control termination event occurs and is continuing (other than with respect to servicing shift mortgage loans, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace each special servicer, and if a consultation termination event occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans.

In addition, each risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans and the Soho Grand & The Roxy Hotel whole loan, as applicable (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and any risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and any risk retention consultation party, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to any non-serviced mortgage loan, the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the applicable special servicer or the applicable master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan and, therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder (as determined under clause (ii) of the definition thereof) so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust

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will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although any master servicers or special servicers under the pooling and servicing agreement and the master servicer and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan, each risk retention consultation party and the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan:

(i)                  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)               may act solely in the interests of the holders of the controlling class, the RR Interest or the SOHO-RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)            does not have any duties to the holders of any class of certificates other than the controlling class, the RR Interest or the SOHO-RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person;

(iv)            may take actions that favor the interests of the holders of the controlling class, the RR Interest or the SOHO-RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)               will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, a risk retention consultation party or the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors,

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officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if (i) the aggregate certificate balance of the Horizontal Risk Retention Certificates (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance thereof or (ii) a control termination event has occurred and is continuing (either such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as such operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of a special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, the SOHO-RR Interest owner and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders, the SOHO-RR Interest owner and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the applicable master servicer or the applicable special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace Each Applicable Master Servicer, Each Applicable Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loans or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, each special servicer (other than with respect to a servicing shift whole loan or the Soho Grand & The Roxy Hotel whole loan (prior to a Soho Grand & The Roxy Hotel trust subordinate companion loan control appraisal period)) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the pooled voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by pooled certificateholders holding at least 66-2/3% of a quorum of the pooled certificateholders (which quorum consists of the holders of pooled certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

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In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) a special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of such special servicer would be in the best interest of the certificateholders and the SOHO-RR Interest owner as a collective whole, then the operating advisor will have the right to recommend the replacement of such special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of a majority of holders of voting rights of pooled principal balance certificates evidencing at least a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) of all pooled principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders and the SOHO-RR Interest owner will generally have no right to replace and terminate a master servicer, the trustee, the NCB co-trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace any master servicer, any special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), or with respect to any servicing shift whole loan, the holders of the controlling notes related to such whole loans, and the certificateholders of the securitization trust related to such other pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders and the SOHO-RR Interest owner will generally have no right to replace the master servicer or the special servicer of a pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders and the SOHO-RR Interest owner may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer may not be required to

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consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the applicable special servicer and will not adversely affect your investment.

With respect to any serviced A/B whole loan, the holder of the related subordinate companion loan will have the right under certain limited circumstances to (i) other than with respect to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan; however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan in the case of a

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servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the applicable special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates or the SOHO-RR Interest owner;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder or SOHO-RR Interest owner may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will

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cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by each applicable special servicer may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of each applicable special servicer in maximizing collections for the transaction and the impediments each applicable special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates or the SOHO-RR Interest. The pooling and servicing agreement obligates each applicable special servicer not to consider the interests of individual classes of certificates or the SOHO-RR Interest. You should note that in connection with considering a modification or other type of loss mitigation, the applicable special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates and the SOHO-RR Interest.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us. Neither we nor any of our affiliates (except Morgan Stanley Mortgage Capital Holdings LLC in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, any related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, absent a material breach of a representation or warranty, the applicable mortgage loan seller will have no obligation to repurchase a mortgage loan if the related borrower is or has been adversely affected by the COVID-19 pandemic. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced pooling and

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servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement, if any, may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to any joint mortgage loan, each related mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event of Default

With respect to each whole loan with one or more subordinate companion loans, prior to the occurrence and continuance of certain mortgage loan events of default specified in the related co-lender agreement, any collections of scheduled principal payments and certain other unscheduled principal payments with respect to the related whole loan received from the related borrower will generally be allocated to such mortgage loan, the related pari passu companion loans and the related subordinate companion loans on a pro rata and pari passu basis. Such pro rata distributions of principal will have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such subordinate companion loans.

See “Description of the Mortgage Pool—The Whole Loans—The Soho Grand & The Roxy Hotel A/B Whole Loan” in this prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer, the trustee and the NCB co-trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the

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related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders and the SOHO-RR Interest owner to receive distributions on the certificates and the SOHO-RR Interest, respectively. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the applicable master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

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In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of Each Applicable Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates or the SOHO-RR

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Interest continuing to hold the full non-notionally reduced amount of such certificates or the SOHO-RR Interest for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Each applicable Master Servicer, any Sub-Servicer, each applicable Special Servicer, the Trustee, the Certificate Administrator, the NCB Co-Trustee or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect each applicable master servicer’s, any sub-servicer’s or each applicable special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator, the NCB co-trustee and the custodian to perform their respective duties, including the duty of the trustee and the NCB co-trustee to make P&I Advances in the event that the applicable master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

See “Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other restrictions, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC or the Lower-Tier REMIC, as applicable, to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders and the SOHO-RR Interest owner. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC or the Lower-Tier REMIC, as applicable, to earn “net

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income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates, the SOHO-RR Interest owner and any related companion loan holder, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders and the SOHO-RR Interest owner.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to an ordinary deduction or a capital loss.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if the mortgage loan is in default, default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by the Internal Revenue Service (“IRS”), eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable”

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to include those where the servicer reasonably believes there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans without risking adverse REMIC consequences provided that both (1) the modification relates to changes in collateral, credit enhancement and recourse features, and (2) after the modification, the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

State and Local Taxes Could Adversely Impact Your Investment

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations,” potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State income tax laws may differ substantially from the corresponding federal income tax laws, and this prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the Mortgaged Properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction or (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.

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We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of Certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

General

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn, including any economic downturn related to the COVID-19 pandemic, may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States are experiencing steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the

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related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

See “—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” above.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, civil unrest and/or protests, natural disasters and man-made disasters, including the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

In addition, on February 24, 2022, Russia launched a military invasion of Ukraine. The European Union, United States, United Kingdom, Canada, Japan and a number of other countries responded by announcing successively more restrictive sanctions against Russia, various Russian individuals, corporations and private banks, and the Russian central bank, which aim to limit such sanctioned persons’ and entities’ access to the global economy, Russian foreign reserves and personal assets held domestically and internationally. As economies and financial markets throughout the world become increasingly interdependent, events or conditions in one country or region are more likely to adversely impact markets or issuers in other countries or regions. The current Russia-Ukraine conflict is expected to have a particularly significant negative effect on the costs of energy, food and mineral resources and is expected to exacerbate inflationary pressures throughout the global economy. Furthermore, there may be a heightened risk of cyber-warfare, biological warfare or nuclear warfare launched by Russia against other countries in response to political opposition and imposed sanctions or perceptions of increased NATO involvement in the conflict. The evolution of the conflict and actions taken by governments in response to such conflict, and the consequences, economic or otherwise, are unpredictable and may be far reaching and long lasting. As a result, we cannot predict the immediate or longer-term effects of the conflict on the global economy or on the performance of the mortgage loans or underlying mortgaged properties.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be

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guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans and the Soho Grand & The Roxy Hotel trust subordinate companion loan, and distributions on any class of pooled certificates or any loan-specific interests will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans and the Soho Grand & The Roxy Hotel trust subordinate companion loan, respectively, and the subsequent allocation of such amounts between the RR Interest, on one hand, and the pooled non-retained certificates, on the other hand, and the non-retained loan-specific interests, on one hand, and the SOHO-RR Interest, on the other hand, as described in “Credit Risk Retention—RR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders and the SOHO-RR Interest owner will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The offered certificates are a new issue of securities with no established trading market and we cannot assure you that a secondary market for the offered certificates will develop. The underwriters are under no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. If a secondary market does develop, we cannot assure you that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

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Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

Except as regards the status of certain Classes as “mortgage related securities” for purposes of SMMEA, we make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.
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The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity.  The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date. We cannot assure you that a borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on such mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of (i) a pool of 40 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,090,793,507 (the “Initial Pool Balance”) and (ii) the

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Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan with a principal balance as of the Cut-Off Date of $26,500,000. The “Cut-off Date” means the respective due dates for such Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan in October 2024 (or, in the case of any Mortgage Loan that has its first due date after October 2024, the date that would have been its due date in October 2024 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

10 Mortgage Loans (54.7%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans”. Each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loan. With respect to the Soho Grand & The Roxy Hotel Whole Loan, there is one Subordinate Companion Loan, which will be included in the issuing entity (the “Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan” or the “Trust Subordinate Companion Loan”). The Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan will have a Cut-off Date Balance of $26,500,000. Although the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan will be an asset of the issuing entity, amounts distributable in respect of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan pursuant to the related Intercreditor Agreement will be payable only to the Class SOHO Certificates and the SOHO-RR Interest (collectively, the “Loan-Specific Interests”).

The Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan to the issuing entity:

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Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	7	39	$264,149,838	24.2%
Goldman Sachs Mortgage Company	Goldman Sachs Bank USA	5	6	162,476,654	14.9
Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association(2)(3)(4)		3	3	150,396,974	13.8
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	2	3	146,000,000	13.4
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	6	10	139,636,072	12.8
Bank of America, National Association	Bank of America, National Association	4	5	116,800,000	10.7
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	4	4	80,147,049	7.3
National Cooperative Bank, N.A.	National Consumer Cooperative Bank or National Cooperative Bank, N.A.(5)	9	9	31,186,921	2.9
Total		40	79	$1,090,793,507	100.0%

(1)	Certain of the Mortgage Loans were co-originated or are part of Whole Loans that were co-originated by the related Mortgage Loan Seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the Mortgage Loan Seller and transferred to the Mortgage Loan Seller. See “—Co-Originated Whole Loans and Third-Party Originated Mortgage Loans” below.
(2)	The Grapevine Mills Mortgage Loan (7.4%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association and Bank of Montreal. Wells Fargo Bank, National Association is acting as Mortgage Loan Seller with respect to Notes A-1-1-1, A-1-3 and A-1-4, with an aggregate outstanding principal balance as of the cut-off date of $31,000,000. JPMorgan Chase Bank, National Association is acting as Mortgage Loan Seller with respect to Notes A-2-1, A-2-3 and A-2-4, with an aggregate outstanding principal balance as of the cut-off date of $49,500,000.
(3)	The Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan (3.7%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association. Wells Fargo Bank, National Association is acting as Mortgage Loan Seller with respect to Note A-3, with an outstanding principal balance as of the cut-off date of $29,922,730. JPMorgan Chase Bank, National Association is acting as Mortgage Loan Seller with respect to Note A-4, with an outstanding principal balance as of the cut-off date of $9,974,243.
(4)	The 610 Newport Center Mortgage Loan (2.8%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association. Wells Fargo Bank, National Association is acting as Mortgage Loan Seller with respect to Note A-2-1, with an outstanding principal balance as of the cut-off date of $18,000,000. JPMorgan Chase Bank, National Association is acting as Mortgage Loan Seller with respect to Note A-4-1, with an outstanding principal balance as of the cut-off date of $12,000,000.
(5)	With respect to the Mortgage Loans to be contributed by National Cooperative Bank, N.A., 7 of such Mortgage Loans (2.1%), were originated by National Consumer Cooperative Bank, and 2 of such Mortgage Loans (0.8%), were originated by National Cooperative Bank, N.A.

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In addition to the Mortgage Loans shown in the chart above, JPMorgan Chase Bank, National Association originated the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and will transfer it to the Depositor.

Each Mortgage Loan and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily, manufactured housing community or residential cooperative properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated Whole Loans and Third-Party Originated Mortgage Loans

Each of the following Mortgage Loans is part of a Whole Loan that was co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller:

●	The Grapevine Mills Mortgage Loan (7.4%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association and Bank of Montreal.
●	The Hilton La Jolla Torrey Pines Mortgage Loan (6.0%) is part of a Whole Loan that was co-originated by Morgan Stanley Bank, N.A. and Barclays Capital Real Estate Inc.
●	The 20 & 40 Pacifica Mortgage Loan (4.2%) is part of a Whole Loan that was co-originated by JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association.
●	The Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan (3.7%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association.
●	The 610 Newport Center Mortgage Loan (2.8%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association.
●	The Newport Centre Mortgage Loan (1.8%) is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA and German American Capital Corporation.
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Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on October 9, 2024 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Grapevine Mills Mortgage Loan or the Grapevine Mills Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Mortgaged Property may be referred to by name (for example, the Grapevine Mills Mortgaged Property); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Companion Loan may be identified by name (for example, the Grapevine Mills Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

With respect to each Mortgaged Property, any appraisal of such Mortgaged Property, Phase I environmental report, Phase II environmental report or seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) was prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

Although the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is not reflected in this prospectus and the terms “Mortgage Loan” and “Mortgage Pool” do not include the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan unless otherwise indicated.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans (including the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan) is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion

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Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan (including the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan) is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below (with respect to the residential cooperative properties, the following is supplemented by and modified as provided in “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below, and in the footnotes to Annex A-1). In addition, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination and have not been updated. In addition, appraisals may not reflect the complete effects of the COVID-19 pandemic on the related Mortgaged Properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, such term means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan;
●	in the case of a Mortgage Loan that provides for an initial interest-only period or multiple interest-only periods and provides for scheduled amortization payments after the expiration of such initial interest-only period or between such interest-only periods prior to the maturity date or the Anticipated Repayment Date, as applicable, such term means 12 times the monthly payment of principal and interest payable during the amortization period(s); and
●	in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, “Annual Debt Service” means 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, or, if such Mortgage Loan provides for an initial interest-only period and provides for amortization payments in accordance with a specified payment schedule after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, such term means 12 times the average of the principal and interest payments for the first 12 payment periods during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the monthly payment in effect as of the Cut-off Date, subject to the proviso to the prior sentence. Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise expressly indicated.

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“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. See “Description of the Mortgage Pool—Appraised Value”. For additional information related to calculation of “Appraised Value” for Mortgage Loans secured by residential cooperatives see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth in the table below:

Mortgage Loan or Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Cut-off Date LTV Ratio (Other Than “As-Is”)	LTV Ratio at Maturity or ARD (“Other Than As-Is”)	Other Than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	LTV Ratio at Maturity or ARD (“As-Is”)	“As-Is” Appraised Value
VISA Global HQ(1)	7.8%	50.0%	50.0%	$446,000,000	54.5%	54.5%	$409,000,000
Marriott Myrtle Beach Grande Dunes Resort(2)	3.7%	44.7%	38.3%	$223,000,000	47.7%	40.8%	$209,000,000

(1)	The Other Than “As-Is” Appraised Value represents the “Prospective Value Upon Stabilization”, which assumes that VISA, Inc. has taken occupancy at related Mortgaged Property. VISA, Inc. has taken occupancy at the related Mortgaged Property.
(2)	The Other Than “As-Is” Appraised Value represents the “As-Complete” value which assumes completion of the property improvement plan (“PIP”) work and partial stabilization (year 2 after PIP completion), but prior to full stabilization in year 3 following PIP completion.

In addition:

●	With respect to the Briarcliff Commons Mortgage Loan (2.8%), the appraisal was made, and appraised value calculated, with the extraordinary assumption that the affiliated ground lease encumbering the related Mortgaged Property will be extinguished upon sale of the Mortgaged Property.
●	With respect to the Brooklyn Renaissance Garage Mortgage Loan (1.4%), the appraised value of the Mortgaged Property was determined assuming a tenant operator on an absolute net basis. The Mortgaged Property is a parking garage as to which 37% of the spaces (36.0% of underwritten effective gross income) are reserved under contractual long-term leases, generally to entities occupying the
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condominium building of which the Mortgaged Property is a part, and the remainder are leased on a daily or monthly basis.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.
●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan or group of cross-collateralized Mortgage Loans appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent

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company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value. See also the footnotes to Annex A-1 to this prospectus for more information.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, LTV Ratios were calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a portion of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group).

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See

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“Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”.

With respect to the 115 West 190th Street Mortgage Loan (1.2%), the Cut-off Date Loan-to-Value Ratio has been calculated net of the $633,450 holdback reserve established by the lender at origination.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the Cut-off Date LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the Cut-off Date.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related Cut-off Date LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the Cut-off Date, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten NCF DSCR”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

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With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Debt Service Coverage Ratio is calculated on the basis of the aggregate Underwritten Net Cash Flow generated by all the Mortgaged Properties securing the group and the aggregate Annual Debt Service payable under all of those Mortgage Loans (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Debt Service Coverage Ratio than is shown on Annex A-1.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are continuing) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, but without regard to any related Subordinate Companion Loan, unless otherwise expressly indicated. With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group and the aggregate units for the Mortgaged Properties in such group.

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“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date”, “LTV Ratio at Maturity / ARD” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

With respect to the 115 West 190th Street Mortgage Loan (1.2%), the LTV Ratio at Maturity or ARD has been calculated net of the $633,450 holdback reserve established by the lender at origination.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio at Maturity or ARD is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the LTV Ratio at Maturity or ARD was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the stated maturity date or Anticipated Repayment Date, as applicable.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio at Maturity or ARD is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the maturity date or Anticipated Repayment Date, as applicable, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) LTV Ratio at Maturity or ARD than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

See the definition of “Appraised Value” above with respect to certain assumptions affecting the Cut-off Date LTV Ratio of the VISA Global HQ and Marriott Myrtle Beach Grande Resort Mortgage Loans (collectively, 11.5%).

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“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means (other than as set forth in the proviso to this definition), for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties (other than residential cooperative properties) and manufactured housing properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of retail, office and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting; and (v) in the case of residential cooperative properties, the property vacancy/collection loss assumption reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the Coop-Rental Value reflected in Annex A-1); such vacancy assumption and, if applicable, collection loss assumption for residential cooperative properties does not reflect actual occupancy. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property. With respect to a Mortgage Loan secured by a residential cooperative property,

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the Occupancy Date is the date as of which the value of the related Mortgaged Property is determined pursuant to the appraisal from which the Occupancy Rate is derived.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.
●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.
●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“D/@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“DorYM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.
●	“DorYM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to
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obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Qualified Opportunity Zone” means qualified opportunity zones (“QOZs”) under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ. See Annex A-1 for information regarding which Mortgaged Properties are located in QOZs as of the Cut-off Date.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage, industrial/warehouse facility, any combination of the foregoing or other single-purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the

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Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses. For certain additional information related to calculation of “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property (other than a residential cooperative property), the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in its entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below. In the

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case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. Lastly, notwithstanding the foregoing, the vacancy assumption used in determining the revenue component of Underwritten Net Cash Flow may have used vacancy information for the subject Mortgaged Property and the related markets that predates the impact of the COVID-19 pandemic.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero) and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

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The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

With respect to Mortgage Loans secured by residential cooperative properties, see “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” with respect to the determination of Underwritten Net Cash Flow for the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to the 115 West 190th Street Mortgage Loan (1.2%), the Underwritten NCF Debt Yield has been calculated net of the $633,450 holdback reserve established by the lender at origination.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NCF Debt Yield is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Initial Pool Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization

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feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. For certain additional information related to calculation of “Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

“Underwritten Net Operating Income Debt Service Coverage Ratio”, “Underwritten NOI DSCR” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Net Operating Income Debt Service Coverage Ratio is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Annual Debt Service of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Operating Income Debt Service Coverage Ratio than is shown on Annex A-1.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to the 115 West 190th Street Mortgage Loan (1.2%), the Underwritten NOI Debt Yield has been calculated net of the $633,450 holdback reserve established by the lender at origination.

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With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NOI Debt Yield is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Beds”, “Pads”, “Spaces” means (a) in the case of a Mortgaged Property operated as multifamily housing or residential cooperative properties, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units, (e) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds and (f) in the case of a Mortgaged Property operated as a parking garage property, the number of parking spaces.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

A Mortgage Loan’s Mortgage Rate may be lower than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related

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originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-1 for certain information regarding each Mortgage Loan that was considered in connection with its origination, as well as the descriptions of the underwriting standards for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annex A-1 and Annex A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans under the definition of “Cash Flow Analysis”.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to any Mortgage Loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented in this prospectus and in Annex A-1 differs from that presented for other Mortgage Loans included in the Trust. Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for Mortgage Loans secured by residential cooperative properties differs from the manner in which such calculations are made for other Mortgage Loans included in the Trust.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the

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amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a Coop-Rental Value as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to rent regulation, rent stabilization or rent control laws, in particular, but not limited to, any units at a residential cooperative mortgaged property that were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative. However, the Coop-Rental Value appraised values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

In addition, for purposes of determining the debt service coverage ratio and debt yield for a Mortgage Loan secured by a residential cooperative property and for the purpose of determining the value of a residential cooperative property as a multifamily rental property, the “Underwritten Net Cash Flow”, “U/W Net Cash Flow”, “U/W NCF” or “Underwritten NCF” for a residential cooperative property and the “Underwritten Net Operating Income”, “U/W Net Operating Income”, “U/W NOI” or “Underwritten NOI” for a residential cooperative

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property, in each case as and to the extent set forth on Annex A-1, is the projected operating income of such residential cooperative property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but generally taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in calculating “Underwritten Net Cash Flow”, “U/W Net Cash Flow”, “U/W NCF” or “Underwritten NCF”, further reduced by projected replacement reserves for capital expenditures, in each case as determined by the appraiser. Accordingly, “Underwritten EGI”, “Underwritten Expenses”, “Underwritten Net Operating Income”, “Underwritten Replacement/FF&E Reserve” and “Underwritten Net Cash Flow”, in each case as set forth on Annex A-1, are derived from the appraisal. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to Mortgage Loans secured by residential cooperative properties may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such Mortgage Loans secured by residential cooperative properties had a different methodology (including the methodology used for calculating such values with respect to the other Mortgage Loans sold to the depositor) been used.

With respect to information presented in Annex A-1 with respect to National Cooperative Bank, N.A. mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the “Subordinate Companion Loan Cut-off Date Balance” indicates the balance of the Subordinate LOC as of September 11, 2024, (2) the “Whole Loan Cut-off Date LTV Ratio” and the “Whole Loan Underwritten NOI Debt Yield” are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of September 11, 2024, (3) the “Whole Loan Underwritten NCF DSCR” is calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of September 11, 2024, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable mortgage loan document (with the applicable interest rate determined using the Prime Rate in effect as of September 11, 2024 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note and (4) the Coop – Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC.

With respect to the Mortgage Loans secured by residential cooperative properties, each related Mortgaged Property is owned or leased by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor or Non-Recourse Carveout Guarantor in Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor for inclusion in the Trust. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market

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them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to Mortgage Loans (other than such Mortgage Loans secured by residential cooperative properties) is not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor for inclusion in the Trust. For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 for the Mortgage Loans secured by residential cooperative properties are not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor for inclusion in the Trust.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics*

All Mortgage Loans
Initial Pool Balance(1)	$1,090,793,507
Number of Mortgage Loans	40
Number of Mortgaged Properties	79
Number of Crossed Loans	0
Crossed Loans as a percentage	0.0%
Range of Cut-off Date Balances	$1,098,151 to $100,000,000
Average Cut-off Date Balance	$27,269,838
Range of Mortgage Rates	5.4370% to 7.4200%
Weighted average Mortgage Rate	6.1649%
Range of original terms to maturity(2)	120 months to 120 months
Weighted average original term to maturity(2)	120 months
Range of remaining terms to maturity(2)	117 months to 120 months
Weighted average remaining term to maturity(2)	119 months
Range of original amortization terms(3)	252 months to 480 months
Weighted average original amortization term(3)	351 months
Range of remaining amortization terms(3)	251 months to 480 months
Weighted average remaining amortization term(3)	350 months
Range of Cut-off Date LTV Ratios(4)(5)(6)(8)(9)	3.0% to 70.7%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)(8)(9)	50.9%
Range of LTV Ratios at Maturity or ARD(2)(4)(5)(6)(8)(9)	2.8% to 70.1%
Weighted average LTV Ratio at Maturity or ARD(2)(4)(5)(6)(8)(9)	49.7%
Range of U/W NCF DSCRs(5)(6)(7)(8)	1.25x to 21.54x
Weighted average U/W NCF DSCR(5)(6)(7)(8)	2.38x
Range of U/W NOI Debt Yields(5)(6)(8)(9)	9.0% to 144.5%
Weighted average U/W NOI Debt Yield(5)(6)(8)(9)	16.0%
Percentage of Initial Pool Balance consisting of:
Interest Only	76.3%
Amortizing Balloon	15.1%
Interest Only – ARD	7.8%
Interest Only, Amortizing Balloon	0.8%

*	Except where expressly stated otherwise, statistical information in this table does not include the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan.
(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to any Mortgage Loan with an Anticipated Repayment Date, if any, calculated as of the related Anticipated Repayment Date.
(3)	Excludes 23 Mortgage Loans (84.1%) identified on Annex A-1, which are interest-only for the entire term or until the anticipated repayment date, as applicable.
(4)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the Appraised Value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(5)	In the case of Mortgage Loans that have one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate
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Companion Loan. With respect to the Soho Grand & The Roxy Hotel Mortgage Loan (9.2%), the related Cut-Off Date LTV Ratio, LTV Ratio at Maturity or ARD, the U/W NCF DSCR and the U/W NOI Debt Yield calculated including the related subordinate companion loan are 45.3%, 45.3%, 2.94x and 18.5%, respectively.

(6)	In the case of cross-collateralized and cross-defaulted mortgage loans, the U/W NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and the U/W NOI Debt Yield have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross-collateralization, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.
(7)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.
(8)	For Mortgage Loans secured by residential cooperative properties, the DSCR and Debt Yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date assuming such Mortgaged Property is operated as a rental property. The loan-to-value ratio information for Mortgage Loans secured by residential cooperative properties is based upon the Appraised Value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.
(9)	With respect to the 115 West 190th Street Mortgage Loan (1.2%), the related Cut-Off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NCF Debt Yield and the U/W Debt Yield have each been calculated net of the $633,450 holdback reserve established by the lender at origination as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

The issuing entity will include 6 Mortgage Loans (24.5%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

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Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance	Approx. % of Initial Pool Balance
Hospitality
Full Service	4	$204,896,974	18.8%
Extended Stay	2	67,000,000	6.1
Select Service	1	18,000,000	1.7
Limited Service	2	17,162,289	1.6
Subtotal:	9	$307,059,262	28.2%
Retail
Anchored	4	$122,000,000	11.2%
Super Regional Mall	2	100,500,000	9.2
Shadow Anchored	1	4,096,072	0.4
Subtotal:	7	$226,596,072	20.8%
Office
Suburban	4	$107,444,654	9.9%
CBD	1	85,000,000	7.8
Subtotal:	5	$192,444,654	17.6%
Mixed Use
Retail/Multifamily/Office	1	$90,000,000	8.3%
Retail/Office	1	45,000,000	4.1
Self Storage/Retail	1	24,250,000	2.2
Multifamily/Retail	1	3,800,000	0.3
Subtotal:	4	$163,050,000	14.9%
Industrial
Manufacturing/Warehouse	14	$33,270,835	3.1%
Manufacturing	8	31,605,307	2.9
Manufacturing/Vehicle Storage	4	15,952,398	1.5
Warehouse	3	1,971,130	0.2
Warehouse/Distribution	1	1,124,614	0.1
Vehicle Storage	1	1,075,717	0.1
Subtotal:	31	$85,000,000	7.8%
Multifamily
Cooperative	9	$31,186,921	2.9%
Mid Rise	1	13,032,000	1.2
Subtotal:	10	$44,218,921	4.1%
Self Storage
Self Storage	4	$32,400,000	3.0%
Subtotal:	4	$32,400,000	3.0%
Manufactured Housing
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Manufactured Housing	8	$24,787,049	2.3%
Subtotal:	8	$24,787,049	2.3%
Other
Parking Garage	1	$15,237,549	1.4%
Subtotal:	1	$15,237,549	1.4%
Total:	79	$1,090,793,507	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of nonpayment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” below.

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	With respect to the Soho Grand & The Roxy Hotel Mortgage Loan (9.2%), approximately 29.7% of the underwritten revenues at the related Mortgaged Property is generated by food and beverage operations.
●	With respect to the Soho Grand & The Roxy Hotel Mortgage Loan (9.2%), the related Mortgaged Property is not a flagged hospitality property. “Risk Factors—Risks Relating to Affiliation with a Franchise or Hotel Management Company”.
●	With respect to the Hilton La Jolla Torrey Pines Mortgaged Property (6.0%), 33.4% of the revenue of such Mortgaged Property is derived from food and beverage operations.
●	With respect to the Hilton La Jolla Torrey Pines Mortgaged Property (6.0%), the California Department of Alcoholic Beverage Control has issued a temporary liquor license to the borrower for a term effective from July 12, 2024 to November 8, 2024. The borrower’s application for a transfer of the permanent liquor license previously held by the prior owner of the Mortgaged Property remains pending.
●	With respect to the Hilton La Jolla Torrey Pines Mortgage Loan (6.0%), pursuant to the related management agreement with Hilton Management LLC (“Hilton”), the borrower is required to deposit within 30 days of (i) January 9, 2027, $3,500,000 (the “Initial Replenishment Amount”) and (ii) July 9, 2027, $2,500,000 (the “Secondary Replenishment Amount”), into a capital renewal reserve controlled by Hilton to be used for upgrades to the Mortgaged Property including, among other things, (a) normal capital replacements of, or additions to, fixtures, furniture, furnishing and equipment, and (b) special projects designed to maintain the
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Mortgaged Property in a first-class condition in accordance with the standards contemplated in the management agreement, provided, however, that such amounts may in each instance be offset by capital expenditures already made by the borrower in accordance with the terms of the management agreement (the “Initial ROI Capital”).  In the event the borrower fails to make such deposits beyond any applicable notice and cure periods, Hilton has the right to terminate the management agreement.  The Mortgage Loan documents provide recourse to the guarantor for any losses to the lender arising out of or in connection with the borrower’s failure to pay the Initial Replenishment Amount or the Secondary Replenishment Amount, subject to a cap equal to the positive difference, if any, of (i) $6,000,000 less (ii) the sum of any Initial ROI Capital.  We cannot assure you that the guarantor will have the resources to, or will, fulfill any such recourse obligations.

●	With respect to the Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan (3.7%), 29.4% of the revenue of such Mortgaged Property is derived from food and beverage operations.

Certain of the hospitality Mortgaged Properties are subject to seasonal changes in revenues, such that such Mortgage Loans may not cover debt service during the off-seasons for such Mortgaged Properties. In certain cases, seasonality reserves may be required under the related Mortgage Loan documents.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance ($)(1)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Hilton La Jolla Torrey Pines	$65,000,000	6.0%	12/31/2033	8/1/2034
Residence Inn National Mall – Washington D.C.	$53,000,000	4.9%	1/16/2050	9/6/2034
Marriott Myrtle Beach Grande Dunes Resort	$39,896,974	3.7%	8/6/2044	7/11/2034
AC Charlotte Southpark	$18,000,000	1.7%	12/31/2039	10/11/2034
Staybridge Suites – Ann Arbor, MI	$14,000,000	1.3%	4/14/2037	10/1/2034
Hampton Inn Grandville	$8,762,289	0.8%	9/30/2038	8/6/2034
Fairfield Inn Cincinnati Airport South	$8,400,000	0.8%	7/31/2039	10/1/2034

(1)	With respect to any Mortgaged Property that is part of a Mortgage Loan secured by multiple Mortgaged Properties, the Cut-off Date Balance shown in the table above represents the allocated loan amount.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus as well as “—Insurance Considerations” and “—Specialty Use Concentrations”. For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

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Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus and “—Specialty Use Concentrations” below.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	With respect to the Hamden Life Storage II Mortgage Loan (2.2%), approximately 20% of the underwritten gross income from the Mortgaged Property is from commercial tenants. The largest commercial tenant, the Nest Schools, Inc. (which represents approximately 19.9% of underwritten gross income) has the option to terminate its lease as to 7,536 square feet of its space (approximately 35% of square feet) effective September 1, 2028 upon 90 days’ written notice.
●	With respect to the 169 East Broadway Mortgage Loan (0.3%), the Mortgaged Property is comprised of 18 residential units and 1 commercial unit (leased to Café 169 Inc., operating as Bar 169), representing approximately 66.0% and 34.0% of the underwritten revenues, respectively.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”.

Industrial Properties

In the case of the industrial properties, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties

With respect to the multifamily properties and mixed use properties with a multifamily component set forth in the above chart, we note the following:

●	With respect to the 115 West 190th Street Mortgage Loan (1.2%), 25 units at the Mortgaged Property are leased to participants of the New York City Housing Authority’s Section 8 program. Additionally, 12 affordable units at the Mortgaged Property were allocated via a lottery system. The Department of Housing and Urban Development funds 100% of the rents for these units and pays the funds directly to the borrower sponsor.
●	With respect to the 169 East Broadway Mortgage Loan (0.3%), the Mortgaged Property is comprised of 18 residential units of which 13 are market rate (72.2% of total) and 5 are rent stabilized (27.8% of total). The Rent Guidelines Board
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regulates rental increases on the rent stabilized units, announcing allowable increases in June of each year.

●	Certain of the residential cooperative properties are or may in the future become subject to government rent regulation, rent stabilization or rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” and “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

●	With respect to the Southwest Estates & Waters Edge Portfolio Mortgage Loan (1.3%), at the Southwest Estates Mortgaged Property there are 35 park-owned homes (31.5% of the total) and at the Waters Edge Mortgaged Property there are 38 park-owned homes (19.8%); however, the park owned homes at each such Mortgaged Property are not included in the appraised value and only the pad rent is included in underwritten income.
●	With respect to the Louisiana MHC Portfolio Mortgage Loan (0.7%), a borrower affiliate owns five park owned homes at the Mortgaged Properties, four of which are currently under rent-to-own programs. No income from the mobile homes has been underwritten and the homes are not collateral for the Mortgage Loan. Pad rent for such mobile homes is paid for by the individual tenants. The Mortgage Loan does not limit the number of homes that may be owned by the borrower or borrower affiliates.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses”.

Parking Garage Properties

In the case of the parking garage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Parking Garage Properties Have Special Risks”.

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Specialty Use Concentrations

Certain Mortgaged Properties have one of the five largest tenants by NRA that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance by allocated loan amount
Movie Theater	3	17.5%
Health Club	3	16.0%
Restaurant	5	14.0%
Medical Office	3	10.9%
Bank Branch	1	2.8%

With respect to the Biltmore Park Town Square Mortgage Loan (8.3%), research and development and classroom space represents approximately 9.40% of net rentable area.

With respect to the Briarcliff Commons Mortgage Loan (2.8%) and Kendall Value Center Mortgage Loan (2.3%), a fueling station or center is located at the Mortgaged Property.

With respect to the Mortgage Loans secured by residential cooperative properties, information regarding the 5 largest tenants has not been reflected on Annex A-1 or in the chart above. Notwithstanding the exclusion of the residential cooperative properties from the figures presented in the chart above or its corresponding footnotes, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices or clinics, data centers, laboratories, television studios, arcades, restaurants and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or if the spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

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Mortgage Loan Concentrations

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit/SF(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)(2)	Property Type
Soho Grand & The Roxy Hotel	$100,000,000	9.2%	$371,350.36	3.32x	40.1%	Hospitality
Biltmore Park Town Square	$90,000,000	8.3%	$180.00	1.59x	58.4%	Mixed Use
Poindexter Industrial Portfolio	$85,000,000	7.8%	$30.73	2.62x	39.9%	Industrial
VISA Global HQ	$85,000,000	7.8%	$695.44	2.19x	50.0%	Office
Grapevine Mills	$80,500,000	7.4%	$153.55	2.68x	45.6%	Retail
Hilton La Jolla Torrey Pines	$65,000,000	6.0%	$279,187.82	2.16x	66.5%	Hospitality
Residence Inn National Mall – Washington D.C.	$53,000,000	4.9%	$227,467.81	1.78x	63.2%	Hospitality
Germantown Commons	$49,000,000	4.5%	$244.11	1.79x	70.1%	Retail
20 & 40 Pacifica	$46,000,000	4.2%	$183.15	2.83x	43.1%	Office
900 North Michigan	$45,000,000	4.1%	$216.52	1.77x	57.1%	Mixed Use
Marriott Myrtle Beach Grande Dunes Resort	$39,896,974	3.7%	$246,277.62	2.69x	44.7%	Hospitality
DMV Portfolio	$31,444,654	2.9%	$322.08	1.38x	58.7%	Office
610 Newport Center	$30,000,000	2.8%	$297.58	2.92x	44.5%	Office
Briarcliff Commons	$30,000,000	2.8%	$167.16	2.23x	48.5%	Retail
Kendall Value Center	$25,000,000	2.3%	$136.32	1.69x	48.9%	Retail
Top 3 Total/Weighted Average	$275,000,000	25.2%		2.54x	46.0%
Top 5 Total/Weighted Average	$440,500,000	40.4%		2.50x	46.7%
Top 10 Total/Weighted Average	$698,500,000	64.0%		2.34x	51.9%
Top 15 Total/Weighted Average	$854,841,628	78.4%		2.32x	51.3%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit/SF, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan. In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.
(2)	See the definition of “Appraised Value” under “—Certain Calculations and Definitions—Definitions” for additional information regarding the calculation of the Cut-off Date LTV Ratio, including any such values calculated using non-“as-is” values.
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For more information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.2% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below (23.9%), are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross-collateralized Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Cross-Collateralized/Multi-Property Mortgage Loans(1)(2)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan or Cross-Collateralized Group	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Soho Grand & The Roxy Hotel	Multi-Property Loan	$100,000,000	9.2%
Poindexter Industrial Portfolio	Multi-Property Loan	85,000,000	7.8
DMV Portfolio	Multi-Property Loan	31,444,654	2.9
Compass Self Storage Portfolio	Multi-Property Loan	22,900,000	2.1
Southwest Estates & Waters Edge Portfolio	Multi-Property Loan	14,000,000	1.3
Louisiana MHC Portfolio	Multi-Property Loan	7,140,000	0.7
Total		$260,484,654	23.9%

(1)	Total may not equal the sum of such amounts listed due to rounding.
(2)	In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

2 groups of Mortgage Loans (collectively, 16.2%) set forth in the table below entitled “Related Borrower Loans (Other than Cross-Collateralized Groups)” are not cross-collateralized but have borrower sponsors related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

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Related Borrower Loans (Other than Cross-Collateralized Groups)(1)(2)

Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
Grapevine Mills	1	$80,500,000	7.4%
Newport Centre	1	20,000,000	1.8
Total	2	$100,500,000	9.2%

Group 2
20 & 40 Pacifica	1	$46,000,000	4.2%
610 Newport Center	1	30,000,000	2.8
Total	2	$76,000,000	7.0%

(1)	Totals may not equal the sum of such amounts listed due to rounding.
(2)	Mortgage Loans with related borrowers are identified under “Related-Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	6	$230,376,213	21.1%
New York	16	$194,701,124	17.8%
North Carolina	2	$108,000,000	9.9%
Texas	3	$83,678,256	7.7%
Illinois	4	$63,096,072	5.8%
New Jersey	3	$59,500,000	5.5%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 21 other states, the District of Columbia and Quebec, Canada, with no more than 4.9% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

With respect to the Poindexter Industrial Portfolio Mortgage Loan (7.8%), the Laval Mortgaged Property, which represents 7.9% of total underwritten net operating income, and 2.6% of the total square feet of the related Mortgaged Properties, is located in Quebec, Canada and the related borrower is organized under the laws of Alberta, Canada. The tenant at such Mortgaged Property is required to pay rent denominated in U.S. dollars. The lender has engaged a collateral agent in Quebec to proceed with remedies against such Mortgaged Property in the event of a default under such Mortgage Loan. We cannot assure you that such arrangements would not result in delays or other adverse effects in enforcing the Mortgage Loan.

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The related Mortgage Loan Seller has been advised that under Canadian law there would not be any Canadian withholding tax applicable to the payment of interest made by the borrower to the lender under the Poindexter Industrial Portfolio Mortgage Loan. However, there can be no assurance that this will not change in the future or that Canadian law will not otherwise change. Further, the Poindexter Industrial Portfolio Mortgage Loan does not provide for a gross-up payment by the borrower in the event of the imposition of any such withholding tax. As a result, if the exemption is changed or any additional tax is imposed, it may result in a shortfall with respect to the Poindexter Industrial Portfolio Mortgage Loan. In addition, in the event that the Issuing Entity acquires the Laval Mortgaged Property securing such Mortgage Loan, the Issuing Entity may be treated as engaged in a trade or business in Canada and may be subject to tax on net income or gains with respect to that net income.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	10 Mortgaged Properties, securing approximately 22.0% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties (other than with respect to the Riverside II Mortgaged Property), and based on those reports, no Mortgaged Property has a seismic expected loss greater than 14.0%.
●	4 of the Mortgaged Properties (10.1%) are located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina, North Carolina or in Puerto Rico, which areas are more susceptible to hurricanes. See representation and warranty no. 18 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).
●	Mortgaged Properties located in California, Texas, Arizona and Quebec, Canada, among others, are more susceptible to wildfires than properties in other parts of the country.

Mortgaged Properties With Limited Prior Operating History

38 of the Mortgaged Properties (17.4%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date or are leased fee properties and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

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Tenancies-in-Common and Crowd-Funded Entities

With respect to the East West Commons Mortgage Loan (1.7%), the related borrowers own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium and Other Shared Interests

The AC Charlotte Southpark, Brooklyn Renaissance Garage, Staybridge Suites – Ann Arbor, MI, Hampton Inn Grandville and Riverwinds MHC Mortgage Loans (5.5%) are each secured in whole or in part by the related borrower’s interest in one or more units in a condominium or similar shared interest structure. With respect to such Mortgage Loan (other than as described below), the borrower generally controls the appointment and voting of the condominium (or other shared interest structure) board or the condominium (or other shared interest structure) owners cannot take actions or cause the condominium association (or other shared interest structure) to take actions that would affect the borrower’s unit without the borrower’s consent.

With respect to the AC Charlotte Southpark Mortgaged Property (1.7%), the Mortgaged Property is comprised of one unit (Master Unit B) in a two-unit hotel condominium. Master Unit A is the Charlotte Marriott Southpark hotel property. Each of the two units has a 50% undivided interest in the common elements and shared expenses, and one director on the board of directors for the Master Association that administers the condominium regime. The condominium declaration requires that certain major actions, such as terminating the condominium, require the consent of all mortgagees. The loan documents provide for springing full recourse to the borrower and guarantor if the condominium regime is amended or modified in any material respect (including, but not limited to, provisions related to units, common area, voting rights, Master Association control or insurance-related provisions, budgets or lender rights) without the lender’s prior written consent.

With respect to the Brooklyn Renaissance Garage Mortgage Loan (1.4%), the related Mortgaged Property is subject to and holds a 5.2882% common interest in a condominium association, and accordingly does not control the condominium.

With respect to the Staybridge Suites - Ann Arbor, MI Mortgage Loan (1.3%), the related Mortgaged Property is subject to a master deed, made and executed on February 28, 2018, with the association name of Research Park Hospitality Condominium Association. This is a development condominium, which is a condominium structure similar to a reciprocal easement agreement. The collateral comprises Unit #1 which has a 50% ownership interest in the condominium structure. The remaining 50% interest in the condominium structure, Unit #2, is owned by a related borrower sponsor-affiliate and consists of a two-story retail building. The overall site contains a total of 171 parking spaces which allocates 137 parking spaces to Unit #1 (the related Mortgaged Property) and the remaining 34 parking spaces to Unit #2. As the interests in the condominium structure are equal, the non-collateral Unit #2 owner cannot take actions or cause the condominium association to take actions that would affect the Mortgaged Property without the borrower's consent.

With respect to the Hampton Inn Grandville Mortgage Loan (0.8%), the related Mortgaged Property is part of a horizontal condominium structure and has a 19.17%

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interest in the condominium and one of six votes in the condominium association. Accordingly the borrower does not control the condominium.

With respect to the Riverwinds MHC Mortgaged Property (0.3%), the Mortgaged Property consists of 103 units in a 113-unit land condominium regime (an alternative to land subdivision). Condominium regimes are authorized by and subject to state statutory requirements, and such requirements may include obligations to protect the rights of unit-holders having a minority ownership interest, among other things. The borrower’s ownership interest in the common elements is 91.1%. Each unit owner has the obligation to maintain its own improvements. The owners’ association’s responsibilities are limited: it has the obligation, generally, to maintain common elements. The loan documents provide that the borrower and guarantor have personal liability for losses for any event causing a material adverse effect to the use and operations or income-generating ability of the property, the security for the loan or the borrower’s or guarantor’s ability to perform their respective its obligations under the condominium without the lender’s prior consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Residential Cooperatives

Each of the National Cooperative Bank, N.A. Mortgage Loans (collectively, 2.9%) is structured as a residential cooperative.

See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Property Types—Multifamily Properties”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	76	$925,555,958	84.9%
Leasehold	3	165,237,549	15.1
Total	79	$1,090,793,507	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking

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into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the VISA Global HQ Mortgage Loan (7.8%), the Mortgage Loan is secured by the borrower’s leasehold interest in the related Mortgaged Property pursuant to a ground lease between the borrower, as ground lessee, and the City and County of San Francisco, a municipal corporation, operating by and through the San Francisco Port Commission, as ground lessor (the “City”). The related ground lease permits mortgaging of the leasehold estate, however, the ground lessee only has the right to grant a mortgage, deed of trust or other security instrument for the benefit of a Bona Fide Institutional Lender. For such purposes, a “Bona Fide Institutional Lender” means any one or more of the following, whether acting in its own interest and capacity or in an agency or a fiduciary capacity for one or more persons none of which need be Bona Fide Institutional Lenders: (i) a savings bank, a savings and loan association, a commercial bank or trust company or branch thereof, an insurance company, a licensed California finance lender, any agency or instrumentality of the United States government or any state or City governmental authority, a pension fund, an investment banking or merchant banking firm, or any entity directly or indirectly sponsored or managed by any of the foregoing, or other lender, all of which, at the time a mortgage, deed of trust or other security instrument is recorded in favor of such entity, owns or manages assets of at least $500,000,000 in the aggregate (or the equivalent in foreign currency), or (ii) a low income housing credit investor or affiliate thereof that has given a loan to tenant to optimize or utilize effectively the low income housing tax credits.

With respect to the Hilton La Jolla Torrey Pines Mortgage Loan (6.0%), the Mortgage Loan is secured by the borrower’s leasehold interest in the related Mortgaged Property pursuant to a ground lease between the borrower, as ground lessee, and the City of San Diego, as ground lessor (the “City”). Although the ground lease generally provides lender protections, (i) the City has not agreed that the ground lease may not be amended or modified by agreement of the City and borrower without the prior written consent of the lender (although the Mortgage Loan documents prohibit the borrower from amending the ground lease without the prior consent of the lender and provide recourse to the borrower and guarantor for losses to the lender arising out of or in connection with the borrower’s voluntary breach of such prohibition), (ii) the ground lease requires proceeds from a condemnation for any total or substantial taking to be applied first towards the payment of real property taxes or personal property taxes constituting a lien on the borrower’s interest in the Mortgaged Property and/or improvements, and (iii) although following a foreclosure the ground lease is assignable to the lender, its affiliated designee or the first transferee thereafter without the consent of the ground lessor, any transfer of the ground lease otherwise requires the consent of the City unless it is to a “Qualified Assignee,” defined under the related ground lease to mean an assignee, including but not limited to a successor, whose net worth as of the date of the assignment is not less than the ground lessee’s net worth as of the date of the ground lease and who is in good standing and of good general reputation within its business community, trade or industry.

With respect to the Briarcliff Commons Mortgage Loan (2.8%), the Mortgage Loan is secured by both the borrowers’ fee and leasehold interests (pursuant to a ground lease) in the related Mortgaged Property. The ground lessor and ground lessee with respect to the ground lease are affiliated entities and are both borrowers under the Mortgage Loan.

With respect to the Brooklyn Renaissance Garage Mortgage Loan (1.4%), the Mortgage Loan is secured by the borrower’s leasehold interest in the related Mortgaged Property

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pursuant to a ground lease between the borrower, as ground lessee, and the City of New York, as ground lessor. The lender is a recognized mortgagee under the ground lease. The ground lease provides for an approximately 34% increase in 2033.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 6 months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the ASTM International (“ASTM”) standard for a Phase I environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as warranted pursuant to ASTM standards, supplemental Phase II site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and laboratory analysis. Unless expressly indicated below, the borrower was not required to remediate the RECs and other conditions described below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties:

●	With respect to the Poindexter Industrial Portfolio Mortgage Loan (7.8%), the ESAs for the related Mortgaged Properties set forth below identified RECs and, in some cases also identified controlled recognized environmental conditions (“CRECs”) as follows:
o	Laval Mortgaged Property (3600 Boulevard Industriel, Quebec): The Phase I ESA identifies as a REC for the Mortgaged Property impacts to site soils and groundwater identified during historical subsurface investigations. The most recent subsurface investigation conducted at the Mortgaged Property in February 2024 identified free-floating hydrocarbons in one groundwater monitoring well located in the area of active aboveground gasoline and diesel tanks. Additional subsurface investigation was recommended at the time of the February 2024 investigation. The Phase I ESA consultant recommended that the planned additional subsurface investigation activities be completed and estimated the cost to conduct such activities and any resulting remediation to be $520,000 to $930,000. In lieu of conducting the recommended additional subsurface investigation, a Site Lender Environmental Asset Protection (SLEAP) insurance policy, issued by Beazley, was purchased at origination with the lender and its successors and assigns as their interests may appear as the named insured. The SLEAP includes a policy period of 13 years, a limit of liability of $15 million (per claim and in the aggregate), and a $25,000 deductible. The aggregate limit of liability under such policy is shared with the SLEAP policy covering certain other Poindexter Industrial Portfolio Mortgaged Properties described below.
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o	Reading Mortgaged Property (201 Hancock Boulevard, Reading, PA): The Phase I ESA has identified as RECs for the Mortgaged Property: (1) impacts to site soils and groundwater that, although detected below applicable standards during historic investigations, may not be representative of levels all throughout the Mortgaged Property given that the onsite historical investigations were relatively limited in scope and areal extent; (2) current truck body manufacturing operations that include fabricating metal products, which operations historically have had a higher risk for involvement and release of per- and polyfluoroalkyl substances (PFAS); and (3) an adjoining property that historically housed several underground storage tanks (USTs) for which there is no closure or removal documentation, that is currently listed on several environmental databases related to highly environmentally-sensitive activities, and that has documented soil and groundwater contamination. Based on the identified RECs, the Phase I ESA consultant recommends that a limited subsurface investigation be conducted at the Mortgaged Property in order to determine if subsurface conditions have been impacted from historic and current onsite manufacturing operations and/or offsite sources. The Phase I ESA consultant estimates the cost of such investigation and any potential remediation to be $605,000 to $1,090,000.
o	Morgantown Mortgaged Property (111 Morgan Way, Morgantown, PA): The Phase I ESA identifies as a REC for the Mortgaged Property a significant history – between 1980 and 2023 – as a large quantity generator of various hazardous wastes, including chlorinated solvents. Given this long-term history of industrial operations involving chlorinated solvents, the Phase I ESA consultant recommended conducting a limited subsurface investigation at the Mortgaged Property in order to evaluate any potential environmental impacts. The Phase I ESA consultant has estimated the cost of such investigation and any resulting remediation to be $600,000 to $1,080,000.
o	Sturgis II Mortgaged Property (1801 South Nottawa Street, Sturgis, MI): The Phase I ESA identifies as a CREC for the Mortgaged Property the submittal of Baseline Environmental Assessments (BEA) for the Mortgaged Property in 2004 and 2011 that identified soil and groundwater impacts at the Mortgaged Property above Generic Residential Cleanup Criteria. A BEA allows the person(s) on whose behalf it is performed, which, in 2011, was the borrower, to purchase or begin operating at a property without taking on liability for historic impacts identified in the BEA. The BEA process requires the preparation of a Due Care Plan (DCP), which establishes requirements for the safe utilization of impacted property. A DCP was prepared for the Mortgaged Property in May 2011 and has reportedly been implemented at the site. The Phase I ESA consultant recommends the continued implementation of the DCP.

However, according to the Phase I ESA consultant, the 2011 DCP does not consider the vapor intrusion pathway. The Phase I ESA consultant identifies the potential threat of vapor intrusion from chlorinated solvent impacted groundwater as a REC for the Mortgaged Property. The Phase I ESA also identifies as a REC for the Mortgaged Property metal fabrication and machining operations formerly conducted onsite, which operations historically have had a higher risk for involvement and release of per- and polyfluoroalkyl substances (PFAS). To evaluate whether there is a vapor

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intrusion concern related to chlorinated solvent impacts and whether there may exist any PFAS impacts, the Phase I ESA consultant recommends conducting a subsurface investigation at the Mortgaged Property. The Phase I ESA consultant has estimated the cost of such investigation and any resulting remediation to be $210,000 to $520,000.

o	Sturgis I Mortgaged Property (1861 South Centerville Road, Sturgis, MI): The Phase I ESA identifies as a CREC for the Mortgaged Property the submittal of a Baseline Environmental Assessment (BEA) for the Mortgaged Property in 2011 that identified soil and groundwater impacts above Generic Residential Cleanup Criteria. A BEA allows the person(s) on whose behalf it is performed, which, in 2011, was the borrower, to purchase or begin operating at a property without taking on liability for historic impacts identified in the BEA. The BEA process requires the preparation of a Due Care Plan (DCP), which establishes requirements for the safe utilization of impacted property. A DCP was prepared for the Mortgaged Property in May 2011 and has reportedly been implemented at the site. The Phase I ESA consultant recommends the continued implementation of the DCP.

However, according to the Phase I ESA consultant, the 2011 BEA and DCP do not evaluate/consider vapor intrusion despite the fact that volatile organic compound (VOC) impacts to soil and/or groundwater were identified during the BEA process. The Phase I ESA consultant identifies this potential threat of vapor intrusion from VOC-impacted soils and groundwater as a REC for the Mortgaged Property. The Phase I ESA also identifies as a REC for the Mortgaged Property metal fabrication operations formerly conducted onsite, which operations historically have had a higher risk for involvement and release of per- and polyfluoroalkyl substances (PFAS). To evaluate whether there is a vapor intrusion concern related to VOC impacts and whether there may exist any PFAS impacts, the Phase I ESA consultant recommends conducting a subsurface investigation at the Mortgaged Property. The Phase I ESA consultant has estimated the cost of such investigation and any resulting remediation to be $210,000 to $520,000.

o	Riverside I Mortgaged Property (7888 Lincoln Avenue, Riverside, CA): The Phase I ESA identifies as a REC for the Mortgaged Property its long-term use for industrial purposes. Industrial activities onsite have included the use and storage of various hazardous wastes for approximately 40 years, including chlorinated solvents, which presents the potential for release. The Phase I ESA consultant recommended that a limited subsurface investigation be conducted to evaluate whether subsurface impacts related to the historical onsite uses are present beneath the Mortgaged Property. The Phase I ESA consultant has estimated the cost of such investigation and any resulting remediation to be $920,000 to $1,525,000.
o	North Salt Lake Mortgaged Property (330 West Center Street, North Salt Lake, UT): The Phase I ESA identifies as a REC for the Mortgaged Property soil and groundwater impacts above applicable standards associated with the historical industrial use of the Mortgaged Property and adjoining/upgradient properties. These impacts were identified during a Phase II subsurface investigation conducted in 2021, and as a result, the Mortgaged Property was enrolled in the Utah Voluntary Cleanup Program (VCP) in July 2022. As part of the VCP, site characterization activities began at the Mortgaged Property in January 2024 that included evaluating the
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vapor intrusion pathway for which no concerns were identified. Based on the overall results of the site characterization activities, additional groundwater investigations have been proposed to further delineate impacts, as well as a second round of vapor intrusion sampling (during a different season). The Phase I ESA consultant recommends continued completion of the proposed assessment and any necessary response actions associated with the ongoing VCP until such time that regulatory closure can be granted by the Utah Department of Environmental Quality. The Phase I ESA consultant has estimated the cost of any such assessment and response actions to be $48,000 to $65,000.

In lieu of conducting the recommended limited subsurface at the Morgantown, Reading, Riverside I, Sturgis II, Sturgis I and North Salt Lake Mortgaged Properties, a Site Lender Environmental Asset Protection (“SLEAP”) insurance policy, issued by Beazley, was purchased at origination with the lender and its successors and assigns as their interests may appear as the named insured. The SLEAP includes a policy period of 13 years, a limit of liability of $15 million (per claim and in the aggregate), and a $25,000 deductible. The aggregate limit of liability under such policy is shared with the SLEAP policy covering the Laval Mortgaged Property described above.

In addition, with respect to the Poindexter Industrial Portfolio Mortgage Loan (7.8%), CRECs were identified at the following Mortgaged Properties:

o	Indianapolis Mortgaged Property (2770 Bluff Road, Indianapolis, IN): The Phase I ESA has identified as a CREC for the Mortgaged Property impacts to site soils and groundwater identified during various subsurface investigations conducted between 2005 and 2010 and in 2017. The Mortgaged Property was initially enrolled in the Indiana Department of Environmental Management (“IDEM”) Voluntary Remediation Program (“VRP”) in 2007 and after follow-up investigations conducted through 2010, received a Certificate of Completion (“CoC”) from IDEM in 2011 and a Covenant Not to Sue in 2012. As part of the CoC, an Environmental Restrictive Covenant (“ERC”) was recorded for the entire Mortgaged Property restricting residential, agricultural and groundwater use. Additionally, the ERC requires restoration of soil disturbed as a result of any excavation and construction activities. A limited investigation conducted at the Mortgaged Property in 2017 confirmed that soil impacts remain onsite but did not identify any vapor intrusion concerns. Given the issuance of the CoC and the restrictions placed on the Mortgaged Property to address any residual impacts, the Phase I ESA consultant did not recommend any further investigation but did recommend adherence to the controls and restrictions outlined in the ERC associated with the Mortgaged Property.
o	Salt Lake City Mortgaged Property (4285 West 1385 South, Salt Lake City, UT): The Phase I ESA has identified as a CREC for the Mortgaged Property impacts to site soils and groundwater associated with the Mortgaged Property’s historic development with alum settling ponds used by a nearby industrial plant that manufactured activated clay catalysts for the petroleum refining industry. The activated clay catalyst production process was discontinued by 1981, and the settling ponds were thereafter subject to numerous investigations and remediation. These investigations and remediations resulted in the establishment of institutional controls for the alum ponds prior to the planned redevelopment of the area for industrial
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and commercial purposes under Utah Department of Environmental Quality oversight. Institutional controls placed on the Mortgaged Property include limiting it to commercial industrial use, prohibiting the use of groundwater, and requiring the proper management of any excavated material. Based upon the regulatory oversight of, and the implemented institutional controls at, the Mortgaged Property, the Phase I ESA consultant did not recommend any further investigation. However, the Phase I ESA consultant did recommend continued adherence to the institutional controls associated with the alum settling ponds formerly located on the Mortgaged Property.

o	Claremore Mortgaged Property (2800 North Lynn Riggs Boulevard, Claremore, OK): The Phase I ESA identifies as a CREC for the Mortgaged Property impacts to site soils and groundwater identified during investigations conducted from 2016-2021. To address these impacts, the Mortgaged Property was enrolled into the Oklahoma Department of Environmental Quality (“ODEQ”) Brownfields Program. Based on sampling data and land use, the ODEQ issued the Mortgaged Property a Certificate of No Action Necessary and Land Use Disclosure in May 2023. To address residual impacts that were allowed to remain in place, the Certificate restricts use of the Mortgaged Property to commercial/industrial purposes and prohibits the use of groundwater. Given the issuance of the Certificate and the restrictions placed on the Mortgaged Property to address any residual impacts, the Phase I ESA consultant did not recommend any further investigation but did recommend continued compliance with the Land Use Restrictions set forth in the Certificate.
o	Clinton Mortgaged Property (6315 & 6401 Aaron Lane, Clinton, MD): The Phase I ESA identifies as a CREC for the Mortgaged Property impacts to site soils and groundwater identified during several subsurface investigations completed at the Mortgaged Property from 1997 to 2020. The Mortgaged Property (specifically the 6401 Aaron Lane address) was entered into the Voluntary Cleanup Program (“VCP”) in 2006/2007 and received closure in 2008. The Mortgaged Property appears to have entered the VCP again in March 2020 with a No Further Requirements Determination (“NFRD”) issued by the Maryland Department of the Environment on November 2, 2020. As part of the NFRD, a restricted use covenant has been recorded for the Mortgaged Property restricting it to industrial use, prohibiting the use of groundwater, and requiring notification if any excavations will be performed at the Mortgaged Property. Given the issuance of the NFRD and the restrictions placed on the Mortgaged Property to address any residual impacts, the Phase I ESA consultant did not recommend any further investigation but did recommend continued compliance with the land and groundwater use restrictions set forth in the NFRD.
o	Nashville Mortgaged Property (1801 Lebanon Pike, Nashville, TN): The Phase I ESA identifies as a CREC for the Mortgaged Property impacts to site soils and groundwater identified during subsurface investigations conducted at the Mortgaged Property in 2017 and 2020. The Mortgaged Property was entered into the Tennessee Department of Environmental Conservation (“TDEC”) voluntary cleanup program in February 2021, and TDEC issued a No Further Action (“NFA”) letter for the Mortgaged Property on September 9, 2022. Given that residual impacts remain in place onsite, the NFA included land use restrictions requiring the preparation and implementation
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of a soil management plan; limiting the Mortgaged Property to industrial/commercial use; prohibiting the use of groundwater; and requiring a vapor intrusion assessment prior to construction of any new buildings at the Mortgaged Property. Given the issuance of the NFA and the restrictions placed on the Mortgaged Property to address any residual impacts, the Phase I ESA consultant did not recommend any further investigation but did recommend continued implementation of the land use restriction requirements.

o	Orrville Mortgaged Property (600 East Chestnut Street, Orrville, OH): The Phase I ESA identifies as a CREC for the Mortgaged Property a long history of industrial use that resulted in impacts to site soil and groundwater. As a result of the significant industrial use history and identified impacts, an Environmental Covenant (“EC”) was placed on the Mortgaged Property in 2020 limiting land use to commercial or industrial purposes, prohibiting the use of groundwater, and requiring that the building slab be maintained in good condition so as to serve as a vapor barrier. Given the EC in place on the Mortgaged Property to address any residual impacts, the Phase I ESA consultant did not recommend any further action in relation to the historical property use and the historically identified impacts. The consultant did, however, recommend confirming the status of two groundwater monitoring wells placed onsite during various subsurface investigations and present on the Mortgaged Property in 2020, but which were not observed at the time of the Phase I ESA and for which records were not readily available.
●	With respect to the 900 North Michigan Mortgage Loan (4.1%), the related ESA identified a CREC at the Mortgaged Property in connection with two release incidents involving an active underground storage tank (“UST”). The first incident occurred in 1989 during site redevelopment when the installation of a fence post punctured the UST. A No Further Action/No Further Remediation letter was issued for this incident on March 25, 2005, which included a focused groundwater use restriction with a concrete cap barrier and worker caution in place, and requirements for a safety plan in case of any future excavation on the Mortgaged Property. The second incident occurred in 2003 when a fuel supply company mistakenly connected dispensing hoses to a monitoring well proximal to the UST and subsurface investigations identified resultant soil and groundwater impacts. A No Further Remediation letter was issued on November 9, 2011, which included the same engineering and institutional controls outlined in the 2005 No Further Action/No Further Remediation letter.
●	With respect to the Briarcliff Commons Mortgage Loan (2.8%), the related ESA identified a REC at the Mortgaged Property in connection with soil, groundwater and soil vapor impacts from the prior operation of a dry cleaner at the Mortgaged Property from the late 1980s to 2012. Based on the results of a vapor survey and indoor/ambient air sampling, a subslab depressurization system (“SSDS”) was installed and the use of an indoor air purifier was recommended. In accordance with a May 2021 Remedial Investigation Report (“RIR”), quarterly groundwater sampling has been performed to determine whether monitored natural attenuation (“MNA”) combined with a classification exception area/well restriction area (“CEA/WRA”) is a feasible remedy to address the groundwater impacts. Sampling has shown that impact levels are decreasing, and the plume’s horizontal/vertical extent is being reduced in size. Based on these findings, MNA with a CEA/WRA was determined to be a suitable remedy and the New Jersey Department of
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Environmental Protection (“NJDEP”) is expected to issue a Groundwater Remedial Action Permit (“RAP”) following completion of the quarterly groundwater sampling. A Licensed Site Remediation Professional (“LSRP”) anticipates submitting a Remedial Action Report (“RAR”) to NJDEP in summer/fall 2025 . The ESA characterized this as a REC and Vapor Encroachment Condition (“VEC”) and recommended continued remediation activities under the LSRP’s oversight, as well as the continued implementation of the SSDS. An environmental reserve of $150,000 was deposited with the lender at the origination of the Mortgage Loan, representing 125% of the estimated remaining cost (pursuant to an opinion of probable cost) to address the REC and VEC.

●	With respect to the Newport Centre Mortgage Loan (1.8%), the related ESA identified a REC at the Mortgaged Property in connection with soil and groundwater impacts from the former industrial and commercial operations at the Mortgaged Property that included rail yards, manufacturing facilities, petroleum storage and dispensing facilities and coal-gas manufacturing from approximately 1895 through the 1980s. Historical coal-gas manufacturing occurred at two on-site locations from approximately 1885 through the late 1920s. Coal tar, a manufacturing byproduct of the coal manufacturing process, was disposed of on the site surfaces, buried in the soil and deposited in the Hudson River. Pursuant to a March 1988 Administrative Consent Order (“ACO)” between the New Jersey Department of Environmental Protection (“NJDEP”) and the related guarantor, the Mortgaged Property is currently being remediated under the oversight of a Licensed Site Remediation Professional (“LSRP”) on behalf of the State of New Jersey. Remedial activities include the stabilization of contaminated soil via engineering controls (clean soil cover and impermeable capping) and deed restrictions under a NJDEP issued Remedial Action Permit (“RAP”). This remedial action was instituted in 2001 permitting the use of the Mortgaged Property for the current Newport Centre Mall. Remedial actions to address the saturated soils and groundwater contamination included the installation and operation of a groundwater pump and treat system to remove coal tar and dissolved phase constituents from the groundwater associated with the historical coal-gas manufacturing that occurred on the southern portion of the Mortgaged Property. Remedial actions are ongoing until the NJDEP deems the responses to be completed according to established cleanup goals via a site closure Response Action Outcome (“RAO”) determination sometime in the future. The environmental consultant recommended continued implementation of remedial actions, maintaining engineering and institutional controls, and conduct maintenance, monitoring and biennial reporting required under the RAP until the LSRP issues a RAO determination. The related borrower has covenanted to (i) comply, and cause all tenants or other persons that perform subsurface excavations or disturbances, drilling, or similar activities at the Mortgaged Property to comply, with all current and future required engineering and institutional controls with respect to the on-site contamination arising from former operations, including without limitation, engineering and institutional controls pursuant to the ACO, including any amendments thereto, and (ii) cooperate with the related guarantor and/or any other responsible party with respect to the remediation, the LSRP oversight of such remediation and the NJDEP and/or other applicable regulatory agency, including without limitation providing access to the Mortgaged Property for such remediation pursuant to the ACO or applicable environmental law. At loan origination, the lender obtained a Site Lender Environmental Asset Protection (“SLEAP”) insurance policy, issued by Beazley, Lloyd’s Syndicates 3623, with the lender and its successors and assigns as their interests may appear as the
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named insured. The SLEAP includes a policy period of 13 years, a limit of liability of $15 million (per claim and in the aggregate), and a $25,000 deductible.

●	With respect to the Southwest Estates & Waters Edge Portfolio Mortgage Loan (1.3%), the related ESA concluded that there was no evidence of RECs or HRECs in connection with the related Mortgaged Property; however, a CREC was identified with minimal action recommended: namely seven (7) groundwater monitoring wells are currently in place at the Waters Edge Mortgaged Property, which the ESA recommended be plugged. The reviewer developed an opinion of probable cost of $21,000 to plug the remaining groundwater wells, which amount was escrowed at 100% at Mortgage Loan origination. The related borrower is being provided 6 months to plug the wells and another 3 month extension to the extent they are diligently pursuing. Upon completion, such borrower will provide reasonable evidence the wells have been plugged in a professional manner and in accordance with all applicable laws.
●	With respect to the 345 Tenth Street Mortgaged Property (0.9%), the related ESA required in connection with loan origination identified a REC associated with prior on-site manufacturing uses, historical fill material and possible on-site underground storage tanks. A Phase II investigation was conducted and recommended site-wide institutional controls to address historical fill material, including the filing of a site-wide deed notice, issuance of a NJ Department of Environmental Protection Remedial Action Plan for soils and filing of a virtual site-wide Classified Exception Area for groundwater. Engineering controls would include a site-wide protective cap that eliminates exposure to contaminated soils. Since the existing building slab acts as a protective site-wide cap, the required remedial actions are principally administrative in nature. The loan documents provide for an up-front reserve of $69,925 (125% of the estimated cost of the contingencies identified in the Phase II investigation) and the borrower’s covenant to obtain a Remedial Action Outcome with supporting documentation within 18 months of the loan origination (subject to extension with lender approval).

See representation and warranty no. 28 on Annex D 1 and the exceptions thereto on Annex D 2 (subject to the limitations and qualifications set forth in the preamble to Annex D 1).

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans or where the value of the related PIP is equal to or exceeds 10% of the balance of the related Mortgage Loan:

●	With respect to the Residence Inn National Mall - Washington D.C. Mortgage Loan (4.9%), the Mortgaged Property is subject to a PIP renovation which is expected to commence in 2025 and is required to be completed by February 2026. A PIP reserve was required at origination in the amount of $10,350,954 which is equal to the estimated cost of the PIP work.
●	With respect to the Marriott Myrtle Beach Grande Dunes Resort Mortgaged Property (3.7%), the property is currently subject to a PIP renovation which is expected to be completed by December 22, 2025. A PIP reserve was required at origination in
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the amount of $5,266,281 which is equal to approximately 112% of borrower’s budgeted amount for the PIP work.

●	With respect to the DMV Portfolio Mortgage Loan (2.9%), NY DMV, the sole tenant at the 30-56 Whitestone Expressway Mortgaged Property and the largest tenant at the 168-35 Rockaway Boulevard Mortgaged Property, is expected to complete tenant improvements at each of its leased premises. The related leases each provide a tenant improvement allowance of $4,000,000, which is required to be applied to tenant alterations and any landlord alterations in accordance with the leases. The tenant improvement allowances are amortized over the terms of the leases at 9.5%, as provided in the leases. At origination, the borrower deposited $8,000,000 into an unfunded obligations reserve. If the amount of tenant improvements completed in relation to the NY DMV premises is less than $8,000,000 as of the fifth anniversary of the commencement of either NY DMV Lease and the rent payable under either NY DMV lease is reduced in accordance with its terms (a “DMV Rent Reduction Event”), the related borrower is required to complete a partial defeasance of the Mortgage Loan in an amount that, when subtracted from the remaining principal balance or undefeased portion of the Mortgage Loan, satisfies the debt yield in effect immediately prior to the occurrence of such DMV Rent Reduction Event. The Mortgage Loan was underwritten to account for NY DMV’s reimbursement to the borrower of amortized tenant improvements.
●	With respect to certain of the residential cooperative mortgage Loans, the related Mortgaged Properties may be currently undergoing or be expected to undergo material development, renovation or expansion and the cost of such work may exceed 10% of the related Cut-off Date Balance of the related Mortgage Loan. In certain of those cases, in order to fund all or a portion of such work, the related borrower may have executed and delivered to the lender a collateral security agreement pursuant to which the borrower deposited with the lender a specified sum, to be disbursed by the lender from time to time as the work progresses. To the extent that the actual cost of such work exceeds the specified escrowed amount, the borrower is expected to pay such excess amounts from its own funds.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person

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performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 7 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In particular, we note the following:

●	With respect to the Compass Self Storage Portfolio Mortgage Loan (2.1%), the related borrower sponsor and non-recourse carveout guarantor, Todd C. Amsdell, was subject to a lawsuit, along with three other defendants, filed in 2007 by U-Store-It Trust relating to breach of fiduciary duty and violation of non-competition agreements. Todd C. Amsdell was a member of the U-Store-It Trust board of directors, but left U-Store-It Trust around the time the lawsuit was filed. The lawsuit was settled and dismissed with prejudice in September 2007.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

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Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	32 of the Mortgage Loans (68.7%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.
●	3 of the Mortgage Loans (12.1%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.
●	4 of the Mortgage Loans (11.4%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.
●	1 of the Mortgage Loans (7.8%) was originated in connection with the borrower’s acquisition of one of the related Mortgaged Properties and refinancing of a previous mortgage loan.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the Soho Grand & the Roxy Hotel, Biltmore Park Town Square, Grapevine Mills, Hilton La Jolla Torrey Pines, 900 North Michigan, Marriott Myrtle Beach Grande Dunes Resort, Briarcliff Commons, Kendall Value Center, Hamden Life Storage II, Newport Centre, AC Charlotte Southpark, Brooklyn Renaissance Garage, Shops At Lily Cache Creek and Riverwinds MHC Mortgage Loans (collectively, 51.4%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, we note the following:

●	With respect to the Soho Grand & The Roxy Hotel Mortgage Loan (9.2%), the related Mortgaged Properties secured a previous loan that was securitized in CSAIL 2015-C1 (the “Previous Loan”). In 2020, the Mortgaged Properties experienced significantly adverse impact as the result of COVID-19, and the Mortgage Loan was
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transferred to special servicing. During the same period, the borrower sponsor purchased at par the $25,000,000 B-Note that was originated by Square Mile as part of the Previous Loan. However, by August 2021, the Mortgaged Properties were back to being fully operational. The Previous Loan was not in default or subject to cash management at the time of refinance of the Previous Loan, including the B-Note, through the Mortgage Loan.

●	With respect to the Soho Grand & The Roxy Hotel Mortgage Loan (9.2%), the related borrower sponsor has sponsored other mortgage loans secured by hospitality properties that have been transferred to special servicing and resulted in a foreclosure sale or are in the process of being sold by the related receiver.
●	With respect to the Biltmore Park Town Square Mortgage Loan (8.3%), one of the related borrower sponsors, Crosland, LLC, has sponsored other real estate financings that resulted in loan restructuring. Crosland, LLC was also (i) the sole member and (ii) indirect member of two separate entities that each filed for Chapter 11 bankruptcy.
●	With respect to the Grapevine Mills Mortgage Loan (7.4%), Simon Property Group, L.P., the related borrower sponsor and a guarantor, has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.
●	With respect to the Hilton La Jolla Torrey Pines Mortgage Loan (6.0%) affiliates of the borrower sponsor were involved in a mortgage loan default related to a $23,040,000 securitized commercial mortgage loan that was the subject of a short sale effectuated by the related special servicer, and a maturity default related to a $33,225,000 commercial mortgage loan that resulted in a foreclosure sale.
●	With respect to the 900 North Michigan Mortgage Loan (4.1%), in 1988, companies associated with borrower sponsor acquired properties held by Amfac, Inc. and associated companies (“Amfac”), a former multi-billion dollar conglomerate of operations that then still held interests in, among other things, sugar plantations throughout Hawaii, a department store chain, and electric and plumbing suppliers, including D/C Distribution, LLC, which filed for Chapter 7 bankruptcy on July 17, 2007 which was closed on June 14, 2023. After the acquisition, most of the inherited Amfac company operations were shut down and management focused on the development of the real estate that was acquired.
●	With respect to the Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan (3.7%), the borrower sponsor, CSC Holdings, an affiliate of Columbia Sussex Corporation, has been involved in various mortgage defaults, including (A) since 2009, 16 foreclosures, eight deeds in lieu, and four discounted payoffs, including seven COVID-impacted properties that were subject to foreclosure or deeds-in-lieu within the last 3 years; (B) the maturity default of a 14-property Wyndham-branded portfolio in 2010 that resulted in a deed-in-lieu, and (C) the Chapter 11 bankruptcy filing of an affiliate, Tropicana Entertainment, in 2008 following the denial of a gaming license for an Atlantic City, New Jersey casino property.
●	With respect to the Briarcliff Commons Mortgage Loan (2.8%), the borrower sponsor has experienced prior defaults and foreclosures, including a foreclosure of an $11.5 million mortgage on a retail property in January 2018, a foreclosure in June 2024 on an approximately $65.5 million securitized loan on a mixed use office/retail property in Brooklyn, New York, and a default on a retail property in
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Caguas Puerto Rico in April 2020, which was followed by a loan modification in December 2020.

●	With respect to the Kendall Value Center Mortgage Loan (2.3%), the related borrower sponsor has experienced prior defaults and foreclosures.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	5 Mortgaged Properties (12.2%) are each leased to multiple tenants; however, one such tenant occupies 50% or more of the commercial NRA of each such Mortgaged Property.
●	30 Mortgaged Properties (8.6%) are leased entirely to a single tenant.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the tables entitled “Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

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If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease. For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties, certain of such tenants have unilateral termination options with respect to all or a portion of their space as set forth below:

●	With respect to the Grapevine Mills Mortgage Loan (7.4%), the fourth largest tenant, Burlington, is subject to downsizing from 101,063 square feet to 54,947 square feet pursuant to a January 16, 2024 lease amendment if borrower obtains related governmental approvals and notifies tenant of its exercise of recapture rights on or before July 16, 2025. If such notice has not been issued by that date, the tenant may nullify the lease amendment and revert to the January 31, 2028 lease expiration applicable prior to the amendment. In the event that the borrower’s recapture is effected, the tenant’s lease term is extended to the last day of February following the 10th anniversary of such recapture. The Mortgage Loan was underwritten assuming the entirety of Burlington’s space and current base rent of $625,638 with a January 2028 lease expiration.
●	With respect to the Germantown Commons Mortgage Loan (4.5%), the fourth largest tenant, Petco, has a conditional right to terminate its lease within 30 days if Ross Dress for Less does not open by November 2, 2024. The landlord delivered the Ross Dress for Less space in June 2024, and it is expected to open on or around October 11, 2024. However, there can be no assurance it will open by that date.
●	With respect to the 20 & 40 Pacifica Mortgage Loan (4.2%), the fourth largest tenant, KPMG LLP (34,585 square feet, 5.5% of the net rentable area), has a one-time option to terminate a portion of its space after July 31, 2027 with the payment of unamortized tenant improvement costs and leasing commissions and two months of base rent.
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●	With respect to the 900 North Michigan Mortgage Loan (4.1%), the second largest tenant, Grosvenor Capital Mgmnt, L.P., leasing approximately 8.7% of the net rentable area at the Mortgaged Property, has the right to terminate its lease in its entirety effective September 30, 2032 with notice no later than September 30, 2031.
●	With respect to the DMV Portfolio Mortgage Loan (2.9%), MT Group, LLC, the fourth largest tenant at the 30-56 Whitestone Expressway Mortgaged Property, has a one-time termination option with no more than nine months', and no less than eight months' written notice effective July 31, 2026.
●	With respect to the 610 Newport Center Mortgage Loan (2.8%), the second largest tenant, O’Melveny and Myers LLP, has the right to partially terminate its lease as to either suite 1600 or suite 1800 effective June 30, 2030 with 12 months’ prior notice and payment of a termination fee equal to 3 months base rent, plus unamortized tenant improvement/leasing costs and free rent.
●	With respect to the Kendall Value Center Mortgage Loan (2.3%), the largest tenant, BJ’s Wholesale Club, has the right to terminate the automotive fueling facility portion of the related Mortgaged Property (approximately 6.5% of underwritten base rent) at any time.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options see the charts entitled “Tenant Summary” and “Lease Rollover Schedule” for certain tenants at the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent, may have subleased their spaces in whole or part or may be in negotiation.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the VISA Global HQ Mortgage Loan (7.8%), VISA, Inc. (97.8% of underwritten rent) occupies the Mortgaged Property under a 15-year lease expiring March 31, 2038 which includes contractual 3.0% annual rent increases. The rent was underwritten on a straight-lined basis through the Mortgage Loan term.
●	With respect to the Germantown Commons Mortgage Loan (4.5%), the second largest tenant, Ross Dress for Less, is not currently open/ paying rent. The landlord delivered space in June 2024, and tenant is expected to open on or around October 11, 2024. In connection with the purchase and sale of the Mortgaged Property, $72,503 was escrowed from seller’s proceeds with title company for Ross Dress for
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Less’ remaining free rent. In addition, Ross Dress for Less and M&T Bank (a non-Top 5 tenant) were underwritten on a straight-line rent-averaged basis.

●	With respect to the 900 North Michigan Mortgage Loan (4.1%), Grosvenor Capital Mgmnt, L.P., the second largest tenant at the Mortgaged Property, is entitled to approximately $3,732,344 in abated rent and common area maintenance charges from October 2025 through September 2026, in connection with its recent lease renewal. At origination, the borrower deposited approximately $13,552,345 into an unfunded obligations reserve, of which $3,732,344 is earmarked for Grosvenor Capital Mgmnt, L.P.’s above-described rent abatement.
●	With respect to the 610 Newport Center Mortgage Loan (2.8%), the largest tenant, Chipotle, is currently dark as to suite 600 (which consists of 15,876 square feet and comprises 5.6% of NRA), and is being marketed as a short-term sublease. In addition, the second largest tenant, O’Melveny and Myers LLP, has rent abatement from July 2024 through May 2025 (11 months) and July 2025 through September 2025 (3 months). The lender required a rent concession reserve for the related abatement amounts.
●	With respect to the Brooklyn Renaissance Garage Mortgage Loan (1.4%), approximately 31.8% of the parking garage spaces at the related Mortgaged Property are leased or subleased to the U.S. General Services Administration and the Kings County, New York District Attorney, which may be subject to risk of non-appropriation by the related government.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Because of the COVID-19 pandemic, many non-essential businesses at certain of the Mortgaged Properties may have been ordered to close by government mandate or may be operating at a reduced level. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the Hilton La Jolla Torrey Pines, Residence Inn National Mall – Washington D.C., Marriott Myrtle Beach Grande Dunes Resort, Kendall Value Center, 345 Tenth Street and Fairfield Inn Cincinnati Airport South Mortgaged Properties (collectively, 18.4%), each such Mortgaged Property is subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner or the board of managers of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representations and warranties nos. 7 and 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).
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In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Hilton La Jolla Torrey Pines Mortgage Loan (6.0%), the hotel manager, Hilton Management LLC, has a right of first offer to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property. The right of first offer does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or a deed-in-lieu of foreclosure, or in connection with any transfer by a permitted mortgagee or its affiliated designee.
●	With respect to the Hilton La Jolla Torrey Pines Mortgage Loan (6.0%), the Mortgage Loan is secured by the borrower’s leasehold interest in the related Mortgaged Property pursuant to a ground lease as described under “Fee & Leasehold Estates; Ground Leases”. In the event of a default by the borrower and the borrower’s failure to cure such default within any grace period available under the ground lease, the ground lessor has an option to purchase the interest of the lender in the borrower’s leasehold interest by paying the lender all sums owing on the date of purchase that are secured by the related leasehold deed of trust. Upon payment of such sums, all rights of the lender under the ground lease will cease and terminate and the ground lessor will have the right to terminate the ground lease or pursue any other remedy provided for therein.
●	With respect to the Residence Inn National Mall - Washington D.C. Mortgage Loan (4.9%), the franchisor, Marriott International, Inc., has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or an ownership interest in the borrower (or a controlling affiliate of the borrower) to a Competitor (as defined in the related franchise agreement) of the franchisor.
●	With respect to the Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan (3.7%), franchisor (Marriott International, Inc.) has right of first refusal (“ROFR”) to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury service hotels, 20 full service hotels or 50 limited service hotels). ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.
●	With respect to the Kendall Value Center Mortgage Loan (2.3%), the tenant Starbucks has a right of first offer to purchase its premises at the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”. See also representation and

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warranty no. 7 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. For example:

●	With respect to the Poindexter Industrial Portfolio Mortgage Loan (7.8%), as of the origination date tenants that are affiliated with the borrower sponsor, JB Poindexter & Co. (“Affiliated Tenants”), lease 98.1% of the net rentable area and represent 97.8% of the underwritten base rent at the Mortgaged Properties.
●	The borrower sponsor of the Poindexter Industrial Portfolio Mortgage Loan (7.8%), has entered into contribution agreements with each Affiliated Tenant, pursuant to which it has agreed to timely pay, or cause sufficient funds to be paid to the tenant in order for the tenant to pay, the obligations of the tenant under its lease when the same will be due and payable. However, the lender is not a beneficiary of the contribution agreements. The Mortgage Loan documents provide for loss recourse to the non-recourse carveout guarantor for (A) any breach by the borrower sponsor of its above-described obligations under any contribution agreement and (B) any failure by an Affiliated Tenant to timely pay its obligations under its lease; however, as it relates to a breach by the borrower sponsor under a contribution agreement, such recourse liability will not apply to the extent the borrower sponsor is unable to satisfy such obligation due to insufficiency of revenues or other liquid assets. We cannot assure you that the non-recourse carveout guarantor, or the borrower sponsor, will have the resources to, or will, satisfy its obligations under the loan documents or the contribution agreements. Furthermore, in the event of a bankruptcy of the non-recourse carveout guarantor, the borrower sponsor or their affiliates, the foregoing affiliations and arrangements could potentially increase the risk that the assets and liabilities of the borrowers could be consolidated with those of their parent entities, or that the Mortgage Loan could be recharacterized as a financing by the tenants or their parent entities, in each case with potentially adverse consequences to the lender.
●	With respect to the Brooklyn Renaissance Garage Mortgage Loan (1.4%), 221 parking spaces at the related Mortgaged Property (24.9% of parking spaces and 25.0% of effective gross income) are leased to an affiliate of the borrower pursuant to a long-term lease expiring in October 2043. Such spaces are subleased to the General Services Administration at the same rent and for the same term.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

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●	With respect to the VISA Global HQ Mortgage Loan (7.8%), the related borrower sponsors have ownership in the broader Mission Rock development to which the VISA Global HQ Property is a part of. The Mission Rock development also includes two properties included in the comparable properties leasing data - Mission Rock Parcel B (Capgemini) and Mission Rock Parcel B (Confidential).
●	With respect to the 20 & 40 Pacifica Mortgage Loan (4.2%), the borrower sponsor, The Irvine Company LLC, owns 4 Class A office buildings (including the Mortgaged Property) in the same submarket as the Mortgaged Property.
●	With respect to the 610 Newport Center Mortgage Loan (2.8%), the borrower sponsor, The Irvine Company LLC, owns 11 Class A office buildings (including the Mortgaged Property) in the same submarket as the Mortgaged Property.
●	With respect to the AC Charlotte Southpark Mortgage Loan (1.7%), the borrower sponsor owns the Charlotte Marriott Southpark, which is located adjacent to the Mortgaged Property, and the Renaissance Charlotte Southpark hotel, which is located within one mile of the Mortgaged Property, both of which are also managed by Marriott.
●	With respect to the Staybridge Suites - Ann Arbor, MI Mortgage Loan (1.3%), a 115-room Home2 Suites is proposed on the south side of Ann Arbor and is expected to be complete by mid-2025. Per the appraisal, because of its location and brand orientation, the proposed hotel is expected to be directly competitive to the Mortgaged Property and its impact is considered within the appraisal's analysis.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California, New York, Illinois and New Jersey) do not require earthquake insurance. 10 of the Mortgaged Properties (22.0%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4).

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Seismic reports were prepared with respect to these Mortgaged Properties (other than with respect to the Riverside II Mortgaged Property), and based on those reports, no Mortgaged Property has a probable maximum loss greater than 14.0%. See representation and warranty no. 18 on Annex D-1 and the exceptions to representation and warranty no. 18 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement.

With respect to the Poindexter Industrial Portfolio Mortgage Loan (7.8%), the borrower may obtain insurance with a deductible of $7,500,000. In addition, the borrower has been permitted to maintain $3,000,000 of a $5,000,000 layer of its insurance through a self-insurance program maintained by the borrower sponsor.

With respect to the AC Charlotte Southpark Mortgage Loan (1.7%), the loan documents provide that as long as (A) the current hotel manager (or permitted replacement) is managing the hotel, (B) the borrower is participating in the manager’s insurance program, (C) there is no management agreement default, and (D) the manager has made and continues to make all required insurance payments when due, then the manager’s insurance requirements will control over inconsistent provisions in the loan agreement. The management agreement, in pertinent part, requires (X) that the manager provide property insurance with replacement coverage, less a reasonable deductible and subject to commercially reasonable sub-limits, and (Y) that insurers be reputable insurance companies of recognized responsibility and financial standing reasonably acceptable to manager. In-place coverage satisfies the Insurance Ratings Requirements of the related insurance representations, among other things.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, except as otherwise described above, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions thereto on Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. Such modifications may be subject to review and approval of the applicable authority, and any such approval process, even if successful, could delay any redevelopment or alteration of the related Mortgaged Property. For example:

●	With respect to the 900 North Michigan Mortgage Loan (4.1%), the Mortgaged Property is the commercial parcel of a 5-parcel development that includes a non-collateral hotel parcel and two non-collateral residential parcels. Each of the residential parcels has been converted to a condominium, but each such condominium only exists within the respective residential parcel. The five parcels are subject to a Declaration of Covenants, Conditions, Restrictions, and Easements, pursuant to which none of the parcel owners may change the use of their respective parcels without the consent of the other parcel owners; provided that the owner of the commercial parcel is not restricted from changing the use of a portion of the commercial parcel to a use then-existing in another portion of the commercial parcel.
●	With respect to the 14 Horatio Street Apartments Corp. Mortgage Loan (0.5%), the Clark Street Tenants Incorporated Mortgage Loan (0.2%) and the West 96th Street Owners' Corp. Mortgage Loan (0.1%), the related Mortgaged Property is located in a specified historic district in New York City and is therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each

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Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

In the case of Mortgage Loans secured by residential cooperative properties, information regarding the value of such Mortgaged Properties is based upon the appraised value of such Mortgaged Property assuming such Mortgaged Property is operated as a residential cooperative which value, in general, equals the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (y) the amount of the underlying debt encumbering such residential cooperative property. Such appraised values for Mortgage Loans secured by residential cooperative properties are calculated as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially and substantially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Soho Grand & The Roxy Hotel Mortgage Loan (9.2%), there is no separate non-recourse carveout guarantor. In addition, the related borrowers are the only environmental indemnitors, and the lender has obtained its own environmental insurance policy with respect to the Mortgaged Property.
●	With respect to the VISA Global HQ Mortgage Loan (7.8%), there is no environmental indemnitor for the related Mortgage Loan. The related borrower sponsors provided a 10-year pollution legal liability insurance policy with a $25
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million limit and a $50,000 self-insured retention from Great American E&S Insurance Company.

●	With respect to the Grapevine Mills Mortgage Loan (7.4%), the loan documents provide that the SPE borrower has personal liability on a losses-only or springing recourse basis for the enumerated events; however, for so long as Simon Property Group, L.P., Simon Property Group, Inc. or an affiliate is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to 20% of then-outstanding principal amount of the related Whole Loan, plus all reasonable out-of-pocket costs and expenses (including court costs and fees and reasonable attorneys’ fees) incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. The Phase I ESA did not identify any RECs at the subject property.
●	With respect to the AC Charlotte Southpark Mortgage Loan (1.7%), subject to lender’s approval of environmental insurance, the loan documents provide that only the SPE borrower has personal liability for environmental losses. In connection with loan origination, lender approved a $5 million pollution legal liability plus-type environmental insurance policy with a $5 million sublimit per claim from SiriusPoint Specialty Insurance Corporation, with a 13-year policy term (3 years past the loan term) and having a $25,000 deductible per claim. SiriusPoint Specialty Insurance Corporation has an S & P “A-” rating. The policy is issued to Wells Fargo Bank, N.A., and its successors/ assigns.
●	The Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. are generally full recourse to the related borrower but do not have separate guarantors for non-recourse carveouts or separate environmental guarantors.
●	A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.
●	With respect to certain of the Mortgage Loans, the lender is required to make claims under an environmental insurance policy prior to making claims under the related environmental indemnity.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

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Real Estate and Other Tax Considerations

With respect to the Poindexter Industrial Portfolio Mortgage Loan (7.8%), the Loudon Mortgaged Property benefits from a payment-in-lieu of taxes arrangement (“PILOT”), which expires in 2026. The Mortgage Loan was underwritten assuming the triple net tenants pay all real estate taxes, and accordingly the PILOT was not underwritten. Due to the PILOT arrangement, the borrower’s interest in the Loudon Mortgaged Property is a ground leasehold interest; however, the applicable development authority joined the related deed of trust to encumber the fee interest.

With respect to the 115 West 190th Street Mortgage Loan (1.2%), the Mortgaged Property benefits from a 35-year tax abatement under New York’s 421-a program, through allocating at least 30% of its total of 37 units to the affordable housing program. 67.6% of the units (25 units) are market rate and 32.4% of the units (12 units) are designated as affordable, with a maximum rent based on 130% of the area median income. The abatement will expire in the 2058/2059 tax year. Taxes are 100% abated for the first 25 years, followed by a partial abatement for the remaining 10 years.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

22 Mortgage Loans (76.3%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

16 Mortgage Loans (15.1%) require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity or Anticipated Repayment Date.

1 Mortgage Loan (7.8%) provides for interest-only payments for the entire term to stated maturity; provided that if such Mortgage Loan is outstanding from and after an Anticipated Repayment Date occurring approximately 10 years following the related origination date, interest will accrue at the related Revised Rate.

1 Mortgage Loan (0.8%) provides for an initial interest-only period that expires 60 months following the related origination date and thereafter requires monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity or Anticipated Repayment Date.

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Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance (%)
Interest Only	22	$832,622,000	76.3%
Amortizing Balloon	16	164,771,507	15.1
Interest Only – ARD	1	85,000,000	7.8
Interest Only, Amortizing Balloon	1	8,400,000	0.8
Total:	40	$1,090,793,507	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
First	21	$403,122,993	37.0%
Sixth	12	491,626,491	45.1
Eleventh	7	196,044,023	18.0
Total:	40	$1,090,793,507	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	22	$888,170,514	81.4%
4	3	31,800,000	2.9
5	6	139,636,072	12.8
10	9	31,186,921	2.9
Total:	40	$1,090,793,507	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple and/or leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

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With respect to any Componentized Mortgage Loan, for purposes of calculating interest and other amounts payable on the applicable Whole Loan, each note was divided into multiple components with varying interest rates. The interest rate of each note (including any Componentized Mortgage Loan) represents the weighted average interest rate of the related components. Prepayments of each note will be applied to the related components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the applicable Componentized Mortgage Loan) may increase over time, which may have an adverse effect on the borrower’s ability to make payments under the applicable Whole Loan. In addition, if any such increase in interest rate occurs after any Withheld Amount is withheld, but prior to the Withheld Amount’s inclusion in the Net Mortgage Rate as described under “Description of the Certificates—Distributions—Pass-Through Rates”, then the Withheld Amount may not reflect the increased interest rate when the Withheld Amount is included in the calculation of the Net Mortgage Rate.

ARD Loans

The VISA Global HQ Mortgage Loan (the “ARD Loan”) is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A-1 will set forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents. The VISA Global HQ Whole Loan has a 10-year interest-only term through the Anticipated Repayment Date of September 6, 2034, and has a final maturity date of March 6, 2038. The VISA Global HQ Whole Loan accrues interest at a rate of 5.5060% per annum until the Anticipated Repayment date. After the Anticipated Repayment date, the interest rate will increase to a per annum rate equal to the sum of (i) 5.5060% and (ii) 4.0000% (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred.

The ARD Loans may be interest-only or partial interest-only; consequently, the repayment of an ARD Loan in full on the applicable Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto). The Anticipated Repayment Date provisions described above, to the extent applicable, may result in an incentive for the borrower to repay such ARD Loan on or before the applicable Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on the applicable Anticipated Repayment Date.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents (and in some cases, debt service under a related mezzanine loan) and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after the related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid (if and to the extent permitted under applicable

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law and the related Mortgage Loan documents), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class V certificates.

See the footnotes to Annex A-1 for more information regarding the terms of the ARD Loans.

Single-Purpose Entity Covenants

With respect to 9 Mortgage Loans (2.9%) secured by residential cooperative properties, the related borrower does not have independent directors, and no non-consolidation opinion was delivered in connection with the origination of the related Mortgage Loan, and the organizational documents of the related borrower generally do not contain single purpose entity covenants and/or lack certain bankruptcy remoteness protections.

See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to certain Mortgage Loans, the borrower sponsor provided a full or partial payment guaranty with respect to the Mortgage Loan or with respect to an affiliated lease. Such a payment guaranty may increase the risk of consolidation of the related borrower with the borrower sponsor.

With respect to the Newport Centre Mortgage Loan (1.8%), certain indirect beneficial interest holders that own less than 1% of the interests in the related borrower (each, a “VSG Guarantor”) have provided a vertical slice guaranty (the “Guaranty of Collection”) of the Newport Centre Whole Loan in favor of the lender, provided that, among other things, (i) following a default, the lender has accelerated the Whole Loan, (ii) the lender has obtained a judgment for the unpaid balance and an order to liquidate the Mortgaged Property and (iii) upon such liquidation and application of proceeds, a deficiency remains due to the lender. The maximum amount guaranteed under the Guaranty of Collection is capped at 25.90% of the original principal balance of the Whole Loan, and the VSG Guarantors may not be required to make any payment which is duplicative of a payment already made by the borrower or any other VSG Guarantor. The Guaranty of Collection is terminable by any of the VSG Guarantors, with respect to its percentage of the guaranteed obligations, upon 30 days’ notice to the lender.

We cannot assure you that such payment guarantees will not result in a consolidation of the borrower with the related borrower sponsor in the event of a bankruptcy of the borrower sponsor and/or its affiliates. In addition, there is no assurance that the related guarantor has the resources to, or will, satisfy such guaranty obligations.

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period up to and including the stated maturity date. See

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Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid or defeased in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Further, certain Mortgage Loans may provide for prepayment (typically with prepayment consideration) in connection with the avoidance or cure of a cash management trigger event or in order to maintain a required Debt Service Coverage Ratio or Loan-to-Value Ratio.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or condemnation, to prepay the remaining principal balance of the Mortgage Loan or the remaining allocated loan amount of the related Mortgaged Property (in each case, after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans.

With respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., which are described as being encumbered by subordinate mortgage liens under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, each such Mortgage Loan is cross-defaulted with such subordinate mortgage lien(s) in the amounts described in this prospectus under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”. In each case, the subordinate lender is subject to a subordination agreement, which generally subordinates the subordinate lender’s rights and remedies to those of the lender under the Mortgage Loan; however, the subordinate lender is generally not subject to a standstill agreement. We cannot assure you that the foregoing circumstances, including with respect to the subordinate lender’s right to independently pursue a foreclosure action, will not result in a prepayment of the Mortgage Loan at a time when the applicable special servicer might

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otherwise have elected to modify the related Mortgage Loan or take other action with respect to the Mortgage Loan. In addition, we cannot assure you that foreclosure by the subordinate lender will not result in a material reduction in the liquidation proceeds that otherwise might have been realized by the applicable special servicer if such special servicer were able to elect a different course of action.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	26 Mortgage Loans (72.4%) prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower, for a specified period of time (after an initial period of at least two years following the date of initial issuance of the Offered Certificates), to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan (or, in the case of an Anticipated Repayment Date or open prepayment date, in the amount of the then-remaining principal balance) and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loans are freely prepayable.
●	3 Mortgage Loans (17.8%) prohibit voluntary principal prepayments during a Lock-out Period, following such Lock-out Period, for a specified period of time, permit the related borrower to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loans are freely prepayable.
●	2 Mortgage Loans (7.0%) prohibit voluntary principal prepayments during a Lock-out Period, following such Lock-out Period, for a specified period of time, permit the related borrower to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, thereafter, for a specified period of time, permit the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period) or to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loans are freely prepayable.
●	9 Mortgage Loans (2.9%) permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, thereafter permit the related borrower to make voluntary prepayments upon the payment of a Prepayment Premium for a specified period of time, and thereafter such Mortgage Loans are freely prepayable.
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The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
4	17	11.0%
5	3	7.6
6	1	1.4
7	19	80.0
Total	40	100.0%

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower.

Additionally, certain of the Mortgage Loans (excluding the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A.) provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
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●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders or the SOHO-RR Interest Owner); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower. In addition, with respect to a Mortgage Loan secured by a residential cooperative property sold to the Depositor by National Cooperative Bank, N.A., the master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA. See “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank. N.A.”.

Defeasance

The terms of 28 of the Mortgage Loans (79.3%) (the “Defeasance Loans”) permit the applicable borrower (in most cases, provided that no event of default exists) at any time after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with generally at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as

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close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) (or in certain cases, the borrower may be required to provide such government securities rather than the Defeasance Deposit) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or Anticipated Repayment Date or the first day of an open period, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

Furthermore, some of the Mortgage Loans may permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

●	With respect to the Biltmore Park Town Square Mortgage Loan (8.3%), on any business day that is after two years from the Closing Date, the borrower may
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obtain the release of a parcel on which a Regal Cinemas movie theater is located, upon prepayment of such amount, if any, as is needed to comply with the debt yield condition below, together with, if prior to the open prepayment date, a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium, upon satisfaction of the following conditions, among others: (i) after giving effect to such release (and if applicable, prepayment), the debt yield of the remaining Mortgaged Property will be no less than 11.25%, (ii) after giving effect to such release (and if applicable, prepayment), the loan to value ratio of the remaining Mortgaged Property will be no greater than the lesser of 59% and the loan to value ratio immediately prior to the release, (iii) separate zoning and tax lots and compliance with legal requirements, and (iv) REMIC related conditions. The movie theater represents 16.2% of the net rentable area and 16.3% of the underwritten rent at the Mortgaged Property.

●	With respect to the Poindexter Industrial Portfolio Mortgage Loan (7.8%), the borrowers may at any time, other than during the period commencing 90 days prior to a securitization and ending 90 days after a securitization of the Poindexter Industrial Portfolio Whole Loan, obtain the release of any one or more individual Mortgaged Properties, subject to the satisfaction of certain conditions, including, but not limited to, (i) prepayment of the related Whole Loan in an amount equal to 110% of the allocated loan amount of the Mortgaged Property being released, together with any applicable interest shortfall and a prepayment fee (the “Prepayment Fee”) equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium (to the extent such prepayment occurs any time other than six months prior to the maturity date), (ii) after giving effect to such release, the debt service coverage ratio with respect to the remaining Mortgaged Properties is greater than (1) the debt service coverage ratio of all the related Mortgaged Properties prior to the partial release and (2) 2.49x, and (iii) after giving effect to the partial release, the loan-to-value ratio of the remaining Mortgaged Properties is no greater than the lesser of (1) the loan-to-value ratio of all the related Mortgaged Properties prior to the partial release and (2) 49%, and (iv) compliance with certain REMIC related provisions. The borrower may satisfy the conditions to release relating to debt service coverage ratio and loan-to-value ratio in clauses (ii) and (iii) above by prepaying the Poindexter Industrial Portfolio Whole Loan together with any then applicable Prepayment Fee, or by making a cash deposit or delivering a letter of credit, in each case in an amount which, if applied to reduce the principal amount of the Poindexter Industrial Portfolio Whole Loan, would cause such conditions to be satisfied. In the event the borrower makes a cash deposit or provides a letter of credit, then at such time as such debt service coverage ratio and loan to value conditions are satisfied without giving effect to such cash deposit or letter of credit, such cash deposit or letter of credit will be returned to the borrower upon its request.
●	With respect to the Southwest Estates & Waters Edge Portfolio Mortgage Loan (1.3%), the related mortgagors’ affiliate, HH Land Holdings, LLC, has the option to purchase a small parcel adjacent to the Waters Edge Mortgaged Property for nominal consideration ($100) that expires July 12, 2027. If such mortgagors’ affiliate exercises the purchase option, so long as no improvements are developed thereon, such affiliate is only required to maintain the option parcel in a clean and sightly manner and ensure it complies with all applicable laws. However, if such mortgagors’ affiliate exercises the purchase option and constructs improvements thereon, then such affiliate must assign such option parcel including the improvements to the lien of the mortgage for the related Mortgage Loan, subject to
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various requirements including, without limitation, the option parcel must comply with legal requirements along with the Waters Edge Mortgaged Property; there must be adequate parking and access to the option parcel; delivery of an environmental site assessment and survey for the option parcel; and delivery of a REMIC opinion.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

27 of the Mortgage Loans (56.4%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

8 of the Mortgage Loans are secured in whole or in part by retail, office, mixed use and industrial properties (50.3%), and provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions (“TI/LC”) or other lease termination or occupancy issues. Such escrows are typically considered for retail, office, mixed use and industrial properties only.

21 of the Mortgage Loans (50.0%) provide for monthly or upfront escrows to cover planned capital expenditures, ongoing replacements and capital repairs or franchise-mandated property improvement plans.

12 of the Mortgage Loans (19.7%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

In certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. In addition, certain of the Mortgage Loans described above permit the related borrower to post a guaranty in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See also Annex A-3 for additional information on reserves at the Mortgaged Properties securing the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans.

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Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	13	$656,079,177	60.1%
Springing/Springing Cash Management	16	289,527,410	26.5
Soft/Springing Cash Management	2	114,000,000	10.5
None	9	31,186,921	2.9
Total:	40	$1,090,793,507	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all
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rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hotel Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets

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of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

With respect to the Grapevine Mills Mortgage Loan (7.4%), (i) the underwritten management fee is 1.7% of effective gross income, which is below 3.0% of effective gross income, and (ii) the underwritten base rent includes two new tenants totaling 26,007 square feet (1.6% of net rentable area and 1.5% of underwritten base rent) whereby the borrower has submitted lease execution documentation for execution following discussion of deal terms, but the documentation has not yet been executed by the related tenants, each of which represents exceptions to the underwriting guidelines for Wells Fargo Bank. Wells Fargo Bank’s decision to include the Grapevine Mills Mortgage Loan notwithstanding these exceptions was based on the following: (i) the loan metrics for the Grapevine Mills Mortgage Loan are 45.6% Cut-off Date LTV, 2.68x UW NCF DSCR, and 18.0% Underwritten NOI Debt Yield, (ii) the Grapevine Mills Mortgaged Property performance has been stable with occupancy (excluding temporary tenants) of at least 84.9% since 2014 and averaging 93.4% between 2014 and 2023, and (iii) if the management fee were increased to 3.0% and the two tenants were excluded from the base rent, the UW NCF DSCR and Debt Yield on Underwritten NOI yield would be 2.60x and 17.5%, respectively. In addition, certain characteristics of the Grapevine Mills Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank approved the inclusion of the Grapevine Mills Mortgage Loan into the Mortgage Pool.

With respect to the 1500 Boston Road Housing Development Fund Corporation Mortgage Loan (0.2%), the financial statements received from the related borrower for 2021 were on a compiled basis, and the financial statements received from the related borrower for 2022 and 2023 were audited. National Cooperative Bank, N.A.’s underwriting criteria requires reviewed financial statements for all loans greater than or equal to $1,000,000 and less than $5,000,000. National Cooperative Bank, N.A.’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following considerations: (a) the Cut-off Date LTV Ratio and Coop – LTV as Rental are 23.1% and 20.2%, respectively, (b) the U/W NCF DSCR, Cut-off Date U/W NCF Debt Yield and U/W NOI Debt Yield are 4.58x, 32.6% and 33.2%, respectively and (c) on a going forward basis, the related borrower is obligated to provide annual audited financial statements pursuant to the related loan documents. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, National Cooperative Bank, N.A. approved inclusion of the 1500 Boston Road Housing Development Fund Corporation Mortgage Loan into this transaction.

None of the other Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—JPMorgan Chase Bank, National Association— JPMCB’s Underwriting Guidelines and Processes”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

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Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests;
●	with respect to the Mortgage Loans secured by residential cooperative properties sold to the Depositor by National Cooperative Bank, N.A., the related borrower may have incurred, be permitted in the future to incur, or in the future be granted consent to incur, additional indebtedness secured by the related Mortgaged Property as further described in “Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”; and
●	with respect to the Mortgage Loans secured by residential cooperative properties, the owners of cooperative units underlying the residential cooperative properties are permitted, generally without restriction, to obtain loans secured by a pledge of such owner’s interest in the respective cooperative units underlying the cooperative properties.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

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Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each Sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Under-written NCF DSCR(2)	Cut-off Date Total Debt Under-written NCF DSCR(1)
VISA Global HQ	$85,000,000	7.8%	$72,000,000	$138,000,000	NAP	6.1757%	50.0%	66.1%	2.19x	1.48x

(1)	Calculated including the mezzanine debt and any subordinate debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.
(2)	Calculated including any related Pari Passu Companion Loans, but excluding any mezzanine debt or subordinate debt.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default (taking into account the cure rights exercised by the mezzanine lender) under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights exercised by the mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a

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change in the management of the related Mortgaged Properties, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default (or in some cases any default) occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums. The related mezzanine loan agreement provides, among other things, that an event of default under the related Mortgage Loan will be an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Maximum Principal Amount Permitted (If Specified)	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation
Hilton La Jolla Torrey Pines(1)	$65,000,000	6.0%	N/A	N/A	N/A	14.6%	Yes	No

(1)	The Mortgage Loan documents permit the related borrower sponsor at any time after the earlier of (i) September 1, 2027 and (ii) the second anniversary of the closing date of the securitization that includes the last pari passu note of the related whole loan to be securitized to cause one or more affiliates of the borrower to incur one or more mezzanine loans.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and repurchase rights. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

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Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

The Mortgage Loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” above and “—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” below.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other subordinate secured debt subject to the terms of the related Mortgage Loan documents or as otherwise expressly permitted by applicable law.

With respect to the Grapevine Mills Mortgage Loan (7.4%), the loan documents permit the borrower to enter into a property-assessed clean energy (“PACE”) loan for an amount not to exceed $5,000,000, subject to the related mortgagee’s approval and delivery of rating agency confirmation from each applicable rating agency. The lien resulting from any unpaid and delinquent PACE loan payments would have property tax lien status.

With respect to the 20 & 40 Pacifica Mortgage Loan (4.2%), the Mortgaged Property consists of approximately 17.13 acres located in Irvine, CA. In 2007 the City of Irvine issued floating rate bonds in the original amount of $51,500,000 (there being a current balance of $20,847,000) to fund public infrastructure improvements in a 493-acre improvements district that includes the Mortgaged Property. The initial lien amount allocated to the Mortgaged Property was $2,249,224 (there being a current allocable balance of $1,105,980). The bonds are fully amortizing and mature on September 2, 2032. The public improvements financed with the proceeds of the bonds are complete. Principal and interest payments are not included on the real estate tax bill; the debt obligations are billed

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separately by the City of Irvine. The bonds are secured by assessment liens on the individual properties in the assessment district. The assessment lien on the subject property is co-equal to and independent of the lien for general property taxes and, like real estate taxes, has priority over the mortgage lien. Under California’s Improvement Bond Act of 1915, if the bond assessments allocated to the subject property are not paid, the City of Irvine can initiate a judicial foreclosure process to foreclose the allocated lien amount tied to the subject property (i.e., the current allocable amount of $1,105,980).

With respect to the Newport Centre Mortgage Loan (1.8%), the Mortgage Loan documents permit the borrower to enter into a PACE loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation.

Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.

With respect to Mortgage Loans secured by residential cooperative properties sold to the Depositor by National Cooperative Bank, N.A., many of the related borrowers have incurred additional indebtedness secured by the related Mortgaged Property. Such additional secured indebtedness in existence as of the Cut-off Date is expressly subordinate to the related Mortgage Loan and is described on Annex A-1. The following table presents certain information with respect to existing subordinate mortgage indebtedness encumbering residential cooperative properties securing the related Mortgage Loans.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	Non-Trust Mortgage Loan Maximum Balance Allowed ($)(1)	Non-Trust Mortgage Loan Balance as of 9/11/2024 ($)	Total Cut-off Date Debt Balance ($)(2)	Total Maximum Debt Balance ($)(3)	Total Maximum Debt LTV Ratio (%)(3)	Non-Trust Mortgage Loan Interest Rate	Total Maximum Debt U/W NCF DSCR(4)
Hudson Courts Owners, Inc.	$9,000,000	$250,000	$0	$9,000,000	$9,250,000	32.0%	Greater of (A) 5.00% or (B) Prime Rate	3.48x
Fowler-Daley Owners, Inc.	$6,500,000	$1,000,000	$0	$6,500,000	$7,500,000	10.9%	Greater of (A) 5.50% or (B) Prime Rate	6.36x
14 Horatio Street Apartments Corp.	$5,594,142	$500,000	$0	$5,594,142	$6,094,142	3.6%	Greater of (A) 5.00% or (B) Prime Rate	14.43x
2640 Marion Avenue Owners, Inc.	$2,698,691	$200,000	$0	$2,698,691	$2,898,691	20.1%	Greater of (A) 5.85% or (B) Prime Rate + 0.25%	3.40x
1500 Boston Road Housing Development Fund Corporation	$1,798,799	$250,000	$0	$1,798,799	$2,048,799	26.3%	Greater of (A) 5.00% or (B) Prime Rate	3.92x
Clark Street Tenants Incorporated	$1,749,206	$250,000	$0	$1,749,206	$1,999,206	3.4%	Greater of (A) 5.50% or (B) Prime Rate	10.51x
139 E. 66 St. Corporation	$1,500,000	$400,000	$0	$1,500,000	$1,900,000	4.2%	Greater of (A) 5.50% or (B) Prime Rate	15.98x
Trinity Arms Ltd.	$1,247,932	$300,000	$0	$1,247,932	$1,547,932	24.6%	Greater of (A) 5.50% or (B) Prime Rate	3.57x
West 96th Street Owners' Corp.	$1,098,151	$250,000	$0	$1,098,151	$1,348,151	5.5%	Greater of (A) 5.50% or (B) Prime Rate	6.37x

(1)	For Subordinate LOC non-trust mortgage loans, the Non-Trust Mortgage Loan Maximum Balance Allowed assumes that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.
(2)	The Total Cut-off Date Debt Balance is calculated using the Cut-off Date Principal Balance of the Mortgage Loan and the actual outstanding balance of the non-trust mortgage loan(s) as of September 11, 2024.
(3)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt Balance and the Total Maximum Debt LTV Ratio are calculated (i) using the Cut-off Date Principal Balance of the Mortgage Loan and (ii) assuming that the corresponding non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as the Cut-off Date.
(4)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt U/W NCF DSCR is calculated (i) assuming that interest on the nontrust mortgage loan is accruing pursuant to the applicable loan document (with the applicable interest rate determined using the Prime Rate in effect as of September 11, 2024 and giving effect to any applicable interest rate floor), and (ii) assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.

In addition, with respect to each of the Mortgage Loans sold by National Cooperative Bank, N.A. and secured by residential cooperative properties, the PSA permits the applicable master servicer to grant consent to additional subordinate financing secured by the related

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cooperative property (even if such subordinate financing is prohibited by the terms of the related Mortgage Loan documents), subject to the satisfaction of certain conditions, including that (i) the maximum combined loan-to-value ratio not exceed 40% (based on the Value Co-op Basis of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness), (ii) the aggregate of proposed and existing subordinate financing secured by the related Mortgaged Property must not exceed $7.5 million, (iii) the net proceeds of the subordinate debt must be used principally for funding capital expenditures, major repairs or reserves, (iv) the subordinate mortgage loan is not permitted to have a stated maturity date that is prior to the maturity date of the related Mortgage Loan if the subordinate mortgage loan is not fully amortizing and (v) National Cooperative Bank, N.A. or any affiliate thereof that originates (in accordance with its underwriting standards for such loans) the subordinate mortgage loan, executes and delivers to the custodian (on behalf of the NCB co-trustee) for inclusion in the Mortgage File an intercreditor and subordination agreement with respect to such subordinate mortgage. “Value Co-op Basis” means, with respect to any residential cooperative property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the applicable master servicer determined as if the related Mortgaged Property is operated as a residential cooperative; in general, such value equals the gross share value of all cooperative units in the related Mortgaged Property, based in part on various comparable sales of cooperative apartment units in the market, plus the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions.

However, the intercreditor agreements that in each instance govern the interaction between the mortgagee under the Mortgage Loan and the lender with respect to any such additional secured debt do not (as to existing additional subordinate debt) and are not likely to (as to future additional secured debt) contain “standstill” provisions in favor of the mortgagee under the Mortgage Loan. As a result, the lender under any such permitted additional debt could foreclose upon its lien and cause a default on the related Mortgage Loan, regardless of whether such Mortgage Loan was otherwise in default.

In each of the aforementioned cases with respect to future subordinate financing, National Cooperative Bank, N.A. or one of its affiliates is likely to be the lender on such subordinate financing, although it is not obligated to provide such financing. In addition,

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the Mortgage Loans secured by residential cooperative properties do not restrict the pledge of direct equity interests in the related cooperative borrower in connection with the financing of cooperative apartment units and generally permit the related borrowers to incur unsecured subordinate debt subject to the terms of the related Mortgage Loan documents. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Hilton La Jolla Torrey Pines Mortgage Loan (6.0%), the Mortgage Loan documents permit the related borrower sponsor at any time after the earlier of (i) September 1, 2027 and (ii) the second anniversary of the closing date of the securitization that includes the last pari passu note of the related Whole Loan to be securitized to cause one or more affiliates of the borrower to incur one or more preferred equity investments provided that, among other conditions, (i) no event of default has occurred and is continuing, (ii) the combined debt yield is equal to or greater than 14.6%, and (iii) the lender has received one or more reasonably acceptable recognition or similar agreements.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

With respect to the Poindexter Industrial Portfolio Mortgage Loan (7.8%), the two borrowers (one a Delaware limited liability company and one a body corporate incorporated pursuant to the laws of the Province of Alberta, Canada) have the right to make unsecured loans to each other provided that such loans are expressly subordinate to repayment of the Mortgage Loan, held only by one of the borrowers, and at the lender’s request, subject to a subordination and standstill agreement acceptable to the lender.

With respect to the Biltmore Park Town Square Mortgage Loan (8.3%), the borrower previously was the borrower under a loan from an affiliate in the amount of approximately $70,500,000. Such affiliate loan was assigned to and assumed by the 99% owner of the borrower in connection with the origination of the Mortgage Loan.

With respect to the Residence Inn National Mall - Washington D.C. Mortgage Loan (4.9%), pursuant to the loan documents and the franchise agreement, on the origination date the borrower obtained a “key money” loan in the amount of $2,500,000 with Marriott International, Inc. as consideration for entering into the franchise agreement. If the

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franchise agreement is terminated before the end of its term, the franchisee must pay the unamortized portion of the key money, with some exceptions related to certain permitted transfers under the franchise agreement.

With respect to the Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan (3.7%), the loan documents permit the borrower to obtain a “key money” loan in the amount of $2,500,000 with Marriott International, Inc., which is payable to borrower within 30 days of the completion of the PIP work. The loan reduces on a monthly basis for each month that the borrower performs its obligations under the related franchise agreement. If the franchise agreement is terminated before the end of its term, the franchisee must pay the unamortized portion of the key money, with some exceptions related to certain permitted transfers under the franchise agreement.

With respect to the Kendall Value Center Mortgage Loan (2.3%), any person or entity that owns a direct or indirect interest in the general partner or managing member of the borrower (such general partner or managing member, a “Principal”) may make loans to the borrower, provided that (i) such debt is unsecured and is not (a) evidenced by a note or (b) in excess of 2% of the outstanding principal balance of the Mortgage Loan, (ii) repayment obligations of such loan to the borrower will not result in any liens against assets of the Principal, borrower, or the Kendall Value Center Mortgaged Property, (iii) the holders of such loan cannot pursue remedies against Principal or borrower or their respective assets until the Mortgage Loan is repaid in full and (iv) such loan is subordinate to the Kendall Value Center Mortgage Loan.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

The Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 as Soho Grand & The Roxy Hotel, Poindexter Industrial Portfolio, VISA Global HQ, Grapevine Mills, Hilton La Jolla Torrey Pines, 20 & 40 Pacifica, 900 North Michigan, Marriott Myrtle Beach Grande Dunes Resort, 610 Newport Center and Newport Centre (collectively, 54.7%) are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

In this prospectus, references to (i) any specified Whole Loan should be construed to refer to the Whole Loan comprised of the related Mortgage Loan with the same name and

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any related Companion Loan(s) and (ii) any specified Companion Loan should be construed to refer to the Companion Loan that together with the related Mortgage Loan with the same name comprise the related Whole Loan with the same name.

The following terms are used in reference to the Whole Loans:

“BBCMS 2024-C28 PSA” means the pooling and servicing agreement that governs the servicing of the 900 North Michigan Whole Loan.

“BMO 2024-C9 PSA” means the pooling and servicing agreement that governs the servicing of the 20 & 40 Pacifica Whole Loan.

“Control Appraisal Period” means, with respect to any Serviced A/B Whole Loan, the period during which a “Control Appraisal Event” (or analogous term) exists under the related Intercreditor Agreement.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced Certificate Administrator” means, with respect to each Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Custodian” means, with respect to each Non-Serviced Whole Loan, the custodian under the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to each Non-Serviced Whole Loan, the directing certificateholder (or the equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to each Non-Serviced Whole Loan, the master servicer or servicer under the related Non-Serviced PSA.

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“Non-Serviced Mortgage Loan” means each of (i) the Grapevine Mills Mortgage Loan, (ii) 20 & 40 Pacifica Mortgage Loan, (iii) the 900 North Michigan Mortgage Loan, (iv) the Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan, (v) the 610 Newport Center Mortgage Loan and (vi) each Servicing Shift Mortgage Loan (on and after the related Servicing Shift Securitization Date).

“Non-Serviced Pari Passu Companion Loan” means, with respect to each Non-Serviced Whole Loan, any pari passu promissory note other than the Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Grapevine Mills Whole Loan, (ii) the 20 & 40 Pacifica Whole Loan, (iii) the 900 North Michigan Whole Loan, (iv) the Marriott Myrtle Beach Grande Dunes Resort Whole Loan and (v) the 610 Newport Center Whole Loan.

“Non-Serviced PSA” means (i) with respect to the Grapevine Mills Mortgage Loan, Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan and the 610 Newport Center Mortgage Loan, the WFCM 2024-C63 PSA, (ii) with respect to the 20 & 40 Pacifica Mortgage Loan, the BMO 2024-C9 PSA, (iii) with respect to the 900 North Michigan Mortgage Loan, the BBCMS 2024-C28 PSA and (iv) with respect to each Servicing Shift Whole Loan on and after the related Servicing Shift Securitization Date, the pooling and servicing agreement that creates the trust whose assets include the related Control Note.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means with respect to each Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to each Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Serviced A/B Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan, a Serviced Subordinate Companion Loan and, in certain cases, one or more Serviced Pari Passu Companion Loans. As of the Closing Date, the Soho Grand & The Roxy Hotel Whole Loan will be a Serviced A/B Whole Loan.

“Serviced Companion Loan” means any of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans.

“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Whole Loan, any pari passu promissory note other than the Serviced Mortgage Loan.

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“Serviced Pari Passu Mortgage Loan” means each of (i) the VISA Global HQ Mortgage Loan, (ii) the Poindexter Industrial Portfolio Mortgage Loan, (iii) the Hilton La Jolla Torrey Pines Mortgage Loan and (iii) each Servicing Shift Mortgage Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Pari Passu Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan and one or more Serviced Pari Passu Companion Loans and includes each Servicing Shift Whole Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Subordinate Companion Loan” means, with respect to any Serviced A/B Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“Serviced Whole Loan” means each Serviced A/B Whole Loan and each Serviced Pari Passu Whole Loan.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, the Newport Centre Mortgage Loan will be the only Servicing Shift Mortgage Loan related to the Trust.

“Servicing Shift PSA” means, with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the pooling and servicing agreement or trust and servicing agreement entered into in connection with the securitization of the related Control Note.

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Control Note.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the related Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, the Newport Centre Whole Loan will be the only Servicing Shift Whole Loan related to the Trust.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“WFCM 2024-C63 PSA” means the pooling and servicing agreement that governs the servicing of the Grapevine Mills Whole Loan, the Marriott Myrtle Beach Grande Dunes Resort Whole Loan and the 610 Newport Center Whole Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—Description of the Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing holder under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—Description of the Mortgage Pool”.

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Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note Name	Control Note/ Non- Control Note	Note Cut-off Date Balance	Note Holder
Soho Grand & The Roxy Hotel	Note A-1	Non-Control	$80,000,000	BANK 2024-BNK48
	Note A-2	Non-Control	$70,000,000	JPMorgan Chase Bank, National Association
	Note A-3	Non-Control	$33,500,000	JPMorgan Chase Bank, National Association
	Note A-4	Non-Control	$20,000,000	BANK 2024-BNK48
	Note B	Control	$26,500,000	BANK 2024-BNK48 (Loan-Specific Interests)
Poindexter Industrial Portfolio	Note A-1	Control	$85,000,000	BANK 2024-BNK48
	Note A-2	Non-Control	$24,070,000	Citi Real Estate Funding Inc.
	Note A-3	Non-Control	$15,000,000	Citi Real Estate Funding Inc.
	Note A-4	Non-Control	$15,000,000	Citi Real Estate Funding Inc.
VISA Global HQ	Note A-1-1	Control	$85,000,000	BANK 2024-BNK48
	Note A-1-2	Non-Control	$40,000,000	Bank of America, National Association
	Note A-1-3	Non-Control	$43,000,000	Bank of America, National Association
	Note A-1-4	Non-Control	$10,000,000	Bank of America, National Association
	Note A-2-1	Non-Control	$25,000,000	Bank of America, National Association
	Note A-2-2	Non-Control	$20,000,000	Bank of America, National Association
Grapevine Mills	Note A-1-1	Control	$40,000,000	WFCM 2024-C63
	Note A-1-1-1	Non-Control	$10,000,000	BANK 2024-BNK48
	Note A-1-2	Non-Control	$40,000,000	BMO 2024-C9
	Note A-1-3	Non-Control	$11,000,000	BANK 2024-BNK48
	Note A-1-4	Non-Control	$10,000,000	BANK 2024-BNK48
	Note A-2-1	Non-Control	$35,000,000	BANK 2024-BNK48
	Note A-2-2	Non-Control	$20,000,000	WFCM 2024-C63
	Note A-2-3	Non-Control	$9,500,000	BANK 2024-BNK48
	Note A-2-4	Non-Control	$5,000,000	BANK 2024-BNK48
	Note A-3-1	Non-Control	$54,000,000	BMO 2024-C9
	Note A-3-2	Non-Control	$6,000,000	Bank of Montreal
	Note A-3-3	Non-Control	$9,500,000	Bank of Montreal
Hilton La Jolla Torrey Pines	Note A-1	Control	$65,000,000	BANK 2024-BNK48
	Note A-2	Non-Control	$45,000,000	BBCMS 2024-C28
20 & 40 Pacifica	Note A-1	Control	$40,000,000	BMO 2024-C9
	Note A-2	Non-Control	$29,000,000	BMO 2024-C9
	Note A-3	Non-Control	$26,000,000	BANK 2024-BNK48
	Note A-4	Non-Control	$20,000,000	BANK 2024-BNK48
900 North Michigan	Note A-1	Control	$80,000,000	BBCMS 2024-C28
	Note A-2	Non-Control	$20,000,000	WFCM 2024-C63
	Note A-3	Non-Control	$45,000,000	BANK 2024-BNK48
	Note A-4	Non-Control	$35,000,000	Goldman Sachs Bank USA
	Note A-1	Control	$44,884,096	WFCM 2024-C63
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Mortgage Loan	Note Name	Control Note/ Non- Control Note	Note Cut-off Date Balance	Note Holder
Marriott Myrtle Beach Grande Dunes Resort	Note A-2	Non-Control	$14,961,365	WFCM 2024-C63
	Note A-3	Non-Control	$29,922,730	BANK 2024-BNK48
	Note A-4	Non-Control	$9,974,243	BANK 2024-BNK48
610 Newport Center	Note A-1	Control	$30,000,000	WFCM 2024-C63
	Note A-2-1	Non-Control	$18,000,000	BANK 2024-BNK48
	Note A-2-2	Non-Control	$3,000,000	WFCM 2024-C63
	Note A-3	Non-Control	$20,000,000	WFCM 2024-C63
	Note A-4-1	Non-Control	$12,000,000	BANK 2024-BNK48
	Note A-4-2	Non-Control	$2,000,000	WFCM 2024-C63
Newport Centre	Note A-1-1	Control	$40,000,000	German American Capital Corporation
	Note A-1-2	Non-Control	$30,000,000	German American Capital Corporation
	Note A-1-3	Non-Control	$20,000,000	German American Capital Corporation
	Note A-1-4	Non-Control	$30,000,000	German American Capital Corporation
	Note A-2-1	Non-Control	$30,000,000	Goldman Sachs Bank USA
	Note A-2-2	Non-Control	$20,000,000	BANK 2024-BNK48
	Note A-2-3	Non-Control	$18,000,000	Goldman Sachs Bank USA

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of any master servicer, any special servicer, the trustee or the NCB co-trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer, the trustee or the NCB co-trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory
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notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans other than Servicing Shift Whole Loans. With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to Servicing Shift Whole Loans. With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or a designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such

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“Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

The applicable special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will generally expire 5 to 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the applicable special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

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If a Servicer Termination Event has occurred with respect to the applicable special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the applicable special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan. If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the applicable master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the applicable master servicer, the trustee or the NCB co-trustee, as applicable, to the extent provided under the PSA. None of any master servicer, any special servicer, the trustee or the NCB co-trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

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●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights. With respect to each Non-Serviced Pari Passu Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

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Certain Rights of each Non-Controlling Holder. With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including each Servicing Shift Whole Loan), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will generally expire 5 to 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

In addition, if the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned consultation period.

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In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File. The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan. If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan under the related Non-Serviced PSA, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Soho Grand & The Roxy Hotel A/B Whole Loan

General

The Soho Grand & The Roxy Hotel Mortgage Loan (9.2%) is part of a split loan structure comprised of five (5) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Soho Grand & The Roxy Hotel Mortgage Loan is evidenced by two (2) promissory notes, Note A-1 and Note A-4, with an aggregate Cut-off Date Balance of $100,000,000.

The Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is subordinate to the Soho Grand & The Roxy Hotel Mortgage Loan and the Soho Grand & The Roxy Hotel Pari Passu Companion Loan (as defined below) and is evidenced by one (1) promissory note, Note B, with a Cut-off Date Balance of $26,500,000.

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The related Pari Passu Companion Loan (the “Soho Grand & The Roxy Hotel Pari Passu Companion Loan”) is evidenced by (i) Note A-2 with a Cut-off Date Balance of $70,000,000 and (ii) Note A-3 with a Cut-off Date Balance of $33,500,000. Only the Soho Grand & The Roxy Hotel Mortgage Loan and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan will be included in the issuing entity. The Soho Grand & The Roxy Hotel Mortgage Loan and the Soho Grand & The Roxy Hotel Pari Passu Companion Loan are pari passu with each other in terms of priority. The Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is subordinate to the Soho Grand & The Roxy Hotel Mortgage Loan and the Soho Grand & The Roxy Hotel Pari Passu Companion Loan in terms of priority. The Soho Grand & The Roxy Hotel Mortgage Loan, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and the Soho Grand & The Roxy Hotel Pari Passu Companion Loans are collectively referred to in this prospectus as the Soho Grand & The Roxy Hotel Whole Loan (the “Soho Grand & The Roxy Hotel Whole Loan”). It is anticipated that the related Soho Grand & The Roxy Hotel Pari Passu Companion Loans will be included in one or more future securitizations. However, we cannot assure you that this will ultimately occur.

The rights of the issuing entity as the holder of the Soho Grand & The Roxy Hotel Mortgage Loan and the rights of the holders of the Soho Grand & The Roxy Hotel Companion Loans are subject to an Intercreditor Agreement (the “Soho Grand & The Roxy Hotel Intercreditor Agreement”). The following summaries describe certain provisions of the Soho Grand & The Roxy Hotel Intercreditor Agreement.

Prior to the occurrence and continuance of a Soho Grand & The Roxy Hotel Control Appraisal Period, the holder of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan will have the right to cure certain defaults by the borrower, and the right to approve certain modifications and consent to certain actions to be taken with respect to the Soho Grand & The Roxy Hotel Whole Loan, each as more fully described below.

A “Soho Grand & The Roxy Hotel Control Appraisal Period” will exist with respect to the Soho Grand & The Roxy Hotel Whole Loan, if and for so long as (a)(1) the initial principal balance of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, Trust Subordinate Companion Loan, (y) any appraisal reduction amount for the Soho Grand & The Roxy Hotel Whole Loan that is allocated to such Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and (z) any losses realized with respect to the Mortgaged Property or the Soho Grand & The Roxy Hotel Whole Loan that are allocated to the Trust Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holder of the Trust Subordinate Companion Loan. The holder of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan also has the right to purchase the Soho Grand & The Roxy Hotel Mortgage Loan and the Soho Grand & The Roxy Hotel Pari Passu Companion Loan in whole but not in part in certain instances as set forth below.

For so long as the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is included in the BANK 2024-BNK48 securitization, the next paragraph below will not apply and will have no force or effect.

The holder of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is entitled to avoid a Soho Grand & The Roxy Hotel Control Appraisal Period caused by the application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, (i) delivery of additional collateral and in the form of either (x) cash collateral or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the

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Soho Grand & The Roxy Hotel Intercreditor Agreement (either (x) or (y), the “Threshold Event Collateral”) and (ii) the Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property.

Servicing

The Soho Grand & The Roxy Hotel Whole Loan (including the Soho Grand & The Roxy Hotel Mortgage Loan and the Trust Subordinate Companion Loan) and any related REO Property will be serviced and administered by the master servicer and the special servicer pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement”, but subject to the terms of the Soho Grand & The Roxy Hotel Intercreditor Agreement. See “Pooling and Servicing Agreement”.

Application of Payments

The Soho Grand & The Roxy Hotel Intercreditor Agreement sets forth the respective rights of the holder of the Soho Grand & The Roxy Hotel Mortgage Loan, the holder of the Trust Subordinate Companion Loan, and the holder of the Soho Grand & The Roxy Hotel Pari Passu Companion Loan with respect to distributions of funds received in respect of the Soho Grand & The Roxy Hotel Whole Loan, and provides, in general, that prior to the occurrence and continuance of (i) event of default with respect to an obligation to pay money due under the Soho Grand & The Roxy Hotel Whole Loan, (ii) any other event of default for which the Soho Grand & The Roxy Hotel Whole Loan is actually accelerated, (iii) any other event of default which causes the Soho Grand & The Roxy Hotel Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Sequential Pay Event” ) (or, if such a default has occurred, but has been cured by the holder of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan or the default cure period has not yet expired and the holder of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is exercising its cure rights under the Soho Grand & The Roxy Hotel Intercreditor Agreement), after payment of amounts for reserves or escrows required by the Mortgage Loan documents and amounts payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, certificate administrator, asset representations reviewer or trustee, payments and proceeds received with respect to the Soho Grand & The Roxy Hotel Whole Loan will generally be applied in the following order:

●       first, to each holder of the Soho Grand & The Roxy Hotel Mortgage Loan and each holder of the Soho Grand & The Roxy Hotel Pari Passu Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate;

●       second, to each holder of the Soho Grand & The Roxy Hotel Mortgage Loan and each holder of the Soho Grand & The Roxy Hotel Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to their respective percentage interests of all principal payments received (including any Insurance Proceeds or Condemnation Proceeds received), if any, until their principal balances have been reduced to zero;

●       third, to each holder of the Soho Grand & The Roxy Hotel Mortgage Loan and each holder of the Soho Grand & The Roxy Hotel Pari Passu Companion Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs, in each case to the extent reimbursable by the borrower but not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer on their behalf and not previously paid or reimbursed);

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●       fourth, to each holder of the Soho Grand & The Roxy Hotel Mortgage Loan and each holder of the Soho Grand & The Roxy Hotel Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to the product of (i) the percentage interest of each such note multiplied by (ii) the applicable relative spread (as set forth in the Soho Grand & The Roxy Hotel Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower and allocated to the Soho Grand & The Roxy Hotel Mortgage Loan and the Soho Grand & The Roxy Hotel Pari Passu Companion Loan;

●       fifth, to the extent the holder of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the Soho Grand & The Roxy Hotel Intercreditor Agreement, to reimburse such holder for all such cure payments;

●       sixth, to the holder of the Trust Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the outstanding principal balance the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan at its net interest rate;

●       seventh, to the holder of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan in an amount equal to its percentage interest of principal payments received (including any Insurance Proceeds or Condemnation Proceeds received), if any, until its balance has been reduced to zero;

●       eighth, to the holder of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan in an amount equal to the product of (i) the percentage interest of such note multiplied by (ii) the applicable relative spread (as set forth in the Soho Grand & The Roxy Hotel Intercreditor Agreement), and (iii) any prepayment premium to the extent paid by the borrower and allocated to the Trust Subordinate Companion Loan;

●       ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing (first)-(ninth) and, as a result of a workout, the principal balance of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

●       tenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer (in each case provided that such reimbursements or payments relate to the Soho Grand & The Roxy Hotel Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the holder of the Soho Grand & The Roxy Hotel Mortgage Loan, each holder of the Soho Grand & The Roxy Hotel Pari Passu Companion Loan and the holder of the Trust Subordinate Companion Loan, pro rata, based on their respective percentage interests;

●       eleventh, to each holder of the Soho Grand & The Roxy Hotel Mortgage Loan and each holder of the Soho Grand & The Roxy Hotel Pari Passu Companion Loan on a pro rata basis any penalty charges;

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●       twelfth, to the holder of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan in an amount equal to any penalty charges received; and

●       thirteenth, if any excess amount is available to be distributed in respect of the Soho Grand & The Roxy Hotel Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(twelfth), any remaining amount is required to be paid pro rata to the holder of the Soho Grand & The Roxy Hotel Mortgage Loan, each holder of the Soho Grand & The Roxy Hotel Pari Passu Companion Loan and the holder of the Trust Subordinate Companion Loan, based on their respective percentage interests.

Following the occurrence and during the continuance of a Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the loan documents and amounts then payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, certificate administrator, asset representations reviewer and trustee, payments and proceeds with respect to the Soho Grand & The Roxy Hotel Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●       first, to each holder of the Soho Grand & The Roxy Hotel Mortgage Loan and each holder of the Soho Grand & The Roxy Hotel Pari Passu Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate;

●       second, to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the principal balance of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan at the net note B rate;

●       third, to each holder of the Soho Grand & The Roxy Hotel Mortgage Loan and each holder of the Soho Grand & The Roxy Hotel Pari Passu Companion Loan, pro rata, based on their outstanding principal balance until their principal balances have been reduced to zero;

●       fourth, to the holder of the Soho Grand & The Roxy Hotel Mortgage Loan and each holder of the Soho Grand & The Roxy Hotel Pari Passu Companion Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs, in each case to the extent reimbursable by the borrower but not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer on their behalf and not previously paid or reimbursed);

●       fifth, to each holder of the Soho Grand & The Roxy Hotel Mortgage Loan and each holder of the Soho Grand & The Roxy Hotel Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to the product of (i) their respective percentage interest multiplied by (ii) the applicable relative spread (as set forth in the Soho Grand & The Roxy Hotel Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower and allocated to the Soho Grand & The Roxy Hotel Mortgage Loan and the Soho Grand & The Roxy Hotel Pari Passu Companion Loan;

●       sixth, to the extent the holder of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the sixth Intercreditor Agreement, to reimburse such holder for all such cure payments;

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●       seventh, to the holder of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan in an amount equal to the principal balance of such note until its principal balance has been reduced to zero;

●       eighth, to the holder of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan in an amount equal to the product of (i) percentage interest of such note multiplied by (ii) the relative spread (as set forth in the Soho Grand & The Roxy Hotel Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower and allocated to the Trust Subordinate Companion Loan;

●       ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(eighth) and, as a result of a workout, the principal balance of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan in an amount up to the reduction, if any, of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan principal balance as a result of such workout, plus interest on such amount at the applicable interest rate;
●       tenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer (in each case provided that such reimbursements or payments relate to the Soho Grand & The Roxy Hotel Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the holder of the Soho Grand & The Roxy Hotel Mortgage Loan, each holder of the Soho Grand & The Roxy Hotel Pari Passu Companion Loan and the holder of the Trust Subordinate Companion Loan, pro rata, based on their respective percentage interests;

●       eleventh, to the holder of the Soho Grand & The Roxy Hotel Mortgage Loan and each holder of the Soho Grand & The Roxy Hotel Pari Passu Companion Loan on a pro rata basis in an amount equal to any penalty charged received with respect to the related note;

●       twelfth, to the holder of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan in an amount equal to any penalty charges received with respect to the related note; and

●       thirteenth, if any excess amount is available to be distributed in respect of the Soho Grand & The Roxy Hotel Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(twelfth), any remaining amount is required to be paid pro rata to the holder of the Soho Grand & The Roxy Hotel Mortgage Loan, each holder of the Soho Grand & The Roxy Hotel Pari Passu Companion Loan and the holder of the Trust Subordinate Companion Loan, based on their respective percentage interests.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Soho Grand & The Roxy Hotel Mortgage Loan pursuant to the terms of the PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Soho Grand & The Roxy Hotel Mortgage Loan and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Soho Grand & The Roxy Hotel

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Pari Passu Companion Loan or any loans included in any future securitization trust related to the Soho Grand & The Roxy Hotel Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or Servicing Advance) allocable to the Soho Grand & The Roxy Hotel Pari Passu Companion Loan and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on the Soho Grand & The Roxy Hotel Pari Passu Companion Loan and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan or from general collections with respect to the securitization of the Soho Grand & The Roxy Hotel Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

For more information regarding the allocation of collections and expenses in respect of the Soho Grand & The Roxy Hotel Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

Pursuant to the Soho Grand & The Roxy Hotel Intercreditor Agreement, the controlling holder with respect to the Soho Grand & The Roxy Hotel Whole Loan (the “Soho Grand & The Roxy Hotel Controlling Noteholder”), as of any date of determination, will be (i) the holder of the Trust Subordinate Companion Loan, unless a Soho Grand & The Roxy Hotel Control Appraisal Period has occurred and is continuing or (ii) if a Soho Grand & The Roxy Hotel Control Appraisal Period has occurred and is continuing, the holder of the Soho Grand & The Roxy Hotel Mortgage Loan; provided that at any time the holder of the Soho Grand & The Roxy Hotel Mortgage Loan is the Soho Grand & The Roxy Hotel Controlling Noteholder and is included in the issuing entity, references to the “Soho Grand & The Roxy Hotel Controlling Noteholder” will mean the Controlling Class Certificateholders, as and to the extent provided in the PSA; provided, further, that, if the holder of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan would be the Soho Grand & The Roxy Hotel Controlling Noteholder pursuant to the terms hereof, but any interest in the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is held by the borrower or a borrower related party, or the borrower or borrower related party would otherwise be entitled to exercise the rights of the Soho Grand & The Roxy Hotel Controlling Noteholder, a Soho Grand & The Roxy Hotel Control Appraisal Period will be deemed to have occurred. The Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan holder is the Soho Grand & The Roxy Hotel Controlling Noteholder as of the Closing Date.

Pursuant to the Soho Grand & The Roxy Hotel Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Soho Grand & The Roxy Hotel Whole Loan or the Mortgage Loan documents (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Soho Grand & The Roxy Hotel Major Decision has been requested or proposed, at least ten (10) business days prior to taking action with respect to such Soho Grand & The Roxy Hotel Major Decision (or making a determination not to take action with respect to such Soho Grand & The Roxy Hotel Major Decision), the special servicer must receive the written consent of the Soho Grand & The Roxy Hotel Controlling Noteholder (or its representative) before implementing a decision with respect to such Soho Grand & The Roxy Hotel Major Decision. In connection with any such Major Decision, the master servicer or special servicer, as applicable, will be required to provide to the Soho Grand & The Roxy Hotel Mortgage Loan holder (or its “Directing Certificateholder” or analogous term under the PSA) (with a copy to each Soho Grand & The Roxy Hotel Circle Pari Passu Companion Loan holder) (i) a copy of the related

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Major Decision Reporting Package at the same time as it is provided to the Soho Grand & The Roxy Hotel Controlling Noteholder (or its Controlling Noteholder Representative) and (ii) prompt written notice that a Soho Grand & The Roxy Hotel Major Decision has been made, after it is finalized and/or executed. Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to any Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the master servicer may take actions with respect to such Mortgaged Property before obtaining the consent of the Soho Grand & The Roxy Hotel Controlling Noteholder (or its representative) if the master servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the noteholders of the Soho Grand & The Roxy Hotel Whole Loan, and the master servicer has made a reasonable effort to contact the Soho Grand & The Roxy Hotel Controlling Noteholder (or its representative). The foregoing does not relieve the holder of the Soho Grand & The Roxy Hotel Mortgage Loan (or master servicer acting on its behalf) of its duties to comply with the Servicing Standard.

Notwithstanding the foregoing, the master servicer may not follow any advice or consultation provided by the Soho Grand & The Roxy Hotel Controlling Noteholder (or its representative) that would require or cause the master servicer to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the master servicer to violate provisions of the Soho Grand & The Roxy Hotel Intercreditor Agreement or the PSA, require or cause the master servicer to violate the terms of the Soho Grand & The Roxy Hotel Whole Loan, or materially expand the scope of any master servicer’s responsibilities under the Soho Grand & The Roxy Hotel Intercreditor Agreement.

During the continuance of a Soho Grand & The Roxy Hotel Control Appraisal Period, the holder of the Soho Grand & The Roxy Hotel Mortgage Loan (or the servicer acting on its behalf) will be required to provide copies of any notice, information and report that it is required to provide to the SOHO Directing Holder pursuant to the PSA with respect to any Soho Grand & The Roxy Hotel Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Soho Grand & The Roxy Hotel Whole Loan, to each holder of the notes of the Soho Grand & The Roxy Hotel Whole Loan other than the Soho Grand & The Roxy Hotel Mortgage Loan and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan (or the controlling class representative thereof) (each such holder, a “Non-Controlling Note Holder”), within the same time frame it is required to provide to the SOHO Directing Holder (for this purpose, without regard to whether such items are actually required to be provided to the SOHO Directing Holder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding the foregoing, during the continuance of a Soho Grand & The Roxy Hotel Control Appraisal Period, the master servicer or special servicer, as applicable, will be required to consult with the Non-Controlling Note Holder (or its controlling class representative) on a strictly non-binding basis, to the extent having received such notices, information and reports, the Non-Controlling Note Holder (or its controlling class representative) requests consultation with respect to any such Soho Grand & The Roxy Hotel Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Soho Grand & The Roxy Hotel Whole Loan, and consider alternative actions recommended by the Non-Controlling Note Holder (or its controlling class representative); provided that after the expiration of a period of ten (10) Business Days from the delivery to the Non-Controlling Note Holders (or its controlling class representative) by the master servicer or special servicer, as applicable, of written notice of

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a proposed action, together with copies of the notice, information and report required to be provided to the Controlling Class Representative, the master servicer or special servicer, as applicable, will no longer be obligated to consult with the respective Non-Controlling Note Holder (or its controlling class representative), whether or not the Non-Controlling Note Holder (or its controlling class representative) has responded within such ten (10) Business Day period (unless, the master servicer or special servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

In addition to the consultation rights of each Non-Controlling Note Holder (or its representative), during the continuance of a Soho Grand & The Roxy Hotel Control Appraisal Period, the Non-Controlling Note Holder will have the right to attend annual meetings (either telephonically or in person, in the discretion of the master servicer) with the holder of the Soho Grand & The Roxy Hotel Mortgage Loan (or the servicer acting on its behalf) at the offices of the master servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer, as applicable, in which servicing issues related to the Soho Grand & The Roxy Hotel Whole Loan are discussed.

“Soho Grand & The Roxy Hotel Major Decision” means:

(i)                        any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of any REO Property) of the ownership of the property or properties securing the Soho Grand & The Roxy Hotel Whole Loan if it comes into and continues in default;

(ii)                     any modification, consent to a modification or waiver of any monetary term (other than late fees, Penalty Charges and Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Mortgage Loan documents or any extension of the maturity date of the Soho Grand & The Roxy Hotel Whole Loan;

(iii)                    following a default or an event of default with respect to the Mortgage Loan documents, any exercise of remedies, including the acceleration of the Soho Grand & The Roxy Hotel Whole Loan or initiation of any proceedings, judicial or otherwise, under the related the Mortgage Loan documents;

(iv)                   any sale of the Soho Grand & The Roxy Hotel Whole Loan (when it is a Defaulted Loan) or REO Property for less than the applicable Purchase Price (as defined in the PSA);

(v)                      any determination to bring the Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any Hazardous Materials (as defined in the PSA) located at the Mortgaged Property or an REO Property;

(vi)                   any release of material collateral or any acceptance of substitute or additional collateral for the Soho Grand & The Roxy Hotel Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)                any waiver of or any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to the Soho Grand & The Roxy Hotel Whole Loan or any consent to such a waiver or any consent to a transfer of all or any

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portion of the Mortgaged Property or of any direct or indirect legal or beneficial interests in the borrower;

(viii)             any incurrence of additional debt by the borrower or any mezzanine financing by any direct or indirect beneficial owner of the borrower (to the extent that the lender has consent rights pursuant to the related Mortgage Loan documents);

(ix)                 any modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Soho Grand & The Roxy Hotel Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto;

(x)                    any property management company changes, including, without limitation, approval of a new property manager or the termination of a manager and appointment of a new property manager, and any new management agreement or amendment, modification or termination of any management agreement (in each case, if the lender is required to consent or approve such changes under the Mortgage Loan documents);

(xi)                 any releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(xii)               any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under the Soho Grand & The Roxy Hotel Whole Loan other than pursuant to the specific terms of the Mortgage Loan documents and for which there is no lender discretion, or the approval of any replacement or additional guarantor under the Mortgage Loan documents (in each case, if the lender is required to consent or approve such changes under the Mortgage Loan documents);

(xiii)            any determination of an Acceptable Insurance Default;

(xiv)             any modification, waiver, termination, renewal or amendment of any lease, the execution of any new lease or the granting of a subordination and nondisturbance or attornment agreement in connection with any lease, at the Mortgaged Property if it would be a Major Lease (as defined in the Mortgage Loan documents) (in each case, if the lender is required to consent or approve such changes under the Mortgage Loan documents);

(xv)                any determination by the Master Servicer to transfer the Soho Grand & The Roxy Hotel Whole Loan to the Special Servicer pursuant to clauses (iii) or (ix) of the definition of Servicing Transfer Event (as defined in the PSA);

(xvi)             any adoption or implementation of a budget submitted by the borrower to the extent lender approval is required under the Mortgage Loan documents;

(xvii)           the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower;

(xviii)        the approval of any property improvement plans or other material alterations proposed for the Mortgaged Property to the extent lender approval is required under the Mortgage Loan documents;

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(xix)            any proposed material modification or waiver of the insurance requirements set forth in the Mortgage Loan documents, other than pursuant to the specific terms of such Mortgage Loan documents and for which there is no lender discretion;

(xx)               any material change in the standards contained in the Mortgage Loan documents for alterations, leasing, material agreement and budget approvals, if any, to the extent that the consent of the lender is required for any such matter;

(xxi)            any filing of a bankruptcy or similar action against the borrower or guarantor or the election of any action in a bankruptcy or Insolvency Proceeding to seek relief from the automatic stay or dismissal of a bankruptcy filing or voting for or opposing a plan of reorganization, seeking or opposing an order for adequate protection, adequate assurance, a § 363 sale, order shortening time or similar motion of procedure in an Insolvency Proceeding or making an § 1111(b)(2) election on behalf of the Noteholders;

(xxii)         any waiver of a covenant of the borrower relating to maintaining its status as a special purpose entity; or

(xxiii)       if the Mortgaged Property is an REO Property, approval of operating and business plans.

provided, however that upon the occurrence and during the continuance of a Control Appraisal Period, “Major Decision” will have the meaning given to such term in the PSA.

Cure Rights

For so long as the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is included in the BANK 2024-BNK48 securitization, the next paragraph below will not apply and will have no force or effect.

In the event that the borrower of the Soho Grand & The Roxy Hotel Whole Loan fails to make any payment of principal or interest on the Soho Grand & The Roxy Hotel Whole Loan by the end of the applicable grace period or any other event of default under the related Mortgage Loan documents occurs, unless a Soho Grand & The Roxy Hotel Control Appraisal Period has occurred and is continuing, the holder of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan will have the right to cure such event of default, subject to certain limitations set forth in the Soho Grand & The Roxy Hotel Intercreditor Agreement. The holder of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan will be limited to six (6) cures of monetary defaults, no more than three (3) of which may be consecutive, or cures of non-monetary defaults. The holder of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan will not be required to pay any default interest or late charges in order to effect a cure.

Purchase Option

For so long as the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is included in the BANK 2024-BNK48 securitization, the next paragraph below will not apply and will have no force or effect.

If an event of default with respect to Soho Grand & The Roxy Hotel Whole Loan has occurred and is continuing, the holder of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan will have the option to purchase the Soho Grand & The Roxy Hotel Mortgage Loan and the Soho Grand & The Roxy Hotel Pari Passu Companion Loan in

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whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Soho Grand & The Roxy Hotel Mortgage Loan and the Soho Grand & The Roxy Hotel Pari Passu Companion Loan, (b) accrued and unpaid interest on the Soho Grand & The Roxy Hotel Mortgage Loan and the Soho Grand & The Roxy Hotel Pari Passu Companion Loan through the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under the Soho Grand & The Roxy Hotel Whole Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (unless the purchaser is the borrower or a borrower related party), (d) any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the Mortgage Loan documents, including among other items, servicing advances and any accrued and unpaid special servicing fees, (e) any accrued and unpaid interest on advances, (f) any amounts payable in respect of the Soho Grand & The Roxy Hotel Whole Loan to the asset representations reviewer, (g) if (i) the borrower or borrower related party is the purchaser or (ii) if the Soho Grand & The Roxy Hotel Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the Soho Grand & The Roxy Hotel Intercreditor Agreement, any liquidation or workout fees, and (h) certain additional amounts to the extent provided for in the Soho Grand & The Roxy Hotel Intercreditor Agreement.

Special Servicer Appointment Rights

Pursuant to the terms of the Soho Grand & The Roxy Hotel Intercreditor Agreement and the PSA, the holder of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan (prior to the occurrence and continuance of a Soho Grand & The Roxy Hotel Control Appraisal Period) will have the right, with or without cause, to replace the special servicer then acting with respect to the Soho Grand & The Roxy Hotel Whole Loan and appoint a replacement special servicer in lieu of such special servicer. The Trust Directing Holder (after the occurrence and continuance of a Soho Grand & The Roxy Hotel Control Appraisal Period and prior to the occurrence and continuance of a Control Termination Event), and the applicable certificateholders with the requisite percentage of Voting Rights (after the occurrence and continuance of a Soho Grand & The Roxy Hotel Control Appraisal Period and the occurrence and continuance of Control Termination Event) will have the right, with or without cause (subject to the limitations described herein), to replace the special servicer then acting with respect to the Soho Grand & The Roxy Hotel Whole Loan and appoint a replacement special servicer in lieu of such special servicer, as described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Event”.

The Soho Grand & The Roxy Hotel Controlling Noteholder agrees and acknowledges that the PSA may contain provisions such that any special servicer could be terminated under the PSA based on a recommendation by the operating advisor if (A) the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the holders of securities issued under the PSA (as a collective whole) and (B) an affirmative vote of requisite certificateholders is obtained. The Soho Grand & The Roxy Hotel Controlling Noteholder will retain its right to remove, appoint and replace the special servicer, but the Soho Grand & The Roxy Hotel Controlling Noteholder may not restore a special servicer that has been removed in accordance with the preceding sentence.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of

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certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in September 2024 and ending on a hypothetical Determination Date in October 2024. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Morgan Stanley Bank, N.A., Citi Real Estate Funding Inc., JPMorgan Chase Bank, National Association, Goldman Sachs Bank USA, Wells Fargo Bank, National Association, Bank of America, National Association, National Consumer Cooperative Bank and National Cooperative Bank, N.A. are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Morgan Stanley Mortgage Capital Holdings LLC, Citi Real Estate Funding Inc., JPMorgan Chase Bank, National Association, Goldman Sachs Mortgage Company Wells Fargo Bank, National Association, Bank of America, National Association and National Cooperative Bank, N.A., on or about October 9, 2024 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee and/or the NCB co-trustee, as applicable, pursuant to the PSA.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction and one of the mortgage loan sellers of this securitization. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

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Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”) (12.8%), which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization. Morgan Stanley Bank is also the holder of certain of the Companion Loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and of Morgan Stanley Capital I Inc., the depositor, and Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

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The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2023.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2023	5.1	1.7	2.4	4.0
Year ending December 31, 2022	12.3	2.7	3.8	6.5
Year ending December 31, 2021	16.8	6.9	4.8	11.7
Year ending December 31, 2020	6.4	2.2	2.6	4.9
Year ending December 31, 2019	18.4	6.3	3.4	9.8

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.
(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to June 30, 2024, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $121,332,233,023.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or borrower sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have

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affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

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Debt Service Coverage and Loan-to-Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual or (ii) the related
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mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.
●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report,
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except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines

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were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.
●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II environmental site assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.
●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an
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inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Pursuant to certain interim servicing arrangements between Midland and MSMCH, a sponsor and a mortgage loan seller, or Midland and certain affiliates of MSMCH, Midland acts as primary servicer with respect to certain mortgage loans owned by MSMCH or such affiliates from time to time.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to the Morgan Stanley Group’s underwriting guidelines described above in respect of the MSMCH Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

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Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;
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●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such Mortgage Loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the 10 largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next 5 largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated (or, with respect to any mortgage loan that is part of a whole loan originated by one or more other originators, co-originated) in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material

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deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated (or, with respect to any mortgage loan that is part of a whole loan originated by one or more other originators, co-originated) in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing July 1, 2021 and ending June 30, 2024, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from April 1, 2024 through June 30, 2024 was set forth in a Form ABS-15G filed by MSMCH on August 12, 2024. The Central Index Key Number of MSMCH is 0001541557.

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Repurchases and Replacements(1)
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator(2)	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(4)			Assets Pending Repurchase or Replacement (within cure period)(5)			Demand in Dispute(6)			Demand Withdrawn(7)			Demand Rejected(8)
			#	$	%	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)
Morgan Stanley Capital I Trust 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,139,689	(11)	0	-	(11)	0	-	(11)	0	-	(11)	1	11,139,689	(11)	0	-	(11)
		IXIS Real Estate Capital Inc.	29	394,907,946	24.4%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
		NCB, FSB	76	186,437,861	11.5%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
		Massachusetts Mutual Life Insurance Company	23	106,224,406	6.6%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
		SunTrust Bank	13	84,420,011	5.2%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
		Union Central Mortgage Funding, Inc.	23	48,313,591	3.0%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
		National Consumer Cooperative Bank	1	23,491,609	1.5%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
Issuing Entity Subtotal			232	1,616,114,632	100%	1	11,139,689	(11)	0	-	(11)	0	-	(11)	0	-	(11)	1	11,139,689	(11)	0	-	(11)
BANK 2021-BNK31 (0001840121)(12)	X	Wells Fargo Bank, N.A.	16	311,413,202	34.4%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		Morgan Stanley Bank, N.A.	17	274,568,000	30.3%	1	4,500,000	0.5%	0	-	0%	0	-	0%	0	-	0%	1	4,500,000	0.5%	0	-	0%
		Bank of America, N.A.	11	259,652,948	28.7%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		National Cooperative Bank, N.A.	17	59,552,254	6.6%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
Issuing Entity Subtotal			61	905,186,404	100%	1	4,500,000	0.5%	0	-	0%	0	-	0%	0	-	0%	1	4,500,000	0.5%	0	-
Aggregate Total						2	15,639,689		0	-		0	-		0	-		2	15,639,689		0	-

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(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.
(3)	Reflects aggregate numbers for all demand activity shown in this table.
(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from July 1, 2021 through June 30, 2024. The demand related to loans reported in this column may have been received prior to such reporting period.
(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from July 1, 2021 through June 30, 2024.
(6)	Includes demands received during and prior to the reporting period from July 1, 2021 through June 30, 2024, unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.
(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from July 1, 2021 through June 30, 2024. The demand related to loans reported in this column may have been received prior to such reporting period.
(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from July 1, 2021 through June 30, 2024. The demand related to loans reported in this column may have been received prior to such reporting period.
(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the June 2024 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool or the relevant securitization was paid off entirely. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.
(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the June 2024 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.
(11)	The Morgan Stanley Capital I Trust 2006-IQ11 securitization was paid off entirely on August 16, 2021 and, as a result, the outstanding principal balance of such securitization as of June 30, 2024 was zero.
(12)	A repurchase demand was received with respect to the 1049 Fifth Avenue mortgage loan on August 28, 2023. Following such demand, Morgan Stanley Mortgage Capital Holdings LLC repurchased the 1049 Fifth Avenue mortgage loan on November 15, 2023.

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Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Morgan Stanley & Co. LLC is expected to be the holder of $3,000,000 initial Certificate Balance of the Class A-S certificates and $2,000,000 initial Certificate Balance of the Class C certificates. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

Citi Real Estate Funding Inc.

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller. The respective Mortgage Loans that CREFI is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “CREFI Mortgage Loans”. CREFI originated or co-originated all of the CREFI Mortgage Loans.

CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the certificates. None of the certificateholders will have any rights or remedies against CREFI for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion, $11.1 billion and $6.7 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021, 2022 and 2023, respectively.

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In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans or portions thereof that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such

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updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database” above;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the Cut-off Date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the Cut-off Date;
●	a description of any material issues with respect to any of the mortgage loans;
●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
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●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
●	a list of any related Mortgaged Properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;
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●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related Mortgaged Properties;
●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;
●	a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II environmental site assessment was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the Cut-off Date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the mortgaged properties;
●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2 to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports

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concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-2 to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee for this securitization, and the Certificateholders and the trustee for this securitization will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as mortgage loan seller, with respect to the CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for this securitization for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the next five (5) largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Description of the Top 15 Mortgage Loans” on Annex A-3.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions to CREFI’s Disclosed Underwriting Guidelines” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may

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be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

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Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting guidelines generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.
●	Insurance. An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
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●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions. In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance. A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph (8) on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the mortgage loan representations and warranties in paragraphs (18) and (31) on Annex D-1 to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

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Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the mortgage loan representation and warranty set forth in paragraph (45) on Annex D-1 to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (43) on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing

Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to CREFI’s Disclosed Underwriting Guidelines

One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage

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Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to CREFI’s underwriting guidelines described above in respect of the CREFI Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the CREFI Mortgage Loans have exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 9, 2024. CREFI’s Central Index Key is 0001701238. With respect to the period from and including July 1, 2021 to and including June 30, 2024, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization as of the Closing Date, except that CREFI (or a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) thereof) will retain the RR Interest as described under “Credit Risk Retention”, and an affiliate of CREFI may acquire the Class R Certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or acquire in the future, other certificates. Any such party will have the right to dispose of any such certificates (other than the RR Interest) at any time. CREFI or a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) thereof will be required to retain the RR Interest as and to the extent described under “Credit Risk Retention”.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation (“JPMC”) whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2023, of JPMC, and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMC, as they become available, may be obtained without charge by each person to whom this prospectus is delivered at the SEC’s website at www.sec.gov. The 2023 annual report of JPMC is available on JPMC’s website at www.jpmorganchase.com. None of the documents that JPMC files with the SEC or any of the information on, or accessible through, either the SEC’s website or JPMC’s website, is part of, or incorporated by reference into, this prospectus.

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JPMCB’s Securitization Program

The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, manufactured housing community and multifamily properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2022, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $181 billion. Of that amount, approximately $145 billion has been securitized by J.P. Morgan Chase Commercial Mortgage Securities Corp. (“JPMCCMSC”), a subsidiary of JPMCB, as depositor. In its fiscal year ended December 31, 2022, JPMCB originated approximately $6 billion of commercial mortgage loans, of which approximately $4 billion were securitized by JPMCCMSC.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

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For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the Mortgage Loans or portions thereof originated or acquired by it (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;
●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.
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Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions of the Code.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of

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the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Guidelines and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective borrower sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the borrower sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the borrower

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sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A-1 to this prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may also reflect prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis. The “as-stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required

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to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance

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may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance. An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
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●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions. A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance. A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation. An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the

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reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to JPMCB’s Disclosed Underwriting Guidelines

Disclosed above are JPMCB’s general underwriting guidelines with respect to the JPMCB Mortgage Loans. One or more JPMCB Mortgage Loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more JPMCB Mortgage Loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the JPMCB Mortgage loans were originated with variances from the underwriting guidelines disclosed above.

Compliance with Rule 15Ga-1 under the Exchange Act

JPMCCMSC’s most recently filed Form ABS-15G, which includes information related to JPMCB, was filed with the SEC on May 3, 2024, and JPMCB’s most recently filed Form ABS-15G for this asset class was filed with the SEC on February 9, 2024. The Central Index Key (or CIK) number for JPMCCMSC is 0001013611 and the CIK number for JPMCB is set forth on the cover of this prospectus. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by JPMCB (or a predecessor), which activity occurred during the period from July 1, 2021 to June 30, 2024 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018- PHH (CIK # 0001743796)		JPMorgan Chase Bank, National Association	1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018- PHH MZ		JPMorgan Chase Bank, National Association	1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2019- MFP		JPMorgan Chase Bank, National Association	1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00
Total by Asset Class			3	$908,500,000		3	$644,337,344		0	0.00		0	0.00		3	$644,337,344		0	0.00		0	0
(1)	In connection with the preparation of this table, JPMorgan Chase Bank, National Association undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which we are a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in our records regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported on Form ABS-15G (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any Repurchase obligations of the party or parties making those representations or warranties based on our records (“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to us. Our ability to Provide Reportable Information that is not already in our records is significantly dependent upon the cooperation of those other Demand Entities. Any applicable Reportable Information that is not contained herein is unknown and is not available to us without unreasonable effort or expense, because some Demand Entities are no longer in existence, some Demand Entities have not agreed to provide Reportable Information, some Demand Entities may not have provided complete Reportable Information, and some Demand Entities may be unable or unwilling to provide Reportable Information without unreasonable effort or expense (or without imposing unreasonable expense on us). The information in this Form ABS-15G has not been verified by any third party. In addition, the information in this Form ABS-15G does not include any previously-reported repurchase request or demand for which there has been no change in reporting status during this reporting period from the status previously reported.
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Retained Interests in This Securitization

Neither JPMCB nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that JPMCB will retain the entire SOHO-RR Interest. However, JPMCB or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—JPMorgan Chase Bank, National Association” has been provided by JPMCB.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership, is a sponsor and a mortgage loan seller. The respective Mortgage Loans or portions thereof that GSMC is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “GSMC Mortgage Loans”.

GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA (“GS Bank”). GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an affiliate of the depositor, GS Bank, an originator, and Goldman Sachs & Co. LLC, an underwriter.

GS Bank is the originator (or co-originator) of all of the GSMC Mortgage Loans. See “Description of the Mortgage Pool—Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans” for additional information.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Mortgage Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Bank and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2023, GSMC originated or acquired approximately 3,325 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $165.7 billion. As of December 31, 2023, GSMC had acted as a sponsor and mortgage loan seller on approximately 438 fixed and floating-rate commercial mortgage-backed securitization transactions. GSMC securitized approximately $2.165 billion, $4.636 billion, $6.586 billion, $5.098 billion, $6.284 billion, $6.972 billion, $11.730 billion, $8.548 billion, $9.960 billion, $6.823 billion, $14.906 billion, $7.173 billion and $5.857 billion of commercial mortgage loans in public and private offerings in calendar years 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022 and 2023, respectively.

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Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates or, in certain circumstances, are consultants engaged by or on behalf of GSMC (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GSMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans. These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;
●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan

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agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Based on their respective reviews of pertinent sections of the related Mortgage Loan documents, origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries of those of the GSMC Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the GSMC Mortgage Loans included in the next five (5) largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Description of the Top 15 Mortgage Loans” on Annex A-3. The applicable borrowers and borrowers’ counsel reviewed these GSMC Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—Goldman Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated or acquired in accordance with GSMC’s origination procedures and underwriting criteria except as described under “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Goldman Originator

GS Bank, an originator, is affiliated with GSMC, one of the sponsors, and Goldman Sachs & Co. LLC, one of the underwriters. GS Bank is referred to as the “Goldman Originator” in this prospectus.

The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and

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such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS Bank are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2023	$4.2 billion	$3.8 billion
2022	$770 million	$1.8 billion
2021	$4.2 billion	$2.6 billion
2020	$2.7 billion	$3.7 billion
2019	$6.0 billion	$5.3 billion
2018	$3.1 billion	$2.6 billion
2017	$7.3 billion	$7.7 billion
2016	$6.1 billion	$5.2 billion
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2023	$2.1 billion	$2.1 billion
2022	$4.8 billion	$5.4 billion
2021	$9.5 billion	$12.4 billion
2020	$4.8 billion	$3.1 billion
2019	$6.4 billion	$4.7 billion
2018	$8.1 billion	$5.9 billion
2017	$5.6 billion	$4.0 million
2016	$2.3 billion	$1.6 million
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Goldman Originator’s Underwriting Guidelines and Processes

The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the Goldman

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Originator. Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below and “Annex D-2—Exceptions to Goldman Sachs Mortgage Company Representations and Warranties”.

The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other

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property types. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future. In addition, a Goldman Originator may in some instances have reduced the term interest rate that such Goldman Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such Goldman Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, the Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance. An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property
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condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Tenant Improvement / Leasing Commissions. Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.
●	Deferred Maintenance. A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.
●	Environmental Remediation. An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A-1.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

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The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

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In the course of originating the GSMC Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

●	Appraisal. The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the Goldman Originator’s internal documented appraisal policy. The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.
●	Environmental Report. The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.
●	Physical Condition Report. The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. The Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such
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repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

●	Seismic. The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

From time to time, the Goldman Originator originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect the Goldman Originator as the payee. GSMC has in the past and may in the future deposit such promissory notes for which the Goldman Originator is named as payee with one or more securitization trusts, while the co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

Servicing

Interim servicing for all of GSMC’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSMC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines

The Goldman Originator has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of the GSMC Mortgage Loans may vary from the specific Goldman Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, the Goldman Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, the Goldman Originator may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

The GSMC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the GSMC Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on August 13, 2024. GSMC’s Central Index Key is 0001541502. With respect to the period from and including July 1, 2021 to and including June 30, 2024, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

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% of principal balance	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn		Demand Rejected
(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of princi-pal balance (i)	# (j)	$ (k)	% of princi-pal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of princi-pal balance (r)	# (s)	$ (t)	% of princi-pal balance (u)	# (v)	$ (w)	% of princi-pal balance (x)
Asset Class: Commercial Mortgage Backed Securities
GS Mortgage Securities Trust 2012-GCJ9 (CIK 0001560456)	X	Goldman Sachs Mortgage Company	12	411,105,625	29.6	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
		Citigroup Global Markets Realty Corp.	30	313,430,906	22.6	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Archetype Mortgage Funding I LLC	14	137,272,372	9.9	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Jefferies LoanCore LLC	18	527,119,321	38.0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Asset Class			74	1,388,928,224	100%	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00

Retained Interests in This Securitization

As of the date of this prospectus, neither GSMC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, GSMC and/or its affiliates may acquire in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Goldman Sachs Mortgage Company” has been provided by GSMC.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 30 Hudson Yards, 62nd Floor, New York, New York 10001. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily

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mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2023, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $4.2 billion. Since the beginning of 2010 through August 31, 2024, Wells Fargo Bank originated approximately 2,895 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $67.8 billion, which were included in 227 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect

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to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan

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provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors. In addition, Wells Fargo Bank may in some instances have reduced the term interest rate that Wells Fargo Bank would otherwise charge on a Wells Fargo Bank mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Wells Fargo Bank mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Wells Fargo Bank mortgage loan satisfied Wells Fargo Bank’s minimum debt service coverage ratio underwriting requirements for such Wells Fargo Bank mortgage loan.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession.

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Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

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Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;
●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;
●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
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●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.
●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Grapevine Mills Mortgage Loan (7.4%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, JPMorgan Chase Bank, National Association and Bank of Montreal. The Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan (3.7%) and the 610 Newport Center Mortgage Loan (2.8%) are parts of Whole Loans that were co-originated by Wells Fargo Bank and JPMorgan Chase Bank, National Association.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in

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respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;
●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and
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●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

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Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from July 1, 2021 to June 30, 2024 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	I	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

WFCM Commercial Mortgage Trust 2018-C45, Commercial Mortgage Pass-Through Certificates, Series 2018-C45	x	Wells Fargo Bank, National Association	14	271,350,036.00	41.19	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
CIK #: 1741690		Barclays Bank PLC	11	172,882,585.00	26.24	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	7	113,800,000.00	17.27	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC(11)	17	100,732,798.00	15.29	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	0	6,758,227.92	1.09

Issuing Entity Subtotal			49	658,765,419.00	100.00	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	0	6,758,227.92	1.09

Wells Fargo Commercial Mortgage Trust 2015-C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC(12)	8	85,142,723.00	8.85	1	32,650,000.00	3.39	0	0.00	0.00	0	0.00	0.00	1	28,810,156.00	3.93	0	0.00	0.00	1	28,810,156.00	3.93
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.92	0	0.00	0.00	1	30,761,712.00	3.92

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2018-C46		Wells Fargo Bank, National Association	16	253,493,356.00	36.63	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK # 1748940		Barclays Bank PLC(13)	8	147,873,396.00	21.37	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		BSPRT CMBS Finance, LLC	12	122,987,798.00	17.77	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC	10	121,505,000.00	17.56	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	3	46,250,000.00	6.68	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			49	692,109,550.00	100.00	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

FRESB 2018-SB53 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB53		Federal Home Loan Mortgage Corporation(14)(15)	226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31	X	Wells Fargo Bank, National Association	16	311,413,202.00	34.4	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Morgan Stanley Mortgage Capital Holdings LLC(16)	17	274,568,000.00	30.3	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Bank of America, National Association	11	259,652,948.00	28.7	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	17	59,552,254.00	6.6	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			61	905,186,404.00	100.00	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			487	3,807,416,145.00		7	96,296,303.00		3	21,988,416.00		2	36,600,000.00		2	37,519,939.92		0	0.00		2	37,519,939.92

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)
(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)
(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)
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(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)
(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)
(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)
(11)	LNR Partners, LLC (“LNR”), as special servicer for Loan No. 27 (5800 N. Course, LLC, the “Loan”) claimed in a letter dated November 4, 2022, that C-III Commercial Mortgage LLC (“C-III”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the intent and execution of a cash flow sweep at origination of the Loan. LNR has demanded C-III repurchase the Loan due to a breach of the RWs. In a letter dated November 18, 2022, C-III acknowledged receipt of the LNR repurchase request and it is disputing LNR’s breach allegation.
(12)	Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer (the “General Special Servicer”) for Mortgage Loan number 5 (with respect to the property known as “Aloft Houston by the Galleria,” located at 5415 Westheimer Road, Houston, TX 77056) (the “Aloft Houston Loan”), in a letter dated September 11, 2020 (the “Repurchase Request”), requested that Argentic Real Estate Finance LLC (“AREF”) (formerly known as Silverpeak Real Estate Finance LLC) repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, AREF rejected the Repurchase Request because a Material Document Defect can be addressed by curing (as set forth in Section 5(a) of the applicable Mortgage Loan Purchase Agreement), and even if the deficiency described in the Repurchase Request were a Material Document Defect, it has already been cured, by virtue of the existence and effectiveness of an Interim Franchise Agreement that was executed on July 13, 2020. On January 6, 2021, counsel for the General Special Servicer on behalf of the Trustee filed a complaint in the Supreme Court of the State of New York seeking that AREF repurchase the Aloft Houston Loan on the basis of a Material Document Defect. On, August 29, 2023, the Supreme Court of the State of New York adjudicated in favor of the General Special Servicer on behalf of the Trustee. Argentic plans to appeal this judgement.
(13)	Argentic Services Company LP, as special servicer for the 350 East 52nd Street loan (the “Loan”) claimed in a letter dated February 25, 2022, that Barclays Bank PLC (“Barclays”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material defect related to the guarantor being a debtor in bankruptcy prior to the origination date of the Loan. Argentic Services Company LP has demanded Barclays repurchase the Loan due to a breach of the RWs. In a letter dated March 8, 2022, Barclays further acknowledged receipt of the Argentic Services Company LP repurchase request and noted it is reviewing the related circumstances to determine its course of action.
(14)	KeyBank National Association (“KeyBank”), as special servicer for the 287 McGuinness Boulevard loan, the 293 McGuinness Boulevard loan, and the 299 McGuinness Boulevard loan (together, the “Loans”) claimed in a letter dated April 18, 2022 that Federal Home Loan Mortgage Corporation (“Freddie Mac”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to NYC Buildings stop work orders and construction work violations not being remedied. On June 7, 2022, Freddie Mac sent notice of its election to repurchase the Loans at the applicable purchase price, without agreeing to the validity of the allegation of breach made in the special servicer’s communication. In said June 7, 2022 correspondence, Freddie Mac noted its intention to work with parties to the pooling and servicing agreement to effectuate such repurchase pursuant to the terms of the mortgage loan repurchase agreement.
(15)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, The Community Preservation Corporation, Inc. was the underlying originator.
(16)	KeyBank National Association (“KeyBank”), as special servicer for Loan No. 38 (1049 5th Avenue, the “Loan”) claimed in a letter dated September 7, 2023, that Morgan Stanley Mortgage Capital Holdings LLC (“Morgan Stanley”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the legality and enforceability of the mortgage. KeyBank has demanded Morgan Stanley repurchase the Loan due to one or more breaches of certain RWs.

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The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from April 1, 2024 through June 30, 2024 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on August 8, 2024, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on August 8, 2024, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain the Class R certificates. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Bank of America, National Association

General

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America’s Securitization Program

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property

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types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2020	2021	2022	2023	As of 6/30/2024
Multifamily	$412,820,000	$1,576,830,000	$232,015,000	$0	$259,300,000
Office	805,375,000	2,238,206,667	591,310,000	789,100,001	384,900,000
Retail	1,055,850,000	529,055,000	859,459,375	1,056,100,000	88,755,000
Industrial	292,725,000	4,255,654,000	2,053,524,502	0	1,990,771,667
Manufactured Housing	12,950,000	197,260,000	70,735,000	19,000,000	4,750,000
Self Storage	210,841,250	303,825,400	762,467,500	24,150,000	556,593,000
Lodging	270,500,000	970,000,000	1,780,143,333	500,096,295	1,078,900,000
Mixed Use	219,725,000	139,610,000	0	23,750,000	92,250,000
Other	7,500,000	402,510,992	0	0	0
Total	$3,288,286,250	$10,612,952,059	$6,349,654,710	$2,412,196,296	$4,456,219,667

Bank of America is a sponsor and mortgage loan seller in this transaction. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview. Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America Mortgage Loans (as defined below), see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the

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mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;
●	existing mortgage verification;
●	credit references;
●	certified financial statements for mortgagor and borrower principals;
●	tenant/resident leases;
●	ground leases;
●	property operating statements;
●	real estate tax bills;
●	purchase contract (if applicable);
●	appraisal;
●	engineering report;
●	seismic report (if applicable);
●	environmental report;
●	site plan;
●	certificate of occupancy;
●	evidence of zoning compliance;
●	insurance policies;
●	borrower structure/authority documents; and
●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be

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examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America Mortgage Loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee

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may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

In addition, Bank of America may in some instances have reduced the term interest rate that Bank of America would otherwise charge on a Bank of America Mortgage Loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Bank of America Mortgage Loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Bank of America Mortgage Loan satisfied Bank of America’s minimum debt service coverage ratio underwriting requirements for such Bank of America Mortgage Loan.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.
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●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to one-twelfth (1/12) of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.
●	Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America Mortgage Loans, please see Annex A-1.

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Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America Mortgage Loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

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●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.
●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.
●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.
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●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Bank of America originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Bank of America as the payee. Bank of America has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America Mortgage Loans was originated with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans (each a “Bank of America Mortgage Loan”) that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America Mortgage Loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America Mortgage Loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America Mortgage Loans, including:

●	certain information from the related mortgage loan documents;
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●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and search results obtained by Bank of America for each of the Bank of America Mortgage Loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;
●	comparing numerical information regarding the Bank of America Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the Bank of America Mortgage Loans disclosed in this prospectus.

Legal Review. For each Bank of America Mortgage Loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America Mortgage Loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan

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documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America Mortgage Loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America Mortgage Loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America Mortgage Loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America Mortgage Loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America Mortgage Loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America Mortgage Loan that it elects to substitute for a Bank of America Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Bank of America Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the Bank of America Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any

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required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements. The following table sets forth, for the period commencing July 1, 2021 and ending June 30, 2024 (the “Bank of America Reporting Period”), the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the quarterly period from April 1, 2024 through June 30, 2024 was set forth in a Form ABS-15G filed by Bank of America on August 12, 2024. The Central Index Key Number of Bank of America is 0001102113.

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Repurchases and Replacements
Asset Class: Commercial Mortgages(1)

Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[5]			Demand Withdrawn[6]			Demand Rejected[7]
			#	$	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(10) (0001338265)	X	Bridger Commercial Funding LLC	55	0	0	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(10) (0001338265)	X	Bank of America, N.A.	55	0	0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(10) (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	0	0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	47,935,972.42	100.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	0	0	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	PNC Bank, National Association	52	0	0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
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Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[5]			Demand Withdrawn[6]			Demand Rejected[7]
			#	$	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	Capmark Finance Inc.	29	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(9) (0001612124)	X	Bank of America, N.A.	20	135,238,389.20	37.29	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(9) (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	125,997,824.00	34.74	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(9) (0001612124)	X	CIBC Inc.	16	101,477,946.10	27.98	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Hudson’s Bay Simon JV Trust Commercial Mortgage Pass-Through Certificates 2015-HBFL(9)		JPMorgan Chase Bank, N.A. (52.63%), Bank of America, N.A. (23.68%), Column Financial, Inc. (23.68%), asset co-originated	1	655,046,285.70	100.00	0	0	0	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Commercial Mortgages Total			514	1,065,696,417.42		0	0		0	0		0	0		4	0		0	0		0	0

(1)	Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that
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occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(2)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.
(3)	Reflects assets subject to new demands to repurchase or replace that were received during the Bank of America Reporting Period. Activity appearing in the other applicable columns of this table (“Assets That Were Repurchased or Replaced”, “Assets Pending Repurchase or Replacement (within cure period)”, “Demand in Dispute”, “Demand Withdrawn” and “Demand Rejected”) may relate to demands received during or prior to the Bank of America Reporting Period. If an asset was subject to a new demand and additional activity during the Bank of America Reporting Period, information regarding the asset will appear in this column and the other applicable column in this table.
(4)	Reflects assets that were repurchased or replaced during the Bank of America Reporting Period.
(5)	Includes assets for which any of the following situations apply as of the end of the Bank of America Reporting Period:
a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by the end of the Bank of America Reporting Period;
b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or
c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the Bank of America Reporting Period.

(6)	Includes assets for which the party demanding the repurchase or replacement of such asset agreed during the Bank of America Reporting Period to rescind its demand.
(7)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Bank of America Reporting Period.
(8)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and June 30, 2022, or (b) for any asset no longer part of the pool assets at the end of the Bank of America Reporting Period, as zero.
(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on August 12, 2024. The Central Index Key Number of Bank of America is 0001102113.
(10)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on August 12, 2024. The Central Index Key Number of BAMLCM is 0001005007.

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Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Bank of America or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

National Cooperative Bank, N.A.

General

National Cooperative Bank, N.A. is a national banking association regulated by the Office of the Comptroller of the Currency. National Cooperative Bank, N.A. is wholly-owned by National Consumer Cooperative Bank, a federally chartered corporation. The executive offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. is engaged in a wide range of banking, financial and finance-related activities throughout the United States.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management did not change as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

In connection with providing representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties, National Cooperative Bank, N.A. will conduct its own due diligence review. In addition, mortgage loan seller’s counsel will prepare, among other things, initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by National Cooperative Bank, N.A. in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, National Cooperative Bank, N.A. will be the sole party responsible for any repurchase or substitution. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” in this prospectus. In addition, National Cooperative Bank, N.A. has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Neither National Cooperative Bank, N.A. nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against National Cooperative Bank, N.A. for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by National Cooperative Bank, N.A. in the related MLPA as described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” in this prospectus.

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A wholly-owned subsidiary of National Cooperative Bank, N.A. is a party to a repurchase facility with Wells Fargo Bank, National Association pursuant to which Wells Fargo Bank, National Association has agreed to purchase mortgage loans from such subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility. None of the National Cooperative Bank, N.A. Mortgage Loans are subject to such repurchase facility or interim custodial arrangement. In addition, National Cooperative Bank, N.A. is party to certain interest rate swaps or other interest rate hedging arrangements with Wells Fargo Bank, National Association (or an affiliate of Wells Fargo Bank, National Association) with respect to certain of the National Cooperative Bank, N.A. Mortgage Loans. In each instance, those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A.’s Securitization Program

National Cooperative Bank, N.A. has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor since 2002. Its parent, National Consumer Cooperative Bank, has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller since 1992. This is the 87th commercial mortgage loan securitization to which National Cooperative Bank, N.A. and its affiliates are contributing loans. During the period commencing on January 1, 1992 and ending on June 30, 2024, National Cooperative Bank, N.A. and its affiliates sold approximately $8.0 billion of commercial and multifamily mortgage loans into commercial mortgage-backed securitization transactions. Since 1998 through June 30, 2024, National Cooperative Bank, N.A. together with its parent National Consumer Cooperative Bank securitized approximately $4.6 billion of multifamily loans in agency mortgage security backed transactions.

In addition to commercial and multifamily mortgage loans, National Cooperative Bank, N.A. has securitized residential mortgage loans.

National Cooperative Bank, N.A.’s Underwriting Standards and Processes

General. All of the mortgage loans sold to the depositor by National Cooperative Bank, N.A. (the “National Cooperative Bank, N.A. Mortgage Loans”) were originated by National Cooperative Bank, N.A. or an affiliate of National Cooperative Bank, N.A., generally in accordance with the underwriting guidelines described below. 7 of the 9 Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor, representing approximately 2.1% of the Initial Pool Balance, were originated by its parent company, National Consumer Cooperative Bank. National Cooperative Bank, N.A. has implemented general loan policies and guidelines establishing certain procedures with respect to underwriting its mortgage loans. The underwriting and origination procedures and the credit analysis with respect to any particular mortgage loan may significantly differ from one mortgage loan to another, and will be driven by circumstances particular to that mortgage loan and the related mortgaged real property, including, among others, its type, physical quality, size, environmental condition, location, market conditions, reserve requirements and other factors. Accordingly, there is no assurance that every loan will comply in all respects with National Cooperative Bank, N.A.’s general guidelines.

Loan Analysis. In connection with the origination of mortgage loans, National Cooperative Bank, N.A. conducts an extensive review of the related mortgaged real

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property, which includes an analysis of the appraisal, environmental report, property condition report, seismic reports (where applicable), historical operating statements, ground lease (where applicable), leases, maintenance schedules and rent rolls (where applicable), budgets, sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals, are examined for financial strength and character prior to origination of the mortgage loan, which may include a review of annual financial statements and judgment, lien, bankruptcy and outstanding litigation searches. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by National Cooperative Bank, N.A., an affiliate or a third-party engineering firm.

Loan Approval. Prior to commitment, all mortgage loans must be approved by National Cooperative Bank, N.A.’s credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Environmental Assessments. An environmental site assessment (generally a Phase I environmental site assessment) is performed on all mortgaged properties. The environmental assessments are performed during the 12-month period preceding origination of the related mortgage loan. Depending on the findings of the environmental site assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; obligating the related borrower to perform remediation as a condition to the closing of such mortgage loan or within a period following the closing of such mortgage loan; and/or the posting of cash reserves, letters of credit or guaranties to secure the performance of any recommended remediation action. Additionally, all borrowers are required to provide customary environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the mortgaged properties.

Property Condition Assessments. Independent engineering firms conduct inspections with respect to each mortgaged real property generally within the twelve-month period preceding the origination of the related mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items, recommended capital expenditures and/or building code violations. In some instances where deferred maintenance items, recommended capital expenditures and/or building code violations are identified, repairs or maintenance are required to be completed before closing or after closing and, in certain instances, cash reserves, letters of credit or guaranties to secure the performance of the repairs or maintenance items are required or obtained.

Appraisals. An appraisal of each of the mortgaged properties is performed prior to the origination of each such loan. Such appraisal is prepared by an independent appraiser who holds a certified general appraiser license from the state in which the property is located, and who may also possess the MAI designation from the Appraisal Institute. Such appraisals generally complied with (or the appraiser certified that such appraisal complied with) the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Seismic Report. If the property consists of improvements located in seismic zone 3 or 4, National Cooperative Bank, N.A. typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.

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Title Insurance. The borrower is required to provide, and National Cooperative Bank, N.A.’s origination counsel reviews, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Additional Debt. Certain of the mortgage loans secured by residential cooperative properties may have or permit in the future certain additional subordinate debt, whether secured or unsecured. The mortgage loans that are other than mortgage loans secured by residential cooperative properties will generally prohibit additional indebtedness secured by the related mortgaged property, but may have or permit additional unsecured indebtedness and trade payables. In many cases, National Cooperative Bank, N.A. or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described herein would be lower if the payments related to such additional debt were included in the calculation of such debt service coverage ratios and the loan-to-value ratios described herein would be higher if the amount of any such additional subordinate debt were included in the calculation of such loan-to-value ratios.

Debt Service Coverage Ratio and LTV Ratio. National Cooperative Bank, N.A. evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. Underwritten Net Cash Flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. In the case of a residential cooperative property, Underwritten Net Cash Flow is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. Except in certain limited instances where a residential cooperative property is valued solely as a multifamily rental property (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property is calculated using the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is

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operated as a residential cooperative. This value, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restriction. National Cooperative Bank, N.A. will also calculate a loan-to-value ratio for each mortgage loan secured by a residential cooperative property based upon the value of such residential cooperative property as a multifamily rental property. The value of a residential cooperative property as a multifamily rental property is reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In certain limited instances (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), National Cooperative Bank, N.A. will not determine a value of such a mortgaged property as if operated as a residential cooperative and will instead only calculate the value of such residential cooperative property as a multifamily rental property. In those instances, the “Appraised Value” reflected on Annex A-1 will be the value of such Mortgaged Property as a multifamily rental property and the loan-to-value ratio for such a mortgage loan secured by a residential cooperative property will be based upon the value of such residential cooperative property as a multifamily rental property.

Zoning and Building Code Compliance. With respect to each mortgage loan, National Cooperative Bank, N.A. will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use and building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; information set forth in the appraisal of the related property; and/or representations by the related borrower. In limited instances, National

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Cooperative Bank, N.A. may obtain third party prepared zoning reports. National Cooperative Bank, N.A. generally requires borrowers to obtain law and ordinance coverage. If a material violation exists with respect to a mortgaged property, National Cooperative Bank, N.A. may require the borrower to remediate such violation and/or to establish a reserve to cover the cost of such remediation.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan or 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified by the Federal Emergency Management Agency as being situated in a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration and be provided by a generally acceptable insurance carrier in an amount not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program. The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions of coverage, including exclusions related to acts of terrorism.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for bodily injury or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or loss of income insurance in an amount not less than 100% of the projected shareholder or unit owner maintenance income for the related property (in the case of a mortgage loan secured by a residential cooperative property) or projected rental income (in the case of a mortgage loan other than a mortgage loan secured by a residential cooperative property) for a period of not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements. National Cooperative Bank, N.A. may require a borrower to fund various escrows. Such escrows may include escrows for taxes and insurance premiums (to cover amounts due prior to their respective due dates), reserves to cover the cost of repairs recommended pursuant to a building condition report prepared for National Cooperative Bank, N.A. or an affiliate that originated the loan, and/or reserves to secure the performance of environmental or other remediation work. In the case of mortgage loans that are other than mortgage loans secured by residential cooperative properties, such escrows may also include replacement reserves, reserves to cover the costs of tenant improvements, leasing commissions and other re-tenanting expenses and reserves to cure deficiencies in debt service coverage ratios. In some cases such reserves may only be required upon the occurrence of certain events. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. National Cooperative Bank, N.A. may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and National Cooperative Bank, N.A.’s evaluation of the ability of the

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property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above, one or more of National Cooperative Bank, N.A.’s mortgage loans may vary from, or not comply with, National Cooperative Bank, N.A.’s underwriting policies and guidelines described above. In addition, in the case of one or more of National Cooperative Bank, N.A.’s mortgage loans, National Cooperative Bank, N.A. or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the National Cooperative Bank, N.A. Mortgage Loans were originated with any material exceptions to National Cooperative Bank, N.A.’s underwriting guidelines and procedures except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor

Overview. National Cooperative Bank, N.A., in its capacity as the sponsor of the National Cooperative Bank, N.A. Mortgage Loans, has conducted a review of the National Cooperative Bank, N.A. Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the National Cooperative Bank, N.A. Mortgage Loans is accurate in all material respects. National Cooperative Bank, N.A. determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the National Cooperative Bank, N.A. Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of National Cooperative Bank, N.A. (collectively, the “National Cooperative Bank, N.A. Deal Team”) with the assistance of certain third parties. National Cooperative Bank, N.A. has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the National Cooperative Bank, N.A. Mortgage Loans (rather than relying on sampling procedures).

Database. To prepare for securitization, members of the National Cooperative Bank, N.A. Deal Team created a database of loan-level and property-level information relating to each National Cooperative Bank, N.A. Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments and property condition reports), insurance policies, borrower-supplied information (including, to the extent available, maintenance schedules and rent rolls (if applicable), leases and financial or operating statements) and information collected by National Cooperative Bank, N.A. during the underwriting process. Prior to securitization of each National Cooperative Bank, N.A. Mortgage Loan, the National Cooperative Bank, N.A. Deal Team may have updated the information in the database with respect to such National Cooperative Bank, N.A. Mortgage Loan based on current information brought to the attention of the National Cooperative Bank, N.A. Deal Team relating to loan payment status and escrows, updated operating statements, maintenance schedules and rent rolls (if applicable), leasing activity, and other relevant information. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “National Cooperative Bank, N.A. Data Tape”) containing detailed information regarding each National Cooperative Bank, N.A. Mortgage Loan was created from, among other sources, the information in the database referred to in the prior paragraph. The National Cooperative Bank, N.A. Data Tape was used by the National

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Cooperative Bank, N.A. Deal Team to provide the numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. National Cooperative Bank, N.A. engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by National Cooperative Bank, N.A. relating to information in this prospectus regarding the National Cooperative Bank, N.A. Mortgage Loans. These procedures included:

●	comparing the information in the National Cooperative Bank, N.A. Data Tape against various source documents provided by National Cooperative Bank, N.A.;
●	comparing numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the National Cooperative Bank, N.A. Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the National Cooperative Bank, N.A. Mortgage Loans disclosed in this prospectus.

Legal Review. National Cooperative Bank, N.A. engaged counsel to conduct certain legal reviews of the National Cooperative Bank, N.A. Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each National Cooperative Bank, N.A. Mortgage Loan, counsel reviewed the principal loan documents for each mortgage loan to identify material deviations from National Cooperative Bank, N.A.’s standard form loan documents. In addition, counsel reviewed National Cooperative Bank, N.A.’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Other Review Procedures. National Cooperative Bank, N.A. has serviced each National Cooperative Bank, N.A. mortgage loan since origination and has confirmed that it is not aware of any material events, except as previously identified, concerning the related Mortgage Loan, the Mortgaged Property and the borrower occurring since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property or borrower, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower; and (vi) any existing or incipient material defaults.

The National Cooperative Bank, N.A. Deal Team also reviewed the National Cooperative Bank, N.A. Mortgage Loans to confirm, with the assistance of counsel, whether any National Cooperative Bank, N.A. Mortgage Loan materially deviated from the underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. National Cooperative Bank, N.A. found and concluded with reasonable assurance that the disclosure regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus is accurate in all material respects. National Cooperative Bank, N.A. also found and concluded with reasonable assurance that the National Cooperative Bank, N.A. Mortgage Loans were originated in accordance with National Cooperative Bank, N.A.’s origination policies, procedures and underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”

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above except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review Procedures in the Event of a Mortgage Loan Substitution. National Cooperative Bank, N.A. will perform a review of any National Cooperative Bank, N.A. Mortgage Loan that it elects to substitute for a National Cooperative Bank, N.A. Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. National Cooperative Bank, N.A., and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA. National Cooperative Bank, N.A. may engage a third party accounting firm to compare such criteria against the underlying source documentation to verify the accuracy of the review by National Cooperative Bank, N.A. and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by National Cooperative Bank, N.A. to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, National Cooperative Bank, N.A. filed its most recent Form ABS-15G with the SEC on February 1, 2024. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of National Cooperative Bank, N.A. is 0001577313. With respect to the period from and including July 1, 2021 to June 30, 2024, National Cooperative Bank, N.A. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither National Cooperative Bank, N.A. nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A.

The Depositor

Morgan Stanley Capital I Inc., the depositor, is a direct wholly owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. Our principal executive offices are located at 1585 Broadway, New York, New York 10036. Our telephone number is (212) 761-4000. The depositor does not have, nor is it expected in the future that it will have, any significant assets and it is not engaged in any activities except those related to the securitization of assets.

The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2000 and terminating December 31, 2023, the depositor acted as depositor with respect to multifamily, commercial and manufactured housing community mortgage loan securitization transactions, in an aggregate amount of approximately $223,311,801,877. Generally,

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MSMCH (or its predecessor) has acted as a sponsor or co-sponsor of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other mortgage loan sellers. The depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller (and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan from JPMCB) and will simultaneously transfer them, without recourse, to the trustee or the NCB co-trustee, as applicable, for the benefit of the Certificateholders and the SOHO-RR Interest Owner. The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor certificate administrator, successor trustee, successor NCB co-trustee or successor custodian in the event of the resignation or removal of the certificate administrator, trustee, the NCB co-trustee or custodian, as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Exchange Act, (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee, the NCB co-trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing, or contracting with the master servicer to sign, any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The Issuing Entity

The issuing entity, BANK 2024-BNK48 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the certificates and creating the SOHO-RR Interest, making distributions, providing reports to Certificateholders and the SOHO-RR Interest Owner and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities or create ownership interests other than the certificates and the SOHO-RR Interest, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that each applicable master servicer, each applicable special servicer and the trustee and the NCB co-trustee may make Advances of delinquent monthly debt service payments

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and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the NCB co-trustee, each applicable master servicer and each applicable special servicer. A discussion of the duties of the trustee, the certificate administrator, the NCB co-trustee, each applicable master servicer and each applicable special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Certificate Administrator and Trustee”, “—The NCB Co-Trustee”, “—The Master Servicers” and “—The Special Servicers” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the NCB co-trustee, the depositor, each applicable master servicer, each applicable special servicer, the operating advisor, the asset representations reviewer and the underwriters. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer.

The depositor will be contributing the Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan from JPMCB, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Certificate Administrator and Trustee

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator, certificate registrar, trustee and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.1 billion (USD) in assets as of June 30, 2024. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

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On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Trustee

Computershare Trust Company will act as trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of June 30, 2024, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 528 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $292 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2024, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,261 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $716 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

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Custodian

Computershare Trust Company will act as the custodian (the “Custodian”) of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee or the NCB Co-Trustee, as applicable, and the Certificateholders and the SOHO-RR Interest Owner. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of June 30, 2024, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 429,158 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsor or their affiliates and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For two CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2023 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2023 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2023 Computershare CMBS Annual Statement of Compliance disclosed that certain classes were underpaid and other classes overpaid for two consecutive months. The payment error was caused by an administrative error relating to the reimbursement of non-recoverable advances. Computershare Trust Company corrected the error in the next month.

For one CMBS transaction, the related Subject 2023 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing the servicer’s report where funds received in connection with a principal adjustment on a liquidated loan were not distributed to holders resulting in an underpayment to one class. Computershare Trust Company revised the distribution to correct the payment error three months after the payment error occurred.

For each of the two CMBS transactions, the related Subject 2023 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates will retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

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The current long-term issuer ratings of Computershare are “BBB” by Morningstar DBRS, “BBB” by Fitch, “A-” by KBRA, “Baa2” by Moody’s and “BBB” by S&P.
The foregoing information set forth under this heading “—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, Computershare Trust Company and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and the trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s and the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee, the Certificate Administrator and the NCB Co-Trustee” in this prospectus.

The Master Servicers

Wells Fargo Bank, National Association

On August 20, 2024, Wells Fargo & Company announced that it had entered into a definitive agreement with Trimont LLC (“Trimont”) to sell its third-party servicing segment of its commercial mortgage servicing business (“CMS”) (the “Transaction”). The transaction is expected to close Q1 2025 subject to customary closing conditions (the “CMS Acquisition Closing Date”). Most of the CMS employees of Wells Fargo Bank, National Association (“Wells Fargo Bank”) along with most of the existing CMS systems and technology, aligned with the third-party servicing segment, are expected to transfer to Trimont as part of the Transaction. The Transaction does not include, and the retained employees will service, Wells Fargo Bank’s originated loans for Fannie Mae, Freddie Mac (only primary servicing), and FHA/Ginnie Mae.

Wells Fargo Bank will perform its obligations as master servicer under the PSA through its CMS line of business. In connection with the Transaction, Wells Fargo Bank intends to transfer its duties, obligations and rights as a master servicer under the PSA to Trimont LLC

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or another Trimont-affiliated entity that satisfies the eligibility and consent requirements applicable to a successor master servicer under the PSA, or to otherwise engage Trimont LLC or another Trimont-affiliated entity as its agent to execute all of its powers and perform all of its duties as master servicer under the PSA; provided that the terms of the PSA will state that any such appointment of Trimont LLC or another Trimont-affiliated entity as its agent will not relieve Wells Fargo Bank of responsibility for its duties or obligations under the PSA.

Until the CMS Acquisition Closing Date, Wells Fargo Bank, National Association is expected to act as the master servicer under the PSA for all of the Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan to be deposited into the trust fund other than the National Cooperative Bank, N.A. Mortgage Loans (in such capacity, the “General Master Servicer”) and (subject to any subservicing agreements) as the primary servicer for the Serviced Companion Loans. Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086-23A, 550 South Tryon Street, 23rd Floor, Charlotte, North Carolina 28202.

Wells Fargo Bank is also (i) a sponsor, an originator and a mortgage loan seller, (ii) an affiliate of Wells Fargo Securities, LLC, an underwriter, (iii) the general master servicer under the WFCM 2024-C63 PSA, pursuant to which each of the Grapevine Mills Mortgage Loan, the Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan and the 610 Newport Center Mortgage Loan is serviced, and (iv) the master servicer under the BBCMS 2024-C28 PSA, pursuant to which the 900 North Michigan Mortgage Loan is serviced.

Wells Fargo Bank has been servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2021	As of 12/31/2022	As of 12/31/2023	As of 6/30/2024
By Approximate Number:	29,704	27,480	25,184	24,552
By Approximate Aggregate Unpaid Principal Balance (in billions):	$619.35	$599.96	$569.60	$564.13

Within this portfolio, as of June 30, 2024, are approximately 19,129 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $448.4 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of June 30, 2024, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

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In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2021	$461,645,275,707	$1,395,817,923	0.30%
Calendar Year 2022	$447,783,265,998	$1,178,103,154	0.26%
Calendar Year 2023	$417,536,836,151	$951,214,812	0.23%
YTD Q2 2024	$415,484,757,684	$951,597,104	0.23%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch, S&P and DBRS, Inc. (“Morningstar DBRS”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch(1)	S&P	Morningstar DBRS(2)
Primary Servicer:	CPS1	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2+	Above Average	MOR CS2
(1)	Fitch’s rating does not reflect the impact of the definitive agreement to enter into the Transaction. Fitch will evaluate the Transaction and its impact on operations on Wells Fargo Bank when Fitch is provided notice by the parties on the scope and timing of the Transaction. The servicer ratings of Wells Fargo Bank are likely to be placed on “Rating Watch Negative” during the integration period associated with the Transaction as is consistent with Fitch’s criteria and historical practice.
(2)	Each rating from Morningstar DBRS has been placed “Under Review with Negative Implications” following the announcement of the Transaction. Morningstar DBRS will monitor Wells Fargo Bank’s “ability to fulfill its ongoing duties and obligations without any service disruptions”.

The long-term issuer ratings of Wells Fargo Bank are “A+” by S&P, “Aa2” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo Bank are “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or

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investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, Wells Fargo Bank instituted a requirement that its personnel, including those in the commercial mortgage servicing group, but subject to certain exceptions, work remotely, beginning on March 16, 2020 or as soon as possible thereafter, and continuing until March 14, 2022. Personnel returned to their offices on March 14, 2022 on a hybrid flexible model that allows for some remote work. This remote-working capability is part of Wells Fargo Bank’s business continuity plan. Based on management’s review of its remote-working capability and resources and its daily review of actual results since instituting the remote-working requirement, Wells Fargo Bank does not expect the remote-working to adversely affect its servicing operations in any material respect.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo Bank;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing & tracking;
●	credit investigation & background checks; and
●	defeasance calculations.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and the Serviced Companion Loans. Wells Fargo Bank monitors and reviews the performance of sub-

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servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan or the Serviced Companion Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, the Serviced Companion Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The General Master Servicer will enter into one or more agreements with the mortgage loan sellers (other than National Cooperative Bank, N.A.) (1) to purchase the master servicing rights to the related Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and the primary servicing rights with respect to certain of the related Serviced Mortgage Loans, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and Serviced Companion Loans and/or (2) to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and Serviced Companion Loans.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Wells Fargo Bank Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Wells Fargo Bank Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, which may include, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any MSMCH

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Mortgage Loan that may be serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and CREFI, a sponsor, an originator and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of CREFI, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by CREFI and such affiliates from time to time, which may include, prior to their inclusion in the trust fund, some or all of the CREFI Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any CREFI Mortgage Loan that may be serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and GSMC, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of GSMC, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by GSMC and such affiliates from time to time, which may include, prior to their inclusion in the trust fund, some or all of the GSMC Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any GSMC Mortgage Loan that may be serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and Bank of America, a sponsor, an originator and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of Bank of America, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, which may include, prior to their inclusion in the trust fund, some or all of the Bank of America Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Bank of America Mortgage Loan that may be serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain the Class R certificates. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (whether retained at closing or acquired subsequently) at any time.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. Each applicable master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of each applicable master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

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Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding each applicable master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. Each applicable master servicer’s rights and obligations with respect to indemnification, and certain limitations on each applicable master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will act as master servicer with respect to 9 of the Mortgage Loans, representing approximately 2.9% of the Initial Pool Balance. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the special servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990. As of June 30, 2024, National Cooperative Bank, N.A. was the primary or master servicer of a portfolio of multifamily and commercial mortgage loans in commercial mortgage-backed securities transactions and in agency mortgage-backed security and cash sale transactions in the United States totaling approximately $4.76 billion in aggregate outstanding principal balance. There are currently no outstanding servicing advances made by National Cooperative Bank, N.A. in regards to any Mortgage Loan being transferred by it for inclusion in the Trust Fund.

As of June 30, 2024, National Cooperative Bank, N.A. had total assets of $3,687.1 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 13.49%. For the six months ended June 30, 2024, National Cooperative Bank, N.A. reported net income of $13.4 million (unaudited). As of December 31, 2023, National Cooperative Bank, N.A. had total assets of $3,453.5 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 13.20%. For the year ended December 31, 2023, National Cooperative Bank, N.A. reported net income of $15.8 million.

National Cooperative Bank, N.A. is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P
Master Servicer	CMS2-	Average
Primary Servicer	CPS1-	Above Average
Special Servicer	CSS2-	Average

National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

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National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2021(1)	2022(1)	2023(1)	2024(2)
By Approximate Number:	3,511	3,509	3,596	3,608
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.7 billion	$5.8 billion	$5.9 billion	$6.2 billion

(1)	As of the last day of the calendar year indicated.
(2)	As of June 30, 2024.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of June 30, 2024, are approximately 1,307 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $4.76 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of June 30, 2024, were located in 33 states and the District of Columbia and include retail, office, multifamily (including residential cooperative properties), industrial and other types of income-producing properties.

National Cooperative Bank, N.A. has detailed operating policies and procedures for the performance of its master servicing obligations. National Cooperative Bank, N.A. servicing policies and procedures are updated periodically to keep pace with changes in the commercial mortgage-backed securities industry generally and have been generally consistent for the last three years in all material respects. The only significant changes in National Cooperative Bank, N.A.’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae. At the end of the COVID-19 pandemic, NCB returned to a 2-day per week in-office work schedule with 3-days per week remote which has not resulted in an adverse impact on daily operations. This remote-working capability is part of National Cooperative Bank, N.A.’s business continuity plan.

National Cooperative Bank, N.A. utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, tracks loan prepayments and payoffs, updates transaction data and generates various account reports. National Cooperative Bank, N.A.’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software. National Cooperative Bank, N.A. reports to trustees and certificate administrators in the CREFC® format. National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

The table below sets forth information regarding principal and interest advances and servicing advances made by National Cooperative Bank, N.A., as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the amount of such advances as of the last day of the period indicated (expressed as a dollar amount and as a percentage of National Cooperative Bank, N.A.’s portfolio, as of the end of each such period, of master serviced

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commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB*
Calendar Year 2021	$2,945,929,361	$241,906.63	0.008%
Calendar Year 2022	$3,115,144,567	$900,020.02	0.029%
Calendar Year 2023	$2,997,811,633	$1,263,458.00	0.042%
Calendar Year 2024**	$3,262,301,899	$2,464,607.42	0.076%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.
**	As of June 30, 2024.

National Cooperative Bank, N.A. may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, National Cooperative Bank, N.A., as a master servicer, will remain responsible for its duties under the PSA. National Cooperative Bank, N.A. may engage third-party vendors to provide technology or process efficiencies. National Cooperative Bank, N.A. monitors its third-party vendors in compliance with its internal vendor management procedures and applicable law. National Cooperative Bank, N.A. has entered into contracts with third party vendors for the following functions:

●	provision of loan servicing software – McCracken/Strategy CS;
●	tracking and reporting of flood zone changes;
●	legal representation;
●	performance of ongoing property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and
●	Uniform Commercial Code searches and filings.

Generally, all amounts received by National Cooperative Bank, N.A. on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by National Cooperative Bank, N.A. Funds are then transferred to segregated investor specific accounts pursuant to the servicing agreements.

Via a password-protected website, for commercial mortgage-backed securitization transactions for which National Cooperative Bank, N.A. is master servicer, National Cooperative Bank, N.A. provides its commercial mortgage-backed securities investors with access to data and reports.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as master servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as

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master servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as master servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as master servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as master servicer.

National Cooperative Bank, N.A., as a master servicer, will be required to pay all expenses incurred by it in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

In its capacity as master servicer, National Cooperative Bank, N.A. will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, National Cooperative Bank, N.A. may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans as to which it is acting as master servicer or otherwise. To the extent National Cooperative Bank, N.A. performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” in this prospectus. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus. The master servicers’ obligations to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances” in this prospectus.

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National Cooperative Bank, N.A., in its capacity as a master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. A master servicer’s rights and obligations with respect to indemnification, and certain limitations on a master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Primary Servicer

Midland Loan Services, a Division of PNC Bank, National Association ("Midland"), is expected to act as the primary servicer of certain Mortgage Loans to be sold to the Depositor by Citi Real Estate Funding Inc. (22.1%), Bank of America, National Association (10.7%) and JPMorgan Chase Bank, National Association (9.2%). Midland is expected to be initially responsible for the primary servicing and administration of such Midland Serviced Mortgage Loans pursuant to a certain primary servicing agreement expected to be entered into between Midland, as primary servicer, and Wells Fargo Bank, National Association, as master servicer (the “Midland Primary Servicing Agreement”). Certain servicing and administrative functions may also be provided by one or more sub-subservicers that previously serviced the mortgage loans for the applicable loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P Global Ratings (“S&P”), Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. (“DBRS Morningstar”) and Kroll Bond Rating Agency, LLC. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and DBRS Morningstar. For each category, S&P ranks Midland as “Strong”. DBRS Morningstar ranks Midland as “MOR CS2” for master servicer, “MOR CS1” for primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed.

Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland's policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland's personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health

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and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

In accordance with the PSA and Midland Primary Servicing Agreement, Midland has engaged (or may in the future engage) one or more third-party vendors and/or affiliates to support Midland’s performance of certain duties and/or obligations under the PSA, including, but not limited to, with respect to one or more of the following tasks:

●	converting and de-converting loans to or from the servicing system and setting up any applicable cash management waterfall;
●	calculating certain amounts such as principal and interest payments, default interest, deferred interest, rent escalations, financial statement penalty fees, payoff amounts and other ad hoc items;
●	calculating remittances and allocated loan and appraisal reduction amounts and preparing remittance reports and other related reports, including Schedule AL;
●	administering certain aspects relating to reserve account disbursement requests;
●	assisting with the collection of financial/operating statements and rent rolls and performing operating statement and rent roll spreading activities;
●	monitoring covenant compliance and occupancy and tenant-related triggers, completing certain covenant calculations, tests and related analyses and identifying loans for Midland to proceed with cash management implementation;
●	UCC, tax and insurance-related researching, monitoring, filing, reporting, collecting and tracking, and lien release filing and tracking;
●	performing property inspections and preparing the related property inspection reports;
●	updating of the servicing system periodically with certain information, such as with respect to borrower, collateral, loan terms, escrows, reserves, covenants, loan-level transactions (i.e., amendments, assumptions, defeasances, etc.) and servicing fees;
●	processing loan and bring current statements and updating receivables;
●	per Midland’s requirements, generating certain correspondence including hello letters, missed payment letters, financial statement demand letters and event of default letters; and
●	one or more additional tasks assigned by Midland; provided, however, such tasks will not include holding or collecting funds or performing asset management (other than document review and preparation in support of Midland’s asset managers’ processing of certain asset management transactions).

Notwithstanding the foregoing, Midland will remain responsible for Midland’s duties and/or obligations under the PSA. Midland monitors and oversees its third-party vendors in compliance with its internal procedures, the PSA and applicable law.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Midland Serviced Mortgage Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving

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particular Midland Serviced Mortgage Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland's website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of June 30, 2024, Midland was master and primary servicing approximately 19,890 commercial and multifamily mortgage loans with a principal balance of approximately $445 billion. The collateral for such loans may be located in all 50 states, the District of Columbia, Puerto Rico, Guam, US Virgin Islands and Canada. Approximately 13,838 of such loans, with a total principal balance of approximately $342 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2021 to 2023.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2021	2022	2023
CMBS	$302	$328	$336
Other	$301	$315	$244
Total	$603	$642	$580

As of June 30, 2024, Midland was named the special servicer in approximately 308 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $118 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 185 assets with an outstanding principal balance of approximately $4.6 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the

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portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2021 to 2023.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2021	2022	2023
Total	$163	$162	$119

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

Midland is also the master servicer of the BMO 2024-C9 PSA pursuant to which the 20 & 40 Pacifica Mortgage Loan is serviced.

Pursuant to certain interim servicing agreements between MSMCH and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the CREFI Mortgage Loans.

Pursuant to certain interim servicing agreements between JPMCB and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the JPMCB Mortgage Loans.

Pursuant to certain interim servicing agreements between GSMC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the GSMC Mortgage Loans.

PNC Bank, National Association (“PNC Bank”), and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the trust fund as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

The foregoing information concerning the Primary Servicer has been provided by Midland.

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Summary of the Midland Primary Servicing Agreements

Midland has acquired the right to be appointed as the primary servicer of the Midland Serviced Mortgage Loans and any related Companion Loans (together with the Midland Serviced Mortgage Loans, the “Midland Serviced Loans”). Accordingly, Wells Fargo Bank, National Association, as master servicer, and Midland, as primary servicer, will be required to enter into the Midland Primary Servicing Agreement to be dated as of October 1, 2024. The primary servicing of the Midland Serviced Loans will be governed by the Midland Primary Servicing Agreement. The following summary describes certain provisions of the Midland Primary Servicing Agreement relating to the primary servicing and administration of the Midland Serviced Loans. Any reference to Mortgage Loans (or related defined terms) in this section is intended to only apply to the Midland Serviced Mortgage Loans.

Pursuant to the Midland Primary Servicing Agreement, Midland, as primary servicer, on behalf of the Master Servicer, will be responsible for certain of the obligations of the Master Servicer with respect to the Midland Serviced Mortgage Loans described in “Pooling and Servicing Agreement”, including, but not limited to: collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts (consistent with the requirements of the PSA) to hold such collections; remitting to the Master Servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments, funds allocated for payment to any related Serviced Companion Loan Holder and payments in the nature of additional servicing compensation due to Midland, as primary servicer; collecting borrower reports, budgets, operating statements, income statements, and rent rolls; preparing reports (including, but not limited to, collection reports, monthly remittance reports, and various CREFC® reports) and performing annual inspections of the related Mortgaged Property; promptly notifying Master Servicer of any defaults under the Midland Serviced Mortgage Loans, collection issues or customer issues; provided that Midland will not take any action with respect to enforcing such loans without the prior written approval of the Master Servicer; monitoring borrower insurance obligations on such loans and obtaining such property level insurance when the borrower fails to maintain such insurance; maintaining an appropriate fidelity bond and errors and omissions insurance (or self-insurance). Midland will be responsible for performing the primary servicing of the Midland Serviced Loans in a manner consistent with the Servicing Standard under the PSA.

Midland may hold certain original letters of credit on behalf of the Master Servicer and Trustee for the benefit of the Certificateholders, but will not hold any other portion of the Mortgage File; provided that from time to time, Midland may temporarily have possession of certain other documents in the Mortgage File in connection with certain servicing duties. Additionally, Midland will be responsible for maintaining the servicing file (or any portion thereof) and releasing files in accordance with the PSA and the Midland Primary Servicing Agreement. Any portion of the servicing file or the Mortgage File in Midland’s possession will be required to be held by Midland, on behalf of the Master Servicer for the benefit of the Certificateholders and will be identified in accordance with Midland’s customary procedures by assigning a loan number that will reflect the ownership of the related Mortgage Loan by the trustee.

Midland will have no obligation to make, or be permitted to make, any principal and interest advance or any servicing advances except as described in the following sentence. With respect to any servicing advance required to be made on an urgent or emergency basis such that Midland is unable to provide the Master Servicer with sufficient notice to enable the Master Servicer to make such servicing advance, Midland may, in Midland’s sole discretion, make such servicing advance with prior notice to the Master Servicer if reasonably practicable and the Master Servicer will be required to reimburse Midland for

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such servicing advance and interest thereon within 5 Business Days of receipt of written request therefor.

Midland will not communicate directly with any Rating Agency regarding the Midland Serviced Mortgage Loans or the Midland Primary Servicing Agreement except in limited circumstances set forth in the Midland Primary Servicing Agreement.

For so long as Midland is not the Special Servicer under the PSA, Midland may not take any action with respect to any Major Decision or certain other actions as set forth in the Midland Primary Servicing Agreement unless Midland has confirmed with the Master Servicer that the Master Servicer is either obligated to process or that the Master Servicer and the special servicer have mutually agreed that the Master Servicer will process such request pursuant to the PSA. Following such confirmation, Midland may not permit or consent to any Major Decision or take any other action requiring the approval of the Master Servicer under the Midland Primary Servicing Agreement without the prior written approval of the Master Servicer. Such consent will be subject to the consent of the Special Servicer to the extent set forth in the PSA. Midland will process and close any defeasance and obtain any required consent of the Master Servicer to such defeasance. The Master Servicer will be required to request any such approvals or any Rating Agency Confirmation, if applicable.

During any such time that Midland is acting as the Special Servicer under the PSA (if Midland were to be appointed as a successor to the Special Servicer), and subject to the following paragraph, if pursuant to the PSA the Master Servicer is responsible for processing any Major Decision or certain other actions as set forth in the Midland Primary Servicing Agreement, then Midland will be required to perform the obligations of the Master Servicer with respect to such transaction (including dealing directly with, and obtaining the consent of, the special servicer on matters for which the PSA requires the Master Servicer to deal with, or obtain the consent of, the Special Servicer) without the approval of the Master Servicer, but subject to all requirements and restrictions set forth in the relevant provisions of the PSA and the paragraph below; provided, however, that the Midland will be required to copy the Master Servicer on all correspondence to the Special Servicer and the related mortgagor regarding such matters and Midland will be required to prepare any package and analysis necessary to obtain any required Rating Agency Confirmation and forward such package to the Master Servicer. Midland will process and close any defeasance and obtain any required consent of the Master Servicer to such defeasance. The Master Servicer (not Midland) will deal with the 17g-5 Information Provider and the Rating Agencies to the extent required by the PSA with respect to such matters. Notwithstanding the foregoing, with respect to any assumption, transfer, defeasance, or certain other actions as set forth in the Midland Primary Servicing Agreement for which the PSA does not require the Master Servicer to obtain the consent or approval of the Special Servicer, Midland will not be permitted to consent to any such action without the prior written consent of the Master Servicer. With respect to any such proposed action requiring the consent of the Master Servicer, Midland will be required to perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer and, if the Master Servicer consents to any such modification, extension, waiver, consent or other action, Midland will be required to close such transaction or grant such consent. Midland will not be permitted to permit any principal prepayment or defeasance with respect to any Mortgage Loan or Serviced Companion Loan without the written consent of the Master Servicer.

In the event that Midland, in the good faith and reasonable judgment of the Master Servicer, violates the Servicing Standard or otherwise commits a “Servicer Termination Event” under the PSA in connection with the granting or withholding of any approval as described in the prior paragraph, Midland thereafter will no longer be permitted to exercise

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the approval rights described in the prior paragraph and will thereafter be required to seek the approval of the Master Servicer. Midland, in processing each of these transactions, will be required to apprise the Master Servicer of its actions from time to time, to the extent and as further set forth in the Midland Primary Servicing Agreement. Midland will also be required to provide all reasonable cooperation to the Master Servicer in connection with the Master Servicer’s duties under the PSA to oversee Midland as a sub-servicer.

Midland will also timely provide such certifications, reports and registered public accountant attestations required by the Midland Primary Servicing Agreement or by the Master Servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

With respect to all servicing responsibilities of the Master Servicer under the PSA which are not being performed by Midland under the Midland Primary Servicing Agreement, Midland will be required to reasonably cooperate with the Master Servicer to facilitate the timely performance of such servicing responsibilities.

As compensation for its activities under the Midland Primary Servicing Agreement, Midland will be paid a primary servicing fee with respect to the Midland Serviced Loans only to the extent that the Master Servicer receives the servicing fee with respect to such Midland Serviced Loans under the PSA. Midland will be entitled to certain additional servicing compensation as further set forth in the Midland Primary Servicing Agreement with respect to the Midland Serviced Loans, including, but not limited to, a portion of Modification Fees, assumption fees and defeasance fees, but only from amounts to which the Master Servicer is entitled under the PSA.

Neither Midland nor any partners, directors, officers, shareholders, members, managers, employees or agents of Midland (the “Midland Parties”) will be under any liability to the Master Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Midland Primary Servicing Agreement, or for errors in judgment. However, this will not protect the Midland Parties against any breach of warranties or representations made in the Midland Primary Servicing Agreement, or against any liability that would otherwise be imposed on Midland by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the Midland Primary Servicing Agreement for a breach of the Servicing Standard) in the performance of its duties under the Midland Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the Midland Primary Servicing Agreement. The Midland Parties will be indemnified by the Master Servicer against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) (collectively, the “Losses”) incurred by Midland in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the Midland Primary Servicing Agreement, the Midland Serviced Loans or the certificates resulting from the Master Servicer’s willful misconduct, bad faith, fraud, or negligence in the performance of duties under the Midland Primary Servicing Agreement or negligent disregard of its obligations under the Midland Primary Servicing Agreement. The Midland Parties will be indemnified by the Issuing Entity, to the extent provided in the PSA, against any Losses incurred by Midland in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the Midland Primary Servicing Agreement, the Midland Serviced Loans, the certificates, other than any Losses (i) that are specifically required to be borne by Midland without right of reimbursement pursuant to the terms of the Midland Primary Servicing Agreement, (ii) that are incurred in connection with any breach of representation or

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warranty made by Midland in the Midland Primary Servicing Agreement, (iii) that are incurred by reason of by reason of willful misconduct, bad faith, or negligence of Midland in the performance of its obligations or duties under the Midland Primary Servicing Agreement or negligent disregard of obligations and duties under the Midland Primary Servicing Agreement; provided, however, that the indemnification described in this sentence will be strictly limited to any actual amount of indemnification received by the Master Servicer under the PSA as a result of pursuing the Issuing Entity on behalf of Midland for such indemnification.

Midland will indemnify and hold harmless the Master Servicer and its partners, directors, officers, shareholders, members, managers, employees or agents against any Losses incurred by the Master Servicer in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Midland Primary Servicing Agreement, the PSA, the certificates by reason of (1) any breach by Midland of a representation or warranty made by Midland in the Midland Primary Servicing Agreement or (2) any willful misconduct, bad faith, or negligence by Midland in the performance of its obligations or duties under the Midland Primary Servicing Agreement or under the PSA or by reason of negligent disregard of such obligations and duties.

The Midland Primary Servicing Agreement may be terminated with respect to a particular Midland Serviced Loan or in certain cases the entire Midland Primary Servicing Agreement only if any of the following occurs:

●	the Master Servicer (or the depositor to the extent the depositor has the right to terminate Midland under the PSA) elects to terminate Midland following an event of default under the Midland Primary Servicing Agreement (which will generally be similar in nature and scope to the Servicer Termination Events described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”);
●	upon resignation by Midland in accordance with the terms of the Midland Primary Servicing Agreement;
●	solely with respect to any Servicing Shift Whole Loan, upon the securitization of the related Control Notes;
●	at the option of the purchaser of any Midland Serviced Loans pursuant to the terms of the PSA; provided that any such termination pursuant to this clause will only be effective with respect to the purchased Midland Serviced Loans and not with respect to the entire agreement;
●	Midland becomes an “affiliate of” the Third Party Purchaser, as defined in 12 C.F.R. 43.2 of the Credit Risk Retention Rule (or any successor Third Party Purchaser), and Midland is a servicer as contemplated by Item 1108(a)(2) of Regulation AB;
●	upon the later of the final payment or other liquidation of the last Midland Serviced Loans and disposition of all REO Property and remittance of all funds thereunder;
●	upon termination of the PSA; or
●	by mutual consent of Midland and the Master Servicer in writing.

Notwithstanding the foregoing, upon any termination of Midland, Midland will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and

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is required to cooperate fully with the Master Servicer to transition primary servicing of the Midland Serviced Loans to the Master Servicer or its designee.

The foregoing information under this section titled “—Summary of the Midland Primary Servicing Agreements” has been provided by Wells Fargo. None of the depositor, the underwriters, the special servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The NCB Co-Trustee

Deutsche Bank National Trust Company, a national banking association (“DBNTC”), will act as NCB co-trustee under the Pooling and Servicing Agreement. DBNTC is a national banking association with its offices for notices under the Pooling and Servicing Agreement located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration— BANK 2024-BNK48, and its telephone number is (714) 247-6000.

DBNTC and its affiliates have provided corporate trust services since 1991. DBNTC and its affiliates have previously been appointed to the role of trustee or certificate administrator for over 1,900 mortgage-backed transactions and have significant experience in this area.

In its capacity as trustee on commercial mortgage securitizations, DBNTC is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, DBNTC, in its capacity as trustee, has not been required to make an advance on a domestic CMBS transaction.

DBNTC and Deutsche Bank Trust Company Americas (“DBTCA”) have been sued by investors in civil litigation concerning their role as trustees of certain residential mortgage-backed securities (“RMBS”) trusts.

On June 18, 2014, a group of investors, including funds managed by BlackRock Advisors, LLC, PIMCO-Advisors, L.P., and others, filed an action against DBNTC and DBTCA in New York State Supreme Court alleging that DBNTC and DBTCA failed to perform purported duties, as trustees for 544 private-label RMBS trusts, to enforce breaches of representations and warranties as to mortgage loans held by the trusts and to enforce breaches by servicers of their mortgage loan servicing obligations for the trusts. During the course of the litigation, plaintiffs dismissed the case from New York State Supreme Court and refiled two separate cases, one in the U.S. District Court for the Southern District of New York (the “BlackRock SDNY Case”) and the other in the Superior Court of California, Orange County (the “BlackRock California Case”). Pursuant to a settlement among the parties, the BlackRock SDNY Case was dismissed on December 6, 2018, and the BlackRock California Case was dismissed on January 11, 2019.

On June 18, 2014, Royal Park Investments SA/NV (“Royal Park”) filed a class and derivative action complaint on behalf of investors in ten RMBS trusts against DBNTC in the U.S. District Court for the Southern District of New York asserting claims for alleged violations of the U.S. Trust Indenture Act of 1939 (“TIA”), breach of contract and breach of trust based on DBNTC’s alleged failure to perform its duties as trustee for the trusts. During the course of the litigation, the court dismissed plaintiff’s TIA claim and its derivative theory. On August 4, 2017, Royal Park filed a separate, additional class action complaint against DBNTC in the U.S. District Court for the Southern District of New York asserting claims for breach of contract, unjust enrichment, conversion, breach of trust, equitable accounting and declaratory and injunctive relief arising out of the payment from trust funds

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of DBNTC’s legal fees and expenses in the other, ongoing Royal Park litigation. Pursuant to a settlement between the parties, both cases were dismissed on June 10, 2019.

On November 7, 2014, the National Credit Union Administration Board (“NCUA”), as an investor in 121 RMBS trusts, filed a complaint in the U.S. District Court for the Southern District of New York against DBNTC as trustee of those trusts, alleging violations of the TIA and the New York Streit Act for DBNTC’s alleged failure to perform certain purported statutory and contractual duties. On March 5, 2015, NCUA amended its complaint to assert claims as an investor in 97 of the 121 RMBS trusts that were the subject of its first complaint. The amended complaint alleged violations of the TIA and Streit Act, as well as breach of contract, breach of fiduciary duty, breach of the covenant of good faith, negligence, gross negligence and negligent misrepresentation. NCUA’s complaint alleged that the trusts at issue suffered total realized collateral losses of U.S. $17.2 billion, but the complaint did not include a demand for money damages in a sum certain. On May 1, 2015, DBNTC filed a motion to dismiss the amended complaint. On July 31, 2018, the court issued an order that, among other things, denied DBNTC’s motion to dismiss without prejudice to its renewal. On August 31, 2018, NCUA filed a letter informing the court that it intended to: (i) drop all of its claims as to 60 of the 97 trusts at issue; (ii) drop its claims as to certain, but not all, certificates for 3 additional trusts; and (iii) move for leave to file an amended complaint bringing claims as to the remaining 37 trusts at issue. On October 5, 2018, NCUA filed a motion for leave to file a second amended complaint that asserted claims as to only 37 of the 97 trusts that were originally at issue, and added new claims for a declaratory judgment and breach of contract arising out of the payment from trust funds of DBNTC’s legal fees and expenses in NCUA’s action and in other actions brought by investors against DBNTC for alleged breaches of its duties as an RMBS trustee. On November 5, 2018, DBNTC filed a motion to stay NCUA’s new claims relating to payment from trust funds of DBNTC’s legal fees and expenses and all related discovery. On October 15, 2019, the court: (i) granted in part NCUA’s motion for leave to file a second amended complaint; and (ii) granted DBNTC’s motion to stay NCUA’s new claims relating to payment from trust funds of DBNTC’s legal fees and expenses and all related discovery. The court permitted NCUA to file a second amended complaint asserting claims for: (i) breach of contract arising out of DBNTC’s alleged failure to perform certain purported statutory and contractual duties; and (ii) declaratory judgment and breach of contract arising out of the payment from trust funds of DBNTC’s legal fees and expenses. The court denied NCUA’s request to assert additional claims for: (i) negligence and gross negligence; and (ii) breach of fiduciary duty. On October 21, 2019, NCUA filed a second amended complaint. On November 15, 2019, DBNTC filed an answer to the second amended complaint. On June 11, 2021, NCUA filed a third amended complaint, the substance of which was unchanged from the second amended complaint. On July 1, 2021, DBNTC filed an answer to the third amended complaint. On October 5, 2021, NCUA filed a fourth amended complaint, the substance of which was unchanged from the third amended complaint. On October 25, 2021, DBNTC filed an answer to the fourth amended complaint. On February 4, 2022, the parties filed a stipulation in which NCUA agreed to voluntarily dismiss with prejudice all claims as to 19 trusts. On February 28, 2022, both parties filed motions for partial summary judgment, which have been fully briefed. Discovery is ongoing.

On December 23, 2014, certain special purpose entities including Phoenix Light SF Limited that held RMBS certificates issued by 21 RMBS trusts filed a complaint in the U.S. District Court for the Southern District of New York against DBNTC as trustee of the trusts, asserting claims for violation of the TIA and the Streit Act, breach of contract, breach of fiduciary duty, negligence, gross negligence, and negligent misrepresentation, based on DBNTC’s alleged failure to perform its duties as trustee for the trusts. On April 10, 2015, plaintiffs filed an amended complaint relating to an additional 34 trusts (for a total of 55

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trusts) and amended their complaint for a second time on July 15, 2015 to include additional allegations and to drop their claim for negligent misrepresentation. In that complaint, plaintiffs alleged damages of over U.S. $527 million. On February 2, 2016, the court entered a stipulation signed by the parties to dismiss with prejudice claims relating to four of the 55 trusts, leaving 51 trusts at issue. DBNTC filed a motion to dismiss. On March 29, 2016, the court granted in part and denied in part DBNTC’s motion to dismiss. The court allowed the majority of plaintiffs’ breach of contract claims to proceed. The court denied DBNTC’s motion to dismiss breach of fiduciary duty claims. The court granted the motion to dismiss to the extent that negligence claims were duplicative of breach of contract claims but denied the motion to dismiss to the extent plaintiffs alleged DBNTC violated extra-contractual duties. In addition, the court dismissed breach of the implied covenant of good faith and fair dealing claims. The court also denied the motion to dismiss claims for alleged violations of Sections 315(b) and 315(c) of the TIA, but dismissed claims under 316(b). Finally, the court dismissed plaintiffs’ Streit Act claim. Following the court’s decision on the motion to dismiss, 46 trusts remained at issue. On May 13, 2016, DBNTC filed an answer to the amended complaint. On December 20, 2016, the court ordered the parties’ stipulation dismissing plaintiffs’ claims relating to three trusts, leaving 43 trusts at issue. On September 27, 2017, plaintiffs filed a third amended complaint that names DBTCA as a defendant in addition to DBNTC. DBTCA serves as trustee for one of the 43 trusts at issue. DBNTC serves as trustee for the other 42 trusts at issue. Plaintiffs’ third amended complaint brings claims for violation of the TIA; breach of contract; breach of fiduciary duty; negligence and gross negligence; violation of the Streit Act; and breach of the covenant of good faith. However, in the third amended complaint, plaintiffs acknowledge that the court previously dismissed plaintiffs’ TIA Act claims, negligence and gross negligence claims, Streit Act claims, claims for breach of the covenant of good faith, and certain theories of plaintiffs’ breach of contract claims, and plaintiffs only include these claims to preserve any rights on appeal. Plaintiffs allege damages of “hundreds of millions of dollars.” On November 13, 2017, DBNTC and DBTCA filed an answer to the third amended complaint. On December 7, 2018, DBNTC and DBTCA filed a motion for summary judgment. Also on December 7, 2018, plaintiffs, jointly with Commerzbank AG (see description of Commerzbank case below), filed a motion for partial summary judgment. On October 27, 2021, DBNTC and DBTCA filed a supplemental motion for summary judgment relating to plaintiffs’ standing. On February 8, 2022, the court issued an order in which it granted DBNTC and DBTCA’s supplemental motion for summary judgment, granted in part DBNTC and DBTCA’s initial motion for summary judgment, and denied plaintiffs’ motion for partial summary judgment. As a result of that order, all of plaintiffs’ claims were dismissed with prejudice. On April 26, 2023, the United States Court of Appeals for the Second Circuit affirmed the court’s summary judgment order.

On March 24, 2015, the Western and Southern Life Insurance Company and five related entities (collectively “Western & Southern”), as investors in 18 RMBS trusts, filed a complaint in the Court of Common Pleas, Hamilton County, Ohio, against DBNTC as trustee for 12 of those trusts, asserting claims for violation of the TIA and the Streit Act, breach of contract, breach of fiduciary duty, negligence, gross negligence, negligent misrepresentation, and breach of the covenant of good faith and fair dealing, based on DBNTC’s alleged failure to perform its duties as trustee for the trusts. DBNTC filed a motion to dismiss based upon lack of personal jurisdiction and forum non conveniens; a motion to stay the case pending the resolution of similar actions in New York against DBNTC; and a motion to sever the claims against DBNTC from those against its co-defendant. On November 5, 2015, the court denied DBNTC’s motion to dismiss and motion to stay the case but granted DBNTC’s motion to sever. After DBNTC’s first motion to dismiss was decided, DBNTC filed another motion to dismiss, this time for failure to state a claim. On June 24, 2016, the court granted in part and denied in part DBNTC’s motion to dismiss. The court

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allowed the majority of plaintiffs’ breach of contract claims to proceed. The court granted the motion to dismiss most negligence claims as duplicative breach of contract claims, but denied the motion to dismiss negligence/breach of fiduciary duty claims insofar as those claims relate to alleged conflicts of interest. In addition, the court dismissed claims alleging: (a) breach of the implied covenant of good faith and fair dealing, (b) negligent misrepresentation, (c) breach of the TIA, (d) any breach of alleged duties relating to the misconduct of IndyMac Bank fsb, the sponsor of 9 of the 12 trusts at issue, (e) any breaches relating to one resecuritization trust at issue, as to which the court found plaintiffs had alleged no breaches by DBNTC, and (f) breach of the Streit Act. On July 25, 2016, DBNTC filed an answer to the complaint. On October 14, 2016, Western & Southern filed an amended complaint, asserting claims for violation of the TIA and the Streit Act, breach of contract, breach of fiduciary duty, negligence, gross negligence, negligent misrepresentation, and breach of the covenant of good faith and fair dealing. In the amended complaint, Western & Southern alleged that it purchased certificates of the trusts with a face value of more than U.S. $168 million and that the trusts at issue suffered total realized collateral losses of U.S. $1 billion, but the amended complaint did not include a demand for money damages in a sum certain. On November 18, 2016, DBNTC filed an answer to the amended complaint. On September 28, 2017, Western & Southern voluntarily dismissed its case without prejudice.

On December 23, 2015, Commerzbank AG (“Commerzbank”), as an investor in 50 RMBS trusts, filed a complaint in the U.S. District Court for the Southern District of New York against DBNTC as trustee of the trusts, asserting claims for violations of the TIA and New York’s Streit Act, breach of contract, breach of fiduciary duty, negligence, and breach of the covenant of good faith, based on DBNTC’s alleged failure to perform its duties as trustee for the trusts. Commerzbank alleges that DBNTC caused it to suffer “hundreds of millions of dollars in losses,” but the complaint does not include a demand for money damages in a sum certain. On April 29, 2016, Commerzbank filed an amended complaint. The amended complaint asserts the same claims as did the original complaint, and, like the original complaint, alleges that DBNTC caused Commerzbank to suffer “hundreds of millions of dollars in losses,” but does not include a demand for money damages in a sum certain. On May 27, 2016, DBNTC filed a motion to dismiss the amended complaint. On February 10, 2017, the court granted in part and denied in part DBNTC’s motion to dismiss. The court granted the motion to dismiss with respect to Commerzbank’s claim for breach of the covenant of good faith and claim under the Streit Act, dismissing those claims with prejudice. The court also granted the motion to dismiss with respect to Commerzbank’s claim under the TIA as to the 46 trusts at issue governed by pooling and servicing agreements, dismissing that claim with prejudice as to those 46 trusts. The court also granted the motion to dismiss, without prejudice, with respect to Commerzbank’s breach of contract claim as to ten trusts whose governing agreements limit the right to file suit under the governing agreements to certain specified parties, including the registered holder of a certificate issued by the trust. The court held that, although Commerzbank has not received authorization from the registered holder of the certificates at issue to file suit, it may still obtain that authorization from the registered holder. The court denied the remainder of the motion to dismiss. Therefore, with the exception of the claims relating to the ten trusts for which Commerzbank has not received authorization to file suit, Commerzbank’s claims for breach of contract, breach of fiduciary duty, and negligence will proceed. Commerzbank’s claim under the TIA as to the four trusts governed by agreements other than pooling and servicing agreements will also proceed. On May 1, 2017, DBNTC filed an answer to the amended complaint. On November 30, 2017, Commerzbank filed a second amended complaint that names DBTCA as a defendant in addition to DBNTC. DBTCA serves as trustee for 1 of the 50 trusts at issue. DBNTC serves as trustee for the other 49 trusts at issue. Commerzbank’s second amended complaint brings claims for

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violation of the TIA; breach of contract; breach of fiduciary duty; negligence; violation of the Streit Act; and breach of the covenant of good faith. However, in the second amended complaint, Commerzbank acknowledges that the court previously dismissed its TIA claims for the trusts governed by pooling and servicing agreements, as well as its Streit Act claims and claims for breach of the covenant of good faith, and Commerzbank only includes these claims to preserve any rights on appeal. The second amended complaint alleges that DBNTC and DBTCA caused Commerzbank to suffer “hundreds of millions of dollars in losses,” but the complaint does not include a demand for money damages in a sum certain. On January 29, 2018, DBNTC and DBTCA filed an answer to the second amended complaint. On December 7, 2018, DBNTC and DBTCA filed a motion for summary judgment. Also on December 7, 2018, Commerzbank, jointly with the Phoenix Light plaintiffs, filed a motion for partial summary judgment. On February 8, 2022, the court issued an order in which it granted in part DBNTC and DBTCA’s motion for summary judgment and denied plaintiffs’ motion for partial summary judgment. As a result of that order, many of plaintiffs’ claims and theories were dismissed with prejudice. Discovery is ongoing.

On December 30, 2015, IKB International, S.A. in Liquidation and IKB Deutsche Industriebank A.G. (collectively, “IKB”), as an investor in 37 RMBS trusts, filed a summons with notice in the Supreme Court of the State of New York, New York County, against DBNTC and DBTCA as trustees of the trusts. On May 27, 2016, IKB served its complaint asserting claims for breach of contract, breach of fiduciary duty, breach of duty to avoid conflicts of interest, violation of the Streit Act, violation of the TIA, violation of Regulation AB, and violation of Section 9 of the Uniform Commercial Code. IKB alleges that DBNTC and DBTCA are liable for over U.S. $268 million in damages. On October 5, 2016, DBNTC and DBTCA, together with several other trustees defending lawsuits by IKB, filed a joint motion to dismiss. On January 6, 2017, IKB filed a notice of discontinuance, voluntarily dismissing with prejudice all claims as to three trusts. On June 20, 2017, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to four additional trusts. On January 27, 2021, the court granted in part and denied in part DBNTC and DBTCA’s motion to dismiss. The court granted the motion to dismiss with respect to IKB’s claims for violations of the Streit Act, Regulation AB, and Section 9 of the Uniform Commercial Code, as well as certain aspects of IKB’s claims for breach of contract, breach of fiduciary duty, and violation of the TIA. The court denied the remainder of the motion to dismiss. IKB’s remaining claims for breach of contract, breach of fiduciary duty, breach of duty to avoid conflicts of interest, and violation of the TIA will proceed. On May 10, 2021, DBNTC and DBTCA filed a notice of appeal with the New York Supreme Court Appellate Division, First Department, regarding certain aspects of the court’s order on the motion to dismiss. On May 20, 2021, IKB filed a notice of cross appeal with respect to other aspects of that order. On August 30, 2022, the New York Supreme Court, Appellate Division, First Department affirmed in part and reversed in part the court’s order on the motion to dismiss. After DBNTC and DBTCA appealed the First Department’s decision, on June 15, 2023, the New York Court of Appeals reversed the First Department’s decision in part, dismissing certain additional contract claims, as well as IKB’s claims for breach of fiduciary duty and breach of duty to avoid conflicts of interest. On June 2, 2021, IKB filed a motion for re-argument regarding certain aspects of the court’s order on the motion to dismiss, which the court denied on August 3, 2021. On May 13, 2021, DBNTC and DBTCA filed an answer to the complaint. On October 28, 2021, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to seven additional trusts. On December 29, 2021, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to one additional trust. On April 22, 2022, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to 17 certificates at issue, including all claims as to 5 trusts. On February 28, 2023, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to two trusts, leaving 15 trusts at issue. On November 21, 2023, the parties filed a stipulation, voluntarily

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dismissing with prejudice all claims as to three trusts, leaving 12 trusts at issue. Discovery is ongoing.

It is DBNTC’s belief that it has no pending legal proceedings (including, based on DBNTC’s current evaluation, the litigation disclosed in the foregoing paragraphs) that would materially affect its ability to perform its duties as NCB co-trustee under the Pooling and Servicing Agreement for this transaction.

The information set forth above under “—The NCB Co-Trustee” has been provided by DBNTC. Other than as set forth in the above paragraphs, DBNTC has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The responsibilities of the NCB co-trustee are set forth in the PSA. A discussion of the role of the NCB co-trustee and its continuing duties, including: (1) any actions required by the NCB co-trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction NCB co-trustee regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the NCB co-trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the NCB co-trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. For the avoidance of doubt, the NCB co-trustee will have no obligations or duties with respect to Mortgage Loans other than NCB Mortgage Loans.

The NCB co-trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the NCB co-trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the NCB co-trustee’s replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee, the Certificate Administrator and the NCB Co-Trustee” in this prospectus.

The Special Servicers

LNR Partners, LLC

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, will initially be appointed to act as the general special servicer for the Mortgage Loans to be deposited into the issuing entity (other than any Non-Serviced Mortgage Loan (except as described in this prospectus) and any Excluded Special Servicer Loan) and any Serviced Companion Loan. The principal executive offices of LNR Partners are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600. LNR Partners currently serves as special servicer under the BBCMS 2024-C28 pooling and servicing agreement, which governs the servicing of the 900 North Michigan Whole Loan.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

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●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,
●	investing in high-yielding real estate-related debt and equity, and
●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 26 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 178 as of June 30, 2024. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;
●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;
●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;
●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;
●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;
●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;
●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;
●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;
●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;
●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;
●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;
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●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;
●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;
●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;
●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;
●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $78.6 billion;
●	185 domestic commercial mortgage backed securitization pools as of December 31, 2019 with a then current face value in excess of $93.9 billion;
●	162 domestic commercial mortgage backed securitization pools as of December 31, 2020 with a then current face value in excess of $82.2 billion;
●	172 domestic commercial mortgage backed securitization pools as of December 31, 2021 with a then current face value in excess of $97.4 billion;
●	182 domestic commercial mortgage backed securitization pools as of December 31, 2022 with a then current face value in excess of $112.3 billion;
●	178 domestic commercial mortgage backed securitization pools as of December 31, 2023 with a then current face value in excess of $101.9 billion; and
●	178 domestic commercial mortgage backed securitization pools as of June 30, 2024 with a then current face value in excess of $99.7 billion.

As of June 30, 2024, LNR Partners has resolved approximately $88.9 billion of U.S. commercial and multifamily loans over the past 26 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018, approximately $2.6 billion of U.S. commercial and multifamily mortgage loans during 2019, approximately $2.9 billion of U.S. commercial and multifamily mortgage loans during

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2020, approximately $4.8 billion of U.S. commercial and multifamily mortgage loans during 2021, approximately $3 billion of U.S. commercial and multifamily mortgage loans during 2022, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2023, and approximately $1 billion of U.S. commercial and multifamily mortgage loans through June 30, 2024.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, California, New York and North Carolina. As of June 30, 2024, LNR Partners and its affiliates specially service a portfolio, which included approximately 6,046 assets across the United States with a then current face value of approximately $99.7 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P (strong), Fitch (CSS1) and DBRS/Morningstar (CS1).

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related

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servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the depositor, the underwriters, the Trust, the master servicer, the trustee, the certificate administrator, the NCB co-trustee, the operating advisor, the asset representations reviewer, any sponsor, any originator or any significant obligor.

Except as disclosed in this prospectus and except for (i) LNR Partners acting as special servicer for this securitization transaction and (ii) LNR Partners currently serving as special servicer under the BBCMS 2024-C28 pooling and servicing agreement, which governs the servicing of the 900 North Michigan Whole Loan, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the Trust, the Sponsors, the trustee, the certificate administrator, the NCB co-trustee, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the Trust, the Sponsors, the trustee, the certificate administrator, the NCB co-trustee, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

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In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”, and except for LNR Partners serving as the current special servicer under the BBCMS 2024-C28 pooling and servicing agreement, which governs the servicing of the 900 North Michigan whole loan, neither LNR Partners nor any of its affiliates will retain on the Closing Date any Certificates issued by the Trust or, except as discussed in this prospectus, any other economic interest in this securitization (although for the avoidance of doubt, LNR Partners will be entitled to special servicing fees and certain other fees and compensation as described in this prospectus with respect to the Mortgage Loans and the Serviced Companion Loans and the 900 North Michigan whole loan). However, LNR Partners or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire additional Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The foregoing information set forth above under this sub-heading “—The Special Servicers” regarding LNR Partners has been provided by LNR Partners.

The general special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause” in this prospectus. The general special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of a Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of LNR Partners as the general special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “—Inspections”, “—Collection of Operating Information” and “Description of the Certificates—Appraisal Reduction Amounts” in this prospectus. LNR Partners’ ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The general special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the general special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The general special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the general special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The general special servicer’s rights and obligations with

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respect to indemnification, and certain limitations on the general special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will initially be responsible for the servicing and administration of 9 Mortgage Loans (2.9%) if they become Specially Serviced Loans and any related REO Properties and, with respect to the applicable mortgage loans that are non-Specially Serviced Loans, reviewing and evaluating certain borrower requests and applicable master servicer’s written analysis and recommendations. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the master servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990.

As of June 30, 2024, National Cooperative Bank, N.A. had total assets of $3,687.1 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 13.49%. For the six months ended June 30, 2024, National Cooperative Bank, N.A. reported net income of $13.4 million (unaudited). As of December 31, 2023, National Cooperative Bank, N.A. had total assets of $3,453.5 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 13.20%. For the year ended December 31, 2023, National Cooperative Bank, N.A. reported net income of $15.8 million.

National Cooperative Bank, N.A. is approved as a special servicer by Fitch and S&P and currently has a special servicer rating of “CSS2-” by Fitch and “Average” by S&P. National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2021(1)	2022(1)	2023(1)	2024(2)
By Approximate Number:	3,511	3,509	3,596	3,608
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.7 billion	$5.8 billion	$5.9 billion	$6.2 billion

(1)	As of the last day of the calendar year indicated.
(2)	As of June 30, 2024.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of June 30, 2024, are approximately 1,307 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $4.76 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of June 30, 2024, were located in 33 states and the District of Columbia and include retail, office, multifamily (including residential cooperative properties), industrial and other types of income-producing properties.

National Cooperative Bank, N.A. has been acting as a special servicer of mortgage loans in CMBS transactions since 2010. National Cooperative Bank, N.A.’s parent, National

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Consumer Cooperative Bank, has acted as a special servicer of mortgage loans in CMBS transactions since 1998. In 2010, National Consumer Cooperative Bank transferred its CMBS special servicing operations to National Cooperative Bank, N.A. As of June 30, 2024, National Cooperative Bank, N.A. was named the special servicer in approximately 55 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $3.26 billion. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to National Cooperative Bank, N.A. as special servicer in CMBS transactions from 2021 to June 30, 2024.

Portfolio Size – CMBS Special Servicing	2021(1)	2022(1)	2023(1)	2024(2)
Total	$3,166,072	$2,965,465	$2,950,819	$3,216,153

(1)	Size of portfolio for which National Cooperative Bank, N.A. acted as special servicer as of the last day of the calendar year indicated.
(2)	As of June 30, 2024.

National Cooperative Bank, N.A. has detailed servicing policies and procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under National Cooperative Bank, N.A.’s servicing agreements, including procedures for managing delinquent and specially serviced loans and loans subject to the bankruptcy of the borrower. These policies and procedures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance. National Cooperative Bank, N.A. periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. These policies and procedures are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.

In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, National Cooperative Bank, N.A. instituted temporary requirements that, subject to certain exceptions, its personnel, including those in the commercial mortgage servicing group, worked remotely. At the end of the COVID-19 pandemic, NCB returned to a 2-day per week in-office work schedule with 3-days per week remote which has not resulted in an adverse impact on daily operations. This remote-working capability is part of National Cooperative Bank, N.A.’s business continuity plan.

National Cooperative Bank, N.A.’s servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. National Cooperative Bank, N.A. takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the holder of such specially serviced loan. Default resolution strategies are determined in accordance with the respective pooling and servicing agreement and the terms of the related mortgage loan documents.

National Cooperative Bank, N.A. has not engaged and does not currently intend to engage any third party servicers to perform on its behalf any of its special servicing duties with respect to the trust mortgage loans for which National Cooperative Bank, N.A. acts as special servicer.

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National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as special servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as special servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as special servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as special servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as special servicer.

National Cooperative Bank, N.A., as a special servicer, will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

Although National Cooperative Bank, N.A. does not presently intend to enter into any such arrangement, National Cooperative Bank, N.A. may, in the future, enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, National Cooperative Bank, N.A.’s appointment as special servicer under the PSA and limitations on such person’s right to replace National Cooperative Bank, N.A. as a special servicer.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

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National Cooperative Bank, N.A. will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

National Cooperative Bank, N.A. may be terminated, with respect to the National Cooperative Bank, N.A. Mortgage Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause” in this prospectus.

National Cooperative Bank, N.A. may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of a Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of National Cooperative Bank, N.A. as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “—Inspections”, “—Collection of Operating Information” and “Description of the Certificates—Appraisal Reduction Amounts” in this prospectus. National Cooperative Bank, N.A.’s ability to waive or modify any terms, fees, penalties or payments on the National Cooperative Bank, N.A. Mortgage Loans and the potential effect of that ability on the potential cash flows from the National Cooperative Bank, N.A. Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

National Cooperative Bank, N.A. and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by National Cooperative Bank, N.A. as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

National Cooperative Bank, N.A. will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding National Cooperative Bank, N.A.’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. National Cooperative Bank, N.A.’s rights and obligations with respect to indemnification, and certain limitations on National Cooperative Bank, N.A.’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The foregoing information regarding National Cooperative Bank, N.A. set forth in this section entitled “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A. None of the depositor, the underwriters, the master servicer, the general special servicer, the operating advisor, the asset representations reviewer, the trustee, the NCB co-trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Outside Special Servicer

Argentic Services Company LP, a Delaware limited partnership (“ASC”) will act as the outside special servicer (in such capacity, the “Outside Special Servicer”) with respect to (i) the Grapevine Mills Whole Loan, the Marriott Myrtle Beach Grande Dunes Resort Whole Loan and the 610 Newport Center Whole Loan, each of which is serviced under the WFCM 2024-

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C63 PSA and (ii) the 20 & 40 Pacifica Whole Loan, which is serviced under the BMO 2024-C9 PSA. ASC will be responsible for special servicing and administration if such loan was to become a “specially serviced loan” or “REO property” pursuant to the WFCM 2024-C63 PSA or BMO 2024-C9 PSA, as applicable. ASC maintains its office at 500 North Central Expressway, Suite 261, Plano, Texas 75074 and its telephone number is 469-609-2000.

ASC currently has a commercial special servicer rating of “CSS2-” by Fitch, a commercial loan special servicer rating of “Average” by S&P and a DBRS Morningstar Commercial Mortgage Special Servicer Ranking of MOR CS2.

ASC, formed in 2019, began operations in early 2020 and is a limited partnership ultimately controlled by, and majority-owned by, funds managed by Elliott Investment Management L.P. and its affiliates (collectively, “Elliott”). As of December 31, 2023, Elliott manages approximately $65.5 billion in assets. Certain key employees of ASC and Argentic Investment Management LLC (“AIM”) retain a minority stake in ASC ownership. In addition to being affiliates of Elliott and AIM, ASC is an affiliate of (i) Argentic Real Estate Finance 2 LLC, a mortgage loan seller, sponsor, an originator and retaining sponsor under the WFCM 2024-C63 PSA and the BMO 2024-C9 PSA, and (ii) Argentic Securities Income USA 2 LLC, the initial directing certificateholder under the WFCM 2024-C63 PSA and the BMO 2024-C9 PSA.

Neither ASC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, ASC or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The following table sets forth information about ASC’s total portfolio of named special servicing for commercial and multifamily mortgage loans as of the dates indicated:

Named Special Servicing	December 31, 2021	December 31, 2022	December 31, 2023
By Approximate Number:	1,065	1,206	1,346
By Approximate Aggregate Unpaid Principal Balance (in billions):	$24.353	$24.508	$31.507

As of June 30, 2024, ASC had twenty two (22) employees responsible for special servicing of commercial mortgage loans, including its senior management team averaging 35 years of industry experience. ASC was named special servicer on 57 securitized pools (52 commercial mortgage-backed securities pools and 5 collateralized loan obligation pools) including 1,347 loans secured by 2,006 properties with an unpaid balance of approximately $33.12 billion as of June 30, 2024. As of June 30, 2024, ASC was actively managing 32 commercial mortgage-backed securities loans, secured by 46 properties (including 4 REO properties) with an approximate unpaid balance of $1.192 billion.

ASC uses a cloud hosted, web browser interface, special servicing and asset management system as its system of record (“RealINSIGHT”). RealINSIGHT is a full-function loan and real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports the start-to-finish, life cycle management of performing and distressed asset portfolios, special servicing and risk management. RealINSIGHT with its enhanced features for managing servicing, risk and compliance processes has the following features: various communication mechanisms (alerts, messages, notifications), standard action and resolution reports/templates (including asset status reports and consent memoranda), industry standard reports

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(including the industry standard special servicing loan and property data files and liquidation templates), the ability to build custom reports and models including dashboards and analytics, structured guidance to build workflows and action plans, recordkeeping modules for document, vendor management, and geographic mapping.

ASC has its own watch list and surveillance reports to monitor monthly CREFC® IRP reports produced by the master servicer in comparison to ASC’s internal reports using RealINSIGHT to identify degradation of performance or other potential transfer events. Although ASC’s internal watch list criteria overlaps with CREFC®’s portfolio review guidelines in some instances, ASC’s criteria are more conservative and broader in order to not overcomplicate or restrict any watch list determinations. ASC revises and enhances its watch list criteria as necessary to ensure “early detection” of potential collateral or borrower issues.

ASC has a shared services agreement with AIM wherein AIM provides certain non-servicing support functions and non-personnel services to ASC. These areas of support include legal, finance, human resource services and information technology.

As required, ASC engages vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

ASC has detailed operating policies and procedures (including templates and exhibits) which are formally reviewed on an annual basis, and adopts interim changes as necessary to: (i) the extent required by applicable law or regulation including in accordance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act; (ii) maintain current industry best practices based on ASC’s participation in various industry associations and its external communications with clients and other constituents; and (iii) address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. ASC has a documented disaster recovery and business continuity plan. ASC does not have a stand-alone internal audit department. ASC has engaged a qualified independent public accounting firm that is registered with the PCAOB, and co-sources internal audit functions.

ASC does not believe that its financial condition will have any adverse effect on the performance of its duties under the WFCM 2024-C63 PSA and the BMO 2024-C9 PSA and, accordingly, will not have any material impact on the performance of the related mortgage loan or the certificates.

ASC, in its role as a special servicer, does not establish any bank accounts except for REO bank accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

In its capacity as Outside Special Servicer, ASC will not have primary responsibility for custody services of original documents evidencing the loan, but may from time to time have custody of certain such documents as necessary for enforcement actions or otherwise. To the extent that ASC has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard set forth in the WFCM 2024-C63 PSA and the BMO 2024-C9 PSA.

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ASC expects from time-to-time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. ASC does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the WFCM 2024-C63 PSA and the BMO 2024-C9 PSA. There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against ASC or of which any of its property is the subject, which are material to the certificate holders.

No securitization transaction involving commercial or multifamily mortgage loans in which ASC is acting as special servicer has experienced an event of default as a result of any action or inaction by ASC as special servicer. ASC has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by ASC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ASC was acting as special servicer.

ASC may enter into one or more arrangements with the applicable directing certificate holder, holders of certificates of the controlling class or any person with the right to appoint or remove and replace the special servicer and to provide for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, ASC’s appointment as Outside Special Servicer under the WFCM 2024-C63 PSA and the BMO 2024-C9 PSA and any related intercreditor agreement and limitations on such person’s right to replace such special servicer.

The foregoing information under this heading “Transaction Parties—The Outside Special Servicer” has been provided by ASC.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor and asset representations reviewer under the PSA with respect to each Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) and each Serviced Whole Loan (other than any Servicing Shift Whole Loan). Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of June 30, 2024, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar

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transactions with an approximate aggregate initial unpaid principal balance of $378.8 billion issued in 440 transactions.

As of June 30, 2024, Park Bridge Lender Services was acting as asset representations reviewer for 187 commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial unpaid principal balance of $166.9 billion.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders or the SOHO-RR Interest Owner, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on other CMBS transactions rated by any of the Rating Agencies and none of those Rating Agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or material factor in such rating action; (b) can and will make the representations and warranties as operating advisor set forth in the PSA; (c) is not (and is neither affiliated nor Risk Retention Affiliated with) the depositor, the trustee, the NCB co-trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, any risk retention consultation party, the third party purchaser or a depositor, trustee, certificate administrator, master servicer or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates or Risk Retention Affiliates; (d) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; (e) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as operating advisor and asset representations reviewer.

In addition, Park Bridge Lender Services believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied

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duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification.” Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”. The operating advisor’s and the asset representations reviewer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Credit Risk Retention

General

Regulation RR implementing the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) will apply to the Pooled Securitization. With respect to the Pooled Securitization, Citi Real Estate Funding Inc., a New York corporation, is acting as the retaining sponsor under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”) and is expected to satisfy its risk retention requirement in accordance with Regulation RR promulgated under Section 15G of the Exchange Act (“Regulation RR”), which implements the Credit Risk Retention Rules, through a combination of the following:

●	The acquisition by the Retaining Sponsor on the Closing Date of the RR Interest. The RR Interest is intended to meet the definition of a “single vertical security” that is an “eligible vertical interest” (as such terms are defined in the Credit Risk Retention Rules). The RR Interest will have an aggregate Certificate Balance as of the Closing Date of approximately $35,450,789, representing approximately 3.250% of all “ABS interests” (as defined in the Credit Risk Retention Rules) in the Trust relating to the Pooled Securitization (which ABS interests will consist of the Pooled Certificates other than the Class R certificates). The effective interest rate of the RR Interest will be equal to the WAC Rate. In accordance with the definition of “single vertical security” under the Credit Risk Retention Rules, the RR Interest will entitle the holders thereof to a specified percentage (equal to the Risk Retention Allocation Percentage) of the amounts paid on each class of Pooled Certificates (other than the RR Interest).
•	The purchase by a “third-party purchaser” (as defined in the Credit Risk Retention Rules), CMBS 4 Sub 5, LLC, a Delaware limited liability company (the “Third Party Purchaser"), of the Class G-RR and Class H-RR certificates (collectively, the “Horizontal Risk Retention Certificates” or the “HRR Certificates” and together with the RR Interest, the “Risk Retention Interest”), with an aggregate Certificate Balance as of the Closing Date of $44,852,718 and representing approximately 1.8008% of the aggregate fair value of the Pooled Certificates as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”). The Horizontal Risk Retention Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

The holder of the RR Interest and the Third Party Purchaser are collectively referred to herein as the “Retaining Parties”. The sum of (i) the percentage of the aggregate Certificate Balance of all Pooled Certificates as of the Closing Date that is represented by the RR Interest and (ii) the percentage of the fair value of all Pooled Certificates that is represented by the HRR Certificates will equal approximately 5.0508% as of the Closing Date.

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Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Third Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Third Party Purchaser or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitizations constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described in this “Credit Risk Retention” section have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the offered certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

Qualifying CRE Loans; Required Risk Retention Percentage

The sponsors have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for the Pooled Securitization is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The total required credit risk retention percentage (the “Required Vertical Credit Risk Retention Percentage”) (i) with respect to any calculations in respect of the Pooled Securitization is a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the RR Interest and the denominator of which is the initial aggregate Certificate Balance of the Pooled Principal Balance Certificates (approximately 3.25%), and (ii) with respect to any calculations in respect of the Loan-Specific Securitization is a fraction, expressed as a percentage, the numerator of which is the initial SOHO-RR Interest Balance of the SOHO-RR Interest and the denominator of which is the initial aggregate principal balance of the Loan-Specific Interests (approximately 5.66%).

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RR Interest

General

The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the Pooled Certificates other than the RR Interest (as a collective whole). On each Distribution Date, the portion of Pooled Aggregate Available Funds allocable to (a) the RR Interest will be the product of such Pooled Aggregate Available Funds multiplied by the Required Vertical Credit Risk Retention Percentage, and (b) the Pooled Non-Retained Certificates will be the product of such Pooled Aggregate Available Funds multiplied by the Non-Retained Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the RR Interest, on the one hand, and the Pooled Non-Retained Certificates, on the other hand, pro rata in accordance with the Required Vertical Credit Risk Retention Percentage and the Non-Retained Percentage, respectively.

Pooled Retained Certificate Available Funds

The amount available for distribution to the holders of the RR Interest on each Distribution Date will, in general, equal the sum of (i) the Required Vertical Credit Risk Retention Percentage of the Pooled Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the Pooled Retained Certificate Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “Pooled Retained Certificate Available Funds”).

The “Pooled Retained Certificate Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Pooled Retained Certificate Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Required Vertical Credit Risk Retention Percentage of the Aggregate Pooled Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Distributions—Available Funds”).

Priority of Distributions

On each Distribution Date, for so long as the aggregate Certificate Balance of the RR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Pooled Retained Certificate Available Funds, in the following order of priority:

First, to the RR Interest, in respect of interest, up to an amount equal to the Pooled Retained Certificate Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest, in reduction of the Certificate Balance thereof, an amount equal to the Pooled Retained Certificate Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the RR Interest has been reduced to zero; and

Third, to the RR Interest, up to an amount equal to the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of reimbursed Realized Losses and interest thereon distributed to the holders of the Pooled Regular Certificates (other than the RR Interest) and Trust Components pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus;

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provided, however, that to the extent any Pooled Retained Certificate Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, as the REMIC residual interest, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC trust.  The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The effective interest rate on the RR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-Retained Percentage” is 100% minus the Required Vertical Credit Risk Retention Percentage.

The “Pooled Retained Certificate Interest Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Pooled Regular Certificates (other than the RR Interest) and Trust Components according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Pooled Retained Certificate Principal Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Pooled Regular Certificates (other than the RR Interest) and Trust Components according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Risk Retention Allocation Percentage” will equal the Required Vertical Credit Risk Retention Percentage divided by the Non-Retained Percentage.

Allocation of Pooled Retained Certificate Realized Losses

The certificate administrator will be required to allocate any Pooled Retained Certificate Realized Losses to the RR Interest in reduction of the Certificate Balance thereof.

The “Pooled Retained Certificate Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Required Vertical Credit Risk Retention Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any successor REO Loans expected to be outstanding immediately following such Distribution Date, is less than (ii) the Certificate Balance of the RR Interest after giving effect to distributions of principal on such Distribution Date.

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Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the RR Interest in an amount equal to the Required Vertical Credit Risk Retention Percentage of such Excess Interest distributable to all Pooled Certificates (including the RR Interest). Excess Interest will not be available to make distributions to any other class of Pooled Certificates (other than the Class V certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Yield Maintenance Charge or Prepayment Premium

On each Distribution Date, the certificate administrator is required to distribute to the holders of the RR Interest the Required Vertical Credit Risk Retention Percentage of any Yield Maintenance Charge or Prepayment Premium received on or prior to the related Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

HRR Certificates

The Third Party Purchaser will purchase the Horizontal Risk Retention Certificates for cash on the Closing Date at the prices set forth in the table below:

Class of Certificates	Initial Certificate Balance	Fair Value (in % and $)(1)	Purchase Price(2)
Class G-RR	$11,873,000	0.48% / $5,523,011	46.5174% / $5,523,011
Class H-RR	$32,979,718	1.32% / $15,341,307	46.5174% / $15,341,307

(1)	The fair value of the Horizontal Risk Retention Certificates (expressed as a percentage of the fair value of all of the Pooled Certificates and as a dollar amount).
(2)	Expressed as a percentage of the initial Certificate Balance of each class of the Horizontal Risk Retention Certificates and as a dollar amount, in each case excluding accrued interest.

The approximate fair value of all the certificates (other than the Class R certificates) based on actual sales prices and final tranche sizes is set forth below.

Class of Certificates	Fair Value (in % and $)(1)
Class A-1	0.94%/$10,899,869
Class A-SB	1.32%/$15,243,068
Class A-4	9.81%/$113,669,873
Class A-5	53.38%/$618,471,244
Class X-A	5.71%/$66,107,537
Class X-B	1.10%/$12,721,556
Class A-S	13.96%/$161,682,443
Class B	3.75%/$43,477,617
Class C	2.58%/$29,891,847
Class X-D	0.22%/$2,572,644
Class X-E	0.07%/$851,370
Class X-F	0.12%/$1,383,376
Class D	1.07%/$12,442,586
Class E	0.35%/$4,058,066
Class F	0.57%/$6,593,876
Class G-RR	0.48%/$5,523,011
Class H-RR	1.32%/$15,341,307
Class V	0%/$0
RR Interest	3.25%/$37,654,020
Total	100.00%/$1,158,585,309
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(1) The fair value of the indicated class of certificates expressed as a percentage of the fair value of all certificates (other than the Class R certificates) issued by the Trust and as a dollar amount. The maximum certificate balances of the Class A-4, Class A-5, Class A-S, Class B and Class C certificates will be issued on the Closing Date, and the initial certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date and will correspondingly have an aggregate fair value of $0 as of the Closing Date.

The aggregate fair value of the Horizontal Risk Retention Certificates is equal to approximately $20,864,318, representing approximately 1.8008% of the aggregate fair value of all of the Pooled Certificates.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of Regulation RR with respect to this securitization transaction, it would have been required to retain an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $57,929,265, representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the Pooled Certificates.

As of the date of this prospectus, there are no material differences between (a) the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “Credit Risk Retention” prior to the pricing of the certificates and (b) the valuation methodology or the key inputs and assumptions that were used in calculating the fair value set forth above under this “Credit Risk Retention” section. The fair values disclosed in the preliminary prospectus under the heading “Credit Risk Retention” assumed initial Certificate Balances of the Class A-4 and Class A-5 Certificates of $315,000,000 and $398,039,000, while the fair values set forth above under this “Credit Risk Retention” section assume initial Certificate Balances of $112,550,000 and $600,489,000, respectively. The fair value of the certificates (other than the Class R Certificates) is within the range of fair values disclosed in the preliminary prospectus.

Third Party Purchaser

CMBS 4 Sub 5, LLC, a Delaware limited liability company, is expected, to (i) act as the initial Third Party Purchaser and (ii) retain the Class G-RR and Class H-RR and Class V certificates. CMBS 4 Sub 5, LLC or an affiliate is also expected to purchase the Class E and Class F certificates, and may purchase additional certificates.

CMBS 4 Sub 5, LLC is directly or indirectly owned by Prime Finance CMBS Opportunities Fund 4, L.P. and Prime Finance CMBS Opportunities Fund 4 (Parallel Entity), L.P., each a Delaware limited partnership (collectively, the “Fund”). The Fund was formed primarily to acquire or invest in unrated or below investment-grade commercial mortgage backed securities and certain other investments. The Fund commenced operations on June 13, 2024, and has total investor capital commitments of $225.2 million to date. This is anticipated to represent Fund’s fifth purchase of CMBS B-Piece Securities.

The Fund is advised by Prime Finance Advisor, L.P. (“Prime Finance”). Prime Finance is an experienced commercial real estate debt investor. The six members of the investment committee responsible for the Fund had an average of 31 years of real estate experience as of June 30, 2024. The funds advised by Prime Finance have made investments in floating-rate whole loans on transitional properties, subordinate debt, preferred equity and CMBS B-Piece Securities. As of June 30, 2024, funds advised by Prime Finance own approximately

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321 separate real estate credit investments, including seventy-nine (79) CMBS B-Piece Securities.

As of June 30, 2024, Prime Finance affiliates (including the Fund) have originated or acquired over $27 billion of commercial real estate debt investments. Prime Finance is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

Solely for its own purposes and benefit, the Third Party Purchaser has completed an independent review of the credit risk of each Mortgage Loan consisting of a review of the sponsors' underwriting standards, the collateral securing each Mortgage Loan and expected cash flows related to the Mortgage Loans. Such review was based on the Mortgage Loan files and information regarding the Mortgage Loans provided by or on behalf of the sponsors. The Third Party Purchaser has no liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence. The Third Party Purchaser is not required to take into account the interests of any other investor in the certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the Mortgage Loans and the establishment of other transaction terms. The Third Party Purchaser's acceptance of a Mortgage Loan does not constitute, and may not be construed as, an endorsement or approval of any such Mortgage Loan, the underwriting for such Mortgage Loan or of the originator of such Mortgage Loan. The Third Party Purchaser has not independently verified the truth or accuracy of any representations or warranties of any of the sponsors or any other party to this transaction or any related documents. Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Third Party Purchaser may have special relationships or interests that conflict with those of the holders of one or more Classes of Certificates. In addition, the Third Party Purchaser does not have any duties to the holders of any Class of Certificates, may act solely in its own interests, and will have no liability to any Certificateholders for having done so, and no Certificateholder may take any action whatsoever against the Third Party Purchaser or any director, officer, employee, agent or principal of the Third Party Purchaser for having so acted.

Material Terms of the Horizontal Risk Retention Certificates

For a description of payment and other material terms of the Horizontal Risk Retention Certificates see “Description of the Certificates” in this prospectus.

Hedging, Transfer and Financing Restrictions

The RR Interest and the Horizontal Risk Retention Certificates will be subject to certain hedging, transfer and financing restrictions.

The Retaining Sponsor will agree that it and its affiliates are subject to certain hedging, transfer and financing restrictions that will be applicable to any “retaining sponsor” and any “affiliate” (each as defined in the Regulation RR) thereof when compliance with the Credit Risk Retention Rules is required.

The Third Party Purchaser will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Third Party Purchaser not to transfer the Horizontal Risk Retention Certificates (except to a majority-owned affiliate) until the

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date that is 5 years after the Closing Date. On and after that date, the Third Party Purchaser may transfer the eligible horizontal residual interest to a successor third party purchaser as long as the Third Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third party purchaser and the successor third party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third party purchasers (and their affiliates) under the Credit Risk Retention Rules.

Subject to the previous paragraph, the restrictions on hedging and transfer under the Credit Risk Retention Rules will apply during the period commencing on the Closing Date and expiring on the date that is the earliest of (A) the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total outstanding Certificate Balance of the certificates has been reduced to 33% of the sum of the total outstanding Certificate Balance of the certificates as of the Closing Date; or (iii) two years after the Closing Date; (B) the date on which all of the Mortgage Loans have been defeased in accordance with paragraph (b)(8)(i) of Rule 7 under Regulation RR; and (C) subject to the consent of the Retaining Sponsor, not to be unreasonably withheld, the date on which the Credit Risk Retention Rules are officially repealed, abolished in their entirety or officially determined by applicable regulatory agencies to be no longer applicable to this securitization or the Horizontal Risk Retention Certificates.

Operating Advisor

The operating advisor for the transaction is Park Bridge Lender Services LLC, a New York limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Serviced Mortgage Loans or Serviced Whole Loans:

●	review the actions of the special servicer with respect to Specially Serviced Loans and, for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Serviced Mortgage Loans that are not Specially Serviced Loans;
●	review reports provided by the special servicer;
●	review for accuracy certain calculations made by the special servicer; and
●	issue an annual report generally (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (i) a special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders as a collective whole, the operating advisor will have the right to recommend the replacement of such special servicer with respect to the Serviced Mortgage Loans. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” and “—Operating Advisor—

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Recommendation of the Replacement of a Special Servicer”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan, Servicing Shift Whole Loan or any related REO Property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The operating advisor is required to be an Eligible Operating Advisor. For further information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor, the operating advisor’s compensation, and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation” and “—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraph are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of MSMCH, CREFI, JPMCB, GSMC, Wells Fargo Bank, Bank of America and NCB and will make the representations and warranties identified on Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2.

At the time of MSMCH’s decision to include each of its Mortgage Loans in this transaction, MSMCH determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by MSMCH that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by MSMCH that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which MSMCH based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an

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evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of CREFI’s decision to include each of its Mortgage Loans in this transaction, CREFI determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CREFI that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CREFI that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which CREFI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of JPMCB’s decision to include each of its Mortgage Loans in this transaction, JPMCB determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by JPMCB that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by JPMCB that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which JPMCB based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

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At the time of GSMC’s decision to include each of its Mortgage Loans in this transaction, GSMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GSMC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GSMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which GSMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of Wells Fargo Bank’s decision to include each of its Mortgage Loans in this transaction, Wells Fargo Bank determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Wells Fargo Bank that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Wells Fargo Bank that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Wells Fargo Bank based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of Bank of America’s decision to include each of its Mortgage Loans in this transaction, Bank of America determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating

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factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Bank of America that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Bank of America that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Bank of America based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of NCB’s decision to include each of its Mortgage Loans in this transaction, NCB determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by NCB that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by NCB that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which NCB based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

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Description of the Certificates

General

The certificates will be issued, and the SOHO-RR Interest will be created, in each case pursuant to a pooling and servicing agreement, between the depositor, each applicable master servicer, each applicable special servicer, the trustee, the NCB co-trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and all payments under and proceeds of the Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2024-BNK48 will consist of the following classes: the Class A-1 and Class A-SB certificates, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates (collectively, with the Class A-S Exchangeable Certificates, the “Class A Certificates”), the Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates (collectively, the “Class X Certificates”), and the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G-RR, Class H-RR, Class V, Class R and Class SOHO certificates.

The issuing entity will also issue an “eligible vertical interest” (as defined in Regulation RR) in respect of the securitization of the Mortgage Loans (the “Pooled Securitization”), which will be certificated and represented by the RR Interest (the “RR Interest”). The RR Interest will represent an interest in a REMIC regular interest and a portion of the entitlement to Excess Interest and will be entitled to receive certain distributions under the PSA as described under “Credit Risk Retention”.

The issuing entity will also create a REMIC regular interest, which will be uncertificated and referred to herein as the “SOHO-RR Interest”. The SOHO-RR Interest will be an “eligible vertical interest” (as defined in Regulation RR) in respect of the securitization of the Trust Subordinate Companion Loan. The SOHO-RR Interest will not be a “Certificate” for purposes of this prospectus.

The Class A Certificates (other than the Class A-S Exchangeable Certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G-RR and Class H-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual

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Certificates”. The Senior Certificates and the Subordinate Certificates (excluding the Exchangeable Certificates) and the RR Interest are collectively referred to in this prospectus as the “Pooled Regular Certificates”. The Senior Certificates, the Subordinate Certificates, the Class V certificates and the RR Interest are collectively referred to in this prospectus as the “Pooled Certificates”.

The Pooled Certificates (other than the Class V Certificates and the RR Interest), are collectively referred to in this prospectus as the “Pooled Non-Retained Certificates”.

The Pooled Certificates (other than the Class X and Class V Certificates, the Exchangeable IO Certificates) are referred to in this prospectus as the “Pooled Principal Balance Certificates”. The Class A Certificates, the Class X-A certificates, the Class X-B certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates are also referred to in this prospectus as the “Offered Certificates”.

The “Exchangeable Certificates” are comprised of (i) the Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1 and Class A-4-X2 certificates (collectively, the “Class A-4 Exchangeable Certificates”), (ii) the Class A-5, Class A-5-1, Class A-5-2, Class A-5-X1 and Class A-5-X2 certificates (collectively, the “Class A-5 Exchangeable Certificates”), (iii) the Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates (collectively, the “Class A-S Exchangeable Certificates”), (iv) the Class B, Class B-1, Class B-2, Class B-X1 and Class B-X2 certificates (collectively, the “Class B Exchangeable Certificates”) and (v) the Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates (collectively, the “Class C Exchangeable Certificates”). The Class A-4-X1, Class A-4-X2, Class A-5-X1, Class A-5-X2, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2 certificates are collectively referred to herein as the “Exchangeable IO Certificates.”

The Class SOHO Certificates and the SOHO-RR Interest are collectively referred to in this prospectus as the “Loan-Specific Interests”, and the Class SOHO Certificates are referred to in this prospectus as the “Loan-Specific Principal Balance Certificates”. The Loan-Specific Principal Balance Certificates together with the Pooled Principal Balance Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Loan-Specific Interests (other than the SOHO-RR Interest) are collectively referred to in this prospectus as the “Non-Retained Loan-Specific Interests”. The owner of the SOHO-RR Interest is referred to as the “SOHO-RR Interest Owner”.

The primary source for payments of principal and interest on the Pooled Certificates will be amounts received by the issuing entity in respect of the Mortgage Loans (which does not include the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan). The primary source for payments of principal and interest on the Loan-Specific Interests will be amounts received by the issuing entity in respect of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan.

Upon initial issuance, (i) the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates and the Exchangeable IO Certificates will have the respective Notional Amounts, in each case shown under “Summary of Certificates and Loan-Specific Interests”, and (ii) the SOHO-RR Interest will have the SOHO-RR Interest Balance shown under “Summary of Certificates and Loan-Specific Interests”.

The “Certificate Balance” of any class of (a) Pooled Principal Balance Certificates or Exchangeable P&I Trust Component outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the related assets in the issuing entity, all as described in this prospectus, and (b) Loan-Specific Principal Balance Certificates outstanding

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at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and the related assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and each Exchangeable P&I Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates or Exchangeable P&I Trust Component on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates or Exchangeable P&I Trust Component in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or Exchangeable P&I Trust Component may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk Retention—RR Interest—Priority of Distributions” above.

The “SOHO-RR Interest Balance” of the SOHO-RR Interest at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Trust Subordinate Companion Loan and the related assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the SOHO-RR Interest Balance of the SOHO-RR Interest will be reduced by any distributions of principal actually made on, and by any Loan-Specific Retained Interest Realized Losses actually allocated to the SOHO-RR Interest on that Distribution Date. In the event that Loan-Specific Retained Interest Realized Losses previously allocated to the SOHO-RR Interest in reduction of its SOHO-RR Interest Balance are recovered subsequent to such SOHO-RR Interest Balance being reduced to zero, holders of the SOHO-RR Interest may receive distributions in respect of such recoveries following distributions of interest and principal on the SOHO-RR Interest.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates, the Exchangeable IO Certificates and the Exchangeable IO Trust Components will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components outstanding from time to time. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C Trust Components outstanding from time to time. The Notional Amount of each Class of the Class X-D, Class X-E and Class X-F certificates will equal the Certificate Balance outstanding from time to time of the Class of Principal Balance Certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X Certificates.

The Notional Amounts of the Class A-4-X1 and Class A-4-X2 Trust Components will equal the Certificate Balance of the Class A-4 Trust Component. The Notional Amounts of the Class A-4-X1 and Class A-4-X2 Certificates will equal the Certificate Balances of the Class A-4-1 and Class A-4-2 Certificates, respectively.

The Notional Amounts of the Class A-5-X1 and Class A-5-X2 Trust Components will equal the Certificate Balance of the Class A-5 Trust Component. The Notional Amounts of

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the Class A-5-X1 and Class A-5-X2 Certificates will equal the Certificate Balances of the Class A-5-1 and Class A-5-2 Certificates, respectively.

The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Trust Components will equal the Certificate Balance of the Class A-S Trust Component. The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Certificates will equal the Certificate Balances of the Class A-S-1 and Class A-S-2 Certificates, respectively.

The Notional Amounts of the Class B-X1 and Class B-X2 Trust Components will equal the Certificate Balance of the Class B Trust Component. The Notional Amounts of the Class B-X1 and Class B-X2 Certificates will equal the Certificate Balances of the Class B-1 and Class B-2 Certificates, respectively.

The Notional Amounts of the Class C-X1 and Class C-X2 Trust Components will equal the Certificate Balance of the Class C Trust Component. The Notional Amounts of the Class C-X1 and Class C-X2 Certificates will equal the Certificate Balances of the Class C-1 and Class C-2 Certificates, respectively.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive their allocable portion of Excess Interest received on any ARD Loan allocated as described under “—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The Pooled Certificates (other than the Class V certificates, the Exchangeable Certificates and the rights of the RR Interest to receive a portion of the Excess Interest), the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1, Class A-5-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components, the Class SOHO Certificates and the SOHO-RR Interest will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”). The Class V certificates and the rights of the RR Interest to receive a portion of the Excess Interest will be issued by the grantor trust (the “Grantor Trust”). The Grantor Trust will also issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of the REMIC “regular interests” issued by the Upper-Tier REMIC.

The Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan will be held by the Soho Grand & The Roxy Hotel trust subordinate companion loan REMIC (the “Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC” and, together with the Lower-Tier REMIC and the Upper-Tier REMIC, the “Trust REMICs”).

Distributions

Method, Timing and Amount

Distributions on the certificates and the SOHO-RR Interest are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th

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calendar day of that month is not a business day, then the next business day) commencing in November 2024.

All distributions (other than the final distribution on any certificate or the SOHO-RR Interest) are required to be made to the Certificateholders in whose names the certificates are registered and the SOHO-RR Interest Owner previously identified to the certificate administrator, in each case, as of the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder or SOHO-RR Interest Owner at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder or SOHO-RR Interest Owner, as applicable, has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder or SOHO-RR Interest Owner, as applicable. The final distribution on any certificate or the SOHO-RR Interest is required to be made in like manner, but only upon presentation and surrender of the certificate (if applicable) at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests. All distributions made with respect to the SOHO-RR Interest will be allocated pro rata among the SOHO-RR Interest Owners based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. The Percentage Interest of any Class V or Class R Certificate will be set forth on the face thereof. The portion of the SOHO-RR Interest owned by any SOHO-RR Interest Owner is referred to herein as a “Percentage Interest.”

Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). Each master servicer will be entitled to retain any interest or other income earned on such funds and each master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Pooled Gain-on-Sale Reserve Account and the Pooled Retained Certificate Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The “Available Funds” for each Distribution Date will equal (i) with respect to distributions made on the Pooled Certificates and the Class R certificates, the Pooled

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Aggregate Available Funds and (ii) with respect to distributions to be made on the Loan-Specific Interests and the Class R certificates, the SOHO Aggregate Available Funds.

The aggregate amount available for distribution to holders of the Pooled Certificates (other than the Class V certificates) and the Class R certificates on each Distribution Date (the “Pooled Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which will not include any amounts received in respect of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan):

(a)        the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in each applicable Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of a Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●         all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan or Companion Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●         all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●         all amounts in each applicable Collection Account that are due or reimbursable to any person other than the Pooled Certificateholders;

●         with respect to each Actual/360 Loan and any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in each applicable Collection Account;

●         all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates and the RR Interest);

●         all Yield Maintenance Charges and Prepayment Premiums;

●         all amounts deposited in a Collection Account in error; and

●         any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)        if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the applicable Collection Account for such Distribution Date;

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(c)        all Compensating Interest Payments made by any master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by any master servicer, the trustee or the NCB co-trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Pooled Certificateholders); and

(d)        with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Pooled Non-Retained Certificates on each Distribution Date will, in general, equal the sum of (i) the Non-Retained Percentage of the Pooled Aggregate Available Funds for such Distribution Date and (ii) the Pooled Gain-on-Sale Remittance Amount for such Distribution Date (the “Pooled Available Funds”).

The “Pooled Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Pooled Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-Retained Percentage of the Aggregate Pooled Gain-on-Sale Entitlement Amount.

The “Aggregate Pooled Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) (x) the aggregate portion of the Interest Distribution Amount for each class of Pooled Non-Retained Certificates that would remain unpaid as of the close of business on the Distribution Date, divided by (y) the Non-Retained Percentage, and (b) (x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the Distribution Date in respect of such Principal Distribution Amount, divided by (y)  the Non-Retained Percentage, and (ii) any outstanding Pooled Realized Losses and Pooled Retained Certificate Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Pooled Gain-on-Sale Remittance Amount as part of the definition of Pooled Available Funds and the Pooled Retained Certificate Gain-on-Sale Remittance Amount as part of the definition of Pooled Retained Certificate Available Funds.

The aggregate amount available for distribution to holders of the Loan-Specific Interests and the Class R Certificates on each Distribution Date (the “SOHO Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which will not include any amounts received in respect of the Mortgage Loans):

(a)        the aggregate amount of all cash received on the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and related REO Property that is on deposit in the related Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any Mortgage Loan, any other Companion Loan or the holders of the Pooled Certificates), as of the related P&I Advance Date, exclusive of (without duplication):

●         all Periodic Payments that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●         all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation

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proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan if it has a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan;

●         all amounts in the related Collection Account that are due or reimbursable to any person other than the Loan-Specific Interest Holders;

●         with respect to any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the related Collection Account;

●         all Yield Maintenance Charges and Prepayment Premiums with respect to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, if any;

●         all amounts deposited in the related Collection Account in error; and

●         any late payment charges or accrued interest on the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan actually collected thereon and allocable to the default interest rate for the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan;

(b)        if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan to the applicable Collection Account for such Distribution Date;

(c)        all Compensating Interest Payments made by the applicable master servicer with respect to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan with respect to such Distribution Date and P&I Advances made by the applicable master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Loan-Specific Interest Holders); and

(d)        with respect to any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC Distribution Account pursuant to the PSA.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

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Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Pooled Non-Retained Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Pooled Available Funds, in the following order of priority:

First, to the Class A-1, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes and Trust Components;

Second, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, in reduction of the Certificate Balances of those classes, in the following priority:

(i) prior to the Cross-Over Date:

(a)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;
(b)	to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made on such Distribution Date), until the Certificate Balance of the Class A-1 certificates is reduced to zero;
(c)	to the Class A-4 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made on such Distribution Date), until the Certificate Balance of the Class A-4 Trust Component is reduced to zero;
(d)	to the Class A-5 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made on such Distribution Date), until the Certificate Balance of the Class A-5 Trust Component is reduced to zero; and
(e)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made on such Distribution Date), until the Certificate Balance of the Class A-SB certificates is reduced to zero;
(ii)	on or after the Cross-Over Date, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components are reduced to zero;
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Third, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, first, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Pooled Realized Losses previously allocated to each such class or Trust Component, then in an amount equal to, and pro rata based upon, interest on that amount at the Pass-Through Rate for such class or Trust Component compounded monthly from the date the related Pooled Realized Loss was allocated to such class or Trust Component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Fifth, to the Class A-S Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S Trust Component, first, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Pooled Realized Loss was allocated to such Trust Component;

Seventh, to the Class B, Class B-X1 and Class B-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eighth, to the Class B Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B Trust Component, first, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Pooled Realized Loss was allocated to such Trust Component;

Tenth, to the Class C, Class C-X1 and Class C-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eleventh, to the Class C Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C Trust Component, first, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Pooled Realized Loss was allocated to such Trust Component;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

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Fourteenth, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

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Twenty-sixth, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates) and the Class A-S, Class B and Class C Trust Components have all previously been reduced to zero as a result of the allocation of Pooled Realized Losses to those certificates and Trust Components.

Reimbursement of previously allocated Pooled Realized Losses or Pooled Retained Certificate Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates or Trust Component in respect of which a reimbursement is made.

Principal and interest payable on the Trust Components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “—Exchangeable Certificates.”

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) for each Class of the Class A-1, Class A-SB, Class A-4, Class A-5, Class A-S, Class D, Class E and Class F certificates for any Distribution Date will be a fixed rate per annum equal to the Pass-Through Rate set forth opposite such class of certificates in the table on the cover of this prospectus. The Pass-Through Rate for the Class B certificates for any Distribution Date will be a variable rate per annum equal to the lesser of (a) the Pass-Through Rate set forth opposite such class of certificates in the table on the cover of this prospectus and (b) the WAC Rate for the related Distribution Date. The Pass-Through Rate for the Class C certificates for any Distribution Date will be a variable rate per annum equal to the WAC Rate for the related Distribution Date minus 0.27100%. The Pass-Through Rate for each class of the Class G-RR and Class H-RR certificates for any Distribution Date will be a variable rate per annum equal to the WAC Rate for the related Distribution Date.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 Trust Components for such Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

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The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components for the related Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for each Class of the Class X-D, Class X-E and Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate for the related Distribution Date on the Class of Principal Balance Certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X Certificates.

Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components. See “—Exchangeable Certificates” below.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than their allocated portion of Excess Interest, if any, with respect to any ARD Loan, allocated as described under “—Excess Interest” below.

The Pass-Through Rate for the Class SOHO certificates for any Distribution Date will be a variable rate per annum equal to the Net Mortgage Rate on the Trust Subordinate Companion Loan for the related Distribution Date.

Although it does not have a specified Pass-Through Rate (other than for tax reporting purposes), the effective SOHO-RR Interest rate will be a per annum rate equal to the Net Mortgage Rate on the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan for the related Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan), the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and any REO Loan (including any portion of an REO Loan related to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, but excluding any portion of any REO Loan related to any other Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Fee Rate; provided, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, whether agreed to by the applicable master servicer, the applicable special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan

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that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan during the one-month period at the related Net Mortgage Rate; provided, that with respect to each Actual/360 Loan, commencing in 2025, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, as applicable, had remained outstanding.

“Administrative Fee Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to (i) any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan (which, in the case of any Componentized Mortgage Loan, is the weighted average of the interest rates of the respective components of such Mortgage Loan) or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate or (ii) any Mortgage Loan or related Companion Loan after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date. For the avoidance of doubt, the Mortgage Rate of any ARD Loan will not be construed to include the excess of the related Revised Rate over the related Initial Rate.

“Componentized Mortgage Loan” means any Mortgage Loan that has been divided into more than one component under the related loan agreement for purposes of calculating interest and other amounts payable under such Mortgage Loan. There are no Componentized Mortgage Loans related to the Trust.

Exchangeable Certificates

Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding Certificate Balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related Certificate Balances or Notional Amounts) will be decreased, and those of the Received Classes (and consequently their related Certificate Balances or Notional Amounts) will be increased. The dollar

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denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-5	Class A-5-1, Class A-5-X1
Class A-5	Class A-5-2, Class A-5-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the Closing Date, the Issuing Entity will issue the following “Trust Components,” each with the initial Certificate Balance (or, if such Trust Component has an “X” suffix, Notional Amount) and Pass-Through Rate set forth next to it in the table below. Each Trust Component with an “X” suffix is referred to herein as an “Exchangeable IO Trust Component,” and each other Trust Component is referred to herein as an “Exchangeable P&I Trust Component.” Each Trust Component will be a REMIC “regular interest” issued by the Upper-Tier REMIC. Each Exchangeable IO Trust Component will not be entitled to distributions of principal.

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Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-4	$112,550,000	Class A-4 Certificate Pass-Through Rate minus 1.00%
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-5	$600,489,000	Class A-5 Certificate Pass-Through Rate minus 1.00%
Class A-5-X1	Equal to Class A-5 Trust Component Certificate Balance	0.50%
Class A-5-X2	Equal to Class A-5 Trust Component Certificate Balance	0.50%
Class A-S	$156,983,000	Class A-S Certificate Pass-Through Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class B	$42,213,000	Class B Certificate Pass-Through Rate minus 1.00%
Class B-X1	Equal to Class B Trust Component Certificate Balance	0.50%
Class B-X2	Equal to Class B Trust Component Certificate Balance	0.50%
Class C	$29,022,000	Class C Certificate Pass-Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the Trust Components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of Certificates, divided by (y) the Certificate Balance of the Class A-4 Trust Component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-5 Trust Component (if such class of Exchangeable Certificates has an “A-5” designation), the Class A-S Trust Component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B Trust Component (if such class of Exchangeable Certificates has a “B” designation) or the Class C Trust Component (if such class of Exchangeable Certificates has a “C” designation).

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Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-5 Exchangeable Certificates”	Class A-5	Class A-5, Class A-5-X1, Class A-5-X2
	Class A-5-1	Class A-5, Class A-5-X2
	Class A-5-2	Class A-5
	Class A-5-X1	Class A-5-X1
	Class A-5-X2	Class A-5-X1, Class A-5-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum Certificate Balance or Notional Amount of each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-4, Class A-5, Class A-S, Class B or Class C Trust Component, respectively. The maximum Certificate Balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates will be issued on the Closing Date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-4 Trust Component, Class A-5 Trust Component, Class A-S Trust Component, Class B Trust Component or Class C Trust Component, respectively. Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance will have the same approximate initial credit support percentage, Assumed Final Distribution Date, weighted average life and expected principal window as

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the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively, shown above in the “Summary of Certificates and Loan-Specific Interests” table.

Appraisal Reduction Amounts and Collateral Deficiency Amounts (and Pooled Realized Losses) allocated to each of the Class A-4, Class A-5, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to notionally reduce (or reduce) their Certificate Balances in accordance with their Class Percentage Interests therein.

Exchange Limitations

A Certificateholder that owns Exchangeable Certificates and desires to make an exchange, but does not own Exchangeable Certificates that collectively are the required denominations of Surrendered Classes necessary to make the desired exchange for applicable Received Classes, may be unable to obtain other Exchangeable Certificates sufficient to compose the required denominations or may be able only to exchange a portion (if any) of its Exchangeable Certificates. Other Certificateholders may be unwilling to sell their Certificates at reasonable prices (or at any price) or may be unable to sell their Certificates, or Certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market. Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

Potential purchasers of Exchangeable Certificates should consider the tax characteristics of such certificates as further discussed under “Material Federal Income Tax Considerations—Exchangeable Certificates.” The Trust Components will not be withdrawn from the grantor trust in connection with any exchange.

Exchange Procedures

If a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates, the Certificateholder must notify the certificate administrator no later than three business days before the proposed exchange date via email to CCTCMBSBondAdmin@computershare.com. The exchange date can generally be any business day other than the first or last business day of the month. The notice must (i) be on the Certificateholder’s letterhead, (ii) carry a medallion stamp guarantee and (iii) set forth the following information: the CUSIP number of both the Certificates to be exchanged and the Certificates to be received, the current Certificate Balance(s) or Notional Amount(s) and original Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes and Received Classes, the Certificateholder’s DTC participant number and the proposed exchange date. A notice becomes irrevocable on the second business day before the proposed exchange date.

Subject to the satisfaction of the conditions to an exchange, including the procedures described above, upon the request of the holder of Exchangeable Certificates of the relevant class(es) and the surrender of such Exchangeable Certificates, the certificate administrator will be required to deliver the Exchangeable Certificates of the relevant class(es) to which that holder is entitled in the exchange. The certificate administrator will also reduce the outstanding Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes, and increase the outstanding Certificate Balance(s) or Notional Amount(s) of the Received Classes, on the certificate register. The Certificateholder and the certificate administrator will utilize the Deposit and Withdrawal System at DTC to effect the exchange.

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The first distribution on an Exchangeable Certificate received in an exchange transaction will be made on the first Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Pooled Regular Certificates (other than the RR Interest) or Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class or Trust Component for such Distribution Date, less (B) any Pooled Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Pooled Regular Certificates (other than the RR Interest) or Trust Component will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such class or Trust Component immediately prior to that Distribution Date. Calculations of interest in respect of any class of Pooled Regular Certificates (other than the RR Interest) or Trust Component for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Pooled Regular Certificates (other than the RR Interest) or Trust Component will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount or Exchangeable IO Trust Components, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for such Distribution Date and (ii) in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts (which will not include any amounts related to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan):

(a)	the Scheduled Principal Distribution Amount for that Distribution Date, and
(b)	the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or

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reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date;

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Pooled Principal Balance Certificates (other than the RR Interest) will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Holders of the Pooled Certificates on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the P&I Advance Date) or advanced by the applicable master servicer, the trustee or the NCB co-trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the applicable master servicer, the trustee or the NCB co-trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties (to the extent allocable to the REO Loan that succeeds the related Mortgage Loan) on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by any master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special

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Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into a Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is, or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan if it is, delinquent in respect of its balloon payment or any REO Loan (for purposes of any P&I Advances, only taking into account the portion allocable to any related predecessor Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, as applicable), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan or REO Loan (for purposes of any P&I Advances, only taking into account the portion allocable to any related predecessor Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Pooled Principal Balance Certificates in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

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(i)            the principal portion of each Periodic Payment due on such Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii)         all principal prepayments received with respect to such Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)      the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan) and Liquidation Proceeds received with respect to such Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)       any reduction in the outstanding principal balance of such Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan or a modification of such Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)            the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)         the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan (other than the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan) on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan (other than the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan) as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the

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predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan or any REO Loan is paid in full or the Mortgage Loan, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan or the REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan or the REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee or the NCB co-trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to any master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the applicable master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan (other than the Soho Grand & The Roxy Hotel Whole Loan in respect of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan), no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders and SOHO-RR Interest Owner or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA. Amounts relating to the REO Property or REO Loan in respect of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan will only be available to holders of the Loan-Specific Interests.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates in an amount equal to the Non-Retained Percentage of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates (other than the RR Interest in an amount described under “Credit Risk Retention—RR Interest—Excess Interest”) or to provide credit

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support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance) (with respect to any Componentized Mortgage Loan, such

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principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero); and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding

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personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions. Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

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Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

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(x) to the classes of Pooled Non-Retained Certificates specified below, in the following amounts:

(1) to each class of the Class A-1, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D and Class E certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date,

(2) to the Class A-4-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(3) to the Class A-4-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(4) to the Class A-5-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-5-1 certificates and the applicable principal prepayment,

(5) to the Class A-5-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-5-2 certificates and the applicable principal prepayment,

(6) to the Class A-S-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal

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prepayment and (ii) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(7) to the Class A-S-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(8) to the Class B-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(9) to the Class B-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(10) to the Class C-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(11) to the Class C-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(12) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates for that Distribution Date, and the denominator of which is the YM Denominator for that

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Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates as described above,

(13) to the Class X-B certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates, as described above, and

(14) to the Class X-D certificates, any remaining portion of the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above in this clause (x).

and (y) to the RR Interest, the Required Vertical Credit Risk Retention Percentage of such Yield Maintenance Charge or Prepayment Premium.

“YM Denominator” means, for any Distribution Date, the total amount of principal distributed to the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates.

All Yield Maintenance Charges and Prepayment Premiums referred to above will be net of any Liquidation Fees payable therefrom.

Notwithstanding any of the foregoing in clause (x) to the contrary, if at any time the Certificate Balances of the Pooled Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the certificate administrator will be required to pay to the holders of each remaining Class of Pooled Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) any Yield Maintenance Charge or Prepayment Premium with respect to any Mortgage Loan distributable on the subject Distribution Date (net of any Liquidation Fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Pooled Principal Balance Certificates for that Distribution Date.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Pooled Principal Balance Certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
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●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the Pass-Through Rate on that class, then the Base Interest Fraction will equal zero; and
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the Pass-Through Rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-E, Class X-F, Class V or Class R Certificates.

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For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates or the SOHO-RR Interest, as applicable, is the Distribution Date on which the aggregate Certificate Balance or the SOHO-RR Interest Balance, as applicable, of that class of certificates or the SOHO-RR Interest, as applicable, would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be the date set forth next to such class (or, with respect to each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance the date set forth next to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively) in the table under “Summary of Certificates and Loan-Specific Interests” above.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, the actual final Distribution Date for one or more classes of certificates or the SOHO-RR Interest may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of certificates or the SOHO-RR Interest may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan will depend on the characteristics of the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in October 2057. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Serviced Mortgage Loan or Serviced Whole Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then

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the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to any Serviced A/B Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans on a pro rata basis. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan will be retained by the applicable master servicer as additional servicing compensation.

Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)            the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Serviced Mortgage Loans for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)         the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and REO Loan for which such Servicing Fees are being paid to such master servicer in such Collection Period, calculated at a rate of (i) 0.00250% per annum with respect to any mortgage loan serviced by Wells Fargo Bank, National Association as the master servicer (other than any Midland Serviced Mortgage Loans), (ii) 0.00250% per annum with respect to any mortgage loan serviced by National Cooperative Bank, N.A. as the master servicer or (iii) 0.00125% per annum with respect to any Midland Serviced Mortgage Loans, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan (so long as a Whole Loan is serviced under the PSA) and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the applicable Serviced Mortgage Loans or any related Serviced Pari Passu Companion Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders or the SOHO-RR Interest Owner to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related

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Mortgage Loan documents or if the Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the applicable special servicer or, (ii) for so long as no Control Termination Event has occurred or is continuing and, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the applicable master servicer will be required to pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, as applicable, otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan, any related Serviced Pari Passu Companion Loan and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, if applicable, in accordance with their respective interest entitlements under the related Intercreditor Agreement, and the applicable master servicer will be required to pay the portion of such Compensating Interest Payments allocable to any related Serviced Pari Passu Companion Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan to the related Companion Holder (or, if such Serviced Companion Loan is included in another securitization, to the related Other Master Servicer).

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Pooled Aggregate Available Funds for any Distribution Date that are not covered by each applicable master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Pooled Aggregate Excess Prepayment Interest Shortfall”.

The “Pooled Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Retained Percentage of the Pooled Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among the classes of Pooled Non-Retained Certificates (other than the Exchangeable Certificates) and the Trust Components, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date. For any Distribution Date, any portion of the Pooled Excess Prepayment Interest Shortfall allocated to a Trust Component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein.

Any Loan-Specific Aggregate Excess Prepayment Interest Shortfall for any Distribution Date will be allocated on such Distribution Date to the Loan-Specific Interests, pro rata, in accordance with their entitlements to accrued interest.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan to be included in the SOHO Aggregate Available Funds for any Distribution Date that are not covered by the applicable master servicer’s Compensating Interest Payments for the

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related Distribution Date is referred to in this prospectus as the “Loan-Specific Aggregate Excess Prepayment Interest Shortfall”.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Pooled Non-Retained Certificates will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G-RR and Class H-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Exchangeable Certificates will likewise have the benefit of the subordination of the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G-RR and Class H-RR certificates. The Class B Exchangeable Certificates will likewise have the benefit of the subordination of the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G-RR and Class H-RR certificates. The Class C Exchangeable Certificates will likewise have the benefit of the subordination of the Class D, Class E, Class F, Class G-RR and Class H-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Pooled Non-Retained Certificates to receive on any Distribution Date the amounts of interest and/or principal allocated to the Pooled Non-Retained Certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Pooled Realized Losses to classes of Pooled Non-Retained Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Pooled Non-Retained Certificates that are Pooled Principal Balance Certificates on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-4 Trust Component, until its Certificate Balance has been reduced to zero, fourth, to the Class A-5 Trust Component, until its Certificate Balance has been reduced to zero, and fifth, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, in each case, that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is

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distributed to the holders of the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, the percentage interest in the issuing entity evidenced by the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components by the Subordinate Certificates.

Following retirement of the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B and Class C Trust Components and the Class D, Class E, Class F, Class G-RR and Class H-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class H-RR certificates) and Trust Components as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Pooled Certificateholders on that date, the certificate administrator is required to calculate the Pooled Realized Loss and the Pooled Retained Certificate Realized Loss for such Distribution Date. On each Distribution Date, immediately following the distributions to be made to the Loan-Specific Interest Holders on that date, the certificate administrator is required to calculate the Loan-Specific Interest Realized Loss and Loan-Specific Retained Interest Realized Loss for such Distribution Date.

The “Pooled Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse each applicable master servicer, each applicable special servicer, the trustee or the NCB co-trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Pooled Principal Balance Certificates (other than the RR Interest) after giving effect to distributions of principal on that Distribution Date.

The “Loan-Specific Interest Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Retained Percentage and (B) the Stated Principal Balance (for purposes of this calculation only, the Stated Principal Balance will not be reduced by the amount of principal payments received on the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, including any REO Loan that is a successor to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan (but in each case, including the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and excluding the Mortgage Loans and any other Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Loan-Specific Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date.

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The “Loan-Specific Retained Interest Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Required Vertical Credit Risk Retention Percentage and (B) the Stated Principal Balance (for purposes of this calculation only, the Stated Principal Balance will not be reduced by the amount of principal payments received on the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, including any REO Loan that is a successor to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan (but in each case, including the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and excluding the Mortgage Loans and any other Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the SOHO-RR Interest Balance of the SOHO-RR Interest after giving effect to distributions of principal on that Distribution Date.

“Realized Loss” means, (i) with respect to the Pooled Certificates, a Pooled Realized Loss, (ii) with respect to the RR Interest, the Pooled Retained Certificate Realized Loss, (iii) with respect to the Loan-Specific Interests (other than the SOHO-RR Interest), a Loan-Specific Interest Realized Loss, and (iv) with respect to the SOHO-RR Interest, a Loan-Specific Retained Interest Realized Loss.

The certificate administrator will be required to allocate any Pooled Realized Losses among the respective classes of Pooled Principal Balance Certificates (other than the RR Interest or any Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such class or Trust Component is reduced to zero:

first, to the Class H-RR certificates;

second, to the Class G-RR certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C Trust Component;

seventh, to the Class B Trust Component; and

eighth, to the Class A-S Trust Component.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Pooled Realized Losses among the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Any Pooled Realized Loss applied to the Class A-4, Class A-5, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein.

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The certificate administrator will be required to allocate any Loan-Specific Interest Realized Loss to the Class SOHO certificates, until the Certificate Balance of such class is reduced to zero.

The certificate administrator will be required to allocate any Loan-Specific Retained Interest Realized Loss to the SOHO-RR Interest, until the SOHO-RR Interest Balance thereof is reduced to zero.

Loan-Specific Interest Realized Losses and Loan-Specific Retained Interest Realized Losses will only be allocated to the Loan-Specific Interests (and not to the Pooled Certificates). Pooled Realized Losses and Pooled Retained Certificate Realized Losses will only be allocated to the Pooled Certificates (and not to the Loan-Specific Interests).

Realized Losses will not be allocated to the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates or the Exchangeable IO Certificates or the Exchangeable IO Trust Components. However, the Notional Amounts of the classes of Class X Certificates or Exchangeable IO Certificates or Exchangeable IO Trust Components will be reduced if the related classes of Principal Balance Certificates or Exchangeable P&I Trust Components are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, including as a result of defaults and delinquencies on the related Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, Nonrecoverable Advances made in respect of the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, the payment to each applicable special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated expenses of the issuing entity that are not specific to any Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, or to the NCB co-trustee as described under “Transaction Parties—The NCB Co-Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan that has a related Subordinate Companion Loan, losses will be allocated first to each related Subordinate Companion Loan in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Pooled Non-Retained Certificates, a Trust Component, the RR Interest or a Loan-Specific Interest will be considered outstanding until its Certificate Balance, Notional Amount or SOHO-RR Interest Balance, as applicable, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance or SOHO-RR Interest Balance, as applicable, to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Pooled Principal Balance Certificates or the SOHO-RR Interest in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above and, with respect to the RR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—RR Interest—Priority of Distributions”.

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Reports to Certificateholders and the SOHO-RR Interest Owner; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by each applicable master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder and SOHO-RR Interest Owner of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate or a SOHO-RR Interest Owner, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates or a reduction of the SOHO-RR Interest Balance of the SOHO-RR Interest and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount or Loan-Specific Interest Accrual Amount, in each case, as to the applicable class or the SOHO-RR Interest, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder or SOHO-RR Interest Owner, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder, Certificate Owner or SOHO-RR Interest Owner reasonably requests, to enable Certificateholders or the SOHO-RR Interest Owner to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by any master servicer, the certificate administrator or any special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)      a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)      a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

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(3)      a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)      a CREFC® advance recovery report;

(5)      a CREFC® total loan report;

(6)      a CREFC® operating statement analysis report;

(7)      a CREFC® comparative financial status report;

(8)      a CREFC® net operating income adjustment worksheet;

(9)      a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)   a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, each applicable master servicer, each applicable special servicer, the trustee, the NCB co-trustee and the certificate administrator will not be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders and the SOHO-RR Interest Owner by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® Schedule AL file;
●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction template (to the extent received by the applicable master servicer from the applicable special servicer).
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In addition, each master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Serviced Mortgage Loan and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2025, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12 month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the applicable master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls (or, with respect to residential cooperative properties, maintenance schedules) (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2025, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

The holders of the Loan-Specific Interests will be entitled to obtain access to reports and other information in a manner substantially similar to the procedures described above.

“Loan-Specific Initial Purchaser” means J.P. Morgan Securities LLC.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the Loan-Specific Initial Purchaser, the underwriters, the mortgage loan sellers, each applicable master servicer, each applicable special servicer (including, for the avoidance of doubt, any

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Excluded Special Servicer), the trustee, the NCB co-trustee, the certificate administrator, any additional servicer designated by any master servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any person (including the Directing Certificateholder or a Risk Retention Consultation Party and any SOHO-RR Interest Owner) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder, any Controlling Class Certificateholder or any SOHO Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder, any Controlling Class Certificateholder or any SOHO Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, that, if a special servicer obtains knowledge that it has become a Borrower Party, such special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, that each special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the applicable master servicer nor the certificate administrator will have any obligation to restrict access by a special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

The “Risk Retention Consultation Party” will be each of (a) with respect to the Pooled Securitization, the party selected by the holder or holders of more than 50% of the RR Interest, by Certificate Balance, as determined by the certificate registrar from time to time (the “Pooled Risk Retention Consultation Party”) and (b) with respect to the securitization of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan (the “Loan-Specific Securitization”), the party selected by the holder or holders of more than 50% of the SOHO-RR Interest, by SOHO-RR Interest Balance, as determined by the certificate registrar from time to time the (the “Loan-Specific Risk Retention Consultation Party”). The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of each Risk Retention Consultation Party has not changed until such parties receive written

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notice of the identity and contact information of a replacement of such Risk Retention Consultation Party from a party holding the requisite interest in the RR Interest or SOHO-RR Interest, as applicable (as confirmed by the certificate registrar).

The initial Pooled Risk Retention Consultation Party is expected to be Citi Real Estate Funding Inc.

The initial Loan-Specific Risk Retention Consultation Party is expected to be JPMorgan Chase Bank, National Association.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. For the avoidance of doubt, with respect to a Mortgage Loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related Mortgaged Property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means with respect to the Directing Certificateholder, any Controlling Class Certificateholder or any SOHO Controlling Class Certificateholder, a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder (or, with respect to the Soho Grand & The Roxy Hotel Whole Loan, prior to the continuation of a Soho Grand & The Roxy Hotel Control Appraisal Period, the SOHO Controlling Class Representative or any SOHO Controlling Class Certificateholder) is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the applicable special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged

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Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party, (b) with respect to any Pooled Risk Retention Consultation Party or the holder of the RR Interest by whom such Pooled Risk Retention Consultation Party was appointed, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, such Pooled Risk Retention Consultation Party or such holder of the RR Interest is a Borrower Party, (c) with respect to a Loan-Specific Risk Retention Consultation Party, the Soho Grand & The Roxy Hotel Whole Loan if, as of any date of determination, such Loan-Specific Risk Retention Consultation Party or the holder of the majority of the SOHO-RR Interest, as applicable, is a Borrower Party, or (d) with respect to the SOHO Controlling Class Representative or the holder of the majority of the SOHO Controlling Class prior to the continuation of a Soho Grand & The Roxy Hotel Control Appraisal Period, the Soho Grand & The Roxy Hotel Whole Loan if, as of any date of determination, the SOHO Controlling Class Representative or the holder of the majority of the SOHO Controlling Class, as applicable, is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, a SOHO-RR Interest Owner, the Directing Certificateholder, the SOHO Controlling Class Representative, a Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is a Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder, a Controlling Class Certificateholder or a SOHO Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA, (2) if such person is a Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder, a Controlling Class Certificateholder or a SOHO Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications

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be re-submitted from time to time in accordance with its policies and procedures and will restrict access to Excluded Information on the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate (including the RR Interest) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the RR Interest) registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the NCB co-trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class or SOHO Controlling Class certificates owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class or SOHO Controlling Class certificates owned by a special servicer or an affiliate thereof will be deemed not to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of each applicable master servicer, each applicable special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the NCB co-trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or the applicable special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of any special servicer’s, any master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or the SOHO Controlling Class or (ii) any affiliate of the depositor, any master servicer, any special servicer, the trustee, the NCB co-trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee, the NCB co-trustee or the certificate administrator, as applicable.

A “Loan-Specific Interest Holder” is a Certificateholder of a Class SOHO Certificate or a holder of the SOHO-RR Interest.

A “Pooled Certificateholder” is a Certificateholder of a Pooled Certificate.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such

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NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the applicable master servicer or the applicable special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, Morningstar Credit Information & Analytics, LLC, RealInsight, Thomson Reuters Corporation and KBRA Analytics, LLC, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder or SOHO-RR Interest Owner that has delivered an Investor Certification to the applicable master servicer or special servicer, as applicable, such master servicer (with respect to non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder or SOHO-RR Interest Owner, as applicable, copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder or SOHO-RR Interest Owner, as applicable; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder or SOHO-RR Interest Owner, as applicable, may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) either collected by the applicable master servicer or the applicable special servicer or caused to be prepared by the applicable special servicer in respect of each REO Property, the applicable master servicer or the applicable special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders and the SOHO-RR Interest Owner will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

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Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
o	this prospectus;
o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
o	the CREFC® loan setup file delivered to the certificate administrator by a master servicer;
●	the following “SEC EDGAR filings”:
o	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
o	the Distribution Date Statements;
o	the CREFC® bond level files;
o	the CREFC® collateral summary files; and
o	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator);
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
o	the summary of any Final Asset Status Report as provided by a special servicer;
o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
o	any appraisals delivered in connection with any Asset Status Report;
o	any CREFC® appraisal reduction template received by the certificate administrator;
o	the annual reports as provided by the operating advisor; and
o	any notice or documents provided to the certificate administrator by the depositor, the applicable master servicer or the applicable special servicer directing the certificate administrator to post to the “additional documents” tab;
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●	the following documents, which will be made available under a tab or heading designated “special notices”:
o	notice of any release based on an environmental release under the PSA;
o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
o	notice of final payment on the certificates or the SOHO-RR Interest;
o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders or the SOHO-RR Interest Owner of the termination of a master servicer or special servicer;
o	any notice of resignation or termination of a master servicer or special servicer;
o	notice of resignation of the trustee, the NCB co-trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee, the successor NCB co-trustee or the successor certificate administrator, as applicable;
o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;
o	any notice to Certificateholders or the SOHO-RR Interest Owner of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;
o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
o	any notice of the termination of the issuing entity;
o	any notice that a Control Termination Event or Soho Grand & The Roxy Hotel Control Appraisal Period has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;
o	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
o	any notice of the occurrence of an Operating Advisor Termination Event;
o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
o	any Proposed Course of Action Notice;
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o	any assessment of compliance delivered to the certificate administrator;
o	any Attestation Reports delivered to the certificate administrator;
o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and
o	any notice or documents provided to the certificate administrator by the depositor or any applicable master servicer directing the certificate administrator to post to the “special notices” tab;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders, Certificate Owners and the SOHO-RR Interest Owner that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to (A) ongoing compliance by the Retaining Sponsor (or the retaining sponsor with respect to the Loan-Specific Securitization) with the Credit Risk Retention Rules and (B) any non-compliance by the Third Party Purchaser or a successor third party purchaser with the applicable provisions of the Credit Risk Retention Rules.

provided, that with respect to a Control Termination Event or Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of the existence of such Excluded Loan.

Notwithstanding the foregoing, if the Directing Certificateholder, any Controlling Class Certificateholder or SOHO Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder, any Controlling Class Certificateholder or SOHO Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder, any Controlling Class Certificateholder or any SOHO Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder, such Controlling Class Certificateholder or SOHO Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder, Controlling Class Certificateholder or SOHO Controlling Class Certificateholder that is not a Borrower Party with respect to the

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related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and each of the applicable master servicer and the applicable special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders, the SOHO-RR Interest Owner and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) any master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan), the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by any special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity, the Certificateholders and/or the SOHO-RR Interest Owner, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer,

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the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or a Risk Retention Consultation Party (in its capacity as a Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder, SOHO-RR Interest Owner and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders, SOHO-RR Interest Owner and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder, SOHO-RR Interest Owner or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

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The PSA will permit each master servicer and each special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies, any Certificateholder or any prospective Certificateholder or any SOHO-RR Interest Owner that has in each case provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders or the SOHO-RR Interest Owner only those persons in whose names the certificates or SOHO-RR Interest, as applicable, are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)      2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)      in the case of any Principal Balance Certificates (other than the RR Interest), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates (other than the RR Interest), each determined as of the prior Distribution Date.

At all times during the term of the PSA, the voting rights for the Pooled Certificates (the “Pooled Voting Rights”) will be allocated among the respective classes of Pooled Certificateholders as follows:

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(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any Pooled Principal Balance Certificates (other than the RR Interest), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Pooled Principal Balance Certificates (other than the RR Interest), each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class V certificates, the Class R certificates, the RR Interest or the SOHO-RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the applicable Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report,

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statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with

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value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the applicable special servicer or the applicable master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders and the SOHO-RR Interest Owner; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, “—Limitation on Rights of Certificateholders and the SOHO-RR Interest Owner to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations

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(“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the NCB co-trustee, the certificate administrator, any master servicer, any special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

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Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the certificate administrator to obtain possession of the certificates of such class.

The RR Interest will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the RR Interest.

The Class G-RR and Class H-RR certificates may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA. Any request for release of a Class G-RR or Class H-RR certificate is subject to any additional requirements pursuant to the PSA.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder, Certificate Owner or SOHO-RR Interest Owner to communicate with other Certificateholders, Certificate Owners or the SOHO-RR Interest Owner related to Certificateholders, Certificate Owners or the SOHO-RR Interest Owner exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder, Certificate Owner or SOHO-RR Interest Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder, Certificate Owner or SOHO-RR Interest Owner is interested in communicating with other Certificateholders, Certificate Owners or the SOHO-RR Interest Owner with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders, Certificate Owners or the SOHO-RR Interest Owner may use to contact the requesting Certificateholder, Certificate Owner or SOHO-RR Interest Owner.

Any Certificateholder, Certificate Owner or SOHO-RR Interest Owner wishing to communicate with other Certificateholders, Certificate Owners or SOHO-RR Interest Owner

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regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, National Association

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BANK 2024-BNK48

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders, Certificate Owners and the SOHO-RR Interest Owner should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates or the SOHO-RR Interest, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates or the SOHO-RR Interest, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates or the SOHO-RR Interest: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a Certificateholder’s, Certificate Owner’s or SOHO-RR Interest Owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders and the SOHO-RR Interest Owner

Upon the written request of any Certificateholder or SOHO-RR Interest Owner, which is required to include a copy of the communication the Certificateholder or SOHO-RR Interest Owner proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series and/or the SOHO-RR Interest Owner with respect to their rights under the PSA or the certificates and/or the SOHO-RR Interest, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder or SOHO-RR Interest Owner (at such Certificateholder’s or SOHO-RR Interest Owner’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders or the SOHO-RR Interest Owner related to the class of certificates or the SOHO-RR Interest, as applicable. In addition, upon written request to the certificate administrator of any Certificateholder, certificate owner (if applicable) or SOHO-RR Interest Owner that has provided an Investor Certification, the certificate administrator, based on information in its possession, is required to promptly notify such Certificateholder, certificate owner or SOHO-RR Interest Owner of the identity of the then-current Directing Certificateholder.

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Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans (and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, in the case of JPMCB) from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of each applicable MLPA and the related discussion below, a Joint Mortgage Loan will constitute a “Mortgage Loan” under each of the respective MLPAs pursuant to which the related mortgage loan sellers are selling Mortgage Loans, but only to the extent of the portion thereof to be sold to the depositor by the applicable mortgage loan seller.

“Joint Mortgage Loan” means any Mortgage Loan represented by multiple promissory notes, which promissory notes will be contributed to this securitization by more than one mortgage loan seller. Each of the Grapevine Mills Mortgage Loan, the Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan and the 610 Newport Center Mortgage Loan is a Joint Mortgage Loan.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan (and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, in the case of JPMCB) sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”); provided that, for the avoidance of doubt, references to the Mortgage File for the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan will refer to the Mortgage File for the Soho Grand & The Roxy Hotel Trust Subordinate Mortgage Loan and the Mortgage Note(s) evidencing the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan:

(i)                       the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee (or the NCB co-trustee in the case of NCB Mortgage Loans) or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee or NCB co-trustee, as applicable);

(ii)                    the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)                 an original assignment of the Mortgage in favor of the trustee (or the NCB co-trustee in the case of NCB Mortgage Loans) or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)                  the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage),

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with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)                     an original or a copy of each assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee (or the NCB co-trustee in the case of NCB Mortgage Loans) or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)                  the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)               originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan has been assumed or consolidated;

(viii)            the original or a copy of the policy or certificate of lender’s title insurance (which may be in electronic form) issued in connection with the origination of such Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)                any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                   an original assignment in favor of the trustee (or the NCB co-trustee in case of the NCB Mortgage Loans) of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)                the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)             the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)          the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

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(xiv)           other than with respect to the Mortgage Loans secured by residential cooperative properties, the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)              the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee or NCB co-trustee, as applicable, in each case, as applicable;

(xvi)           the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)        the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)     the original or a copy of all related environmental insurance policies.

With respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date (or, in certain cases, a later date to be specified in the PSA) and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Securitization Date.

Notwithstanding anything to the contrary contained herein, with respect to any Joint Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage notes as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. In addition, with respect to such Joint Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence File to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)          A copy of each of the following documents:

(i)                                the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee (or the NCB co-trustee in the case of NCB Mortgage Loans) or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a

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copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee or NCB co-trustee, as applicable);

(ii)                             the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)                          any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)                           all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)                              the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                           any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)                        any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)                     any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)                         any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                            other than with respect to the Mortgage Loans secured by residential cooperative properties, any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)                         any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)                      any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

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(xiii)                   all related environmental reports; and

(xiv)                    all related environmental insurance policies;

(b)          a copy of any engineering reports or property condition reports;

(c)          other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property) or a residential cooperative property, copies of a rent roll;

(d)          for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)          a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)           a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)          a copy of the appraisal for the related Mortgaged Property(ies);

(h)         for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)           a copy of the applicable mortgage loan seller’s asset summary;

(j)           a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)          a copy of all zoning reports;

(l)           a copy of financial statements of the related mortgagor;

(m)       a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)         a copy of all UCC searches;

(o)          a copy of all litigation searches;

(p)          a copy of all bankruptcy searches;

(q)          a copy of any origination settlement statement;

(r)          a copy of the insurance summary report;

(s)          a copy of organizational documents of the related mortgagor and any guarantor;

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(t)           a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)         a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)          a copy of any closure letter (environmental); and

(w)         a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan (or portion thereof) sold by that mortgage loan seller. In the case of the MLPA related to JPMCB, such MLPA will also contain certain representations and warranties applicable to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan. Except in the case of the representations and warranties made with respect to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the mortgage loan seller in the Mortgage File for any Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, the value of the related Mortgaged Property or the interests of any Certificateholders or SOHO-RR Interest Owner in the Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan or Mortgaged Property or causes the Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

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(i)       such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (ii); or

(ii)       in the case of such Material Defect that would cause the Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of

(x) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or

(y) receipt of a Breach Notice by the mortgage loan seller,

(A)     cure such Material Defect in all material respects, at its own expense,

(B)     repurchase the affected Mortgage Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof), the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan or REO Loan at the Purchase Price, or

(C)     substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided that JPMCB may not repurchase the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan without repurchasing the related Mortgage Loan; provided, further, that no such substitution may occur on or after the second anniversary of the Closing Date; provided, further, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan or REO Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee (or the NCB co-trustee in the case of NCB Mortgage Loans), the applicable master servicer, the applicable special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan or the Soho Grand

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& The Roxy Hotel Trust Subordinate Companion Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan to be treated as a qualified mortgage.

A delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such delay precludes the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable and (iv) such Material Defect does not relate to the applicable mortgage loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.

Notwithstanding the foregoing, if a Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel or other hospitality property, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

If a cross-collateralized Mortgage Loan is required to be repurchased or substituted for and the applicable Material Defect does not constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related group of cross-collateralized Mortgage Loans (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related cross-collateralized group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for the other cross-collateralized Mortgage Loan(s) in the related cross-collateralized group unless such other cross-collateralized Mortgage Loans satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria defined below. In the event that the remaining cross-collateralized Mortgage Loans in such cross-collateralized group satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for

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only the affected cross-collateralized Mortgage Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the cross-collateralized Mortgage Loans in the related cross-collateralized group. Any reserve or other cash collateral or letters of credit securing the cross-collateralized Mortgage Loans will be allocated among the related cross-collateralized Mortgage Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Except as provided in this paragraph and the following paragraph, all other terms of the related Mortgage Loans will remain in full force and effect without any modification thereof.

Notwithstanding the immediately preceding paragraph, if the related Mortgage provides for the partial release of one or more of the cross-collateralized Mortgage Loans, the depositor may cause the related mortgage loan seller to repurchase only that cross-collateralized Mortgage Loan required to be repurchased, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining related cross-collateralized Mortgage Loan(s) fully comply with the terms and conditions of the related Mortgage, the PSA and the related MLPA, including the Cross-Collateralized Mortgage Loan Repurchase Criteria, (ii) in connection with such partial release, the related mortgage loan seller obtains an opinion of counsel (at such mortgage loan seller’s expense) to the effect that the contemplated action will not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) in connection with such partial release, the related mortgage loan seller delivers or causes to be delivered to the custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

With respect to any cross-collateralized Mortgage Loan, to the extent that the applicable mortgage loan seller is required or elects, as applicable, to repurchase or substitute for such cross-collateralized Mortgage Loan in the manner prescribed in either of the two preceding paragraphs while the trustee continues to hold any other cross-collateralized Mortgage Loans in the related cross-collateralized group, the applicable mortgage loan seller and the Enforcing Servicer, on behalf of the trustee, as assignee of the depositor, will, as set forth in the related MLPA, forbear from enforcing any remedies against the other’s Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the trustee, the Primary Collateral securing the Mortgage Loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the cross-collateralized Mortgage Loans held by such party, then both parties have agreed in the related MLPA to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loan can be modified in a manner that complies with the related MLPA to remove the threat of material impairment as a result of the exercise of remedies.

“Cross-Collateralized Mortgage Loan Repurchase Criteria” means, with respect to any group of cross-collateralized Mortgage Loans as to which one or more (but not all) of the cross-collateralized Mortgage Loans therein are affected by a Material Defect (the cross-collateralized Mortgage Loan(s) in such cross-collateralized group affected by such Material Defect, for purposes of this definition, the “affected cross-collateralized Mortgage Loans” and the other cross-collateralized Mortgage Loan(s) in such cross-collateralized group, for purposes of this definition, the “remaining cross-collateralized Mortgage Loans”) (i) the debt service coverage ratio for all the remaining cross-collateralized Mortgage Loans for the 4 most recently reported calendar quarters preceding the repurchase or substitution shall not

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be less than the least of (a) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) for the 4 preceding calendar quarters preceding the repurchase or replacement and (c) 1.25x, (ii) the loan-to-value ratio for all the remaining cross-collateralized Mortgage Loans determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the related mortgage loan seller shall not be greater than the greatest of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire cross-collateralized group, (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire such cross-collateralized group, including the affected cross-collateralized Mortgage Loan(s) at the time of repurchase or substitution, and (c) 75%, (iii) the related mortgage loan seller, at its expense, shall have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a cross-collateralized Mortgage Loan shall not cause (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity, (iv) the related mortgage loan seller causes the affected cross-collateralized Mortgage Loan to become not cross-collateralized and cross-defaulted with the remaining related cross-collateralized Mortgage Loans prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the Primary Collateral for any cross-collateralized Mortgage Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the Primary Collateral for the Mortgage Loan removed from the Trust) and (v) (other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder shall have consented to the repurchase or substitution of the affected cross-collateralized Mortgage Loan, which consent shall not be unreasonably withheld, conditioned or delayed.

With respect to any cross-collateralized Mortgage Loan, “Primary Collateral” means that portion of the related Mortgaged Property designated as directly securing such cross-collateralized Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such cross-collateralized Mortgage Loan.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (for so long as no Control Termination Event has occurred and is continuing and in respect of any Mortgage Loan that is not an Excluded Loan with respect to such Directing Certificateholder or the holder of the majority of the Controlling Class, with the consent of the Directing Certificateholder) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan to be treated as a qualified mortgage.

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With respect to any Mortgage Loan and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan (but without duplication of any amounts included in the Purchase Price of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan), the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan (or successor REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan (or successor REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan (or successor REO Loan), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator, the trustee or the NCB co-trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan or successor REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan or successor REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, any Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to any Joint Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)	have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;
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(b)	have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);
(c)	have the same due date and a grace period no longer than that of the removed Mortgage Loan;
(d)	accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);
(e)	have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;
(f)	have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;
(g)	comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;
(h)	have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;
(i)	have a then-current debt service coverage ratio at least equal to (A) with respect to any Mortgage Loan other than a Mortgage Loan secured by a residential cooperative property, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x, or (B) in the case of a Mortgage Loan secured by a residential cooperative property, the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date;
(j)	constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);
(k)	not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;
(l)	have comparable prepayment restrictions to those of the removed Mortgage Loan;
(m)	not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);
(n)	have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan
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with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;
(o)	prohibit defeasance within two years of the Closing Date;
(p)	not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;
(q)	have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and
(r)	be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders, the SOHO-RR Interest Owner, the trustee and the NCB co-trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan or any uncured document defect. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans (or portion thereof) or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, as applicable, sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan (or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, as applicable) or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. If any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within

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the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan. Upon the applicable mortgage loan seller’s remittance of such costs and expenses, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects.

As stated above, with respect to a Material Defect related to any Joint Mortgage Loan, each of the related mortgage loan sellers will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the related mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the PSA (if such Whole Loan is a Serviced Whole Loan) or the related Non-Serviced PSA (if such Whole Loan is a Non-Serviced Whole Loan) and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan (or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, as applicable) sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

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Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans serviced under the PSA (the “Serviced Mortgage Loans”), any related Serviced Companion Loan (including, for the avoidance of doubt, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan) and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—The Whole Loans—The Soho Grand & The Roxy Hotel A/B Whole Loan”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to a Servicing Shift Whole Loan only while the PSA governs the servicing of such Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Others”, on and after the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

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On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee (or the NCB co-trustee, in the case of the NCB Mortgage Loans) for the benefit of the holders of the certificates and the SOHO-RR Interest Owner. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Serviced Mortgage Loan and any related Serviced Companion Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates and the SOHO-RR Interest Owner. The custodian is obligated to review certain documents for each Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

Pursuant to the PSA, the depositor will assign to the trustee (or the NCB co-trustee, in the case of the NCB Mortgage Loans) for the benefit of Certificateholders and the SOHO-RR Interest Owner the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders and the SOHO-RR Interest Owner (as a collective whole as if such Certificateholders and the SOHO-RR Interest Owner constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders, the SOHO-RR Interest Owner and the holder of the related Companion Loans (as a collective whole as if such Certificateholders, the SOHO-RR Interest Owner and the holder or holders of the related Companion Loans constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loans), as determined by such master servicer or special servicer,

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as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)     any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)     the ownership of any certificate or the SOHO-RR Interest (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)     the obligation, if any, of the applicable master servicer to make advances;

(D)     the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)     the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the applicable master servicer or special servicer, as the case may be, or any of its affiliates;

(F)      any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)     any option to purchase any Mortgage Loan or a related Companion Loan the applicable master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)     any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the applicable special servicer of a Defaulted Loan, the highest of (1) the rate determined by the applicable master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the

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“discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, each master servicer and each special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, any master servicer or special servicer. Notwithstanding the foregoing, no special servicer may enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee (or the NCB co-trustee, in the case of the NCB Mortgage Loans) or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. Each master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain

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expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Pooled Aggregate Available Funds or SOHO Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)      all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan), the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and any REO Loan (including any portion of an REO Loan related to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, other than any portion of an REO Loan related to a Companion Loan but including any portion of an REO Loan related to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)      in the case of each Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (including any portion of an REO Loan related to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, but excluding any portion of an REO Loan related to any other Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan), the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan or REO Loan (including any portion of an REO Loan related to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, each master servicer will be required to make P&I Advances on the basis of the original terms of any Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, including Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan have been permanently modified to reduce or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. To the extent that the general master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA. To the extent that the NCB master servicer fails to make a P&I Advance that it is required to make under the PSA, the NCB co-trustee will be required to make the required P&I Advance in accordance with the terms of the PSA, and to the extent that the NCB co-trustee fails to make a P&I Advance that it is

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required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and such Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, as applicable), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan immediately prior to the related Distribution Date.

None of the master servicers, the trustee or the NCB co-trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan (other than the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan) or any cure payment payable by a holder of a Serviced Subordinate Companion Loan.

No special servicer will be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the general master servicer fails to make a Servicing Advance that it is required to make under the PSA and a responsible officer of the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA. To the extent that the NCB master

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servicer fails to make a Servicing Advance that it is required to make under the PSA and a responsible officer of the NCB co-trustee has received notice or otherwise has actual knowledge of this failure, the NCB co-trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA, and to the extent that the NCB co-trustee fails to make a Servicing Advance that it is required to make under the PSA and a responsible officer of the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer, the trustee or the NCB co-trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

No special servicer will have an obligation to make any Servicing Advances or recoverability determination with respect to any Servicing Advance. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the applicable master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of any master servicer, the trustee or the NCB co-trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and SOHO-RR Interest Owner and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The applicable master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer, the trustee or the NCB co-trustee will be obligated to make any Advance that the applicable master servicer or the applicable special servicer, in accordance with the Servicing Standard, or the trustee or the NCB co-trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option, make a determination in accordance with the Servicing Standard that any previously made or proposed P&I Advance or Servicing Advance is or would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to a Serviced Mortgage Loan, to the applicable

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master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which any related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the NCB co-trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the applicable master servicer, the trustee and the NCB co-trustee. For the avoidance of doubt, any nonrecoverability determination with respect to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan will be made based on the subordinate nature of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is non-recoverable, each such decision will remain with the applicable master servicer, the trustee or the NCB co-trustee, as applicable. If any special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the applicable master servicer, the trustee and the NCB co-trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer, the trustee or the NCB co-trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance and (e) in the case of a potential P&I Advance with respect to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, the subordinate nature of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders and the SOHO-RR Interest Owner. Each master servicer, the NCB co-trustee and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the applicable special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders and SOHO-RR Interest Owner.

With respect to a Non-Serviced Whole Loan, if any Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the applicable master servicer, the NCB co-trustee and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the applicable master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if

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made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

Each master servicer, each special servicer, the NCB co-trustee and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan (or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, as applicable) or Mortgaged Property (“Related Proceeds”). Each master servicer, each special servicer, the NCB co-trustee and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans (which excludes the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan) on deposit in each applicable Collection Account (first from principal collections and then from any other collections); provided that Nonrecoverable Advances that are P&I Advances made in respect of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan (and any interest due on such Advances) may not be reimbursed directly from general collections on the Mortgage Loans in the Mortgage Pool, but can be reimbursed only from collections relating to the Soho Grand & The Roxy Hotel Mortgage Loan and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan.

Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or the SOHO-RR Interest or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan except as described under “Description of the Mortgage Pool—The Whole Loans”, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the applicable master servicer or the applicable special servicer (or the NCB co-trustee or the trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the applicable master servicer, the applicable special servicer, the NCB co-trustee or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loans, as applicable, the applicable master servicer, the applicable special servicer, the NCB co-trustee or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in each applicable Collection Account.

None of the applicable master servicer, the trustee or the NCB co-trustee will be entitled to recover (1) any Nonrecoverable Advance made in respect of a Mortgage Loan (other than the Soho Grand & The Roxy Hotel Mortgage Loan in the case of the general master servicer or the trustee) or any interest due on such Advance from any collections on the Soho Grand & The Roxy Hotel Whole Loan allocable to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan nor (2) any Nonrecoverable Advance that is a P&I Advance made in respect of such Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan

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or any interest due on such Advance from any collections or amounts allocable to the Mortgage Loans (other than the Soho Grand & The Roxy Hotel Mortgage Loan). With respect to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, the general master servicer or the trustee will only be entitled to reimbursement for a P&I Advance from the amounts that would have been allocable to the Soho Grand & The Roxy Hotel Mortgage Loan and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan.

If the funds in each applicable Collection Account relating to the Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan allocable to principal thereon are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or SOHO Controlling Class, as applicable, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by any master servicer, the NCB co-trustee or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, such master servicer, the NCB co-trustee or the trustee will be authorized to wait for principal collections on the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, as applicable, to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer, the NCB co-trustee or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in each applicable Collection Account for such Distribution Date, then such master servicer, the NCB co-trustee or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of a master servicer or the NCB co-trustee, it has not timely received from the trustee information required by such master servicer or the NCB co-trustee, as applicable, to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable master servicer, the NCB co-trustee or the trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s,

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the NCB co-trustee’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer, the NCB co-trustee and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan in each applicable Collection Account.

None of the applicable master servicer, the trustee or the NCB co-trustee will be entitled to recover (1) any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan (other than the Soho Grand & The Roxy Hotel Mortgage Loan in the case of the general master servicer or the trustee) from any collections on the Soho Grand & The Roxy Hotel Whole Loan allocable to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan or (2) any Workout-Delayed Reimbursement Amounts in respect of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan from any collections on or allocable to the Mortgage Loans (other than the Soho Grand & The Roxy Hotel Mortgage Loan in the case of the general master servicer or the trustee). However, if the Workout-Delayed Reimbursement Amount relates to a Servicing Advance for the Soho Grand & The Roxy Hotel Whole Loan, the general master servicer will be entitled to recover such Workout-Delayed Reimbursement Amount from general collections on deposit in the applicable Collection Account for the Mortgage Pool including the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer, the NCB co-trustee and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan then on deposit in each applicable Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. None of the applicable master servicer, the NCB co-trustee or the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee or the NCB co-trustee, as applicable, and for the benefit of the Certificateholders and the SOHO-RR Interest Owner. Each master servicer is required to deposit in its Collection Account on a daily basis (and in no event later than the 2nd

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business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation or full, partial or discounted payoff of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan pursuant to the related Intercreditor Agreement.

The applicable master servicer will also be required to establish and maintain one or more segregated custodial accounts (collectively, the “Companion Distribution Account”) with respect to the Serviced Companion Loans, each of which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan (other than the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan) or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to its Collection Account.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans (or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan), to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date, the Pooled Aggregate Available Funds and the SOHO Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account”, an “Upper-Tier REMIC Distribution Account” and a “Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC Distribution Account”, each of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders and the SOHO-RR Interest Owner.

On each Distribution Date, the certificate administrator is required (1) to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by each applicable master servicer from the applicable Collection Account (other than with respect to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan), plus, among other things, any P&I Advances less amounts, if any, distributable to the

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Class V and Class R certificates or distributable to the RR Interest with respect to its interest in the Grantor Trust) as set forth in the PSA generally to make distributions of interest and principal from Pooled Available Funds to the holders of the Pooled Non-Retained Certificates and to make distributions of interest and principal from Pooled Retained Certificate Available Funds to the holders of the RR Interest, as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”, respectively, and (2) to apply amounts on deposit in the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC Distribution Account (which will include all funds that were remitted by the applicable master servicer from the applicable Collection Account with respect to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, less amounts, if any, distributable to the Class R certificates) to make distributions of interest and principal from the SOHO Aggregate Available Funds to the holders of the Loan-Specific Interests.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and of the SOHO-RR Interest Owner. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by each applicable master servicer or P&I Advances made on the related Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Loan-Specific Interests. The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On the P&I Advance Date immediately preceding the applicable Distribution Date, the applicable master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by such master servicer during the related Collection Period.

The certificate administrator may be required to establish and maintain two accounts (the “Pooled Gain-on-Sale Reserve Account” and the “Pooled Retained Certificate Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in

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its own name on behalf of the trustee for the benefit of the holders of Pooled Non-Retained Certificates and of the RR Interest, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited in the Pooled Gain-on-Sale Reserve Account in an amount equal to the Non-Retained Percentage multiplied by such amounts and into the Pooled Retained Certificate Gain-on-Sale Reserve Account in an amount equal to the Required Vertical Credit Risk Retention Percentage multiplied by such amounts. Amounts in the Pooled Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Pooled Available Funds to all amounts due and payable on the Pooled Non-Retained Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and the amounts in the Pooled Retained Certificate Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Pooled Retained Certificate Available Funds to all amounts due and payable on the RR Interest (including to reimburse for Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Pooled Gain-on-Sale Reserve Account and Pooled Retained Certificate Gain-on-Sale Reserve Account, as applicable, to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Pooled Regular Certificates and the Trust Components have been made. Any gains allocable to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan will be applied on the applicable Distribution Date to reimburse the holders of the Loan-Specific Interests for Loan-Specific Interest Realized Losses and Loan-Specific Retained Interest Realized Losses and, to the extent not so applied, such gains will be held and applied to offset future Loan-Specific Interest Realized Losses and Loan-Specific Retained Interest Realized Losses, if any.

Each special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee or the NCB co-trustee, as applicable, and for the benefit of the Certificateholders and the SOHO-RR Interest Owner.

Each applicable Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Pooled Gain-on-Sale Reserve Account, the Pooled Retained Certificate Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by any master servicer, the certificate administrator or any special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

Any master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and

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with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                       to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account (or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan) portions of the Pooled Aggregate Available Funds and the SOHO Aggregate Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan for which it acts as master servicer on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)                    to pay or reimburse the applicable master servicer, the applicable special servicer, the NCB co-trustee and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, such special servicer’s, the NCB co-trustee’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)                 to pay to the applicable master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation and payment of an excess servicing strip to the holder of such strip;

(iv)                  to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the RR Interest have not been reduced to zero as a result of the allocation of Pooled Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                     to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                  to reimburse the trustee, the NCB co-trustee, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)               to reimburse the applicable master servicer, the applicable special servicer, the NCB co-trustee or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)            to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection

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with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)                to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                   to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” and “—Special Servicing Compensation”;

(xi)                to recoup any amounts deposited in its Collection Account in error;

(xii)             to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)          to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)           to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of any master servicer, any special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)              to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)           to reimburse the certificate administrator out of general collections on the Mortgage Loans, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)        to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any (or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, if applicable), previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)     to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)         in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any

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such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i) through (xviii) above;

(xx)            to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)         to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

As used in clause (xix) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan, except in certain cases with respect to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan in the case of expenses not allocated to any particular Mortgage Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the applicable master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or such special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

Each master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan (or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan in the case of the Soho Grand & The Roxy Hotel Mortgage Loan) or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any

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related Companion Loan (other than the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, with respect to a P&I Advance made with respect to the Soho Grand & The Roxy Hotel Mortgage Loan); provided that a P&I Advance will be reimbursable from the proceeds of the Whole Loan prior to any distribution to the promissory notes comprising such Whole Loan to the extent provided under the related Intercreditor Agreement, as described under “Description of the Mortgage Pool—The Whole Loans”. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on any related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates and the SOHO-RR Interest on any Distribution Date will generally be net of the following amounts:

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicers	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicers	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicers(2)	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Liquidation Fee / Special Servicers(2)	With respect to (i) each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans for which the applicable special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicers and/or Special Servicers(3)	Modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan and income on the amounts held in certain accounts and certain permitted investments.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee or NCB Co-Trustee Fee / Certificate Administrator / Trustee or NCB Co-Trustee	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan.	Out of general collections with respect to Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan on deposit in each applicable Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan (but not any other related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Pooled Realized Losses to such certificates, such lesser amount as the related borrower actually pays with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Pooled Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in each applicable Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan).	Out of general collections on deposit in each applicable Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For (a) each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property, the sum of: (i) $21,150 multiplied by the number of Subject Loans, plus (ii) $2,125 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,800 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,550 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review; and (b) each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, $10,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in each applicable Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicers, Special Servicers, NCB Co-Trustee or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account, subject to certain limitations.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Interest on Servicing Advances / Master Servicers, Special Servicers, NCB Co-Trustee or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in each applicable Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicers, NCB Co-Trustee and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan or, with respect to the Soho Grand & The Roxy Hotel Mortgage Loan, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in each applicable Collection Account subject to limitations with respect to P&I Advances made with respect to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan.	Time to time
Interest on P&I Advances / Master Servicers, NCB Co-Trustee and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in each applicable Collection Account with respect to the other Mortgage Loans subject to limitations with respect to P&I Advances made with respect to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan.	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicers, Special Servicers, NCB Co-Trustee, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan.	Out of general collections with respect to Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan on deposit in each applicable Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in each applicable Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. Withdrawals permitted to be made above from general collections on deposit in the related Collection Account will generally not be permitted to be made from collections on the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan if the expense relates specifically to a Mortgage Loan other than the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan Mortgage Loan.
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With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the applicable master servicer and applicable special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the applicable master servicer and the applicable special servicer as provided in the PSA.

Master Servicing Compensation

The fee of each master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to (i) with respect to each Serviced Mortgage Loan (other than a Serviced Mortgage Loan sold to the depositor by National Cooperative Bank, N.A.) (and any successor REO Loan), a per annum rate equal to the sum of a master servicing fee rate equal to 0.00250% per annum and a primary servicing fee rate equal to 0.00250% per annum (or (x) with respect to the Soho Grand & The Roxy Hotel Mortgage Loan, the Biltmore Park Town Square Mortgage Loan, the Poindexter Industrial Portfolio Mortgage Loan, the Residence Inn National Mall – Washington D. C. Mortgage Loan, the DMV Portfolio Mortgage Loan, the Hamden Life Storage II Mortgage Loan, the Newport Centre Mortgage Loan, the East West Commons Mortgage Loan, the Brooklyn Renaissance Garage Mortgage Loan, the 115 West 190th Street Mortgage Loan and the Hampton Inn Grandville Mortgage Loan, 0.00125% per annum, (y) with respect to the Compass Self Storage Portfolio Mortgage Loan, 0.03000% per annum) or (z) with respect to the Louisiana MHC Portfolio, 0.06000% per annum, (ii) with respect to each mortgage loan sold to the depositor by National Cooperative Bank, N.A. (and any successor REO Loan), a per annum rate equal to the sum of a master servicing fee rate equal to 0.08000% per annum and a primary servicing fee rate equal to 0.00000% per annum, (iii) with respect to each Non-Serviced Mortgage Loan (and any successor REO Loan), a master servicing fee rate equal to 0.00250% per annum, plus the primary servicing fee rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” (iv) with respect to each Serviced Companion Loan (and any successor REO Loan), a primary servicing fee rate equal to 0.00250% per annum (or with respect to the Soho Grand & The Roxy Hotel companion loans and the Poindexter Industrial Portfolio companion loans, 0.00125% per annum) and (v) with respect to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan (or any successor REO Loan) a master

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servicing fee rate equal to 0.00250% per annum and a primary servicing fee rate of 0.00125% per annum; provided, that with respect to each Servicing Shift Mortgage Loan, on and after the related Servicing Shift Securitization Date, the primary servicing fee rate comprising a part of the related “Servicing Fee Rate” will be paid to the related Non-Serviced Master Servicer. The Servicing Fee payable to each applicable master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; provided, that if any such matter involves a Major Decision (regardless of whether it relates to a Master Servicer Decision), then such master servicer will be entitled to 50% of such Excess Modification Fees;
●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent such applicable master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the applicable special servicer is entitled to under the PSA);
●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided, that if any such matter involves a Major Decision (regardless of whether it relates to a Master Servicer Decision), then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;
●	with respect to accounts held by such applicable master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements and demand charges actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) for beneficiary statements and demands prepared by such master servicer;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and
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●	penalty charges, including late payment charges and default interest paid by such borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such penalty charges, late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive all or a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce, waive or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce, waive or elect not to charge the portion of any such fee due to the other and (B) to the extent either such master servicer or such special servicer exercises its right to reduce, waive or elect not to charge its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which such special servicer would have been entitled if such master servicer had charged a fee and such master servicer will not be entitled to any of such fee charged by such special servicer. Similarly, if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which such master servicer would have been entitled if such special servicer had charged a fee and such special servicer will not be entitled to any portion of such fee charged by such master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such penalty charges allocated to additional servicing compensation will be shared pro rata by the master servicer and special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled.

In addition, each master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. Each master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

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“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Serviced Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Fee Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank and National Cooperative Bank, N.A. will each be entitled to retain a portion of the Servicing Fee (which portion will be 0% if the applicable master servicer elects not to exercise such right to retain) with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) for which it acts as a master servicer and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank and National Cooperative Bank, N.A. may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank and National Cooperative Bank, N.A. will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by

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it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” which fee is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to (i) other than with respect to Mortgage Loans sold by National Cooperative Bank, N.A. and the VISA Global HQ Whole Loan, the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee of $3,500 for the related month; (ii) with respect to the VISA Global HQ Whole Loan, a per annum rate of 0.25%; and (iii) with respect to Mortgage Loan sold by National Cooperative Bank, N.A., the greater of 0.25% and the per annum rate that would result in a special servicing fee of $2,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% (or, with respect to the VISA Global HQ Mortgage Loan, 0.50%) (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments (other than the balloon payments that are received within 120 days following the related maturity date as a result of a Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full if such Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event”), and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by such special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced

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Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to any special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the applicable special servicer as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If any special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If any special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the applicable special servicer with respect to each (a) Non-Specially Serviced Loan with respect to which it acts as Enforcing Servicer; (b) Specially Serviced Loan; (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) or (d) each defaulted Mortgage Loan that is a Non-Serviced Mortgage Loan sold by the special servicer in accordance with the PSA, in each case, as to which such special servicer receives (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or (iii) Loss of Value Payments or other recoveries resulting from repurchases by the related Mortgage Loan Seller due to material breaches of representations and warranties or material document defects (except if such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach or document defect within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period). The Liquidation Fee for each Non-Specially

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Serviced Loan with respect to which the applicable special servicer acts as Enforcing Servicer, each Specially Serviced Loan (and each related Serviced Companion Loan) and any REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% (or, with respect to the VISA Global HQ Mortgage Loan, 0.50%) to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)                  (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period, if applicable) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90 day initial cure period or, if applicable, within the subsequent 90 day extended cure period,

(ii)               the purchase of (A) any Specially Serviced Loan that is part of a Serviced A/B Whole Loan or related REO Property by the holder of the related Subordinate Companion Loan or (B) of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)            the purchase of all of the Mortgage Loans, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and REO Properties in connection with any termination of the issuing entity,

(iv)             with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan (if any) by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)                the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate

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purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to the Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)             if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 120 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

Each special servicer will also be entitled to additional servicing compensation with respect to each Serviced Mortgage Loan and Serviced Companion Loan for which it acts as special servicer or performs duties in the form of:

●	100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans whether or not such fees become due while such loan is Specially Serviced or a Corrected Mortgage Loan;
●	100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Serviced Mortgage Loans and Serviced Companion Loans that are not Specially Serviced Loans to the extent the applicable special servicer is processing the underlying transaction;
●	100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower;
●	100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans;
●	50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Serviced Mortgage Loans or Serviced Companion Loan(s) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision or any other action requiring the consent (or deemed consent) of the special servicer;
●	100% of charges for beneficiary statements and demand charges actually paid by the borrowers to the extent such beneficiary statements or demand charges are prepared by such special servicer; and
●	100% of any charges collected for checks intended for deposit in accounts maintained by the special servicer and returned for insufficient funds.
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The applicable special servicer will also be entitled to penalty charges, including late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any Loss of Value Payment reserve account in Permitted Investments, and each special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided, that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the applicable master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the applicable master servicer had charged a fee, and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly, if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable master servicer would have been entitled if the applicable special servicer had charged a fee, and the applicable special servicer will not be entitled to any portion of such fee charged by the applicable master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such penalty charges allocated to additional servicing compensation will be shared pro rata by the master servicer and special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as a special servicer under the PSA, no special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

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Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the applicable master servicer within two business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Mortgage Loan and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal review fees received or retained by either special servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes (i) the trustee fee, and the certificate administrator will pay the trustee fee to the trustee and (ii) the NCB co-trustee fee equal to $850 per month, and the certificate administrator will pay the NCB co-trustee fee to the NCB co-trustee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and will be equal to the product of a rate

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equal to 0.00882% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan or such REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding any related Companion Loan), the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and REO Loan, and will be equal to the product of a rate equal to 0.00123% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan or such REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower actually pays) with respect to any Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Pooled Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates and the SOHO-RR Interest as described above in “—Withdrawals from each applicable Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the applicable master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses

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payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00023% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to (a) each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $21,150 multiplied by the number of Subject Loans, plus (ii) $2,125 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,800 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,550 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review, and (b) each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, the asset representations reviewer will be required to be paid a fee equal to $10,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates and the SOHO-RR Interest as described above in “—Withdrawals from each applicable Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the applicable master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

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CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and REO Loan (including any portion of an REO Loan related to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, but excluding the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan or such REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan or such REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders and the SOHO-RR Interest Owner, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan other than the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, an Appraisal Reduction Amount and an Allocated Appraisal Reduction Amount are required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)      120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)      the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by any special servicer;

(3)      30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)      30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

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(5)      60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)      90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)      immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to any such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date on which the applicable special servicer receives an appraisal (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA that is in the possession of the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below, equal to the excess of:

(a)        the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)        the excess of

1.      the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or at the applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special
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servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; in the case of a residential cooperative property, such appraised value will be determined (i) except as provided in clause (ii) below, in the case of each Mortgaged Property, assuming such Mortgaged Property is operated as a residential cooperative with such value, in general, to equal the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property and (ii) if the applicable special servicer determines, in accordance with the Servicing Standard, that there is no reasonable expectation that the related Mortgaged Property will be operated as a residential cooperative following any work-out or liquidation of the related Mortgage Loan, assuming such Mortgaged Property is operated as a multifamily rental property; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.      the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the applicable master servicer, the NCB co-trustee or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,
b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and
c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer, the NCB co-trustee or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) in accordance with the related Intercreditor Agreement and second, pro rata, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The “Allocated Appraisal Reduction Amount” means, with respect to any Appraisal Reduction Amount, the Non-Retained Percentage of such Appraisal Reduction Amount.

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The “Allocated Cumulative Appraisal Reduction Amount” means, with respect to any Cumulative Appraisal Reduction Amount, the Non-Retained Percentage of such Cumulative Appraisal Reduction Amount.

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the applicable special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the NCB co-trustee, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information reasonably requested by the applicable special servicer from the applicable master servicer that is in the possession of the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount.

Following the applicable master servicer’s receipt from the applicable special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file, and the certificate administrator will calculate the Allocated Appraisal Reduction Amount and the Allocated Cumulative Appraisal Reduction Amount.

Each such report of the Appraisal Reduction Amount will also be forwarded by the applicable master servicer (or the applicable special servicer if the related Whole Loan is a Specially Serviced Loan) to the holder of any related Serviced Pari Passu Companion Loan (or if applicable, to the Other Master Servicer of the securitization into which such Serviced Pari Passu Companion Loan has been sold).

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA) or performed by such special servicer and the Appraisal Reduction Amount is calculated by such special servicer as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information from the master servicer in the master servicer’s possession reasonably necessary to calculate the Appraisal Reduction Amount. The applicable master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of such special servicer’s reasonable request; provided, that the applicable special servicer’s failure to timely make such a request will not relieve the applicable master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 4 business days following such special servicer’s reasonable request. No master servicer will calculate Appraisal Reduction Amounts.

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With respect to each Serviced Mortgage Loan and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Serviced Mortgage Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of each applicable Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information in the possession of the applicable master servicer that is reasonably requested by the applicable special servicer from the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the NCB co-trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Serviced Companion Loan by the applicable master servicer (or the applicable special servicer if the related Whole Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan with respect to the Directing Certificateholder), the applicable special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer has no knowledge of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders and the SOHO-RR Interest Owner. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any

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related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s), on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Serviced Mortgage Loan or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Serviced Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates or Trust Component then-outstanding (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, pro rata based on their respective interest entitlements, to the Class C, Class C-X1 and Class C-X2 Trust Components, seventh, pro rata based on their respective interest entitlements, to the Class B, Class B-X1 and Class B-X2 Trust Components, eighth, pro rata based on their respective interest entitlements, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, and finally, pro rata based on their respective interest entitlements, to the Class A-1, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 Trust Components). See “—Advances” and “Description of the Certificates—Distributions—Exchangeable Certificates” in this prospectus. The resulting reduction of interest entitlements will also result in a corresponding reduction in any amount of the interest entitlement of the RR Interest.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the RR Interest on the one hand and the Pooled Non-Retained Certificates, on the other hand, based on the Required Vertical Credit Risk Retention Percentage and the Non-Retained Percentage, respectively.

As a result of calculating one or more Appraisal Reduction Amounts that are allocated to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, the amount of any required P&I Advance with respect to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan will be reduced, which will have the effect of reducing the amount of interest available to the Loan-Specific Interests then-outstanding in reverse sequential order.

As of the first Determination Date following a Serviced Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. The applicable master servicer will be required to provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Serviced Mortgage Loan and any Serviced Companion Loan using reasonable efforts to

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deliver such information within 4 business days of the special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice by the applicable master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the applicable master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable master servicer thereof. None of the master servicer (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicer (with regard to Non-Serviced Mortgage Loans), the trustee, the operating advisor (unless an Operating Advisor Consultation Event has occurred and is continuing and the applicable special servicer has calculated any such Collateral Deficiency Amount) or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Serviced Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the applicable special servicer, the applicable master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefore pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, as applicable) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal

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Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, as applicable, became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The applicable master servicer (other than with respect to Non-Serviced Mortgage Loans), the operating advisor (unless an Operating Advisor Consultation Event has occurred and is continuing and the applicable special servicer has calculated any such Collateral Deficiency Amount) and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Collateral Deficiency Amount with respect to any Serviced Mortgage Loan. The special servicer, the operating advisor and certificate administrator will be entitled to conclusively rely on the applicable master servicer’s calculations of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.

“Allocated Collateral Deficiency Amount” means, with respect to any Collateral Deficiency Amount, the Non-Retained Percentage of such Collateral Deficiency Amount.

For purposes of (x) determining the Controlling Class and the occurrence and continuance of a Control Termination Event or Operating Advisor Consultation Event, and (y) determining the Voting Rights of the related Classes for purposes of removal of the applicable special servicer or the operating advisor, Allocated Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Pooled Principal Balance Certificates (other than the RR Interest and any Exchangeable Certificates) and the Trust Components, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class or Trust Component is notionally reduced to zero (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C Trust Component, seventh, to the Class B Trust Component, eighth, to the Class A-S Trust Component, and finally, pro rata based on their respective Certificate Balances, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components).

For purposes of determining Voting Rights (in certain circumstances) allocated to the Loan-Specific Interests, the SOHO Controlling Class and the occurrence of a Soho Grand & The Roxy Hotel Control Appraisal Period, Appraisal Reduction Amounts allocated to the Soho Grand & The Roxy Hotel Whole Loan will be allocated first to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and then to the Soho Grand & The Roxy Hotel Mortgage Loan. The Non-Retained Percentage of Appraisal Reduction Amounts allocated to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan will be allocated to the Class SOHO certificates to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero. In addition, for purposes of determining the SOHO Controlling Class, the Non-Retained Percentage of any Collateral Deficiency Amounts allocated to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan will be allocated to the Class SOHO certificates notionally reduce the

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Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero.

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or Operating Advisor Consultation Event, Allocated Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, and then, to the Class F certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), but only to the extent of the Allocated Appraisal Reduction Amounts and the Allocated Cumulative Appraisal Reduction Amounts as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The applicable special servicer (in the case of a Serviced Mortgage Loan) or the applicable master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the applicable master servicer or the applicable special servicer, as the case may be, and the applicable master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates or, with respect to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, SOHO Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Notwithstanding any of the foregoing to the contrary, the holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the applicable master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The applicable special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the applicable special servicer. Upon receipt of such supplemental appraisal, the applicable master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the non-serviced special servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided for in the applicable Non-Serviced PSA

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and applicable Intercreditor Agreement) and the applicable special servicer (for any Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any Serviced Mortgage Loan) receipt of information that is in the possession of the applicable master servicer and reasonably requested by the applicable special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class or SOHO Controlling Class, as applicable, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the applicable special servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class or the SOHO Controlling Class until such time, if any, as such class is reinstated as the Controlling Class or the SOHO Controlling Class; the rights of the Controlling Class or the SOHO Controlling Class will be exercised by the next most senior class of Control Eligible Certificates or SOHO Control Eligible Certificates, respectively, that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an

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Acceptable Insurance Default (as defined below) or if the trustee or the NCB co-trustee, as applicable, does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee or the NCB co-trustee, as applicable, has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable master servicer (with respect to a Non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period. In addition, upon the written request of a Risk Retention Consultation Party with respect to any individual triggering event, the applicable special servicer will be required to consult on a non-binding basis with such Risk Retention Consultation Party (except with respect to an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by such special servicer of an Acceptable Insurance Default; provided, that with respect to the Pooled Risk Retention Consultation Party, prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, no master servicer will be required to maintain, or will be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee or the NCB co-trustee, as applicable, has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, each applicable master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable master servicer determines that a Mortgaged Property (other than a Mortgaged

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Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee or the NCB co-trustee, as applicable, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the applicable master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that each applicable master servicer and special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the applicable master servicer (with respect to a non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with regard to such determination made by such special servicer) will be required to notify the applicable master servicer, and the applicable master servicer (in the case of a Specially Serviced Loan, after notice from the applicable special servicer) will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable master servicer or special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the

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related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of each Risk Retention Consultation Party, the applicable master servicer (with respect to a Non-Specially Serviced Loan) or applicable special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate. The master servicer (at its own expense) and the special servicer (at the expense of the trust fund) may rely on insurance consultants in making the determinations described above.

During the period that the applicable master servicer or the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan, and/or upon the request of a Risk Retention Consultation Party, consulting (on a non-binding basis) with such Risk Retention Consultation Party under the circumstances described above, neither the applicable master servicer nor the applicable special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee or the NCB co-trustee, as applicable, has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the applicable special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and any Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period)) and, upon request of a Risk Retention Consultation Party, upon non-binding consultation with such Risk Retention Consultation Party under the circumstances described above, within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended plus such additional excess flood

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insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and any related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders and the SOHO-RR Interest Owner. Any cost incurred by any master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and each applicable special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer, the NCB co-trustee or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by any special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the applicable special servicer from general collections in the Collection Accounts.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and all such matters that involve a Major Decision for all Serviced Mortgage Loans and Serviced Companion Loans that are Non-Specially Serviced Loans, and the applicable master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Serviced Mortgage Loan or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan and does not involve a Major Decision; provided that, except as otherwise set forth in this paragraph, neither the applicable special servicer nor the applicable master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of

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Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust, or the Grantor Trust or any Trust REMIC to be subject to tax. With respect to any Major Decision that the applicable master servicer and the applicable special servicer have mutually agreed will be processed by such master servicer, such master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without such special servicer’s consent and, prior to the occurrence and continuance of a Control Termination Event, such special servicer having obtained the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to such special servicer) within 10 business days, plus, if applicable, any additional time period provided under the related Intercreditor Agreement, of the Directing Certificateholder’s receipt from such special servicer of such special servicer’s or such master servicer’s, as applicable, recommendation and analysis and all information reasonably requested by the Directing Certificateholder with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, such special servicer will be required to consult with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event, Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the applicable master servicer will be required to forward such request to the applicable special servicer and, unless such master servicer and such special servicer mutually agree that such master servicer will process such request as described above, the applicable special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or such Major Decision. The master servicer will be required to deliver any additional information in the master servicer’s possession to the special servicer reasonably requested by the special servicer relating to such Major Decision.
With respect to a Mortgage Loan that is not a Specially Serviced Loan and any related Serviced Companion Loan, the following actions will be performed by the applicable master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, such master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the applicable special servicer or the applicable Risk Retention Consultation Party:

(i)                     grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements (except, that, other than with respect to any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. or with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements);

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(ii)                  consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(iii)               approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)                grant routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities, including approval of new leases and amendments to current leases (other than for ground leases) (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)                   consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(vi)                consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than with respect to any Mortgage Loan secured by a residential cooperative property sold to the Depositor by National Cooperative Bank, N.A. and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, (a) the Directing Certificateholder’s consent (or deemed consent) will be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $5,000,000 and (b) the applicable master servicer will be required to deliver notice to the Directing Certificateholder of any such replacement referenced in the preceding clause (a) promptly after completion of such replacement);

(vii)             approve annual operating budgets for Mortgage Loans;

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(viii)          consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, other than any release, reduction, or withdrawal that would constitute a Major Decision;

(ix)              grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(x)                 any modification, amendment, consent to a modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and other than amendments to split or resize notes consistent with the terms of such intercreditor, co-lender or similar agreement) the Directing Certificateholder’s consent (or deemed consent) shall be required for any such modification to an intercreditor, co-lender or similar agreement other than during a Control Termination Event, and if any modification or amendment would adversely impact the applicable special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness;

(xi)              any determination of an Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xii)           approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan documents do not otherwise permit such principal prepayment;

(xiii)        any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the lender but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied;

(xiv)         with respect to a Mortgage Loan secured by a residential cooperative property sold to the Depositor by National Cooperative Bank, N.A., consent to the related borrower incurring subordinate debt secured by the related Mortgaged

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Property, subject to the satisfaction of certain conditions with respect to such subordinate debt; and

(xv)            grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the applicable master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of a Risk Retention Consultation Party, other than as to any Excluded Loan as to such party (provided, that with respect to the Pooled Risk Retention Consultation Party, prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan), non-binding consultation with such Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus, (y) with respect to any Serviced A/B Whole Loan, any rights of the holder of the related Subordinate Companion Loan to consent to such modification, waiver or amendment and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the applicable special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the

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rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the applicable master servicer or the applicable special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The applicable special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan prior to the Rated Final Distribution Date. The applicable special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)   extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of a Risk Retention Consultation Party, with non-binding consultation with such Risk Retention Consultation Party under the circumstances described above, within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the applicable special servicer closes any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, such special servicer will be required to notify the applicable master servicer, the holder of any related Serviced Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the applicable master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or any Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), and each Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the applicable master servicer agrees to any

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modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, such master servicer will be required to notify the certificate administrator, the trustee, the applicable special servicer, the Directing Certificateholder and each Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not the applicable master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or a Risk Retention Consultation Party), the holder of any related Serviced Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and special servicer and to the holder of any related Serviced Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders and the SOHO-RR Interest Owner; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

Neither the master servicer nor the special servicer may enter into or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

“Refinancing/P&S Document” means any of (i) a fully executed term sheet or refinancing commitment with respect to a refinancing of a Mortgage Loan or (ii) a signed purchase and sale agreement with respect to a sale of a Mortgaged Property (in each case subject only to typical due diligence and closing conditions and, in the case of a purchase and sale agreement, if such agreement includes delivery of an acceptable deposit by the purchaser) in a manner consistent with CMBS market practices.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The applicable master servicer (with respect to a Serviced Mortgage Loan or a related Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to

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which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, that if such matter is a Major Decision (i) (x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given if a response to the request for consent is not provided within 10 business days after the Directing Certificateholder’s receipt of such special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to such special servicer in order to grant or withhold such consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has consulted with the Directing Certificateholder), (y) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the applicable special servicer has consulted with the operating advisor on a non-binding basis or (z) with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan is obtained by the applicable special servicer, to the extent required by the terms of the related Intercreditor Agreement if and to the extent required, and pursuant to the process described under “—The Directing Certificateholder—Major Decisions” below and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the applicable master servicer or the applicable special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any). The applicable master servicer (with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that if such matter is a Major Decision (i) (y) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given if a response to the request for consent is not provided within 10 business days after the Directing Certificateholder’s receipt of the applicable special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably

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requested by the Directing Certificateholder below, and reasonably available to the applicable special servicer in order to grant or withhold such consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, such special servicer has consulted with the Directing Certificateholder) and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the applicable special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and as to which such matter involves a Major Decision, the applicable master servicer will be required to promptly provide the applicable special servicer with written notice of any such request for such matter and, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. With respect to such request, the applicable master servicer is required to continue to cooperate with the applicable special servicer by delivering any additional information in such master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to such a “due-on-sale” or “due-on-encumbrance” clause. If the applicable master servicer and applicable special servicer mutually agree that the applicable master servicer is to process such request, the applicable master servicer will be required to provide the applicable special servicer with such master servicer’s written recommendation and analysis, to the extent such master servicer is recommending approval, and all information in such master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the applicable special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that such special servicer does not respond within 10 business days after receipt of such written recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, such special servicer’s consent to such matter will be deemed granted.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision other than with respect to an Excluded Loan with respect to a Risk Retention Consultation Party or the holder of the majority of the RR Interest or SOHO-RR Interest by whom such Risk Retention Consultation Party was appointed, upon request of such Risk Retention Consultation Party, the applicable special servicer will be required to consult on a non-binding basis with such Risk Retention Consultation Party under the circumstances described under “The Pooling and Servicing Agreement—The Directing Certificateholder”, within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

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Notwithstanding the foregoing, with respect to the Mortgage Loans secured by residential cooperative properties, the related master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property without the consent of the applicable special servicer or any other person (and without the need to obtain a Rating Agency Confirmation), but subject to the satisfaction of various conditions set forth in the PSA. The Mortgage Loans secured by residential cooperative properties do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.

Inspections

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2025 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2026) unless a physical inspection has been performed by the applicable special servicer within the previous 12 months; provided, further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from each applicable Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loans, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). With respect to any Serviced A/B Whole Loan, the costs will be allocated, first, as an expense of the holder of the related Subordinate Companion Loan, and second, as an expense of the holder of the related Mortgage Loan to the extent provided in the related Intercreditor Agreement. The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders and the SOHO-RR Interest Owner; Certain Available Information”.

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Collection of Operating Information

With respect to each Serviced Mortgage Loan, the applicable special servicer or the applicable master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual (or, in the case of Mortgage Loans secured by residential cooperative properties, annual only) operating statements, financial statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2025 and the calendar year ending on December 31, 2025. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the applicable special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by any special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. Each master servicer will be required to transfer its servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which such master servicer is responsible for servicing if (each of the following, a “Servicing Transfer Event”):

(1)      the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer or the applicable special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer, as applicable (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable, and such special servicer will be required to promptly forward such documentation to the Directing Certificateholder) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or within 120 days of the date of the original balloon payment was due, or the applicable master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

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(2)      the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)      as to which, in the judgment of the applicable master servicer or the applicable special servicer (and, (i) in the case of such master servicer, so long as no Control Termination Event is continuing, with the consent of the applicable special servicer who will be required to obtain the consent of the Directing Certificateholder and (ii) in the case of such special servicer, so long as no Control Termination Event is continuing, with the consent of the Directing Certificateholder), a payment default (other than with respect to a balloon payment) is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days; provided that the applicable special servicer will not be permitted to make such judgment at any time that such special servicer is affiliated with the Directing Certificateholder;

(4)      there has occurred a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable master servicer or the applicable special servicer (and, in the case of the applicable special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders and the SOHO-RR Interest Owner (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days));

(5)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)      the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)      the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or

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reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)      the applicable master servicer or the applicable special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)      the applicable master servicer or the applicable special servicer (and in the case of the applicable master servicer, so long as no Control Termination Event is continuing, with the consent of the applicable special servicer who will be required to obtain the consent of the Directing Certificateholder and (ii) in the case of the applicable special servicer, so long as no Control Termination Event is continuing, (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement))) determines that (i) a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders and the SOHO-RR Interest Owner (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 30 days; provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan.

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders and SOHO-RR Interest Owner with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. No master servicer or special servicer will have any responsibility for the performance by any other master servicer or special servicer of such other master servicer’s or special servicer’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

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If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the applicable master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan for which it acts as special servicer and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is transferred to such special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then-current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event and, in the case of any Serviced A/B Whole Loan, only prior to the occurrence and continuance of a Consultation Termination Event and during a Control Appraisal Period with respect to the related Subordinate Companion Loan);
●	with respect to any Serviced A/B Whole Loan, to the extent the related Subordinate Companion Loan is not subject to a Control Appraisal Period, the holder of the related Subordinate Companion Loan;
●	each Pooled Risk Retention Consultation Party and, only in the case of an Asset Status Report relating to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, the Loan-Specific Risk Retention Consultation Party;
●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event and, with respect to any Serviced A/B Whole Loan, only to the extent that it is subject to a Control Appraisal Period);
●	the applicable master servicer; and
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●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the applicable special servicer to the Directing Certificateholder or a Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between such special servicer and Directing Certificateholder or a Risk Retention Consultation Party with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the applicable special servicer in accordance with the terms of the PSA. No such consultation with the Operating Advisor will be required prior to an Operating Advisor Consultation Event and, during such period, the operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicers.

Each Final Asset Status Report will be required to be labeled or otherwise identified or communicated as being final by the applicable special servicer.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll (or, with respect to residential cooperative properties, maintenance schedule) and income or operating statement available for the related Mortgaged Property;
●	(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any
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negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and
●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by any special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders, the SOHO-RR Interest Owner and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan is obtained by the applicable special servicer, to the extent required by the terms of the related Intercreditor Agreement) fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders, the SOHO-RR Interest Owner and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer, prior to the occurrence and

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continuance of a Control Termination Event, will act pursuant to the Directing Certificateholder’s direction, if consistent with the Servicing Standard. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Asset Status Report Approval Process”.

If an Operating Advisor Consultation Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, if both an Operating Advisor Consultation Event has occurred and is continuing and a Control Appraisal Period is in effect), the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and, for so long as no Consultation Termination Event has occurred, to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). The operating advisor will be required to provide comments to the applicable special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates) and the SOHO-RR Interest Owner, as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders and the SOHO-RR Interest Owner as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders, the SOHO-RR Interest Owner and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the applicable special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder (other than with respect to an applicable Excluded Loan or any Serviced A/B Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period)) will be entitled to consult with the applicable special servicer and propose alternative courses of

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action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will not have any right to receive any Asset Status Report or otherwise consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan and prior to the occurrence and continuance of a Control Appraisal Period, the applicable special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the holder of the Serviced Subordinate Companion Loan will have the same rights as the Directing Certificateholder described hereunder with respect thereto, and the Directing Certificateholder will have no approval rights over any such Asset Status Report unless a Control Appraisal Period exists. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder (or, to the extent provided in the related Intercreditor Agreement, the related Controlling Holder) will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Mortgage Loan has occurred and such Serviced Mortgage Loan is a Defaulted Loan, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee or the NCB co-trustee, as applicable, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee or the NCB co-trustee, as applicable, to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee or the NCB co-trustee, as applicable, for the benefit of the Certificateholders and the SOHO-RR Interest Owner (including the holders of the Loan-Specific Interests), or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior

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to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders and the SOHO-RR Interest Owner (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and the SOHO-RR Interest Owner and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders and the SOHO-RR Interest Owner (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders, SOHO-RR Interest Owner and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator, the NCB co-trustee (if the Mortgaged Property relates to an NCB Mortgage Loan) and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate or the SOHO-RR Interest is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of such Lower-Tier REMIC or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC, will retain, at the expense of the issuing entity, an independent contractor to

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manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the SOHO-RR Interest Owner is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders and the SOHO-RR Interest Owner to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates and the SOHO-RR Interest Owner. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee or the NCB co-trustee, as applicable, for the benefit of the Certificateholders, the SOHO-RR Interest Owner and, with respect to a

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Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified, the applicable special servicer is required to remit to the applicable master servicer for deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders and the SOHO-RR Interest Owner (including the holders of the Loan-Specific Interests) or, in the case of a Serviced Whole Loan, Certificateholders, SOHO-RR Interest Owner and any holder of the related Serviced Pari Passu Companion Loan or any holder of a related Serviced Subordinate Companion Loan (as a collective whole as if such Certificateholders, SOHO-RR Interest Owner and Companion Holder constituted a single lender and, with respect to a Serviced A/B Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders, the SOHO-RR Interest Owner and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the applicable special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting with the applicable Risk Retention Consultation Party, in each case, other than with respect to an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the SOHO-RR Interest Owner, and the special servicer would be entitled to such Liquidation Fee to the same extent as if such Non-Serviced Mortgage Loan has been a Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the applicable special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer is required to give the trustee, or the NCB co-trustee, as applicable, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any

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applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event) and the holder of the related Subordinate Companion Loan (with respect to a Serviced A/B Whole Loan, but only prior to the occurrence of a Control Appraisal Period) and each Risk Retention Consultation Party 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee or the NCB co-trustee, as applicable, nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the applicable master servicer or applicable special servicer, as applicable, with a Refinancing/P&S Document that is satisfactory in form and substance to the applicable master servicer or the applicable special servicer from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to such master servicer or special servicer, as applicable (and such master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be an offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s

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determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders, the SOHO-RR Interest Owner and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) each Risk Retention Consultation Party, in each case, other than with respect to an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders, the SOHO-RR Interest Owner and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, the SOHO-RR Interest Owner and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). In addition, the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders, the SOHO-RR Interest Owner and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, SOHO-RR Interest Owner and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). Each applicable special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the NCB co-trustee, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, and with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and any related Companion Holder or its representative, any holder of a related mezzanine loan or any known affiliate of any such party described above.

Notwithstanding any of the foregoing to the contrary, with respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be

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required to sell the related Pari Passu Companion Loans (and, in certain cases, to the extent permitted in the related Intercreditor Agreement, the related Subordinate Companion Loans) together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the applicable special servicer in writing. The applicable special servicer will not be permitted to sell the related Mortgage Loan (or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, in the case of the Soho Grand & The Roxy Hotel Whole Loan) together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan (to the extent such consent is required under the related Intercreditor Agreement), unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right and obligation to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that such Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the applicable special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan (and in the case of the Soho Grand & The Roxy Hotel Mortgage Loan, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan) are less than the sum of (1) the outstanding principal balance of the Mortgage Loan (and in the case of the Soho Grand & The Roxy Hotel Mortgage Loan, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan), (2) interest accrued on the Mortgage Loan (and in the case of the Soho Grand & The Roxy Hotel Mortgage Loan, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan) and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan (and in the case of the Soho Grand & The Roxy Hotel Mortgage Loan, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan), the issuing entity will realize a loss in the amount of the shortfall. The trustee, the NCB co-trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan (and in the case of the Soho Grand & The Roxy Hotel Mortgage Loan, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan), prior to the distribution of those Liquidation Proceeds to Certificateholders and SOHO-RR Interest Owner, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan (and in the case of the Soho Grand & The Roxy Hotel Mortgage Loan, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan), certain unreimbursed expenses incurred with respect to the Mortgage Loan (and in the case of the Soho Grand & The Roxy Hotel Mortgage Loan, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan) and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan (and in the case of the Soho Grand & The Roxy Hotel Mortgage Loan, the Soho Grand & The Roxy Hotel Trust Subordinate

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Companion Loan). In addition, amounts otherwise distributable on the certificates and the SOHO-RR Interest will be further reduced by interest payable to the applicable master servicer, the applicable special servicer, the NCB co-trustee or the trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described in the next paragraph and under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer as to all Major Decisions with respect to Serviced Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and (2) the master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

With respect to any Serviced A/B Whole Loan (other than the Soho Grand & The Roxy Hotel Whole Loan), prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

Each Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to such Risk Retention Consultation Party or holder of the RR Interest by whom such Risk Retention Consultation Party was appointed or with respect to the holder of the majority of the SOHO-RR Interest, as applicable) on a strictly non-binding basis with the applicable special servicer in connection with Major Decisions described herein; provided, that notwithstanding anything to the contrary herein, with respect to the Pooled Risk Retention Consultation Party, prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loans and the Soho Grand & The Roxy Hotel Mortgage Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, that

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(1)      absent that selection, or

(2)      until a Directing Certificateholder is so selected, or

(3)      upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) in the case of clause (3), if no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder; and

(iii) with respect to the Soho Grand & The Roxy Hotel Whole Loan, the SOHO Directing Holder (as defined below).

The initial Directing Certificateholder as determined pursuant to clause (ii) above is expected to be CMBS 4 Sub 5, LLC or its affiliate.

The initial Directing Certificateholder with respect to the Soho Grand & The Roxy Hotel Whole Loan is expected to be Blue Owl Real Estate Debt Advisors LLC, as agent for its managed account.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan or the Soho Grand & The Roxy Hotel Whole Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which is the holder listed next to the related Control Note in the column “Note Holder” in the table above entitled “Whole Loan Control Notes and Non-Control Notes”. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

In no event will the applicable master servicer or the applicable special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the applicable master servicer and the applicable special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”). The applicable master servicer and the applicable special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has

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not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

The “SOHO Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Soho Grand & The Roxy Hotel Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “SOHO Controlling Class” will be, as of any time of determination, the most subordinate class of SOHO Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class. The SOHO Controlling Class as of the Closing Date will be the Class SOHO certificates.

The “SOHO Controlling Class Representative” will be the SOHO Controlling Class Certificateholder (or its representative) selected by more than 50% of the SOHO Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1) absent that selection, or

(2) until a SOHO Controlling Class Representative is so selected, or

(3) upon receipt of a notice from a majority of the SOHO Controlling Class Certificateholders, by Certificate Balance, that a SOHO Controlling Class Representative is no longer designated,

then the SOHO Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the SOHO Controlling Class (with evidence of ownership), or its representative, will be the SOHO Controlling Class Representative; provided, however, that (a) in the case of this clause (3), if no one holder owns the largest aggregate Certificate Balance of the SOHO Controlling Class, then there will be no SOHO Controlling Class Representative until appointed in accordance with the terms of the PSA, and (b) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the SOHO Controlling Class Representative has not changed until such parties receive written notice of a replacement of the SOHO Controlling Class Representative from a party holding the requisite interest in the SOHO Controlling Class, or the resignation of the then-current SOHO Controlling Class Representative.

After the occurrence and during the continuance of a Soho Grand & The Roxy Hotel Control Appraisal Period, there will be no SOHO Controlling Class Representative.

The “SOHO Control Eligible Certificates” will be the Class SOHO certificates.

“SOHO Directing Holder” means (x) for so long as no Soho Grand & The Roxy Hotel Control Appraisal Period exists, the SOHO Controlling Class Representative and (y) for so long as a Soho Grand & The Roxy Hotel Control Appraisal Period exists, the Directing Certificateholder with respect to the Mortgage Loans.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

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The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, that if at any time the Certificate Balances of the Pooled Principal Balance Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H-RR certificates. The Control Eligible Certificates will not include the RR Interest, and the RR Interest is not permitted to be a Controlling Class.

The “Control Eligible Certificates” will be any of the Class F, Class G-RR and Class H-RR certificates.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder or any SOHO-RR Interest Owner may request that the certificate registrar determine which class of certificates is the then-current Controlling Class or the SOHO Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class or the SOHO Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, each applicable master servicer, each applicable special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to any master servicer or special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or a Risk Retention Consultation Party, as applicable, is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or the applicable Risk Retention Consultation Party, as applicable, is received within 10 business days after the receipt of the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, of written request for consent or consultation and receipt of all reasonably requested information on any required consent or consultation, the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved or consulted on the specific matter; provided, that the failure of the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan.

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Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer will not be permitted to take (or consent to any master servicer’s taking) any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (ix) of the definition of “Major Decision”) after receipt of the applicable special servicer’s written recommendation, which may be in the form of an Asset Status Report, and analysis and all information reasonably requested by the Directing Certificateholder and reasonably available to the applicable special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”) (provided that if such written consent has not been received by the applicable special servicer within the applicable time period, the Directing Certificateholder will be deemed to have approved such action). If the applicable master servicer and the applicable special servicer have mutually agreed that the applicable master servicer will process any Major Decision, the applicable master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the applicable special servicer, which consent will be deemed given (unless earlier objected to by the applicable special servicer) 10 business days after the applicable special servicer’s receipt from the applicable master servicer of the applicable master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the applicable special servicer and reasonably available to the applicable master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Intercreditor Agreement. The foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or holder of the majority of the Controlling Class.

Upon request, the applicable special servicer, other than with respect to (i) the Soho Grand & The Roxy Hotel Whole Loan prior to a Soho Grand & The Roxy Hotel Control Appraisal Period or (ii) an Excluded Loan as to a Pooled Risk Retention Consultation Party or the holder of the RR Interest by whom such Risk Retention Consultation Party was appointed (except to the extent set forth above in “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”), will also be required to consult on a non-binding basis with each Pooled Risk Retention Consultation Party with respect to such Major Decision; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

Upon request, the applicable master servicer or the applicable special servicer processing, other than with respect to an Excluded Loan as to the Loan-Specific Risk Retention Consultation Party or the holder of the majority of the SOHO-RR Interest, will also be required to consult on a non-binding basis with the Loan-Specific Risk Retention Consultation Party with respect to such Major Decision related to the Soho Grand & The Roxy Hotel Whole Loan it is processing; provided, that no Soho Grand & The Roxy Hotel Control Appraisal Period is continuing. Following a Soho Grand & The Roxy Hotel Control Appraisal Period, the Loan-Specific Risk Retention Consultation Party will no longer have any consultation rights in respect of any Major Decisions with respect to the Soho Grand & The Roxy Hotel Whole Loan. For the avoidance of doubt, the consultation rights of the Loan-

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Specific Risk Retention Consultation Party will apply exclusively to the Soho Grand & The Roxy Hotel Whole Loan.

“Major Decision” means, (1) with respect to the Soho Grand & The Roxy Hotel Whole Loan (prior to the occurrence of a Control Appraisal Period), as defined in the Soho Grand & The Roxy Hotel Intercreditor Agreement, and (2) with respect to any Serviced Mortgage Loan or Serviced Whole Loan (other than the Soho Grand & The Roxy Hotel Whole Loan prior to the occurrence of a Control Appraisal Period), each of the following:

(i)                      any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) that comes into and continues in default;

(ii)                   any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Serviced Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Serviced Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of Master Servicer Decisions;

(iii)                any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(iv)                 any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(v)                    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than (A) any such transfer or incurrence of debt as described under clauses (xiii), (xiv) or (xv) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion, or (B) solely with respect to a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in this prospectus, (a) the waiver of a “due-on-encumbrance” clause with respect to a mortgage loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. to permit subordinate debt secured by the related mortgaged property and (b) the incurrence of additional indebtedness by a residential cooperative borrower;

(vi)                 other than in the case of a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., (a)

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any property management company changes with respect to a Specially Serviced Loan with a principal balance equal to or greater than $5,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, (b) with respect to any Serviced Mortgage Loan or Serviced Companion Loan that is a Non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party or (c) franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(vii)              other than in the case of any Non-Specially Serviced Loan or Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents (provided, however, that any releases for which there is lender discretion of material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will also constitute Major Decisions);

(viii)           any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Serviced Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)               other than in the case of a Non-Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(x)                  other than in the case of a Non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet or (b) such transaction is not a routine leasing matter;

(xi)               other than in the case of a Non-Specially Serviced Loan or a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xii)            any consent to incurrence of additional debt by the borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the lender’s approval is required under the related Mortgage Loan documents, other than with respect to a Mortgage Loan secured by a residential cooperative property, as to which certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt

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Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” have been satisfied;

(xiii)         requests for property or other collateral releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material, non-income producing parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (vii) of this definition and clause (viii) of the definition of Master Servicer Decision;

(xiv)          other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xv)             agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (b) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xvi)          determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvii)       other than with respect to residential cooperative mortgage loans secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. and other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(xviii)    following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(xix)        other than with respect to residential cooperative mortgage loans secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. and other than in the case of any Non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

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(xx)           the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the applicable special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans and Serviced Companion Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan and any Serviced Companion Loan that is not a Specially Serviced Loan, the applicable master servicer will be required to promptly forward such request to the applicable special servicer, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, and such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, such master servicer will continue to cooperate with reasonable requests of such special servicer by delivering any additional information in such master servicer’s possession to such special servicer that is reasonably requested by such special servicer relating to such Major Decision. Except as mutually agreed to by the applicable master servicer and the applicable special servicer, the applicable master servicer will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

In addition, the applicable master servicer is required to provide the applicable special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and such special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease are required to be paid by the applicable master servicer as a Servicing Advance.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the rights described in this section, and the rights to exercise any “major decision” under the related Intercreditor Agreement with respect to any Serviced A/B Whole Loan will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have the generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Pooled Risk Retention Consultation Party or the holder of the majority of the RR Interest by whom such Pooled Risk Retention Consultation Party was appointed), the applicable special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Pooled Risk Retention Consultation Party, within

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the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder and the Pooled Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, the Pooled Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any Major Decision to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder and, other than with respect to any Excluded Loan with respect to the Pooled Risk Retention Consultation Party or the holder of a majority of the RR Interest, the Pooled Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult with the Pooled Risk Retention Consultation Party (on a non-binding basis) in connection with any Major Decision to be taken or refrained from being taken.

With respect to any Soho Grand & The Roxy Hotel Major Decision, the master servicer or special servicer processing such Soho Grand & The Roxy Hotel Major Decision will be required to provide copies of any notice, information and report that it is required to provide to the SOHO Directing Holder pursuant to the PSA to the Loan-Specific Risk Retention Consultation Party, within the same time frame it is required to provide to the SOHO Directing Holder, and the master servicer or special servicer, as applicable, will be required, upon request, to consult (on a non-binding basis) with the Loan-Specific Risk Retention Consultation Party in connection with any action to be taken or refrained from being taken in connection with such Soho Grand & The Roxy Hotel Major Decision in accordance with the PSA; provided that for so long as a Soho Grand & The Roxy Hotel Control Appraisal Period is continuing or the Soho Grand & The Roxy Hotel Whole Loan is an Excluded Loan as to the Loan-Specific Risk Retention Consultation Party or the holder of the majority of the SOHO-RR Interest, the Loan-Specific Risk Retention Consultation Party will not be entitled to receive any such notice, information and report and will not have such consultation rights.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the applicable special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after such special servicer receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package; provided, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered (and the special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence and continuance of an Operating Advisor Consultation Event. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide each Major

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Decision Reporting Package to the operating advisor simultaneously with the special servicer’s written request for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by any special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party or, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to receive any Asset Status Reports or consult with the applicable special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Notwithstanding the foregoing, with respect to a Serviced A/B Whole Loan (other than the Soho Grand & The Roxy Hotel Whole Loan), prior to the occurrence and continuance of a Control Appraisal Period, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by the holder of the related Subordinate Companion Loan. The applicable special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the Directing Certificateholder will have no approval rights over any such Asset Status Report. However, during a Control Appraisal Period with respect to a Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity.

Replacement of a Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace any special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class or the SOHO Controlling Class, as applicable) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to

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direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, other than with respect to the Soho Grand & The Roxy Hotel Whole Loan prior to a Soho Grand & The Roxy Hotel Control Appraisal Period, such special servicer will be required to consult with the Pooled Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Pooled Risk Retention Consultation Party. Such consultation will not be binding on the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. Additionally, upon request, the applicable master servicer or special servicer, other than with respect to an Excluded Loan as to the Loan-Specific Risk Retention Consultation Party or the holder of the majority of the SOHO-RR Interest, will also be required to consult on a non-binding basis with the Loan-Specific Risk Retention Consultation Party with respect to such Major Decision related to the Soho Grand & The Roxy Hotel Whole Loan it is processing; provided, that no Soho Grand & The Roxy Hotel Control Appraisal Period is continuing.

In the event such special servicer receives no response from the Directing Certificateholder or a Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder or a Risk Retention Consultation Party to respond will not relieve such special servicer from consulting with the Directing Certificateholder or such Risk Retention Consultation Party on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder, such Pooled Risk Retention Consultation Party or the holder of the majority of the Controlling Class), Soho Grand & The Roxy Hotel Whole Loan or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. At any time after the occurrence and during the continuance of a Control Termination Event, or if the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, upon receipt of written notice the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, if both an Operating Advisor Consultation

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Event has occurred and is continuing and a Control Appraisal Period is in effect), the applicable special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event such special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation (which request is required to include the related Major Decision Reporting Package) and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, such special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve such special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The applicable special servicer will nonetheless be required to consult with the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur with respect to any Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan when the Class F certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the Certificate Balances of the Pooled Principal Balance Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans; provided, further, that a Control Termination Event as described above may only occur with respect to the Soho Grand & The Roxy Hotel Whole Loan if a Soho Grand & The Roxy Hotel Control Appraisal Period exists.

A “Consultation Termination Event” will occur with respect to any Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan when no class of Control

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Eligible Certificates has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the Pooled Principal Balance Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans; provided, further, that a Consultation Termination Event as described above may only occur with respect to the Soho Grand & The Roxy Hotel Whole Loan if a Soho Grand & The Roxy Hotel Control Appraisal Period exists.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the Class G-RR and Class H-RR certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial aggregate certificate balance of such classes or (ii) a Control Termination Event has occurred and is continuing.

The certificate administrator will notify the operating advisor, the master servicers and the special servicers within 10 business days of the existence or cessation of (i) any Control Termination Event, (ii) Operating Advisor Consultation Event or (iii) any Consultation Termination Event.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding any proviso to, or any other contrary provision in, the definitions of “Control Termination Event”, “Consultation Termination Event” and “Operating Advisor Consultation Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will each be deemed to have occurred with respect to any such Excluded Loan as to such party.

With respect to any Serviced A/B Whole Loan (other than the Soho Grand & The Roxy Hotel Whole Loan), prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision or Master Servicer Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class or the SOHO

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Controlling Class, as applicable, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, any Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders and the SOHO-RR Interest Owner (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders, the SOHO-RR Interest Owner and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such master servicer or such special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, any Risk Retention Consultation Party or the operating advisor, as the case may be); provided that such special servicer or such master servicer, as applicable, if and to the extent required pursuant to the PSA, provides the Directing Certificateholder and such Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

Similarly, with respect to any Serviced A/B Whole Loan, in the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the related holder of the Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period (or any matter requiring consultation with the related holder of the Subordinate Companion Loan)) is necessary to protect the interests of the Certificateholders, as a collective whole (taking into account the subordinate nature of the related Subordinate Companion Loan), the applicable master servicer or the applicable special servicer, as the case may be, may take any such action without waiting for the related Companion Holder’s response (or without waiting to consult with the related Companion Holder); provided that the applicable special servicer or master servicer, as applicable, provides the related holder of the Subordinate Companion Loan with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the applicable master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or, in the case of any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan or (ii) may follow any advice or consultation provided by the Directing Certificateholder, any Risk Retention Consultation Party, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative), or, in the case of a Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity, the NCB co-trustee or the trustee to liability, (3) materially expand the scope of responsibilities of a master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders and the SOHO-RR Interest Owner.

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Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Controlling Holder, as applicable. The issuing entity, as the holder of a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an applicable Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Whole Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders or the SOHO-RR Interest Owner for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders or the SOHO Controlling Class Certificateholders, as applicable, that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders or the SOHO Controlling Class Certificateholders, as applicable.

Each Certificateholder and SOHO-RR Interest Owner will be deemed to acknowledge and agree, by its acceptance of its certificates or portion of the SOHO-RR Interest, as applicable, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates or the SOHO-RR Interest Owner;

(b)  may act solely in the interests of the holders of the Controlling Class or the SOHO Controlling Class, as applicable;

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(c)  does not have any liability or duties to the holders of any class of certificates (other than the Controlling Class or the SOHO Controlling Class, as applicable) or the SOHO-RR Interest Owner;

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class or the SOHO Controlling Class, as applicable, over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder or a SOHO Controlling Class Certificateholder, as applicable) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder or SOHO-RR Interest Owner may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by any master servicer or special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder and SOHO-RR Interest Owner will acknowledge and agree, by its acceptance of its certificates or the SOHO-RR Interest, that the holders of a Servicing Shift Companion Loan, a Non-Serviced Companion Loan or a Control Note (prior to the occurrence and continuance of a Control Appraisal Period, if applicable) or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates, any Certificateholder, any third party, the SOHO-RR Interest or any SOHO-RR Interest Owner. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to each applicable special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder or SOHO-RR Interest Owner. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—

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Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA), Servicing Shift Whole Loan or any related REO Properties, except as described under “—Description of the Mortgage Pool—The Whole Loans”. In addition, the operating advisors or equivalent parties (if any) under the applicable Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA. Furthermore, the operating advisor will have no obligations or responsibility at any time to review or assess the actions of the applicable master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any annual report.

Duties of Operating Advisor at All Times

With respect to each Serviced Mortgage Loan or Serviced Whole Loan, the operating advisor’s obligations will generally consist of the following:

(a)        reviewing the actions of the applicable special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)        reviewing (i) all reports by the applicable special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA, and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)        reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if the applicable special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) and (2) any net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan as described below; and

(d)        preparing an annual report (if any Serviced Mortgage Loan or Serviced Whole Loan was a Specially Serviced Loan or if an Operating Advisor Consultation Event has occurred during the prior calendar year) generally in the form attached as Annex C, to be provided to the special servicer, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(1)       after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the applicable special servicer), the applicable special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information that is reasonably requested by

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the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(2)       if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and applicable special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(3)   if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

With respect to the operating advisor’s review of net present value or Appraisal Reduction Amount calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of the applicable special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value or Appraisal Reduction Amount calculation.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the Operating Advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the Operating Advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the Operating Advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders the SOHO-RR Interest Owner and, with respect to any Serviced Whole Loan, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders, SOHO-RR Interest Owner and Companion Holders constituted a single lender), and not in the best interests of, or for the benefit of, holders of any particular class of certificates or SOHO-RR Interest Owner (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, the Directing Certificateholder, any Risk Retention Consultation Party, any Certificateholder, any SOHO-RR Interest Owner or any of their respective

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affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report. Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information (other than any communications between the Directing Certificateholder and the applicable special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package provided to the operating advisor and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan, the operating advisor will (to the extent required to be delivered for a particular calendar year as described above) prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the special servicer, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders and the SOHO-RR Interest Owner (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the applicable special servicer is operating in compliance with the PSA and the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on any non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the applicable special servicer has failed to comply with and (2) any material deviations from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan that such special servicer is responsible for servicing under the PSA or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, that in the event the applicable special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to (i) report on instances of non-compliance with, or deviations from, the Servicing Standard or the applicable special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial or (ii) provide or obtain a legal opinion, legal review or legal conclusion.

Only as used in connection with the Operating Advisor Annual Report, the term “asset-level basis” refers to the applicable special servicer’s performance of its duties as they relate to the resolution and/or liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on Non-Specially Serviced Loans), taking into account the applicable special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any assessment of compliance report, attestation report, Major Decision Reporting Package, Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by such special servicer (other than any communications between

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the Directing Certificateholder and such special servicer that would be Privileged Information) pursuant to the PSA.

The applicable special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the applicable special servicer.

In each such annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to any Serviced Mortgage Loan or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the applicable special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and
●	to consult (on a non-binding basis) with the applicable special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the applicable special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

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Recommendation of the Replacement of a Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (i) a special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders and SOHO-RR Interest Owner as a collective whole, then the operating advisor may recommend the replacement of such special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                  that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the applicable special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)               that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)            that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the NCB co-trustee, the certificate administrator, a master servicer, a special servicer, a mortgage loan seller, the Directing Certificateholder, a Risk Retention Consultation Party, a Borrower Party, the Third Party Purchaser or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)             that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become a special servicer;

(v)                that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)             that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

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“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in Regulation RR.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” and any information that appears on its face to be Privileged Information received from a special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or a Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or a Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the applicable special servicer has reasonably determined (and has labeled, identified or otherwise communicated as privileged or confidential information) could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party, (iii) information subject to attorney-client privilege (that has been labeled, identified or otherwise communicated as being subject to such privilege) and (iv) any Asset Status Report or Final Asset Status Report.

The operating advisor is required to keep all such Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the Special Servicer’s obligations under the PSA (i) in the operating advisor annual report or (ii) in connection with a recommendation by the operating advisor to replace the applicable special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates or the SOHO-RR Interest; provided, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating

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advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Pooled Voting Rights; provided that with respect to any such failure which is not curable within such 30-day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against

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the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and the SOHO-RR Interest Owner electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Pooled Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to each applicable special servicer, each applicable master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), each Risk Retention Consultation Party, any Companion Holder, the Certificateholders, the SOHO-RR Interest Owner and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Pooled Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement

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action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Pooled Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Pooled Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and each Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. No such resignation will become effective until the replacement operating advisor has assumed the resigning operating advisor’s responsibilities and obligations. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

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The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders and the SOHO-RR Interest Owner by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register and SOHO-RR Interest Owner’s address appearing in the certificate administrator’s registry of ownership. On each Distribution Date after providing such notice to the Certificateholders and SOHO-RR Interest Owner, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to each applicable master servicer, each applicable special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 125 prior pools of commercial mortgage loans for which MSMCH (or its predecessors) was a

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sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006 and on or prior to December 31, 2023, the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction with at least two mortgage loans outstanding as of the end of the relevant reporting period, that were delinquent at least 60 days at the end of any reporting period between January 1, 2011 and December 31, 2023, was approximately 58.72%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was approximately 4.97%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in an individual CMBS transaction with at least two mortgage loans outstanding as of the end of the relevant reporting period, was approximately 66.67% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was approximately 3.55%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two largest Mortgage Loans in the Mortgage Pool represent approximately 17.4% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

For the avoidance of doubt, the asset representations reviewer will not perform an Asset Review with respect to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan at any time.

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Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Pooled Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders and the SOHO-RR Interest Owner (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, each Risk Retention Consultation Party, the Certificateholders and the SOHO-RR Interest Owner. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Pooled Voting Rights represented by all certificates that have Pooled Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the applicable master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)                  a copy of an assignment of the Mortgage in favor of the trustee or the NCB co-trustee, as applicable, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

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(ii)               a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or the NCB co-trustee, as applicable, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)            a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)             a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)                a copy of an assignment in favor of the trustee or the NCB co-trustee, as applicable, of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)             a copy of any notice previously delivered by the applicable master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)          copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications (and, if such documents are not in its possession, solely with respect to any Mortgage Loan sold by such mortgage loan seller that is a Non-Serviced Mortgage Loan, the mortgage loan seller will be required to make a request under the applicable Non-Serviced PSA for any such documents that are not in its possession). In the event any missing documents with respect to a Non-Serviced Mortgage Loan are not provided by the mortgage loan seller, the asset representations reviewer will request such documents from the parties to the related Non-Serviced PSA, to the extent that the asset representations reviewer is entitled to request such documents under such Non-Serviced PSA.

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The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder or SOHO-RR Interest Owner will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), to the extent in the possession of the applicable master servicer or applicable special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset

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representations reviewer to the applicable master servicer, the applicable special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the applicable special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from a master servicer (with respect to non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report

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Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify each applicable master servicer, each applicable special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Morningstar DBRS, Fitch, Kroll Bond Rating Agency, LLC, Moody’s or S&P and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, Kroll Bond Rating Agency, LLC, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, any master servicer, any special servicer, the depositor, the certificate administrator, the NCB co-trustee, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party, the Third Party Purchaser, any successor third party purchaser or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, any Risk Retention Consultation Party, the Third Party Purchaser, any successor third party purchaser or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, the SOHO-RR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” and any information that appears on its face to be Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders and the SOHO-RR Interest Owner), other than (1) to the extent expressly

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required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates or the SOHO-RR Interest; provided, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                  any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Pooled Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)               any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material

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respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)            any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)             a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)                the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)              the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and the SOHO-RR Interest Owner (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Pooled Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

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Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator is required to promptly provide notice to all Certificateholders, the SOHO-RR Interest Owner and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders, the SOHO-RR Interest Owner and the asset representations reviewer. Upon the written direction of Pooled Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee is required to terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Pooled Certificates entitled to at least 75% of the Pooled Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Parties

Each Risk Retention Consultation Party in its capacity as a Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, each Risk

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Retention Consultation Party will not be protected against any liability to the holders of the RR Interest or SOHO-RR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the RR Interest or SOHO-RR Interest, as applicable.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that a Risk Retention Consultation Party:

(a)        may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)        may act solely in the interests of the holders of the RR Interest or SOHO-RR Interest, as applicable;

(c)        does not have any liability or duties to the holders of any class of certificates other than the RR Interest or SOHO-RR Interest, as applicable;

(d)        may take actions that favor the interests of the holders of one or more classes of certificates (including the RR Interest) or of the SOHO-RR Interest over the interests of the holders of one or more other classes of certificates and over the interest of the SOHO-RR Interest Owner; and

(e)        will have no liability whatsoever (other than to a holder of the RR Interest or the SOHO-RR Interest, as applicable) for having so acted as set forth in (a) – (d) above, and no Certificateholder or SOHO-RR Interest Owner may take any action whatsoever against the applicable Risk Retention Consultation Party or any director, officer, employee, agent or principal of the applicable Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by any master servicer or any special servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, any special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee or the NCB co-trustee, as applicable, and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class. Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan (other than the

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Soho Grand & The Roxy Hotel Whole Loan), prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and the holder of such Subordinate Companion Loan will be entitled to replace the applicable special servicer with or without cause in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Pooled Principal Balance Certificates evidencing not less than 25% of the Pooled Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Pooled Principal Balance Certificates (other than the RR Interest) requesting a vote to replace the applicable special servicer (other than with respect to the Soho Grand & The Roxy Hotel Whole Loan prior to a Soho Grand & The Roxy Hotel Control Appraisal Period) with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee or the NCB co-trustee, as applicable, of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Pooled Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee or the NCB co-trustee, as applicable, will be required to terminate all of the rights and obligations of the applicable special servicer (other than with respect to the Soho Grand & The Roxy Hotel Whole Loan prior to a Soho Grand & The Roxy Hotel Control Appraisal Period) under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer (other than with respect to the Soho Grand & The Roxy Hotel Whole Loan prior to a Soho Grand & The Roxy Hotel Control Appraisal Period) or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Pooled Voting Rights (taking into account the application of Pooled Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates)

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of all Pooled Principal Balance Certificates (other than the RR Interest) on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to use reasonable efforts to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. At any time after the occurrence and during the continuance of a Control Termination Event, or if the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint a replacement special servicer in writing, with a copy to the special servicer, within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30-day period but in any event are to be completed within 120 days), upon receipt of written notice the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If (i) at any time the applicable special servicer that had acted as the special servicer for an Excluded Special Servicer Loan prior to it becoming an Excluded Special Servicer Loan or (ii) an Excluded Special Servicer was appointed on the Closing Date and, in either case, the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an

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Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to a special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become a special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders and the SOHO-RR Interest Owner, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, and (viii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding commercial mortgage-backed securities rated by Moody’s) and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

The terms of the PSA described above regarding the replacement of the applicable special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loans. Rather, with respect to any Servicing Shift Whole Loan, the holder of the related Control Note will have the right to replace the applicable special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan. If such Control Note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the Control Note holder.

Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders and SOHO-RR Interest Owner as a collective whole, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee or the NCB co-trustee, as applicable, and the certificate administrator, with a copy to the applicable special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement

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special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder and SOHO-RR Interest Owner of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder or a Controlling Holder with respect to a Serviced A/B Whole Loan (unless a related Control Appraisal Period has occurred and is continuing) from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the applicable special servicer must be confirmed by an affirmative vote of a majority of holders of Pooled Principal Balance Certificates evidencing at least a quorum of Certificateholders (which, for this purpose, is the holders of the Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Pooled Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of such Pooled Principal Balance Certificates, evidencing at least a quorum of Certificateholders, elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee or the NCB co-trustee, as applicable, will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Pooled Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. Notwithstanding the foregoing, the Certificateholders’ direction to replace the applicable special servicer will not apply to any Serviced A/B Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced A/B Whole Loan under the related Intercreditor Agreement.

In any case, the trustee or the NCB co-trustee, as applicable, will be required to notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the applicable special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

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No appointment of a special servicer will be effective until the depositor and the depositor for the securitization of any related Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (or, to the extent provided in the related Intercreditor Agreement, the related Controlling Holder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to any master servicer or special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by such master servicer to make any deposit required to be made by such master servicer to the applicable Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by such special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure on the part of such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to such master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

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(d)  any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan or the SOHO-RR Interest Owner and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator, the trustee or the NCB co-trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator, the trustee and the NCB co-trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)   either Moody’s or KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by Moody’s or KBRA, as applicable (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) such Rating Agency (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)  such master servicer or such special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee or NCB co-trustee, as applicable, will be authorized, and at the written direction of (i) Certificateholders entitled to (a) 25% or more of the Voting Rights in the case of a master servicer, (b) 25% or more of the Voting Rights in the case of a special servicer with respect to the Soho Grand & The Roxy Hotel Whole Loan or (c) 25% or more of the Pooled Voting Rights in the case of a special servicer (other than with respect to the Soho Grand & The Roxy Hotel Whole Loan), or (ii) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder

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(solely with respect to a special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee or NCB co-trustee, as applicable, will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee or NCB co-trustee, as applicable, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee or NCB co-trustee, as applicable, is unwilling or unable to so act, it may (or, at the written request of (i) Certificateholders entitled to (a) a majority of the Voting Rights in the case of a master servicer, (b) a majority of the Voting Rights in the case of a special servicer with respect to the Soho Grand & The Roxy Hotel Whole Loan or (c) a majority of the Pooled Voting Rights in the case of a special servicer (other than with respect to the Soho Grand & The Roxy Hotel Whole Loan), or (ii) for so long as no Control Termination Event has occurred and is continuing and other than in respect of an applicable Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s or NCB co-trustee’s receipt, as applicable, of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the applicable special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate such special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of such special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder (subject to the related Intercreditor Agreement as described under “Description of the Mortgage Pool—The Whole Loans”), will generally be entitled to direct the related Non-Serviced Trustee to

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terminate such Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Serviced Pari Passu Companion Loan Securities. The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the applicable master servicer, such master servicer will be replaced by the trustee or NCB co-trustee, as applicable, as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the applicable master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if any Servicer Termination Event on the part of the applicable master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the applicable master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least (a) 66-2/3% of the Voting Rights in the case of the master servicer or in the case of a special servicer with respect to the Soho Grand & The Roxy Hotel Whole Loan or (b) 66-2/3% of the Pooled Voting Rights in the case of a special servicer (other than with respect to the Soho Grand & The Roxy Hotel Whole Loan) allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, that a Servicer Termination Event under clause (a), (b), (f) or (g) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be

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deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee or NCB co-trustee, as applicable, and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits each applicable master servicer and each applicable special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee or NCB co-trustee, as applicable, of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. In the event that a master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee or NCB co-trustee, as applicable, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee or NCB co-trustee, as applicable, is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s or the NCB co-trustee’s receipt, as applicable, of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or NCB co-trustee, as applicable, or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the applicable master servicer or the applicable special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

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Resignation of Master Servicer, Trustee, NCB-Co Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rules, (i) the Third Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, a master servicer, the certificate administrator, the trustee, the NCB co-trustee, the operating advisor, the asset representations reviewer and any sponsor, and (ii) the operating advisor is prohibited from being Risk Retention Affiliated with the Third Party Purchaser, any sponsor and any other party to the PSA.  Under the Securities Act, the Asset Representations Reviewer is also prohibited from being affiliated with any sponsor, the depositor, a master servicer, a special servicer, the certificate administrator, the trustee, the NCB co-trustee or any affiliate of the foregoing.  As long as the applicable prohibition under the Credit Risk Retention Rules or the Securities Act exists, upon the occurrence of (i) a servicing officer of a master servicer or a responsible officer of the certificate administrator, the trustee or the NCB co-trustee, as applicable, obtaining actual knowledge that such master servicer, the certificate administrator, the trustee or the NCB co-trustee, as applicable, is or has become a Risk Retention Affiliate of the Third Party Purchaser or any successor Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) a master servicer, certificate administrator, the trustee or the NCB co-trustee receiving written notice from any other party to the PSA, the Third Party Purchaser, any successor Third Party Purchaser, any sponsor or any underwriter or initial purchaser that such master servicer, the certificate administrator, the trustee or the NCB co-trustee, as applicable, is or has become an Impermissible TPP Affiliate, (iii) an officer or manager of the operating advisor that is responsible for performing the duties of the operating advisor obtaining actual knowledge that it is or has become a Risk Retention Affiliate of the Third Party Purchaser, a successor Third Party Purchaser, any sponsor or any party to the PSA other than itself or the asset representations reviewer (an “Impermissible Operating Advisor Affiliate”) or (iv) an officer or manager of the asset representations reviewer that is responsible for performing the duties of the asset representations reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of the Third Party Purchaser or any successor Third Party Purchaser or an affiliate of any sponsor, any party to the PSA other than itself or the operating advisor or any affiliate of the foregoing (an “Impermissible Asset Representations Reviewer Affiliate”; and any of an Impermissible TPP Affiliate, an Impermissible Operating Advisor Affiliate and an Impermissible Asset Representations Reviewer Affiliate being an “Impermissible Affiliate”), such Impermissible Affiliate is required to promptly notify the Retaining Sponsor and the other parties to the PSA and resign in accordance with the terms of the PSA.  The resigning Impermissible Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA; provided, that if the affiliation causing an Impermissible Affiliate is the result of the Third Party Purchaser or any successor Third Party Purchaser acquiring an interest in such Impermissible Affiliate or an affiliate of such Impermissible Affiliate, then such costs and expenses will be an expense of the issuing entity.

Limitation on Liability; Indemnification

The PSA will provide that none of any master servicer (including in any capacity as the paying agent for any Companion Loan), any special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders, the SOHO-RR Interest Owner or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or

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for errors in judgment; provided, however, that none of any master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), any special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of any master servicer or special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or any Trust REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code (for which determination, the applicable master servicer and the applicable special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that each applicable master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), each applicable special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), none of the trustee, the NCB co-trustee or the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee, the NCB co-trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator, the NCB co-trustee or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them, and the Non-Serviced Securitization Trust (with respect to any Non-Serviced Mortgage Loan to the extent provided under the related Intercreditor Agreement) will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor

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Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of any master servicer (including in any capacity as the paying agent for any Companion Loan), any special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each applicable master servicer, each applicable special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders and SOHO-RR Interest Owner (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders, the SOHO-RR Interest Owner and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the applicable Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, each master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which any master servicer, any special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of any master servicer, any special servicer, the

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depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. Each applicable master servicer, each applicable special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee, the NCB co-trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee, the NCB co-trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee, the NCB co-trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, any master servicer, any special servicer or, in the case of the trustee, the NCB co-trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that none of the trustee, the NCB co-trustee or the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee, the NCB co-trustee or the certificate administrator, unless it is proven that the trustee, the NCB co-trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, none of the trustee, the NCB co-trustee or the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, the NCB co-trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee, the NCB co-trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee, the NCB co-trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee, the NCB co-trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in each applicable Collection Account, the Lower-Tier REMIC Distribution Account or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee, the NCB co-trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee, the NCB co-trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or

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expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee, the NCB co-trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee, the NCB co-trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA and to the NCB co-trustee.

With respect to any indemnification provisions in the PSA providing that the trust or a party thereto is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by an Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan be repurchased by the applicable mortgage loan seller alleging the

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existence of a Material Defect with respect to such Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable master servicer and the applicable special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the RR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the applicable special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, any master servicer, any special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the Directing Certificateholder and the applicable mortgage loan seller, identifying the applicable Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the applicable master servicer (in the case of non-Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing

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entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices described in this prospectus, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will be required to within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate

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Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including non-binding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including non-binding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice, and (c) the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (other than of the RR Interest) (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the

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issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders and the SOHO-RR Interest Owner to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within 60 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in

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effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to

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perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted payoff or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Soho Grand & The Roxy Hotel A/B Whole Loan” in this prospectus.

The servicing terms of each such Non-Serviced PSA expected to be in effect as of the Closing Date as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BANK 2024-BNK48 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to any master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees
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under the PSA between each applicable master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the applicable special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace each applicable special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to each applicable master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform and, in certain cases, for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent differ in certain respects from those decisions that the applicable master servicer will perform under the PSA and the Major Decisions under the PSA, respectively.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.
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●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While each applicable special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BANK 2024-BNK48 mortgage pool, if necessary).
●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.
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The applicable master servicer, the applicable special servicer, the certificate administrator, the NCB co-trustee and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders and the SOHO-RR Interest Owner with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

Servicing of the Grapevine Mills, the Marriott Myrtle Beach Grande Dunes Resort and 610 Newport Center Mortgage Loans

The Grapevine Mills, the Marriott Myrtle Beach Grande Dunes Resort and the 610 Newport Center Mortgage Loans are serviced pursuant to the WFCM 2024-C63 PSA. The servicing terms of the WFCM 2024-C63 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer will earn a servicing fee with respect to such Mortgage Loan that is to be calculated at 0.00250% per annum.
●	Upon the related Whole Loan becoming a specially serviced loan under the WFCM 2024-C63 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as the related Whole Loan is no longer specially serviced, subject to a monthly minimum fee of $5,000.
●	The related Non-Serviced Special Servicer is entitled to a workout fee equal to 1.00% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the related Whole Loan. Such fee is subject to a floor of $25,000 with respect to any particular workout of the related Whole Loan.
●	The related Non-Serviced Special Servicer is entitled to a liquidation fee equal to 1.00% of net liquidation proceeds received in connection with the liquidation of the related Whole Loan or the related Mortgaged Property; provided, that if such rate would result in an aggregate liquidation fee less than $25,000, then the applicable liquidation fee rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the 20 & 40 Pacifica Mortgage Loan

The 20 & 40 Pacifica Mortgage Loan is serviced pursuant to the BMO 2024-C9 PSA. The servicing terms of the BMO 2024-C9 PSA are similar in all material respects to the servicing

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terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to such Mortgage Loan that is to be calculated based on a rate equal to 0.00125% per annum.
●	Upon such Mortgage Loan becoming a specially serviced loan under the BMO 2024-C9 PSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to the related Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $3,500.
●	In connection with a workout of the related Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 with respect to any particular workout of the related Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.0% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property; provided, that if such rate would result in an aggregate liquidation fee less than $25,000, then the applicable liquidation fee rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the 900 North Michigan Mortgage Loan

The 900 North Michigan Mortgage Loan is serviced pursuant to the BBCMS 2024-C28 PSA. The servicing terms of the BBCMS 2024-C28 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to such Mortgage Loan that is to be calculated based on a rate equal to 0.00125% per annum.
●	Upon such Mortgage Loan becoming a specially serviced loan under the BBCMS 2024-C28 PSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to the related Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $3,500.
●	In connection with a workout of the related Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a
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floor of $25,000 and a cap of $1,000,000, in each case with respect to any particular workout of the related Whole Loan.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 1.0%, subject to a minimum amount of $25,000; provided that, in no event will the liquidation fee with respect to the 900 North Michigan Mortgage Loan, with respect to the applicable liquidation proceeds, exceed $1,000,000.
●	The BBCMS 2024-C28 PSA provides certain non-binding consultation rights in respect of such Mortgage Loan (if any such Mortgage Loan is specially serviced) to a representative of the holders of the credit risk retention interests.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Servicing Shift Mortgage Loans

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to each Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.
●	Following the related Servicing Shift Securitization Date, the applicable master servicer, the applicable special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.
●	Until the related Servicing Shift Securitization Date, the applicable master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.
●	Following the related Servicing Shift Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis
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(based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).

●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.
●	The related Non-Serviced PSA will provide for a primary servicing fee, liquidation fee, special servicing fee and workout fee with respect to the related Servicing Shift Mortgage Loan that are calculated in a manner similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the primary servicing fee, special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.0025% per annum, 0.25% per annum, 1.00% and 1.00%, respectively (subject to any customary market minimum amounts and fee offsets).
●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement (to the extent the related control note is included in the related securitization trust) will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to any Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan (other than as set forth in clause (y) below), the requirement to obtain a Rating

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Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or the applicable special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of any master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) the applicable replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency. Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the applicable special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” are Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”).

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Any Rating Agency Confirmation requests made by any master servicer, any special servicer, the certificate administrator, the NCB co-trustee or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The applicable master servicer, the applicable special servicer, the certificate administrator, the NCB co-trustee and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder or SOHO-RR Interest Owner consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan), the custodian, the trustee, the NCB co-trustee (provided, however, that neither the trustee nor the NCB co-trustee will be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, to

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cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the NCB co-trustee (but only if an advance was made by the NCB co-trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to any special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

If the party’s Assessment of Compliance or the related Attestation Report identifies any material instance of noncompliance with the servicing criteria, such party will also be required to provide a discussion of (1) the relationship, if any, between the identified instance and the servicing of the Mortgage Loans and (2) any steps taken to remedy such identified instance to the extent related to its activities with respect to asset backed

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securities transactions taken as a whole involving such party and that are backed by the same asset type backing the certificates.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders and the SOHO-RR Interest Owner to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder or SOHO-RR Interest Owner will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates or SOHO-RR Interest, unless the Certificateholder or SOHO-RR Interest Owner previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the SOHO-RR Interest Owner and/or the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA, the certificates or the SOHO-RR Interest or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders or the SOHO-RR Interest Owner, unless the Certificateholders or the SOHO-RR Interest Owner have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder and SOHO-RR Interest Owner will be deemed under the PSA to have expressly covenanted with every other Certificateholder, the SOHO-RR Interest Owner, the trustee, that no one or more Certificateholders or the SOHO-RR Interest Owner will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of any other holders of certificates or the SOHO-RR Interest Owner, or to obtain or seek to obtain priority over or preference to any other Certificateholder or the SOHO-RR Interest Owner, or to enforce any right under the PSA, the certificates or the SOHO-RR Interest, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders and the SOHO-RR Interest Owner.

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Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders and the SOHO-RR Interest Owner of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Certificates (other than the Class V and Class R certificates and the SOHO-RR Interest) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and REO Properties remaining in the issuing entity , of which (a) an amount equal to the product of (i) the Required Vertical Credit Risk Retention Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the SOHO-RR Interest in exchange for the surrender of the SOHO-RR Interest, respectively, and (b) an amount equal to the product of (i) the Non-Retained Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (B) below in exchange for the then-outstanding Certificates (other than the Class V and Class R certificates and the SOHO-RR Interest) (provided, that (A) the aggregate certificate balance of the Class A-1, Class A-SB, Class D, Class E and Class F certificates and the Class A-4, Class A-5, Class A-S, Class B and Class C Trust Components is reduced to zero, (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class V and Class R certificates and the SOHO-RR Interest) and (C) each applicable master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each SOHO-RR Interest Owner, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the applicable special servicer and approved by the applicable master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer, and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity if the aggregate Stated Principal Balance of the pool of Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is less than 1.0% of the Initial Pool Balance (excluding for the

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purposes of this calculation, (i) the VISA Global HQ Mortgage Loan and (ii) the unpaid principal balance of any Mortgage Loan(s) that is/are ARD loan(s), but in any such case, only if the option described above is exercised after the Distribution Date related to the Collection Period in which the corresponding Anticipated Repayment Date occurs) and the principal balance of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan as of the Cut-off Date. This purchase of all the Mortgage Loans, the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the applicable master servicer and the applicable special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and less (c) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). The voluntary exchange of certificates (other than the Class V and Class R certificates and the SOHO-RR Interest) for the remaining Mortgage Loans is not subject to the above-described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

If any party above, other than National Cooperative Bank, N.A. as the master servicer of the National Cooperative Bank, N.A. Mortgage Loans, exercises such purchase option, National Cooperative Bank, N.A., so long as National Cooperative Bank, N.A. is a master servicer or a special servicer under the PSA, will be entitled to purchase the remaining National Cooperative Bank, N.A. Mortgage Loans and any related REO Property, and if National Cooperative Bank, N.A. elects to purchase such Mortgage Loans and REO Properties that other party will then purchase only the remaining Mortgage Loans and REO Property that are not being purchased by National Cooperative Bank, N.A.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the special servicers or, if neither special servicer exercises its option, both of the master servicers wish to elect to exercise such rights, then the special servicer or master servicer, as applicable, servicing the greater principal balance of Mortgage Loans will be entitled to exercise such a right, subject to National Cooperative Bank, N.A.’s prior right to acquire the National Cooperative Bank, N.A. Mortgage Loans.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity (including the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan), together with all other amounts on deposit in each applicable Collection Account and not otherwise payable to a person other than the Certificateholders and the SOHO-RR Interest Owner, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates, SOHO-RR Interest Owner or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

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(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the SOHO-RR Interest, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in each applicable Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or SOHO-RR Interest Owner, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate or the SOHO-RR Interest is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest), SOHO-RR Interest Owner or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)   to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest), SOHO-RR Interest Owner or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be

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considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or SOHO-RR Interest Owner not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, each applicable master servicer, the NCB co-trustee, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or SOHO-RR Interest Owner, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administrator must post such notice to its website;

(j)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)  to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of (x) the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class and (y) the SOHO-RR Interest Owner (if affected by such amendment) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates or SOHO-RR Interest Owner, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan that are required to be distributed on a certificate of any

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class or the SOHO-RR Interest (or any portion thereof) without the consent of the holder of such certificate or the related SOHO-RR Interest Owner, or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any SOHO-RR Interest Owner or holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such SOHO-RR Interest Owner or holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates or the SOHO-RR Interest, without the consent of the holders of all certificates of that class then outstanding or the SOHO-RR Interest Owner, as applicable, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates and the SOHO-RR Interest Owner or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

No amendment to the PSA that is materially adverse to the interests of the Third Party Purchaser may be effected unless the Third Party Purchaser provides written consent to such amendment.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the NCB co-trustee, the certificate administrator, each applicable master servicer, each applicable special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to each applicable master servicer, each applicable special servicer, the depositor, the certificate administrator, the trustee, the NCB co-trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee, the NCB Co-Trustee and the Certificate Administrator

Each of the trustee, the NCB co-trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate

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trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of any master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, any master servicer or special servicer, as the case may be), (ii)(a) in the case of the trustee and the NCB co-trustee, an institution (A) whose long-term senior unsecured debt or issuer rating is rated at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided however, that the trustee may maintain a long-term senior unsecured debt rating or an issuer rating of at least “Baa3” by Moody’s if each of the general master servicer and the NCB master servicer maintains a long-term senior unsecured debt rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s, and provided, further, that if the NCB master servicer does not meet such rating requirements, it will be deemed to meet such requirement for the purposes of this clause (ii) if the NCB co-trustee maintains a long-term senior unsecured debt or issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment rating of at least “A2(cr)” by Moody’s), (B) whose long-term senior unsecured debt or issuer rating is rated at least “A” by Fitch (or short term rating of “F1” by Fitch) (provided, however, that the trustee and the NCB co-trustee may each maintain a rating of at least “BBB-” by Fitch as long as either (1) the general master servicer has a rating on its long-term senior unsecured debt of at least “A” by Fitch or has a short-term rating of at least “F1” by Fitch, or (2) the trustee maintains an agreement with a national banking association with a rating of at least “A” on its long-term senior unsecured debt or issuer credit rating by Fitch or a short-term rating of at least “F1” by Fitch which agreement provides for such national banking association to make advances if the trustee, in its capacity as backup advancing party, is unwilling or unable to do so; provided, further, that the trustee will notify Fitch within thirty (30) days in the event there is a downgrade of such banking association’s Fitch rating, the agreement is terminated, or any other changes that may limit the agreement) and (C) if rated by KBRA, a long term senior unsecured debt rating or an issuer credit rating of at least “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include Moody’s and Fitch), (b) in the case of the Certificate Administrator, an institution whose long-term senior unsecured debt rating or issuer rating is rated at least “Baa3” by Moody’s, or (c) in the case of each of clause (ii)(a) and (ii)(b), such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iii) an entity that is not a prohibited party.

The trustee, the NCB co-trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, each applicable master servicer, each applicable special servicer, the trustee, the NCB co-trustee or the certificate administrator, as applicable, all Certificateholders, the SOHO-RR Interest Owner, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee, NCB co-trustee or certificate administrator acceptable to each applicable master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee, NCB co-trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee, NCB co-trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee, NCB co-trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

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If at any time the trustee, the NCB co-trustee or certificate administrator ceases to be eligible to continue as trustee, NCB co-trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or any master servicer, or if at any time the trustee, NCB co-trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, NCB co-trustee or certificate administrator, or if the trustee, NCB co-trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee, NCB co-trustee or certificate administrator, as applicable, and appoint a successor trustee, NCB co-trustee or certificate administrator acceptable to each applicable master servicer. If no successor trustee, NCB co-trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee, NCB co-trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee, NCB co-trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee, NCB co-trustee (if there are any National Cooperative Bank, N.A. Mortgage Loans outstanding) or certificate administrator and appointment of a successor trustee, NCB co-trustee (if there are any National Cooperative Bank, N.A. Mortgage Loans outstanding) or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee, NCB co-trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee, NCB co-trustee (if there are any National Cooperative Bank, N.A. Mortgage Loans outstanding) or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The NCB co-trustee will be deemed to have automatically resigned at any point there are no National Cooperative Bank, N.A. Mortgage Loans outstanding and no successor NCB co-trustee will need to be appointed.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

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Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and

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legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the

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terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be

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stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest in that personal property, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial

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foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

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Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

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The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from

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bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied ﬁrst to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

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Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

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Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre-petition or post-petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of

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those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property,

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including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to

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the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed

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to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire

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indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009) filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the

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claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

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The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the

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owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certiﬁcateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition

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prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest,

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including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certiﬁcates, and would not be covered by advances or, any form of credit support provided in connection with the certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Anti-Money Laundering Act of 2020, the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the

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regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions
Involving Transaction Parties

MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller and a sponsor, is an affiliate of Morgan Stanley Capital I Inc., the depositor, Morgan Stanley & Co. LLC, one of the underwriters and the expected initial holder of $3,000,000 initial Certificate Balance of the Class A-S certificates and $2,000,000 initial Certificate Balance of the Class C certificates, and Morgan Stanley Bank, an originator.

CREFI, a mortgage loan seller, an originator, a sponsor, the retaining sponsor and the anticipated initial Pooled Risk retention Consultation Party, is an affiliate of Citigroup Global Markets Inc., one of the underwriters, and the holder of certain of the Companion Loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

JPMCB, a mortgage loan seller, a sponsor, an originator and an expected holder of the SOHO-RR Interest and an anticipated initial Loan-Specific Risk Retention Consultation Party, is an affiliate of J.P. Morgan Securities LLC, one of the underwriters.

GSMC, a mortgage loan seller and a sponsor, is an affiliate of GS Bank, an originator, and Goldman Sachs & Co. LLC, one of the underwriters, and the holder of certain of the Companion Loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a mortgage loan seller, a sponsor and an originator, is also a master servicer under this securitization and the expected initial holder of the Class R certificates, and is an affiliate of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is the master servicer under (i) the WFCM 2024-C63 PSA, pursuant to which the Grapevine Mills Whole Loan, the Marriott Myrtle Beach Grande Dunes Resort Whole Loan and the 610 Newport Centre Whole Loan are serviced, and (ii) the BBCMS 2024-C28 PSA, pursuant to which the 900 North Michigan Whole Loan is serviced.

Wells Fargo Bank is the purchaser under a repurchase agreement with National Cooperative Bank, N.A. or with a wholly-owned subsidiary or other affiliate of National Cooperative Bank, N.A. for the purpose of providing short-term warehousing of mortgage loans originated or acquired by such mortgage loan seller and/or its respective affiliates.

In the case of the repurchase facility provided to National Cooperative Bank, N.A., for which that mortgage loan seller’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from the subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase

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facility. None of the mortgage loans that will be sold by National Cooperative Bank, N.A. to the depositor in connection with this securitization transaction are subject to such repurchase facility or interim custodial arrangement.

Additionally, National Cooperative Bank, N.A. or a wholly-owned subsidiary or other affiliate is party to certain interest rate swaps or other interest rate hedging arrangements with Wells Fargo Bank (or an affiliate of Wells Fargo Bank) with respect to some or all of the mortgage loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with this securitization transaction. In each instance, those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction.

Bank of America, a mortgage loan seller, an originator and a sponsor, is an affiliate of BofA Securities, Inc., one of the underwriters, and the holder of certain of the Companion Loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Pursuant to certain interim servicing agreements between MSMCH and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the CREFI Mortgage Loans.

Pursuant to certain interim servicing agreements between JPMCB and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the JPMCB Mortgage Loans.

Pursuant to certain interim servicing agreements between GSMC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the GSMC Mortgage Loans.

Midland is also the master servicer of the BMO 2024-C9 PSA pursuant to which the 20 & 40 Pacifica Mortgage Loan is serviced

National Cooperative Bank, N.A. is playing several roles in this transaction. National Cooperative Bank, N.A., a mortgage loan seller, a sponsor and an originator, is also a master servicer and a special servicer under this securitization. In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may, now or in the future, be the lender with respect to one or more (1) loans to the related borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related borrower. In addition, National Cooperative Bank, N.A. is a master servicer and special servicer under the WFCM 2024-C63 PSA, which governs the servicing and administration of the Grapevine Mills Whole Loan, the Marriott Myrtle Beach Grande Dunes Resort Whole Loan and the 610 Newport Center Whole Loan, with respect to certain mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. in connection with such securitization transaction; provided, however, that National Cooperative Bank, N.A. does not

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act as the master servicer or the special servicer with respect to the Grapevine Mills Whole Loan, the Marriott Myrtle Beach Grande Dunes Resort Whole Loan and the 610 Newport Center Whole Loan.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by MSMCH or those affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans.

Pursuant to certain interim servicing agreements between GSMC and certain of its affiliates, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank, acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, one of the GSMC Mortgage Loans.

Pursuant to an interim servicing agreement between Wells Fargo Bank and Bank of America, each a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor.

Computershare is the interim custodian of the loan files for all of the mortgage loans that MSMCH (except with respect to each Non-Serviced Mortgage Loan) will transfer to the depositor.

Computershare is the interim custodian of the loan files for all of the mortgage loans that GSMC (except with respect to each Non-Serviced Mortgage Loan) will transfer to the depositor.

Computershare is the interim custodian of the loan files for all of the mortgage loans that Bank of America (except with respect to each Non-Serviced Mortgage Loan) will transfer to the depositor.

Computershare, the certificate administrator and trustee, is also (i) the certificate administrator and trustee under the WFCM 2024-C63 PSA, pursuant to which the Grapevine Mills Whole Loan, Marriott Myrtle Beach Grande Dunes Resort Whole Loan and the 610 Newport Center Whole Loan are each serviced, (ii) the certificate administrator and trustee under the BMO 2024-C9 PSA, pursuant to which the 20 & 40 Pacifica Whole Loan is serviced, and (iii) the certificate administrator and trustee under the BBCMS 2024-C28, pursuant to which the 900 North Michigan Whole Loan is serviced.

LNR Partners, LLC is expected to act as a special servicer, and it or an affiliate assisted CMBS 4 Sub 5, LLC or its affiliate with its due diligence of the mortgage loans prior to the closing date. LNR Partners, LLC currently serves as the special servicer under the BBCMS 2024-C28 pooling and servicing agreement which governs the servicing of the 900 North Michigan Whole Loan.

Park Bridge Lender Services LLC, the operating advisor and asset representations reviewer, is also the operating advisor and asset representations reviewer under (i) the WFCM 2024-C63 PSA, pursuant to which the Grapevine Mills Whole Loan, Marriott Myrtle Beach Grande Dunes Resort Whole Loan and the 610 Newport Center Whole Loan are each serviced, and (ii) the BMO 2024-C9 PSA, pursuant to which the 20 & 40 Pacifica Whole Loan is serviced.

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See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of Each Applicable Master Servicer and Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates and the SOHO-RR Interest not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums are allocated to the class of Offered Certificates (and the extent to which they are collected), and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Pooled Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and

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timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Pooled Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Serviced Subordinate Companion Loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Pooled Non-Retained Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, no master servicer or special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that any master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans allocated to the Pooled Non-Retained Certificates will depend in part on the period of time during which the Class A-1 certificates, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans allocated to the Non-Retained Certificates than they were when the Class A-1 certificates, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates were outstanding.

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Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates or Exchangeable IO Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Pooled Non-Retained Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Pooled Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Pooled Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without a ratable distribution (based on the allocation of amounts among the Pooled Non-Retained Certificates, on the one hand, and he RR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. A Loan-Specific Interest Realized Loss occurs when the principal balance of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is reduced without a ratable distribution (based on the allocation of amounts among the Non-Retained Loan-Specific Interests, on the one hand, and the SOHO-RR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the Loan-Specific Interests. Realized Losses may occur in connection with a default on a Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the

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principal balance of a Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan by a bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer, the NCB co-trustee or the trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of Pooled Certificates or Trust Components indicated in the table below as a result of the application of Pooled Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1 and Class A-SB certificates and Class A-4 and Class A-5 Trust Components
Class X-B	Class A-S, Class B and Class C Trust Components
Class A-4-X1	Class A-4-1 Certificates
Class A-4-X2	Class A-4-2 Certificates
Class A-5-X1	Class A-5-1 Certificates
Class A-5-X2	Class A-5-2 Certificates
Class A-S-X1	Class A-S-1 Certificates
Class A-S-X2	Class A-S-2 Certificates
Class B-X1	Class B-1 Certificates
Class B-X2	Class B-2 Certificates
Class C-X1	Class C-1 Certificates
Class C-X2	Class C-2 Certificates

Certificateholders and the SOHO-RR Interest Owner are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

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With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans— Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with a Notional Amount will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates or Trust Components indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Pooled Non-Retained Certificates and other factors described above.

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Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1 and Class A-SB certificates and Class A-4 and Class A-5 Trust Components
Class X-B	Class A-S, Class B and Class C Trust Components
Class A-4-X1	Class A-4-1 Certificates
Class A-4-X2	Class A-4-2 Certificates
Class A-5-X1	Class A-5-1 Certificates
Class A-5-X2	Class A-5-2 Certificates
Class A-S-X1	Class A-S-1 Certificates
Class A-S-X2	Class A-S-2 Certificates
Class B-X1	Class B-1 Certificates
Class B-X2	Class B-2 Certificates
Class C-X1	Class C-1 Certificates
Class C-X2	Class C-2 Certificates

Any optional termination by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Pooled Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates and the SOHO-RR Interest will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment (or, with respect to any Serviced A/B Whole Loan, allocation of principal payments to the related Mortgage Loan) each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the

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following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans (or, solely with respect to the Soho Grand & The Roxy Hotel Mortgage Loan, the Soho Grand & The Roxy Hotel Whole Loan, or, with respect to any Serviced A/B Whole Loan, principal payments are allocated to the related Mortgage Loan) are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay (or, with respect to any Serviced A/B Whole Loan, principal payments will be allocated) at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables below with respect to the Class A-4, Class A-5, Class A-S, Class B and Class C certificates apply equally to each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates, respectively that has a certificate balance. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is as described in this prospectus; provided, that for purposes of the information presented with respect to the Pooled Certificates, it is assumed that no subordinate companion loan exists;
●	the initial aggregate certificate balance, notional amount or SOHO-RR Interest Balance, as the case may be, of each interest-bearing class of certificates or the SOHO-RR Interest is as described in this prospectus;
●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;
●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan;
●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;
●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan;
●	each of the Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;
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●	all monthly debt service or balloon payments on the Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;
●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;
●	no involuntary prepayments are received as to any Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);
●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan during that Mortgage Loan’s or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;
●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan on partial voluntary principal prepayments;
●	all prepayments on the Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;
●	no Yield Maintenance Charges or Prepayment Premiums are collected;
●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;
●	no Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), any special servicer, any master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in November 2024; and
●	the Offered Certificates are settled with investors on October 9, 2024.

To the extent that the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also

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Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan will actually prepay at any constant rate until maturity or that all the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2025	82%	82%	82%	82%	82%
October 2026	64%	64%	64%	64%	64%
October 2027	44%	44%	44%	44%	44%
October 2028	23%	23%	23%	23%	23%
October 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.69	2.69	2.69	2.69	2.69

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Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029	100%	100%	100%	100%	100%
October 2030	81%	81%	81%	81%	81%
October 2031	62%	62%	62%	62%	62%
October 2032	41%	41%	41%	41%	41%
October 2033	18%	18%	18%	18%	18%
October 2034 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.56	7.56	7.56	7.56	7.54

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029	100%	100%	100%	100%	100%
October 2030	100%	100%	100%	100%	100%
October 2031	100%	100%	100%	100%	100%
October 2032	100%	100%	100%	100%	100%
October 2033	100%	100%	100%	100%	100%
October 2034 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.77	9.58	9.45	9.39	9.27

Percent of the Initial Certificate Balance
of the Class A-5 Certificates
at the Respective CPPs Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029	100%	100%	100%	100%	100%
October 2030	100%	100%	100%	100%	100%
October 2031	100%	100%	100%	100%	100%
October 2032	100%	100%	100%	100%	100%
October 2033	100%	100%	100%	100%	100%
October 2034 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.88	9.86	9.81	9.72	9.41
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Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029	100%	100%	100%	100%	100%
October 2030	100%	100%	100%	100%	100%
October 2031	100%	100%	100%	100%	100%
October 2032	100%	100%	100%	100%	100%
October 2033	100%	100%	100%	100%	100%
October 2034 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.95	9.94	9.93	9.93	9.49

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029	100%	100%	100%	100%	100%
October 2030	100%	100%	100%	100%	100%
October 2031	100%	100%	100%	100%	100%
October 2032	100%	100%	100%	100%	100%
October 2033	100%	100%	100%	100%	100%
October 2034 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	10.02	10.02	9.98	9.93	9.52

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029	100%	100%	100%	100%	100%
October 2030	100%	100%	100%	100%	100%
October 2031	100%	100%	100%	100%	100%
October 2032	100%	100%	100%	100%	100%
October 2033	100%	100%	100%	100%	100%
October 2034 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	10.02	10.02	10.02	9.98	9.59
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Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from October 1, 2024 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions (or, with respect to any Serviced A/B Whole Loan, amounts will be allocated to the related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

688

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
96.0000%	5.98436%	5.98436%	5.98436%	5.98436%	5.98436%
97.0000%	5.55422%	5.55422%	5.55422%	5.55422%	5.55422%
98.0000%	5.13085%	5.13085%	5.13085%	5.13085%	5.13085%
99.0000%	4.71405%	4.71405%	4.71405%	4.71405%	4.71405%
100.0000%	4.30365%	4.30365%	4.30365%	4.30365%	4.30365%
101.0000%	3.89948%	3.89948%	3.89948%	3.89948%	3.89948%
102.0000%	3.50137%	3.50137%	3.50137%	3.50137%	3.50137%
103.0000%	3.10916%	3.10916%	3.10916%	3.10916%	3.10916%
104.0000%	2.72269%	2.72269%	2.72269%	2.72269%	2.72269%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
99.0000%	5.15509%	5.15509%	5.15509%	5.15509%	5.15531%
100.0000%	4.99129%	4.99129%	4.99129%	4.99129%	4.99124%
101.0000%	4.82950%	4.82950%	4.82950%	4.82950%	4.82917%
102.0000%	4.66966%	4.66966%	4.66966%	4.66966%	4.66907%
103.0000%	4.51174%	4.51174%	4.51174%	4.51174%	4.51088%
104.0000%	4.35569%	4.35569%	4.35569%	4.35569%	4.35456%
105.0000%	4.20147%	4.20147%	4.20147%	4.20147%	4.20008%
106.0000%	4.04905%	4.04905%	4.04905%	4.04905%	4.04739%
107.0000%	3.89837%	3.89837%	3.89837%	3.89837%	3.89645%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	5.19758%	5.20331%	5.20757%	5.20939%	5.21345%
98.0000%	5.06290%	5.06658%	5.06931%	5.07048%	5.07308%
99.0000%	4.92989%	4.93153%	4.93275%	4.93327%	4.93443%
100.0000%	4.79850%	4.79813%	4.79785%	4.79774%	4.79747%
101.0000%	4.66869%	4.66633%	4.66458%	4.66383%	4.66216%
102.0000%	4.54044%	4.53611%	4.53289%	4.53151%	4.52845%
103.0000%	4.41369%	4.40742%	4.40275%	4.40076%	4.39631%
104.0000%	4.28843%	4.28022%	4.27412%	4.27152%	4.26571%
105.0000%	4.16461%	4.15450%	4.14698%	4.14377%	4.13661%

689

Pre-Tax Yield to Maturity for the Class A-4-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
93.0910%	5.21087%	5.22493%	5.23538%	5.23984%	5.24979%
94.0910%	5.07290%	5.08480%	5.09365%	5.09743%	5.10586%
95.0910%	4.93668%	4.94646%	4.95373%	4.95683%	4.96375%
96.0910%	4.80218%	4.80985%	4.81555%	4.81798%	4.82341%
97.0910%	4.66934%	4.67493%	4.67909%	4.68086%	4.68482%
98.0910%	4.53814%	4.54167%	4.54430%	4.54542%	4.54792%
99.0910%	4.40853%	4.41003%	4.41114%	4.41162%	4.41268%
100.0910%	4.28048%	4.27997%	4.27958%	4.27942%	4.27905%
101.0910%	4.15395%	4.15145%	4.14958%	4.14879%	4.14701%

Pre-Tax Yield to Maturity for the Class A-4-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
89.1870%	5.22410%	5.24689%	5.26383%	5.27105%	5.28718%
90.1870%	5.08268%	5.10320%	5.11846%	5.12497%	5.13950%
91.1870%	4.94311%	4.96140%	4.97500%	4.98080%	4.99375%
92.1870%	4.80534%	4.82143%	4.83339%	4.83849%	4.84988%
93.1870%	4.66935%	4.68325%	4.69359%	4.69800%	4.70784%
94.1870%	4.53507%	4.54682%	4.55556%	4.55928%	4.56760%
95.1870%	4.40247%	4.41209%	4.41925%	4.42230%	4.42911%
96.1870%	4.27152%	4.27903%	4.28462%	4.28701%	4.29233%
97.1870%	4.14216%	4.14760%	4.15164%	4.15336%	4.15721%

Pre-Tax Yield to Maturity for the Class A-4-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.5040%	7.14871%	6.82454%	6.58105%	6.47647%	6.24133%
3.6040%	6.49033%	6.15978%	5.91142%	5.80479%	5.56509%
3.7040%	5.85886%	5.52213%	5.26905%	5.16043%	4.91631%
3.8040%	5.25239%	4.90967%	4.65200%	4.54145%	4.29304%
3.9040%	4.66920%	4.32066%	4.05854%	3.94612%	3.69354%
4.0040%	4.10772%	3.75353%	3.48708%	3.37284%	3.11622%
4.1040%	3.56654%	3.20686%	2.93620%	2.82019%	2.55963%
4.2040%	3.04437%	2.67934%	2.40459%	2.28686%	2.02248%
4.3040%	2.54003%	2.16980%	1.89106%	1.77166%	1.50355%
690

Pre-Tax Yield to Maturity for the Class A-4-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
7.4080%	5.85886%	5.52213%	5.26905%	5.16043%	4.91631%
7.5080%	5.55261%	5.21287%	4.95747%	4.84788%	4.60160%
7.6080%	5.25239%	4.90967%	4.65200%	4.54145%	4.29304%
7.7080%	4.95799%	4.61234%	4.35242%	4.24093%	3.99043%
7.8080%	4.66920%	4.32066%	4.05854%	3.94612%	3.69354%
7.9080%	4.38584%	4.03445%	3.77015%	3.65681%	3.40220%
8.0080%	4.10772%	3.75353%	3.48708%	3.37284%	3.11622%
8.1080%	3.83468%	3.47772%	3.20915%	3.09402%	2.83542%
8.2080%	3.56654%	3.20686%	2.93620%	2.82019%	2.55963%

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
99.0000%	5.21270%	5.21289%	5.21328%	5.21406%	5.21685%
100.0000%	5.08071%	5.08067%	5.08057%	5.08038%	5.07970%
101.0000%	4.95033%	4.95005%	4.94948%	4.94833%	4.94422%
102.0000%	4.82151%	4.82101%	4.81996%	4.81786%	4.81036%
103.0000%	4.69423%	4.69350%	4.69198%	4.68894%	4.67809%
104.0000%	4.56844%	4.56750%	4.56551%	4.56154%	4.54737%
105.0000%	4.44412%	4.44296%	4.44052%	4.43562%	4.41816%
106.0000%	4.32124%	4.31986%	4.31696%	4.31115%	4.29044%
107.0000%	4.19975%	4.19816%	4.19481%	4.18810%	4.16417%

Pre-Tax Yield to Maturity for the Class A-5-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
95.0586%	5.22576%	5.22689%	5.22926%	5.23401%	5.25093%
96.0586%	5.09055%	5.09143%	5.09330%	5.09702%	5.11032%
97.0586%	4.95703%	4.95767%	4.95903%	4.96176%	4.97147%
98.0586%	4.82516%	4.82557%	4.82644%	4.82816%	4.83433%
99.0586%	4.69492%	4.69509%	4.69546%	4.69621%	4.69886%
100.0586%	4.56625%	4.56619%	4.56608%	4.56585%	4.56504%
101.0586%	4.43912%	4.43884%	4.43824%	4.43705%	4.43281%
102.0586%	4.31350%	4.31299%	4.31192%	4.30978%	4.30214%
103.0586%	4.18936%	4.18862%	4.18708%	4.18400%	4.17300%

691

Pre-Tax Yield to Maturity for the Class A-5-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
91.1227%	5.23870%	5.24081%	5.24526%	5.25415%	5.28588%
92.1227%	5.10010%	5.10197%	5.10588%	5.11371%	5.14163%
93.1227%	4.96330%	4.96491%	4.96830%	4.97507%	4.99924%
94.1227%	4.82825%	4.82961%	4.83248%	4.83821%	4.85866%
95.1227%	4.69491%	4.69602%	4.69838%	4.70308%	4.71986%
96.1227%	4.56323%	4.56410%	4.56594%	4.56963%	4.58278%
97.1227%	4.43317%	4.43381%	4.43515%	4.43783%	4.44739%
98.1227%	4.30471%	4.30511%	4.30595%	4.30763%	4.31365%
99.1227%	4.17779%	4.17796%	4.17831%	4.17901%	4.18151%

Pre-Tax Yield to Maturity for the Class A-5-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-5-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.5360%	7.12764%	7.09070%	7.01282%	6.85622%	6.28981%
3.6360%	6.48197%	6.44429%	6.36487%	6.20520%	5.62769%
3.7360%	5.86246%	5.82406%	5.74316%	5.58051%	4.99222%
3.8360%	5.26727%	5.22818%	5.14584%	4.98030%	4.38155%
3.9360%	4.69473%	4.65497%	4.57123%	4.40288%	3.79398%
4.0360%	4.14334%	4.10293%	4.01782%	3.84675%	3.22797%
4.1360%	3.61173%	3.57068%	3.48425%	3.31053%	2.68215%
4.2360%	3.09865%	3.05698%	2.96926%	2.79296%	2.15524%
4.3360%	2.60296%	2.56069%	2.47172%	2.29291%	1.64609%

Pre-Tax Yield to Maturity for the Class A-5-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-5-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
7.4719%	5.86276%	5.82437%	5.74346%	5.58082%	4.99254%
7.5719%	5.56223%	5.52349%	5.44186%	5.27775%	4.68420%
7.6719%	5.26756%	5.22847%	5.14613%	4.98059%	4.38185%
7.7719%	4.97855%	4.93913%	4.85608%	4.68913%	4.08527%
7.8719%	4.69502%	4.65525%	4.57151%	4.40316%	3.79427%
7.9719%	4.41676%	4.37667%	4.29224%	4.12252%	3.50865%
8.0719%	4.14362%	4.10320%	4.01809%	3.84702%	3.22825%
8.1719%	3.87541%	3.83468%	3.74890%	3.57650%	2.95289%
8.2719%	3.61199%	3.57094%	3.48451%	3.31079%	2.68242%

692

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
8.5500%	7.08286%	6.99314%	6.88534%	6.73754%	6.23462%
8.6500%	6.81002%	6.71957%	6.61088%	6.46185%	5.95472%
8.7500%	6.54192%	6.45074%	6.34117%	6.19092%	5.67963%
8.8500%	6.27840%	6.18651%	6.07608%	5.92462%	5.40923%
8.9500%	6.01932%	5.92674%	5.81545%	5.66280%	5.14335%
9.0500%	5.76457%	5.67128%	5.55915%	5.40533%	4.88187%
9.1500%	5.51400%	5.42003%	5.30706%	5.15208%	4.62466%
9.2500%	5.26749%	5.17285%	5.05906%	4.90293%	4.37160%
9.3500%	5.02493%	4.92962%	4.81502%	4.65776%	4.12256%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
5.2000%	7.47560%	7.46524%	7.45696%	7.44887%	6.67746%
5.3000%	7.03283%	7.02232%	7.01393%	7.00572%	6.22377%
5.4000%	6.60249%	6.59184%	6.58333%	6.57502%	5.78274%
5.5000%	6.18398%	6.17319%	6.16457%	6.15615%	5.35375%
5.6000%	5.77671%	5.76579%	5.75706%	5.74854%	4.93622%
5.7000%	5.38016%	5.36911%	5.36028%	5.35165%	4.52960%
5.8000%	4.99384%	4.98265%	4.97372%	4.96499%	4.13341%
5.9000%	4.61727%	4.60596%	4.59692%	4.58809%	3.74716%
6.0000%	4.25002%	4.23858%	4.22944%	4.22052%	3.37041%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
99.0000%	5.52079%	5.52088%	5.52092%	5.52092%	5.52469%
100.0000%	5.38751%	5.38749%	5.38748%	5.38748%	5.38649%
101.0000%	5.25587%	5.25573%	5.25568%	5.25568%	5.24999%
102.0000%	5.12582%	5.12556%	5.12547%	5.12547%	5.11513%
103.0000%	4.99734%	4.99697%	4.99683%	4.99683%	4.98189%
104.0000%	4.87038%	4.86989%	4.86972%	4.86972%	4.85022%
105.0000%	4.74491%	4.74432%	4.74410%	4.74410%	4.72010%
106.0000%	4.62091%	4.62020%	4.61994%	4.61994%	4.59148%
107.0000%	4.49832%	4.49750%	4.49721%	4.49721%	4.46433%

693

Pre-Tax Yield to Maturity for the Class A-S-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
95.0905%	5.53411%	5.53469%	5.53489%	5.53489%	5.55789%
96.0905%	5.39757%	5.39802%	5.39818%	5.39818%	5.41621%
97.0905%	5.26276%	5.26309%	5.26321%	5.26321%	5.27631%
98.0905%	5.12964%	5.12984%	5.12992%	5.12992%	5.13816%
99.0905%	4.99816%	4.99824%	4.99827%	4.99827%	5.00171%
100.0905%	4.86828%	4.86825%	4.86824%	4.86824%	4.86692%
101.0905%	4.73998%	4.73983%	4.73978%	4.73978%	4.73375%
102.0905%	4.61321%	4.61295%	4.61285%	4.61285%	4.60217%
103.0905%	4.48795%	4.48756%	4.48743%	4.48743%	4.47214%

Pre-Tax Yield to Maturity for the Class A-S-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
91.1874%	5.54719%	5.54827%	5.54865%	5.54865%	5.59179%
92.1874%	5.40724%	5.40818%	5.40852%	5.40852%	5.44644%
93.1874%	5.26911%	5.26993%	5.27022%	5.27022%	5.30299%
94.1874%	5.13276%	5.13345%	5.13370%	5.13370%	5.16138%
95.1874%	4.99815%	4.99872%	4.99892%	4.99892%	5.02156%
96.1874%	4.86524%	4.86568%	4.86584%	4.86584%	4.88351%
97.1874%	4.73398%	4.73430%	4.73442%	4.73442%	4.74716%
98.1874%	4.60434%	4.60454%	4.60461%	4.60461%	4.61249%
99.1874%	4.47628%	4.47636%	4.47639%	4.47639%	4.47945%

Pre-Tax Yield to Maturity for the Class A-S-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.5031%	7.45512%	7.43640%	7.42964%	7.42964%	6.66485%
3.6031%	6.80262%	6.78351%	6.77661%	6.77661%	5.99646%
3.7031%	6.17687%	6.15738%	6.15035%	6.15035%	5.35531%
3.8031%	5.57596%	5.55610%	5.54894%	5.54894%	4.73945%
3.9031%	4.99818%	4.97796%	4.97067%	4.97067%	4.14715%
4.0031%	4.44196%	4.42140%	4.41398%	4.41398%	3.57682%
4.1031%	3.90591%	3.88501%	3.87747%	3.87747%	3.02705%
4.2031%	3.38872%	3.36750%	3.35984%	3.35984%	2.49652%
4.3031%	2.88925%	2.86770%	2.85993%	2.85993%	1.98406%

694

Pre-Tax Yield to Maturity for the Class A-S-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
7.4062%	6.17687%	6.15738%	6.15035%	6.15035%	5.35531%
7.5062%	5.87342%	5.85375%	5.84665%	5.84665%	5.04433%
7.6062%	5.57596%	5.55610%	5.54894%	5.54894%	4.73945%
7.7062%	5.28428%	5.26424%	5.25701%	5.25701%	4.44045%
7.8062%	4.99818%	4.97796%	4.97067%	4.97067%	4.14715%
7.9062%	4.71747%	4.69708%	4.68972%	4.68972%	3.85933%
8.0062%	4.44196%	4.42140%	4.41398%	4.41398%	3.57682%
8.1062%	4.17150%	4.15077%	4.14329%	4.14329%	3.29945%
8.2062%	3.90591%	3.88501%	3.87747%	3.87747%	3.02705%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
99.0000%	5.82926%	5.82926%	5.82954%	5.82991%	5.83337%
100.0000%	5.69466%	5.69466%	5.69458%	5.69448%	5.69351%
101.0000%	5.56173%	5.56173%	5.56129%	5.56072%	5.55537%
102.0000%	5.43043%	5.43043%	5.42962%	5.42859%	5.41892%
103.0000%	5.30072%	5.30072%	5.29956%	5.29807%	5.28411%
104.0000%	5.17256%	5.17256%	5.17105%	5.16911%	5.15090%
105.0000%	5.04592%	5.04592%	5.04406%	5.04167%	5.01927%
106.0000%	4.92077%	4.92077%	4.91856%	4.91573%	4.88917%
107.0000%	4.79707%	4.79707%	4.79452%	4.79125%	4.76058%

Pre-Tax Yield to Maturity for the Class B-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
95.1256%	5.84243%	5.84243%	5.84419%	5.84645%	5.86765%
96.1256%	5.70454%	5.70454%	5.70592%	5.70769%	5.72426%
97.1256%	5.56841%	5.56841%	5.56941%	5.57069%	5.58268%
98.1256%	5.43400%	5.43400%	5.43463%	5.43542%	5.44289%
99.1256%	5.30127%	5.30127%	5.30152%	5.30184%	5.30483%
100.1256%	5.17017%	5.17017%	5.17005%	5.16990%	5.16846%
101.1256%	5.04068%	5.04068%	5.04019%	5.03957%	5.03375%
102.1256%	4.91274%	4.91274%	4.91189%	4.91081%	4.90066%
103.1256%	4.78633%	4.78633%	4.78513%	4.78359%	4.76915%

695

Pre-Tax Yield to Maturity for the Class B-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
91.2555%	5.85564%	5.85564%	5.85895%	5.86319%	5.90298%
92.2555%	5.71430%	5.71430%	5.71721%	5.72093%	5.75587%
93.2555%	5.57482%	5.57482%	5.57733%	5.58054%	5.61069%
94.2555%	5.43716%	5.43716%	5.43927%	5.44198%	5.46739%
95.2555%	5.30127%	5.30127%	5.30299%	5.30520%	5.32592%
96.2555%	5.16710%	5.16710%	5.16844%	5.17015%	5.18624%
97.2555%	5.03462%	5.03462%	5.03558%	5.03680%	5.04831%
98.2555%	4.90378%	4.90378%	4.90436%	4.90511%	4.91209%
99.2555%	4.77455%	4.77455%	4.77476%	4.77503%	4.77753%

Pre-Tax Yield to Maturity for the Class B-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.4702%	7.78250%	7.78250%	7.72477%	7.65070%	6.94329%
3.5702%	7.12297%	7.12297%	7.06404%	6.98840%	6.26652%
3.6702%	6.49081%	6.49081%	6.43070%	6.35355%	5.61763%
3.7702%	5.88403%	5.88403%	5.82279%	5.74417%	4.99462%
3.8702%	5.30086%	5.30086%	5.23851%	5.15847%	4.39569%
3.9702%	4.73969%	4.73969%	4.67628%	4.59484%	3.81922%
4.0702%	4.19908%	4.19908%	4.13462%	4.05184%	3.26372%
4.1702%	3.67769%	3.67769%	3.61223%	3.52813%	2.72787%
4.2702%	3.17434%	3.17434%	3.10789%	3.02251%	2.21043%

Pre-Tax Yield to Maturity for the Class B-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
7.3403%	6.49112%	6.49112%	6.43101%	6.35386%	5.61794%
7.4403%	6.18466%	6.18466%	6.12399%	6.04610%	5.30332%
7.5403%	5.88433%	5.88433%	5.82309%	5.74447%	4.99492%
7.6403%	5.58989%	5.58989%	5.52809%	5.44875%	4.69255%
7.7403%	5.30114%	5.30114%	5.23880%	5.15875%	4.39599%
7.8403%	5.01790%	5.01790%	4.95502%	4.87427%	4.10503%
7.9403%	4.73997%	4.73997%	4.67655%	4.59512%	3.81950%
8.0403%	4.46717%	4.46717%	4.40323%	4.32112%	3.53921%
8.1403%	4.19934%	4.19934%	4.13489%	4.05210%	3.26400%

696

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
99.0000%	6.13730%	6.13735%	6.13743%	6.13846%	6.14326%
100.0000%	6.00068%	6.00073%	6.00082%	6.00150%	6.00216%
101.0000%	5.86577%	5.86582%	5.86590%	5.86626%	5.86282%
102.0000%	5.73252%	5.73257%	5.73266%	5.73268%	5.72518%
103.0000%	5.60090%	5.60095%	5.60104%	5.60073%	5.58922%
104.0000%	5.47088%	5.47092%	5.47101%	5.47038%	5.45489%
105.0000%	5.34240%	5.34245%	5.34253%	5.34158%	5.32216%
106.0000%	5.21544%	5.21549%	5.21558%	5.21430%	5.19099%
107.0000%	5.08997%	5.09002%	5.09010%	5.08851%	5.06135%

Pre-Tax Yield to Maturity for the Class C-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
95.1790%	6.15039%	6.15044%	6.15053%	6.15292%	6.17415%
96.1790%	6.01046%	6.01051%	6.01059%	6.01263%	6.02952%
97.1790%	5.87232%	5.87237%	5.87246%	5.87414%	5.88675%
98.1790%	5.73594%	5.73599%	5.73608%	5.73741%	5.74579%
99.1790%	5.60127%	5.60132%	5.60141%	5.60240%	5.60659%
100.1790%	5.46828%	5.46833%	5.46842%	5.46907%	5.46911%
101.1790%	5.33692%	5.33697%	5.33706%	5.33738%	5.33331%
102.1790%	5.20716%	5.20721%	5.20730%	5.20728%	5.19916%
103.1790%	5.07896%	5.07901%	5.07910%	5.07875%	5.06662%

Pre-Tax Yield to Maturity for the Class C-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
91.3608%	6.16372%	6.16378%	6.16387%	6.16768%	6.20612%
92.3608%	6.02030%	6.02036%	6.02045%	6.02389%	6.05779%
93.3608%	5.87879%	5.87884%	5.87893%	5.88201%	5.91142%
94.3608%	5.73912%	5.73918%	5.73927%	5.74198%	5.76696%
95.3608%	5.60127%	5.60132%	5.60141%	5.60377%	5.62437%
96.3608%	5.46518%	5.46523%	5.46533%	5.46732%	5.48359%
97.3608%	5.33082%	5.33087%	5.33096%	5.33261%	5.34459%
98.3608%	5.19813%	5.19818%	5.19827%	5.19957%	5.20732%
99.3608%	5.06709%	5.06714%	5.06723%	5.06819%	5.07174%

697

Pre-Tax Yield to Maturity for the Class C-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.4182%	8.13698%	8.13698%	8.13698%	8.08422%	7.43074%
3.5182%	7.46238%	7.46238%	7.46238%	7.40848%	6.74117%
3.6182%	6.81625%	6.81625%	6.81625%	6.76125%	6.08054%
3.7182%	6.19650%	6.19650%	6.19650%	6.14044%	5.44672%
3.8182%	5.60126%	5.60126%	5.60126%	5.54416%	4.83783%
3.9182%	5.02884%	5.02884%	5.02884%	4.97074%	4.25215%
4.0182%	4.47771%	4.47771%	4.47771%	4.41864%	3.68814%
4.1182%	3.94649%	3.94649%	3.94649%	3.88646%	3.14438%
4.2182%	3.43390%	3.43390%	3.43390%	3.37295%	2.61960%

Pre-Tax Yield to Maturity for the Class C-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
7.2364%	6.81625%	6.81625%	6.81625%	6.76125%	6.08054%
7.3364%	6.50320%	6.50320%	6.50320%	6.44766%	5.76040%
7.4364%	6.19650%	6.19650%	6.19650%	6.14044%	5.44672%
7.5364%	5.89593%	5.89593%	5.89593%	5.83934%	5.13927%
7.6364%	5.60126%	5.60126%	5.60126%	5.54416%	4.83783%
7.7364%	5.31230%	5.31230%	5.31230%	5.25470%	4.54219%
7.8364%	5.02884%	5.02884%	5.02884%	4.97074%	4.25215%
7.9364%	4.75071%	4.75071%	4.75071%	4.69211%	3.96753%
8.0364%	4.47771%	4.47771%	4.47771%	4.41864%	3.68814%

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates and the SOHO-RR Interest. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors subject to the alternative minimum tax, to the extent not otherwise discussed below, investors that might be treated as engaged in a U.S. trade or business by virtue of investing in the offered certificates, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Three separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC”, the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC will hold the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan and certain other assets and will issue (i) certain classes of regular interests (the “Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC. The Lower-Tier REMIC will hold the Mortgage Loans (excluding the entitlement to Excess Interest, which will be held in the Grantor Trust and not by any Trust REMIC) and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC Regular Interests and will issue (i) the Class A-1, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class D, Class E, Class F, Class G-RR and Class H-RR certificates, the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1, Class A-5-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components (such Trust Components, the “Exchangeable Trust Components”), the Class SOHO and the SOHO-RR Interest, the regular interests underlying the certificates and the regular interest portion of the RR Interest (the entitlement of the RR Interest to Excess Interest will be held through the Grantor Trust) (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any Intercreditor

699

Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin llp, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC Regular Interests will constitute a “regular interest” in the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC, (d) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (e) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Sidley Austin llp, special tax counsel to the depositor, the portion of the issuing entity holding the entitlement to any Excess Interest, the Excess Interest Distribution Account and the Exchangeable Trust Components will be classified as a trust under section 301.7701-4(c) of the Treasury Regulations (the “Grantor Trust”). The holders of the RR Interest and the Class V certificates will be treated as the beneficial owners of the Excess Interest and the Excess Interest Distribution Account under section 671 of the Code. The Upper-Tier REMIC will issue the Exchangeable Trust Components, all of which will be held by the Grantor Trust. The Grantor Trust will also issue the Exchangeable Certificates, all of which will represent beneficial ownership under section 671 of the Code of one or more of the Exchangeable Trust Components.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the mortgage loan and (2) a proportionate amount of any lien on the real property security that is in parity with the mortgage loan) is at least 80% of the aggregate

700

principal balance of such Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, as applicable, either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or

701

before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each of the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC Regular Interests will constitute a class of regular interests in the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed. In addition, investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Exchangeable Certificates

Whether or not a Certificate represents one, or more than one, Exchangeable Trust Component, each Exchangeable Trust Component represented by a Certificate will be treated as a separately taxable interest: the basis of each such Exchangeable Trust Component and the income, deduction, loss and gain of each such Exchangeable Trust Component should be accounted for separately.

Upon acquiring a Certificate for cash, the Certificateholder must establish a separate basis in each of the Exchangeable Trust Components. The Certificateholder can do so by allocating the cost of the Certificate among the Exchangeable Trust Component(s) based on their relative fair market values at the time of acquisition. Similarly, if a Certificateholder disposes of a Certificate for cash, the Certificateholder must establish a separate gain or loss for each Exchangeable Trust Component. The Certificateholder can do so by allocating the amount realized for the Certificate among the Exchangeable Trust Components based on their relative fair market values at the time of disposition.

Because each of the one or more Exchangeable Trust Components will be treated as a separately taxable interest, no gain or loss will be realized upon surrendering one Certificate

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representing one group of Exchangeable Trust Components in exchange for two or more Certificates representing the same group of components in different combinations. Regardless of the value of the Certificates received, immediately after the exchange, each of the Exchangeable Trust Components represented by the Certificate surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately. Similarly, no gain or loss will be realized upon surrendering two or more Certificates representing one group of Exchangeable Trust Components in exchange for one or more Certificates representing the same group of Exchangeable Trust Components in different combinations. Regardless of the value of the Certificate or Certificates received, immediately after the exchange, each of the Exchangeable Trust Components underlying the Certificates surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately.

Taxation of Regular Interests Underlying an Exchangeable Certificate

Each Exchangeable Trust Component generally will be treated for federal income tax purposes as a debt instrument issued by the Upper-Tier REMIC. The discussion that follows applies separately to each Regular Interest represented by a Certificate.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, 10 of the Mortgaged Properties (4.1%) are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

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Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the RR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the RR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest

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payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that none of the REMIC regular interest components underlying the Offered Certificates (other than the Exchangeable Certificates) will be, and that the REMIC regular interest components underlying other Classes of Certificates (including the Exchangeable Certificates) may be, issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates and the Exchangeable IO Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate or Exchangeable IO Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan used in pricing the transaction, namely, 0% CPR; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that none of the REMIC regular interest components underlying the Offered Certificates (other than the Exchangeable Certificates) will be, and

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that the REMIC regular interest components underlying other Classes of Certificates (including the Exchangeable Certificates) may be, issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate or Exchangeable IO Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates or Exchangeable IO Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

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Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made, and to all market discount instruments acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making such election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market

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discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all premium bonds (other than bonds paying interest exempt from tax) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1 and Class A-SB Certificates will be, and that the REMIC regular interest components underlying other Classes of Certificates (including the Exchangeable Certificates) may be, issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount instruments acquired, by the holder as of the first day of the taxable year for which the election is made and to all premium bonds or market discount instruments, acquired thereafter. The election is made on the holder’s federal income tax return for the year in which the Regular Interest is

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acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates or Exchangeable IO Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

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Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of an RR Interest or an Exchangeable Certificate, the related Certificateholder must separately account for the

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sale or exchange of the related “regular interest” in the Upper Tier REMIC and the related interest in the Grantor Trust.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding

Distributions made on the certificates (including interest distributions, original issue discount and, under certain circumstances, principal distributions), and proceeds from the sale of the certificates to or through certain brokers, may be subject to “backup” withholding tax under Code Section 3406 unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate

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exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person. Partnerships are urged to consult their tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest to payments, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders that are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

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Backup Withholding

Distributions made on the certificates (including interest, original issue discount and, under certain circumstances, principal distributions), and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 unless the Non-U.S. Person either (i) provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or (ii) can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real

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estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC’s acquisition of an REO Property, as applicable, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC or the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC, as applicable, to such tax.

Administrative Matters

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the PSA will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will be directed to utilize any election or other exception available to make the holders of the Class R Certificates, rather than the REMICs, liable for any taxes arising from audit adjustments to the related REMICs’ taxable incomes. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of these rules on them.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such

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returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the certificates (other than the Class R certificates) will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Certificateholders or beneficial owners that own such certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt Certificateholders of such certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Certificateholders (other than Class R Certificateholders) and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Class V Certificates and the RR Interest or any Class of Exchangeable Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and fourteen days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

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Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates and a nonresident SOHO-RR Interest Owner and solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require such nonresident holders to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from such nonresident holders. We cannot assure you that holders of offered certificates or the SOHO-RR Interest Owner will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Plan of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-SB	Class A-4	Class A-4-1
Morgan Stanley & Co. LLC	$1,436,413	$1,950,36	0	$14,831,95	8	$0
Citigroup Global Markets Inc.	2,717,266	3,689,499	28,057,644	0
J.P. Morgan Securities LLC.	2,237,122	3,037,560	23,099,824	0
Goldman Sachs & Co. LLC	1,671,371	2,269,384	17,258,054	0
Wells Fargo Securities, LLC	1,636,325	2,221,799	16,896,180	0
BofA Securities, Inc.	1,201,503	1,631,398	12,406,340	0
Academy Securities, Inc.	0	0	0	0
Drexel Hamilton, LLC	0	0	0	0
Siebert Williams Shank & Co., LLC	0	0	0	0
Total	$10,900,000	$14,800,000	$112,550,000	$0
Underwriter	Class A-4-2	Class A-4-X1	Class A-4-X2	Class A-5
Morgan Stanley & Co. LLC	$0	$0	$0	$79,133,073
Citigroup Global Markets Inc.	0	0	0	149,696,193
J.P. Morgan Securities LLC.	0	0	0	123,244,695
Goldman Sachs & Co. LLC	0	0	0	92,077,045
Wells Fargo Securities, LLC	0	0	0	90,146,337
BofA Securities, Inc.	0	0	0	66,191,657
Academy Securities, Inc.	0	0	0	0
Drexel Hamilton, LLC	0	0	0	0
Siebert Williams Shank & Co., LLC	0	0	0	0
Total	$0	$0	$0	$600,489,000
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Underwriter	Class A-5-1		Class A-5-2		Class A-5-X1		Class A-5-X2
Morgan Stanley & Co. LLC	$0		$0		$0		$0
Citigroup Global Markets Inc.	0		0		0		0
J.P. Morgan Securities LLC.	0		0		0		0
Goldman Sachs & Co. LLC	0		0		0		0
Wells Fargo Securities, LLC	0		0		0		0
BofA Securities, Inc.	0		0		0		0
Academy Securities, Inc.	0		0		0		0
Drexel Hamilton, LLC	0		0		0		0
Siebert Williams Shank & Co., LLC	0		0		0		0
Total	$0		$0		$0		$0
Underwriter	Class X-A		Class X-B		Class A-S		Class A-S-1
Morgan Stanley & Co. LLC	$97,351,80	4	$30,074,80	7	$20,687,38	4	$0
Citigroup Global Markets Inc.	184,160,602		56,892,576		39,134,368		0
J.P. Morgan Securities LLC.	151,619,202		46,839,589		32,219,278		0
Goldman Sachs & Co. LLC	113,275,854		34,994,212		24,071,267		0
Wells Fargo Securities, LLC	110,900,641		34,260,439		23,566,531		0
BofA Securities, Inc.	81,430,897		25,156,377		17,304,172		0
Academy Securities, Inc.	0		0		0		0
Drexel Hamilton, LLC	0		0		0		0
Siebert Williams Shank & Co., LLC	0		0		0		0
Total	$738,739,000		$$228,218,000		$$156,983,000		$0
Underwriter	Class A-S-2		Class A-S-X1		Class A-S-X2		Class B
Morgan Stanley & Co. LLC	$0		$0		$0		$5,562,87	3
Citigroup Global Markets Inc.	0		0		0		$10,523,299
J.P. Morgan Securities LLC.	0		0		0		$8,663,820
Goldman Sachs & Co. LLC	0		0		0		$6,472,805
Wells Fargo Securities, LLC	0		0		0		$6,337,081
BofA Securities, Inc.	0		0		0		$4,653,122
Academy Securities, Inc.	0		0		0		0
Drexel Hamilton, LLC	0		0		0		0
Siebert Williams Shank & Co., LLC	0		0		0		0
Total	$0		$0		$0		$$42,213,000
Underwriter	Class B-1		Class B-2		Class B-X1		Class B-X2
Morgan Stanley & Co. LLC	$0		$0		$0		$0
Citigroup Global Markets Inc.	0		0		0		0
J.P. Morgan Securities LLC.	0		0		0		0
Goldman Sachs & Co. LLC	0		0		0		0
Wells Fargo Securities, LLC	0		0		0		0
BofA Securities, Inc.	0		0		0		0
Academy Securities, Inc.	0		0		0		0
Drexel Hamilton, LLC	0		0		0		0
Siebert Williams Shank & Co., LLC	0		0		0		0
Total	$0		$0		$0		$0
Underwriter	Class C		Class C-1		Class C-2		Class C-X1
Morgan Stanley & Co. LLC	$3,824,55	0	$0		$0		$0
Citigroup Global Markets Inc.	7,234,908		0		0		0
J.P. Morgan Securities LLC.	5,956,491		0		0		0
Goldman Sachs & Co. LLC	4,450,140		0		0		0
Wells Fargo Securities, LLC	4,356,828		0		0		0
BofA Securities, Inc.	3,199,083		0		0		0
Academy Securities, Inc.	0		0		0		0
Drexel Hamilton, LLC	0		0		0		0
Siebert Williams Shank & Co., LLC	0		0		0		0
Total	$29,022,000		$0		$0		$0
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Underwriter	Class C-X2
Morgan Stanley & Co. LLC	$0
Citigroup Global Markets Inc.	0
J.P. Morgan Securities LLC.	0
Goldman Sachs & Co. LLC	0
Wells Fargo Securities, LLC	0
BofA Securities, Inc.	0
Academy Securities, Inc.	0
Drexel Hamilton, LLC	0
Siebert Williams Shank & Co., LLC	0
Total	$0

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 111.12% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from October 1, 2024, before deducting expenses payable by the depositor (estimated at approximately $6,267,027.03 excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters are under no obligation to make a market in the Offered Certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the Underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. See “Risk Factors—General—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in

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the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders and SOHO-RR Interest Owner; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of Morgan Stanley Capital I Inc., which is the depositor, MSMCH, which is a sponsor and a mortgage loan seller, and Morgan Stanley Bank, which is an originator. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of CREFI, which is a sponsor, an originator, a mortgage loan seller, the initial Pooled Risk Retention Consultation Party and the holder of the RR Interest. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMorgan Bank, National Association, which is a sponsor, an originator, a mortgage loan seller and the initial Loan-Specific Risk Retention Consultation Party. Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of GSMC, which is a sponsor and a mortgage loan seller, and GS Bank, which is an originator. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator and a mortgage loan seller and is also the master servicer. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, which is a sponsor, an originator and a mortgage loan seller. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General,” and certain mezzanine loans related to the Mortgage Loans, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters, and a co-lead manager and joint bookrunner for this offering, affiliates of Citigroup Global Markets Inc., which is one of the underwriters, and a co-lead manager and joint bookrunner for this offering, affiliates of J.P. Morgan Securities LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, affiliates of Goldman Sachs & Co. LLC, which is one of the underwriters, and a co-lead manager and joint bookrunner for this offering, affiliates of Wells Fargo Securities, LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, and affiliates of BofA Securities, Inc., which is one of the underwriters, and a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Morgan Stanley & Co. LLC, of the purchase price for the Offered Certificates and the following payments:

(1)	the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH;
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(2)	the payment by the depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by CREFI;
(3)	the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by JPMCB (or, with respect to the Grapevine Mills, Marriott Myrtle Beach Grande Dunes Resort and 610 Newport Center Mortgage Loans, the portion thereof allocable to JPMCB);
(4)	the payment by the depositor to GSMC, an affiliate of Goldman Sachs & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by GSMC;
(5)	the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank (or, with respect to the Grapevine Mills, Marriott Myrtle Beach Grande Dunes Resort and 610 Newport Center Mortgage Loans, the portion thereof allocable to WFB); and
(6)	the payment by the depositor to Bank of America, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America.

As a result of the circumstances described above, each of Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC., Wells Fargo Securities, LLC and BofA Securities, Inc., has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities LLC and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. J.P. Morgan Securities LLC is a member of the Securities Investor Protection Corporation (“SIPC”)and the NYSE.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial

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banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, National Association, member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any EU Retail Investors (as defined above) in the EEA. For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates.

Each underwriter has represented and agreed that:

(a) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any UK Retail Investor (as defined above) in the UK. For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates.

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the UK.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the following disclosures filed by the depositor on or prior to the date of the filing of this prospectus are hereby incorporated by reference into this prospectus:  the disclosures with respect to the mortgage loans filed as exhibits to Form ABS-EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§601(b)(102) and 601(b)(103)).

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to

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the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 1585 Broadway, New York, New York 10036, or by telephone at (212) 761-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-259741) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans

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(as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction

723

provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Morgan Stanley & Co. LLC, Prohibited Transaction Exemption (“PTE”) 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), to Citigroup Global Markets Inc., PTE 91-23, 56 Fed. Reg. 15,936 (April 18, 1991), to J.P. Morgan Securities LLC, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), to Goldman Sachs & Co. LLC, PTE 89-88, 54 Fed. Reg. 42582 (October 17, 1989), to the predecessor of Wells Fargo Securities, LLC, PTE 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), to the predecessor of BofA Securities, Inc., PTE 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), each as amended by PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC, and BofA Securities, Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, each master servicer, each special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by each applicable master servicer, each applicable special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the

724

Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, any master servicer, any special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

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Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan, including any fiduciary purchasing Offered Certificates on behalf of a Plan (“Plan Fiduciary”) will be deemed to have represented by its acquisition of such Offered Certificates that none of the depositor, the issuing entity, any underwriter, the trustee, any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities, has provided any investment recommendation or investment advice to the Plan or the Plan Fiduciary in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption (all of the applicable conditions of which are satisfied) is available to cover the purchase or holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan Fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before

726

December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, the various classes of Offered Certificates may or may not qualify as “mortgage related securities” for purposes of SMMEA at the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

Except as regards the status of certain classes as “mortgage related securities” for purposes of SMMEA, we make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under

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applicable legal investment restrictions. Further, any rating of a class of certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the liquidity, market value, and regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from each of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates and that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from at least 2 of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final

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Distribution Date will be the Distribution Date in October 2057. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The

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ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one or more NRSROs hired by the depositor, the depositor may have only requested ratings for certain Classes of rated Offered Certificates, due in part to the subordination levels provided by that NRSRO for such Classes of Offered Certificates. If the depositor had selected any such NRSRO to rate the Classes of Offered Certificates not rated by it, the ratings on such Classes of Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

@%(#)	207
17g-5 Information Provider	485
1986 Act	702
1996 Act	670
30/360 Basis	534
401(c) Regulations	726
AB Modified Loan	549
Accelerated Mezzanine Loan Lender	477
Acceptable Insurance Default	554
ACO	239
Acting General Counsel’s Letter	186
Actual/360 Basis	257
Actual/360 Loans	519
ADA	672
Additional Exclusions	554
Adjusted Interest Rate	258
Administrative Fee Rate	448
ADR	199
Advances	512
Affiliated Tenants	250
Affirmative Asset Review Vote	608
Aggregate Pooled Gain-on-Sale Entitlement Amount	441
AIM	419
Allocated Appraisal Reduction Amount	545
Allocated Collateral Deficiency Amount	550
Allocated Cumulative Appraisal Reduction Amount	546
Amfac	244
Annual Debt Service	199
Anticipated Repayment Date	258
Appraisal Institute	348
Appraisal Reduction Amount	544
Appraisal Reduction Event	543
Appraised Value	200
Appraised-Out Class	551
Approved Exchange	23
ARD Loan	258
ASC	418
ASR Consultation Process	572
Assessment of Compliance	645
Asset Representations Reviewer Asset Review Fee	542
Asset Representations Reviewer Fee	542

Asset Representations Reviewer Fee Rate	542
Asset Representations Reviewer Termination Event	613
Asset Representations Reviewer Upfront Fee	542
Asset Review	610
Asset Review Notice	608
Asset Review Quorum	608
Asset Review Report	611
Asset Review Report Summary	611
Asset Review Standard	610
Asset Review Trigger	606
Asset Review Vote Election	608
Asset Status Report	569
Assumed Final Distribution Date	466
Assumed Scheduled Payment	455
ASTM	233
Attestation Report	645
Available Funds	439
Balloon Balance	201
Balloon or ARD LTV Ratio	205
Balloon or ARD Payment	206
BAMLCM	372
Bank of America	358
Bank of America Data File	367
Bank of America Guidelines	359
Bank of America Mortgage Loan	366
Bank of America Qualification Criteria	368
Bank of America Reporting Period	369
Bank of America Securitization Database	366
Bankruptcy Code	662
Base Interest Fraction	464
BBCMS 2024-C28 PSA	278
Beds	213
BlackRock California Case	404
BlackRock SDNY Case	404
BMO 2024-C9 PSA	278
Bona Fide Institutional Lender	232
Borrower Party	477
Borrower Party Affiliate	477
Breach Notice	499
Bridge Bank	142
BSCMI	325
C(WUMP)O	22
Cash Flow Analysis	201
CEA/WRA	238

731

CERCLA	669
Certificate Administrator/Trustee Fee	540
Certificate Administrator/Trustee Fee Rate	541
Certificate Balance	436
Certificate Owners	489
Certificateholder	479
Certificateholder Quorum	617
Certificateholder Repurchase Request	631
Certifying Certificateholder	491
CGMRC	314
City	232
Class A Certificates	435
Class A-4 Exchangeable Certificates	436, 451
Class A-5 Exchangeable Certificates	436, 451
Class A-S Exchangeable Certificates	436, 451
Class A-SB Planned Principal Balance	455
Class B Exchangeable Certificates	436, 451
Class C Exchangeable Certificates	436, 451
Class Percentage Interest	450
Class X Certificates	435
Clearstream	487
Clearstream Participants	490
Closing Date	198, 300
CMBS	190, 396
CMS	386
CMS Acquisition Closing Date	386
CoC	236
Code	188
Collateral Deficiency Amount	549
Collection Account	517
Collection Period	442
Commerzbank	407
Communication Request	492
Companion Distribution Account	518
Companion Holder	277
Companion Holders	277
Companion Loans	195
Compensating Interest Payment	467
Componentized Mortgage Loan	448
Computershare	384
Computershare Limited	383
Computershare Trust Company	383
Constant Prepayment Rate	682
Consultation Termination Event	592
Control Appraisal Period	278
Control Eligible Certificates	583

Control Note	278
Control Termination Event	592
Controlling Class	583
Controlling Class Certificateholder	582
Controlling Holder	278
Coop-LTV as Rental	102
Coop-Rental Value	102
Corrected Loan	569
Corresponding Trust Components	450
Covered Transactions	334
COVID-19	77
CPP	682
CPR	682
CPY	682
CRE Loans	311, 354
CRECs	233
Credit Risk Retention Rules	423
CREFC®	473
CREFC® Intellectual Property Royalty License Fee	543
CREFC® Intellectual Property Royalty License Fee Rate	543
CREFC® Reports	473
CREFI	314
CREFI Data File	316
CREFI Mortgage Loans	314
CREFI Securitization Database	315
Cross-Collateralized Mortgage Loan Repurchase Criteria	501
Cross-Over Date	446
CTS	384
Cumulative Appraisal Reduction Amount	549, 551
Cure/Contest Period	611
Custodian	385
Cut-off Date	195
Cut-off Date Balance	202
Cut-off Date Loan-to-Value Ratio	203
Cut-off Date LTV Ratio	203
D(#)	207
D/@%(#)	207
DBNTC	404
DBRS Morningstar	396
DBTCA	404
Debt Service Coverage Ratio	203
Defaulted Loan	577
Defeasance Deposit	263
Defeasance Loans	263
Defeasance Lock-Out Period	263
Defeasance Option	263
Definitive Certificate	487
Delegated Directive	19
Delinquent Loan	607

732

Demand Entities	313, 334, 371
Depositories	488
Determination Date	438
Diligence File	495
Directing Certificateholder	580
Directing Certificateholder Asset Status Report Approval Process	572
Disclosable Special Servicer Fees	540
Discount Rate	465
Dispute Resolution Consultation	633
Dispute Resolution Cut-off Date	633
Distribution Accounts	518
Distribution Date	438
Distribution Date Statement	473
DMV Rent Reduction Event	241
Dodd-Frank Act	193
DOL	723
DorYM(#)	207
DorYM@%(#)	207
DSCR	203
DTC	487
DTC Participants	488
DTC Rules	489
Due Date	257, 442
Due Diligence Questionnaire	316
EC	238
EDGAR	722
EEA	18
Effective Gross Income	201
Eligible Asset Representations Reviewer	612
Eligible Operating Advisor	601
Elliott	419
Enforcing Party	631
Enforcing Servicer	631
ERC	236
ESA	233, 330
Escrow/Reserve Mitigating Circumstances	332
EU	163
EU Institutional Investor	164
EU Investor Requirements	163
EU PRIIPS Regulation	19
EU Prospectus Regulation	19
EU Qualified Investor	19
EU Retail Investor	18
EU Securitization Regulation	163
EU SR Rules	163
Euroclear	487
Euroclear Operator	490
Euroclear Participants	490
EUWA	19, 163
Excess Interest	258, 438

Excess Interest Distribution Account	519
Excess Modification Fee Amount	536
Excess Modification Fees	534
Exchange Act	300, 334
Exchangeable Certificates	436
Exchangeable IO Certificates	436
Exchangeable IO Trust Component	449
Exchangeable P&I Trust Component	449
Excluded Controlling Class Holder	476
Excluded Controlling Class Loan	477
Excluded Information	477
Excluded Loan	478
Excluded Plan	725
Excluded Special Servicer	618
Excluded Special Servicer Loan	618
Exemption	724
Exemption Rating Agency	724
Fair Value Condition	424
FATCA	712
FDIA	185
FDIC	142, 185
FIEL	24
Final Asset Status Report	570
Final Dispute Resolution Election Notice	633
Financial Promotion Order	20
FINRA	720
FIRREA	186, 329
Fitch	643
Flagstar	142
FPO Persons	21
FSMA	19, 164
Fund	428
GAAP	18, 423
Garn Act	671
General Master Servicer	387
GLA	204
Goldman Originator	337
Government Securities	261
Grantor Trust	438, 700
GS Bank	335
GSMC	335
GSMC Data Tape	336
GSMC Deal Team	336
Guaranty of Collection	259, 14
Hilton	221
Horizontal Risk Retention Certificates	423
HRR Certificates	423
HSTP Act	99
IDEM	236

733

IKB	408
Impermissible Affiliate	626
Impermissible Asset Representations Reviewer Affiliate	626
Impermissible Operating Advisor Affiliate	626
Impermissible TPP Affiliate	626
Indirect Participants	488
Initial Delivery Date	569
Initial Pool Balance	194
Initial Rate	258
Initial Replenishment Amount	221
Initial Requesting Certificateholder	631
Initial ROI Capital	222
Initial Subordinate Companion Loan Holder	581
In-Place Cash Management	204
Institutional Investor	23
Insurance and Condemnation Proceeds	518
Intercreditor Agreement	277
Interest Accrual Amount	453
Interest Accrual Period	453
Interest Distribution Amount	453
Interest Reserve Account	519
Interest Shortfall	453
Interested Person	578
Investor Certification	478
IRS	188
Japanese Affected Investors	166
Japanese Retention Requirement	166
JFSA	24, 166
Joint Mortgage Loan	493
JPMC	324
JPMCB	324
JPMCB Data Tape	326
JPMCB Deal Team	326
JPMCB Mortgage Loans	326
JPMCB’s Qualification Criteria	328
JPMCCMSC	325
JRR Rule	166
KBRA	643
L(#)	207
Liquidation Fee	536
Liquidation Fee Rate	537
Liquidation Proceeds	518
LNR Partners	409
Loan Per Unit	204
Loan-Specific Aggregate Excess Prepayment Interest Shortfall	469
Loan-Specific Directing Certificateholder	581

Loan-Specific Initial Purchaser	475
Loan-Specific Interest Holder	479
Loan-Specific Interest Realized Loss	470
Loan-Specific Interests	195, 436
Loan-Specific Principal Balance Certificates	436
Loan-Specific Retained Interest Realized Loss	471
Loan-Specific Risk Retention Consultation Party	476
Loan-Specific Securitization	476
Local Law 97	145
Lock-out Period	261
Loss of Value Payment	502
Losses	402
Lower-Tier Regular Interests	699
Lower-Tier REMIC	438, 699
LSRP	239
LTV Ratio	202
LTV Ratio at Maturity / ARD	205
LTV Ratio at Maturity or Anticipated Repayment Date	205
LTV Ratio at Maturity or ARD	205
MAI	504
Major Decision	585
Major Decision Reporting Package	584
MAS	23
Master Servicer Decision	557
Material Defect	498
Maturity Date Balloon or ARD Payment	206
MCR	168
Midland	396
Midland Parties	402
Midland Primary Servicing Agreement	396
Midland Serviced Loans	400
Midland Serviced Mortgage Loans	29
MIFID II	19
MLPA	493
MNA	238
Modification Fees	534
Moody’s	388, 643
Morgan Stanley Bank	301
Morgan Stanley Group	301
Morgan Stanley Origination Entity	302
Morningstar DBRS	388
Mortgage	197
Mortgage File	493
Mortgage Loans	194
Mortgage Note	197
Mortgage Pool	194

734

Mortgage Rate	448
Mortgaged Property	197
MSMCH	300
MSMCH Data File	309
MSMCH Mortgage Loans	301
MSMCH Qualification Criteria	311
MSMCH Securitization Database	309
National Cooperative Bank, N.A. Data Tape	379
National Cooperative Bank, N.A. Deal Team	379
National Cooperative Bank, N.A. Mortgage Loans	374
NCUA	405
Net Mortgage Rate	447
Net Operating Income	206
NFA	237, 720
NFIP	120
NFRD	237
NI 33-105	25
NJDEP	239
NOI Date	206
Non-Conforming Policy	13
Non-Control Note	278
Non-Controlling Holder	278
Non-Controlling Note Holder	295
Nonrecoverable Advance	513
Non-Retained Loan-Specific Interests	436
Non-Retained Percentage	426
Non-Serviced Certificate Administrator	278
Non-Serviced Companion Loan	60, 278
Non-Serviced Companion Loans	60
Non-Serviced Custodian	278
Non-Serviced Directing Certificateholder	278
Non-Serviced Master Servicer	278
Non-Serviced Mortgage Loan	60, 279
Non-Serviced Pari Passu Companion Loan	279
Non-Serviced Pari Passu Whole Loan	279
Non-Serviced PSA	279
Non-Serviced Securitization Trust	279
Non-Serviced Special Servicer	279
Non-Serviced Trustee	279
Non-Serviced Whole Loan	60, 279
Non-Specially Serviced Loan	588
Non-U.S. Person	712
Notional Amount	437
NRA	206
NRSRO	476

NRSRO Certification	479
O(#)	207
OCC	345, 358
Occupancy Date	206
Occupancy Rate	206
ODEQ	237
Offered Certificates	436
OID Regulations	704
OLA	186
Operating Advisor Annual Report	599
Operating Advisor Consultation Event	593
Operating Advisor Consulting Fee	541
Operating Advisor Expenses	541
Operating Advisor Fee	541
Operating Advisor Fee Rate	541
Operating Advisor Standard	598
Operating Advisor Termination Event	603
Operating Advisor Upfront Fee	541
Other Master Servicer	279
Other PSA	279
Other Special Servicer	279
Otherwise Rated Insurer	14
Otherwise Rated Insurers	9, 20
Outside Special Servicer	418
P&I	394
P&I Advance	511
P&I Advance Date	511
PACE	142, 273
Pads	213
PAR	330
Par Purchase Price	576
Pari Passu Companion Loans	195
Park Bridge Financial	421
Park Bridge Lender Services	421
Participants	487
Parties in Interest	723
Pass-Through Rate	446
Patriot Act	673
PCR	323, 343
Percentage Interest	439
Periodic Payments	440
permitted affiliates	19
Permitted Affiliates	11
Permitted Investments	439, 520
Permitted Special Servicer/Affiliate Fees	540
PILOT	256
PIP	200
PIPs	240
PL	349
Plan Fiduciary	726

735

Plans	722
PML	344, 349
Pooled Aggregate Available Funds	440
Pooled Aggregate Excess Prepayment Interest Shortfall	468
Pooled Available Funds	441
Pooled Certificateholder	479
Pooled Certificates	436
Pooled Excess Prepayment Interest Shortfall	468
Pooled Gain-on-Sale Remittance Amount	441
Pooled Gain-on-Sale Reserve Account	519
Pooled Non-Retained Certificates	436
Pooled Principal Balance Certificates	436
Pooled Realized Loss	470
Pooled Regular Certificates	436
Pooled Retained Certificate Available Funds	425
Pooled Retained Certificate Gain-on-Sale Remittance Amount	425
Pooled Retained Certificate Gain-on-Sale Reserve Account	519
Pooled Retained Certificate Interest Distribution Amount	426
Pooled Retained Certificate Principal Distribution Amount	426
Pooled Retained Certificate Realized Loss	426
Pooled Risk Retention Consultation Party	476
Pooled Securitization	435
Pooled Voting Rights	486
PRC	22
Preliminary Dispute Resolution Election Notice	633
Prepayment Assumption	705
Prepayment Fee	265
Prepayment Interest Excess	466
Prepayment Interest Shortfall	467
Prepayment Premium	465
Prepayment Provisions	207
Previous Loan	65, 243
Previously Owned Property	12
Primary Collateral	502
Prime Finance	428
Prime Rate	517
Principal	277
Principal Balance Certificates	436
Principal Distribution Amount	453, 454
Principal Shortfall	455

Privileged Information	602
Privileged Information Exception	602
Privileged Person	475
Professional Investors	22
Prohibited Prepayment	467
Promotion of Collective Investment Schemes Exemptions Order	21
Proposed Course of Action	632
Proposed Course of Action Notice	632
PSA	435
PSA Party Repurchase Request	631
PTCE	726
PTE	724
Purchase Price	503
QOZs	208
Qualification Criteria	354
Qualified Opportunity Zone	208
Qualified Replacement Special Servicer	619
Qualified Substitute Mortgage Loan	503
Qualifying CRE Loan Percentage	424
RAC No-Response Scenario	642
RAO	239
RAP	239
RAR	239
Rated Final Distribution Date	466
Rating Agencies	643
Rating Agency Confirmation	643
REA	93
RealINSIGHT	419
Realized Loss	471
REC	233
Received Classes	448
Record Date	439
Refinancing/P&S Document	562
Registration Statement	722
Regular Interestholder	704
Regular Interests	699
Regulation AB	646
Regulation RR	423
Reimbursement Rate	517
Related Proceeds	515
Release Date	263
Relevant Persons	21
Relief Act	672
Remaining Term to Maturity or ARD	208
REMIC	699
REMIC LTV Test	189
REMIC Regulations	699
REO Account	520

736

REO Loan	457
REO Property	568
Reportable Information	334
Repurchase Request	631
Repurchases	334
Requesting Certificateholder	633
Requesting Holders	551
Requesting Investor	492
Requesting Party	642
Required Credit Risk Retention Percentage	424
Required Deductible	13
Required Vertical Credit Risk Retention Percentage	424
Requirements	673
Residual Certificates	436
Resolution Failure	631
Resolved	631
Restricted Group	724
Restricted Party	602
Retaining Parties	423
Retaining Sponsor	423
Review Materials	608
Revised Rate	258
RevPAR	208
RIR	238
Risk Retention Affiliate	602
Risk Retention Affiliated	602
Risk Retention Allocation Percentage	426
Risk Retention Consultation Party	476
Risk Retention Interest	423
RMBS	404
ROFO	248
ROFR	248, 249, 8
Rooms	213
Royal Park	404
RR Interest	435
Rule 15Ga-1	334
Rule 15Ga-1 Reporting Period	333, 354
Rule 17g-5	480
S&P	396
Scheduled Principal Distribution Amount	454
SEC	300
Secondary Replenishment Amount	221
Securities Act	645
Securitization Accounts	435, 520
Securitization Regulations	164
SEL	344, 349
Senior Certificates	435
Sequential Pay Event	290
Serviced A/B Whole Loan	279

Serviced Companion Loan	59, 279
Serviced Mortgage Loans	507
Serviced Pari Passu Companion Loan	279
Serviced Pari Passu Companion Loan Securities	622
Serviced Pari Passu Mortgage Loan	280
Serviced Pari Passu Whole Loan	280
Serviced Subordinate Companion Loan	280
Serviced Whole Loan	59, 60, 280
Servicer Termination Event	621
Servicing Advances	512
Servicing Fee	531
Servicing Fee Rate	531
Servicing Shift Master Servicer	60
Servicing Shift Mortgage Loan	59, 280
Servicing Shift Pooling and Servicing Agreement	60
Servicing Shift PSA	280
Servicing Shift Securitization Date	60, 280
Servicing Shift Special Servicer	60
Servicing Shift Whole Loan	59, 280
Servicing Standard	509
Servicing Transfer Event	566
SF	208
SFA	23
SFO	22
Similar Law	723
SIPC	720
SLEAP	236, 239
SMMEA	72, 727
SOHO Aggregate Available Funds	441
SOHO Control Eligible Certificates	582
SOHO Controlling Class	582
SOHO Controlling Class Certificateholder	582
SOHO Controlling Class Representative	582
SOHO Directing Holder	582
Soho Grand & The Roxy Hotel Control Appraisal Period	289
Soho Grand & The Roxy Hotel Controlling Noteholder	294
Soho Grand & The Roxy Hotel Intercreditor Agreement	289
Soho Grand & The Roxy Hotel Major Decision	296
Soho Grand & The Roxy Hotel Pari Passu Companion Loan	289

737

Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan	195
Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC	438, 699
Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC Distribution Account	519
Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan REMIC Regular Interests	699
Soho Grand & The Roxy Hotel Whole Loan	289
SOHO-RR Interest	435
SOHO-RR Interest Balance	437
SOHO-RR Interest Owner	436
Spaces	213
Special Servicing Fee	535
Special Servicing Fee Rate	535
Specially Serviced Loans	566
Sq. Ft.	208
Square Feet	208
SR Institutional Investors	164
SR Investor Requirements	164
SR Rules	164
SSDS	238
Startup Day	700
Stated Principal Balance	455
Structured Product	22
Structuring Assumptions	683
STWD	409
Subject 2023 Computershare CMBS Annual Statement of Compliance	385
Subject Loan	542
Subordinate Certificates	435
Subordinate Companion Loan	280
Subordinate Companion Loans	195
Subordinate LOC	216
Subsequent Asset Status Report	569
Sub-Servicing Agreement	510
Surrendered Classes	448
SVB	142
T-12	208
TDEC	237
Term to Maturity	208
Termination Purchase Amount	647
Terms and Conditions	490
Tests	610
Third Party Purchaser	423
Third Party Report	198
Threshold Event Collateral	290

TI/LC	266
TIA	404
Title V	672
Total Operating Expenses	201
Transaction	386
Trimont	386
TRIPRA	121
Trust	382
Trust Components	449, 699
Trust REMICs	438, 699
Trust Subordinate Companion Loan	195
TTM	208
U.S. Person	712
U/W DSCR	203
U/W Expenses	208
U/W NCF	208
U/W NCF Debt Yield	211
U/W NCF DSCR	203
U/W NOI	212
U/W NOI Debt Yield	212
U/W NOI DSCR	212
U/W Revenues	213
UCC	656
UK	19, 163
UK CRR	164
UK Institutional Investor	164
UK Investor Requirements	164
UK MIFIR Product Governance Rules	20
UK PRIIPS Regulation	20
UK Prospectus Regulation	20
UK Qualified Investor	20
UK Retail Investor	19
UK SR Rules	163
Underwriter Entities	151
Underwriting Agreement	716
Underwritten Debt Service Coverage Ratio	203
Underwritten Expenses	208
Underwritten NCF	208
Underwritten NCF Debt Yield	211
Underwritten NCF DSCR	203
Underwritten Net Cash Flow	208
Underwritten Net Cash Flow Debt Service Coverage Ratio	203
Underwritten Net Operating Income	212
Underwritten Net Operating Income Debt Service Coverage Ratio	212
Underwritten NOI	212
Underwritten NOI Debt Yield	212

738

Underwritten NOI DSCR	212
Underwritten Revenues	213
Units	213
Unscheduled Principal Distribution Amount	454
Unsolicited Information	610
UPB	394
Upper-Tier REMIC	438, 699
UST	238
VCP	237
VEC	239
Volcker Rule	193
Voting Rights	486
VRP	236
VSG Guarantor	259, 14
WAC Rate	447
Wachovia Bank	345
Weighted Average Mortgage Rate	213

Weighted Averages	214
Wells Fargo	384
Wells Fargo Bank	345, 384, 386
Wells Fargo Bank Data Tape	352
Wells Fargo Bank Deal Team	352
Western & Southern	406
WFCM 2024-C63 PSA	280
Whole Loan	195
Withheld Amounts	519
Workout Fee	535
Workout Fee Rate	535
Workout-Delayed Reimbursement Amount	517
Yield Maintenance Charge	465
YM Denominator	464
YM(#)	207
YM@(#)	208

739

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Annex A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

A-1-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group	Address	City	County	State	Zip Code
1	Loan	5, 6, 10, A	2	Soho Grand & The Roxy Hotel	9.2%		JPMCB	JPMCB	NAP	NAP	Various	New York	New York	NY	10013
1.01	Property		1	Soho Grand Hotel	5.9%	64.4%					310 West Broadway	New York	New York	NY	10013
1.02	Property		1	Roxy Hotel	3.3%	35.6%					2 Sixth Avenue	New York	New York	NY	10013
2	Loan	7, 11, B	1	Biltmore Park Town Square	8.3%	100.0%	CREFI	CREFI	NAP	NAP	1 Town Square Boulevard	Asheville	Buncombe	NC	28803
3	Loan	5, 6, 7	31	Poindexter Industrial Portfolio	7.8%		CREFI	CREFI	NAP	NAP	Various	Various	Various	Various	Various
3.01	Property		1	Ringgold	1.0%	12.7%					100 Morgan Olson Way	Ringgold	Pittsylvania	VA	24586
3.02	Property		1	Laval	0.6%	7.9%					3600 Boulevard Industriel	Laval	Laval	QC	H7L 4R9
3.03	Property		1	Loudon	0.5%	7.0%					9600 Corporate Park Drive	Loudon	Loudon	TN	37774
3.04	Property		1	Salt Lake City	0.5%	6.0%					4285 West 1385 South	Salt Lake City	Salt Lake	UT	84104
3.05	Property		1	Morgantown	0.4%	5.6%					111 Morgan Way	Morgantown	Berks	PA	19543
3.06	Property		1	Reading	0.4%	4.7%					201 Hancock Boulevard	Reading	Berks	PA	19611
3.07	Property		1	Orrville	0.3%	3.9%					600 East Chestnut Street	Orrville	Wayne	OH	44667
3.08	Property		1	Riverside I	0.3%	3.9%					7888 Lincoln Avenue	Riverside	Riverside	CA	92504
3.09	Property		1	Spring Hill	0.3%	3.8%					15800 Hudson Avenue	Spring Hill	Pasco	FL	34610
3.10	Property		1	Janesville	0.3%	3.6%					3100 East Morgan Way	Janesville	Rock	WI	53546
3.11	Property		1	Sturgis II	0.3%	3.5%					1801 South Nottawa Street	Sturgis	St. Joseph	MI	49091
3.12	Property		1	Denver	0.3%	3.4%					1658 Dry Tavern Road	Denver	Lancaster	PA	17517
3.13	Property		1	Sturgis I	0.2%	3.0%					1861 South Centerville Road	Sturgis	St. Joseph	MI	49091
3.14	Property		1	Social Circle	0.2%	2.7%					1 Waters Drive	Social Circle	Walton	GA	30025
3.15	Property		1	Caldwell	0.2%	2.6%					3820 Skyway Street	Caldwell	Canyon	ID	83605
3.16	Property		1	Brenham	0.2%	2.5%					3140 South Blue Bell Road	Brenham	Washington	TX	77833
3.17	Property		1	Clinton	0.2%	2.3%					6315 & 6401 Aaron Lane	Clinton	Prince George's	MD	20735
3.18	Property		1	Ehrenberg	0.2%	2.3%					18275 Morgan Drive	Ehrenberg	La Paz	AZ	85334
3.19	Property		1	Rydal	0.2%	2.2%					4120 Highway 411 Northeast	Rydal	Bartow	GA	30171
3.20	Property		1	Claremore	0.2%	2.0%					2800 North Lynn Riggs Boulevard	Claremore	Rogers	OK	74017
3.21	Property		1	West Palm Beach	0.1%	1.8%					2983 South Military Trail	West Palm Beach	Palm Beach	FL	33415
3.22	Property		1	Decatur	0.1%	1.7%					1102 Brooks Street Southeast	Decatur	Morgan	AL	35601
3.23	Property		1	North Salt Lake	0.1%	1.7%					330 West Center Street	North Salt Lake	Davis	UT	84054
3.24	Property		1	Ephrata	0.1%	1.7%					485 Wenger Drive	Ephrata	Lancaster	PA	17522
3.25	Property		1	Nashville	0.1%	1.3%					1801 Lebanon Pike	Nashville	Davidson	TN	37210
3.26	Property		1	Louisville	0.1%	1.3%					5620 Fern Valley Road	Louisville	Jefferson	KY	40228
3.27	Property		1	Riverside II	0.1%	1.3%					7322 Jurupa Avenue	Riverside	Riverside	CA	92504
3.28	Property		1	Corsicana	0.1%	1.2%					8051 Morgan Circle	Corsicana	Navarro	TX	75109
3.29	Property		1	Centralia	0.1%	1.2%					2400 Commercial Road	Centralia	Lewis	WA	98531
3.30	Property		1	Indianapolis	0.1%	0.8%					2770 Bluff Road	Indianapolis	Marion	IN	46225
3.31	Property		1	Elkhart	0.0%	0.4%					28858 Ventura Drive	Elkhart	Elkhart	IN	46517
4	Loan	5, 12, 13	1	VISA Global HQ	7.8%	100.0%	BANA	BANA	NAP	NAP	300 Toni Stone Xing	San Francisco	San Francisco	CA	94158
5	Loan	5	1	Grapevine Mills	7.4%	100.0%	WFB, JPMCB	WFB, JPMCB	Group 1	NAP	3000 Grapevine Mills Parkway and 2501 Bass Pro Drive	Grapevine	Tarrant	TX	76051
6	Loan	5	1	Hilton La Jolla Torrey Pines	6.0%	100.0%	MSBNA	MSMCH	NAP	NAP	10950 North Torrey Pines Road	La Jolla	San Diego	CA	92037
7	Loan	14	1	Residence Inn National Mall - Washington D.C.	4.9%	100.0%	GSBI	GSMC	NAP	NAP	333 East Street Southwest	Washington	District of Columbia	DC	20024
8	Loan		1	Germantown Commons	4.5%	100.0%	WFB	WFB	NAP	NAP	12922-13060 Middlebrook Road	Germantown	Montgomery	MD	20874
9	Loan	5, C	1	20 & 40 Pacifica	4.2%	100.0%	JPMCB	JPMCB	Group 2	NAP	20 & 40 Pacifica	Irvine	Orange	CA	92618
10	Loan	5, 15	1	900 North Michigan	4.1%	100.0%	GSBI	GSMC	NAP	NAP	900 North Michigan Avenue	Chicago	Cook	IL	60611
11	Loan	5, 16	1	Marriott Myrtle Beach Grande Dunes Resort	3.7%	100.0%	WFB, JPMCB	WFB, JPMCB	NAP	NAP	8400 Costa Verde Drive	Myrtle Beach	Horry	SC	29572
12	Loan	6, 7, 17	2	DMV Portfolio	2.9%		GSBI	GSMC	NAP	NAP	Various	Various	Queens	NY	Various
12.01	Property		1	30-56 Whitestone Expressway	1.5%	52.1%					30-56 Whitestone Expressway	Flushing	Queens	NY	11354
12.02	Property		1	168-35 Rockaway Boulevard	1.4%	47.9%					168-35 Rockaway Boulevard	Jamaica	Queens	NY	11434
13	Loan	5, D	1	610 Newport Center	2.8%	100.0%	WFB, JPMCB	WFB, JPMCB	Group 2	NAP	610 Newport Center Drive	Newport Beach	Orange	CA	92660
14	Loan		1	Briarcliff Commons	2.8%	100.0%	MSBNA	MSMCH	NAP	NAP	1711 State Route 10 East	Morris Plains	Morris	NJ	07950
15	Loan		1	Kendall Value Center	2.3%	100.0%	MSBNA	MSMCH	NAP	NAP	6801 Southwest 117th Avenue	Miami	Miami-Dade	FL	33176
16	Loan	18	1	Hamden Life Storage II	2.2%	100.0%	CREFI	CREFI	NAP	NAP	1315 Dixwell Avenue	Hamden	New Haven	CT	06514
17	Loan	6	3	Compass Self Storage Portfolio	2.1%		CREFI	CREFI	NAP	NAP	Various	Various	Various	Various	Various
17.01	Property		1	Compass Self Storage Alachua	0.9%	40.8%					14024 Northwest US Highway 441	Alachua	Alachua	FL	32615
17.02	Property		1	Metro Self Storage – Limerick	0.8%	39.1%					60 West Ridge Pike	Limerick	Montgomery	PA	19468
17.03	Property		1	Compass Self Storage Cleveland	0.4%	20.1%					1545-1549 and 1559 Superior Avenue	Cleveland	Cuyahoga	OH	44114
18	Loan	5	1	Newport Centre	1.8%	100.0%	GSBI	GSMC	Group 1	NAP	30 Mall Drive West	Jersey City	Hudson	NJ	07310
19	Loan		1	East West Commons	1.7%	100.0%	CREFI	CREFI	NAP	NAP	1757 East West Connector	Austell	Cobb	GA	30106
20	Loan	19	1	AC Charlotte Southpark	1.7%	100.0%	WFB	WFB	NAP	NAP	1824 Roxborough Road	Charlotte	Mecklenburg	NC	28211
21	Loan		1	Brooklyn Renaissance Garage	1.4%	100.0%	CREFI	CREFI	NAP	NAP	335 Adams Street	Brooklyn	Kings	NY	11201
22	Loan	6	2	Southwest Estates & Waters Edge Portfolio	1.3%		BANA	BANA	NAP	NAP	Various	Worth	Cook	IL	60482
22.01	Property		1	Waters Edge	0.7%	56.6%					7211, 7220, 7225 and 7230 Southwest Highway and 7250, 7240, 7220 and 7211 West 107th Street	Worth	Cook	IL	60482
22.02	Property		1	Southwest Estates	0.6%	43.4%					104 and 10401 Southwest Highway	Worth	Cook	IL	60482
23	Loan		1	Staybridge Suites - Ann Arbor, MI	1.3%	100.0%	BANA	BANA	NAP	NAP	3850 Research Park Drive	Ann Arbor	Washtenaw	MI	48108
24	Loan		1	115 West 190th Street	1.2%	100.0%	GSBI	GSMC	NAP	NAP	115 West 190th Street	Bronx	Bronx	NY	10468
25	Loan		1	345 Tenth Street	0.9%	100.0%	WFB	WFB	NAP	NAP	345 10th Street	Jersey City	Hudson	NJ	07302
26	Loan	8, 9, F	1	Hudson Courts Owners, Inc.	0.8%	100.0%	NCCB	NCB	NAP	NAP	679-709 Warburton Avenue	Yonkers	Westchester	NY	10701
27	Loan		1	Hampton Inn Grandville	0.8%	100.0%	CREFI	CREFI	NAP	NAP	4755 Wilson Avenue Southwest	Grandville	Kent	MI	49418
28	Loan		1	Fairfield Inn Cincinnati Airport South	0.8%	100.0%	MSBNA	MSMCH	NAP	NAP	5910 Merchants Street	Florence	Boone	KY	41042
29	Loan	6	5	Louisiana MHC Portfolio	0.7%		MSBNA	MSMCH	NAP	NAP	Various	Various	Various	LA	Various
29.01	Property		1	White Oaks MHC	0.2%	25.5%					37113 White Road	Prairieville	Ascension	LA	70769

A-1-1

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group	Address	City	County	State	Zip Code
29.02	Property		1	Magnolia Trace MHC	0.2%	23.6%					25589 LA Highway 16	Denham Springs	Livingston	LA	70726
29.03	Property		1	Herradura Heights	0.1%	21.8%					41489 West I 55 Service Road	Hammond	Tangipahoa	LA	70454
29.04	Property		1	Cypress Trace MHC	0.1%	16.4%					10504 Highway 22	Saint Amant	Ascension	LA	70774
29.05	Property		1	Village Trace MHC	0.1%	12.7%					47021 Highway 22	Saint Amant	Ascension	LA	70774
30	Loan	8, 9, F	1	Fowler-Daley Owners, Inc.	0.6%	100.0%	NCB	NCB	NAP	NAP	2 Fowler Avenue a/k/a 20-30 Daley Place and 20-40 Daley Place	Lynbrook	Nassau	NY	11563
31	Loan	8, 9, F	1	14 Horatio Street Apartments Corp.	0.5%	100.0%	NCCB	NCB	NAP	NAP	14 Horatio Street a/k/a 54/60 8th Avenue a/k/a 12/18 Horatio Street	New York	New York	NY	10014
32	Loan	20, E	1	Shops At Lily Cache Creek	0.4%	100.0%	MSBNA	MSMCH	NAP	NAP	741 East Boughton Road	Bolingbrook	Will	IL	60440
33	Loan	21	1	169 East Broadway	0.3%	100.0%	BANA	BANA	NAP	NAP	169 East Broadway	New York	New York	NY	10002
34	Loan		1	Riverwinds MHC	0.3%	100.0%	WFB	WFB	NAP	NAP	27825 Sandy Drive	Millsboro	Sussex	DE	19966
35	Loan	8, 9, F	1	2640 Marion Avenue Owners, Inc.	0.2%	100.0%	NCCB	NCB	NAP	NAP	2640 Marion Avenue	Bronx	Bronx	NY	10458
36	Loan	8, 9, F	1	1500 Boston Road Housing Development Fund Corporation	0.2%	100.0%	NCB	NCB	NAP	NAP	1500 Boston Road	Bronx	Bronx	NY	10460
37	Loan	8, 9, F	1	Clark Street Tenants Incorporated	0.2%	100.0%	NCCB	NCB	NAP	NAP	15 Clark Street	Brooklyn	Kings	NY	11201
38	Loan	8, 9, F	1	139 E. 66 St. Corporation	0.1%	100.0%	NCCB	NCB	NAP	NAP	139 East 66th Street	New York	New York	NY	10065
39	Loan	8, 9, F	1	Trinity Arms Ltd.	0.1%	100.0%	NCCB	NCB	NAP	NAP	25 Trinity Place	New Rochelle	Westchester	NY	10805
40	Loan	8, 9, F	1	West 96th Street Owners' Corp.	0.1%	100.0%	NCCB	NCB	NAP	NAP	46 West 96th Street	New York	New York	NY	10025

A-1-2

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(3)
1	Loan	5, 6, 10, A	2	Soho Grand & The Roxy Hotel	Hospitality	Full Service	Various	Various	548	Rooms	371,350.36	100,000,000	100,000,000	100,000,000	5.54000%	0.01453%
1.01	Property		1	Soho Grand Hotel	Hospitality	Full Service	1996	2018-2021	347	Rooms		64,370,079	64,370,079	64,370,079
1.02	Property		1	Roxy Hotel	Hospitality	Full Service	2000	2016	201	Rooms		35,629,921	35,629,921	35,629,921
2	Loan	7, 11, B	1	Biltmore Park Town Square	Mixed Use	Retail/Multifamily/Office	2009	NAP	499,998	SF	180.00	90,000,000	90,000,000	90,000,000	6.51000%	0.01453%
3	Loan	5, 6, 7	31	Poindexter Industrial Portfolio	Industrial	Various	Various	Various	4,526,168	SF	30.73	85,000,000	85,000,000	85,000,000	5.65000%	0.01453%
3.01	Property		1	Ringgold	Industrial	Manufacturing	2008	2019	878,000	SF		10,757,173	10,757,173	10,757,173
3.02	Property		1	Laval	Industrial	Manufacturing/Vehicle Storage	1987	NAP	117,533	SF		6,723,233	6,723,233	6,723,233
3.03	Property		1	Loudon	Industrial	Manufacturing	1996, 2005, 2007	2015	334,024	SF		5,959,229	5,959,229	5,959,229
3.04	Property		1	Salt Lake City	Industrial	Manufacturing/Warehouse	2009	NAP	109,914	SF		5,134,105	5,134,105	5,134,105
3.05	Property		1	Morgantown	Industrial	Manufacturing/Vehicle Storage	1950	2014	246,843	SF		4,767,383	4,767,383	4,767,383
3.06	Property		1	Reading	Industrial	Manufacturing/Warehouse	1951	1998	323,381	SF		4,033,940	4,033,940	4,033,940
3.07	Property		1	Orrville	Industrial	Manufacturing/Warehouse	1922	2018	347,024	SF		3,331,056	3,331,056	3,331,056
3.08	Property		1	Riverside I	Industrial	Manufacturing	1979	NAP	66,000	SF		3,300,496	3,300,496	3,300,496
3.09	Property		1	Spring Hill	Industrial	Manufacturing	2008	NAP	80,400	SF		3,239,376	3,239,376	3,239,376
3.10	Property		1	Janesville	Industrial	Manufacturing/Vehicle Storage	1990	2015	196,098	SF		3,056,015	3,056,015	3,056,015
3.11	Property		1	Sturgis II	Industrial	Manufacturing	1967	2020	204,555	SF		2,994,895	2,994,895	2,994,895
3.12	Property		1	Denver	Industrial	Manufacturing/Warehouse	2000	2017	98,485	SF		2,872,654	2,872,654	2,872,654
3.13	Property		1	Sturgis I	Industrial	Manufacturing	1960	NAP	175,700	SF		2,567,053	2,567,053	2,567,053
3.14	Property		1	Social Circle	Industrial	Manufacturing/Warehouse	1970	1994	200,342	SF		2,322,571	2,322,571	2,322,571
3.15	Property		1	Caldwell	Industrial	Manufacturing/Warehouse	2018	NAP	37,100	SF		2,230,891	2,230,891	2,230,891
3.16	Property		1	Brenham	Industrial	Manufacturing/Warehouse	1993	2002	128,225	SF		2,139,210	2,139,210	2,139,210
3.17	Property		1	Clinton	Industrial	Manufacturing/Warehouse	1962, 1969	NAP	17,552	SF		1,955,850	1,955,850	1,955,850
3.18	Property		1	Ehrenberg	Industrial	Manufacturing/Warehouse	1986	2017	120,416	SF		1,955,850	1,955,850	1,955,850
3.19	Property		1	Rydal	Industrial	Manufacturing/Warehouse	1987, 2000, 2014	NAP	102,697	SF		1,839,721	1,839,721	1,839,721
3.20	Property		1	Claremore	Industrial	Manufacturing	1981	NAP	101,498	SF		1,711,368	1,711,368	1,711,368
3.21	Property		1	West Palm Beach	Industrial	Manufacturing/Warehouse	1984	NAP	24,890	SF		1,528,007	1,528,007	1,528,007
3.22	Property		1	Decatur	Industrial	Manufacturing/Warehouse	1965	2018	183,804	SF		1,451,607	1,451,607	1,451,607
3.23	Property		1	North Salt Lake	Industrial	Manufacturing/Warehouse	1980	1996	26,145	SF		1,436,327	1,436,327	1,436,327
3.24	Property		1	Ephrata	Industrial	Manufacturing/Vehicle Storage	1970	NAP	55,198	SF		1,405,767	1,405,767	1,405,767
3.25	Property		1	Nashville	Industrial	Warehouse/Distribution	1995	2022	18,144	SF		1,124,614	1,124,614	1,124,614
3.26	Property		1	Louisville	Industrial	Manufacturing	1997	NAP	26,325	SF		1,075,717	1,075,717	1,075,717
3.27	Property		1	Riverside II	Industrial	Vehicle Storage	NAP	NAP	137,214	SF		1,075,717	1,075,717	1,075,717
3.28	Property		1	Corsicana	Industrial	Manufacturing/Warehouse	1982	2012	75,616	SF		1,039,045	1,039,045	1,039,045
3.29	Property		1	Centralia	Industrial	Warehouse	1950	2000	47,826	SF		993,205	993,205	993,205
3.30	Property		1	Indianapolis	Industrial	Warehouse	1970	2012	28,364	SF		672,323	672,323	672,323
3.31	Property		1	Elkhart	Industrial	Warehouse	1983	2010	16,855	SF		305,602	305,602	305,602
4	Loan	5, 12, 13	1	VISA Global HQ	Office	CBD	2023	NAP	320,658	SF	695.44	85,000,000	85,000,000	85,000,000	5.50600%	0.01578%
5	Loan	5	1	Grapevine Mills	Retail	Super Regional Mall	1997	2015	1,628,140	SF	153.55	80,500,000	80,500,000	80,500,000	6.26400%	0.01578%
6	Loan	5	1	Hilton La Jolla Torrey Pines	Hospitality	Full Service	1989	2012	394	Rooms	279,187.82	65,000,000	65,000,000	65,000,000	6.68700%	0.01578%
7	Loan	14	1	Residence Inn National Mall - Washington D.C.	Hospitality	Extended Stay	2005	2012, 2018	233	Rooms	227,467.81	53,000,000	53,000,000	53,000,000	6.87400%	0.01453%
8	Loan		1	Germantown Commons	Retail	Anchored	1990	2003	200,726	SF	244.11	49,000,000	49,000,000	49,000,000	5.83000%	0.01578%
9	Loan	5, C	1	20 & 40 Pacifica	Office	Suburban	2007, 2008	NAP	627,900	SF	183.15	46,000,000	46,000,000	46,000,000	5.62600%	0.01453%
10	Loan	5, 15	1	900 North Michigan	Mixed Use	Retail/Office	1988	2015-2018	831,350	SF	216.52	45,000,000	45,000,000	45,000,000	6.85300%	0.01453%
11	Loan	5, 16	1	Marriott Myrtle Beach Grande Dunes Resort	Hospitality	Full Service	2003	2017	405	Rooms	246,277.62	40,000,000	39,896,974	34,135,692	6.14500%	0.01578%
12	Loan	6, 7, 17	2	DMV Portfolio	Office	Suburban	1992	NAP	97,629	SF	322.08	31,500,000	31,444,654	22,439,071	6.97500%	0.01453%
12.01	Property		1	30-56 Whitestone Expressway	Office	Suburban	1992	NAP	58,629	SF		16,400,000	16,371,185	11,682,564
12.02	Property		1	168-35 Rockaway Boulevard	Office	Suburban	1992	NAP	39,000	SF		15,100,000	15,073,469	10,756,507
13	Loan	5, D	1	610 Newport Center	Office	Suburban	1972	2022	285,638	SF	297.58	30,000,000	30,000,000	30,000,000	5.66600%	0.01578%
14	Loan		1	Briarcliff Commons	Retail	Anchored	1960	2020	179,466	SF	167.16	30,000,000	30,000,000	30,000,000	5.47000%	0.01578%
15	Loan		1	Kendall Value Center	Retail	Anchored	1983	NAP	183,392	SF	136.32	25,000,000	25,000,000	25,000,000	6.47000%	0.01578%
16	Loan	18	1	Hamden Life Storage II	Mixed Use	Self Storage/Retail	2002	NAP	128,586	SF	188.59	24,250,000	24,250,000	24,250,000	6.41000%	0.01453%
17	Loan	6	3	Compass Self Storage Portfolio	Self Storage	Self Storage	Various	Various	216,813	SF	105.62	22,900,000	22,900,000	22,900,000	6.32000%	0.04328%
17.01	Property		1	Compass Self Storage Alachua	Self Storage	Self Storage	2000	2008	88,765	SF		9,350,000	9,350,000	9,350,000
17.02	Property		1	Metro Self Storage – Limerick	Self Storage	Self Storage	2008	NAP	79,363	SF		8,950,000	8,950,000	8,950,000
17.03	Property		1	Compass Self Storage Cleveland	Self Storage	Self Storage	1920	2014	48,685	SF		4,600,000	4,600,000	4,600,000
18	Loan	5	1	Newport Centre	Retail	Super Regional Mall	1987	2006	966,186	SF	194.58	20,000,000	20,000,000	20,000,000	5.43700%	0.01453%
19	Loan		1	East West Commons	Retail	Anchored	1999, 2017	NAP	173,197	SF	103.93	18,000,000	18,000,000	18,000,000	6.17000%	0.01453%
20	Loan	19	1	AC Charlotte Southpark	Hospitality	Select Service	2019	NAP	162	Rooms	111,111.11	18,000,000	18,000,000	15,303,546	6.02000%	0.01578%
21	Loan		1	Brooklyn Renaissance Garage	Other	Parking Garage	1997	NAP	888	Spaces	17,159.40	15,250,000	15,237,549	13,324,110	7.02000%	0.01453%
22	Loan	6	2	Southwest Estates & Waters Edge Portfolio	Manufactured Housing	Manufactured Housing	1950	2022	283	Pads	49,469.96	14,000,000	14,000,000	14,000,000	6.98970%	0.01578%
22.01	Property		1	Waters Edge	Manufactured Housing	Manufactured Housing	1950	2022	172	Pads		7,924,212	7,924,212	7,924,212
22.02	Property		1	Southwest Estates	Manufactured Housing	Manufactured Housing	1950	2022	111	Pads		6,075,788	6,075,788	6,075,788
23	Loan		1	Staybridge Suites - Ann Arbor, MI	Hospitality	Extended Stay	2017	NAP	130	Rooms	107,692.31	14,000,000	14,000,000	12,361,623	7.42000%	0.01578%
24	Loan		1	115 West 190th Street	Multifamily	Mid Rise	2024	NAP	37	Units	352,216.22	13,032,000	13,032,000	13,032,000	6.55300%	0.01453%
25	Loan		1	345 Tenth Street	Self Storage	Self Storage	1880	1980	76,527	SF	124.14	9,500,000	9,500,000	9,500,000	6.60000%	0.01578%
26	Loan	8, 9, F	1	Hudson Courts Owners, Inc.	Multifamily	Cooperative	1959	1998	117	Units	76,923.08	9,000,000	9,000,000	8,350,115	5.89000%	0.09078%
27	Loan		1	Hampton Inn Grandville	Hospitality	Limited Service	2019	NAP	101	Rooms	86,755.33	8,775,000	8,762,289	7,663,934	7.00000%	0.01453%
28	Loan		1	Fairfield Inn Cincinnati Airport South	Hospitality	Limited Service	2019	NAP	92	Rooms	91,304.35	8,400,000	8,400,000	7,969,610	7.04000%	0.01578%
29	Loan	6	5	Louisiana MHC Portfolio	Manufactured Housing	Manufactured Housing	Various	NAP	195	Pads	36,615.38	7,140,000	7,140,000	7,140,000	6.60000%	0.07328%
29.01	Property		1	White Oaks MHC	Manufactured Housing	Manufactured Housing	1985	NAP	47	Pads		1,817,455	1,817,455	1,817,455

A-1-3

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(3)
29.02	Property		1	Magnolia Trace MHC	Manufactured Housing	Manufactured Housing	2005	NAP	40	Pads		1,687,636	1,687,636	1,687,636
29.03	Property		1	Herradura Heights	Manufactured Housing	Manufactured Housing	1985	NAP	45	Pads		1,557,818	1,557,818	1,557,818
29.04	Property		1	Cypress Trace MHC	Manufactured Housing	Manufactured Housing	1980	NAP	36	Pads		1,168,364	1,168,364	1,168,364
29.05	Property		1	Village Trace MHC	Manufactured Housing	Manufactured Housing	1980	NAP	27	Pads		908,727	908,727	908,727
30	Loan	8, 9, F	1	Fowler-Daley Owners, Inc.	Multifamily	Cooperative	1967	2004	228	Units	28,508.77	6,500,000	6,500,000	5,545,473	6.14000%	0.09078%
31	Loan	8, 9, F	1	14 Horatio Street Apartments Corp.	Multifamily	Cooperative	1960	2023	155	Units	36,091.24	5,600,000	5,594,142	4,720,818	5.74000%	0.09078%
32	Loan	20, E	1	Shops At Lily Cache Creek	Retail	Shadow Anchored	2003	NAP	17,960	SF	228.07	4,100,000	4,096,072	3,503,016	6.20000%	0.01578%
33	Loan	21	1	169 East Broadway	Mixed Use	Multifamily/Retail	1920	NAP	18	Units	211,111.11	3,800,000	3,800,000	3,800,000	7.03400%	0.01578%
34	Loan		1	Riverwinds MHC	Manufactured Housing	Manufactured Housing	1973	NAP	103	Pads	35,408.24	3,650,000	3,647,049	3,193,200	7.07000%	0.01578%
35	Loan	8, 9, F	1	2640 Marion Avenue Owners, Inc.	Multifamily	Cooperative	1960	2009	71	Units	38,009.74	2,700,000	2,698,691	2,517,578	6.13000%	0.09078%
36	Loan	8, 9, F	1	1500 Boston Road Housing Development Fund Corporation	Multifamily	Cooperative	1915	2014	38	Units	47,336.81	1,800,000	1,798,799	1,695,202	6.61000%	0.09078%
37	Loan	8, 9, F	1	Clark Street Tenants Incorporated	Multifamily	Cooperative	1915	2018	26	Units	67,277.14	1,750,000	1,749,206	1,639,983	6.37000%	0.09078%
38	Loan	8, 9, F	1	139 E. 66 St. Corporation	Multifamily	Cooperative	1916	2014	20	Units	75,000.00	1,500,000	1,500,000	1,500,000	6.52000%	0.09078%
39	Loan	8, 9, F	1	Trinity Arms Ltd.	Multifamily	Cooperative	1966	2022	35	Units	35,655.20	1,250,000	1,247,932	1,075,357	6.44000%	0.09078%
40	Loan	8, 9, F	1	West 96th Street Owners' Corp.	Multifamily	Cooperative	1904	2014	12	Units	91,512.56	1,100,000	1,098,151	944,468	6.37000%	0.09078%

A-1-4

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date
1	Loan	5, 6, 10, A	2	Soho Grand & The Roxy Hotel	5.52547%	NAP	468,078.70	NAP	5,616,944.40	Interest Only	No	Actual/360	120	119	120	119	0	0	8/20/2024
1.01	Property		1	Soho Grand Hotel
1.02	Property		1	Roxy Hotel
2	Loan	7, 11, B	1	Biltmore Park Town Square	6.49547%	NAP	495,031.25	NAP	5,940,375.00	Interest Only	No	Actual/360	120	119	120	119	0	0	8/30/2024
3	Loan	5, 6, 7	31	Poindexter Industrial Portfolio	5.63547%	NAP	405,766.78	NAP	4,869,201.36	Interest Only	No	Actual/360	120	120	120	120	0	0	9/16/2024
3.01	Property		1	Ringgold
3.02	Property		1	Laval
3.03	Property		1	Loudon
3.04	Property		1	Salt Lake City
3.05	Property		1	Morgantown
3.06	Property		1	Reading
3.07	Property		1	Orrville
3.08	Property		1	Riverside I
3.09	Property		1	Spring Hill
3.10	Property		1	Janesville
3.11	Property		1	Sturgis II
3.12	Property		1	Denver
3.13	Property		1	Sturgis I
3.14	Property		1	Social Circle
3.15	Property		1	Caldwell
3.16	Property		1	Brenham
3.17	Property		1	Clinton
3.18	Property		1	Ehrenberg
3.19	Property		1	Rydal
3.20	Property		1	Claremore
3.21	Property		1	West Palm Beach
3.22	Property		1	Decatur
3.23	Property		1	North Salt Lake
3.24	Property		1	Ephrata
3.25	Property		1	Nashville
3.26	Property		1	Louisville
3.27	Property		1	Riverside II
3.28	Property		1	Corsicana
3.29	Property		1	Centralia
3.30	Property		1	Indianapolis
3.31	Property		1	Elkhart
4	Loan	5, 12, 13	1	VISA Global HQ	5.49022%	NAP	395,425.12	NAP	4,745,101.39	Interest Only - ARD	Yes	Actual/360	120	119	120	119	0	0	8/29/2024
5	Loan	5	1	Grapevine Mills	6.24822%	NAP	426,046.25	NAP	5,112,555.00	Interest Only	No	Actual/360	120	117	120	117	0	0	6/17/2024
6	Loan	5	1	Hilton La Jolla Torrey Pines	6.67122%	NAP	367,243.23	NAP	4,406,918.76	Interest Only	No	Actual/360	120	118	120	118	0	0	7/17/2024
7	Loan	14	1	Residence Inn National Mall - Washington D.C.	6.85947%	NAP	307,818.36	NAP	3,693,820.32	Interest Only	No	Actual/360	120	119	120	119	0	0	8/27/2024
8	Loan		1	Germantown Commons	5.81422%	NAP	241,364.70	NAP	2,896,376.40	Interest Only	No	Actual/360	120	119	120	119	0	0	9/6/2024
9	Loan	5, C	1	20 & 40 Pacifica	5.61147%	NAP	218,658.66	NAP	2,623,903.92	Interest Only	No	Actual/360	120	117	120	117	0	0	6/20/2024
10	Loan	5, 15	1	900 North Michigan	6.83847%	NAP	260,556.77	NAP	3,126,681.24	Interest Only	No	Actual/360	120	118	120	118	0	0	7/22/2024
11	Loan	5, 16	1	Marriott Myrtle Beach Grande Dunes Resort	6.12922%	243,561.80	NAP	2,922,741.60	NAP	Amortizing Balloon	No	Actual/360	0	0	120	117	360	357	7/2/2024
12	Loan	6, 7, 17	2	DMV Portfolio	6.96047%	238,439.95	NAP	2,861,279.40	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	252	251	8/22/2024
12.01	Property		1	30-56 Whitestone Expressway
12.02	Property		1	168-35 Rockaway Boulevard
13	Loan	5, D	1	610 Newport Center	5.65022%	NAP	143,617.36	NAP	1,723,408.32	Interest Only	No	Actual/360	120	117	120	117	0	0	7/9/2024
14	Loan		1	Briarcliff Commons	5.45422%	NAP	138,649.31	NAP	1,663,791.72	Interest Only	No	Actual/360	120	120	120	120	0	0	9/13/2024
15	Loan		1	Kendall Value Center	6.45422%	NAP	136,663.77	NAP	1,639,965.24	Interest Only	No	Actual/360	120	117	120	117	0	0	7/1/2024
16	Loan	18	1	Hamden Life Storage II	6.39547%	NAP	131,334.52	NAP	1,576,014.24	Interest Only	No	Actual/360	120	120	120	120	0	0	9/11/2024
17	Loan	6	3	Compass Self Storage Portfolio	6.27672%	NAP	122,281.76	NAP	1,467,381.12	Interest Only	No	Actual/360	120	119	120	119	0	0	8/29/2024
17.01	Property		1	Compass Self Storage Alachua
17.02	Property		1	Metro Self Storage – Limerick
17.03	Property		1	Compass Self Storage Cleveland
18	Loan	5	1	Newport Centre	5.42247%	NAP	91,875.23	NAP	1,102,502.76	Interest Only	No	Actual/360	120	119	120	119	0	0	8/22/2024
19	Loan		1	East West Commons	6.15547%	NAP	93,835.42	NAP	1,126,025.04	Interest Only	No	Actual/360	120	118	120	118	0	0	8/5/2024
20	Loan	19	1	AC Charlotte Southpark	6.00422%	108,150.65	NAP	1,297,807.80	NAP	Amortizing Balloon	No	Actual/360	0	0	120	120	360	360	9/13/2024
21	Loan		1	Brooklyn Renaissance Garage	7.00547%	101,663.55	NAP	1,219,962.60	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	8/27/2024
22	Loan	6	2	Southwest Estates & Waters Edge Portfolio	6.97392%	NAP	82,679.09	NAP	992,149.08	Interest Only	No	Actual/360	120	118	120	118	0	0	7/3/2024
22.01	Property		1	Waters Edge
22.02	Property		1	Southwest Estates
23	Loan		1	Staybridge Suites - Ann Arbor, MI	7.40422%	97,124.26	NAP	1,165,491.12	NAP	Amortizing Balloon	No	Actual/360	0	0	120	120	360	360	9/3/2024
24	Loan		1	115 West 190th Street	6.53847%	NAP	72,153.99	NAP	865,847.88	Interest Only	No	Actual/360	120	118	120	118	0	0	7/25/2024
25	Loan		1	345 Tenth Street	6.58422%	NAP	52,975.69	NAP	635,708.28	Interest Only	No	Actual/360	120	118	120	118	0	0	8/6/2024
26	Loan	8, 9, F	1	Hudson Courts Owners, Inc.	5.79922%	48,830.85	NAP	585,970.20	NAP	Amortizing Balloon	No	Actual/360	0	0	120	120	480	480	9/6/2024
27	Loan		1	Hampton Inn Grandville	6.98547%	58,380.29	NAP	700,563.48	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118	360	358	7/17/2024
28	Loan		1	Fairfield Inn Cincinnati Airport South	7.02422%	56,111.25	49,964.44	673,335.00	599,573.28	Interest Only, Amortizing Balloon	No	Actual/360	60	60	120	120	360	360	9/10/2024
29	Loan	6	5	Louisiana MHC Portfolio	6.52672%	NAP	39,815.42	NAP	477,785.04	Interest Only	No	Actual/360	120	120	120	120	0	0	9/11/2024
29.01	Property		1	White Oaks MHC

A-1-5

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date
29.02	Property		1	Magnolia Trace MHC
29.03	Property		1	Herradura Heights
29.04	Property		1	Cypress Trace MHC
29.05	Property		1	Village Trace MHC
30	Loan	8, 9, F	1	Fowler-Daley Owners, Inc.	6.04922%	39,557.76	NAP	474,693.12	NAP	Amortizing Balloon	No	Actual/360	0	0	120	120	360	360	9/5/2024
31	Loan	8, 9, F	1	14 Horatio Street Apartments Corp.	5.64922%	32,644.51	NAP	391,734.12	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	8/30/2024
32	Loan	20, E	1	Shops At Lily Cache Creek	6.18422%	25,111.23	NAP	301,334.76	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	8/6/2024
33	Loan	21	1	169 East Broadway	7.01822%	NAP	22,583.70	NAP	271,004.40	Interest Only	No	Actual/360	120	117	120	117	0	0	6/21/2024
34	Loan		1	Riverwinds MHC	7.05422%	24,455.38	NAP	293,464.56	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	8/29/2024
35	Loan	8, 9, F	1	2640 Marion Avenue Owners, Inc.	6.03922%	15,101.17	NAP	181,214.04	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	480	479	8/29/2024
36	Loan	8, 9, F	1	1500 Boston Road Housing Development Fund Corporation	6.51922%	10,679.59	NAP	128,155.08	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118	480	478	7/23/2024
37	Loan	8, 9, F	1	Clark Street Tenants Incorporated	6.27922%	10,083.86	NAP	121,006.32	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	480	479	8/15/2024
38	Loan	8, 9, F	1	139 E. 66 St. Corporation	6.42922%	NAP	8,263.19	NAP	99,158.28	Interest Only	No	Actual/360	120	119	120	119	0	0	8/28/2024
39	Loan	8, 9, F	1	Trinity Arms Ltd.	6.34922%	7,851.59	NAP	94,219.08	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118	360	358	7/16/2024
40	Loan	8, 9, F	1	West 96th Street Owners' Corp.	6.27922%	6,858.97	NAP	82,307.64	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118	360	358	7/18/2024

A-1-6

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Prepayment Provisions (No. of Payments)	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date
1	Loan	5, 6, 10, A	2	Soho Grand & The Roxy Hotel	1	1	10/1/2024	NAP	9/1/2034	NAP	0	0	L(24),YM1(89),O(7)	116,574,475	73,575,137	42,999,338	5/31/2024
1.01	Property		1	Soho Grand Hotel										68,650,750	41,376,904	27,273,846	5/31/2024
1.02	Property		1	Roxy Hotel										47,923,725	32,198,233	15,725,492	5/31/2024
2	Loan	7, 11, B	1	Biltmore Park Town Square	1	6	10/6/2024	NAP	9/6/2034	NAP	5	0	L(25),YM1(88),O(7)	12,328,945	4,075,139	8,253,805	5/31/2024
3	Loan	5, 6, 7	31	Poindexter Industrial Portfolio	0	6	11/6/2024	NAP	10/6/2034	NAP	0	0	L(24),D(89),O(7)	NAV	NAV	NAV	NAV
3.01	Property		1	Ringgold										NAV	NAV	NAV	NAV
3.02	Property		1	Laval										NAV	NAV	NAV	NAV
3.03	Property		1	Loudon										NAV	NAV	NAV	NAV
3.04	Property		1	Salt Lake City										NAV	NAV	NAV	NAV
3.05	Property		1	Morgantown										NAV	NAV	NAV	NAV
3.06	Property		1	Reading										NAV	NAV	NAV	NAV
3.07	Property		1	Orrville										NAV	NAV	NAV	NAV
3.08	Property		1	Riverside I										NAV	NAV	NAV	NAV
3.09	Property		1	Spring Hill										NAV	NAV	NAV	NAV
3.10	Property		1	Janesville										NAV	NAV	NAV	NAV
3.11	Property		1	Sturgis II										NAV	NAV	NAV	NAV
3.12	Property		1	Denver										NAV	NAV	NAV	NAV
3.13	Property		1	Sturgis I										NAV	NAV	NAV	NAV
3.14	Property		1	Social Circle										NAV	NAV	NAV	NAV
3.15	Property		1	Caldwell										NAV	NAV	NAV	NAV
3.16	Property		1	Brenham										NAV	NAV	NAV	NAV
3.17	Property		1	Clinton										NAV	NAV	NAV	NAV
3.18	Property		1	Ehrenberg										NAV	NAV	NAV	NAV
3.19	Property		1	Rydal										NAV	NAV	NAV	NAV
3.20	Property		1	Claremore										NAV	NAV	NAV	NAV
3.21	Property		1	West Palm Beach										NAV	NAV	NAV	NAV
3.22	Property		1	Decatur										NAV	NAV	NAV	NAV
3.23	Property		1	North Salt Lake										NAV	NAV	NAV	NAV
3.24	Property		1	Ephrata										NAV	NAV	NAV	NAV
3.25	Property		1	Nashville										NAV	NAV	NAV	NAV
3.26	Property		1	Louisville										NAV	NAV	NAV	NAV
3.27	Property		1	Riverside II										NAV	NAV	NAV	NAV
3.28	Property		1	Corsicana										NAV	NAV	NAV	NAV
3.29	Property		1	Centralia										NAV	NAV	NAV	NAV
3.30	Property		1	Indianapolis										NAV	NAV	NAV	NAV
3.31	Property		1	Elkhart										NAV	NAV	NAV	NAV
4	Loan	5, 12, 13	1	VISA Global HQ	1	6	10/6/2024	NAP	9/6/2034	3/6/2038	0	0	L(25),D(88),O(7)	NAV	NAV	NAV	NAV
5	Loan	5	1	Grapevine Mills	3	1	8/1/2024	NAP	7/1/2034	NAP	0	0	L(27),D(86),O(7)	57,265,658	13,528,222	43,737,436	3/31/2024
6	Loan	5	1	Hilton La Jolla Torrey Pines	2	1	9/1/2024	NAP	8/1/2034	NAP	0	5	L(26),D(87),O(7)	52,688,988	33,313,010	19,375,978	5/31/2024
7	Loan	14	1	Residence Inn National Mall - Washington D.C.	1	6	10/6/2024	NAP	9/6/2034	NAP	0	0	L(25),D(88),O(7)	18,785,957	11,340,314	7,445,643	6/30/2024
8	Loan		1	Germantown Commons	1	11	10/11/2024	NAP	9/11/2034	NAP	5	0	L(25),D(88),O(7)	5,674,132	1,455,268	4,218,864	6/30/2024
9	Loan	5, C	1	20 & 40 Pacifica	3	11	8/11/2024	NAP	7/11/2034	NAP	0	0	L(24),YM1(3),DorYM1(88),O(5)	28,314,642	10,422,713	17,891,929	4/30/2024
10	Loan	5, 15	1	900 North Michigan	2	6	9/6/2024	NAP	8/6/2034	NAP	0	0	L(26),D(87),O(7)	57,803,398	31,088,059	26,715,339	12/31/2023
11	Loan	5, 16	1	Marriott Myrtle Beach Grande Dunes Resort	3	11	8/11/2024	8/11/2024	7/11/2034	NAP	0	0	L(27),D(86),O(7)	43,752,709	22,449,435	21,303,274	5/31/2024
12	Loan	6, 7, 17	2	DMV Portfolio	1	6	10/6/2024	10/6/2024	9/6/2034	NAP	0	0	L(25),D(88),O(7)	4,913,793	2,091,529	2,822,264	12/31/2023
12.01	Property		1	30-56 Whitestone Expressway										2,957,552	1,417,974	1,539,578	12/31/2023
12.02	Property		1	168-35 Rockaway Boulevard										1,956,241	673,555	1,282,686	12/31/2023
13	Loan	5, D	1	610 Newport Center	3	11	8/11/2024	NAP	7/11/2034	NAP	0	0	L(24),YM1(3),DorYM1(88),O(5)	18,471,050	5,185,996	13,285,054	5/31/2024
14	Loan		1	Briarcliff Commons	0	1	11/1/2024	NAP	10/1/2034	NAP	5	5	L(24),D(89),O(7)	5,562,868	1,701,476	3,861,392	6/30/2024
15	Loan		1	Kendall Value Center	3	1	8/1/2024	NAP	7/1/2034	NAP	5	5	L(27),D(86),O(7)	4,495,432	1,380,441	3,114,991	3/31/2024
16	Loan	18	1	Hamden Life Storage II	0	6	11/6/2024	NAP	10/6/2034	NAP	0	0	L(24),D(89),O(7)	2,493,699	669,476	1,824,223	7/31/2024
17	Loan	6	3	Compass Self Storage Portfolio	1	6	10/6/2024	NAP	9/6/2034	NAP	0	0	L(25),D(91),O(4)	3,754,394	1,420,358	2,334,036	6/30/2024
17.01	Property		1	Compass Self Storage Alachua										1,462,208	522,603	939,605	6/30/2024
17.02	Property		1	Metro Self Storage – Limerick										1,353,479	428,854	924,625	6/30/2024
17.03	Property		1	Compass Self Storage Cleveland										938,707	468,901	469,806	6/30/2024
18	Loan	5	1	Newport Centre	1	1	10/1/2024	NAP	9/1/2034	NAP	0	0	L(25),D(88),O(7)	46,686,244	19,005,484	27,680,760	6/30/2024
19	Loan		1	East West Commons	2	6	9/6/2024	NAP	8/6/2034	NAP	0	0	L(26),D(87),O(7)	3,190,498	743,645	2,446,853	3/31/2024
20	Loan	19	1	AC Charlotte Southpark	0	11	11/11/2024	11/11/2024	10/11/2034	NAP	0	0	L(24),D(92),O(4)	10,506,892	6,495,908	4,010,984	6/30/2024
21	Loan		1	Brooklyn Renaissance Garage	1	6	10/6/2024	10/6/2024	9/6/2034	NAP	0	0	L(25),D(89),O(6)	5,021,043	3,656,229	1,364,814	6/30/2024
22	Loan	6	2	Southwest Estates & Waters Edge Portfolio	2	1	9/1/2024	NAP	8/1/2034	NAP	5	4	L(26),D(87),O(7)	2,171,148	1,054,469	1,116,679	4/30/2024
22.01	Property		1	Waters Edge										1,240,370	693,630	546,740	4/30/2024
22.02	Property		1	Southwest Estates										930,778	360,839	569,939	4/30/2024
23	Loan		1	Staybridge Suites - Ann Arbor, MI	0	1	11/1/2024	11/1/2024	10/1/2034	NAP	5	4	L(24),D(92),O(4)	4,263,342	2,357,527	1,905,815	6/30/2024
24	Loan		1	115 West 190th Street	2	6	9/6/2024	NAP	8/6/2034	NAP	0	0	L(26),D(87),O(7)	NAV	NAV	NAV	NAV
25	Loan		1	345 Tenth Street	2	11	9/11/2024	NAP	8/11/2034	NAP	0	0	L(26),D(90),O(4)	2,426,433	771,291	1,655,142	5/31/2024
26	Loan	8, 9, F	1	Hudson Courts Owners, Inc.	0	1	11/1/2024	11/1/2024	10/1/2034	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
27	Loan		1	Hampton Inn Grandville	2	6	9/6/2024	9/6/2024	8/6/2034	NAP	0	0	L(26),D(90),O(4)	2,912,550	1,516,947	1,395,603	5/31/2024
28	Loan		1	Fairfield Inn Cincinnati Airport South	0	1	11/1/2024	11/1/2029	10/1/2034	NAP	5	5	L(24),D(92),O(4)	3,366,141	2,235,098	1,131,043	6/30/2024
29	Loan	6	5	Louisiana MHC Portfolio	0	1	11/1/2024	NAP	10/1/2034	NAP	5	5	L(24),D(91),O(5)	1,009,565	276,467	733,098	6/30/2024
29.01	Property		1	White Oaks MHC										NAV	NAV	NAV	NAV

A-1-7

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Prepayment Provisions (No. of Payments)	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date
29.02	Property		1	Magnolia Trace MHC										NAV	NAV	NAV	NAV
29.03	Property		1	Herradura Heights										NAV	NAV	NAV	NAV
29.04	Property		1	Cypress Trace MHC										NAV	NAV	NAV	NAV
29.05	Property		1	Village Trace MHC										NAV	NAV	NAV	NAV
30	Loan	8, 9, F	1	Fowler-Daley Owners, Inc.	0	1	11/1/2024	11/1/2024	10/1/2034	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
31	Loan	8, 9, F	1	14 Horatio Street Apartments Corp.	1	1	10/1/2024	10/1/2024	9/1/2034	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
32	Loan	20, E	1	Shops At Lily Cache Creek	1	1	10/1/2024	10/1/2024	9/1/2034	NAP	5	5	L(24),YM1(89),O(7)	800,929	252,670	548,259	5/31/2024
33	Loan	21	1	169 East Broadway	3	1	8/1/2024	NAP	7/1/2034	NAP	5	4	L(27),D(89),O(4)	724,740	271,778	452,962	5/31/2024
34	Loan		1	Riverwinds MHC	1	11	10/11/2024	10/11/2024	9/11/2034	NAP	0	0	L(25),D(91),O(4)	565,141	115,761	449,380	7/31/2024
35	Loan	8, 9, F	1	2640 Marion Avenue Owners, Inc.	1	1	10/1/2024	10/1/2024	9/1/2034	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
36	Loan	8, 9, F	1	1500 Boston Road Housing Development Fund Corporation	2	1	9/1/2024	9/1/2024	8/1/2034	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
37	Loan	8, 9, F	1	Clark Street Tenants Incorporated	1	1	10/1/2024	10/1/2024	9/1/2034	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
38	Loan	8, 9, F	1	139 E. 66 St. Corporation	1	1	10/1/2024	NAP	9/1/2034	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
39	Loan	8, 9, F	1	Trinity Arms Ltd.	2	1	9/1/2024	9/1/2024	8/1/2034	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
40	Loan	8, 9, F	1	West 96th Street Owners' Corp.	2	1	9/1/2024	9/1/2024	8/1/2034	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP

A-1-8

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)
1	Loan	5, 6, 10, A	2	Soho Grand & The Roxy Hotel	T-12	114,555,619	72,124,009	42,431,610	12/31/2023	T-12	113,711,265	68,750,826	44,960,439	12/31/2022	T-12	89.8%	116,259,771	73,674,721
1.01	Property		1	Soho Grand Hotel	T-12	67,606,088	40,364,107	27,241,981	12/31/2023	T-12	67,875,809	38,872,617	29,003,193	12/31/2022	T-12	90.4%	68,464,532	41,490,616
1.02	Property		1	Roxy Hotel	T-12	46,949,531	31,759,903	15,189,629	12/31/2023	T-12	45,835,455	29,878,209	15,957,246	12/31/2022	T-12	88.8%	47,795,238	32,184,105
2	Loan	7, 11, B	1	Biltmore Park Town Square	T-12	12,016,500	3,656,586	8,359,914	12/31/2023	T-12	11,067,896	3,708,471	7,359,425	12/31/2022	T-12	91.2%	13,261,211	3,800,669
3	Loan	5, 6, 7	31	Poindexter Industrial Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	21,558,358	646,751
3.01	Property		1	Ringgold	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,524,358	75,731
3.02	Property		1	Laval	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,703,206	51,096
3.03	Property		1	Loudon	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,513,613	45,408
3.04	Property		1	Salt Lake City	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,064,383	31,932
3.05	Property		1	Morgantown	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,287,678	38,630
3.06	Property		1	Reading	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	742,555	22,277
3.07	Property		1	Orrville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	903,600	27,108
3.08	Property		1	Riverside I	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	692,331	20,770
3.09	Property		1	Spring Hill	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	945,783	28,374
3.10	Property		1	Janesville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	848,505	25,455
3.11	Property		1	Sturgis II	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	931,045	27,931
3.12	Property		1	Denver	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	787,826	23,635
3.13	Property		1	Sturgis I	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	804,114	24,123
3.14	Property		1	Social Circle	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	589,972	17,699
3.15	Property		1	Caldwell	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	521,725	15,652
3.16	Property		1	Brenham	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	643,892	19,317
3.17	Property		1	Clinton	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	522,804	15,684
3.18	Property		1	Ehrenberg	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	479,657	14,390
3.19	Property		1	Rydal	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	500,837	15,025
3.20	Property		1	Claremore	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	536,874	16,106
3.21	Property		1	West Palm Beach	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	383,822	11,515
3.22	Property		1	Decatur	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	309,449	9,283
3.23	Property		1	North Salt Lake	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	358,804	10,764
3.24	Property		1	Ephrata	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	383,610	11,508
3.25	Property		1	Nashville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	286,836	8,605
3.26	Property		1	Louisville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	267,709	8,031
3.27	Property		1	Riverside II	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	165,725	4,972
3.28	Property		1	Corsicana	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	409,848	12,295
3.29	Property		1	Centralia	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	206,526	6,196
3.30	Property		1	Indianapolis	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	167,415	5,022
3.31	Property		1	Elkhart	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	73,857	2,216
4	Loan	5, 12, 13	1	VISA Global HQ	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	96.1%	40,374,648	13,072,148
5	Loan	5	1	Grapevine Mills	T-12	54,686,327	13,617,086	41,069,241	12/31/2023	T-12	55,175,531	14,530,759	40,644,772	12/31/2022	T-12	97.9%	58,524,018	13,633,655
6	Loan	5	1	Hilton La Jolla Torrey Pines	T-12	50,714,969	32,484,721	18,230,248	12/31/2023	T-12	49,075,696	30,973,337	18,102,359	12/31/2022	T-12	78.9%	53,274,784	34,528,707
7	Loan	14	1	Residence Inn National Mall - Washington D.C.	T-12	18,320,960	11,275,616	7,045,344	12/31/2023	T-12	14,460,037	9,251,576	5,208,461	12/31/2022	T-12	79.5%	18,734,629	11,419,244
8	Loan		1	Germantown Commons	T-12	5,305,070	1,321,957	3,983,113	12/31/2023	T-12	5,239,945	1,367,326	3,872,619	12/31/2022	T-12	93.7%	6,725,620	1,304,441
9	Loan	5, C	1	20 & 40 Pacifica	T-12	28,366,505	10,237,622	18,128,883	6/30/2023	T-12	27,631,947	9,152,834	18,479,113	6/30/2022	T-12	90.0%	29,563,275	10,248,447
10	Loan	5, 15	1	900 North Michigan	T-12	55,448,320	29,652,635	25,795,686	12/31/2022	T-12	54,179,102	27,476,761	26,702,341	12/31/2021	T-12	90.8%	56,031,359	33,262,367
11	Loan	5, 16	1	Marriott Myrtle Beach Grande Dunes Resort	T-12	42,367,654	21,989,878	20,377,776	12/31/2023	T-12	40,914,558	20,406,211	20,508,347	12/31/2022	T-12	70.1%	43,678,921	22,286,435
12	Loan	6, 7, 17	2	DMV Portfolio	T-12	4,227,335	2,207,580	2,019,755	12/31/2022	T-12	4,296,749	2,301,240	1,995,509	12/31/2021	T-12	96.2%	6,288,297	2,186,276
12.01	Property		1	30-56 Whitestone Expressway	T-12	2,488,249	1,412,731	1,075,518	12/31/2022	T-12	2,843,038	1,501,237	1,341,801	12/31/2021	T-12	96.3%	3,600,009	1,435,176
12.02	Property		1	168-35 Rockaway Boulevard	T-12	1,739,086	794,849	944,237	12/31/2022	T-12	1,453,711	800,003	653,708	12/31/2021	T-12	96.1%	2,688,288	751,100
13	Loan	5, D	1	610 Newport Center	T-12	17,740,078	5,446,209	12,293,869	12/31/2023	T-12	16,905,494	4,889,567	12,015,927	12/31/2022	T-12	94.8%	19,862,232	5,254,142
14	Loan		1	Briarcliff Commons	T-12	5,326,374	1,588,227	3,738,148	12/31/2023	T-12	5,335,848	1,672,064	3,663,784	12/31/2022	T-12	95.0%	5,698,085	1,669,327
15	Loan		1	Kendall Value Center	T-12	4,458,653	1,324,584	3,134,070	12/31/2023	T-12	4,236,937	1,210,448	3,026,489	12/31/2022	T-12	95.0%	4,364,792	1,355,822
16	Loan	18	1	Hamden Life Storage II	T-12	2,238,246	636,413	1,601,833	12/31/2023	T-12	2,004,065	601,115	1,402,950	12/31/2022	T-12	84.9%	3,006,992	704,268
17	Loan	6	3	Compass Self Storage Portfolio	T-12	3,751,508	1,342,262	2,409,246	12/31/2023	T-12	3,674,792	1,295,971	2,378,822	12/31/2022	T-12	82.0%	3,754,394	1,414,865
17.01	Property		1	Compass Self Storage Alachua	T-12	1,450,273	492,577	957,696	12/31/2023	T-12	1,425,956	461,028	964,928	12/31/2022	T-12	80.7%	1,462,208	509,222
17.02	Property		1	Metro Self Storage – Limerick	T-12	1,371,821	410,348	961,473	12/31/2023	T-12	1,360,740	406,988	953,752	12/31/2022	T-12	87.1%	1,353,479	439,910
17.03	Property		1	Compass Self Storage Cleveland	T-12	929,414	439,337	490,077	12/31/2023	T-12	888,096	427,954	460,142	12/31/2022	T-12	77.0%	938,707	465,733
18	Loan	5	1	Newport Centre	T-12	47,188,133	19,365,485	27,822,648	12/31/2023	T-12	46,432,352	19,030,158	27,402,194	12/31/2022	T-12	95.4%	47,183,709	18,421,481
19	Loan		1	East West Commons	T-12	3,172,675	796,308	2,376,367	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	3,327,170	803,777
20	Loan	19	1	AC Charlotte Southpark	T-12	9,923,417	6,191,718	3,731,699	12/31/2023	T-12	7,857,643	5,372,795	2,484,849	12/31/2022	T-12	74.6%	10,482,606	6,531,233
21	Loan		1	Brooklyn Renaissance Garage	T-12	4,882,751	3,370,490	1,512,261	12/31/2023	T-12	4,284,906	3,140,273	1,144,633	12/31/2022	T-12	96.2%	5,138,958	3,458,908
22	Loan	6	2	Southwest Estates & Waters Edge Portfolio	T-12	2,124,238	1,029,777	1,094,461	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	86.8%	2,249,259	994,890
22.01	Property		1	Waters Edge	T-12	1,220,388	665,828	554,560	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	79.0%	1,273,563	619,488
22.02	Property		1	Southwest Estates	T-12	903,850	363,949	539,901	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	94.0%	975,695	375,402
23	Loan		1	Staybridge Suites - Ann Arbor, MI	T-12	4,211,124	2,347,944	1,863,180	12/31/2023	T-12	3,812,440	2,354,931	1,457,509	12/31/2022	T-12	62.3%	4,263,342	2,443,672
24	Loan		1	115 West 190th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,321,853	160,430
25	Loan		1	345 Tenth Street	T-12	2,354,851	788,847	1,566,004	12/31/2023	T-12	2,219,743	741,080	1,478,663	12/31/2022	T-12	94.9%	2,286,359	879,837
26	Loan	8, 9, F	1	Hudson Courts Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.0%	3,353,588	1,212,454
27	Loan		1	Hampton Inn Grandville	T-12	2,929,014	1,557,844	1,371,170	12/31/2023	T-12	2,996,766	1,748,582	1,248,184	12/31/2022	T-12	61.9%	2,904,593	1,531,933
28	Loan		1	Fairfield Inn Cincinnati Airport South	T-12	3,363,958	2,236,375	1,127,583	12/31/2023	T-12	3,185,163	2,113,120	1,072,043	12/31/2022	T-12	86.5%	3,356,944	2,251,200
29	Loan	6	5	Louisiana MHC Portfolio	T-1 Annualized	923,461	276,467	646,993	6/30/2024	T-12	867,137	256,802	610,336	12/31/2023	T-12	88.6%	960,136	304,633
29.01	Property		1	White Oaks MHC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV

A-1-9

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)
29.02	Property		1	Magnolia Trace MHC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
29.03	Property		1	Herradura Heights	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
29.04	Property		1	Cypress Trace MHC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
29.05	Property		1	Village Trace MHC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
30	Loan	8, 9, F	1	Fowler-Daley Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%	6,053,172	2,391,749
31	Loan	8, 9, F	1	14 Horatio Street Apartments Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.9%	9,918,612	3,611,955
32	Loan	20, E	1	Shops At Lily Cache Creek	T-12	789,422	257,219	532,203	12/31/2023	T-12	775,601	274,557	501,044	12/31/2022	T-12	93.9%	767,771	261,381
33	Loan	21	1	169 East Broadway	T-12	703,757	271,200	432,557	12/31/2023	T-12	619,304	295,493	323,811	12/31/2022	T-12	95.0%	699,298	283,994
34	Loan		1	Riverwinds MHC	T-12	520,230	119,943	400,287	12/31/2023	T-12	520,476	130,556	389,920	12/31/2022	T-12	91.7%	588,847	158,904
35	Loan	8, 9, F	1	2640 Marion Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%	1,393,330	699,647
36	Loan	8, 9, F	1	1500 Boston Road Housing Development Fund Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.7%	976,309	379,946
37	Loan	8, 9, F	1	Clark Street Tenants Incorporated	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%	2,221,347	716,626
38	Loan	8, 9, F	1	139 E. 66 St. Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%	3,433,965	1,266,851
39	Loan	8, 9, F	1	Trinity Arms Ltd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.0%	830,647	394,481
40	Loan	8, 9, F	1	West 96th Street Owners' Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%	1,067,781	394,558

A-1-10

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)
1	Loan	5, 6, 10, A	2	Soho Grand & The Roxy Hotel	42,585,049	4,650,391	0	37,934,659	3.73	3.32	20.9%	18.6%	508,000,000	As Is	7/1/2024	40.1%	40.1%
1.01	Property		1	Soho Grand Hotel	26,973,916	2,738,581	0	24,235,335					327,000,000	As Is	7/1/2024
1.02	Property		1	Roxy Hotel	15,611,133	1,911,810	0	13,699,323					181,000,000	As Is	7/1/2024
2	Loan	7, 11, B	1	Biltmore Park Town Square	9,460,541	0	0	9,460,541	1.59	1.59	10.5%	10.5%	154,200,000	As Is	7/9/2024	58.4%	58.4%
3	Loan	5, 6, 7	31	Poindexter Industrial Portfolio	20,911,608	0	0	20,911,608	2.62	2.62	15.0%	15.0%	348,250,000	As Is	Various	39.9%	39.9%
3.01	Property		1	Ringgold	2,448,627	0	0	2,448,627					47,000,000	As Is	8/15/2024
3.02	Property		1	Laval	1,652,110	0	0	1,652,110					26,830,000	As Is	8/15/2024
3.03	Property		1	Loudon	1,468,204	0	0	1,468,204					23,800,000	As Is	8/12/2024
3.04	Property		1	Salt Lake City	1,032,452	0	0	1,032,452					20,800,000	As Is	8/16/2024
3.05	Property		1	Morgantown	1,249,047	0	0	1,249,047					19,100,000	As Is	8/12/2024
3.06	Property		1	Reading	720,278	0	0	720,278					16,100,000	As Is	8/12/2024
3.07	Property		1	Orrville	876,492	0	0	876,492					13,300,000	As Is	8/14/2024
3.08	Property		1	Riverside I	671,562	0	0	671,562					13,700,000	As Is	8/9/2024
3.09	Property		1	Spring Hill	917,410	0	0	917,410					12,900,000	As Is	8/13/2024
3.10	Property		1	Janesville	823,050	0	0	823,050					12,400,000	As Is	8/1/2024
3.11	Property		1	Sturgis II	903,114	0	0	903,114					12,700,000	As Is	8/14/2024
3.12	Property		1	Denver	764,191	0	0	764,191					11,500,000	As Is	8/12/2024
3.13	Property		1	Sturgis I	779,990	0	0	779,990					11,000,000	As Is	8/14/2024
3.14	Property		1	Social Circle	572,273	0	0	572,273					9,200,000	As Is	8/15/2024
3.15	Property		1	Caldwell	506,073	0	0	506,073					8,900,000	As Is	8/14/2024
3.16	Property		1	Brenham	624,575	0	0	624,575					8,600,000	As Is	8/13/2024
3.17	Property		1	Clinton	507,120	0	0	507,120					7,900,000	As Is	8/13/2024
3.18	Property		1	Ehrenberg	465,267	0	0	465,267					7,900,000	As Is	8/9/2024
3.19	Property		1	Rydal	485,812	0	0	485,812					7,300,000	As Is	8/15/2024
3.20	Property		1	Claremore	520,767	0	0	520,767					6,800,000	As Is	8/12/2024
3.21	Property		1	West Palm Beach	372,307	0	0	372,307					6,150,000	As Is	8/13/2024
3.22	Property		1	Decatur	300,165	0	0	300,165					5,800,000	As Is	8/1/2024
3.23	Property		1	North Salt Lake	348,040	0	0	348,040					5,700,000	As Is	8/16/2024
3.24	Property		1	Ephrata	372,102	0	0	372,102					5,600,000	As Is	8/12/2024
3.25	Property		1	Nashville	278,231	0	0	278,231					4,500,000	As Is	8/12/2024
3.26	Property		1	Louisville	259,678	0	0	259,678					4,300,000	As Is	8/14/2024
3.27	Property		1	Riverside II	160,754	0	0	160,754					3,900,000	As Is	8/9/2024
3.28	Property		1	Corsicana	397,553	0	0	397,553					6,700,000	As Is	8/15/2024
3.29	Property		1	Centralia	200,330	0	0	200,330					3,970,000	As Is	8/14/2024
3.30	Property		1	Indianapolis	162,393	0	0	162,393					2,650,000	As Is	8/12/2024
3.31	Property		1	Elkhart	71,641	0	0	71,641					1,250,000	As Is	8/12/2024
4	Loan	5, 12, 13	1	VISA Global HQ	27,302,500	48,099	0	27,254,401	2.19	2.19	12.2%	12.2%	446,000,000	Prospective Value Upon Stabilization	7/11/2024	50.0%	50.0%
5	Loan	5	1	Grapevine Mills	44,890,363	290,215	2,047,768	42,552,379	2.83	2.68	18.0%	17.0%	548,000,000	As Is	5/13/2024	45.6%	45.6%
6	Loan	5	1	Hilton La Jolla Torrey Pines	18,746,078	2,663,739	0	16,082,339	2.51	2.16	17.0%	14.6%	165,500,000	As Is	5/17/2024	66.5%	66.5%
7	Loan	14	1	Residence Inn National Mall - Washington D.C.	7,315,386	749,385	0	6,566,001	1.98	1.78	13.8%	12.4%	83,900,000	As Is	5/23/2024	63.2%	63.2%
8	Loan		1	Germantown Commons	5,421,178	45,446	186,769	5,188,964	1.87	1.79	11.1%	10.6%	69,900,000	As Is	8/3/2024	70.1%	70.1%
9	Loan	5, C	1	20 & 40 Pacifica	19,314,829	125,580	626,702	18,562,547	2.94	2.83	16.8%	16.1%	267,100,000	As Is	5/29/2024	43.1%	43.1%
10	Loan	5, 15	1	900 North Michigan	22,768,993	224,465	441,427	22,103,101	1.82	1.77	12.6%	12.3%	315,000,000	As Is	5/29/2024	57.1%	57.1%
11	Loan	5, 16	1	Marriott Myrtle Beach Grande Dunes Resort	21,392,485	1,747,157	0	19,645,328	2.93	2.69	21.4%	19.7%	223,000,000	Upon Completion	4/25/2025	44.7%	38.3%
12	Loan	6, 7, 17	2	DMV Portfolio	4,102,021	24,407	116,586	3,961,027	1.43	1.38	13.0%	12.6%	53,600,000	As Is	4/10/2024	58.7%	41.9%
12.01	Property		1	30-56 Whitestone Expressway	2,164,833	14,657	77,238	2,072,937					27,900,000	As Is	4/10/2024
12.02	Property		1	168-35 Rockaway Boulevard	1,937,188	9,750	39,348	1,888,090					25,700,000	As Is	4/10/2024
13	Loan	5, D	1	610 Newport Center	14,608,090	77,668	285,144	14,245,278	2.99	2.92	17.2%	16.8%	191,000,000	As Is	5/29/2024	44.5%	44.5%
14	Loan		1	Briarcliff Commons	4,028,758	30,342	288,940	3,709,477	2.42	2.23	13.4%	12.4%	61,800,000	As Is	7/10/2024	48.5%	48.5%
15	Loan		1	Kendall Value Center	3,008,970	27,509	207,937	2,773,524	1.83	1.69	12.0%	11.1%	51,100,000	As Is	5/15/2024	48.9%	48.9%
16	Loan	18	1	Hamden Life Storage II	2,302,725	14,393	30,691	2,257,640	1.46	1.43	9.5%	9.3%	42,100,000	As Is	6/7/2024	57.6%	57.6%
17	Loan	6	3	Compass Self Storage Portfolio	2,339,529	24,312	0	2,315,218	1.59	1.58	10.2%	10.1%	40,710,000	As Is	Various	56.3%	56.3%
17.01	Property		1	Compass Self Storage Alachua	952,987	12,427	0	940,559					14,950,000	As Is	7/25/2024
17.02	Property		1	Metro Self Storage – Limerick	913,569	5,555	0	908,013					17,310,000	As Is	7/30/2024
17.03	Property		1	Compass Self Storage Cleveland	472,974	6,329	0	466,645					8,450,000	As Is	7/30/2024
18	Loan	5	1	Newport Centre	28,762,228	193,237	966,186	27,602,805	2.78	2.66	15.3%	14.7%	436,800,000	As Is	7/11/2024	43.0%	43.0%
19	Loan		1	East West Commons	2,523,393	38,103	69,099	2,416,191	2.24	2.15	14.0%	13.4%	31,800,000	As Is	6/27/2024	56.6%	56.6%
20	Loan	19	1	AC Charlotte Southpark	3,951,373	524,130	0	3,427,243	3.04	2.64	22.0%	19.0%	47,400,000	As Is	6/25/2024	38.0%	32.3%
21	Loan		1	Brooklyn Renaissance Garage	1,680,050	44,400	0	1,635,650	1.38	1.34	11.0%	10.7%	35,200,000	As Is	4/25/2024	43.3%	37.9%
22	Loan	6	2	Southwest Estates & Waters Edge Portfolio	1,254,369	14,150	0	1,240,219	1.26	1.25	9.0%	8.9%	25,070,000	As Is	5/2/2024	55.8%	55.8%
22.01	Property		1	Waters Edge	654,075	8,600	0	645,475					14,190,000	As Is	5/2/2024
22.02	Property		1	Southwest Estates	600,293	5,550	0	594,743					10,880,000	As Is	5/2/2024
23	Loan		1	Staybridge Suites - Ann Arbor, MI	1,819,670	170,534	0	1,649,136	1.56	1.41	13.0%	11.8%	19,800,000	As Is	6/6/2024	70.7%	62.4%
24	Loan		1	115 West 190th Street	1,161,423	9,250	0	1,152,173	1.34	1.33	9.4%	9.3%	18,000,000	As Is	7/3/2024	68.9%	68.9%
25	Loan		1	345 Tenth Street	1,406,521	20,258	0	1,386,263	2.21	2.18	14.8%	14.6%	23,200,000	As Is	6/3/2024	40.9%	40.9%
26	Loan	8, 9, F	1	Hudson Courts Owners, Inc.	2,141,134	29,500	0	2,111,634	3.65	3.60	23.8%	23.5%	28,900,000	As Is	7/16/2024	31.1%	28.9%
27	Loan		1	Hampton Inn Grandville	1,372,660	116,184	0	1,256,476	1.96	1.79	15.7%	14.3%	13,700,000	As Is	6/20/2024	64.0%	55.9%
28	Loan		1	Fairfield Inn Cincinnati Airport South	1,105,744	134,278	0	971,466	1.64	1.44	13.2%	11.6%	14,500,000	As Is	6/13/2024	57.9%	55.0%
29	Loan	6	5	Louisiana MHC Portfolio	655,503	10,350	0	645,153	1.37	1.35	9.2%	9.0%	11,000,000	As Is	Various	64.9%	64.9%
29.01	Property		1	White Oaks MHC	NAV	NAV	NAV	NAV					2,800,000	As Is	7/24/2024

A-1-11

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)
29.02	Property		1	Magnolia Trace MHC	NAV	NAV	NAV	NAV					2,600,000	As Is	8/6/2024
29.03	Property		1	Herradura Heights	NAV	NAV	NAV	NAV					2,400,000	As Is	7/24/2024
29.04	Property		1	Cypress Trace MHC	NAV	NAV	NAV	NAV					1,800,000	As Is	7/24/2024
29.05	Property		1	Village Trace MHC	NAV	NAV	NAV	NAV					1,400,000	As Is	7/24/2024
30	Loan	8, 9, F	1	Fowler-Daley Owners, Inc.	3,661,423	92,000	0	3,569,423	7.71	7.52	56.3%	54.9%	68,900,000	As Is	7/12/2024	9.4%	8.0%
31	Loan	8, 9, F	1	14 Horatio Street Apartments Corp.	6,306,657	31,800	0	6,274,857	16.10	16.02	112.7%	112.2%	167,300,000	As Is	6/12/2024	3.3%	2.8%
32	Loan	20, E	1	Shops At Lily Cache Creek	506,390	2,694	21,396	482,301	1.68	1.60	12.4%	11.8%	6,700,000	As Is	6/19/2024	61.1%	52.3%
33	Loan	21	1	169 East Broadway	415,303	4,500	0	410,803	1.53	1.52	10.9%	10.8%	7,900,000	As Is	4/16/2024	48.1%	48.1%
34	Loan		1	Riverwinds MHC	429,943	5,150	0	424,793	1.47	1.45	11.8%	11.6%	6,300,000	As Is	5/28/2024	57.9%	50.7%
35	Loan	8, 9, F	1	2640 Marion Avenue Owners, Inc.	693,683	17,200	0	676,483	3.83	3.73	25.7%	25.1%	14,400,000	As Is	5/17/2024	18.7%	17.5%
36	Loan	8, 9, F	1	1500 Boston Road Housing Development Fund Corporation	596,363	9,500	0	586,863	4.65	4.58	33.2%	32.6%	7,800,000	As Is	5/13/2024	23.1%	21.7%
37	Loan	8, 9, F	1	Clark Street Tenants Incorporated	1,504,721	6,750	0	1,497,971	12.44	12.38	86.0%	85.6%	58,600,000	As Is	6/27/2024	3.0%	2.8%
38	Loan	8, 9, F	1	139 E. 66 St. Corporation	2,167,114	31,500	0	2,135,614	21.86	21.54	144.5%	142.4%	45,600,000	As Is	5/17/2024	3.3%	3.3%
39	Loan	8, 9, F	1	Trinity Arms Ltd.	436,166	8,100	0	428,066	4.63	4.54	35.0%	34.3%	6,300,000	As Is	5/28/2024	19.8%	17.1%
40	Loan	8, 9, F	1	West 96th Street Owners' Corp.	673,223	12,000	0	661,223	8.18	8.03	61.3%	60.2%	24,450,000	As Is	6/6/2024	4.5%	3.9%

A-1-12

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Leased Occupancy (%)(2)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date(4)
1	Loan	5, 6, 10, A	2	Soho Grand & The Roxy Hotel	89.8%	5/31/2024
1.01	Property		1	Soho Grand Hotel	90.4%	5/31/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Roxy Hotel	88.8%	5/31/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	7, 11, B	1	Biltmore Park Town Square	94.9%	Various	No	Regal Cinemas, Inc.	56,979	11.4%	12/31/2033	Western Carolina University	48,318	9.7%	10/31/2028 (12,549 SF); 7/31/2029 (35,769 SF)
3	Loan	5, 6, 7	31	Poindexter Industrial Portfolio	100.0%	Various
3.01	Property		1	Ringgold	100.0%	10/1/2024	Yes	Morgan Olson	878,000	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.02	Property		1	Laval	100.0%	10/1/2024	Yes	Morgan Truck	117,533	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.03	Property		1	Loudon	100.0%	10/1/2024	Yes	Morgan Olson	334,024	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.04	Property		1	Salt Lake City	100.0%	10/1/2024	Yes	Reading Truck	109,914	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.05	Property		1	Morgantown	100.0%	10/1/2024	Yes	Morgan Truck	246,843	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.06	Property		1	Reading	100.0%	10/1/2024	Yes	Reading Truck	323,381	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.07	Property		1	Orrville	100.0%	9/1/2024	No	Morgan Truck	301,524	86.9%	12/31/2039	JLG Industries	45,500	13.1%	8/28/2028
3.08	Property		1	Riverside I	100.0%	10/1/2024	Yes	Morgan Truck	66,000	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.09	Property		1	Spring Hill	100.0%	10/1/2024	Yes	Reading Truck	80,400	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.10	Property		1	Janesville	100.0%	10/1/2024	Yes	Morgan Truck	196,098	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.11	Property		1	Sturgis II	100.0%	10/1/2024	Yes	Morgan Olson	204,555	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.12	Property		1	Denver	100.0%	9/1/2024	No	Morgan Truck	58,285	59.2%	12/31/2039	Lippert Components Manufacturing	40,200	40.8%	6/30/2028
3.13	Property		1	Sturgis I	100.0%	10/1/2024	Yes	Morgan Olson	175,700	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.14	Property		1	Social Circle	100.0%	10/1/2024	Yes	Masterack LLC	200,342	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.15	Property		1	Caldwell	100.0%	10/1/2024	Yes	Reading Truck	37,100	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.16	Property		1	Brenham	100.0%	10/1/2024	Yes	MIC Group LLC	128,225	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.17	Property		1	Clinton	100.0%	10/1/2024	Yes	Reading Truck	17,552	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.18	Property		1	Ehrenberg	100.0%	10/1/2024	Yes	Morgan Truck	120,416	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.19	Property		1	Rydal	100.0%	10/1/2024	Yes	Morgan Truck	102,697	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.20	Property		1	Claremore	100.0%	10/1/2024	Yes	Reading Truck	101,498	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.21	Property		1	West Palm Beach	100.0%	10/1/2024	Yes	Reading Truck	24,890	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.22	Property		1	Decatur	100.0%	10/1/2024	Yes	EFP LLC	183,804	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.23	Property		1	North Salt Lake	100.0%	10/1/2024	Yes	Reading Truck	26,145	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.24	Property		1	Ephrata	100.0%	10/1/2024	Yes	Morgan Truck	55,198	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.25	Property		1	Nashville	100.0%	10/1/2024	Yes	Reading Truck	18,144	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.26	Property		1	Louisville	100.0%	10/1/2024	Yes	Reading Truck	26,325	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.27	Property		1	Riverside II	100.0%	10/1/2024	Yes	Morgan Truck	137,214	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.28	Property		1	Corsicana	100.0%	10/1/2024	Yes	Morgan Truck	75,616	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.29	Property		1	Centralia	100.0%	10/1/2024	Yes	Leer	47,826	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.30	Property		1	Indianapolis	100.0%	10/1/2024	Yes	Reading Truck	28,364	100.0%	12/31/2039	NAP	NAP	NAP	NAP
3.31	Property		1	Elkhart	100.0%	10/1/2024	Yes	Leer	16,855	100.0%	12/31/2039	NAP	NAP	NAP	NAP
4	Loan	5, 12, 13	1	VISA Global HQ	97.5%	8/16/2024	No	VISA, Inc.	303,629	94.7%	3/31/2038	Cinque Terre (Che Fico)	8,316	2.6%	5/31/2040
5	Loan	5	1	Grapevine Mills	96.2%	5/9/2024	No	Bass Pro Shops Outdoor World	177,063	10.9%	3/24/2029	AMC Theatres	108,733	6.7%	12/31/2024
6	Loan	5	1	Hilton La Jolla Torrey Pines	78.9%	5/31/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	14	1	Residence Inn National Mall - Washington D.C.	79.5%	6/30/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan		1	Germantown Commons	95.4%	7/22/2024	No	Giant	46,756	23.3%	4/30/2032	Ross Dress For Less	28,006	14.0%	1/31/2035
9	Loan	5, C	1	20 & 40 Pacifica	88.4%	6/17/2024	No	Amazon	199,557	31.8%	5/31/2026	CoreLogic Inc	92,005	14.7%	7/31/2028
10	Loan	5, 15	1	900 North Michigan	88.8%	7/17/2024	No	Bloomingdale's	265,148	31.9%	9/30/2028	Grosvenor Capital Mgmnt, L.P.	72,738	8.7%	9/30/2037
11	Loan	5, 16	1	Marriott Myrtle Beach Grande Dunes Resort	70.1%	5/31/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	6, 7, 17	2	DMV Portfolio	100.0%	Various
12.01	Property		1	30-56 Whitestone Expressway	100.0%	8/22/2024	No	NY DMV	39,000	66.5%	1/31/2034	Triangle Equities Management	9,955	17.0%	2/28/2034
12.02	Property		1	168-35 Rockaway Boulevard	100.0%	10/1/2024	Yes	NY DMV	39,000	100.0%	1/31/2034	NAP	NAP	NAP	NAP
13	Loan	5, D	1	610 Newport Center	92.4%	6/25/2024	No	Chipotle	95,278	33.4%	10/31/2029	O'Melveny and Myers LLP	45,156	15.8%	6/30/2032
14	Loan		1	Briarcliff Commons	96.9%	6/30/2024	No	Kohls	79,998	44.6%	1/31/2031	Uncle Guiseppes Marketplace	37,801	21.1%	1/31/2037
15	Loan		1	Kendall Value Center	100.0%	5/6/2024	No	BJ's Wholesale Club	106,484	58.1%	11/30/2027	Goodwill Superstore	15,000	8.2%	8/31/2028
16	Loan	18	1	Hamden Life Storage II	88.3%	8/15/2024	No	The Nest Schools, Inc.	21,336	16.6%	8/31/2040	MID-K Beauty Supplies New Haven Corp.	6,897	5.4%	6/30/2031
17	Loan	6	3	Compass Self Storage Portfolio	87.6%	Various
17.01	Property		1	Compass Self Storage Alachua	88.8%	8/14/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Metro Self Storage – Limerick	90.8%	6/30/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	Compass Self Storage Cleveland	80.4%	8/14/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	5	1	Newport Centre	92.5%	7/29/2024	No	Macy's	229,889	23.8%	1/29/2028	Sears (Dick's House of Sport & Primark)	192,000	19.9%	10/31/2027
19	Loan		1	East West Commons	99.4%	5/31/2024	No	Burlington	30,000	17.3%	2/28/2033	TJ Maxx	30,000	17.3%	5/31/2029
20	Loan	19	1	AC Charlotte Southpark	74.6%	6/30/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan		1	Brooklyn Renaissance Garage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	6	2	Southwest Estates & Waters Edge Portfolio	85.2%	5/1/2024
22.01	Property		1	Waters Edge	79.7%	5/1/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	Southwest Estates	93.7%	5/1/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	Staybridge Suites - Ann Arbor, MI	62.3%	6/30/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	115 West 190th Street	100.0%	7/15/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	345 Tenth Street	94.9%	6/12/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	8, 9, F	1	Hudson Courts Owners, Inc.	97.0%	7/16/2024	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	Hampton Inn Grandville	61.9%	5/31/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Fairfield Inn Cincinnati Airport South	86.5%	6/30/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	6	5	Louisiana MHC Portfolio	95.4%	7/1/2024
29.01	Property		1	White Oaks MHC	95.7%	7/1/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-13

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Leased Occupancy (%)(2)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date(4)
29.02	Property		1	Magnolia Trace MHC	100.0%	7/1/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.03	Property		1	Herradura Heights	95.6%	7/1/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.04	Property		1	Cypress Trace MHC	88.9%	7/1/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.05	Property		1	Village Trace MHC	96.3%	7/1/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	8, 9, F	1	Fowler-Daley Owners, Inc.	95.0%	7/12/2024	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	8, 9, F	1	14 Horatio Street Apartments Corp.	94.9%	6/12/2024	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	20, E	1	Shops At Lily Cache Creek	93.3%	7/1/2024	No	Five Guys Operations, LLC	2,360	13.1%	6/30/2025	SimonMed Imaging	2,100	11.7%	4/30/2031
33	Loan	21	1	169 East Broadway	100.0%	6/1/2024	No	Café 169 Inc.	2,500	100.0%	2/28/2025	NAP	NAP	NAP	NAP
34	Loan		1	Riverwinds MHC	94.2%	7/9/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	8, 9, F	1	2640 Marion Avenue Owners, Inc.	95.0%	5/17/2024	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	8, 9, F	1	1500 Boston Road Housing Development Fund Corporation	94.7%	5/13/2024	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	8, 9, F	1	Clark Street Tenants Incorporated	95.0%	6/27/2024	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	8, 9, F	1	139 E. 66 St. Corporation	95.0%	5/17/2024	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	8, 9, F	1	Trinity Arms Ltd.	97.0%	5/28/2024	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	8, 9, F	1	West 96th Street Owners' Corp.	95.0%	6/6/2024	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-14

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date(4)	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date(4)	Fifth Largest Tenant
1	Loan	5, 6, 10, A	2	Soho Grand & The Roxy Hotel
1.01	Property		1	Soho Grand Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Roxy Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	7, 11, B	1	Biltmore Park Town Square	Barnes & Noble Booksellers, Inc.	27,929	5.6%	1/31/2026	REI	27,866	5.6%	2/28/2029	Thermo Fisher Scientific, Inc.
3	Loan	5, 6, 7	31	Poindexter Industrial Portfolio
3.01	Property		1	Ringgold	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	Laval	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	Loudon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	Salt Lake City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	Morgantown	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	Reading	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.07	Property		1	Orrville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.08	Property		1	Riverside I	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.09	Property		1	Spring Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.10	Property		1	Janesville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.11	Property		1	Sturgis II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.12	Property		1	Denver	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.13	Property		1	Sturgis I	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.14	Property		1	Social Circle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.15	Property		1	Caldwell	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.16	Property		1	Brenham	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.17	Property		1	Clinton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.18	Property		1	Ehrenberg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.19	Property		1	Rydal	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.20	Property		1	Claremore	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.21	Property		1	West Palm Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.22	Property		1	Decatur	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.23	Property		1	North Salt Lake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.24	Property		1	Ephrata	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.25	Property		1	Nashville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.26	Property		1	Louisville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.27	Property		1	Riverside II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.28	Property		1	Corsicana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.29	Property		1	Centralia	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.30	Property		1	Indianapolis	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.31	Property		1	Elkhart	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	5, 12, 13	1	VISA Global HQ	Proper Foods	690	0.2%	6/30/2034	NAP	NAP	NAP	NAP	NAP
5	Loan	5	1	Grapevine Mills	Fieldhouse USA	106,207	6.5%	1/31/2027	Burlington	100,102	6.1%	1/31/2028	Round 1 Bowling and Amusement
6	Loan	5	1	Hilton La Jolla Torrey Pines	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	14	1	Residence Inn National Mall - Washington D.C.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan		1	Germantown Commons	Gold's Gym	26,136	13.0%	3/31/2033	Petco	14,868	7.4%	1/31/2029	Big Blue Swim School
9	Loan	5, C	1	20 & 40 Pacifica	Brown & Streza, LLP	43,580	6.9%	6/30/2032	KPMG LLP	34,585	5.5%	7/31/2029	Century Business Solutions
10	Loan	5, 15	1	900 North Michigan	Walton Street Capital LLC	30,304	3.6%	8/31/2029	Equinox	30,021	3.6%	6/30/2028	JMB Insurance Agency
11	Loan	5, 16	1	Marriott Myrtle Beach Grande Dunes Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	6, 7, 17	2	DMV Portfolio
12.01	Property		1	30-56 Whitestone Expressway	Lee Kum Kee	4,837	8.3%	4/30/2034	MT Group, LLC	3,611	6.2%	4/30/2028	ATA Logistics
12.02	Property		1	168-35 Rockaway Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	5, D	1	610 Newport Center	Canterbury Consulting Inc	15,887	5.6%	5/31/2028	Call and Jensen APC	11,806	4.1%	8/31/2029	RBC Capital Markets, LLC
14	Loan		1	Briarcliff Commons	Sketchers	8,368	4.7%	9/30/2029	Hot Tub Central III	5,567	3.1%	3/31/2034	Chick Fil A
15	Loan		1	Kendall Value Center	Sanitas Medical Center	14,518	7.9%	9/30/2025	CVS	13,013	7.1%	1/31/2036	Sunset Jewelry Exchange
16	Loan	18	1	Hamden Life Storage II	Subway	1,500	1.2%	12/31/2032	Tax Services of America, Inc.	958	0.7%	4/30/2028	NAP
17	Loan	6	3	Compass Self Storage Portfolio
17.01	Property		1	Compass Self Storage Alachua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Metro Self Storage – Limerick	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	Compass Self Storage Cleveland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	5	1	Newport Centre	Kohl's	144,654	15.0%	1/29/2028	AMC Theatres	45,165	4.7%	1/31/2026	H&M
19	Loan		1	East West Commons	Office Max	23,500	13.6%	7/31/2027	PetSmart	15,167	8.8%	1/31/2026	Party City
20	Loan	19	1	AC Charlotte Southpark	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan		1	Brooklyn Renaissance Garage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	6	2	Southwest Estates & Waters Edge Portfolio
22.01	Property		1	Waters Edge	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	Southwest Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	Staybridge Suites - Ann Arbor, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	115 West 190th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	345 Tenth Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	8, 9, F	1	Hudson Courts Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	Hampton Inn Grandville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Fairfield Inn Cincinnati Airport South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	6	5	Louisiana MHC Portfolio
29.01	Property		1	White Oaks MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-15

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date(4)	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date(4)	Fifth Largest Tenant
29.02	Property		1	Magnolia Trace MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.03	Property		1	Herradura Heights	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.04	Property		1	Cypress Trace MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.05	Property		1	Village Trace MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	8, 9, F	1	Fowler-Daley Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	8, 9, F	1	14 Horatio Street Apartments Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	20, E	1	Shops At Lily Cache Creek	Milan Laser	1,800	10.0%	7/30/2027	Wireless Vision dba TMobile	1,500	8.4%	1/31/2028	Red Ribbon Bakeshop
33	Loan	21	1	169 East Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan		1	Riverwinds MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	8, 9, F	1	2640 Marion Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	8, 9, F	1	1500 Boston Road Housing Development Fund Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	8, 9, F	1	Clark Street Tenants Incorporated	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	8, 9, F	1	139 E. 66 St. Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	8, 9, F	1	Trinity Arms Ltd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	8, 9, F	1	West 96th Street Owners' Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-16

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date(4)	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms
1	Loan	5, 6, 10, A	2	Soho Grand & The Roxy Hotel
1.01	Property		1	Soho Grand Hotel	NAP	NAP	NAP	7/18/2024	NAP	7/17/2024	NAP	NAP	Yes - AE	Fee	NAP	NAP
1.02	Property		1	Roxy Hotel	NAP	NAP	NAP	7/18/2024	NAP	7/17/2024	NAP	NAP	No	Fee	NAP	NAP
2	Loan	7, 11, B	1	Biltmore Park Town Square	25,140	5.0%	3/31/2026	8/1/2024	NAP	7/30/2024	NAP	NAP	No	Fee	NAP	NAP
3	Loan	5, 6, 7	31	Poindexter Industrial Portfolio
3.01	Property		1	Ringgold	NAP	NAP	NAP	8/21/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP	NAP
3.02	Property		1	Laval	NAP	NAP	NAP	8/27/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP	NAP
3.03	Property		1	Loudon	NAP	NAP	NAP	8/21/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP	NAP
3.04	Property		1	Salt Lake City	NAP	NAP	NAP	8/19/2024	NAP	8/26/2024	8/26/2024	10%	No	Fee	NAP	NAP
3.05	Property		1	Morgantown	NAP	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	Yes - A	Fee	NAP	NAP
3.06	Property		1	Reading	NAP	NAP	NAP	8/27/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP	NAP
3.07	Property		1	Orrville	NAP	NAP	NAP	8/23/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP	NAP
3.08	Property		1	Riverside I	NAP	NAP	NAP	8/26/2024	NAP	8/26/2024	8/26/2024	14%	No	Fee	NAP	NAP
3.09	Property		1	Spring Hill	NAP	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP	NAP
3.10	Property		1	Janesville	NAP	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP	NAP
3.11	Property		1	Sturgis II	NAP	NAP	NAP	8/22/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP	NAP
3.12	Property		1	Denver	NAP	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP	NAP
3.13	Property		1	Sturgis I	NAP	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP	NAP
3.14	Property		1	Social Circle	NAP	NAP	NAP	8/21/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP	NAP
3.15	Property		1	Caldwell	NAP	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP	NAP
3.16	Property		1	Brenham	NAP	NAP	NAP	8/23/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP	NAP
3.17	Property		1	Clinton	NAP	NAP	NAP	8/21/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP	NAP
3.18	Property		1	Ehrenberg	NAP	NAP	NAP	8/23/2024	NAP	8/26/2024	9/3/2024	5%	No	Fee	NAP	NAP
3.19	Property		1	Rydal	NAP	NAP	NAP	8/27/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP	NAP
3.20	Property		1	Claremore	NAP	NAP	NAP	8/21/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP	NAP
3.21	Property		1	West Palm Beach	NAP	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP	NAP
3.22	Property		1	Decatur	NAP	NAP	NAP	8/27/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP	NAP
3.23	Property		1	North Salt Lake	NAP	NAP	NAP	8/20/2024	NAP	8/26/2024	8/26/2024	8%	No	Fee	NAP	NAP
3.24	Property		1	Ephrata	NAP	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP	NAP
3.25	Property		1	Nashville	NAP	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP	NAP
3.26	Property		1	Louisville	NAP	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP	NAP
3.27	Property		1	Riverside II	NAP	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP	NAP
3.28	Property		1	Corsicana	NAP	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP	NAP
3.29	Property		1	Centralia	NAP	NAP	NAP	8/26/2024	NAP	8/26/2024	8/26/2024	7%	No	Fee	NAP	NAP
3.30	Property		1	Indianapolis	NAP	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP	NAP
3.31	Property		1	Elkhart	NAP	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP	NAP
4	Loan	5, 12, 13	1	VISA Global HQ	NAP	NAP	NAP	5/21/2024	NAP	5/20/2024	5/21/2024	11%	No	Leasehold	6/25/2095	None
5	Loan	5	1	Grapevine Mills	80,649	5.0%	1/31/2027	5/21/2024	NAP	5/21/2024	NAP	NAP	No	Fee	NAP	NAP
6	Loan	5	1	Hilton La Jolla Torrey Pines	NAP	NAP	NAP	4/4/2024	NAP	4/9/2024	4/9/2024	10%	No	Leasehold	6/30/2067	1, 10 year or 1, 20 year
7	Loan	14	1	Residence Inn National Mall - Washington D.C.	NAP	NAP	NAP	6/10/2024	NAP	6/10/2024	NAP	NAP	No	Fee	NAP	NAP
8	Loan		1	Germantown Commons	11,900	5.9%	1/31/2034	8/27/2024	NAP	8/27/2024	NAP	NAP	No	Fee	NAP	NAP
9	Loan	5, C	1	20 & 40 Pacifica	33,694	5.4%	2/28/2030	5/24/2024	NAP	6/3/2024	6/3/2024	8%	No	Fee	NAP	NAP
10	Loan	5, 15	1	900 North Michigan	24,246	2.9%	6/30/2037	6/7/2024	NAP	6/13/2024	NAP	NAP	No	Fee	NAP	NAP
11	Loan	5, 16	1	Marriott Myrtle Beach Grande Dunes Resort	NAP	NAP	NAP	5/1/2024	NAP	5/1/2024	NAP	NAP	No	Fee	NAP	NAP
12	Loan	6, 7, 17	2	DMV Portfolio
12.01	Property		1	30-56 Whitestone Expressway	1,226	2.1%	9/14/2027	4/25/2024	NAP	4/25/2024	NAP	NAP	Yes - AE	Fee	NAP	NAP
12.02	Property		1	168-35 Rockaway Boulevard	NAP	NAP	NAP	4/25/2024	NAP	4/25/2024	NAP	NAP	No	Fee	NAP	NAP
13	Loan	5, D	1	610 Newport Center	11,227	3.9%	3/31/2029	5/28/2024	NAP	6/3/2024	6/3/2024	12%	No	Fee	NAP	NAP
14	Loan		1	Briarcliff Commons	4,851	2.7%	4/30/2044	8/6/2024	NAP	7/26/2024	NAP	NAP	No	Fee	1/31/2031	2, 5 year automatic extension periods
15	Loan		1	Kendall Value Center	6,000	3.3%	1/31/2029	5/21/2024	NAP	5/21/2024	NAP	NAP	Yes - AH	Fee	NAP	NAP
16	Loan	18	1	Hamden Life Storage II	NAP	NAP	NAP	6/20/2024	NAP	6/20/2024	NAP	NAP	No	Fee	NAP	NAP
17	Loan	6	3	Compass Self Storage Portfolio
17.01	Property		1	Compass Self Storage Alachua	NAP	NAP	NAP	8/2/2024	NAP	8/2/2024	NAP	NAP	No	Fee	NAP	NAP
17.02	Property		1	Metro Self Storage – Limerick	NAP	NAP	NAP	7/10/2024	NAP	7/5/2024	NAP	NAP	No	Fee	NAP	NAP
17.03	Property		1	Compass Self Storage Cleveland	NAP	NAP	NAP	7/30/2024	NAP	7/30/2024	NAP	NAP	No	Fee	NAP	NAP
18	Loan	5	1	Newport Centre	26,863	2.8%	1/31/2030	7/18/2024	NAP	7/18/2024	NAP	NAP	Yes - AE	Fee	NAP	NAP
19	Loan		1	East West Commons	11,040	6.4%	8/31/2026	5/31/2024	NAP	5/31/2024	NAP	NAP	No	Fee	NAP	NAP
20	Loan	19	1	AC Charlotte Southpark	NAP	NAP	NAP	8/30/2024	NAP	8/30/2024	NAP	NAP	No	Fee	NAP	NAP
21	Loan		1	Brooklyn Renaissance Garage	NAP	NAP	NAP	5/9/2024	NAP	5/9/2024	NAP	NAP	No	Leasehold	6/18/2086	No
22	Loan	6	2	Southwest Estates & Waters Edge Portfolio
22.01	Property		1	Waters Edge	NAP	NAP	NAP	5/23/2024	NAP	5/23/2024	NAP	NAP	No	Fee	NAP	NAP
22.02	Property		1	Southwest Estates	NAP	NAP	NAP	5/23/2024	NAP	5/23/2024	NAP	NAP	No	Fee	NAP	NAP
23	Loan		1	Staybridge Suites - Ann Arbor, MI	NAP	NAP	NAP	6/11/2024	NAP	6/11/2024	NAP	NAP	No	Fee	NAP	NAP
24	Loan		1	115 West 190th Street	NAP	NAP	NAP	7/10/2024	NAP	7/10/2024	NAP	NAP	No	Fee	NAP	NAP
25	Loan		1	345 Tenth Street	NAP	NAP	NAP	6/6/2024	7/30/2024	5/31/2024	NAP	NAP	Yes - AE	Fee	NAP	NAP
26	Loan	8, 9, F	1	Hudson Courts Owners, Inc.	NAP	NAP	NAP	8/2/2024	NAP	8/6/2024	NAP	NAP	No	Fee	NAP	NAP
27	Loan		1	Hampton Inn Grandville	NAP	NAP	NAP	6/28/2024	NAP	7/2/2024	NAP	NAP	No	Fee	NAP	NAP
28	Loan		1	Fairfield Inn Cincinnati Airport South	NAP	NAP	NAP	7/3/2024	NAP	7/3/2024	NAP	NAP	No	Fee	NAP	NAP
29	Loan	6	5	Louisiana MHC Portfolio
29.01	Property		1	White Oaks MHC	NAP	NAP	NAP	8/6/2024	NAP	8/5/2024	NAP	NAP	No	Fee	NAP	NAP

A-1-17

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date(4)	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms
29.02	Property		1	Magnolia Trace MHC	NAP	NAP	NAP	8/6/2024	NAP	8/5/2024	NAP	NAP	Yes - AE	Fee	NAP	NAP
29.03	Property		1	Herradura Heights	NAP	NAP	NAP	8/6/2024	NAP	8/5/2024	NAP	NAP	Yes - A	Fee	NAP	NAP
29.04	Property		1	Cypress Trace MHC	NAP	NAP	NAP	8/6/2024	NAP	8/5/2024	NAP	NAP	Yes - AE	Fee	NAP	NAP
29.05	Property		1	Village Trace MHC	NAP	NAP	NAP	8/6/2024	NAP	8/5/2024	NAP	NAP	Yes - AE	Fee	NAP	NAP
30	Loan	8, 9, F	1	Fowler-Daley Owners, Inc.	NAP	NAP	NAP	7/25/2024	NAP	7/25/2024	NAP	NAP	No	Fee	NAP	NAP
31	Loan	8, 9, F	1	14 Horatio Street Apartments Corp.	NAP	NAP	NAP	6/27/2024	NAP	6/28/2024	NAP	NAP	No	Fee	NAP	NAP
32	Loan	20, E	1	Shops At Lily Cache Creek	1,500	8.4%	7/31/2032	6/25/2024	NAP	6/25/2024	NAP	NAP	No	Fee	NAP	NAP
33	Loan	21	1	169 East Broadway	NAP	NAP	NAP	4/18/2024	NAP	5/16/2024	NAP	NAP	No	Fee	NAP	NAP
34	Loan		1	Riverwinds MHC	NAP	NAP	NAP	6/7/2024	NAP	6/7/2024	NAP	NAP	No	Fee	NAP	NAP
35	Loan	8, 9, F	1	2640 Marion Avenue Owners, Inc.	NAP	NAP	NAP	6/3/2024	NAP	6/3/2024	NAP	NAP	No	Fee	NAP	NAP
36	Loan	8, 9, F	1	1500 Boston Road Housing Development Fund Corporation	NAP	NAP	NAP	5/24/2024	NAP	5/28/2024	NAP	NAP	No	Fee	NAP	NAP
37	Loan	8, 9, F	1	Clark Street Tenants Incorporated	NAP	NAP	NAP	7/9/2024	NAP	7/9/2024	NAP	NAP	No	Fee	NAP	NAP
38	Loan	8, 9, F	1	139 E. 66 St. Corporation	NAP	NAP	NAP	5/1/2024	NAP	5/3/2024	NAP	NAP	No	Fee	NAP	NAP
39	Loan	8, 9, F	1	Trinity Arms Ltd.	NAP	NAP	NAP	6/6/2024	NAP	6/7/2024	NAP	NAP	No	Fee	NAP	NAP
40	Loan	8, 9, F	1	West 96th Street Owners' Corp.	NAP	NAP	NAP	6/17/2024	NAP	6/21/2024	NAP	NAP	No	Fee	NAP	NAP

A-1-18

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)
1	Loan	5, 6, 10, A	2	Soho Grand & The Roxy Hotel			1,907,655	635,885	0	Springing	387,448	387,533	0	0	0
1.01	Property		1	Soho Grand Hotel	NAP	NAP
1.02	Property		1	Roxy Hotel	NAP	NAP
2	Loan	7, 11, B	1	Biltmore Park Town Square	NAP	NAP	579,456	72,432	45,540	15,180	$1,470,000 (LOC)	Springing	0	$3,000,000 (LOC)	Springing
3	Loan	5, 6, 7	31	Poindexter Industrial Portfolio			0	Springing	0	Springing	0	Springing	0	0	Springing
3.01	Property		1	Ringgold	NAP	NAP
3.02	Property		1	Laval	NAP	NAP
3.03	Property		1	Loudon	NAP	NAP
3.04	Property		1	Salt Lake City	NAP	NAP
3.05	Property		1	Morgantown	NAP	NAP
3.06	Property		1	Reading	NAP	NAP
3.07	Property		1	Orrville	NAP	NAP
3.08	Property		1	Riverside I	NAP	NAP
3.09	Property		1	Spring Hill	NAP	NAP
3.10	Property		1	Janesville	NAP	NAP
3.11	Property		1	Sturgis II	NAP	NAP
3.12	Property		1	Denver	NAP	NAP
3.13	Property		1	Sturgis I	NAP	NAP
3.14	Property		1	Social Circle	NAP	NAP
3.15	Property		1	Caldwell	NAP	NAP
3.16	Property		1	Brenham	NAP	NAP
3.17	Property		1	Clinton	NAP	NAP
3.18	Property		1	Ehrenberg	NAP	NAP
3.19	Property		1	Rydal	NAP	NAP
3.20	Property		1	Claremore	NAP	NAP
3.21	Property		1	West Palm Beach	NAP	NAP
3.22	Property		1	Decatur	NAP	NAP
3.23	Property		1	North Salt Lake	NAP	NAP
3.24	Property		1	Ephrata	NAP	NAP
3.25	Property		1	Nashville	NAP	NAP
3.26	Property		1	Louisville	NAP	NAP
3.27	Property		1	Riverside II	NAP	NAP
3.28	Property		1	Corsicana	NAP	NAP
3.29	Property		1	Centralia	NAP	NAP
3.30	Property		1	Indianapolis	NAP	NAP
3.31	Property		1	Elkhart	NAP	NAP
4	Loan	5, 12, 13	1	VISA Global HQ	0	No	0	Springing	0	Springing	0	Springing	80,164	0	Springing
5	Loan	5	1	Grapevine Mills	NAP	NAP	0	Springing	0	Springing	0	Springing	0	0	241,846
6	Loan	5	1	Hilton La Jolla Torrey Pines	2,361,035	Yes	0	Springing	0	Springing	0	Springing	0	0	0
7	Loan	14	1	Residence Inn National Mall - Washington D.C.	NAP	NAP	116,525	116,525	0	Springing	0	Springing	0	0	0
8	Loan		1	Germantown Commons	NAP	NAP	0	55,209	0	Springing	0	3,757	188,776	150,000	20,909
9	Loan	5, C	1	20 & 40 Pacifica	NAP	NAP	0	Springing	0	Springing	0	Springing	0	0	Springing
10	Loan	5, 15	1	900 North Michigan	NAP	NAP	2,586,212	1,293,106	0	Springing	0	18,705	831,350	5,000,000	166,667
11	Loan	5, 16	1	Marriott Myrtle Beach Grande Dunes Resort	NAP	NAP	471,205	67,315	0	Springing	0	142,701	0	0	0
12	Loan	6, 7, 17	2	DMV Portfolio			0	Springing	0	Springing	0	Springing	73,222	0	Springing
12.01	Property		1	30-56 Whitestone Expressway	NAP	NAP
12.02	Property		1	168-35 Rockaway Boulevard	NAP	NAP
13	Loan	5, D	1	610 Newport Center	NAP	NAP	0	Springing	0	Springing	0	Springing	0	0	Springing
14	Loan		1	Briarcliff Commons	3,083,395	No	0	75,522	0	Springing	0	2,528	0	0	Springing
15	Loan		1	Kendall Value Center	NAP	NAP	395,240	43,916	0	Springing	0	2,292	0	0	15,283
16	Loan	18	1	Hamden Life Storage II	NAP	NAP	57,391	14,348	57,118	6,346	0	1,155	0	0	2,558
17	Loan	6	3	Compass Self Storage Portfolio			160,424	40,106	0	Springing	0	2,026	72,935	0	0
17.01	Property		1	Compass Self Storage Alachua	NAP	NAP
17.02	Property		1	Metro Self Storage – Limerick	NAP	NAP
17.03	Property		1	Compass Self Storage Cleveland	NAP	NAP
18	Loan	5	1	Newport Centre	NAP	NAP	0	Springing	0	Springing	0	Springing	0	0	Springing
19	Loan		1	East West Commons	NAP	NAP	313,175	28,470	9,081	4,540	0	2,165	77,940	350,000	14,443
20	Loan	19	1	AC Charlotte Southpark	NAP	NAP	0	Springing	0	Springing	0	Springing	0	0	0
21	Loan		1	Brooklyn Renaissance Garage	684,565	No	335,515	111,838	0	Springing	0	3,703	0	0	0
22	Loan	6	2	Southwest Estates & Waters Edge Portfolio			0	39,397	9,235	4,617	0	1,179	0	0	0
22.01	Property		1	Waters Edge	NAP	NAP
22.02	Property		1	Southwest Estates	NAP	NAP
23	Loan		1	Staybridge Suites - Ann Arbor, MI	NAP	NAP	185,602	33,787	46,561	4,103	0	14,211	0	0	0
24	Loan		1	115 West 190th Street	NAP	NAP	6,323	2,108	5,993	2,997	0	792	0	0	0
25	Loan		1	345 Tenth Street	NAP	NAP	13,621	13,621	17,150	17,150	0	1,688	0	0	0
26	Loan	8, 9, F	1	Hudson Courts Owners, Inc.	NAP	NAP	61,361	15,044	0	Springing	0	0	0	0	0
27	Loan		1	Hampton Inn Grandville	NAP	NAP	16,681	16,681	6,956	3,478	0	9,682	0	0	0
28	Loan		1	Fairfield Inn Cincinnati Airport South	NAP	NAP	93,619	10,402	0	5,617	0	11,190	0	0	0
29	Loan	6	5	Louisiana MHC Portfolio			21,579	1,962	6,266	3,133	0	813	0	0	0
29.01	Property		1	White Oaks MHC	NAP	NAP

A-1-19

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)
29.02	Property		1	Magnolia Trace MHC	NAP	NAP
29.03	Property		1	Herradura Heights	NAP	NAP
29.04	Property		1	Cypress Trace MHC	NAP	NAP
29.05	Property		1	Village Trace MHC	NAP	NAP
30	Loan	8, 9, F	1	Fowler-Daley Owners, Inc.	NAP	NAP	0	Springing	0	Springing	0	0	0	0	0
31	Loan	8, 9, F	1	14 Horatio Street Apartments Corp.	NAP	NAP	0	Springing	0	Springing	0	0	0	0	0
32	Loan	20, E	1	Shops At Lily Cache Creek	NAP	NAP	10,151	10,151	0	Springing	61,508	225	$2,694, excluding the Initial Cap Ex Escrow Amount ($61,508)	42,000	1,048
33	Loan	21	1	169 East Broadway	NAP	NAP	22,207	11,104	31,703	4,734	0	375	0	0	0
34	Loan		1	Riverwinds MHC	NAP	NAP	335	335	6,948	772	0	430	0	0	0
35	Loan	8, 9, F	1	2640 Marion Avenue Owners, Inc.	NAP	NAP	18,377	18,377	0	Springing	0	0	0	0	0
36	Loan	8, 9, F	1	1500 Boston Road Housing Development Fund Corporation	NAP	NAP	9,452	3,151	0	Springing	0	0	0	0	0
37	Loan	8, 9, F	1	Clark Street Tenants Incorporated	NAP	NAP	26,108	26,108	0	Springing	0	0	0	0	0
38	Loan	8, 9, F	1	139 E. 66 St. Corporation	NAP	NAP	0	Springing	0	Springing	0	0	0	0	0
39	Loan	8, 9, F	1	Trinity Arms Ltd.	NAP	NAP	0	Springing	0	Springing	0	0	0	0	0
40	Loan	8, 9, F	1	West 96th Street Owners' Corp.	NAP	NAP	41,250	13,750	0	Springing	0	0	0	0	0

A-1-20

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
1	Loan	5, 6, 10, A	2	Soho Grand & The Roxy Hotel	0	0	0	0	0	0	0
1.01	Property		1	Soho Grand Hotel
1.02	Property		1	Roxy Hotel
2	Loan	7, 11, B	1	Biltmore Park Town Square	3,000,000	0	0	0	0	1,231,234	0
3	Loan	5, 6, 7	31	Poindexter Industrial Portfolio	0	0	0	0	0	0	0
3.01	Property		1	Ringgold
3.02	Property		1	Laval
3.03	Property		1	Loudon
3.04	Property		1	Salt Lake City
3.05	Property		1	Morgantown
3.06	Property		1	Reading
3.07	Property		1	Orrville
3.08	Property		1	Riverside I
3.09	Property		1	Spring Hill
3.10	Property		1	Janesville
3.11	Property		1	Sturgis II
3.12	Property		1	Denver
3.13	Property		1	Sturgis I
3.14	Property		1	Social Circle
3.15	Property		1	Caldwell
3.16	Property		1	Brenham
3.17	Property		1	Clinton
3.18	Property		1	Ehrenberg
3.19	Property		1	Rydal
3.20	Property		1	Claremore
3.21	Property		1	West Palm Beach
3.22	Property		1	Decatur
3.23	Property		1	North Salt Lake
3.24	Property		1	Ephrata
3.25	Property		1	Nashville
3.26	Property		1	Louisville
3.27	Property		1	Riverside II
3.28	Property		1	Corsicana
3.29	Property		1	Centralia
3.30	Property		1	Indianapolis
3.31	Property		1	Elkhart
4	Loan	5, 12, 13	1	VISA Global HQ	$75.00 per rentable square foot of the applicable Lease Sweep Premises	0	0	0	0	7,240,000	0
5	Loan	5	1	Grapevine Mills	5,804,300	0	0	0	0	0	0
6	Loan	5	1	Hilton La Jolla Torrey Pines	0	0	0	0	0	0	Springing
7	Loan	14	1	Residence Inn National Mall - Washington D.C.	0	0	0	0	0	10,350,954	Springing
8	Loan		1	Germantown Commons	0	0	0	0	0	943,602	Springing
9	Loan	5, C	1	20 & 40 Pacifica	0	0	0	0	0	6,716,561	Springing
10	Loan	5, 15	1	900 North Michigan	10,000,000	0	0	0	0	13,552,345	Springing
11	Loan	5, 16	1	Marriott Myrtle Beach Grande Dunes Resort	0	0	0	0	282,257	6,093,781	275,000
12	Loan	6, 7, 17	2	DMV Portfolio	585,744	0	0	0	0	8,000,000	0
12.01	Property		1	30-56 Whitestone Expressway
12.02	Property		1	168-35 Rockaway Boulevard
13	Loan	5, D	1	610 Newport Center	0	0	0	0	0	2,583,149	Springing
14	Loan		1	Briarcliff Commons	0	0	0	0	0	952,042	Springing
15	Loan		1	Kendall Value Center	550,176	0	0	0	0	35,686	0
16	Loan	18	1	Hamden Life Storage II	0	0	0	0	7,813	873,438	0
17	Loan	6	3	Compass Self Storage Portfolio	0	0	0	0	0	0	0
17.01	Property		1	Compass Self Storage Alachua
17.02	Property		1	Metro Self Storage – Limerick
17.03	Property		1	Compass Self Storage Cleveland
18	Loan	5	1	Newport Centre	0	0	0	0	0	0	0
19	Loan		1	East West Commons	600,000	0	0	0	32,500	424,450	Springing
20	Loan	19	1	AC Charlotte Southpark	0	0	0	0	0	0	0
21	Loan		1	Brooklyn Renaissance Garage	0	0	0	0	30,000	191,801	0
22	Loan	6	2	Southwest Estates & Waters Edge Portfolio	0	0	0	0	44,850	21,000	0
22.01	Property		1	Waters Edge
22.02	Property		1	Southwest Estates
23	Loan		1	Staybridge Suites - Ann Arbor, MI	0	0	0	0	33,000	38,000	Springing
24	Loan		1	115 West 190th Street	0	0	0	0	0	0	0
25	Loan		1	345 Tenth Street	0	0	0	0	69,925	0	0
26	Loan	8, 9, F	1	Hudson Courts Owners, Inc.	0	0	0	0	0	2,300,000	0
27	Loan		1	Hampton Inn Grandville	0	0	0	0	0	0	16,011
28	Loan		1	Fairfield Inn Cincinnati Airport South	0	0	0	0	0	0	Springing
29	Loan	6	5	Louisiana MHC Portfolio	0	0	0	0	0	100,000	0
29.01	Property		1	White Oaks MHC

A-1-21

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
29.02	Property		1	Magnolia Trace MHC
29.03	Property		1	Herradura Heights
29.04	Property		1	Cypress Trace MHC
29.05	Property		1	Village Trace MHC
30	Loan	8, 9, F	1	Fowler-Daley Owners, Inc.	0	0	0	0	0	200,000	0
31	Loan	8, 9, F	1	14 Horatio Street Apartments Corp.	0	0	0	0	0	26,250	0
32	Loan	20, E	1	Shops At Lily Cache Creek	42,000	0	0	0	13,535	0	0
33	Loan	21	1	169 East Broadway	0	135,000	0	135,000	24,438	0	0
34	Loan		1	Riverwinds MHC	0	0	0	0	0	0	0
35	Loan	8, 9, F	1	2640 Marion Avenue Owners, Inc.	0	0	0	0	0	0	0
36	Loan	8, 9, F	1	1500 Boston Road Housing Development Fund Corporation	0	0	0	0	0	$200,000, $5,000	0
37	Loan	8, 9, F	1	Clark Street Tenants Incorporated	0	0	0	0	0	0	0
38	Loan	8, 9, F	1	139 E. 66 St. Corporation	0	0	0	0	0	0	0
39	Loan	8, 9, F	1	Trinity Arms Ltd.	0	0	0	0	0	0	0
40	Loan	8, 9, F	1	West 96th Street Owners' Corp.	0	0	0	0	0	0	0

A-1-22

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
1	Loan	5, 6, 10, A	2	Soho Grand & The Roxy Hotel	NAP	0	0
1.01	Property		1	Soho Grand Hotel
1.02	Property		1	Roxy Hotel
2	Loan	7, 11, B	1	Biltmore Park Town Square	Unfunded Obligations Reserve ($825,240); Posana Rent Reserve ($208,672); TD Bank Rent Reserve ($197,322)	0	0
3	Loan	5, 6, 7	31	Poindexter Industrial Portfolio	NAP	0	0
3.01	Property		1	Ringgold
3.02	Property		1	Laval
3.03	Property		1	Loudon
3.04	Property		1	Salt Lake City
3.05	Property		1	Morgantown
3.06	Property		1	Reading
3.07	Property		1	Orrville
3.08	Property		1	Riverside I
3.09	Property		1	Spring Hill
3.10	Property		1	Janesville
3.11	Property		1	Sturgis II
3.12	Property		1	Denver
3.13	Property		1	Sturgis I
3.14	Property		1	Social Circle
3.15	Property		1	Caldwell
3.16	Property		1	Brenham
3.17	Property		1	Clinton
3.18	Property		1	Ehrenberg
3.19	Property		1	Rydal
3.20	Property		1	Claremore
3.21	Property		1	West Palm Beach
3.22	Property		1	Decatur
3.23	Property		1	North Salt Lake
3.24	Property		1	Ephrata
3.25	Property		1	Nashville
3.26	Property		1	Louisville
3.27	Property		1	Riverside II
3.28	Property		1	Corsicana
3.29	Property		1	Centralia
3.30	Property		1	Indianapolis
3.31	Property		1	Elkhart
4	Loan	5, 12, 13	1	VISA Global HQ	Landlord Obligation Reserve	0	0
5	Loan	5	1	Grapevine Mills	NAP	0	0
6	Loan	5	1	Hilton La Jolla Torrey Pines	Ground Rent Funds	0	0
7	Loan	14	1	Residence Inn National Mall - Washington D.C.	PIP Reserve	0	0
8	Loan		1	Germantown Commons	Existing TI/LC Obligations Reserve Funds ($943,602); Giant Tenant Reserve Funds (Springing)	0	0
9	Loan	5, C	1	20 & 40 Pacifica	Outstanding TI/LC Reserve (Upfront: $6,384,831), Rent Concession Reserve (Upfront: $331,730), Leasing Event Period Springing Reserve (Monthly: Springing)	0	0
10	Loan	5, 15	1	900 North Michigan	Unfunded Obligations Reserve ($13,552,345.23); Critical Tenant Reserve (Monthly: Springing)	0	0
11	Loan	5, 16	1	Marriott Myrtle Beach Grande Dunes Resort	Seasonality Reserve Funds (Upfront: $825,000; Monthly: $275,000); Replacement Comfort Letter Reserve Funds ($2,500); PIP Reserve (Upfront: $5,266,281; Monthly: Springing)	1,650,000	0
12	Loan	6, 7, 17	2	DMV Portfolio	Unfunded Obligations	0	0
12.01	Property		1	30-56 Whitestone Expressway
12.02	Property		1	168-35 Rockaway Boulevard
13	Loan	5, D	1	610 Newport Center	Rent Concession Reserve ($1,046,249); Existing TI/LC Reserve ($1,536,900); Leasing Event Period Springing Reserve (Springing)	0	0
14	Loan		1	Briarcliff Commons	Outstanding TILC ($802,041.64); Environmental Reserve ($150,000); Kohl's Tenant Reserve (Springing)	0	0
15	Loan		1	Kendall Value Center	Outstanding Rent/CAM Reserve ($13,625.70); BJ Tenant Reserve ($22,059.87)	0	0
16	Loan	18	1	Hamden Life Storage II	Nest Rent Reserve ($548,437.50); Economic Holdback Reserve ($325,000)	0	0
17	Loan	6	3	Compass Self Storage Portfolio	NAP	0	0
17.01	Property		1	Compass Self Storage Alachua
17.02	Property		1	Metro Self Storage – Limerick
17.03	Property		1	Compass Self Storage Cleveland
18	Loan	5	1	Newport Centre	NAP	0	0
19	Loan		1	East West Commons	Preventive Roof Reserve (Upfront: $400,000); Unfunded Obligations Reserve (Upfront: $24,450); Specified Tenant Renewal Reserve (Monthly: Springing)	0	0
20	Loan	19	1	AC Charlotte Southpark	NAP	0	0
21	Loan		1	Brooklyn Renaissance Garage	Ground Lease Rent Reserve ($111,478.42), Ground Lease Catch-Up Reserve ($80,322.30)	0	0
22	Loan	6	2	Southwest Estates & Waters Edge Portfolio	Environmental Reserve	0	0
22.01	Property		1	Waters Edge
22.02	Property		1	Southwest Estates
23	Loan		1	Staybridge Suites - Ann Arbor, MI	Seasonality (Upfront: $38,000, Monthly: Springing); PIP (Monthly: Springing)	Seasonality Reserve: $114,000	0
24	Loan		1	115 West 190th Street	NAP	0	633,450
25	Loan		1	345 Tenth Street	NAP	0	0
26	Loan	8, 9, F	1	Hudson Courts Owners, Inc.	Collateral Security Agreement For Capital Improvements	0	0
27	Loan		1	Hampton Inn Grandville	Seasonality Reserve (Monthly: $16,010.82); PIP Reserve (Monthly: Springing)	Seasonality Reserve ($112,075.74)	0
28	Loan		1	Fairfield Inn Cincinnati Airport South	PIP Reserve	0	0
29	Loan	6	5	Louisiana MHC Portfolio	Inspection Deficiencies Reserve	0	0
29.01	Property		1	White Oaks MHC

A-1-23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
29.02	Property		1	Magnolia Trace MHC
29.03	Property		1	Herradura Heights
29.04	Property		1	Cypress Trace MHC
29.05	Property		1	Village Trace MHC
30	Loan	8, 9, F	1	Fowler-Daley Owners, Inc.	Collateral Security Agreement For Capital Improvements	0	0
31	Loan	8, 9, F	1	14 Horatio Street Apartments Corp.	Collateral Security Agreement For Capital Improvements	0	0
32	Loan	20, E	1	Shops At Lily Cache Creek	NAP	0	0
33	Loan	21	1	169 East Broadway	NAP	0	0
34	Loan		1	Riverwinds MHC	NAP	0	0
35	Loan	8, 9, F	1	2640 Marion Avenue Owners, Inc.	NAP	0	0
36	Loan	8, 9, F	1	1500 Boston Road Housing Development Fund Corporation	Collateral Security Agreement For Capital Improvements, Collateral Security Agreement For Capital Improvements (Violations)	0	0
37	Loan	8, 9, F	1	Clark Street Tenants Incorporated	NAP	0	0
38	Loan	8, 9, F	1	139 E. 66 St. Corporation	NAP	0	0
39	Loan	8, 9, F	1	Trinity Arms Ltd.	NAP	0	0
40	Loan	8, 9, F	1	West 96th Street Owners' Corp.	NAP	0	0

A-1-24

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)
1	Loan	5, 6, 10, A	2	Soho Grand & The Roxy Hotel	NAP	Hard	Springing	Yes	No	Yes	Yes	100,000,000
1.01	Property		1	Soho Grand Hotel
1.02	Property		1	Roxy Hotel
2	Loan	7, 11, B	1	Biltmore Park Town Square	NAP	Springing	Springing	Yes	No	No	NAP	NAP
3	Loan	5, 6, 7	31	Poindexter Industrial Portfolio	NAP	Hard	Springing	Yes	Yes	Yes	Yes	85,000,000
3.01	Property		1	Ringgold
3.02	Property		1	Laval
3.03	Property		1	Loudon
3.04	Property		1	Salt Lake City
3.05	Property		1	Morgantown
3.06	Property		1	Reading
3.07	Property		1	Orrville
3.08	Property		1	Riverside I
3.09	Property		1	Spring Hill
3.10	Property		1	Janesville
3.11	Property		1	Sturgis II
3.12	Property		1	Denver
3.13	Property		1	Sturgis I
3.14	Property		1	Social Circle
3.15	Property		1	Caldwell
3.16	Property		1	Brenham
3.17	Property		1	Clinton
3.18	Property		1	Ehrenberg
3.19	Property		1	Rydal
3.20	Property		1	Claremore
3.21	Property		1	West Palm Beach
3.22	Property		1	Decatur
3.23	Property		1	North Salt Lake
3.24	Property		1	Ephrata
3.25	Property		1	Nashville
3.26	Property		1	Louisville
3.27	Property		1	Riverside II
3.28	Property		1	Corsicana
3.29	Property		1	Centralia
3.30	Property		1	Indianapolis
3.31	Property		1	Elkhart
4	Loan	5, 12, 13	1	VISA Global HQ	NAP	Hard	Springing	Yes	Yes	Yes	Yes	85,000,000
5	Loan	5	1	Grapevine Mills	NAP	Hard	Springing	Yes	No	Yes	No	80,500,000
6	Loan	5	1	Hilton La Jolla Torrey Pines	NAP	Soft	Springing	Yes	No	Yes	Yes	65,000,000
7	Loan	14	1	Residence Inn National Mall - Washington D.C.	NAP	Hard	Springing	Yes	No	No	NAP	NAP
8	Loan		1	Germantown Commons	NAP	Soft	Springing	Yes	Yes	No	No	NAP
9	Loan	5, C	1	20 & 40 Pacifica	NAP	Hard	Springing	Yes	No	Yes	No	46,000,000
10	Loan	5, 15	1	900 North Michigan	NAP	Hard	Springing	Yes	Yes	Yes	No	45,000,000
11	Loan	5, 16	1	Marriott Myrtle Beach Grande Dunes Resort	NAP	Hard	Springing	Yes	No	Yes	No	39,896,974
12	Loan	6, 7, 17	2	DMV Portfolio	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
12.01	Property		1	30-56 Whitestone Expressway
12.02	Property		1	168-35 Rockaway Boulevard
13	Loan	5, D	1	610 Newport Center	NAP	Hard	Springing	Yes	No	Yes	No	30,000,000
14	Loan		1	Briarcliff Commons	NAP	Springing	Springing	No	No	No	NAP	NAP
15	Loan		1	Kendall Value Center	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
16	Loan	18	1	Hamden Life Storage II	NAP	Springing	Springing	Yes	No	No	NAP	NAP
17	Loan	6	3	Compass Self Storage Portfolio	NAP	Springing	Springing	Yes	No	No	NAP	NAP
17.01	Property		1	Compass Self Storage Alachua
17.02	Property		1	Metro Self Storage – Limerick
17.03	Property		1	Compass Self Storage Cleveland
18	Loan	5	1	Newport Centre	NAP	Hard	Springing	Yes	Yes	Yes	No	20,000,000
19	Loan		1	East West Commons	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP
20	Loan	19	1	AC Charlotte Southpark	NAP	Springing	Springing	Yes	No	No	No	NAP
21	Loan		1	Brooklyn Renaissance Garage	NAP	Hard	Springing	Yes	No	No	NAP	NAP
22	Loan	6	2	Southwest Estates & Waters Edge Portfolio	NAP	Springing	Springing	Yes	No	No	NAP	NAP
22.01	Property		1	Waters Edge
22.02	Property		1	Southwest Estates
23	Loan		1	Staybridge Suites - Ann Arbor, MI	NAP	Springing	Springing	Yes	No	No	NAP	NAP
24	Loan		1	115 West 190th Street	$633,450 deposited into the Earnout Reserve to be distributed to the borrower upon certain conditions in the loan agreement.	Springing	Springing	Yes	No	No	NAP	NAP
25	Loan		1	345 Tenth Street	NAP	Springing	Springing	Yes	No	No	No	NAP
26	Loan	8, 9, F	1	Hudson Courts Owners, Inc.	NAP	None	None	No	No	No	0	NAP
27	Loan		1	Hampton Inn Grandville	NAP	Springing	Springing	Yes	No	No	NAP	NAP
28	Loan		1	Fairfield Inn Cincinnati Airport South	NAP	Springing	Springing	Yes	No	No	NAP	NAP
29	Loan	6	5	Louisiana MHC Portfolio	NAP	Springing	Springing	Yes	No	No	NAP	NAP
29.01	Property		1	White Oaks MHC

A-1-25

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)
29.02	Property		1	Magnolia Trace MHC
29.03	Property		1	Herradura Heights
29.04	Property		1	Cypress Trace MHC
29.05	Property		1	Village Trace MHC
30	Loan	8, 9, F	1	Fowler-Daley Owners, Inc.	NAP	None	None	No	No	No	0	NAP
31	Loan	8, 9, F	1	14 Horatio Street Apartments Corp.	NAP	None	None	No	No	No	0	NAP
32	Loan	20, E	1	Shops At Lily Cache Creek	NAP	Springing	Springing	Yes	No	No	NAP	NAP
33	Loan	21	1	169 East Broadway	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP
34	Loan		1	Riverwinds MHC	NAP	Springing	Springing	Yes	No	No	NAP	NAP
35	Loan	8, 9, F	1	2640 Marion Avenue Owners, Inc.	NAP	None	None	No	No	No	0	NAP
36	Loan	8, 9, F	1	1500 Boston Road Housing Development Fund Corporation	NAP	None	None	No	No	No	0	NAP
37	Loan	8, 9, F	1	Clark Street Tenants Incorporated	NAP	None	None	No	No	No	0	NAP
38	Loan	8, 9, F	1	139 E. 66 St. Corporation	NAP	None	None	No	No	No	0	NAP
39	Loan	8, 9, F	1	Trinity Arms Ltd.	NAP	None	None	No	No	No	0	NAP
40	Loan	8, 9, F	1	West 96th Street Owners' Corp.	NAP	None	None	No	No	No	0	NAP

A-1-26

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)
1	Loan	5, 6, 10, A	2	Soho Grand & The Roxy Hotel	103,500,000	484,461.46	952,540.16	26,500,000	5.54000%	230,000,000	1,076,581.02	45.3%	2.94	18.5%
1.01	Property		1	Soho Grand Hotel
1.02	Property		1	Roxy Hotel
2	Loan	7, 11, B	1	Biltmore Park Town Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	5, 6, 7	31	Poindexter Industrial Portfolio	54,070,000	258,115.41	663,882.19	NAP	NAP	139,070,000	663,882.19	39.9%	2.62	15.0%
3.01	Property		1	Ringgold
3.02	Property		1	Laval
3.03	Property		1	Loudon
3.04	Property		1	Salt Lake City
3.05	Property		1	Morgantown
3.06	Property		1	Reading
3.07	Property		1	Orrville
3.08	Property		1	Riverside I
3.09	Property		1	Spring Hill
3.10	Property		1	Janesville
3.11	Property		1	Sturgis II
3.12	Property		1	Denver
3.13	Property		1	Sturgis I
3.14	Property		1	Social Circle
3.15	Property		1	Caldwell
3.16	Property		1	Brenham
3.17	Property		1	Clinton
3.18	Property		1	Ehrenberg
3.19	Property		1	Rydal
3.20	Property		1	Claremore
3.21	Property		1	West Palm Beach
3.22	Property		1	Decatur
3.23	Property		1	North Salt Lake
3.24	Property		1	Ephrata
3.25	Property		1	Nashville
3.26	Property		1	Louisville
3.27	Property		1	Riverside II
3.28	Property		1	Corsicana
3.29	Property		1	Centralia
3.30	Property		1	Indianapolis
3.31	Property		1	Elkhart
4	Loan	5, 12, 13	1	VISA Global HQ	138,000,000	641,984.31	1,037,409.42	NAP	NAP	223,000,000	1,037,409.42	50.0%	2.19	12.2%
5	Loan	5	1	Grapevine Mills	169,500,000	897,078.75	1,323,125.00	NAP	NAP	250,000,000	1,323,125.00	45.6%	2.68	18.0%
6	Loan	5	1	Hilton La Jolla Torrey Pines	45,000,000	254,245.31	621,488.54	NAP	NAP	110,000,000	621,488.54	66.5%	2.16	17.0%
7	Loan	14	1	Residence Inn National Mall - Washington D.C.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan		1	Germantown Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	5, C	1	20 & 40 Pacifica	69,000,000	327,987.98	546,646.64	NAP	NAP	115,000,000	546,646.64	43.1%	2.83	16.8%
10	Loan	5, 15	1	900 North Michigan	135,000,000	781,670.31	1,042,227.08	NAP	NAP	180,000,000	1,042,227.08	57.1%	1.77	12.6%
11	Loan	5, 16	1	Marriott Myrtle Beach Grande Dunes Resort	59,845,461	365,342.69	608,904.49	NAP	NAP	99,742,434	608,904.49	44.7%	2.69	21.4%
12	Loan	6, 7, 17	2	DMV Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	30-56 Whitestone Expressway
12.02	Property		1	168-35 Rockaway Boulevard
13	Loan	5, D	1	610 Newport Center	55,000,000	263,298.50	406,915.86	NAP	NAP	85,000,000	406,915.86	44.5%	2.92	17.2%
14	Loan		1	Briarcliff Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan		1	Kendall Value Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	18	1	Hamden Life Storage II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	6	3	Compass Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Compass Self Storage Alachua
17.02	Property		1	Metro Self Storage – Limerick
17.03	Property		1	Compass Self Storage Cleveland
18	Loan	5	1	Newport Centre	168,000,000	771,751.94	863,627.18	NAP	NAP	188,000,000	863,627.18	43.0%	2.66	15.3%
19	Loan		1	East West Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	19	1	AC Charlotte Southpark	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan		1	Brooklyn Renaissance Garage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	6	2	Southwest Estates & Waters Edge Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.01	Property		1	Waters Edge
22.02	Property		1	Southwest Estates
23	Loan		1	Staybridge Suites - Ann Arbor, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	115 West 190th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	345 Tenth Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	8, 9, F	1	Hudson Courts Owners, Inc.	NAP	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate	9,250,000	50,626.28	32.0%	3.48	23.1%
27	Loan		1	Hampton Inn Grandville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Fairfield Inn Cincinnati Airport South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	6	5	Louisiana MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.01	Property		1	White Oaks MHC

A-1-27

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)
29.02	Property		1	Magnolia Trace MHC
29.03	Property		1	Herradura Heights
29.04	Property		1	Cypress Trace MHC
29.05	Property		1	Village Trace MHC
30	Loan	8, 9, F	1	Fowler-Daley Owners, Inc.	NAP	NAP	NAP	0	Greater of (A) 5.50% or (B) Prime Rate	7,500,000	46,739.47	10.9%	6.36	48.8%
31	Loan	8, 9, F	1	14 Horatio Street Apartments Corp.	NAP	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate	6,094,142	36,235.37	3.6%	14.43	103.5%
32	Loan	20, E	1	Shops At Lily Cache Creek	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	21	1	169 East Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan		1	Riverwinds MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	8, 9, F	1	2640 Marion Avenue Owners, Inc.	NAP	NAP	NAP	0	Greater of (A) 5.85% or (B) Prime Rate+0.25%	2,898,691	16,579.76	20.1%	3.4	23.9%
36	Loan	8, 9, F	1	1500 Boston Road Housing Development Fund Corporation	NAP	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate	2,048,799	12,475.02	26.3%	3.92	29.1%
37	Loan	8, 9, F	1	Clark Street Tenants Incorporated	NAP	NAP	NAP	0	Greater of (A) 5.50% or (B) Prime Rate	1,999,206	11,879.29	3.4%	10.51	75.3%
38	Loan	8, 9, F	1	139 E. 66 St. Corporation	NAP	NAP	NAP	0	Greater of (A) 5.50% or (B) Prime Rate	1,900,000	11,135.88	4.2%	15.98	114.1%
39	Loan	8, 9, F	1	Trinity Arms Ltd.	NAP	NAP	NAP	0	Greater of (A) 5.50% or (B) Prime Rate	1,547,932	10,006.10	24.6%	3.57	28.2%
40	Loan	8, 9, F	1	West 96th Street Owners' Corp.	NAP	NAP	NAP	0	Greater of (A) 5.50% or (B) Prime Rate	1,348,151	8,654.40	5.5%	6.37	49.9%

A-1-28

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
1	Loan	5, 6, 10, A	2	Soho Grand & The Roxy Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
1.01	Property		1	Soho Grand Hotel
1.02	Property		1	Roxy Hotel
2	Loan	7, 11, B	1	Biltmore Park Town Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
3	Loan	5, 6, 7	31	Poindexter Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
3.01	Property		1	Ringgold
3.02	Property		1	Laval
3.03	Property		1	Loudon
3.04	Property		1	Salt Lake City
3.05	Property		1	Morgantown
3.06	Property		1	Reading
3.07	Property		1	Orrville
3.08	Property		1	Riverside I
3.09	Property		1	Spring Hill
3.10	Property		1	Janesville
3.11	Property		1	Sturgis II
3.12	Property		1	Denver
3.13	Property		1	Sturgis I
3.14	Property		1	Social Circle
3.15	Property		1	Caldwell
3.16	Property		1	Brenham
3.17	Property		1	Clinton
3.18	Property		1	Ehrenberg
3.19	Property		1	Rydal
3.20	Property		1	Claremore
3.21	Property		1	West Palm Beach
3.22	Property		1	Decatur
3.23	Property		1	North Salt Lake
3.24	Property		1	Ephrata
3.25	Property		1	Nashville
3.26	Property		1	Louisville
3.27	Property		1	Riverside II
3.28	Property		1	Corsicana
3.29	Property		1	Centralia
3.30	Property		1	Indianapolis
3.31	Property		1	Elkhart
4	Loan	5, 12, 13	1	VISA Global HQ	72,000,000	8.25000%	295,000,000	1,539,284.42	66.1%	1.48	9.3%	No	NAP
5	Loan	5	1	Grapevine Mills	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
6	Loan	5	1	Hilton La Jolla Torrey Pines	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Mezzanine/Preferred Equity
7	Loan	14	1	Residence Inn National Mall - Washington D.C.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
8	Loan		1	Germantown Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
9	Loan	5, C	1	20 & 40 Pacifica	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
10	Loan	5, 15	1	900 North Michigan	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
11	Loan	5, 16	1	Marriott Myrtle Beach Grande Dunes Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
12	Loan	6, 7, 17	2	DMV Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
12.01	Property		1	30-56 Whitestone Expressway
12.02	Property		1	168-35 Rockaway Boulevard
13	Loan	5, D	1	610 Newport Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
14	Loan		1	Briarcliff Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
15	Loan		1	Kendall Value Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
16	Loan	18	1	Hamden Life Storage II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
17	Loan	6	3	Compass Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
17.01	Property		1	Compass Self Storage Alachua
17.02	Property		1	Metro Self Storage – Limerick
17.03	Property		1	Compass Self Storage Cleveland
18	Loan	5	1	Newport Centre	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
19	Loan		1	East West Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
20	Loan	19	1	AC Charlotte Southpark	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
21	Loan		1	Brooklyn Renaissance Garage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
22	Loan	6	2	Southwest Estates & Waters Edge Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
22.01	Property		1	Waters Edge
22.02	Property		1	Southwest Estates
23	Loan		1	Staybridge Suites - Ann Arbor, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
24	Loan		1	115 West 190th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
25	Loan		1	345 Tenth Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
26	Loan	8, 9, F	1	Hudson Courts Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
27	Loan		1	Hampton Inn Grandville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
28	Loan		1	Fairfield Inn Cincinnati Airport South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
29	Loan	6	5	Louisiana MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
29.01	Property		1	White Oaks MHC

A-1-29

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
29.02	Property		1	Magnolia Trace MHC
29.03	Property		1	Herradura Heights
29.04	Property		1	Cypress Trace MHC
29.05	Property		1	Village Trace MHC
30	Loan	8, 9, F	1	Fowler-Daley Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
31	Loan	8, 9, F	1	14 Horatio Street Apartments Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
32	Loan	20, E	1	Shops At Lily Cache Creek	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
33	Loan	21	1	169 East Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
34	Loan		1	Riverwinds MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
35	Loan	8, 9, F	1	2640 Marion Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
36	Loan	8, 9, F	1	1500 Boston Road Housing Development Fund Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
37	Loan	8, 9, F	1	Clark Street Tenants Incorporated	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
38	Loan	8, 9, F	1	139 E. 66 St. Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
39	Loan	8, 9, F	1	Trinity Arms Ltd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
40	Loan	8, 9, F	1	West 96th Street Owners' Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured

A-1-30

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor
1	Loan	5, 6, 10, A	2	Soho Grand & The Roxy Hotel	Hartz Mountain Industries
1.01	Property		1	Soho Grand Hotel
1.02	Property		1	Roxy Hotel
2	Loan	7, 11, B	1	Biltmore Park Town Square	Biltmore Farms, LLC and Crosland, LLC
3	Loan	5, 6, 7	31	Poindexter Industrial Portfolio	J.B. Poindexter & Co., Inc.
3.01	Property		1	Ringgold
3.02	Property		1	Laval
3.03	Property		1	Loudon
3.04	Property		1	Salt Lake City
3.05	Property		1	Morgantown
3.06	Property		1	Reading
3.07	Property		1	Orrville
3.08	Property		1	Riverside I
3.09	Property		1	Spring Hill
3.10	Property		1	Janesville
3.11	Property		1	Sturgis II
3.12	Property		1	Denver
3.13	Property		1	Sturgis I
3.14	Property		1	Social Circle
3.15	Property		1	Caldwell
3.16	Property		1	Brenham
3.17	Property		1	Clinton
3.18	Property		1	Ehrenberg
3.19	Property		1	Rydal
3.20	Property		1	Claremore
3.21	Property		1	West Palm Beach
3.22	Property		1	Decatur
3.23	Property		1	North Salt Lake
3.24	Property		1	Ephrata
3.25	Property		1	Nashville
3.26	Property		1	Louisville
3.27	Property		1	Riverside II
3.28	Property		1	Corsicana
3.29	Property		1	Centralia
3.30	Property		1	Indianapolis
3.31	Property		1	Elkhart
4	Loan	5, 12, 13	1	VISA Global HQ	TSCE 2007 Holdings, L.L.C. and Giants Development Services
5	Loan	5	1	Grapevine Mills	Simon Property Group, L.P.
6	Loan	5	1	Hilton La Jolla Torrey Pines	JRK Property Holdings, Inc.
7	Loan	14	1	Residence Inn National Mall - Washington D.C.	TDC Real Estate Corp.
8	Loan		1	Germantown Commons	Gary D. Rappaport
9	Loan	5, C	1	20 & 40 Pacifica	The Irvine Company LLC
10	Loan	5, 15	1	900 North Michigan	JMB Realty Corporation
11	Loan	5, 16	1	Marriott Myrtle Beach Grande Dunes Resort	William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung
12	Loan	6, 7, 17	2	DMV Portfolio	Lester P. Petracca and Edward J. Henderson or George Bradt, as Trustee of The Petracca Family 2008 Descendants Trust
12.01	Property		1	30-56 Whitestone Expressway
12.02	Property		1	168-35 Rockaway Boulevard
13	Loan	5, D	1	610 Newport Center	The Irvine Company LLC
14	Loan		1	Briarcliff Commons	Urban Edge Properties LP
15	Loan		1	Kendall Value Center	Loeb Partners Realty LLC
16	Loan	18	1	Hamden Life Storage II	Ira Schwartz
17	Loan	6	3	Compass Self Storage Portfolio	Amsdell Group, LLC
17.01	Property		1	Compass Self Storage Alachua
17.02	Property		1	Metro Self Storage – Limerick
17.03	Property		1	Compass Self Storage Cleveland
18	Loan	5	1	Newport Centre	Simon Newport Limited Partnership and LF Newport Jersey Limited Partnership
19	Loan		1	East West Commons	Jeffrey B. Kerker and Jan R. Saperstein
20	Loan	19	1	AC Charlotte Southpark	JWM Family Enterprises, L.P.
21	Loan		1	Brooklyn Renaissance Garage	Joshua L. Muss
22	Loan	6	2	Southwest Estates & Waters Edge Portfolio	Jennifer L. Anderson
22.01	Property		1	Waters Edge
22.02	Property		1	Southwest Estates
23	Loan		1	Staybridge Suites - Ann Arbor, MI	Jimmy R. Asmar
24	Loan		1	115 West 190th Street	Israel Frankel
25	Loan		1	345 Tenth Street	Lorraine Mocco
26	Loan	8, 9, F	1	Hudson Courts Owners, Inc.	NAP
27	Loan		1	Hampton Inn Grandville	Akram Namou and Hikmat Piromari
28	Loan		1	Fairfield Inn Cincinnati Airport South	Absolute Hospitality Group
29	Loan	6	5	Louisiana MHC Portfolio	Daniel Simmons, Matthew Galofaro and Jonathan Booth
29.01	Property		1	White Oaks MHC

A-1-31

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor
29.02	Property		1	Magnolia Trace MHC
29.03	Property		1	Herradura Heights
29.04	Property		1	Cypress Trace MHC
29.05	Property		1	Village Trace MHC
30	Loan	8, 9, F	1	Fowler-Daley Owners, Inc.	NAP
31	Loan	8, 9, F	1	14 Horatio Street Apartments Corp.	NAP
32	Loan	20, E	1	Shops At Lily Cache Creek	Kevin E Glazer
33	Loan	21	1	169 East Broadway	Jolanta Podbielska and Maria H. Kolon
34	Loan		1	Riverwinds MHC	David Cutler
35	Loan	8, 9, F	1	2640 Marion Avenue Owners, Inc.	NAP
36	Loan	8, 9, F	1	1500 Boston Road Housing Development Fund Corporation	NAP
37	Loan	8, 9, F	1	Clark Street Tenants Incorporated	NAP
38	Loan	8, 9, F	1	139 E. 66 St. Corporation	NAP
39	Loan	8, 9, F	1	Trinity Arms Ltd.	NAP
40	Loan	8, 9, F	1	West 96th Street Owners' Corp.	NAP

A-1-32

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)
1	Loan	5, 6, 10, A	2	Soho Grand & The Roxy Hotel	NAP	No	No	Refinance		203,500,000
1.01	Property		1	Soho Grand Hotel
1.02	Property		1	Roxy Hotel
2	Loan	7, 11, B	1	Biltmore Park Town Square	Biltmore Farms, LLC and Crosland, LLC	No	No	Refinance		90,000,000
3	Loan	5, 6, 7	31	Poindexter Industrial Portfolio	John B. Poindexter	No	No	Refinance/Acquisition		139,070,000
3.01	Property		1	Ringgold
3.02	Property		1	Laval
3.03	Property		1	Loudon
3.04	Property		1	Salt Lake City
3.05	Property		1	Morgantown
3.06	Property		1	Reading
3.07	Property		1	Orrville
3.08	Property		1	Riverside I
3.09	Property		1	Spring Hill
3.10	Property		1	Janesville
3.11	Property		1	Sturgis II
3.12	Property		1	Denver
3.13	Property		1	Sturgis I
3.14	Property		1	Social Circle
3.15	Property		1	Caldwell
3.16	Property		1	Brenham
3.17	Property		1	Clinton
3.18	Property		1	Ehrenberg
3.19	Property		1	Rydal
3.20	Property		1	Claremore
3.21	Property		1	West Palm Beach
3.22	Property		1	Decatur
3.23	Property		1	North Salt Lake
3.24	Property		1	Ephrata
3.25	Property		1	Nashville
3.26	Property		1	Louisville
3.27	Property		1	Riverside II
3.28	Property		1	Corsicana
3.29	Property		1	Centralia
3.30	Property		1	Indianapolis
3.31	Property		1	Elkhart
4	Loan	5, 12, 13	1	VISA Global HQ	TSCE 2007 Holdings, L.L.C., Giants Double Play, LLC, Mitsui Fudosan America, Inc., Tishman Speyer Red Pine Partners, L.P. and U.S. Office APTWO JV II, L.P.	No	No	Refinance		223,000,000
5	Loan	5	1	Grapevine Mills	Simon Property Group, L.P.	No	No	Refinance		250,000,000
6	Loan	5	1	Hilton La Jolla Torrey Pines	JRK Hospitality Fund 1, L.P.	No	No	Acquisition		110,000,000
7	Loan	14	1	Residence Inn National Mall - Washington D.C.	The Donohoe Companies, Inc.	No	No	Refinance		53,000,000
8	Loan		1	Germantown Commons	The Gary D. Rappaport Revocable Trust and Gary D. Rappaport	No	No	Acquisition		49,000,000
9	Loan	5, C	1	20 & 40 Pacifica	Irvine Core Office LLC	No	No	Recapitalization		115,000,000
10	Loan	5, 15	1	900 North Michigan	JMB Realty Corporation	No	No	Refinance		180,000,000
11	Loan	5, 16	1	Marriott Myrtle Beach Grande Dunes Resort	CSC Holdings, LLC	No	No	Refinance		100,000,000
12	Loan	6, 7, 17	2	DMV Portfolio	Lester P. Petracca	No	No	Refinance		31,500,000
12.01	Property		1	30-56 Whitestone Expressway
12.02	Property		1	168-35 Rockaway Boulevard
13	Loan	5, D	1	610 Newport Center	Irvine Core Office LLC	No	No	Recapitalization		85,000,000
14	Loan		1	Briarcliff Commons	Urban Edge Properties LP	No	No	Recapitalization		30,000,000
15	Loan		1	Kendall Value Center	Loeb Partners Realty LLC and Kendall/Sunset GP., Inc.	No	No	Refinance		25,000,000
16	Loan	18	1	Hamden Life Storage II	Ira Schwartz	No	No	Refinance
17	Loan	6	3	Compass Self Storage Portfolio	Todd C. Amsdell	No	No	Refinance
17.01	Property		1	Compass Self Storage Alachua
17.02	Property		1	Metro Self Storage – Limerick
17.03	Property		1	Compass Self Storage Cleveland
18	Loan	5	1	Newport Centre	Newport Associates Phase I Developers Limited Partnership	No	No	Refinance
19	Loan		1	East West Commons	Jeffrey B. Kerker and Jan R. Saperstein	No	Yes	Acquisition
20	Loan	19	1	AC Charlotte Southpark	Bay Harbor Limited Holdings, LLC	No	No	Recapitalization
21	Loan		1	Brooklyn Renaissance Garage	Joshua L. Muss	No	No	Refinance
22	Loan	6	2	Southwest Estates & Waters Edge Portfolio	Jennifer L. Anderson	No	No	Refinance
22.01	Property		1	Waters Edge
22.02	Property		1	Southwest Estates
23	Loan		1	Staybridge Suites - Ann Arbor, MI	Jimmy R. Asmar	No	No	Refinance
24	Loan		1	115 West 190th Street	Israel Frankel	No	No	Refinance
25	Loan		1	345 Tenth Street	Lorraine Mocco	No	No	Refinance
26	Loan	8, 9, F	1	Hudson Courts Owners, Inc.	NAP	No	No	Refinance
27	Loan		1	Hampton Inn Grandville	Akram Namou and Hikmat Piromari	No	No	Refinance
28	Loan		1	Fairfield Inn Cincinnati Airport South	Ram Khatter and Neeta Khatter	No	No	Refinance
29	Loan	6	5	Louisiana MHC Portfolio	Daniel Simmons, Matthew Galofaro and Jonathan Booth	No	No	Refinance
29.01	Property		1	White Oaks MHC

A-1-33

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)
29.02	Property		1	Magnolia Trace MHC
29.03	Property		1	Herradura Heights
29.04	Property		1	Cypress Trace MHC
29.05	Property		1	Village Trace MHC
30	Loan	8, 9, F	1	Fowler-Daley Owners, Inc.	NAP	No	No	Refinance
31	Loan	8, 9, F	1	14 Horatio Street Apartments Corp.	NAP	No	No	Refinance
32	Loan	20, E	1	Shops At Lily Cache Creek	Lakeview Crossing Shopping Center Dallas, TX. Limited Partnership	No	No	Refinance
33	Loan	21	1	169 East Broadway	Jolanta Podbielska and Maria H. Kolon	No	No	Refinance
34	Loan		1	Riverwinds MHC	David Cutler	No	No	Refinance
35	Loan	8, 9, F	1	2640 Marion Avenue Owners, Inc.	NAP	No	No	Refinance
36	Loan	8, 9, F	1	1500 Boston Road Housing Development Fund Corporation	NAP	No	No	Refinance
37	Loan	8, 9, F	1	Clark Street Tenants Incorporated	NAP	No	No	Refinance
38	Loan	8, 9, F	1	139 E. 66 St. Corporation	NAP	No	No	Refinance
39	Loan	8, 9, F	1	Trinity Arms Ltd.	NAP	No	No	Refinance
40	Loan	8, 9, F	1	West 96th Street Owners' Corp.	NAP	No	No	Refinance

A-1-34

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)
1	Loan	5, 6, 10, A	2	Soho Grand & The Roxy Hotel	24,286,447	26,500,000	0	254,286,447	250,909,055	0	1,082,289	2,295,103	0	0	254,286,447	NAP	426.33	382.91
1.01	Property		1	Soho Grand Hotel												NAP	442.22	399.78
1.02	Property		1	Roxy Hotel												NAP	398.42	353.80
2	Loan	7, 11, B	1	Biltmore Park Town Square	0	0	0	90,000,000	65,298,101	0	1,922,843	6,326,231	180,000	16,272,826	90,000,000	NAP	NAP	NAP
3	Loan	5, 6, 7	31	Poindexter Industrial Portfolio	0	0	0	139,070,000	108,033,051	20,523,309	3,048,405	0	7,465,235	0	139,070,000	NAP	NAP	NAP
3.01	Property		1	Ringgold												NAP	NAP	NAP
3.02	Property		1	Laval												NAP	NAP	NAP
3.03	Property		1	Loudon												NAP	NAP	NAP
3.04	Property		1	Salt Lake City												NAP	NAP	NAP
3.05	Property		1	Morgantown												NAP	NAP	NAP
3.06	Property		1	Reading												NAP	NAP	NAP
3.07	Property		1	Orrville												NAP	NAP	NAP
3.08	Property		1	Riverside I												NAP	NAP	NAP
3.09	Property		1	Spring Hill												NAP	NAP	NAP
3.10	Property		1	Janesville												NAP	NAP	NAP
3.11	Property		1	Sturgis II												NAP	NAP	NAP
3.12	Property		1	Denver												NAP	NAP	NAP
3.13	Property		1	Sturgis I												NAP	NAP	NAP
3.14	Property		1	Social Circle												NAP	NAP	NAP
3.15	Property		1	Caldwell												NAP	NAP	NAP
3.16	Property		1	Brenham												NAP	NAP	NAP
3.17	Property		1	Clinton												NAP	NAP	NAP
3.18	Property		1	Ehrenberg												NAP	NAP	NAP
3.19	Property		1	Rydal												NAP	NAP	NAP
3.20	Property		1	Claremore												NAP	NAP	NAP
3.21	Property		1	West Palm Beach												NAP	NAP	NAP
3.22	Property		1	Decatur												NAP	NAP	NAP
3.23	Property		1	North Salt Lake												NAP	NAP	NAP
3.24	Property		1	Ephrata												NAP	NAP	NAP
3.25	Property		1	Nashville												NAP	NAP	NAP
3.26	Property		1	Louisville												NAP	NAP	NAP
3.27	Property		1	Riverside II												NAP	NAP	NAP
3.28	Property		1	Corsicana												NAP	NAP	NAP
3.29	Property		1	Centralia												NAP	NAP	NAP
3.30	Property		1	Indianapolis												NAP	NAP	NAP
3.31	Property		1	Elkhart												NAP	NAP	NAP
4	Loan	5, 12, 13	1	VISA Global HQ	1,154,261	72,000,000	0	296,154,261	281,259,478	0	7,654,783	7,240,000	0	0	296,154,261	NAP	NAP	NAP
5	Loan	5	1	Grapevine Mills	21,252,453	0	0	271,252,453	268,857,947	0	2,394,506	0	0	0	271,252,453	NAP	NAP	NAP
6	Loan	5	1	Hilton La Jolla Torrey Pines	59,441,997	0	0	169,441,997	0	165,000,000	4,441,997	0	0	0	169,441,997	12/31/2033	259.00	204.29
7	Loan	14	1	Residence Inn National Mall - Washington D.C.	2,129,801	0	0	55,129,801	43,020,940	0	1,641,381	10,467,479	0	0	55,129,801	1/16/2050	259.59	206.26
8	Loan		1	Germantown Commons	23,719,006	0	0	72,719,006	0	69,700,000	1,925,404	1,093,602	0	0	72,719,006	NAP	NAP	NAP
9	Loan	5, C	1	20 & 40 Pacifica	0	0	0	115,000,000	0	0	704,997	6,716,561	107,578,442	0	115,000,000	NAP	NAP	NAP
10	Loan	5, 15	1	900 North Michigan	56,362,388	0	0	236,362,388	206,807,744	0	8,416,086	21,138,557	0	0	236,362,388	NAP	NAP	NAP
11	Loan	5, 16	1	Marriott Myrtle Beach Grande Dunes Resort	2,395,813	0	0	102,395,813	95,070,064	0	478,506	6,847,243	0	0	102,395,813	8/6/2044	259.85	182.19
12	Loan	6, 7, 17	2	DMV Portfolio	0	0	0	31,500,000	21,796,643	0	1,335,130	8,000,000	368,227	0	31,500,000	NAP	NAP	NAP
12.01	Property		1	30-56 Whitestone Expressway												NAP	NAP	NAP
12.02	Property		1	168-35 Rockaway Boulevard												NAP	NAP	NAP
13	Loan	5, D	1	610 Newport Center	0	0	0	85,000,000	0	0	307,838	2,583,149	82,109,013	0	85,000,000	NAP	NAP	NAP
14	Loan		1	Briarcliff Commons	0	0	0	30,000,000	0	0	723,998	952,042	28,323,961	0	30,000,000	NAP	NAP	NAP
15	Loan		1	Kendall Value Center	0	0	0	25,000,000	21,620,225	0	383,334	430,926	2,565,515	0	25,000,000	NAP	NAP	NAP
16	Loan	18	1	Hamden Life Storage II												NAP	NAP	NAP
17	Loan	6	3	Compass Self Storage Portfolio												NAP	NAP	NAP
17.01	Property		1	Compass Self Storage Alachua												NAP	NAP	NAP
17.02	Property		1	Metro Self Storage – Limerick												NAP	NAP	NAP
17.03	Property		1	Compass Self Storage Cleveland												NAP	NAP	NAP
18	Loan	5	1	Newport Centre	0	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP
19	Loan		1	East West Commons												NAP	NAP	NAP
20	Loan	19	1	AC Charlotte Southpark												NAP	200.86	149.92
21	Loan		1	Brooklyn Renaissance Garage												NAP	NAP	NAP
22	Loan	6	2	Southwest Estates & Waters Edge Portfolio												NAP	NAP	NAP
22.01	Property		1	Waters Edge												NAP	NAP	NAP
22.02	Property		1	Southwest Estates												NAP	NAP	NAP
23	Loan		1	Staybridge Suites - Ann Arbor, MI												4/14/2037	140.95	87.80
24	Loan		1	115 West 190th Street	0	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP
25	Loan		1	345 Tenth Street												NAP	NAP	NAP
26	Loan	8, 9, F	1	Hudson Courts Owners, Inc.	0	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP
27	Loan		1	Hampton Inn Grandville												9/30/2038	122.65	75.92
28	Loan		1	Fairfield Inn Cincinnati Airport South												7/31/2039	114.21	98.80
29	Loan	6	5	Louisiana MHC Portfolio												NAP	NAP	NAP
29.01	Property		1	White Oaks MHC				0	0	0	0	0	0	0	0	NAP	NAP	NAP

A-1-35

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)
29.02	Property		1	Magnolia Trace MHC				0	0	0	0	0	0	0	0	NAP	NAP	NAP
29.03	Property		1	Herradura Heights				0	0	0	0	0	0	0	0	NAP	NAP	NAP
29.04	Property		1	Cypress Trace MHC				0	0	0	0	0	0	0	0	NAP	NAP	NAP
29.05	Property		1	Village Trace MHC				0	0	0	0	0	0	0	0	NAP	NAP	NAP
30	Loan	8, 9, F	1	Fowler-Daley Owners, Inc.	0	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP
31	Loan	8, 9, F	1	14 Horatio Street Apartments Corp.	0	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP
32	Loan	20, E	1	Shops At Lily Cache Creek												NAP	NAP	NAP
33	Loan	21	1	169 East Broadway												NAP	NAP	NAP
34	Loan		1	Riverwinds MHC												NAP	NAP	NAP
35	Loan	8, 9, F	1	2640 Marion Avenue Owners, Inc.	0	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP
36	Loan	8, 9, F	1	1500 Boston Road Housing Development Fund Corporation	0	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP
37	Loan	8, 9, F	1	Clark Street Tenants Incorporated	0	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP
38	Loan	8, 9, F	1	139 E. 66 St. Corporation	0	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP
39	Loan	8, 9, F	1	Trinity Arms Ltd.	0	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP
40	Loan	8, 9, F	1	West 96th Street Owners' Corp.	0	0	0	0	0	0	0	0	0	0	0	NAP	NAP	NAP

A-1-36

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent
1	Loan	5, 6, 10, A	2	Soho Grand & The Roxy Hotel	89.8%	426.33	382.91	89.8%	422.22	376.88	89.3%	414.05	369.65	89.3%
1.01	Property		1	Soho Grand Hotel	90.4%	442.22	399.78	90.4%	438.53	394.00	89.8%	425.65	385.06	90.5%
1.02	Property		1	Roxy Hotel	88.8%	398.42	353.80	88.8%	393.57	347.33	88.3%	393.28	343.04	87.2%
2	Loan	7, 11, B	1	Biltmore Park Town Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	5, 6, 7	31	Poindexter Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	Ringgold	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	Laval	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	Loudon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	Salt Lake City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	Morgantown	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	Reading	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.07	Property		1	Orrville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.08	Property		1	Riverside I	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.09	Property		1	Spring Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.10	Property		1	Janesville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.11	Property		1	Sturgis II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.12	Property		1	Denver	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.13	Property		1	Sturgis I	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.14	Property		1	Social Circle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.15	Property		1	Caldwell	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.16	Property		1	Brenham	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.17	Property		1	Clinton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.18	Property		1	Ehrenberg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.19	Property		1	Rydal	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.20	Property		1	Claremore	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.21	Property		1	West Palm Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.22	Property		1	Decatur	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.23	Property		1	North Salt Lake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.24	Property		1	Ephrata	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.25	Property		1	Nashville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.26	Property		1	Louisville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.27	Property		1	Riverside II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.28	Property		1	Corsicana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.29	Property		1	Centralia	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.30	Property		1	Indianapolis	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.31	Property		1	Elkhart	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	5, 12, 13	1	VISA Global HQ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	5	1	Grapevine Mills	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	5	1	Hilton La Jolla Torrey Pines	78.9%	255.45	201.50	78.9%	253.71	199.82	78.8%	250.95	193.87	77.3%
7	Loan	14	1	Residence Inn National Mall - Washington D.C.	79.5%	259.59	206.26	79.5%	256.88	201.77	78.5%	218.98	158.58	72.4%
8	Loan		1	Germantown Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	5, C	1	20 & 40 Pacifica	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	5, 15	1	900 North Michigan	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	5, 16	1	Marriott Myrtle Beach Grande Dunes Resort	70.1%	259.85	182.19	70.1%	258.13	180.23	69.8%	248.29	174.45	70.3%
12	Loan	6, 7, 17	2	DMV Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	30-56 Whitestone Expressway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	168-35 Rockaway Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	5, D	1	610 Newport Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan		1	Briarcliff Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan		1	Kendall Value Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	18	1	Hamden Life Storage II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	6	3	Compass Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Compass Self Storage Alachua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Metro Self Storage – Limerick	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	Compass Self Storage Cleveland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	5	1	Newport Centre	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan		1	East West Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	19	1	AC Charlotte Southpark	74.6%	200.86	149.92	74.6%	190.04	142.03	74.7%	175.87	114.42	65.1%
21	Loan		1	Brooklyn Renaissance Garage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	6	2	Southwest Estates & Waters Edge Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.01	Property		1	Waters Edge	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	Southwest Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	Staybridge Suites - Ann Arbor, MI	62.3%	140.57	87.56	62.3%	140.85	87.15	61.9%	124.35	79.68	64.1%
24	Loan		1	115 West 190th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	345 Tenth Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	8, 9, F	1	Hudson Courts Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	250,000	31,300,000	28.8%	4.3%
27	Loan		1	Hampton Inn Grandville	61.9%	122.65	75.92	61.9%	121.49	76.54	63.0%	126.44	79.78	63.1%
28	Loan		1	Fairfield Inn Cincinnati Airport South	86.5%	114.21	98.80	86.5%	115.40	99.02	85.8%	112.34	93.81	83.5%
29	Loan	6	5	Louisiana MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.01	Property		1	White Oaks MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-37

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent
29.02	Property		1	Magnolia Trace MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.03	Property		1	Herradura Heights	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.04	Property		1	Cypress Trace MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.05	Property		1	Village Trace MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	8, 9, F	1	Fowler-Daley Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1,000,000	57,100,000	11.4%	0.0%
31	Loan	8, 9, F	1	14 Horatio Street Apartments Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	500,000	100,400,000	5.6%	4.5%
32	Loan	20, E	1	Shops At Lily Cache Creek	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	21	1	169 East Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan		1	Riverwinds MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	8, 9, F	1	2640 Marion Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	200,000	9,800,000	27.5%	46.5%
36	Loan	8, 9, F	1	1500 Boston Road Housing Development Fund Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	250,000	8,900,000	20.2%	10.5%
37	Loan	8, 9, F	1	Clark Street Tenants Incorporated	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	250,000	26,100,000	6.7%	0.0%
38	Loan	8, 9, F	1	139 E. 66 St. Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	400,000	33,900,000	4.4%	0.0%
39	Loan	8, 9, F	1	Trinity Arms Ltd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	300,000	7,100,000	17.6%	2.9%
40	Loan	8, 9, F	1	West 96th Street Owners' Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	250,000	11,500,000	9.5%	0.0%

A-1-38

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry
1	Loan	5, 6, 10, A	2	Soho Grand & The Roxy Hotel
1.01	Property		1	Soho Grand Hotel
1.02	Property		1	Roxy Hotel
2	Loan	7, 11, B	1	Biltmore Park Town Square
3	Loan	5, 6, 7	31	Poindexter Industrial Portfolio
3.01	Property		1	Ringgold
3.02	Property		1	Laval
3.03	Property		1	Loudon
3.04	Property		1	Salt Lake City
3.05	Property		1	Morgantown
3.06	Property		1	Reading
3.07	Property		1	Orrville
3.08	Property		1	Riverside I
3.09	Property		1	Spring Hill
3.10	Property		1	Janesville
3.11	Property		1	Sturgis II
3.12	Property		1	Denver
3.13	Property		1	Sturgis I
3.14	Property		1	Social Circle
3.15	Property		1	Caldwell
3.16	Property		1	Brenham
3.17	Property		1	Clinton
3.18	Property		1	Ehrenberg
3.19	Property		1	Rydal
3.20	Property		1	Claremore
3.21	Property		1	West Palm Beach
3.22	Property		1	Decatur
3.23	Property		1	North Salt Lake
3.24	Property		1	Ephrata
3.25	Property		1	Nashville
3.26	Property		1	Louisville
3.27	Property		1	Riverside II
3.28	Property		1	Corsicana
3.29	Property		1	Centralia
3.30	Property		1	Indianapolis
3.31	Property		1	Elkhart
4	Loan	5, 12, 13	1	VISA Global HQ
5	Loan	5	1	Grapevine Mills
6	Loan	5	1	Hilton La Jolla Torrey Pines
7	Loan	14	1	Residence Inn National Mall - Washington D.C.
8	Loan		1	Germantown Commons
9	Loan	5, C	1	20 & 40 Pacifica
10	Loan	5, 15	1	900 North Michigan
11	Loan	5, 16	1	Marriott Myrtle Beach Grande Dunes Resort
12	Loan	6, 7, 17	2	DMV Portfolio
12.01	Property		1	30-56 Whitestone Expressway
12.02	Property		1	168-35 Rockaway Boulevard
13	Loan	5, D	1	610 Newport Center
14	Loan		1	Briarcliff Commons
15	Loan		1	Kendall Value Center
16	Loan	18	1	Hamden Life Storage II
17	Loan	6	3	Compass Self Storage Portfolio
17.01	Property		1	Compass Self Storage Alachua
17.02	Property		1	Metro Self Storage – Limerick
17.03	Property		1	Compass Self Storage Cleveland
18	Loan	5	1	Newport Centre
19	Loan		1	East West Commons
20	Loan	19	1	AC Charlotte Southpark
21	Loan		1	Brooklyn Renaissance Garage
22	Loan	6	2	Southwest Estates & Waters Edge Portfolio
22.01	Property		1	Waters Edge
22.02	Property		1	Southwest Estates
23	Loan		1	Staybridge Suites - Ann Arbor, MI
24	Loan		1	115 West 190th Street
25	Loan		1	345 Tenth Street
26	Loan	8, 9, F	1	Hudson Courts Owners, Inc.	5	0	0	-25,823
27	Loan		1	Hampton Inn Grandville
28	Loan		1	Fairfield Inn Cincinnati Airport South
29	Loan	6	5	Louisiana MHC Portfolio
29.01	Property		1	White Oaks MHC

A-1-39

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry
29.02	Property		1	Magnolia Trace MHC
29.03	Property		1	Herradura Heights
29.04	Property		1	Cypress Trace MHC
29.05	Property		1	Village Trace MHC
30	Loan	8, 9, F	1	Fowler-Daley Owners, Inc.	0	0	0	NAP
31	Loan	8, 9, F	1	14 Horatio Street Apartments Corp.	0	7	0	120,925
32	Loan	20, E	1	Shops At Lily Cache Creek
33	Loan	21	1	169 East Broadway
34	Loan		1	Riverwinds MHC
35	Loan	8, 9, F	1	2640 Marion Avenue Owners, Inc.	33	0	0	260,630
36	Loan	8, 9, F	1	1500 Boston Road Housing Development Fund Corporation	0	0	4	55,620
37	Loan	8, 9, F	1	Clark Street Tenants Incorporated	0	0	0	NAP
38	Loan	8, 9, F	1	139 E. 66 St. Corporation	0	0	0	NAP
39	Loan	8, 9, F	1	Trinity Arms Ltd.	0	1	0	5,680
40	Loan	8, 9, F	1	West 96th Street Owners' Corp.	0	0	0	NAP

A-1-40

BANK 2024-BNK48

Footnotes to Annex A-1

(1)	MSBNA—Morgan Stanley Bank, N.A.; BANA—Bank of America, National Association; MSMCH—Morgan Stanley Mortgage Capital Holdings LLC; WFB—Wells Fargo Bank, National Association; JPMCB—JPMorgan Chase Bank, National Association; CREFI—Citi Real Estate Funding Inc.; GSBI—Goldman Sachs Bank USA; NCB—National Cooperative Bank, N.A.; NCCB—National Consumer Cooperative Bank.

(2)	Certain tenants may not be in occupancy or may be in free rent periods. See "Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this prospectus for information regarding the 5 largest tenants at mortgaged properties securing the 15 largest Mortgage Loans and tenants that occupy 50% or more of the net rentable area at their respective mortgaged properties which are not in occupancy or are in free rent periods.

(3)	The Administrative Fee Rate includes the master servicing fee rate, operating advisor fee rate, certificate administrator/trustee fee rate, asset representations reviewer fee rate, primary or sub-servicing servicing fee rate, CREFC® license fee rate and, with respect to any non-serviced Mortgage Loan, pari passu loan primary servicing fee rate, in each case applicable to the related Mortgage Loan.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See "Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting the 5 largest tenants at mortgaged properties securing the 15 largest Mortgage Loans and tenants that occupy 50% or more of the net rentable area at their respective mortgaged properties.

(5)	With respect to Mortgage Loan No. 1, Soho Grand & The Roxy Hotel, Mortgage Loan No. 3, Poindexter Industrial Portfolio, Mortgage Loan No. 4, VISA Global HQ, Mortgage Loan No. 5, Grapevine Mills, Mortgage Loan No. 6, Hilton La Jolla Torrey Pines, Mortgage Loan No. 9, 20 & 40 Pacifica, Mortgage Loan No. 10, 900 North Michigan, Mortgage Loan No. 11, Marriott Myrtle Beach Grande Dunes Resort, Mortgage Loan No. 13, 610 Newport Center and Mortgage Loan No. 18, Newport Centre, such Mortgage Loans are part of a whole loan related to the Issuing Entity. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Loan Per Unit ($) calculations are in each case based on the subject Mortgage Loan together with any related Pari Passu Companion Loan, but (unless otherwise indicated) without regard to any related Subordinate Companion Loan(s). For further information, see “Description of the Mortgage Pool—The Whole Loans—General”, “—The Serviced Pari Passu Whole Loans”, "The Soho Grand & The Roxy Hotel A/B Whole Loan", “—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” or “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans,” as applicable, in this prospectus.

(6)	With respect to Mortgage Loan No. 1, Soho Grand & The Roxy Hotel, Mortgage Loan No. 3, Poindexter Industrial Portfolio, Mortgage Loan No. 12, DMV Portfolio, Mortgage Loan No.17, Compass Self Storage Portfolio, Mortgage Loan No. 22, Southwest Estates & Waters Edge Portfolio and Mortgage Loan No. 29, Louisiana MHC Portfolio, such Mortgage Loans are secured by multiple properties. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Loan Per Unit ($) calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each Mortgaged Property based on the respective Appraised Values and/or Underwritten NCF, among other methods.

(7)	With respect to Mortgage Loan No. 2, Biltmore Park Town Square, Mortgage Loan No. 3, Poindexter Industrial Portfolio and Mortgage Loan No. 12, DMV Portfolio, the related loan documents permit a partial release or other release with prepayment or defeasance. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions” in this prospectus.

(8)	With respect to all residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A., the borrower is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the residential cooperative Mortgage Loans sold to the trust, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the columns labeled Sponsor and Non-Recourse Carveout Guarantor or such information is shown same as the borrower in Annex A-1. In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to other Mortgage Loans is not presented with respect to the residential cooperative Mortgage Loans sold to the trust and is, instead, reflected as not applicable (NAP). For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 are not presented on Annex A-1 with respect to the residential cooperative Mortgage Loans sold to the trust. In addition, see “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” with respect to the determination of certain fields on Annex A-1, including but not limited to the Appraised Value, Coop-Rental Value, Underwritten Net Operating Income and Underwritten Net Cash Flow.

A-1-41

(9)	With respect to the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A., the information contained in the columns entitled “Subordinate Companion Loan Cut-off Date Balance” and “Subordinate Companion Loan Interest Rate” also includes relevant information regarding the subordinate lines of credit corresponding to such loans, although those subordinate lines of credit are not considered Companion Loans. See the chart column entitled “Non-Trust Mortgage Loan Interest Rate” under “Risk Factors — Other Secured Indebtedness — Additional Debt Secured by Residential Cooperative Properties” in this prospectus.

(10)	With respect to Mortgage Loan No. 1, Soho Grand & The Roxy Hotel, there is no separate Nonrecourse Carve-out Guarantor. In addition, the related borrowers are the only environmental indemnitors, and the lender has obtained its own environmental insurance policy with respect to the Mortgaged Property.

(11)	With respect to Mortgage Loan No. 2, Biltmore Park Town Square, the Mortgaged Property is comprised of 241,273 SF of retail space that is 90.3% leased to 31 tenants as of the August 22, 2024 rent roll. The office portion of the property consists of 109,846 SF that is 99.3% leased to 11 tenants as of the August 22, 2024 rent roll. The multifamily portion of the property consists of 120 units, totaling 148,879 SF, that are 99.2% occupied as of the June 30, 2024 rent roll.

(12)	With respect to Mortgage Loan No. 4, VISA Global HQ, the mortgage loan is structured with an Anticipated Repayment Date (“ARD”) of September 6, 2034, and has a final maturity date of March 6, 2038. The VISA Global HQ Whole Loan accrues interest at a rate of 5.5060% per annum until the ARD. After the ARD, the interest rate will increase to a per annum rate equal to the sum of (i) 5.5060% and (ii) 4.0000% (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred. In addition, after the ARD, all excess cash flow will be applied to repay the principal balance of the Mortgage Loan.

(13)	With respect to Mortgage Loan No. 4, VISA Global HQ, the appraised value represents the “Prospective Value Upon Stabilization”, which assumes that VISA, Inc. has taken occupancy at the VISA Global HQ Property, which occupancy has occurred. The appraisal concluded to an “as-is” appraised value of $409,000,000 as of April 11, 2024. The “as-is” appraised value results in a Cut-off Date LTV of 54.5% for the VISA Global HQ Whole Loan.

(14)	With respect to Mortgage Loan No. 7, Residence Inn National Mall - Washington D.C. ("RINM"), the monthly FF&E expenditure amount commences with the October 2025 monthly payment date and means (i) the greater of (a) the monthly amount required to be reserved pursuant to the Franchise Agreement or (b) 1/12th of 1% of the Operating Income of the RINM Property for the previous 12 months ("Operating Income"), (ii) for the monthly payment dates which occur in October 2026 through September 2027, the greater of (a) the monthly amount required to be reserved pursuant to the Franchise Agreement or (b)1/12th of 2% of the Operating Income, (iii) for the monthly payment dates which occur in October 2027 through September 2028, the greater of (a) the monthly amount required to be reserved pursuant to the Franchise Agreement or (b) 1/12th of 3% of the Operating Income, and (iv) thereafter, for the monthly payment dates in October through September of the following calendar year, the greater of (a) the monthly amount required to be reserved pursuant to the Franchise Agreement or (b) 1/12th of 4% of the Operating Income.

(15)	With respect to Mortgage Loan No. 10, 900 North Michigan, a Grace Period - Late Fee (Days) of five days is permitted once during any 12-month period. This does not apply to principal payment at maturity.

(16)	With respect to Mortgage Loan No. 11, Marriott Myrtle Beach Grande Dunes Resort, the appraised value represents the As-Complete Value, which assumes the PIP has been completed as of April 25, 2025. The loan documents required an upfront PIP Reserve equal to 112% of the estimated cost to complete the PIP work. The As-Is Value of $209,000,000 equates to an Appraised Value Per Room of $516,049, a Cut-off Date LTV Ratio of 47.8% and a Maturity Date LTV Ratio of 40.8%.

(17)	With respect to Mortgage Loan No. 12, DMV Portfolio, UW NOI is greater than Most Recent NOI as the UW NOI includes the DMV’s reimbursement to the borrower of amortized tenant improvements.

(18)	With respect to Mortgage Loan No. 16, Hamden Life Storage II, the Mortgaged Property is comprised of 97,895 SF of self-storage space which accounts for 68.6% of total EGI and 30,691 SF of retail space which along with ancillary income accounts for 31.4% of total EGI. The self-storage component is currently 84.6% occupied as of August 15, 2024 and the retail space is currently 100% leased and occupied by four tenants.

(19)	With respect to Mortgage Loan No. 20, AC Charlotte South Park, if the FF&E reserve is no longer held with the hotel manager, than the borrower is required to deposit it with the lender on each monthly payment date. The FF&E reserve will be equal to the greater of (i) the then-existing FF&E reserve monthly deposit or (ii) 1/12th of 5% of the underwritten revenue for the preceding fiscal year.

(20)	With respect to Mortgage Loan No. 32, Shops At Lily Cache Creek, if at all the mortgaged property is transferred and the Mortgage Loan is assumed by a third-party purchaser (the "Assumption"), the Ongoing TI/LC Escrow - Monthly ($) deposit shall increase to $2,424.60.

(21)	With respect to Mortgage Loan No. 33, 169 East Broadway, the Mortgaged Property is comprised of 18 residential units and 1 commercial unit, representing approximately 66.0% and 34.0% of the underwritten revenues, respectively.

A-1-42

A.	“Yield Maintenance Premium” means an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the portion of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note to be made with respect to the portion of the Loan under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the portion of the Loan being prepaid is paid on March 1, 2034 (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (as defined below) when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

"Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date (as defined below) has a remaining term to maturity closest to, but not exceeding, the remaining term to March 1, 2034 as most recently published in “Statistical Release H.15 (519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

“Prepayment Rate Determination Date” shall mean the date which is five (5) Business Days prior to the date that such prepayment shall be applied in accordance with the terms and provisions of Section 2.4.1 of the mortgage loan agreement.

B.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (a) an amount equal to one percent (1%) of the amount prepaid; or (b) an amount equal to the present value as of the date on which the prepayment is made of the Calculated Payments (as defined below) from the date on which the prepayment is made through the Stated Maturity Date determined by discounting such payments at the Discount Rate (as defined below). As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the date on which prepayment is made and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate (as defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (as defined below), when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date on which prepayment is made, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Stated Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. Lender’s calculation of the Yield Maintenance Premium shall be conclusive absent manifest error.

C.	Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount equal to one percent (1%) of the amount prepaid; or (b) an amount equal to: (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required per the related mortgage loan agreement, calculated by discounting such payments from the respective dates each such payment was due per the related mortgage loan agreement (or, with respect to the payment required on March 11, 2034 (assuming the outstanding principal balance of the Loan is due on March 11, 2034), from March 11, 2034) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (as defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date; multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date.

“Periodic Treasury Yield” shall mean: (A) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) March 11, 2034 (or if two or more such securities have maturity dates equally close to the March 11, 2034, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date; divided by (B) twelve (12). Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

D.	“Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount equal to one percent (1%) of the amount prepaid; or (b) an amount equal to: (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required per the related mortgage loan agreement, calculated by discounting such payments from the respective dates each such payment was due per the related mortgage loan agreement (or, with respect to the payment required on the Open Period Start Date (assuming the outstanding principal balance of the Loan is due on the Open Period Start Date), from the Open Period Start Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date; multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean: (A) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Open Period Start Date (or if two or more such securities have maturity dates equally close to the Open Period Start Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding

A-1-43

the prepayment date; divided by (B) twelve (12). Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

“Open Period Start Date” shall mean the Monthly Payment Date in March, 2034.

E.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid or (y) the present value as of the Prepayment Date (defined below) of the Calculated Payments (defined below) from the Prepayment Date through the first day of the Open Period determined by discounting such payments at the Discount Rate (defined below). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15- Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Open Period. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

F.	"Yield Maintenance Premium" is equal to the greater of: (A) One percent (1%) of the amount of principal being prepaid; or (B) The product obtained by multiplying: (1) the amount of principal being prepaid, by (2) the difference obtained by subtracting from the Interest Rate on this Note the Yield Rate (as defined below), on the twenty-fifth Business Day preceding (x) the Noticed Prepayment Date, or (y) the date Payee accelerates the indebtedness evidenced by this Note or, except with respect to a Casualty Prepayment (as to which no Prepayment Premium will be payable), otherwise accepts a prepayment by reason of Payee’s application of any collateral or other security to the repayment of any portion of the unpaid principal balance of this Note prior to the Maturity Date and in the absence of acceleration, by (3) the present value factor calculated using the following formula:

(1 - (1 + r)^(-n/12)) / r

r = Yield Rate
n = the number of months remaining between (1) either of the following: (x) in the case of a voluntary prepayment, the last day of the month during which the prepayment is made, or (y) in any other case, the date on which Payee accelerates the unpaid principal balance of this Note and (2) the Yield Maintenance Period End Date.

As used herein, the “Yield Rate” means the yield calculated by interpolating the yields for the immediately shorter and longer term U.S. “Treasury constant maturities” (as reported in the Federal Reserve Statistical Release H.15 Selected Interest Rates (the "Fed Release") under the heading "U.S. government securities") closest to the remaining term of the Yield Maintenance Period Term, as follows (rounded to three decimal places):

(((a-b) / (x-y)) x (z-y)) + b

a = the yield for the longer U.S. Treasury constant maturity
b = the yield for the shorter U.S. Treasury constant maturity
x = the term of the longer U.S. Treasury constant maturity
y = the term of the shorter U.S. Treasury constant maturity
z = “n” (as defined in the present value factor calculation above) divided by 12.

For purposes hereof, if the Yield Rate is calculated to be zero, the number 0.00001 shall be deemed to be the Yield Rate.

Notwithstanding any provision to the contrary, if “z” equals a term reported under the U.S. “Treasury constant maturities” subheading in the Fed Release, the yield for such term will be used, and interpolation will not be necessary. If publication of the Fed Release is discontinued by the Federal Reserve Board, Payee will determine the Yield Rate from another source selected by Payee. Any determination of the Yield Rate by Payee will be binding absent manifest error.

A-1-44

Annex A-2

MORTGAGE POOL INFORMATION (TABLES)

A-2-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Appendix II

Mortgage Pool Information

Mortgage Loan Sellers

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Loan Seller	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Citi Real Estate Funding Inc.	7	$264,149,838	24.2%	6.2301%	119	1.94x	12.3%	51.4%	50.8%
Goldman Sachs Mortgage Company	5	$162,476,654	14.9%	6.6851%	119	1.77x	13.1%	58.6%	55.4%
Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association	3	$150,396,974	13.8%	6.1131%	117	2.73x	18.7%	45.1%	43.4%
JPMorgan Chase Bank, National Association	2	$146,000,000	13.4%	5.5671%	118	3.17x	19.6%	41.0%	41.0%
Morgan Stanley Mortgage Capital Holdings LLC	6	$139,636,072	12.8%	6.3892%	119	1.99x	14.6%	58.7%	58.3%
Bank of America, National Association	4	$116,800,000	10.7%	5.9630%	119	1.96x	11.9%	53.1%	52.1%
Wells Fargo Bank, National Association	4	$80,147,049	7.3%	6.0204%	119	2.01x	14.0%	58.9%	57.3%
National Cooperative Bank, N.A.	9	$31,186,921	2.9%	6.0736%	119	8.26x	58.3%	15.8%	14.4%
Total:	40	$1,090,793,507	100.0%	6.1649%	119	2.38x	16.0%	50.9%	49.7%

Cut-off Date Balances

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Balance ($)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1,098,151 - 10,000,000	16	$76,532,331	7.0%	6.5021%	119	4.36x	31.5%	39.7%	37.0%
10,000,001 - 20,000,000	7	$112,269,549	10.3%	6.4333%	119	1.91x	13.8%	52.5%	49.8%
20,000,001 - 40,000,000	7	$203,491,628	18.7%	6.1943%	118	2.06x	14.5%	50.8%	46.9%
40,000,001 - 60,000,000	4	$193,000,000	17.7%	6.3066%	118	2.03x	13.5%	58.7%	58.7%
60,000,001 - 85,000,000	4	$315,500,000	28.9%	5.9815%	119	2.42x	15.4%	49.6%	49.6%
85,000,001 - 100,000,000	2	$190,000,000	17.4%	5.9995%	119	2.50x	16.0%	48.8%	48.8%
Total:	40	$1,090,793,507	100.0%	6.1649%	119	2.38x	16.0%	50.9%	49.7%

Minimum: $1,098,151
Maximum: $100,000,000
Average: $27,269,838

States

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
State	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
California	6	$230,376,213	21.1%	5.8867%	118	2.41x	15.2%	52.4%	52.4%
New York	16	$194,701,124	17.8%	6.0700%	119	3.47x	23.9%	41.5%	38.2%
North Carolina	2	$108,000,000	9.9%	6.4283%	119	1.77x	12.4%	55.0%	54.1%
Texas	3	$83,678,256	7.7%	6.2407%	117	2.68x	17.9%	45.4%	45.4%
Illinois	4	$63,096,072	5.8%	6.8409%	118	1.64x	11.8%	57.1%	56.5%
New Jersey	3	$59,500,000	5.5%	5.6393%	119	2.37x	14.3%	45.4%	45.4%
District of Columbia	1	$53,000,000	4.9%	6.8740%	119	1.78x	13.8%	63.2%	63.2%
Maryland	2	$50,955,850	4.7%	5.8231%	119	1.82x	11.2%	68.9%	68.9%
South Carolina	1	$39,896,974	3.7%	6.1450%	117	2.69x	21.4%	44.7%	38.3%
Florida	4	$39,117,383	3.6%	6.3342%	118	1.78x	11.9%	49.6%	49.6%
Michigan	4	$28,324,236	2.6%	6.9425%	119	1.77x	14.2%	62.6%	56.0%
Connecticut	1	$24,250,000	2.2%	6.4100%	120	1.43x	9.5%	57.6%	57.6%
Georgia	3	$22,162,292	2.0%	6.0723%	118	2.24x	14.2%	53.5%	53.5%
Pennsylvania	5	$22,029,744	2.0%	5.9222%	120	2.20x	13.0%	46.6%	46.6%
Virginia	1	$10,757,173	1.0%	5.6500%	120	2.62x	15.0%	39.9%	39.9%
Kentucky	2	$9,475,717	0.9%	6.8822%	120	1.57x	13.4%	55.9%	53.3%
Ohio	2	$7,931,056	0.7%	6.0386%	119	2.02x	12.2%	49.4%	49.4%
Louisiana	5	$7,140,000	0.7%	6.6000%	120	1.35x	9.2%	64.9%	64.9%
Tennessee	2	$7,083,843	0.6%	5.6500%	120	2.62x	15.0%	39.9%	39.9%
Quebec	1	$6,723,233	0.6%	5.6500%	120	2.62x	15.0%	39.9%	39.9%
Utah	2	$6,570,432	0.6%	5.6500%	120	2.62x	15.0%	39.9%	39.9%
Delaware	1	$3,647,049	0.3%	7.0700%	119	1.45x	11.8%	57.9%	50.7%
Wisconsin	1	$3,056,015	0.3%	5.6500%	120	2.62x	15.0%	39.9%	39.9%
Idaho	1	$2,230,891	0.2%	5.6500%	120	2.62x	15.0%	39.9%	39.9%
Arizona	1	$1,955,850	0.2%	5.6500%	120	2.62x	15.0%	39.9%	39.9%
Oklahoma	1	$1,711,368	0.2%	5.6500%	120	2.62x	15.0%	39.9%	39.9%
Alabama	1	$1,451,607	0.1%	5.6500%	120	2.62x	15.0%	39.9%	39.9%
Washington	1	$993,205	0.1%	5.6500%	120	2.62x	15.0%	39.9%	39.9%
Indiana	2	$977,925	0.1%	5.6500%	120	2.62x	15.0%	39.9%	39.9%
Total:	79	$1,090,793,507	100.0%	6.1649%	119	2.38x	16.0%	50.9%	49.7%

A-2-1

Property Types

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Property Type	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Hospitality
Full Service	4	$204,896,974	18.8%	6.0217%	118	2.83x	19.8%	49.4%	48.1%
Extended Stay	2	$67,000,000	6.1%	6.9881%	119	1.70x	13.6%	64.8%	63.0%
Select Service	1	$18,000,000	1.7%	6.0200%	120	2.64x	22.0%	38.0%	32.3%
Limited Service	2	$17,162,289	1.6%	7.0196%	119	1.62x	14.5%	61.0%	55.5%
Subtotal:	9	$307,059,262	28.2%	6.2882%	119	2.50x	18.3%	52.7%	50.9%
Retail
Anchored	4	$122,000,000	11.2%	5.9228%	119	1.93x	12.3%	58.5%	58.5%
Super Regional Mall	2	$100,500,000	9.2%	6.0994%	117	2.68x	17.5%	45.1%	45.1%
Shadow Anchored	1	$4,096,072	0.4%	6.2000%	119	1.60x	12.4%	61.1%	52.3%
Subtotal:	7	$226,596,072	20.8%	6.0061%	118	2.26x	14.6%	52.6%	52.4%
Office
Suburban	4	$107,444,654	9.9%	6.0320%	118	2.43x	15.8%	48.1%	43.1%
CBD	1	$85,000,000	7.8%	5.5060%	119	2.19x	12.2%	50.0%	50.0%
Subtotal:	5	$192,444,654	17.6%	5.7997%	118	2.32x	14.2%	48.9%	46.2%
Mixed Use
Retail/Multifamily/Office	1	$90,000,000	8.3%	6.5100%	119	1.59x	10.5%	58.4%	58.4%
Retail/Office	1	$45,000,000	4.1%	6.8530%	118	1.77x	12.6%	57.1%	57.1%
Self Storage/Retail	1	$24,250,000	2.2%	6.4100%	120	1.43x	9.5%	57.6%	57.6%
Multifamily/Retail	1	$3,800,000	0.3%	7.0340%	117	1.52x	10.9%	48.1%	48.1%
Subtotal:	4	$163,050,000	14.9%	6.6020%	119	1.61x	10.9%	57.7%	57.7%
Industrial
Manufacturing/Warehouse	14	$33,270,835	3.1%	5.6500%	120	2.62x	15.0%	39.9%	39.9%
Manufacturing	8	$31,605,307	2.9%	5.6500%	120	2.62x	15.0%	39.9%	39.9%
Manufacturing/Vehicle Storage	4	$15,952,398	1.5%	5.6500%	120	2.62x	15.0%	39.9%	39.9%
Warehouse	3	$1,971,130	0.2%	5.6500%	120	2.62x	15.0%	39.9%	39.9%
Warehouse/Distribution	1	$1,124,614	0.1%	5.6500%	120	2.62x	15.0%	39.9%	39.9%
Vehicle Storage	1	$1,075,717	0.1%	5.6500%	120	2.62x	15.0%	39.9%	39.9%
Subtotal:	31	$85,000,000	7.8%	5.6500%	120	2.62x	15.0%	39.9%	39.9%
Multifamily
Cooperative	9	$31,186,921	2.9%	6.0736%	119	8.26x	58.3%	15.8%	14.4%
Mid Rise	1	$13,032,000	1.2%	6.5530%	118	1.33x	9.4%	68.9%	68.9%
Subtotal:	10	$44,218,921	4.1%	6.2149%	119	6.22x	43.9%	31.4%	30.5%
Self Storage
Self Storage	4	$32,400,000	3.0%	6.4021%	119	1.76x	11.5%	51.8%	51.8%
Subtotal:	4	$32,400,000	3.0%	6.4021%	119	1.76x	11.5%	51.8%	51.8%
Manufactured Housing
Manufactured Housing	8	$24,787,049	2.3%	6.8893%	119	1.31x	9.5%	58.7%	57.7%
Subtotal:	8	$24,787,049	2.3%	6.8893%	119	1.31x	9.5%	58.7%	57.7%
Other
Parking Garage	1	$15,237,549	1.4%	7.0200%	119	1.34x	11.0%	43.3%	37.9%
Subtotal:	1	$15,237,549	1.4%	7.0200%	119	1.34x	11.0%	43.3%	37.9%

Total:	79	$1,090,793,507	100.0%	6.1649%	119	2.38x	16.0%	50.9%	49.7%

Mortgage Rates

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Rate (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
5.4370 - 5.7499	8	$401,594,142	36.8%	5.5678%	119	2.91x	17.5%	43.1%	43.1%
5.7500 - 6.4999	15	$303,937,026	27.9%	6.1771%	118	2.45x	17.2%	49.9%	48.5%
6.5000 - 6.9999	11	$331,415,453	30.4%	6.7207%	119	1.83x	13.5%	60.1%	58.5%
7.0000 - 7.4200	6	$53,846,887	4.9%	7.1282%	119	1.47x	12.7%	57.4%	51.5%
Total:	40	$1,090,793,507	100.0%	6.1649%	119	2.38x	16.0%	50.9%	49.7%

Minimum: 5.4370%
Maximum: 7.4200%
Weighted Average: 6.1649%

A-2-2

Original Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
120	40	$1,090,793,507	100.0%	6.1649%	119	2.38x	16.0%	50.9%	49.7%
Total:	40	$1,090,793,507	100.0%	6.1649%	119	2.38x	16.0%	50.9%	49.7%

Minimum: 120 mos.
Maximum: 120 mos.
Weighted Average: 120 mos.
Remaining Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
117	6	$225,196,974	20.6%	6.0688%	117	2.61x	17.5%	45.2%	44.1%
118	10	$177,439,170	16.3%	6.6970%	118	1.99x	14.8%	59.8%	59.4%
119	15	$485,867,363	44.5%	6.0889%	119	2.39x	15.7%	52.5%	51.1%
120	9	$202,290,000	18.5%	5.9875%	120	2.44x	16.0%	45.5%	44.2%
Total:	40	$1,090,793,507	100.0%	6.1649%	119	2.38x	16.0%	50.9%	49.7%

Minimum: 117 mos.
Maximum: 120 mos.
Weighted Average: 119 mos.

Original Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	23	$917,622,000	84.1%	6.0914%	119	2.28x	14.7%	51.8%	51.8%
252	1	$31,444,654	2.9%	6.9750%	119	1.38x	13.0%	58.7%	41.9%
360	12	$126,480,158	11.6%	6.5076%	119	3.06x	24.1%	45.3%	39.6%
480	4	$15,246,696	1.4%	6.0725%	119	4.75x	32.4%	24.7%	23.0%
Total:	40	$1,090,793,507	100.0%	6.1649%	119	2.38x	16.0%	50.9%	49.7%

Minimum: 252 mos.
Maximum: 480 mos.
Weighted Average: 351 mos.

Remaining Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	23	$917,622,000	84.1%	6.0914%	119	2.28x	14.7%	51.8%	51.8%
251 - 356	1	$31,444,654	2.9%	6.9750%	119	1.38x	13.0%	58.7%	41.9%
357 - 360	12	$126,480,158	11.6%	6.5076%	119	3.06x	24.1%	45.3%	39.6%
361 - 480	4	$15,246,696	1.4%	6.0725%	119	4.75x	32.4%	24.7%	23.0%
Total:	40	$1,090,793,507	100.0%	6.1649%	119	2.38x	16.0%	50.9%	49.7%

Minimum: 251 mos.
Maximum: 480 mos.
Weighted Average: 350 mos.

A-2-3

Debt Service Coverage Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Debt Service Coverage Ratio (x)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.25 - 1.49	9	$131,151,252	12.0%	6.8693%	119	1.37x	11.1%	59.0%	53.0%
1.50 - 1.74	5	$145,796,072	13.4%	6.4782%	119	1.60x	10.8%	56.2%	56.0%
1.75 - 1.99	4	$155,762,289	14.3%	6.5466%	119	1.78x	12.7%	63.7%	63.2%
2.00 - 2.24	5	$207,500,000	19.0%	5.9784%	119	2.18x	14.2%	55.1%	55.1%
2.25 - 2.74	5	$243,396,974	22.3%	5.9441%	118	2.66x	17.6%	42.7%	41.2%
2.75 - 21.54	12	$207,186,921	19.0%	5.6577%	118	3.90x	25.1%	37.7%	37.5%
Total:	40	$1,090,793,507	100.0%	6.1649%	119	2.38x	16.0%	50.9%	49.7%

Minimum: 1.25x
Maximum: 21.54x
Weighted Average: 2.38x

Cut-off Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
3.0 - 10.0	5	$16,441,499	1.5%	6.0784%	119	12.24x	87.0%	5.8%	5.0%
10.1 - 30.0	3	$5,745,422	0.5%	6.3476%	118	4.17x	30.1%	20.3%	18.7%
30.1 - 40.0	3	$112,000,000	10.3%	5.7288%	120	2.70x	16.8%	38.9%	37.8%
40.1 - 50.0	12	$484,934,523	44.5%	5.8383%	118	2.62x	16.7%	45.0%	44.3%
50.1 - 60.0	9	$257,641,703	23.6%	6.6279%	119	1.59x	11.3%	57.7%	55.4%
60.1 - 70.7	8	$214,030,361	19.6%	6.5775%	119	1.83x	13.7%	66.7%	65.6%
Total:	40	$1,090,793,507	100.0%	6.1649%	119	2.38x	16.0%	50.9%	49.7%

Minimum: 3.0%
Maximum: 70.7%
Weighted Average: 50.9%

Maturity Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Maturity Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
2.8 - 10.0	5	$16,441,499	1.5%	6.0784%	119	12.24x	87.0%	5.8%	5.0%
10.1 - 30.0	4	$14,745,422	1.4%	6.0683%	119	3.82x	26.2%	26.9%	24.9%
30.1 - 40.0	4	$158,134,523	14.5%	5.9490%	119	2.52x	17.0%	41.2%	38.4%
40.1 - 50.0	11	$461,244,654	42.3%	5.8502%	118	2.57x	16.2%	46.0%	44.8%
50.1 - 60.0	10	$239,055,410	21.9%	6.5885%	119	1.63x	11.3%	57.8%	57.2%
60.1 - 70.1	6	$201,172,000	18.4%	6.5668%	119	1.84x	13.7%	66.9%	66.3%
Total:	40	$1,090,793,507	100.0%	6.1649%	119	2.38x	16.0%	50.9%	49.7%

Minimum: 2.8%
Maximum: 70.1%
Weighted Average: 49.7%

Amortization Type

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Amortization Type	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	22	$832,622,000	76.3%	6.1512%	119	2.29x	14.9%	52.0%	52.0%
Amortizing Balloon	16	$164,771,507	15.1%	6.5294%	119	2.98x	23.3%	45.3%	37.7%
Interest Only - ARD	1	$85,000,000	7.8%	5.5060%	119	2.19x	12.2%	50.0%	50.0%
Interest Only, Amortizing Balloon	1	$8,400,000	0.8%	7.0400%	120	1.44x	13.2%	57.9%	55.0%
Total:	40	$1,090,793,507	100.0%	6.1649%	119	2.38x	16.0%	50.9%	49.7%

A-2-4

Underwritten NOI Debt Yield

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Underwritten NOI Debt Yield (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
9.0 - 10.0	4	$58,422,000	5.4%	6.6040%	119	1.35x	9.3%	60.6%	60.6%
10.1 - 11.0	4	$131,937,549	12.1%	6.5510%	119	1.56x	10.5%	56.0%	55.4%
11.1 - 13.0	8	$257,187,775	23.6%	6.2141%	119	1.83x	12.2%	57.4%	54.7%
13.1 - 15.0	6	$203,900,000	18.7%	6.0891%	119	2.23x	14.3%	49.5%	49.4%
15.1 - 18.0	6	$250,262,289	22.9%	6.1446%	117	2.57x	17.1%	50.9%	50.6%
18.1 - 144.5	12	$189,083,895	17.3%	5.8014%	119	3.94x	27.3%	36.9%	34.7%
Total:	40	$1,090,793,507	100.0%	6.1649%	119	2.38x	16.0%	50.9%	49.7%

Minimum: 9.0%
Maximum: 144.5%
Weighted Average: 16.0%

A-2-5

[THIS PAGE INTENTIONALLY LEFT BLANK]

Annex A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-
COLLATERALIZED MORTGAGE LOANS

A-3-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$100,000,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	20.9%

A-3-1

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$100,000,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	20.9%

Soho Grand & The Roxy Hotel
1 SoHo Grand Hotel New York, NY
2 Roxy Hotel New York, NY
Meatpacking District
Greenwich Village
West Village
Washington Square
New York University
NYU School of Law
NYU Stern School of Business
Tisch School of The Arts
Hebrew Union College - Jewish Inst. of Religion
The Cooper Union
The Public Theater
The Ukrainian Museum
Washington Arch
John A. Paulson Center
SoHo
MANHATTAN
Nolita
Little Italy
Chinatown
Tribeca
Hudson River
Holland Tunnel
Pier 46
Pier 45
Pier 40
Morton Square
WebMD
375 Hudson Street
SoHo Playhouse
UPS Customer Center
The Dominick
NYC Fire Museum
Jackie Robinson Museum
St. John's Park
Citi Headquarters
Manhattan Mercantile Bldg.
The Mercer
Crosby Street Hotel
The Basilica of St. Patrick's Old Cathedral
The Broome Hotel New York
Center for Italian Modern Art
Italian American Museum
Museum of Chinese in America
56 Leonard Street
33 Thomas Street
Western Union Building
Borough of Manhattan Comm. College
BMCC Tribeca Performing Arts Center
NYC Criminal Court
Columbus Park
NY County Supreme Court
US District Court
US Justice Department
Ted Weiss Federal Bldg.
NYC Mun. Building
Tweed Courthouse
NY Public Library
NYC City Hall
City Hall Park
1 Police Plaza
Brooklyn Bridge
Pace University
Schimmel Center
New York by Gehry
New York Downtown Hospital
Woolworth Building
7 World Trade Ctr.
1 World Trade Ctr.
2 World Trade Ctr.
200 West Street
250 Vesey Street
200 Vesey Street
PATH
Hudson River Greenway
Whitehall Ferry
W. 9th St
W. 8th St
Waverly Pl
W 4th St
W. 10th St
Christopher St
Barrow St
Morton St
Bleecker St
Bedford St
W. Houston St
King St
Charlton St
Vandam St
Spring St
Canal St
Watts St
Hubert St
Franklin St
Chambers St
Warren St
Murray St
Park Pl
Prince St
Broome St
Grand St
Walker St.
White St
Leonard St
Duane St
Reade St
Kenmare St
Great Jones St
Bond St
Astor Pl
West St
Washington St
Greenwich St
Hudson St
Varick St
7th Ave South
6th Ave
MacDougal St
Sullivan St
Thompson St
West Broadway
Wooster St
Greene St
Mercer St
Broadway
Crosby St
Lafayette St
Mott St
Mulberry St
Centre St
Church St
Bowery
3rd Ave
5th Ave
University Pl
Park Row
Pearl St
Bethune St
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen
Weehawken
Astoria
Long Island City
Greenpoint
Williamsburg
Midtown
Chelsea
Central Park
Upper West Side
Upper East Side
West Side
East Side
Lower East Side
Downtown Brooklyn
Brooklyn Heights
Park Slope
Prospect Park
Liberty State Park
East River

A-3-2

Mortgage Loan No. 1 – Soho Grand & The Roxy Hotel
Mortgage Loan Information	Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Portfolio(4)
Location:	New York, NY 10013
Original Balance(1):	$100,000,000	General Property Type:	Hospitality
Cut-off Date Balance(1):	$100,000,000	Detailed Property Type:	Full Service
% of Initial Pool Balance:	9.2%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	Various/Various
Borrower Sponsor:	Hartz Mountain Industries	Size:	548 Rooms
Guarantors:	NAP	Cut-off Date Balance Per Room(1):	$371,350
Mortgage Rate:	5.5400%	Maturity Date Balance Per Room(1):	$371,350
Note Date:	8/20/2024	Property Manager:	Hartz Hotel Services, Inc.
Maturity Date:	9/1/2034	(borrower-related)
Term to Maturity:	120 months	Underwriting and Financial Information
Amortization Term:	0 months	UW NOI:	$42,585,049
IO Period:	120 months	UW NCF:	$37,934,659
Seasoning:	1 month	UW NOI Debt Yield(1):	20.9%
Prepayment Provisions:	L(24),YM1(89),O(7)	UW NCF Debt Yield(1):	18.6%
Lockbox/Cash Mgmt Status:	Hard/Springing	UW NOI Debt Yield at Maturity(1):	20.9%
Additional Debt Type(1):	Pari Passu/B-Note	UW NCF DSCR(1):	3.32x
Additional Debt Balance(1):	$103,500,000/$26,500,000	Most Recent NOI:	$42,999,338 (5/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)	2nd Most Recent NOI:	$42,431,610 (12/31/2023)
3rd Most Recent NOI:	$44,960,439 (12/31/2022)
Most Recent Occupancy:	89.8% (5/31/2024)
2nd Most Recent Occupancy:	89.3% (12/31/2023)
Reserves(2)	3rd Most Recent Occupancy:	89.3% (12/31/2022)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$508,000,000 (7/1/2024)
RE Taxes:	$1,907,655	$635,885	NAP	Appraised Value Per Room:	$927,007
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	40.1%
FF&E Reserve:	$387,448	(3)	NAP	Maturity Date LTV Ratio(1):	40.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$230,000,000	90.4%	Loan Payoff:	$250,909,055	98.7%
Borrower Equity:	$24,286,447	9.6%	Upfront Reserves:	$2,295,103	0.9%
			Closing Costs:	$1,082,289	0.4%
Total Sources:	$254,286,447	100.0%	Total Uses:	$254,286,447	100.0%

(1)	The Soho Grand & The Roxy Hotel Mortgage Loan (as defined below) is part of the Soho Grand & The Roxy Hotel Whole Loan (as defined below), which is comprised of (i) four pari passu senior promissory notes with an aggregate original principal balance of $203,500,000 and (ii) one subordinate note with an original principal balance of $26,500,000. The Credit Assessment, Cut-off Date Balance Per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Soho Grand & The Roxy Hotel Senior Loan (as defined below). The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the principal balance of the Soho Grand & The Roxy Hotel Whole Loan are $419,708, $419,708, 18.5%, 16.5%, 18.5%, 2.94x, 45.3% and 45.3%, respectively.
(2)	See “Escrows and Reserves”.
(3)	Monthly FF&E Reserve of 1/12th of 4% estimated annual gross revenues for the succeeding 12 month period (as determined by the lender in good faith).
(4)	No property releases are permitted.

The Mortgage Loan. The largest mortgage loan (the “Soho Grand & The Roxy Hotel Loan”) is part of a whole loan (the “Soho Grand & The Roxy Hotel Whole Loan”) comprised of (i) four pari passu senior promissory notes with an aggregate original principal balance of $203,500,000 (collectively, the “Soho Grand & The Roxy Hotel Senior Loan”) and (ii) one subordinate note with an original principal balance of $26,500,000 (the “Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan”). The Soho Grand & The Roxy Hotel Whole Loan is secured by a first priority fee mortgage encumbering two full-service hotels: the 347-room Soho Grand Hotel (the “Soho Grand Property”) and a 201-room Roxy Hotel (“The Roxy Hotel Property”, and together with the Soho Grand Property, the “Soho Grand & The Roxy Hotel Properties”). There are no property releases permitted under the Soho Grand & The Roxy Hotel Whole Loan documents. The Soho Grand & The Roxy Hotel Mortgage Loan is evidenced by the non-controlling Note A-1 and non-controlling Note A-4 with an aggregate original principal balance of $100,000,000. The promissory notes comprising the Soho Grand & The Roxy Hotel Whole Loan are summarized in the below table. The Soho Grand & The Roxy Hotel Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2024-BNK48 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Soho Grand & The Roxy Hotel Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

A-3-3

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$100,000,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	20.9%
Soho Grand & The Roxy Hotel Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	BANK 2024-BNK48	No(3)
A-2(1)	$70,000,000	$70,000,000	JPMCB	No
A-3(1)	$33,500,000	$33,500,000	JPMCB	No
A-4	$20,000,000	$20,000,000	BANK 2024-BNK48	No
Senior Notes	$203,500,000	$203,500,000
B	$26,500,000	$26,500,000	BANK 2024-BNK48 (loan-specific interests)(2)	Yes(3)
Whole Loan	$230,000,000	$230,000,000

(1)	Expected to be contributed to one or more future securitization trusts.
(2)	Note B (the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan) serves as collateral only with respect to the loan-specific interests. Note B is not part of the pool of mortgage loans securing the BANK 2024-BNK48 pooled certificates. See “Description of the Mortgage Pool—The Whole Loans—The Soho Grand & The Roxy Hotel A/B Whole Loan” in the prospectus.
(3)	Pursuant to the related co-lender agreement, the holder of Note B is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-1 will become the controlling noteholder. For so long as the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is included in the BANK 2024-BNK48 securitization and no control appraisal event has occurred, such rights will be exercised by the controlling class representative of the BANK 2024-BNK48 loan-specific interests.

The Borrowers and the Borrower Sponsor. The borrowers are Soho Grand Hotel, Inc. and Tribeca Grand Hotel, Inc., each a New York Corporation structured to be a single-purpose entity with a principal that is a Delaware single-purpose entity with at least two independent directors. The borrower sponsor of the Soho Grand & The Roxy Hotel Whole Loan is Hartz Mountain Industries. There is no non-recourse carveout guarantor and the borrowers are the sole indemnitors under the environmental indemnity agreement.

Hartz Mountain Industries constructed the Soho Grand & The Roxy Hotel Properties in 1996 and 2000, respectively, and has owned and operated each property since inception. Hartz Mountain Industries was founded in 1926 and has since evolved into a diversified privately owned family business. Hartz Mountain Industries focuses on four lines of business: industrial real estate, multifamily rental real estate, hospitality and renewable energy development. Hartz Mountain Industries’ growing and changing portfolio includes warehouses, data centers, hotels, freestanding parking garages, multifamily residential rental units, offices and other properties.

The Properties. The Soho Grand & The Roxy Hotel Properties comprise two full service hotels totaling 548 keys located in the Soho and Tribeca neighborhoods of Lower Manhattan, New York.

The Soho Grand Property (63.9% of underwritten net cash flow), located in Soho, is a 16-story, 347-room hotel that was constructed in 1996 and renovated between 2018 and 2021. The 189,986 square foot building operates as an independent hotel known as the Soho Grand Hotel and is credited as the first boutique hotel in Soho. The Soho Grand Property offers various facilities and amenities, including a concierge, a fitness center and 2,489 SF of dedicated event and meeting space. Additionally, valet parking is offered via a third-party operator. The Soho Grand Property also offers a variety of food and beverage (“F&B”) outlets for both hotel guests and the public, including (a) the Grand Bar & Salon (a restaurant and bar serving three meals per day), (b) the Club Room (a parlor and bar in a nightclub setting) and (c) Gilligan’s (a seasonal outdoor café and bar operating from May through September). All F&B outlets are owned and operated by the borrowers.

The Soho Grand Property has a wide variety of guestroom layouts, but generally contains standard guestrooms, suites, terrace suites and two penthouse lofts. Standard in-room amenities include custom-designed furniture, an industrial marble work desk, a built-in closet, oak flooring, a smart TV, motorized blackout shades and complementary WiFi. In addition, the Soho Grand Property charges a $34.95 to $39.95 per night amenity fee for: a champagne toast on arrival, premium high-speed WiFi, digital access to the New York Times, two water bottles, complimentary bicycle usage, access to the member-only Soho Grand dog park, access to the fitness center and 24-hour concierge service.

The borrowers invested approximately $38.6 million in capital improvements at the Soho Grand Property between 2018 and April 2024. Room renovations occurring between 2018 and 2021 made up the bulk of recent capital improvements, accounting for approximately $32.1 million ($92,640 per key). Between 2018 and 2024, the borrowers also made significant investments across F&B outlets, including approximately $1.4 million on the Club Room upgrades and an additional $471,085 across its two other F&B outlets.

According to the appraisal, the property segmentation at the Soho Grand Property is estimated to be 55% leisure, 35% commercial and 10% meeting and group.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Soho Grand Property and its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set			Soho Grand Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022(1)	80.3%	$393.91	$316.48	89.9%	$427.67	$384.41	111.9%	108.6%	121.5%
2023(1)	83.4%	$395.94	$330.21	89.3%	$440.11	$393.21	107.1%	111.2%	119.1%
May 2024 TTM(2)	84.3%	$395.39	$333.27	90.0%	$443.37	$398.87	106.7%	112.1%	119.7%

Source: Industry Report

(1)	The 2022 and 2023 competitive sets include NoMo SoHo, SIXTY SoHo, ModernHaus SoHo, Hotel Hugo Soho and 11 Howard.
(2)	The competitive set includes NoMo SoHo, 60 Thompson St SoHo, ModernHaus SoHo, Hotel Hugo Soho and 11 Howard.

A-3-4

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$100,000,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	20.9%

The Roxy Hotel Property (36.1% of underwritten net cash flow), located in Tribeca, is an eight-story, 201-room hotel that was constructed in 2000 and renovated in 2016. The 133,895 square foot building operates as an independent hotel known as The Roxy Hotel. The Roxy Hotel Property offers various facilities, including a fitness center and 500 SF of dedicated event and meeting space. Additionally valet parking is offered via a third-party operator. The Roxy Hotel Property also has significant F&B offerings that are open to both guests and the public, including (a) the Roxy Bar (a restaurant and bar serving three meals per day), (b) the Django (a jazz bar located on the cellar level), (c) Paul’s Cocktail Lounge (a tropical-themed cocktail lounge), (d) the Oyster Bar (a bar serving oysters) and (e) Jack’s Stir Brew Coffee (a coffee bar). In addition, The Roxy Hotel Property contains the Roxy Cinema, a 118-seat, art-deco-themed theater with two to three showings per day. All F&B outlets, as well as the Roxy Cinema, are owned and operated by the borrowers.

The Roxy Hotel Property has a wide variety of guestroom options, but generally contains king rooms and suites, along with several lofts and a penthouse. Standard in-room amenities include a work area, nightstand, dresser, sofa chair, flatscreen TV and coffee maker. Similar to the Soho Grand Property, The Roxy Hotel Property charges a $34.95 to $39.95 per night amenity fee for: a champagne toast on arrival, premium high-speed WiFi, digital access to the New York Times, a water bottle, complimentary bicycle usage, access to the member-only Soho Grand dog park and access to the fitness center.

The borrowers completed a major renovation in 2016 to reposition The Roxy Hotel Property from the upscale Tribeca Grand Hotel to the current boutique offering. In addition, the borrowers invested approximately $7.3 million in capital improvements between 2017 and May 2024. Major capital improvement projects included upgrades to the Oyster Bar, Paul’s Cocktail Lounge, Django and the Roxy Bar. In addition, the borrowers have budgeted approximately $5.1 million to upgrade HVAC systems in the Roxy Cinema and the guestrooms; however, such upgrades are not required or reserved for under the Soho Grand & The Roxy Hotel Whole Loan documents.

According to the appraisal, the property segmentation at The Roxy Hotel Property is estimated to be 55% leisure, 35% commercial and 10% meeting and group.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of The Roxy Hotel Property and its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set			The Roxy Hotel Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022(1)	78.8%	$347.94	$274.04	86.9%	$394.07	$342.52	110.4%	113.3%	125.0%
2023(1)	81.9%	$350.21	$286.95	87.8%	$394.52	$346.38	107.2%	112.7%	120.7%
May 2024 TTM(2)	82.4%	$357.14	$294.25	88.4%	$399.23	$352.99	107.3%	111.8%	120.0%

Source: Industry Report

(1)	The 2022 and 2023 competitive sets include 11 Howard, The Frederick Hotel, Smyth Tribeca, The Standard, East Village, NYC and NoMo SoHo.
(2)	The May 2024 TTM competitive set includes 11 Howard, Smyth Tribeca, The Standard, East Village, NYC and Walker Hotel Tribeca.

The Markets. The Soho Grand Property is located in the Soho neighborhood of Manhattan, New York. The Soho neighborhood is situated between Greenwich Village/Noho to the north and Tribeca/Financial District to the south. According to the appraisal, the Soho Grand Property’s location provides for good access to public transportation. The Soho Grand Property is three blocks away from the A, C, E, 1, 2 and 3 subway lines. According to the appraisal, the Soho neighborhood is a convenient location within downtown Manhattan in terms of accessibility to other areas. The hotel is within walking distance of other popular districts in Manhattan, including Tribeca, Chinatown and the Financial District.

The Soho neighborhood is densely populated by commercial loft-type office buildings, high-end retail and ancillary uses, such as hotels and numerous service establishments. Soho maintains unique character and charm, with its cobblestone streets and historic architecture. Soho consistently attracts tourists as one of New York City’s historical districts, known for high-end restaurants and New York’s Fashion Week. It is a trendy and fashionable area, home to many upscale boutiques, galleries and restaurants. According to the appraisal, there are no proposed hotels anticipated to enter the immediate market in the near future.

The Roxy Hotel Property is located in the Tribeca neighborhood of Manhattan, New York. The Tribeca neighborhood is situated between Soho to the north, Chinatown, Little Italy and Civic Center to the east, and Financial District and Battery Park City to the south. According to the appraisal, The Roxy Hotel Property’s location provides for good access to public transportation. The Roxy Hotel Property is three blocks away from the A, C, E, 1, 2, 3, N, Q, R and W subway lines. According to the appraisal, the Tribeca neighborhood is a convenient location within downtown Manhattan in terms of accessibility to other areas. The hotel is within walking distance of other popular districts in Manhattan, including Soho, Chinatown and the Financial District.

The Tribeca neighborhood is densely improved with a mix of office, residential, hotel and retail properties. As one of New York City’s historical districts, Tribeca consistently attracts tourists. Tribeca is known for its high-end restaurants and the Tribeca Film Festival. It is a trendy and fashionable area that is home to many upscale boutiques, galleries and restaurants. Proximate tourist attractions to The Roxy Hotel Property include Tribeca Cinemas, the Brooklyn Bridge, New York City Fire Museum and City Hall. According to the appraisal, there are no proposed hotels anticipated to enter the immediate market in the near future.

A-3-5

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$100,000,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	20.9%

The following table presents the primary competitive properties to the Soho Grand & The Roxy Hotel Properties:

Competitive Property Summary
Property	Year Built	Rooms	Leisure	Commercial	Meeting & Group	Estimated 2023 Occupancy	Estimated 2023 ADR	Estimated 2023 RevPAR
Soho Grand Property(1)	1996	347	55%	35%	10%	89.8%	$438.53	$394.00
The Roxy Hotel Property(1)	2000	201	55%	35%	10%	88.3%	$393.57	$347.33
Smyth Tribeca	2009	100	65%	30%	5%	75%-80%	$390-$410	$300-$320
SIXTY SoHo	2001	97	60%	35%	5%	85%-90%	$430-$450	$380-$400
11 Howard	1992	207	65%	30%	5%	75%-80%	$415-$435	$320-$340
NoMo SoHo	2011	264	65%	30%	5%	80%-85%	$315-$335	$255-$275
ModernHaus SoHo	2010	114	55%	35%	10%	75%-80%	$375-$395	$290-$310
Hotel Hugo Soho	2014	122	70%	25%	5%	75%-80%	$315-$335	$245-$265
Walker Hotel Tribeca	1915	171	55%	35%	10%	80%-85%	$255-$265	$210-$230
Subtotal/Average		1,623	61%	32%	7%	84%	$381.20	$318.64

Source: Appraisal

(1)	Based on actual 2023 metrics.

Appraisal. The appraisal concluded an “as-is” value of $327,000,000 and $181,000,000 for the Soho Grand Property and The Roxy Hotel Property, respectively, resulting in an aggregate appraised value of $508,000,000 as of July 1, 2024.

Environmental Matters. According to the Phase I environmental site assessments dated July 18, 2024, there was no evidence of any recognized environmental conditions at the Soho Grand & The Roxy Hotel Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical hotel operating performance at the Soho Grand & The Roxy Hotel Properties.

Soho Grand & The Roxy Hotel Properties Cash Flow Analysis(1)
	2019(2)	2021(2)	2022(2)	2023(2)	May 2024 TTM(2)	UW	UW per Room
Occupancy	82.9%	66.8%	89.3%	89.3%	89.8%	89.8%
ADR	$333.17	$310.24	$414.05	$422.22	$426.33	$426.33
RevPAR	$276.35	$207.37	$369.65	$376.88	$382.91	$382.91

Room Revenue	$55,879,820	$41,477,823	$73,936,988	$75,383,605	$76,800,353	$76,590,516	$139,764
Food & Beverage Revenue	$26,875,205	$18,682,444	$34,610,772	$34,032,958	$34,599,951	$34,505,416	$62,966
Other Departmental Income	$2,686,461	$4,794,532	$5,163,505	$5,139,056	$5,174,171	$5,163,839	$9,423
Total Revenue	$85,441,486	$64,954,799	$113,711,265	$114,555,619	$116,574,475	$116,259,771	$212,153

Room Expense	$15,039,152	$10,660,553	$15,420,944	$17,186,859	$17,249,135	$17,202,006	$31,391
Food & Beverage Expense	$20,112,375	$11,585,044	$21,686,816	$22,322,256	$22,777,949	$22,715,714	$41,452
Other Departmental Expenses	$699,634	$745,053	$257,262	$196,673	$188,904	$188,388	$344
Real Estate Taxes	$7,780,017	$7,695,825	$7,093,866	$7,135,720	$7,362,758	$7,630,621	$13,924
Insurance	$138,344	$224,080	$675,730	$872,522	$928,971	$908,252	$1,657
Other Expenses	$20,391,173	$16,585,100	$23,616,208	$24,409,979	$25,067,420	$25,029,740	$45,675
Total Expenses	$64,160,695	$47,495,655	$68,750,826	$72,124,009	$73,575,137	$73,674,721	$134,443

Net Operating Income	$21,280,791	$17,459,144	$44,960,439	$42,431,610	$42,999,338	$42,585,049	$77,710
FF&E	$3,417,659	$2,598,192	$4,548,451	$4,582,225	$4,662,979	$4,650,391	$8,486
Net Cash Flow	$17,863,132	$14,860,952	$40,411,988	$37,849,385	$38,336,359	$37,934,659	$69,224

NOI DSCR(3)	1.86x	1.53x	3.93x	3.71x	3.76x	3.73x
NCF DSCR(3)	1.56x	1.30x	3.54x	3.31x	3.35x	3.32x
NOI Debt Yield(3)	10.5%	8.6%	22.1%	20.9%	21.1%	20.9%
NCF Debt Yield(3)	8.8%	7.3%	19.9%	18.6%	18.8%	18.6%

(1)	2020 excluded as the Soho Grand & The Roxy Hotel Properties were adversely impacted by temporary closures related to the COVID-19 pandemic.
(2)	The decrease in Occupancy and Net Operating Income from 2019 to 2021, as well as the subsequent recovery from 2022 through May 2024 TTM, was primarily due to the effects of the COVID-19 pandemic on the hospitality industry. Additionally, the Soho Grand Property underwent significant guest room renovations between 2018 and 2021, resulting in reduced performance during those years and increased performance in subsequent years.
(3)	Based on the Soho Grand & The Roxy Hotel Senior Loan, and excludes the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan.

A-3-6

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$100,000,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	20.9%
Soho Grand Property Cash Flow Analysis(1)
	2019(2)	2021(2)	2022(2)	2023(2)	May 2024 TTM(2)	UW	UW per Room
Occupancy	78.6%	68.3%	90.5%	89.8%	90.4%	90.4%
ADR	$337.98	$321.85	$425.65	$438.53	$442.22	$442.22
RevPAR	$265.56	$219.77	$385.06	$394.00	$399.78	$399.78

Room Revenue	$34,216,198	$27,834,377	$48,769,607	$49,901,834	$50,772,600	$50,633,877	$145,919
Food & Beverage Revenue	$12,116,719	$9,859,586	$15,454,161	$14,136,273	$14,345,371	$14,306,176	$41,228
Other Departmental Income	$1,826,265	$3,630,690	$3,652,042	$3,567,980	$3,532,779	$3,524,479	$10,157
Total Revenue	$48,159,182	$41,324,653	$67,875,809	$67,606,088	$68,650,750	$68,464,532	$197,304

Room Expense	$9,327,895	$6,974,836	$10,032,357	$10,922,882	$11,009,015	$10,978,936	$31,640
Food & Beverage Expense	$8,678,417	$5,705,337	$9,453,947	$9,629,002	$9,939,643	$9,912,486	$28,566
Other Income Expense	$469,085	$664,935	$176,134	$132,218	$131,345	$130,986	$377
Real Estate Taxes	$5,188,900	$5,388,775	$5,158,427	$5,117,351	$5,291,711	$5,481,079	$15,796
Insurance	$78,771	$125,316	$417,352	$525,945	$559,519	$551,756	$1,590
Other Departmental Expenses	$11,580,353	$9,846,388	$13,634,400	$14,036,709	$14,445,671	$14,435,374	$41,601
Total Expenses	$35,323,421	$28,705,587	$38,872,617	$40,364,107	$41,376,904	$41,490,616	$119,569

Net Operating Income	$12,835,761	$12,619,066	$29,003,193	$27,241,981	$27,273,846	$26,973,916	$77,735
FF&E	$1,926,367	$1,652,986	$2,715,032	$2,704,244	$2,746,030	$2,738,581	$7,892
Net Cash Flow	$10,909,394	$10,966,080	$26,288,160	$24,537,738	$24,527,816	$24,235,335	$69,842

(1)	2020 excluded as the Soho Grand Property was adversely impacted by temporary closures related to the COVID-19 pandemic.
(2)	The decrease in Occupancy and Net Operating Income from 2019 to 2021, as well as the subsequent recovery from 2022 through May 2024 TTM, was primarily due to the effects of the COVID-19 pandemic on the hospitality industry. Additionally, the Soho Grand Property underwent significant guest room renovations between 2018 and 2021, resulting in reduced performance during those years and increased performance in subsequent years.

The Roxy Hotel Property Cash Flow Analysis(1)
	2019(2)	2021(2)	2022(2)	2023(2)	May 2024 TTM(2)	UW	UW per Room
Occupancy	90.6%	64.4%	87.2%	88.3%	88.8%	88.8%
ADR	$325.85	$288.96	$393.28	$393.57	$398.42	$398.42
RevPAR	$295.29	$185.97	$343.04	$347.33	$353.80	$353.80

Room Revenue	$21,663,622	$13,643,446	$25,167,381	$25,481,770	$26,027,753	$25,956,639	$129,138
Food & Beverage Revenue	$14,758,486	$8,822,858	$19,156,611	$19,896,685	$20,254,580	$20,199,240	$100,494
Other Departmental Income	$860,196	$1,163,842	$1,511,463	$1,571,076	$1,641,392	$1,639,360	$8,156
Total Revenue	$37,282,304	$23,630,146	$45,835,455	$46,949,531	$47,923,725	$47,795,238	$237,787

Room Expense	$5,711,257	$3,685,717	$5,388,586	$6,263,978	$6,240,120	$6,223,070	$30,961
Food & Beverage Expense	$11,433,958	$5,879,707	$12,232,869	$12,693,254	$12,838,306	$12,803,229	$63,698
Other Income Expense	$230,549	$80,118	$81,129	$64,455	$57,559	$57,402	$286
Real Estate Taxes	$2,591,117	$2,307,050	$1,935,439	$2,018,369	$2,071,047	$2,149,542	$10,694
Insurance	$59,573	$98,764	$258,378	$346,577	$369,452	$356,496	$1,774
Other Departmental Expenses	$8,810,820	$6,738,712	$9,981,808	$10,373,270	$10,621,749	$10,594,366	$52,708
Total Expenses	$28,837,274	$18,790,068	$29,878,209	$31,759,903	$32,198,233	$32,184,105	$160,120

Net Operating Income	$8,445,030	$4,840,078	$15,957,246	$15,189,629	$15,725,492	$15,611,133	$77,667
FF&E	$1,491,292	$945,206	$1,833,418	$1,877,981	$1,916,949	$1,911,810	$9,511
Net Cash Flow	$6,953,738	$3,894,872	$14,123,828	$13,311,647	$13,808,543	$13,699,323	$68,156

(1)	2020 excluded as The Roxy Hotel Property was adversely impacted by temporary closures related to the COVID-19 pandemic.
(2)	The decrease in Occupancy and Net Operating Income from 2019 to 2021, as well as the subsequent recovery from 2022 through May 2024 TTM, was primarily due to the effects of the COVID-19 pandemic on the hospitality industry.

A-3-7

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$100,000,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.32x
		UW NOI Debt Yield:	20.9%

Escrows and Reserves.

Tax Escrows – On the loan origination date, the borrowers were required to make an upfront deposit of approximately $1,907,655 into a reserve for real estate taxes. In addition, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to $635,885).

Insurance Escrows – The borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12thth of the annual estimated insurance payments; provided, however, if the Soho Grand & The Roxy Hotel Properties are insured under a blanket policy, no monthly insurance escrows will be required.

FF&E Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of approximately $387,448 into a reserve for furniture, fixtures and equipment (“FF&E”). In addition, the borrowers are required to deposit into an FF&E reserve, on a monthly basis, an amount equal to 1/12 of 4% of the estimated annual gross revenues at the Soho Grand & The Roxy Hotel Properties for the succeeding 12 month period.

Lockbox and Cash Management. The Soho Grand & The Roxy Hotel Whole Loan is structured with a hard lockbox and springing cash management. By the loan origination date, the borrowers and property manager were required to direct credit card companies to deposit all credit card receipts with respect to the Soho Grand & The Roxy Hotel Properties into a lockbox account controlled by the mortgage lender. Within one business day after receipt, all funds in the lockbox accounts will be swept to an account designated by the borrowers, unless a Cash Sweep Period (as defined below) is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lender, at which point, following payment of taxes and insurance, debt service, bank fees, operating expenses and required reserves, all funds are required to be deposited into the excess cash flow reserve, to be held by the lender as additional security for the Soho Grand & The Roxy Hotel Whole Loan and disbursed in accordance with the terms of the Soho Grand & The Roxy Hotel Whole Loan documents.

A “Cash Sweep Period” means the period during which any of the following has occurred and continued: (a) an event of default under the Soho Grand & The Roxy Hotel Whole Loan documents, (b) bankruptcy action of an individual borrower or manager or (c) the debt service coverage ratio for the Soho Grand & The Roxy Hotel Whole Loan based on the trailing 12-month period immediately preceding the date of such determination being less than 1.50x.

A Cash Sweep Period may be cured upon the occurrence of the following: (i) with respect to clause (a) above, the acceptance by the lender of a cure of such event of default in accordance with the Soho Grand & The Roxy Hotel Whole Loan documents, (ii) with respect to clause (b) above, in the case of the manager, the replacement of the manager with a qualified manager in accordance with the Soho Grand & The Roxy Hotel Whole Loan documents and (iii) with respect to clause (c) above, the achievement of a debt service coverage ratio for the Soho Grand & The Roxy Whole Loan of 1.60x or greater for two consecutive calendar quarters based upon the trailing 12-month period immediately preceding the date of determination; provided, however, among other additional conditions, (A) a Cash Sweep Period cure may occur no more than a total of two times in the aggregate during any five-year period during the term of the Soho Grand & The Roxy Hotel Whole Loan and (B) in no event may the borrower be entitled to cure a Cash Sweep Period caused by a bankruptcy action of the borrowers.

Subordinate Debt. The Soho Grand & The Roxy Hotel Properties secure the Soho Grand & The Roxy Hotel Senior Loan, which has an original principal balance of $203,500,000, and the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan, which has an original principal balance of $26,500,000. The Soho Grand & The Roxy Hotel Senior Loan is included in the pool of mortgage loans that secures the BANK 2024-BNK48 pooled certificates. The Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan is not included in such pool of mortgage loans, but will instead separately secure only the BANK 2024-BNK48 loan-specific certificates.

The following table presents certain metrics related to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan.

Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan Metrics
Cut-off Date Balance	Interest Rate	UW NOI Debt Yield	UW NCF Debt Yield	UW NOI Debt Yield at Maturity	UW NCF DSCR	Cut-off Date LTV Ratio	Maturity Date LTV Ratio
$26,500,000	5.5400%	18.5%	16.5%	18.5%	2.94x	45.3%	45.3%

The Soho Grand & The Roxy Hotel Senior Loan is entitled to payments of interest that are senior in right of payment to the Soho Grand & The Roxy Hotel Trust Subordinate Companion Loan. The holders of the promissory notes evidencing the Soho Grand & The Roxy Hotel Whole Loan have entered into a co-lender agreement that sets forth the allocation of collections on the Soho Grand & The Roxy Hotel Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Soho Grand & The Roxy Hotel Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

Terrorism Insurance. The Soho Grand & The Roxy Hotel Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount not less than 100% of the full replacement cost of the Soho Grand & The Roxy Hotel Properties. The Soho Grand & The Roxy Hotel Whole Loan documents also require business income/loss of rents insurance for a period of no less than the 24-month period commencing at the time of loss, together with a twelve-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-8

Mixed Use-Retail/Multifamily/Office	Loan #2	Cut-off Date Balance:	$90,000,000
1 Town Square Boulevard	Biltmore Park Town Square	Cut-off Date LTV:	58.4%
Asheville, NC 28803		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	10.5%

A-3-9

Mixed Use-Retail/Multifamily/Office	Loan #2	Cut-off Date Balance:	$90,000,000
1 Town Square Boulevard	Biltmore Park Town Square	Cut-off Date LTV:	58.4%
Asheville, NC 28803		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	10.5%

A-3-10

Mixed Use-Retail/Multifamily/Office	Loan #2	Cut-off Date Balance:	$90,000,000
1 Town Square Boulevard	Biltmore Park Town Square	Cut-off Date LTV:	58.4%
Asheville, NC 28803		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	10.5%

Biltmore Park Town Square
1 Town Square Boulevard
Asheville, NC 28803
ASHEVILLE
West Asheville
University of North Carolina-Asheville
Black Mountain College Museum + Arts Center
Salvage Station Music Venue
Westgate Regional Shopping Ctr.
Town & Country Shopping Center
Pizza Hut Regional Office
New Belgium Brewing
Asheville Art Musum
DOWNTOWN ASHEVILLE
Innsbruck Mall
Patton Ave
New Lancaster Hwy
Haw Creek
Blue Ridge Parkway
Asheville VA Medical Center
Tunnel Rd
Asheville Mall
Asheville Municipal GC
Mission Hospital St. Joseph Campus
Asheville-Buncombe Tech. Comm. College
River Hills Shopping Center
River Ridge Market Place
Biltmore Village
Oakley
Blue Ridge Parkway Visitor Center
Charlotte Hwy
Blue Ridge Pkwy
Antler Hill Barn Event Venue
French Broad River
Biltmore Museum
Asheville Children's Medical Ctr.
Biltmore Estate
Biltmore Forest
Buena Vista
Biltmore Forest Country Club
Butler Mtn.
Asheville Outlets
BUNCOMBE COUNTY
Brevard Rd
Asheville Commons
Forest Ridge Shopping Ctr.
Gerber Village
BLUE RIDGE MOUNTAINS
Bent Creek
The North Carolina Arboretum
Skyland Plaza
Biltmore Park
SkylandCrest Shopping Ctr.
Long Shoals Rd
Rosscraggon Business Park
Mills Gap Rd
Coca-Cola Bottling Co.
J Crew Distribution Center
Lake Julian
Royal Pines
West Haven
Avery Creek
Buck Shoal Business Park
Airport Center Office Plaza
Southridge Shopping Center
Asheville Regional Airport
PISGAH NATIONAL FOREST
Old Haywood Rd
Fletcher
High Vista Country Club
Fanning Bridge Rd
HENDERSON COUNTY
Mills River
Broadmoor Golf Links
KENTUCKY
WEST VIRGINIA
VIRGINIA
Roanoke
Blacksburg
TENNESSEE
Kingsport
Bristol
Johnson City
Knoxville
NORTH CAROLINA
Greensboro
Winston-Salem
High Point
Asheville
Hickory
Statesville
Concord
CHARLOTTE
Gastonia
Spartanburg
Greenville
SOUTH CAROLINA
GEORGIA
Columbia
Florence

A-3-11

Mortgage Loan No. 2 – Biltmore Park Town Square
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Single Asset
				Location:	Asheville, NC 28803
Original Balance:	$90,000,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$90,000,000			Detailed Property Type:	Retail/Multifamily/Office
% of Initial Pool Balance:	8.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2009/NAP
Borrower Sponsors:	Biltmore Farms, LLC and Crosland, LLC			Size(3):	499,998 SF
Guarantors:	Biltmore Farms, LLC and Crosland, LLC			Cut-off Date Balance Per SF:	$180
Mortgage Rate:	6.5100%			Maturity Date Balance Per SF:	$180
Note Date:	8/30/2024			Property Manager:	Biltmore Farms, LLC and Busbee
Maturity Date:	9/6/2034				Management Services, LLC
Term to Maturity:	120 months				(borrower-related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(4):	$9,460,541
Seasoning:	1 month			UW NCF:	$9,460,541
Prepayment Provisions:	L(25),YM1(88),O(7)			UW NOI Debt Yield:	10.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	10.5%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	10.5%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.59x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(4):	$8,253,805 (5/31/2024)
				2nd Most Recent NOI:	$8,359,914 (12/31/2023)
				3rd Most Recent NOI:	$7,359,425 (12/31/2022)
Reserves(1)				Most Recent Occupancy(5):	94.9% (Various)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.0% (12/31/2023)
RE Taxes:	$579,456	$72,432	NAP	3rd Most Recent Occupancy:	81.0% (12/31/2022)
Insurance:	$45,540	$15,180	NAP	Appraised Value (as of):	$154,200,000 (7/9/2024)
Replacement Reserve(2):	$1,470,000	Springing	NAP	Appraised Value Per SF:	$308
TI/LC Reserve(2):	$3,000,000	Springing	$3,000,000	Cut-off Date LTV Ratio:	58.4%
Other:	$1,231,234	$0	NAP	Maturity Date LTV Ratio:	58.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$90,000,000	100.0%	Loan Payoff:	$65,298,101	72.6%
			Other Uses(6):	$16,272,826	18.1%
			Upfront Reserves(2):	$6,326,231	7.0%
			Closing Costs:	$1,922,843	2.1%
			Sponsor Equity	$180,000	0.2%
Total Sources:	$90,000,000	100.0%	Total Uses:	$90,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	Initial Replacement Reserve and TI/LC Reserve are in the form of a letter of credit from First Citizens Bank in lieu of a cash deposit.
(3)	Size represents the total SF across the retail, office and multifamily component at the Biltmore Park Town Square Property (as defined below). The retail component is 241,273 SF, the office component is 109,846 SF and the multifamily component is 148,879 SF across 120 units.
(4)	Increase from Most Recent NOI to UW NOI is primarily attributable to contractual rent steps, reimbursements and a reduction in recoverable park association expenses (expenses payable to an association related to a larger mixed use project of which the Biltmore Park Town Square Property is a part) at the Biltmore Park Town Square Property. The reduction in recoverable park association expenses is due to the TTM 5/31/2024 expenses being overstated as a result of a reporting issue.
(5)	Most Recent Occupancy represents the most recent occupancy provided for each individual component of the Biltmore Park Town Square Property. The retail and office component were 93.1% occupied as of August 22, 2024. The multifamily component was 99.2% occupied as of June 30, 2024.
(6)	Other Uses represent a partnership buyout.

The Mortgage Loan. The second largest mortgage loan (the “Biltmore Park Town Square Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $90,000,000. The Biltmore Park Town Square Mortgage Loan is secured by a first priority fee mortgage encumbering a mixed-use retail, multifamily and office property located in Asheville, North Carolina (the “Biltmore Park Town Square Property”).

The Borrower and the Borrower Sponsors. The borrower is Town Square West, LLC, a single-purpose, North Carolina limited liability company with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Biltmore Park Town Square Mortgage Loan. The non-recourse carveout guarantors and borrower sponsors are Biltmore Farms, LLC (“Biltmore Farms”) and Crosland, LLC (“Crosland”), which own the borrower through a 50/50 joint venture. Biltmore Farms was founded by George Vanderbilt in 1897 as a dairy farm in Asheville, North Carolina and has evolved into a development firm with ventures in healthcare, education, economic development, and community ventures in the Asheville area. Crosland is a private real estate firm focused on investments in multifamily, senior living, healthcare, hospitality, storage, retail, and office assets throughout the southeastern United States.

A-3-12

Mixed Use-Retail/Multifamily/Office	Loan #2	Cut-off Date Balance:	$90,000,000
1 Town Square Boulevard	Biltmore Park Town Square	Cut-off Date LTV:	58.4%
Asheville, NC 28803		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	10.5%

The Property. The Biltmore Park Town Square Property is a Class A, 499,998 SF mixed-use retail, multifamily and office property, located in Asheville, North Carolina. The Biltmore Park Town Square Property was constructed in 2009 on an approximately 26.36-acre site and is comprised of 241,273 SF of retail space, 109,846 SF of office space and 120 mid-rise multifamily apartment units across 18 buildings. The Biltmore Park Town Square Property features 1,888 garage parking spaces and 22 surface spaces, resulting in a parking ratio of 3.8 spaces per 1,000 SF. Approximately 48.5% of underwritten base rent is from the retail portion of the Biltmore Park Town Square Property, approximately 28.7% is from the multifamily portion and approximately 22.8% is from the office portion.

The retail component of the Biltmore Park Town Square Property consists of 241,273 SF which as of August 22, 2024, was 90.3% leased to 31 tenants. The retail space is anchored by Regal Cinemas, Inc. (“Regal Cinemas”), Barnes & Noble Booksellers, Inc. (“Barnes & Noble”) and REI. Outside of the anchor tenants no other retail tenant accounts for more than 3.1% of commercial NRA. The retail space at the Biltmore Park Town Square Property includes a diverse mix of tenants and features nine restaurants totaling 41,963 SF.

The office component of the Biltmore Park Town Square Property, which also includes research and development and classroom space, consists of 109,846 SF that as of August 22, 2024 was 99.3% leased to 11 tenants. The tenant base for the office portion of the Biltmore Town Square Property is granular, with no individual tenant consisting of more than 10.7% of commercial NRA. The office space at the Biltmore Town Square Property benefits from the Biltmore Park Town Square Property’s mix of restaurants, shopping and entertainment along with its multifamily component.

The multifamily component of the Biltmore Park Town Square Property is known as Biltmore Park Town Square Apartments and consists of 46 one-bedroom, one-bathroom units, five one-bedroom, 1.5-bathroom units, 62 two-bedroom, two-bathroom units, and seven two-bedroom, and 2.5-bathroom units spread across three of the eighteen buildings at the Biltmore Park Town Square Property. Multifamily amenities include a swimming pool, fitness center, 24-hour access and parking garage. As of June 30, 2024, the multifamily component of the Biltmore Park Town Square Property was 99.2% leased.

Major Tenants.

Regal Cinemas (56,979 SF, 16.2% of commercial NRA, 16.3% of commercial underwritten base rent) Founded in 1989, Regal Cinemas is an American movie theater chain headquartered in Knoxville, Tennessee. Regal Cinemas is a division of Cineworld and operates the one of the largest theater circuits in the United States with 5,774 screens in 425 theatres across 41 states along with the District of Columbia and Guam as of April 2024. Regal Cinemas has been at the Biltmore Park Town Square Property since November 2008 and has a current lease term through December 2033 with two, five-year renewal options and no termination options.

Western Carolina University (48,318 SF, 13.8% of commercial NRA, 16.1% of commercial underwritten base rent) Founded in 1889, Western Carolina is a public university that is part of the University of North Carolina system and has over 11,000 students. Western Carolina University offers over 120 undergraduate degrees, minors and concentrations and has its main campus in Cullowhee, North Carolina, approximately 50 miles west of Asheville. Western Carolina University has been at the Biltmore Park Town Square Property since August 2012 and has expanded multiple times in 2014 and 2023. Western Carolina University leases both retail and office space at the Biltmore Park Town Square Property. The retail component of its lease accounts for 10,974 SF and expires in July 2029 with no renewal or termination options. Western Carolina utilizes the retail portion of its space as an instructional site. The office component of its lease accounts for 37,524 SF expiring in October 2028 and July 2029 and has one, five-year renewal option and no termination options.

Barnes & Noble (27,929 SF, 8.0% of commercial NRA, 4.8% of commercial underwritten base rent) Founded in 1971, Barnes & Noble is an American bookseller with approximately 600 retail stores in the United States, as well as its online bookstore at BN.com, the NOOK® Digital business which offers both eBooks and an audio book subscriptions service, the SparkNotes educational service, stationery and gift retailer Paper Source, and the publisher Union Square & Co. Barnes & Noble has been a tenant at the Biltmore Park Town Square Property since March 2009 and has a current lease term through January 2026 with one, five-year renewal option and no termination options.

REI (27,866 SF, 7.9% of commercial NRA, 7.4% of commercial underwritten base rent) Founded in 1938, Recreational Equipment Inc. (“REI”) is the nation’s largest outdoor co-op with 13,491 United States based employees servicing 18 million members in over 150 stores and online. REI has been at the Biltmore Park Town Square Property since October 2008 and has a current lease term through February 2029 with two, five-year renewal options and no termination options.

The following table presents a summary regarding the multifamily units at the Biltmore Park Town Square Property:

Apartment Unit Mix(1)
Unit Mix/Type	Total Units	% of Total Units	Occupancy	Average SF per Unit	Monthly Average Rent Per Unit	Average Monthly Market Rent Per Unit
1BR / 1BA	46	38.3%	100.0%	1,019	$1,901	$2,169
1BR / 1.5BA	5	4.2%	100.0%	1,460	$2,511	$2,660
2BR / 2BA	62	51.7%	98.4%	1,359	$2,475	$2,664
2BR / 2.5BA	7	5.8%	100.0%	1,493	$2,343	$2,653
Total / Wtd Avg.	120	100.0%	99.2%	1,241	$2,247	$2,473

(1)	Information is based on the borrower rent roll dated June 30, 2024.

A-3-13

Mixed Use-Retail/Multifamily/Office	Loan #2	Cut-off Date Balance:	$90,000,000
1 Town Square Boulevard	Biltmore Park Town Square	Cut-off Date LTV:	58.4%
Asheville, NC 28803		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	10.5%

The following table presents a summary regarding the major retail, office and mixed use commercial tenants at the Biltmore Park Town Square Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF
							Lease Expiration	Renewal Options	Term. Option (Y/N)
Retail Tenants
Regal Cinemas, Inc.	NR/Ba1/NR	56,979	16.2%	$1,296,899	16.3%	$22.76	12/31/2033	2, 5 year	N
Barnes & Noble Booksellers, Inc.	NR/NR/NR	27,929	8.0%	$380,000	4.8%	$13.61	1/31/2026	1, 5 year	N
Recreational Equipment, Inc. (REI)	NR/NR/NR	27,866	7.9%	$590,202	7.4%	$21.18	2/28/2029	2, 5 year	N
T&B Concepts of Biltmore, LLC (Hickory Tavern)	NR/NR/NR	7,209	2.1%	$268,120	3.4%	$37.19	12/31/2029	1, 5 year	N
Subtotal/Wtd. Avg.		119,983	34.2%	$2,535,221	31.8%	$21.13
Other Retail Tenants(3)		77,984	22.2%	$2,206,159	27.7%	$28.29
Retail Total/Wtd. Avg.		197,967	56.4%	$4,741,380	59.5%	$23.95

Office Tenants
Thermo Fisher Scientific, LLC	A-/A3/A-	25,140	7.2%	$510,342	6.4%	$20.30	3/31/2026	1, 5 year	N
Services Management Corporation	NR/NR/NR	23,754	6.8%	$545,154	6.8%	$22.95	4/30/2032	N	N
TD Bank, N.A(4)	AA-/A1/AA-	4,580	1.3%	$107,630	1.4%	$23.50	2/28/2035(4)	3, 5 year	N
Laura Ellis, MD Skin Care & Vein Centre, PLLC	NR/NR/NR	4,091	1.2%	$114,139	1.4%	$27.90	8/31/2027	1, 5 year	N
Subtotal/Wtd. Avg.		57,565	16.4%	$1,277,265	16.0%	$22.19
Other Office Tenants		4,540	1.3%	$158,982	2.0%	$35.02
Office Total/Wtd. Avg.		62,105	17.7%	$1,436,248	18.0%	$23.13

Mixed Use Tenants
West Carolina University(5)	NR/NR/NR	48,318	13.8%	$1,281,813	16.1%	$26.53	Various(5)	1, 5 year(5)	N
Galen College of Nursing(6)	NR/NR/NR	18,623	5.3%	$512,523	6.4%	$27.52	11/30/2027	1, 5 year	N
Subtotal/Wtd. Avg.		66,941	19.1%	$1,794,336	22.5%	$26.80

Occupied Subtotal/Wtd. Avg.		327,013	93.1%	$7,971,963	100.0%	$24.38

Vacant Space		24,106	6.9%
Total/Wtd. Avg.		351,119	100.0%

(1)	Information is based on the underwritten rent roll as of August 22, 2024 and includes (i) rent increases totaling $133,200 through September 1, 2025 and (ii) signed not occupied rent totaling $107,630.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Other Retail Tenants includes $6,600 of Annual UW Rent for Verizon as an antenna tenant for which no Tenant SF is attributable.
(4)	TD Bank, N.A. signed a lease for 4,580 SF for a term of 10 years at the time of loan closing, but its lease has not yet commenced as the landlord is still building out its space which is expected to be completed in February 2025. The lease expiration date above reflects this expected commencement date. We cannot assure you that the lease will commence as expected or at all.
(5)	West Carolina University occupies 10,794 SF of retail space and 37,524 SF of office space at the Biltmore Park Town Square Property. The retail lease runs through July 2029 and has no renewal options. The office space is broken into two leases: (i) one lease for 12,549 square feet leased through October 2028, and (ii) one lease for 24,975 square feet expiring in July 2029. West Carolina University has a one-time option to renew either of its office leases but not its retail lease.
(6)	Galen College of Nursing occupies 9,409 SF of office space and 9,214 SF of retail space at the Biltmore Park Town Square Property.

The following table presents certain information relating to retail tenants with the highest overall sales in order of their May 31, 2024 TTM Sales:

Top Tenants by Total Sales(1)
Tenant Name	Tenant SF	2022 Sales	2021 Sales PSF	2023 Sales	2023 Sales PSF	TTM 5/31/2024 Sales	TTM 5/31/2024 Sales PSF	TTM 5/31/2024 Occupancy Cost
Regal Cinemas, Inc.	56,979	$5,876,218	$103.13	$6,751,989	$118.50	$6,236,938	$109.46	24.1%
131 Main-Biltmore LLC	6,724	$5,781,712	$859.86	$6,020,321	$895.35	$6,200,286	$922.11	5.8%
Barnes & Noble Booksellers, Inc.	27,929	$3,903,675	$139.77	$4,124,559	$147.68	$4,115,254	$147.35	9.2%
P.F. Chang's China Bistro, Inc.	6,640	$3,360,106	$506.04	$3,501,670	$527.36	$3,461,085	$521.25	1.2%
T&B Concepts of Biltmore, LLC (Hickory Tavern)	7,209	$3,454,553	$479.20	$2,938,316	$407.59	$2,820,587	$391.26	11.7%
Lenscrafters	3,434	$2,511,490	$731.36	$2,650,086	$771.72	$2,765,298	$805.27	5.7%
The Lovesac Company	1,669	$1,794,926	$1,075.45	$1,905,831	$1,141.90	$1,997,556	$1,196.86	3.8%
BRIXX	3,873	$1,197,001	$309.06	$1,953,447	$504.38	$1,962,877	$506.81	9.3%
Stand Out for Good, Inc.	6,000	$1,698,085	$283.01	$1,702,523	$283.75	$1,795,489	$299.25	7.9%
The Orvis Company, Inc.	6,000	$1,858,800	$309.80	$1,623,060	$270.51	$1,607,869	$267.98	13.1%

(1)	Information obtained from the borrower.

A-3-14

Mixed Use-Retail/Multifamily/Office	Loan #2	Cut-off Date Balance:	$90,000,000
1 Town Square Boulevard	Biltmore Park Town Square	Cut-off Date LTV:	58.4%
Asheville, NC 28803		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	10.5%

The following table presents certain information relating to the commercial lease rollover at the Biltmore Park Town Square Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
2024/MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	4	10,236	2.9%	2.9%	$299,399	3.8%	3.8%	$29.25
2026	6	63,034	18.0%	20.9%	$1,154,043	14.5%	18.2%	$18.31
2027	5	24,331	6.9%	27.8%	$689,136	8.6%	26.9%	$28.32
2028(3)	7	28,262	8.0%	35.8%	$586,984	7.4%	34.2%	$20.77
2029	12	89,853	25.6%	61.4%	$2,339,368	29.3%	63.6%	$26.04
2030	2	2,870	0.8%	62.3%	$90,421	1.1%	64.7%	$31.51
2031	0	0	0.0%	62.3%	$0	0.0%	64.7%	$0.00
2032	1	23,754	6.8%	69.0%	$545,154	6.8%	71.6%	$22.95
2033	4	66,848	19.0%	88.1%	$1,646,895	20.7%	92.2%	$24.64
2034	1	6,521	1.9%	89.9%	$208,672	2.6%	94.8%	$32.00
2035 & Thereafter(4)	2	11,304	3.2%	93.1%	$411,891	5.2%	100.0%	$36.44
Vacant	0	24,106	6.9%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	44	351,119	100.0%		$7,971,963	100.00%		$24.38

(1)	Information is based on the underwritten rent roll as of August 22, 2024 and includes (i) rent increases totaling $133,200 through September 1, 2025 and (ii) signed not occupied rent totaling $107,630.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	The year 2028 is inclusive of Verizon’s lease expiration, an antenna tenant that occupies 0 SF to which base rent was underwritten at $6,600.
(4)	2035 & Thereafter includes TD Bank, N.A. which has executed a lease for 4,580 SF at the Biltmore Park Town Square Property with a term of ten years from the lease commencement date. The lease has not yet commenced as the landlord is still building out the space which is expected to be completed in February 2025. The table above reflects the expected expiration year of 2035. We cannot assure you that the lease will commence as expected or at all.

The Market. The Biltmore Park Town Square Property is located at 1 Town Square Boulevard within Asheville, North Carolina and is part of the Asheville metropolitan area (“Asheville MSA”). The Biltmore Park Town Square Property is located approximately 10.0 miles south of downtown Asheville and 4.3 miles north of the Asheville Regional Airport. Primary access to the Biltmore Park Town Square Property is provided by Town Square Boulevard and North Carolina Highway 146 which is a short east/west state highway that connects to Interstate 26. According to the appraisal, the Asheville MSA had a 2024 population of 423,370 people. Major employers in the Asheville MSA include Ingles Markets Inc., Walmart Inc., A-B Tech, Biltmore Workforce Management Inc., Blue Ridge Paper Products Inc., Eaton Corp., and Margaret R Pardee Memorial Hospital.

According to the appraisal, the Biltmore Park Town Square Property is located in the South Asheville/Royal Pines commercial submarket and the Biltmore Park multifamily submarket. As of the second quarter of 2024, the office component of the South Asheville/Royal Pines submarket had 2,464,690 SF of inventory, a 1.40% vacancy rate and base rent of $23.08 PSF. As of the second quarter of 2024, the retail component of the South Asheville/Royal Pines submarket had 3,982,311 SF of inventory, a 0.80% vacancy rate and base rent of $30.04 PSF. As of the second quarter of 2024, the Biltmore Park multifamily submarket had 1,822 units of inventory, a 4.70% vacancy rate and average asking rent of $1,733 per unit.

According to the appraisal, the 2024 population within a one-mile-, three-mile and five- mile radius of the Biltmore Park Town Square Property was 5,723, 29,656 and 59,461, respectively. The 2024 average household income within the same one-mile-, three-mile and five- mile radius was $131,317, $110,980 and $112,759, respectively.

The following table presents information relating to the appraisal’s market rent conclusion for the Biltmore Park Town Square Property:

Market Rent Summary
	Market Rent	Escalations	Term (Months)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
Office (<1,000 SF Space)	$39.00	3.00%/year	36	FSG	$0.00 / $0.00	6.0% / 4.0%
Office (>1,000 SF Space)	$23.50	3.00%/year	60	NNN	$20.00 / $0.00	6.0% / 4.0%
Restaurant Space	$38.00	3.00%/year	125	NNN	$100.00 / $0.00	6.0% / 4.0%
Retail (<14,000 SF Space)	$32.00	3.00%/year	125	NNN	$50.00 / $0.00	6.0% / 4.0%
Retail (>14,000 SF Space)	$23.00	3.00%/year	125	NNN	$25.00 / $0.00	6.0% / 4.0%

A-3-15

Mixed Use-Retail/Multifamily/Office	Loan #2	Cut-off Date Balance:	$90,000,000
1 Town Square Boulevard	Biltmore Park Town Square	Cut-off Date LTV:	58.4%
Asheville, NC 28803		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	10.5%

The following table presents certain information relating to comparable multifamily rental properties to the Biltmore Park Town Square Property:

Multifamily Comparable Rental Properties
Property Name / Address	Year Built / Renovated	# Total Units	Unit Mix	Unit Size (SF)	Average Monthly Rent Per Unit
Biltmore Park Town Square(1)	2009	120	1BR / 1BA	1019	$1,901
			1BR / 1.5BA	1,460	$2,511
			2BR / 2BA	1,359	$2,475
			2BR / 2.5BA	1,493	$2,343
The Avery Apartments 363 Hilliard Avenue, Asheville, NC	2024 / NAP	187	Studio	544	$1,505
			1BR / 1BA	704	$1,711
			1BR / 1.5BA	782	$2,100
			2BR / 2BA	1139	$2,539
The District 100 District Dr., Asheville, NC	2017 / NAP	309	1BR / 1BA	789	$1,692
			1BR / 1.5BA	1,667	$2,629
			2BR / 2BA	1,187	$2,634
			2BR / 2.5BA	2,511	$3,730
The Holston 105 Holston View Dr, Weaverville, NC	2021 / NAP	238	1BR / 1BA	727	$1,728
			2BR / 2BA	1,091	$2,057
Enclave Piney Mountain 1040 Enclave Piney Ln, Asheville, NC	2022 / NAP	212	Studio	630	$1,780
			1BR / 1BA	808	$1,890
			2BR / 2BA	1,135	$2,359
Verde Vista Apartments 4110 Verde Vista Circle Asheville, NC	2012 / 2021	313	Studio	623	$1,591
			1BR / 1BA	834	$1,773
			2BR / 2BA	1,139	$2,124

Source: Appraisal, unless otherwise indicated.

(1)	Based on the rent roll dated June 30, 2024.

Appraisal. The appraisal concluded to an “as-is” value for the Biltmore Park Town Square Property of $154,200,000 as of July 9, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated August 1, 2024, there was no evidence of any recognized environmental conditions at the Biltmore Park Town Square Property.

A-3-16

Mixed Use-Retail/Multifamily/Office	Loan #2	Cut-off Date Balance:	$90,000,000
1 Town Square Boulevard	Biltmore Park Town Square	Cut-off Date LTV:	58.4%
Asheville, NC 28803		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	10.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Biltmore Park Town Square Property:

Cash Flow Analysis
	2021	2022	2023	TTM 5/31/2024(1)		UW(1)	UW PSF(2)
Base Rent	$6,576,782	$7,513,823	$7,919,388	$7,869,842		$7,838,763	$22.33
Contractual Rent Steps	$0	$0	$0	$0		$133,200	$0.38
Potential Income from Vacant Space	$0	$0	$0	$0		$944,491	$2.69
Reimbursements	$1,429,876	$1,502,002	$1,666,788	$1,682,225		$1,813,857	$5.17
Gross Potential Income	$8,006,658	$9,015,825	$9,586,176	$9,552,067		$10,730,312	$30.56
Economic Vacancy & Credit Loss	(9,788)	(713,324)	(390,730)	(391,257)		(944,491)	(2.69)
Percentage Rent	$0	$0	$0	$0		$288,033	$0.82
Other Income	$1,511	$6,938	$3,428	$12,799		$0	$0.00
Multifamily EGI	$2,642,904	$2,758,456	$2,817,627	$3,155,336		$3,187,357	$26,561.31
Effective Gross Income	$10,641,286	$11,067,896	$12,016,500	$12,328,945		$13,261,211	$26.52

Real Estate Taxes	$627,687	$631,793	$631,794	$634,929		$634,589	$1.27
Payroll & Benefits	$14,822	$13,150	$11,982	$15,342		$21,950	$0.04
Insurance	$50,269	$55,289	$68,319	$76,768		$85,629	$0.17
Management Fee	$319,788	$337,511	$384,026	$383,045		$302,216	$0.60
Multifamily Expenses	$1,048,120	$1,080,392	$1,101,947	$1,120,158		$1,204,892	$10,040.76
Commercial Expenses(3)	$1,425,268	$1,590,336	$1,458,519	$1,844,898		$1,551,394	$4.42
Total Operating Expenses	$3,485,953	$3,708,471	$3,656,586	$4,075,139		$3,800,669	$7.60

Net Operating Income	$7,155,332	$7,359,425	$8,359,914	$8,253,805		$9,460,541	$18.92
Replacement Reserves	$0	$0	$0	$0		$0	$0
TI/LC	$0	$0	$0	$0		$0	$0
Net Cash Flow	$7,155,332	$7,359,425	$8,359,914	$8,253,805		$9,460,541	$18.92

Occupancy (%)	81.0%	81.0%	93.0%	94.9%	(4)	91.2%
NOI DSCR	1.20x	1.24x	1.41x	1.39x		1.59x
NCF DSC	1.20x	1.24x	1.41x	1.39x		1.59x
NOI Debt Yield	8.0%	8.2%	9.3%	9.2%		10.5%
NCF Debt Yield	8.0%	8.2%	9.3%	9.2%		10.5%

(1)	Increase from Most Recent NOI to UW NOI is primarily attributable to contractual rent steps, reimbursements and a reduction in recoverable park association expenses (expenses payable to an association related to a larger mixed use project of which the Biltmore Park Town Square Property is a part) at the Biltmore Park Town Square Property. The reduction in recoverable park association expenses is due to the TTM 5/31/2024 expenses being overstated as a result of a reporting issue.
(2)	UW PSF figures are based on the corresponding SF to each line item (i.e. commercial versus multifamily versus total property). All commercial fields (Base Rent, Contractual Rent Steps, Potential Income from Vacant Space, Reimbursements, Gross Potential Income, Economic Vacancy & Credit Loss, Percentage Rent, Other Income and Commercial Expenses) are based on total commercial SF of 351,119 SF. All multifamily fields (Multifamily EGI and Multifamily Expenses) are based on total multifamily units of 120, and all general property fields (Effective Gross Income, Real Estate Taxes, Payroll & Benefits, Insurance, Management Fee, Total Operating Expenses, Net Operating Income and Net Cash Flow) are based on total commercial and multifamily square footage of 499,998 SF.
(3)	Commercial Expenses includes Office Debt Expense, Retail Debt Expense, Recoverable Office park association, Recoverable Retail park association.
(4)	TTM 5/31/2024 Occupancy (%) represents the most recent occupancy provided for each individual component of the Biltmore Park Town Square Property. The retail and office component were 93.1% occupied as of August 22, 2024. The multifamily component was 99.2% occupied as of June 30, 2024.

A-3-17

Mixed Use-Retail/Multifamily/Office	Loan #2	Cut-off Date Balance:	$90,000,000
1 Town Square Boulevard	Biltmore Park Town Square	Cut-off Date LTV:	58.4%
Asheville, NC 28803		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	10.5%

Escrows and Reserves. At origination of the Biltmore Park Town Square Mortgage Loan, the borrower deposited approximately (i) $579,456 into a tax reserve, (ii) $45,540 into an insurance reserve, (iii) $825,240 into an unfunded obligations reserve for outstanding tenant improvements and leasing commissions, (iv) $197,322 into a reserve to simulate rent payments under the TD Bank, N.A.lease and (v) $208,672 into a reserve to simulate rent payments under the Posana lease (which in the case of (iv) and (v) are to be disbursed in the same manner as the related rent payments). The borrower also delivered to the lender (i) a $1,470,000 letter of credit for replacements (the “Replacement Letter of Credit”) and (ii) two $1,500,000 letters of credit for leasing reserves (each, a “Leasing Letter of Credit” and collectively, the “Leasing Letters of Credit”) at origination of the Biltmore Park Town Square Mortgage Loan.

Real Estate Taxes – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $72,432).

Insurance – If the liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $15,180).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, $15,000; provided, however, that such monthly deposit is suspended for so long as the Replacement Letter of Credit remains outstanding, is in full force and effect, no defaults exist, and has undrawn funds in the amount of $1,470,000. If the borrower fails to pay for any replacements, the lender may draw on the Replacement Letter of Credit to make such payment and the borrower’s obligation to make the monthly deposit into the replacement reserve will resume. If at any time the Replacement Letter of Credit fails to remain outstanding, be in full force and effect with no defaults and have undrawn funds in the amount of $1,470,000, then the borrower’s obligation to make the monthly deposit into the replacement reserve will resume. See “Letters of Credit” below.

Leasing Reserve - The borrower is required to deposit into a replacement reserve, on a monthly basis, $23,407, provided that such monthly deposits will be suspended at any time that the funds in such reserve are at least equal to the Leasing Reserve Account Cap (as defined below).In addition, such monthly deposit is suspended for so long as the Leasing Letters of Credit remain outstanding, are in full force and effect, no defaults exist, and have undrawn funds in the collective amount of $3,000,000. If the borrower fails to pay for all tenant improvement costs and allowances and leasing commissions, the lender may draw on either or both Leasing Letters of Credit to make such payment and the borrower’s obligation to make the monthly deposit into the leasing reserve will resume. If at any time the Leasing Letters of Credit fail to remain outstanding, in full force and effect with no defaults and have undrawn funds in the collective amount of $3,000,000, then the borrower’s obligation to make the monthly deposit into the replacement reserve will resume. See “Letters of Credit” below. “Leasing Reserve Account Cap” means initially $1,500,000 with respect to each Leasing Letter of Credit (and therefore initially $3,000,000 in the aggregate with respect to both Leasing Letters of Credit or, if applicable, with respect to the amount required to be accumulated in the leasing reserve), provided, that the lender may increase such cap by notifying the borrower if it determines that the funds in the leasing reserve or the face amount of the Leasing Letters of Credit, as applicable, will be insufficient to pay the amounts due or to become due for tenant improvement costs and allowances and leasing commissions at the Biltmore Park Town Square Property.

Lockbox and Cash Management. The Biltmore Park Town Square Mortgage Loan is structured with a springing lockbox and springing cash management. At origination of the Biltmore Park Town Square Mortgage Loan, the borrower was required to establish a lender controlled lockbox account. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to, or to cause the manager to, deposit all revenue received by the borrower or the manager with respect to the Biltmore Park Town Square Property into the lockbox account. Within five business days after the borrower receives notice of the first occurrence of a Trigger Period, the borrower is required to deliver a notice to all tenants at the Biltmore Park Town Square Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Biltmore Park Town Square Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Biltmore Park Town Square Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Biltmore Park Town Square Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Biltmore Park Town Square Mortgage Loan documents, the lender will apply funds to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earlier of (i) the occurrence and continuance of an event of default under the Biltmore Park Town Square Mortgage Loan documents, and (ii) the debt service coverage ratio being less than 1.20x; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Biltmore Park Town Square Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

Release of Property. On any business day after the date that is two years from the Closing Date, borrower may obtain the release of a parcel on which the Regal Cinemas movie theater is located, upon prepayment of such amount, if any, as is needed to comply with the debt yield condition below, together with, if prior to the open prepayment date, a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium, upon satisfaction of the following conditions, among others: (i) after giving effect to such release (and if applicable, prepayment), the debt yield of the remaining Mortgaged Property will be no less than 11.25%, (ii) after giving effect to such release (and if applicable, prepayment), the loan to value ratio of the remaining Mortgaged Property will be no greater than the lesser of 59% and the loan to value ratio immediately prior to the release, (iii) separate zoning and tax lots and compliance with legal requirements, and (iv) REMIC related conditions.

Letters of Credit. Provided no event of default exists, the borrower has the right, once per calendar quarter, to reduce the face amount of the Replacement Letter of Credit by the amount of completed replacements. Provided no event of default exists, the borrower has the right to cancel one of the letters of credit on the date that the borrower delivers reasonably satisfactory evidence to the lender that (w) the entire premises currently demised pursuant to the leases with Barnes & Noble and Thermo Fisher have each been re-tenanted pursuant to one or more lease(s) entered into in accordance with the terms of the Biltmore Park Town Square Mortgage Loan documents, (x) all leasing commissions and tenant improvement obligations or other similar landlord obligations in connection with each such lease have been paid and/or completed, as applicable, in full, (y) each tenant under each such lease has taken actual, physical possession of the premises, is open for business during customary hours and is not “dark” in the premises and (z) each such tenant has commenced paying full, unabated rent.

A-3-18

Mixed Use-Retail/Multifamily/Office	Loan #2	Cut-off Date Balance:	$90,000,000
1 Town Square Boulevard	Biltmore Park Town Square	Cut-off Date LTV:	58.4%
Asheville, NC 28803		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	10.5%

Terrorism Insurance.  The borrower is required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Biltmore Park Town Square Property, and business interruption coverage for a period of 18 months together with an extended period of indemnity of up to six months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-19

Industrial - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various, Various	Poindexter Industrial Portfolio	Cut-off Date LTV:	39.9%
		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

Ringold

Spring Hill

Morgantown

Loudon

Salt Lake City

Caldwell

Riverside I

A-3-20

Industrial - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various, Various	Poindexter Industrial Portfolio	Cut-off Date LTV:	39.9%
		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

MILWAUKEE
CHICAGO
MICHIGAN
DETROIT
WINDSOR
ONTARIO
INDIANA
OHIO
INDIANAPOLIS
COLUMBUS
CINCINNATI
LOUISVILLE
CLEVELAND
Lake Michigan
Lake Huron
Lake Erie
QUÉBEC
CANADA
OTTAWA
MONTRÉAL
TORONTO
NEW YORK
PENNSYLVANIA
PHILADELPHIA
PITTSBURGH
BALTIMORE
WASH. DC
VIRGINIA
BOSTON
Atlantic Ocean
SEATTLE
PORTLAND
OREGON
IDAHO
MONTANA
WYOMING
NEVADA
UTAH
COLORADO
DENVER
SAN FRANCISCO
SAN JOSE
LOS ANGELES
SAN DIEGO
LAS VEGAS
PHOENIX
TUCSON
ALBUQUERQUE
EL PASO
Pacific Ocean
MEXICO
KANSAS
OKLAHOMA
OKLAHOMA CITY
TULSA
TEXAS
DALLAS
FT. WORTH
AUSTIN
SAN ANTONIO
HOUSTON
Gulf of Mexico
MONTERREY
CHIHUAHUA
NASHVILLE
MEMPHIS
TENNESSEE
ALABAMA
GEORGIA
ATLANTA
CHARLOTTE
RALEIGH
JACKSONVILLE
FLORIDA
TAMPA
ORLANDO
MIAMI

**Poindexter Industrial Portfolio**

| | | |
|---|---|---|
| 1 | Ringgold | Ringgold, VA |
| 2 | Orrville | Orrville, OH |
| 3 | Loudon | Loudon, TN |
| 4 | Reading | Reading, PA |
| 5 | Morgantown | Morgantown, PA |
| 6 | Sturgis II | Sturgis, MI |
| 7 | Social Circle | Social Circle, GA |
| 8 | Janesville | Janesville, WI |
| 9 | Decatur | Decatur, AL |
| 10 | Sturgis I | Sturgis, MI |
| 11 | Riverside II | Riverside, CA |
| 12 | Brenham | Brenham, TX |
| 13 | Ehrenberg | Ehrenberg, AZ |
| 14 | Laval | Laval, QC |
| 15 | Salt Lake City | Salt Lake City, UT |
| 16 | Rydal | Rydal, GA |
| 17 | Claremore | Claremore, OK |
| 18 | Denver | Denver, PA |
| 19 | Spring Hill | Spring Hill, FL |
| 20 | Corsicana | Corsicana, TX |
| 21 | Riverside I | Riverside, CA |
| 22 | Ephrata | Ephrata, PA |
| 23 | Centralia | Centralia, WA |
| 24 | Caldwell | Caldwell, ID |
| 25 | Indianapolis | Indianapolis, IN |
| 26 | Louisville | Louisville, KY |
| 27 | North Salt Lake | North Salt Lake, UT |
| 28 | West Palm Beach | West Palm Beach, FL |
| 29 | Nashville | Nashville, TN |
| 30 | Clinton | Clinton, MD |
| 31 | Elkhart | Elkhart, IN |

A-3-21

Mortgage Loan No. 3 – Poindexter Industrial Portfolio
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Portfolio
				Location(5):	Various, Various
Original Balance(1):	$85,000,000			General Property Type:	Industrial
Cut-off Date Balance(1):	$85,000,000			Detailed Property Type(5):	Various
% of Initial Pool Balance:	7.8%			Title Vesting(6):	Fee
Loan Purpose:	Refinance/Acquisition			Year Built/Renovated:	Various/Various
Borrower Sponsor:	J.B. Poindexter & Co., Inc.			Size:	4,526,168 SF
Guarantor:	John B. Poindexter			Cut-off Date Balance Per SF(1):	$31
Mortgage Rate:	5.65000%			Maturity Date Balance Per SF(1):	$31
Note Date:	9/16/2024			Property Manager:	Self Managed
Maturity Date:	10/6/2034			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$20,911,608
Amortization Term:	0 months			UW NCF:	$20,911,608
IO Period:	120 months			UW NOI Debt Yield(1):	15.0%
Seasoning:	0 months			UW NCF Debt Yield(1):	15.0%
Prepayment Provisions(3):	L(24),D(89),O(7)			UW NOI Debt Yield at Maturity(1):	15.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.62x
Additional Debt Type(1):	Pari Passu			Most Recent NOI(7):	NAV
Additional Debt Balance(1):	$54,070,000			2nd Most Recent NOI(7):	NAV
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(7):	NAV
Reserves(4)				Most Recent Occupancy(8):	100.0% (Various)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(7):	NAV
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy(7):	NAV
Insurance:	$0	Springing	NAP	Appraised Value (as of)(9):	$348,250,000 (Various)
Replacement Reserve:	$0	Springing	NAP	Appraised Value Per SF:	$77
TI/LC Reserve:	$0	Springing	$0	Cut-off Date LTV Ratio(1):	39.9%
Other:	$0	$0	NAP	Maturity Date LTV Ratio(1):	39.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$139,070,000	100.0%	Loan Payoff:	$108,033,051	77.7%
			Purchase Price(2):	$20,523,309	14.8%
			Sponsor Equity:	$7,465,235	5.4%
			Closing Costs:	$3,048,405	2.2%
Total Sources:	$139,070,000	100.0%	Total Uses:	$139,070,000	100.0%

(1)	The Poindexter Industrial Portfolio Mortgage Loan (as defined below) is part of the Poindexter Industrial Portfolio Whole Loan (as defined below), with an aggregate original principal amount of $139,070,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Poindexter Industrial Portfolio Whole Loan.
(2)	Loan proceeds at origination were used to repay prior debt of $108,033,051, acquire the Salt Lake City property for $20,523,309 from an affiliate of the borrower sponsor, fund upfront reserves and return equity to the borrower sponsor.
(3)	Defeasance of the Poindexter Industrial Portfolio Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years after the date on which the last portion of the Poindexter Industrial Portfolio Whole Loan has been securitized and (ii) thirty-six months from the origination date. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BANK 2024-BNK48 securitization trust in October 2024. The actual defeasance lockout period may be longer. The Poindexter Industrial Portfolio Whole Loan also permits prepayment with a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium (if prior to the open prepayment date), in connection with a partial release. See “Release of Property” below.
(4)	See “Escrows and Reserves” below.
(5)	See “Portfolio Summary” below.
(6)	The Loudon, TN property is a leasehold interest in connection with a payment in lieu of taxes (“PILOT”) arrangement applicable to the property, which PILOT expires in 2026. The applicable development authority joined the related deed of trust to encumber the fee interest. Real estate taxes were underwritten assuming all tenants pay taxes pursuant to their triple net leases, and accordingly the PILOT was not underwritten.
(7)	Historical NOI and Historical Occupancy information are not available because all tenants lease their spaces on triple net leases.
(8)	Most Recent Occupancy is as of the underwritten rent rolls dated between September 1, 2024 and October 1, 2024.
(9)	Appraised Value dates range from August 1, 2024 to August 16, 2024.

The Mortgage Loan. The third largest mortgage loan (the “Poindexter Industrial Portfolio Mortgage Loan”) is part of a whole loan (the “Poindexter Industrial Portfolio Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original principal amount of $139,070,000. The Poindexter Industrial Portfolio Whole Loan is secured by a first priority fee mortgage encumbering a 4,526,168 SF, 31 property, industrial portfolio located across 19 states and Canada (the “Poindexter Industrial Portfolio Properties”). The Poindexter Industrial Portfolio Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on September 16, 2024. The Poindexter Industrial Portfolio Mortgage Loan is evidenced by the controlling Note A-1 with an original principal amount of $85,000,000. The Poindexter Industrial Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2024-BNK48 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” in the prospectus.

A-3-22

Industrial - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various, Various	Poindexter Industrial Portfolio	Cut-off Date LTV:	39.9%
		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

The Borrowers and the Borrower Sponsor. The borrowers are Poindexter Properties, LLC, a Delaware limited liability company and Poindexter Properties Canada LTD., a body corporate incorporated pursuant to the law of the Province of Alberta, Canada, each a single-purpose entity with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Poindexter Industrial Portfolio Whole Loan. The non-recourse carveout guarantor is John B. Poindexter, Chief Executive Officer, Chairman and sole owner of the borrower sponsor, JB Poindexter & Co., Inc. (“JB Poindexter & Co.”). JB Poindexter & Co. is a privately held, diversified manufacturing company primarily focused on the transportation sector. JB Poindexter & Co. employs 8,500 team members globally with manufacturing operations across North America and is rated B1 by Moody’s. JB Poindexter & Co. is the parent company to Morgan Truck, Reading Truck, Morgan Olson, MIC Group LLC, Masterack LLC (“Masterack”), EFP LLC and Leer, which affiliated tenants lease 98.1% of the net rentable area and represent 97.8% of underwritten base rent at the Poindexter Industrial Portfolio Properties. JB Poindexter & Co. has entered into contribution agreements with each tenant, pursuant to which it has agreed to timely pay, or cause sufficient funds to be paid to the tenant in order for the tenant to pay, the obligations of the tenant under its lease when the same shall be due and payable. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in the prospectus.

The table below summarizes the promissory notes that comprise the Poindexter Industrial Portfolio Whole Loan.

Poindexter Industrial Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$85,000,000	$85,000,000	BANK 2024-BNK48	Yes
A-2(1)	$24,070,000	$24,070,000	CREFI	No
A-3(1)	$15,000,000	$15,000,000	CREFI	No
A-4(1)	$15,000,000	$15,000,000	CREFI	No
Total	$139,070,000	$139,070,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Properties. The Poindexter Industrial Portfolio Properties are comprised of 31 industrial properties totaling 4,526,168 SF that are geographically diversified across 19 states and one Canadian province. The Poindexter Industrial Portfolio Properties were 100.0% leased as of September 1, 2024 by seven operating companies owned by JB Poindexter & Co., an affiliate of the borrower, accounting for 98.1% of NRA and two independent manufacturing companies accounting for the remaining 1.9% of NRA and 2.2% of underwritten base rent. The Poindexter Industrial Portfolio Properties are used for manufacturing, vehicle storage, and warehouse and distribution, and feature clear heights ranging from 15’ to 42’, 519 drive-in doors, and 153 dock high doors.

A-3-23

Industrial - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various, Various	Poindexter Industrial Portfolio	Cut-off Date LTV:	39.9%
		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

The following table presents certain information relating to the Poindexter Industrial Portfolio Properties:

Portfolio Summary
Property Name	Location	Industrial Subtype	Year Built / Renovated(1)	Sq. Ft.(2)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(1)	U/W NOI	% of U/W NOI
Ringgold	Ringgold, VA	Manufacturing	2008 / 2019	878,000	$17,600,000	12.7%	$47,000,000	$2,448,627	11.7%
Laval	Laval, QC	Manufacturing/Vehicle Storage	1987 / NAP	117,533	$11,000,000	7.9%	$26,830,000	$1,652,110	7.9%
Loudon	Loudon, TN	Manufacturing	1996, 2005, 2007 / 2015	334,024	$9,750,000	7.0%	$23,800,000	$1,468,204	7.0%
Salt Lake City	Salt Lake City, UT	Manufacturing/Warehouse	2009 / NAP	109,914	$8,400,000	6.0%	$20,800,000	$1,032,452	4.9%
Morgantown	Morgantown, PA	Manufacturing/Vehicle Storage	1950 / 2014	246,843	$7,800,000	5.6%	$19,100,000	$1,249,047	6.0%
Reading	Reading, PA	Manufacturing/Warehouse	1951 / 1998	323,381	$6,600,000	4.7%	$16,100,000	$720,278	3.4%
Orrville	Orrville, OH	Manufacturing/Warehouse	1922 / 2018	347,024	$5,450,000	3.9%	$13,300,000	$876,492	4.2%
Riverside I	Riverside, CA	Manufacturing	1979 / NAP	66,000	$5,400,000	3.9%	$13,700,000	$671,562	3.2%
Spring Hill	Spring Hill, FL	Manufacturing	2008 / NAP	80,400	$5,300,000	3.8%	$12,900,000	$917,410	4.4%
Janesville	Janesville, WI	Manufacturing/Vehicle Storage	1990 / 2015	196,098	$5,000,000	3.6%	$12,400,000	$823,050	3.9%
Sturgis II	Sturgis, MI	Manufacturing	1967 / 2020	204,555	$4,900,000	3.5%	$12,700,000	$903,114	4.3%
Denver	Denver, PA	Manufacturing/Warehouse	2000 / 2017	98,485	$4,700,000	3.4%	$11,500,000	$764,191	3.7%
Sturgis I	Sturgis, MI	Manufacturing	1960 / NAP	175,700	$4,200,000	3.0%	$11,000,000	$779,990	3.7%
Social Circle	Social Circle, GA	Manufacturing/Warehouse	1970 / 1994	200,342	$3,800,000	2.7%	$9,200,000	$572,273	2.7%
Caldwell	Caldwell, ID	Manufacturing/Warehouse	2018 / NAP	37,100	$3,650,000	2.6%	$8,900,000	$506,073	2.4%
Brenham	Brenham, TX	Manufacturing/Warehouse	1993 / 2002	128,225	$3,500,000	2.5%	$8,600,000	$624,575	3.0%
Clinton	Clinton, MD	Manufacturing/Warehouse	1962, 1969 / NAP	17,552	$3,200,000	2.3%	$7,900,000	$507,120	2.4%
Ehrenberg	Ehrenberg, AZ	Manufacturing/Warehouse	1986 / 2017	120,416	$3,200,000	2.3%	$7,900,000	$465,267	2.2%
Rydal	Rydal, GA	Manufacturing/Warehouse	1987, 2000, 2014 / NAP	102,697	$3,010,000	2.2%	$7,300,000	$485,812	2.3%
Claremore	Claremore, OK	Manufacturing	1981 / NAP	101,498	$2,800,000	2.0%	$6,800,000	$520,767	2.5%
West Palm Beach	West Palm Beach, FL	Manufacturing/Warehouse	1984 / NAP	24,890	$2,500,000	1.8%	$6,150,000	$372,307	1.8%
Decatur	Decatur, AL	Manufacturing/Warehouse	1965 / 2018	183,804	$2,375,000	1.7%	$5,800,000	$300,165	1.4%
North Salt Lake	North Salt Lake, UT	Manufacturing/Warehouse	1980 / 1996	26,145	$2,350,000	1.7%	$5,700,000	$348,040	1.7%
Ephrata	Ephrata, PA	Manufacturing/Vehicle Storage	1970 / NAP	55,198	$2,300,000	1.7%	$5,600,000	$372,102	1.8%
Nashville	Nashville, TN	Warehouse/Distribution	1995 / 2022	18,144	$1,840,000	1.3%	$4,500,000	$278,231	1.3%
Louisville	Louisville, KY	Manufacturing	1997 / NAP	26,325	$1,760,000	1.3%	$4,300,000	$259,678	1.2%
Riverside II	Riverside, CA	Vehicle Storage	NAP / NAP	137,214	$1,760,000	1.3%	$3,900,000	$160,754	0.8%
Corsicana	Corsicana, TX	Manufacturing/Warehouse	1982 / 2012	75,616	$1,700,000	1.2%	$6,700,000	$397,553	1.9%
Centralia	Centralia, WA	Warehouse	1950 / 2000	47,826	$1,625,000	1.2%	$3,970,000	$200,330	1.0%
Indianapolis	Indianapolis, IN	Warehouse	1970 / 2012	28,364	$1,100,000	0.8%	$2,650,000	$162,393	0.8%
Elkhart	Elkhart, IN	Warehouse	1983 / 2010	16,855	$500,000	0.4%	$1,250,000	$71,641	0.3%
Total / Wtd. Avg.				4,526,168	$139,070,000	100.0%	$348,250,000	$20,911,608	100.0%

(1)	Source: Appraisal.
(2)	Based on the underwritten rent rolls dated September 1, 2024.

Major Tenants.

Morgan Truck (1,477,424 SF, 32.6% of NRA, 35.6% of underwritten base rent) Acquired by JB Poindexter & Co. in 1990, Morgan Truck is a North American company that does light and medium-duty truck body manufacturing and uplift for Dry Freight, Refrigerated, Platform, and custom-built commercial bodies. Morgan Truck leases space at 11 of the Poindexter Industrial Portfolio Properties including at the Laval property in Quebec, Canada and has a current lease term through December 2039 with no renewal or termination options.

Morgan Olson (1,592,279 SF, 35.2% of NRA, 26.8% of underwritten base rent) Acquired by JB Poindexter & Co. in 2003, Morgan Olson is North America’s number one producer of walk-in step vans and has won multiple Work Truck Show Innovation of the Year awards from an industry association. Morgan Olson leases space at four of the Poindexter Industrial Portfolio Properties and has a current lease term through December 2039 with no renewal or termination options.

Reading Truck (793,713 SF, 17.5% of NRA, 26.9% of underwritten base rent) Acquired by JB Poindexter & Co. in 2015, Reading Truck is a manufacturer and distributor which has been designing and building work truck bodies for 65 years. Reading Truck leases space at 11 of the Poindexter Industrial Portfolio Properties and has a current lease term through December 2039 with no renewal or termination options.

Masterack (200,342 SF, 4.4% of NRA, 2.7% of underwritten base rent) Acquired by JB Poindexter & Co. in 2017, Masterack is a designer and manufacturer of commercial-grade van and pickup cargo management solutions for large fleets and automakers. Masterack has factory-certified ship-through service

A-3-24

Industrial - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various, Various	Poindexter Industrial Portfolio	Cut-off Date LTV:	39.9%
		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

on over 40 models of vans, trucks, SUVs and sedans. Masterack leases space at the Social Circle property and has a current lease term through December 2039 with no renewal or termination options.

The following table presents a summary regarding the largest tenants at the Poindexter Industrial Portfolio Property:

Tenant Summary(1)
Tenant Name		Credit Rating (Fitch/Moody’s /S&P)(2)	Tenant SF	Approx.% of Portfolio SF	Annual UW Rent	Annual UW Rent PSF	% of Total Portfolio Annual UW Rent
	Property Count							Lease Expiration	Term. Option (Y/N)	Renewal Option
Morgan Truck(3)	11	NR/B1/NR	1,477,424	32.6%	$7,854,444	$5.32	35.6%	12/31/2039	N	N
Morgan Olson(3)	4	NR/B1/NR	1,592,279	35.2%	5,903,784	$3.71	26.8%	12/31/2039	N	N
Reading Truck(3)	11	NR/B1/NR	793,713	17.5%	5,929,944	$7.47	26.9%	12/31/2039	N	N
Masterack LLC(3)	1	NR/B1/NR	200,342	4.4%	603,324	$3.01	2.7%	12/31/2039	N	N
EFP LLC(3)	1	NR/B1/NR	183,804	4.1%	316,452	$1.72	1.4%	12/31/2039	N	N
MIC Group LLC(3)	1	NR/B1/NR	128,225	2.8%	658,464	$5.14	3.0%	12/31/2039	N	N
Leer(3)	2	NR/B1/NR	64,681	1.4%	286,728	$4.43	1.3%	12/31/2039	N	N
JLG Industries	1	NR/NR/NR	45,500	1.0%	246,038	$5.41	1.1%	8/28/2028	N	1 , 5 Year
Lippert Components Manufacturing	1	NR/NR/NR	40,200	0.9%	247,080	$6.15	1.1%	6/30/2028	N	N
Largest Tenants			4,526,168	100.0%	$22,046,258	$4.87	100.0%
Remaining			0	0.0%
Vacant			0	0.0%
Total			4,526,168	100.0%

(1)	Information is based on the underwritten rent roll as of September 1, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Morgan Truck, Morgan Olson, Reading Truck, Masterack LLC, EFP LLC, MIC Group LLC and Leer are affiliates of the borrower sponsor. JB Poindexter & Co. has entered into contribution agreements with each tenant, pursuant to which it has agreed to timely pay, or cause sufficient funds to be paid to the tenant in order for the tenant to pay, the obligations of the tenant under its lease when the same shall be due and payable. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in the prospectus.

The following table presents certain information relating to the lease rollover at the Poindexter Industrial Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2024	0	0	0.0%	0.0%	0	0.0%	0.0%	$0.00
2025	0	0	0.0%	0.0%	0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	0	0.0%	0.0%	$0.00
2028	2	85,700	1.9%	1.9%	493,118	2.2%	2.2%	$5.75
2029	0	0	0.0%	1.9%	0	0.0%	2.2%	$0.00
2030	0	0	0.0%	1.9%	0	0.0%	2.2%	$0.00
2031	0	0	0.0%	1.9%	0	0.0%	2.2%	$0.00
2032	0	0	0.0%	1.9%	0	0.0%	2.2%	$0.00
2033	0	0	0.0%	1.9%	0	0.0%	2.2%	$0.00
2034	0	0	0.0%	1.9%	0	0.0%	2.2%	$0.00
2035 & Thereafter	31	4,440,468	98.1%	100.0%	21,553,140	97.8%	100.0%	$4.85
Vacant	0	0	0.0%	0.0%	0	0.0%	0.0%	$0.00
Total/Wtd. Avg.	33	4,526,168	100.0%	100.0%	$22,046,258	100.0%	100.0%	$4.87

(1)	Information is based on the underwritten rent roll as of September 1, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

A-3-25

Industrial - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various, Various	Poindexter Industrial Portfolio	Cut-off Date LTV:	39.9%
		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

The Market. The Poindexter Industrial Portfolio Properties are located across 19 states and one province of Canada and have the following concentrations based on total square footage:

Geographic Distribution
State / Province	Number of Properties	SF	% of SF	UW NOI	% of UW NOI
Virginia	1	878,000	19.4%	$2,448,627.06	11.7%
Pennsylvania	4	723,907	16.0%	$3,105,619.09	14.9%
Michigan	2	380,255	8.4%	$1,683,103.86	8.0%
Tennessee	2	352,168	7.8%	$1,746,435.53	8.4%
Ohio	1	347,024	7.7%	$876,492.25	4.2%
Georgia	2	303,039	6.7%	$1,058,084.98	5.1%
Texas	2	203,841	4.5%	$1,022,128.11	4.9%
California	2	203,214	4.5%	$832,315.11	4.0%
Wisconsin	1	196,098	4.3%	$823,049.84	3.9%
Alabama	1	183,804	4.1%	$300,165.23	1.4%
Utah	2	136,059	3.0%	$1,380,491.42	6.6%
Arizona	1	120,416	2.7%	$465,266.92	2.2%
Quebec	1	117,533	2.6%	$1,652,109.59	7.9%
Florida	2	105,290	2.3%	$1,289,716.79	6.2%
Oklahoma	1	101,498	2.2%	$520,767.49	2.5%
Washington	1	47,826	1.1%	$200,330.21	1.0%
Indiana	2	45,219	1.0%	$234,033.50	1.1%
Idaho	1	37,100	0.8%	$506,072.81	2.4%
Kentucky	1	26,325	0.6%	$259,678.04	1.2%
Maryland	1	17,552	0.4%	$507,119.99	2.4%

A-3-26

Industrial - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various, Various	Poindexter Industrial Portfolio	Cut-off Date LTV:	39.9%
		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

The following table presents certain information relating to the submarkets at the Poindexter Industrial Portfolio Properties:

Market Analysis
Property Name / Address	Market	Submarket	Submarket Inventory	Submarket Vacancy	Market Rent (PSF)	UW Base Rent PSF(1)
Brenham 3140 S. Blue Bell Rd, Brenham, TX	Houston Industrial	Brenham Industrial - 30 Miles	12,156,216	3.10%	$9.49	$5.14
Caldwell 3820 Skyway St, Caldwell, ID	Boise MSA	Canyon County	24,268,983	10.30%	$10.39	$14.38
Centralia 2400 Commercial Rd, Centralia, WA	Puget Sound	Olympia	22,311,706	5.40%	$13.15	$4.42
Claremore 2800 N. Lynn Riggs Blvd, Claremore, OK	Tulsa MSA	Rogers County	10,815,832	0.60%	$7.64	$5.41
Clinton 6401 & 6315 Aaron Ln, Clinton, MD	Washington, DC MSA	Prince George's County	48,652,066	4.30%	$13.59	$30.46
Corsicana 8051 Morgan Circle, Corsicana, TX	Dallas/Ft Worth	Texas East Area	51,587,463	5.70%	$8.35	$5.54
Decatur 1102 Brooks St. SE, Decatur, AL	Decatur, AL MSA	Alabama North Area	77,493,241	2.30%	$6.53	$1.72
Denver 1658 Dry Tavern Rd, Denver, PA	Lancaster MSA	8 Mile Radius	12,624,208	1.00%	$7.65	$9.58
Ehrenberg 18275 Morgan Drive, Ehrenberg, AZ	Western Arizona	La Paz County	575,681	5.30%	$8.20	$4.07
Elkhart 28858 Ventura Dr, Elkhart, IN	Elkhart - South Bend MSA	Outlying Elkhart County	83,285,911	3.30%	$5.23	$4.48
Ephrata 485 Wenger Dr, Ephrata, PA	Lancaster County	5 Mile Radius	6,190,235	1.80%	$7.65	$7.11
Indianapolis 2770 Bluff Rd, Indianapolis, IN	Indianapolis MSA	White River Parkway	14,130,118	3.90%	$6.26	$6.04
Janesville 3100 E. Morgan Way, Janesville, WI	Milwaukee Madison	Rock County	29,239,613	5.20%	$5.12	$4.42
Laval 3600 Boulevard Industriel, Laval, Quebec	Montreal MSA	Laval	NAV	2.80%	$20.32	$14.82
Loudon 9600 Corporate Park Drive, Loudon TN	Knoxville	Loudon County	6,785,304	0.20%	$7.43	$4.63
Louisville 5620 Fern Valley Rd, Louisville, KY	Louisville	South Central	67,016,104	3.40%	$5.14	$10.40
Morgantown 111 Morgan Way, Morgantown, PA	Lehigh Valley	Berks County	58,848,322	7.80%	$8.56	$5.33
Nashville 1801 Lebanon Pike, Nashville, TN	Nashville	East	11,882,148	0.60%	$9.20	$16.17
North Salt Lake 330 W Center Street, North Salt Lake, UT	Salt Lake City	Davis North	57,582,024	1.90%	$10.91	$14.03
Orrville 600 E Chestnut St, Orville, OH	Canton MSA & Surrounding Non-Metro Counties	Canton & Surrounding Non-Metro, 100K+, YB < 2000	32,540,096	3.90%	$4.86	$2.25
Reading 201 Hancock Blvd, Reading, PA	Lehigh Valley	Berks County	58,848,322	7.80%	$8.56	$2.35
Ringgold 100 Morgan Olson Way, Ringold, VA	Danville	Danville	17,191,091	5.10%	$4.37	$2.94
Riverside I 7888 Lincoln Ave, Riverside, CA	Inland Empire	Riverside	79,338,864	6.90%	$14.16	$10.73
Riverside II 7322 Jurupa Ave, Riverside,CA	Inland Empire	Riverside	79,338,864	6.90%	$14.16	$1.24
Rydal 4120 Highway 411 NE, Rydal, GA	Atlanta	Kennesaw/Acworth	9,039,649	2.10%	$5.38	$4.99
Salt Lake City 4285 West 1385 South, Salt Lake City, UT	Salt Lake City	California Avenue	53,896,200	5.50%	$10.91	$9.90
Social Circle 1 Waters Dr, Social Circle, GA	Atlanta	South Walton County	5,700,293	0.90%	$5.38	$3.01
Spring Hill 15800 Hudson Ave, Springhill, FL	Tampa MSA	Pasco County	14,478,958	9.10%	$11.77	$12.03
Sturgis I 1861 South Centerville Rd, Sturgis, MI	West Michigan	Southwest Michigan	35,623,851	1.90%	$5.85	$4.68
Sturgis II 1801 South Nottawa St, Sturgis, MI	West Michigan	Southwest Michigan	35,623,851	1.90%	$5.85	$4.65
West Palm Beach 2983 South Military Trail, West Palm Beach, FL	Palm Beach County	Lake Worth West	2,917,804	1.40%	$15.43	$15.77

Source: Appraisal

(1)	Based on the underwritten rent rolls dated September 1, 2024.

A-3-27

Industrial - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various, Various	Poindexter Industrial Portfolio	Cut-off Date LTV:	39.9%
		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

Appraisal. The appraisals concluded to an aggregate “as-is” value for the Poindexter Industrial Portfolio Properties of $348,250,000 as of the valuation dates between August 1, 2024 and August 16, 2024.

Environmental Matters. According to the Phase I environmental site assessments dated between August 19, 2024 and August 27, 2024, there were recognized environmental conditions at seven of the Poindexter Industrial Portfolio Properties and controlled recognized environmental conditions at eight of the Poindexter Industrial Portfolio Properties. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Poindexter Industrial Portfolio Properties:

Cash Flow Analysis(1)
	UW	UW PSF(1)
Base Rent	$22,046,258	$4.87
Contractual Rent Steps	$0	$0.00
Potential Income from Vacant Space	$0	$0.00
Gross Potential Rent	$22,046,258	$4.87
Reimbursements	$646,751	$0.14
Total Gross Income	$22,693,009	$5.01
(Vacancy / Credit Loss)	$(1,134,650.45)	($0.25)
Effective Gross Income	$21,558,358	$4.76
Management Fee	$646,751	$0.14
Real Estate Taxes	$0	$0.00
Insurance	$0	$0.00
Other Expenses	$0	$0.00
Total Expenses(3)	$646,751	$0.14

Net Operating Income	$20,911,608	$4.62
Capital Expenditures	$0	$0.00
Net Cash Flow	$20,911,608	$4.62

Occupancy (%)	100.0%(2)
NOI DSCR(4)	2.62x
NCF DSCR(4)	2.62x
NOI Debt Yield(4)	15.0%
NCF Debt Yield(4)	15.0%

(1)	Based on the underwritten rent rolls dated September 1, 2024. Historical financial information is not available because the tenants are all leased on NNN leases.
(2)	UW Occupancy represents most recent occupancy as of the underwritten rent rolls dated between September 1, 2024 and October 1, 2024.
(3)	Expenses other than management fees were not underwritten, due to the tenants’ NNN leases.
(4)	The debt service coverage ratios and debt yields are based on the Poindexter Industrial Portfolio Whole Loan.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period; provided, however, that the borrowers are not obligated to make the portion of such monthly tax deposit on account of any tenant who pays all taxes directly to the applicable governmental authority pursuant to such tenant’s lease (collectively, the “Tax Paying Tenants”) for so long as (i) no event of default has occurred and is continuing, (ii) the borrowers provide proof of payment by the tenant (or the borrowers) directly to the taxing authority on or before 15 days prior to the delinquency date of such taxes and (iii) the lease(s) with the applicable Tax Paying Tenant are and continue to be in full force and effect and are not subject to any default beyond any applicable grace or notice and cure period. As of the origination date, all tenants are Tax Paying Tenants.

Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies; provided, however, that the borrower is not obligated to make such monthly insurance deposit if (i) no event of default has occurred and is continuing, (ii) the policies maintained by the borrowers covering the Poindexter Industrial Portfolio Properties are part of a blanket or umbrella policy approved by lender in its reasonable discretion, (iii) the borrowers provide lender evidence of renewal of such policies, and (iv) the borrowers provide lender paid receipts for the payment of the insurance premiums prior to the expiration dates of the policies. At origination of the Poindexter Industrial Portfolio Whole Loan, an acceptable blanket policy was in place.

Replacement Reserve – Upon the occurrence of a Trigger Period (as defined below) and for as long as such Trigger Period is continuing, the borrowers are required to deposit into a replacement reserve, on a monthly basis, approximately $37,718 for replacements at the Poindexter Industrial Portfolio Properties.

A-3-28

Industrial - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various, Various	Poindexter Industrial Portfolio	Cut-off Date LTV:	39.9%
		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

TI/LC Reserve - Upon the occurrence of a Trigger Period and for as long as such Trigger Period is continuing, the borrowers are required to deposit into a leasing reserve, on a monthly basis, approximately $94,295.

Lockbox and Cash Management. The Poindexter Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management. At origination of the Poindexter Industrial Portfolio Whole Loan, the borrowers were required to establish a lender controlled lockbox account and are required to promptly (but in any event, within two (2) business days of receipt) deposit or cause to be deposited all revenue from the Poindexter Industrial Portfolio Properties directly into such lender-controlled lockbox account. The borrowers were required to deliver a notice to all tenants at the Poindexter Industrial Portfolio Properties directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Poindexter Industrial Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Poindexter Industrial Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Poindexter Industrial Portfolio Whole Loan, provided that, so long as no event of default is continuing, the lender is required to allow funds in such account to be used by the borrowers to make certain tax-related distributions to their parent entities. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Poindexter Industrial Portfolio Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earlier of (i) the occurrence and continuance of an event of default under the Poindexter Industrial Portfolio Whole Loan documents, (ii) the debt service coverage ratio being less than 1.30x as of any determination date after January 1, 2025, and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (B) expiring upon (x) with regard to clause (i) above, the cure or waiver (if applicable) of such event of default, (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters and (z) with regard to clause (iii) above, the Specified Tenant Trigger Period ceasing to exist and no other Specified Tenant Trigger Period is then continuing.

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) one or more Specified Tenants (as defined below) being in default beyond applicable notice and cure periods under Specified Tenant leases representing 20% or more of the total gross rents of all Specified Tenant leases, (ii) one or more Specified Tenants representing 20% or more of the total gross rents of all Specified Tenant leases, (a) failing to be in actual, physical possession, (b) failing to be open for business during customary hours and/or (c) “going dark”, in each case, in the Specified Tenant space (or applicable portion thereof), (iii) one or more Specified Tenants giving notice that it is terminating its lease for all or any portion of the Specified Tenant space comprising 20% or more of the total gross rents of all Specified Tenant leases, (iv) the termination or cancellation of one or more Specified Tenant leases (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or one or more Specified Tenant leases failing to otherwise be in full force and effect, in each case, representing 20% or more of the total gross rents of all Specified Tenant leases, (v) any bankruptcy or similar insolvency of any Specified Tenant and (vi) J.B. Poindexter & Co. ceasing to meet the Credit Rating Condition (as defined below) (the “Credit Rating Trigger”) and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); or (2) the borrowers leasing the entirety of the applicable Specified Tenant space (or applicable portion thereof that gave rise to the Specified Tenant Trigger Period) in accordance with the applicable terms and conditions of the Poindexter Industrial Portfolio Whole Loan documents, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying full, unabated rent.

“Specified Tenant” means, as applicable, (i) Reading Asset I, LLC, (ii) Morgan Truck Body, LLC, (iii) Reading Truck Equipment, LLC, (iv) Truck Accessories Group, LLC, (v) Reading Truck Body, LLC, (vi) Reading Midwest Distribution, LLC, (vii) Morgan Olson, LLC, (viii) MIC Group, LLC, (ix) Masterstack, LLC, (x) EFP, LLC, (xi) Societe Morgan Transit, Inc. and (xii) any other lessee(s) of the Specified Tenant space (or any portion thereof) and any guarantor of any Specified Tenant lease (weather pursuant to a contribution agreement or otherwise).

The “Credit Rating Condition” means JB Poindexter & Co maintains a long-term corporate family rating of at least “B3” from Moody’s, provided that if Moody’s does not maintain an applicable rating, an equivalent rating from any of S&P, Fitch or any other nationally-recognized rating agency designated by lender in connection with a securitization transaction may be used to meet this condition.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant has affirmed or assumed the applicable Specified Tenant lease, without material modification, pursuant to a final, non-appealable order of a court of competent jurisdiction, (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease and (vi) in the event the Specified Tenant Trigger Period is due to a Credit Rating Trigger, JB Poindexter & Co. maintains a long-term corporate family rating of at least “B1” from Moody’s or if Moody’s does not maintain an applicable rating, an equivalent rating from any of S&P, Fitch or any other nationally -recognized rating agency designated by lender in connection with a securitization transaction.

Release of Property. Provided that no event of default has occurred and is continuing under the Poindexter Industrial Portfolio Whole Loan documents, the borrowers may at any time, other than during the period commencing 90 days prior to a securitization and ending 90 days after a securitization of the Poindexter Industrial Portfolio Whole Loan, obtain the release of any one or more individual Poindexter Industrial Portfolio Properties from the lien of the Poindexter Industrial Portfolio Whole Loan, subject to the satisfaction of certain conditions, including, but not limited to, (i) prepayment of the Poindexter Industrial Portfolio Whole Loan in the amount of the applicable Release Price (as defined below) together with any applicable interest shortfall and a prepayment fee (the “Prepayment Fee”) equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium (to the extent such prepayment occurs any time other than six months prior to the maturity date), (ii) after giving effect to such release, the debt service coverage ratio with respect to the remaining individual Poindexter Industrial Portfolio Properties is greater than (1) the debt service coverage ratio of all individual Poindexter Industrial Portfolio Properties prior to the partial release and (2) 2.49x (iii) after giving effect to the partial release, the loan-to-value ratio of the remaining

A-3-29

Industrial - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various, Various	Poindexter Industrial Portfolio	Cut-off Date LTV:	39.9%
		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

Poindexter Industrial Portfolio Properties is no greater than the lesser of (1) the loan-to-value ratio of all individual Poindexter Industrial Portfolio Properties prior to the partial release and (2) 49.0%, and (iv) compliance with certain REMIC related provisions.

“Release Price” means, with respect to any individual Poindexter Industrial Portfolio Property, an amount equal to 110% of the allocated loan amount for such individual Poindexter Industrial Portfolio Property.

The borrower may satisfy the conditions to release relating to debt service coverage ratio and loan-to-value ratio in clauses (ii) and (iii) of the paragraph above by prepaying Poindexter Industrial Portfolio Whole Loan together with any then applicable Prepayment Fee, or by making a cash deposit or delivering a letter of credit, in each case in an amount which, if applied to reduce the principal amount of the Poindexter Industrial Portfolio Whole Loan, would cause such conditions to be satisfied. In the event the borrower makes a cash deposit or provides a letter of credit, then at such time as such debt service coverage ratio and loan to value conditions are satisfied without giving effect to such cash deposit or letter of credit, such cash deposit or letter of credit will be returned to the borrower upon its request.

Letters of Credit. Upon no less than ten days written notice to lender, the borrowers may provide a letter of credit in lieu of any of the required cash deposits into any reserve fund (except for the excess cash flow reserve), provided that such letter of credit is in the amount of the required cash deposit into the applicable reserve fund and otherwise meets all applicable requirements under the Poindexter Industrial Portfolio Whole Loan documents. Upon prior written notice to lender, the borrowers may replace a letter of credit with a cash deposit to the applicable reserve fund.

Ground Lease. The borrower’s interest in the Loudon, TN property is a ground leasehold interest in connection with a payment in lieu of taxes (“PILOT”) arrangement applicable to the property, which PILOT expires in 2026. The applicable development authority joined the related deed of trust to encumber the fee interest. Real estate taxes were underwritten assuming all tenants pay taxes pursuant to their triple net leases, and accordingly the PILOT was not underwritten.

Terrorism Insurance.  The borrowers are required to maintain or cause to be maintained an “all-risk” insurance policy with a deductible not greater than $7,500,000 that provides coverage for terrorism in an amount equal to the full replacement cost of the Poindexter Industrial Portfolio Properties, and business interruption coverage for a period of 18 months together with an extended period of indemnity of up to 12 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-30

Office – CBD	Loan #4	Cut-off Date Balance:	$85,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%

A-3-31

Office – CBD	Loan #4	Cut-off Date Balance:	$85,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%

VISA Global HQ
300 Toni Stone Xing
San Francisco, CA 94158
SAN FRANCISCO
San Francisco Bay
Nob Hill
Chinatown
Union Square
Financial District
SoMa
South Beach
Mission Bay
Design District
Potrero Hill
Pine St
Bush St
Post St
Geary St
O'Farrell St
Ellis St
Eddy St
Turk St
Market St
Taylor St
Mason St
Powell St
Stockton St
Grant Ave
Kearny St
Montgomery St
Sutter St
Ritz Carlton
Bank of America Bldg.
345 California Center
101 California
EMBARCADERO
STEUART & MISSION
Pacific Gas and Electric
100 Spear
Spear St
Main St
200 Spear
Rincon Park
Grand Hyatt SF
Sir Francis Drake
Crocker Galleria
50 Fremont Street
Millennium Tower
Salesforce Tower
181 Fremont
Google SF
EMBARCADERO & FOLSOM
MONTGOMERY
Salesforce Park
DocuSign
Athleta HQ
Macy's
MUNI METRO
BART
Golden Gate University
TRANSBAY TRANSIT CENTER
Fremont St
Beale St
The Infinity
Wharton San Francisco
SF-Oakland Bay Bridge
80
CABLE CAR LINE
UNION SQ/ MARKET ST
Four Seasons Hotel SF
Mission St
Howard St
SF Museum of Modern Art
Folsom St
1st St
Harrison St
Glide Memorial
Hallidie Plaza
POWELL
San Francisco Centre
Yerba Buena Gardens
Yerba Buena Center for the Arts
LinkedIn
Yahoo, Riverbed Technology
Doordash
2nd St
One Rincon Hill
Stevenson St
Univ. of the Pacific School of Dentistry
MOSCONE CONVENTION CENTER
Children's Creativity Museum
3rd St
South
EMBARCADERO & BRANNAN
Delancey St
International Art Museum of America
Minna St
Natoma St
YERBA BUENA/ MOSCONE
Comcast SportsNet
4th St
US Court of Appeals, 9th Circuit
Tehama St
Clementina St
Bryant St
South Park
Embarcadero
Howard St
5th St
Brannan St
South Beach Park
CENTRAL SUBWAY
6th St
Folsom St
4TH/ BRANNAN
Townsend St
KING & 2ND
Oracle Park
7th St
Harrison St
Hall of Justice
Academy of Art University-School of Interior Architecture
King St
8th St
CALTRAIN DEPOT
McCovey Cove
4TH & KING
China Basin Park
Gilbert St
Pinterest
CALTRAIN
Mission Creek Channel
Pier 48
280
LUMA Hotel San Francisco
PORT OF SAN FRANCISCO
Airbnb
Brannan St
Dell Technologies
Townsend St
Adobe San Francisco
Mission Creek Park
4TH ST & 3RD ST
Pier 50
China Basin St
Univ. of California - San Francisco Mission Bay Campus
101
7th St
Cardiovascular Research Inst.
Mission Bay Commons
UCSF Mission Bay Hospitals
Helen Diller Cancer Research
UCSF/ MISSION BAY
Mission Bay Conference Center
Uber HQ
Warriors Way
Bay Front Park
Koret Squd
Owens St
Genentech Hall
Chase Center
16th St
FibroGen
ZoneOne Pharma
UCSF Benioff Children's Hospital
UCSF Wayne and Gladys Valley Center for Vision
Mariposa Park
3RD ST & MARIPOSA ST
Crane Cove Park
Mississippi St
Pennsylvania Ave
Junipero Serra Fwy
Indiana St
Minnesota St
Tennessee St
Illinois St
San Francisco Intl. Airport 9 miles
Fairfield
Vallejo
Novato
San Rafael
Corte Madera
Richmond
Martinez
Concord
Pittsburg
Antioch
Pleasant Hill
Walnut Creek
Berkeley
Lafayette
OAKLAND
Alameda
Danville
SAN FRANCISCO
San Ramon
Dublin
Livermore
Daly City
Hayward
Pleasanton
Pacific Ocean
San Mateo
Union City
Fremont
Redwood City
Palo Alto
Mtn. View
Santa Clara
Sunnyvale
SAN JOSE
Milpitas
Cupertino
Saratoga
Los Gatos

A-3-32

Mortgage Loan No. 4 – VISA Global HQ
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
				Location:	San Francisco, CA 94158
Original Balance(1):	$85,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$85,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	7.8%			Title Vesting(7):	Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	2023/NAP
Borrower Sponsors:	TSCE 2007 Holdings, L.L.C. and Giants			Size:	320,658 SF
	Development Services			Cut-off Date Balance Per SF(1):	$695
Guarantors:	TSCE 2007 Holdings, L.L.C., Giants Double			Maturity Date Balance Per SF(1)(2):	$695
	Play, LLC, Mitsui Fudosan America, Inc.,			Property Manager:	Tishman Speyer Properties,
	Tishman Speyer Red Pine Partners, L.P.				L.L.C.
	and U.S. Office APTWO JV II, L.P.				(borrower-related)
Mortgage Rate(2):	5.5060%
Note Date:	8/29/2024
Anticipated Repayment Date(2):	9/6/2034
Maturity Date(2):	3/6/2038			Underwriting and Financial Information
Term to ARD(2):	120 months			UW NOI:	$27,302,500
Amortization Term:	0 months			UW NCF:	$27,254,401
IO Period(2):	120 months			UW NOI Debt Yield(1):	12.2%
Seasoning:	1 month			UW NCF Debt Yield(1):	12.2%
Prepayment Provisions(3):	L(25),D(88),O(7)			UW NOI Debt Yield at Maturity(1)(2):	12.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.19x
Additional Debt Type(1)(4):	Pari Passu/Mezzanine			Most Recent NOI:	NAV
Additional Debt Balance(1)(4):	$138,000,000 / $72,000,000			2nd Most Recent NOI:	NAV
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	NAV
Reserves(5)				Most Recent Occupancy:	97.5% (8/16/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	NAV
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	NAV
Insurance:	$0	Springing	NAP	Appraised Value (as of)(8):	$446,000,000 (7/11/2024)
Replacement Reserve:	$0	Springing	$80,164	Appraised Value PSF(8):	$1,391
TI/LC Reserve:	$0	Springing	(6)	Cut-off Date LTV Ratio(1)(8):	50.0%
Landlord Obligation Reserve:	$7,240,000	$0	NAP	Maturity Date LTV Ratio(1)(2)(8):	50.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$223,000,000	75.3%	Loan Payoff:	$281,259,478	95.0%
Mezzanine Loan Amount(4):	$72,000,000	24.3%	Closing Costs:	$7,654,783	2.6%
Borrower Equity:	$1,154,261	0.4%	Upfront Reserves:	$7,240,000	2.4%
Total Sources:	$296,154,261	100.0%	Total Uses:	$296,154,261	100.0%

(1)	The VISA Global HQ Mortgage Loan (as defined below) is part of the VISA Global HQ Whole Loan (as defined below), which is evidenced by six pari passu promissory notes with an aggregate principal balance of $223,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the VISA Global HQ Whole Loan. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the VISA Global HQ Whole Loan and the VISA Global HQ Mezzanine Loan (as defined below) are $920, $920, 9.3%, 9.2%, 9.3%, 1.48x, 66.1% and 66.1%, respectively.
(2)	The VISA Global HQ Whole Loan is structured with an anticipated repayment date (the “ARD”) of September 6, 2034 and a final maturity date of March 6, 2038. The initial interest rate for the VISA Global HQ Whole Loan is 5.5060% per annum. After the ARD, the interest rate will increase to a per annum rate equal to the sum of (i) 5.5060% and (ii) 4.0000%. The metrics presented above are calculated based on the ARD.
(3)	Defeasance of the VISA Global HQ Mortgage Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the VISA Global HQ Whole Loan to be securitized and (b) October 6, 2027. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in October 2024.
(4)	See “The Mortgage Loan” and “Mezzanine Loan” sections below for a discussion of additional debt.
(5)	See “Escrows and Reserves” section below.
(6)	The TI/LC Reserve is capped at $75.00 per rentable square foot of the applicable space.
(7)	See “Ground Lease” section below for further discussion.
(8)	Appraised Value represents the “Prospective Value Upon Stabilization”, which assumes that VISA, Inc. has taken occupancy at the VISA Global HQ Property (as defined below), which occupancy has occurred. The appraisal concluded to an “as-is” appraised value of $409,000,000 as of April 11, 2024, which results in a Cut-off Date LTV of 54.5% for the VISA Global HQ Whole Loan.

A-3-33

Office – CBD	Loan #4	Cut-off Date Balance:	$85,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%

The Mortgage Loan. The fourth largest mortgage loan (the “VISA Global HQ Mortgage Loan”) is part of a whole loan (the “VISA Global HQ Whole Loan”) that is evidenced by six pari passu promissory notes in the aggregate original principal amount of $223,000,000 and secured by a leasehold interest in a 320,658 SF office property located in San Francisco, California (the “VISA Global HQ Property”). In addition to the VISA Global HQ Whole Loan, CPPIB Credit Investments III Inc. provided a $72.0 million mezzanine loan to the borrower, which is secured by the ownership interest in the borrower (the “VISA Global HQ Mezzanine Loan”). The VISA Global HQ Mortgage Loan is evidenced by the controlling Note A-1-1, with an original principal amount of $85,000,000. The remaining promissory notes comprising the VISA Global HQ Whole Loan are summarized in the table below. The VISA Global HQ Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2024-BNK48 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The VISA Global HQ Whole Loan has a 10-year interest-only term through the ARD of September 6, 2034, and has a final maturity date of March 6, 2038. The VISA Global HQ Whole Loan accrues interest at a rate of 5.5060% per annum (the “Initial Interest Rate”) until the ARD. After the ARD, the interest rate will increase to a per annum rate equal to the sum of (i) 5.5060% and (ii) 4.0000% (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate (the “Accrued Interest”) will be deferred and be due and payable at such time as the principal amount of the debt has been repaid in full. The VISA Global HQ Whole Loan is structured with a cash sweep that will commence at the ARD if the VISA Global HQ Whole Loan is not fully repaid by such date. The cash sweep funds will be applied to the reduction of the VISA Global HQ Mortgage Loan until paid in full and the balance towards repayment of Accrued Interest. See “Lockbox / Cash Management” section below.

VISA Global HQ Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$85,000,000	$85,000,000	BANK 2024-BNK48	Yes
A-1-2	$40,000,000	$40,000,000	BANA	No
A-1-3	$43,000,000	$43,000,000	BANA	No
A-1-4	$10,000,000	$10,000,000	BANA	No
A-2-1	$25,000,000	$25,000,000	BANA	No
A-2-2	$20,000,000	$20,000,000	BANA	No
Whole Loan	$223,000,000	$223,000,000

The Borrower and the Borrower Sponsors. The borrower is Mission Rock Parcel G Owner, L.L.C., a Delaware limited liability company and a single purpose entity with two independent directors. The borrower sponsors are TSCE 2007 Holdings, L.L.C. and Giants Development Services and the non-recourse carveout guarantors for the VISA Global HQ Whole Loan are TSCE 2007 Holdings, L.L.C., Giants Double Play, LLC, Mitsui Fudosan America, Inc., Tishman Speyer Red Pine Partners, L.P. and U.S. Office APTWO JV II, L.P. The borrower is a joint venture between affiliates of Tishman Speyer (“Tishman”) and affiliates of the San Francisco Giants. There is no separate environmental indemnitor for the VISA Global HQ Whole Loan.

Tishman is an owner, developer, operator and fund manager of real estate around the world. Founded in 1978, Tishman is active across North America, Europe, Asia, Brazil and India, building and managing mixed use, residential, commercial, life science and industrial space in 35 key global markets. Tishman’s signature assets include New York City’s Rockefeller Center, São Paulo’s Torre Norte, The Springs in Shanghai, Paris Bourse in Paris and Frankfurt’s TaunusTurm. Tishman operates and owns a portfolio of over 84 million SF worth over $65 billion.

The San Francisco Giants have competed in Major League Baseball since 1958. Giants Enterprises, the entrepreneurial arm of the organization, is dedicated to developing new ventures complementary to the franchise having produced thousands of events over the last 20 years including major concerts and international soccer matches.

The Property. The VISA Global HQ Property is a 13-story, LEED Gold certified, Class A office tower located in San Francisco, California totaling 320,658 SF. The VISA Global HQ Property was built in 2023 and is located on a 0.76 acre site. The VISA Global HQ Property is part of Phase I of the larger 303-acre Mission Rock development, the largest mixed-use waterfront development in San Francisco, being built by the borrower sponsors. The Mission Rock development when complete is expected to be made up of six Class-A commercial buildings, six residential buildings, over 200,000 SF of retail space, and approximately eight acres of public parks and open space. Mission Rock’s Phase I includes approximately 700,000 SF of office, lab and retail space and approximately 540 residential units. Mission Rock is being developed at LEED Gold neighborhood standards, with Phase I being elevated to defend against sea level rise and including bio retention basins for storm water, a central district energy system and a central water treatment plant that meets 100% of non-potable water demand for the project.

The VISA Global HQ Property totals 13-stories, including 12 floors of office space situated above a ground floor retail component. The VISA Global HQ Property also includes a rooftop component that is available for use by the office tenant. The office component totals 303,629 SF and is 100.0% leased to VISA, Inc. The VISA Global HQ Property will serve as VISA, Inc.’s new global headquarters. The ground floor component totals 17,029 SF, which is currently 52.9% leased with a focus on food and beverage tenancy. The VISA Global HQ Property provides views of San Francisco Bay, Oracle Park, the Bay Bridge, and the San Francisco skyline. Adjacent to the VISA Global HQ Property is China Basin Park, which opened in April 2024 and features a great lawn, flexible seating and running/biking trails. As of August 16, 2024, the VISA Global HQ Property was 97.5% leased.

Major Tenant. VISA, Inc. (303,629 SF, 94.7% of NRA, 97.8% of UW Rent). Founded in 1958, VISA, Inc. (S&P: AA-/Moody’s: Aa3) is the world’s second-largest card payment organization. VISA, Inc. operates as a payment technology company in the United States and internationally. The company operates VisaNet, a transaction processing network that enables authorization, clearing, and settlement of payment transactions. As of September 2024, VISA, Inc. had an equity market capitalization in excess of $554 billion. During 2023, the VISA network enabled $15 trillion in total volume and 276 billion transactions meaning that VISA credentials were used on average 757 million times per day throughout the fiscal year.

In 2019, VISA, Inc. signed a 15 year lease at the VISA Global HQ Property that commenced on March 10, 2023. The lease expires on March 31, 2038, and includes one 10-year and one 9.5-year renewal option, both at fair market value rents and with at least 14 months’ notice of intent. The lease does not include any termination options. VISA, Inc. currently pays $79.31 PSF in base rent with 3.0% annual rent steps. The tenant commenced rent payments on September 10, 2023, and has been in occupancy at the VISA Global HQ Property since July 2024.

A-3-34

Office – CBD	Loan #4	Cut-off Date Balance:	$85,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%

VISA, Inc. received approximately $37 million ($122 PSF) as a tenant improvement allowance from the borrower sponsors. Additionally, according to the borrower sponsors, VISA, Inc. has invested approximately $83 million ($273 PSF) of its own capital into its space. The VISA Global HQ Property serves as VISA, Inc.’s global headquarters and is expected to serve up to 1,500 employees. VISA, Inc. has relocated employees from its One Market Plaza location in San Francisco’s downtown financial district as well as from its Foster City campus. VISA, Inc. will vacate One Market Plaza, but will retain a presence in Foster City. VISA, Inc. has approximately 4,500 employees in the Bay Area.

The following table presents certain information relating to the tenancy at the VISA Global HQ Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options (Y/N)	Term. Option (Y/N)
Office Tenant
VISA, Inc.	Aa3/NR/AA-	303,629	94.7%	$24,803,240	97.8%	$81.69	3/31/2038	(3)	N
Retail Tenants
Cinque Terre (Che Fico)(4)	NR/NR/NR	8,316	2.6%	$498,950	2.0%	$60.00	5/31/2040	N	N
Proper Foods	NR/NR/NR	690	0.2%	$55,200	0.2%	$80.00	6/30/2034	N	N
Occupied Subtotal/Wtd. Avg.		312,635	97.5%	$25,357,391	100.0%	$81.11
Vacant Retail Space		8,023	2.5%
Total/Wtd. Avg.(5)		320,658	100.0%

(1)	Information is based on the underwritten rent roll dated August 16, 2024 and is inclusive of rent steps for the first 12 months of the VISA Global HQ Whole Loan and straight-lined rent through the loan term for VISA, Inc.
(2)	The lease is guaranteed by the parent company (VISA, Inc.).
(3)	VISA, Inc. has one 10-year and one 9.5-year renewal option.
(4)	Cinque Terre (Che Fico) lease commences on May 1, 2025.
(5)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the VISA Global HQ Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034(2)	1	690	0.2%	0.2%	$55,200	0.2%	0.2%	$80.00
2035 & Thereafter	2	311,945	97.3%	97.5%	$25,302,191	99.8%	100.0%	$81.11
Vacant	0	8,023	2.5%	100.0%	NAP	NAP	100.0%	NAP
Total/Wtd. Avg.	3	320,658	100.0%		$25,357,391	100.0%		$81.11	(3)

(1)	Information is based on the underwritten rent roll dated August 16, 2024 and is inclusive of rent steps for the first 12 months of the VISA Global HQ Whole Loan and straight-lined rent through the loan term for VISA, Inc.
(2)	The VISA Global HQ Whole Loan has an anticipated repayment date of September 6, 2034 and a final maturity date of March 6, 2038.
(3)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The Market. The VISA Global HQ Property is located in the San Francisco-Oakland-Hayward metropolitan statistical area (the “San Francisco MSA”) within the Mission Bay submarket, on the east side of San Francisco. San Francisco has a land area of approximately 45 square miles and it is the fourth largest metropolitan area in the United States, with a population of 4.5 million residents. San Francisco is the historical center of the region and the growth over the past three decades has led to the emergence of several distinct geographic and economic sub-regions. The San Francisco MSA has historically benefited from the synergy of Silicon Valley, a worldwide technology center and regional employment center. Development in the Mission Bay submarket has been fueled by the construction of the UCSF Mission Bay campus.

The VISA Global HQ Property is located across the water from and overlooking Oracle Park, the home of the San Francisco Giants. The VISA Global HQ Property is located directly in front of public transportation on 3rd Street and 4th Street. The VISA Global HQ Property also has access to Interstate 80,

A-3-35

Office – CBD	Loan #4	Cut-off Date Balance:	$85,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%

Interstate 280, and Highway 101. The VISA Global HQ Property has immediate access to the San Francisco Municipal Transportation Agency (“SFMA”) T-line which offers connectivity to the Bay Area Rapid Transit (“BART”) at Embarcadero station within 15 minutes. Additionally, the Caltrain can be accessed approximately a half mile away. Between BART and Caltrain, over six million Bay Area residents within a 50+ mile radius have direct and convenient access to the VISA Global HQ Property. The surrounding area is primarily multifamily (49%) and office properties (38%). The VISA Global HQ Property is located in an established commercial area that has been expanding in recent years.

According to the appraisal, the estimated 2023 population within a one-, two- and three-mile radius of the VISA Global HQ Property was 46,434, 365,010 and 630,492, respectively. The estimated 2023 average household income within the same radii was $221,895, $180,220 and $186,384, respectively.

The following table presents recent leasing data at comparable properties with respect to the VISA Global HQ Property:

Summary of Comparable Leases
Property / Location	Tenant	Lease Date	Term (Yrs.)	Size (SF)	Initial Rent PSF	Lease Type
VISA Global HQ 300 Toni Stone Xing San Francisco, CA	VISA, Inc. (1)	Mar-23(1)	15.0(1)	303,629(1)	$79.31(1)	NNN
Alexandria Center 1455-1515 3rd Street San Francisco, CA	OpenAI	Mar-24	10.0	486,600	$66.00	NNN
Office Building 500 Terry Francois Boulevard San Francisco, CA	Cisco	Apr-24	7.5	234,537	$57.00	NNN
Mission Rock Parcel B(2) 1090 Dr. Maya Angelou Lane San Francisco, CA	Capgemini	Oct-23	11.0	30,378	$82.00	NNN
The Exchange 1800 Owens Street San Francisco, CA	VIR Biotechnology	Jan-22	12.0	133,896	$76.20	NNN
Mission Rock Parcel B(2) 1090 Dr. Maya Angelou Lane San Francisco, CA	Confidential	NAV	12.0	50,000 – 100,000	$84.00	NNN

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated August 16, 2024.
(2)	Properties are also owned by the borrower sponsors.

The following table presents certain information relating to the appraisal’s market rent conclusion for the VISA Global HQ Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Office	$70.00	10	3.0% per annum

Appraisal. According to the appraisal, the VISA Global HQ Property has a “Prospective Value Upon Stabilization” of $446,000,000 as of July 11, 2024, which assumes that VISA, Inc. has taken occupancy at the VISA Global HQ Property, which occupancy has occurred. The appraisal concluded to an “as-is” appraised value of $409,000,000 as of April 11, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated May 21, 2024, there was no evidence of any recognized environmental conditions at the VISA Global HQ Property.

A-3-36

Office – CBD	Loan #4	Cut-off Date Balance:	$85,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the VISA Global HQ Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rental Income(2)	$25,678,303	$80.08
Straight-lined Rent(3)	$3,285,821	$10.25
Expense Reimbursements	$13,032,087	$40.64
Net Rentable Income	$41,996,210	$130.97
(Vacancy / Credit Loss)(4)	($1,621,563)	($5.06)
Effective Gross Income	$40,374,648	$125.91

Real Estate Taxes	$5,021,895	$15.66
Insurance	$773,495	$2.41
Other Tax & Assessments(5)	$1,298,109	$4.05
Other Operating Expenses	$5,978,649	$18.64
Total Operating Expenses	$13,072,148	$40.77

Net Operating Income	$27,302,500	$85.15
Replacement Reserves	$48,099	$0.15
TI/LC	$0	$0
Net Cash Flow	$27,254,401	$85.00

Occupancy (%)	96.1%(4)
NOI DSCR(6)	2.19x
NCF DSCR(6)	2.19x
NOI Debt Yield(6)	12.2%
NCF Debt Yield(6)	12.2%

(1)	Historical financial information is not available because the VISA Global HQ Property was built in 2023.
(2)	Based on the underwritten rent roll as of August 16, 2024 and is inclusive of rent steps for the first 12 months of the VISA Global HQ Whole Loan.
(3)	Represents straight-lined rent for VISA, Inc. through the loan term.
(4)	Represents 3.9% underwritten vacancy assuming 5.0% vacancy for the retail component and 2.5% for the office component. The VISA Global HQ Property was 97.5% leased per the underwritten rent roll dated August 16, 2024.
(5)	Other Tax & Assessments represents the Commercial Rents Tax (also referred to as the Early Care and Education Commercial Rents Tax) , which is equal to 3.5% of the amounts a business receives from the lease or sublease of non-warehouse commercial spaces in the city of San Francisco.
(6)	DSCRs and Debt Yields are based on the VISA Global HQ Whole Loan.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis during a Cash Trap Event Period (as defined below), the borrower is required to escrow 1/12th of the annual estimated tax payments.

Insurance – On a monthly basis during a Cash Trap Event Period, and if there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments.

Replacement Reserve – On a monthly basis during a Cash Trap Event Period, the borrower is required to escrow $6,680.37 for replacement reserves, subject to a cap of $80,164.44.

TI/LC Reserve – On a monthly basis during a Lease Sweep Period (as defined below), the borrower is required to escrow $80,164.41 for TI/LC reserves, subject to a cap of $75.00 per rentable square foot of the applicable space.

Landlord Obligations Reserve – At loan origination, the borrower deposited $7,240,000 into a landlord obligations reserve for tenant improvement allowance and leasing commissions owed in connection with the retail tenant, Cinque Terre (Che Fico).

A “Lease Sweep Period” will commence upon the earlier to occur of (i) 12 months prior to the Major Tenant’s (as defined below) lease expiration or lease extension option expiration or the date the Major Tenant gives notice of its intention not to extend its lease as to more than 50% of the leased space, (ii) the Major Tenant giving notice of non-renewal or notice of intent to terminate within 12 months for more than 50% of leased space, (iii) if the Major Tenant has gone dark in more than 50% of its space, (iv) the Major Tenant having a monetary or material non-monetary default that extends beyond any cure period, or (v) the Major Tenant or its guarantor being subject to any proceeding under creditors rights laws.

A-3-37

Office – CBD	Loan #4	Cut-off Date Balance:	$85,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%

A Lease Sweep Period will end, provided no other cause for the Lease Sweep Period is continuing, when (x) one or more replacement leases are signed for the leased space, (y) as it relates to (iv) above, the default has been cured, or (z) as it relates to (v) above, the insolvency has terminated and the Major Tenant’s lease has been affirmed or assigned acceptable to the lender.

“Major Tenant” means Visa, Inc. or any replacement tenant occupying more than 100,000 SF.

Lockbox and Cash Management. The VISA Global HQ Whole Loan is structured with a hard lockbox and springing cash management. All rents from the VISA Global HQ Property are required to be deposited directly to the lockbox account and, so long as a Cash Trap Event Period is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Cash Trap Event Period, the borrower will not have access to the funds in the lockbox account, and such funds will be transferred to the lender-controlled cash management account and disbursed according to the VISA Global HQ Whole Loan documents (i) to make the required deposits (if any) into the tax and insurance, (ii) to pay debt service on the VISA Global HQ Whole Loan (at the Initial Interest Rate), (iii) to pay approved operating expenses, (iv) to make the required deposits (if any) into the replacement reserve and TI/LC reserve, (v) to pay debt service on the VISA Global HQ Mezzanine Loan, and (vi) to deposit any remaining amount into an excess cash flow account to be held as additional collateral during the continuance of such Cash Trap Event Period. Following the ARD, each installment of excess cash flow will be applied to the reduction of the VISA Global HQ Whole Loan (not including the VISA Global HQ Mezzanine Loan) until paid in full and the balance towards repayment of Accrued Interest.

During a Cash Trap Event Period, all excess cash is required to be held by the lender as additional security for the VISA Global HQ Whole Loan; provided that (i) so long as no event of default or borrower bankruptcy action exists, excess cash will be available to the borrower to fund shortfalls in debt service on the VISA Global HQ Whole Loan, and (ii) excess cash will be available to the borrower to fund operating expenses that are consistent with the annual budget and operating expenses and extraordinary expenses approved by lender.

A “Cash Trap Event Period” will commence upon the earlier to occur of (i) an event of default under the VISA Global HQ Whole Loan documents, (ii) the date upon which the total mortgage and mezzanine debt yield falls below 8.00% on a trailing 12 month basis (tested quarterly); (iii) the date upon which the total mortgage and mezzanine debt service coverage ratio is less than 1.20x on a trailing 12 month basis (tested quarterly); (iv) borrower’s failure to repay or defease the VISA Global HQ Whole Loan in full in on or before the ARD, (v) a mezzanine loan event of default or (vi) a Lease Sweep Period.

A Cash Trap Event Period and will end upon (a) with respect to clauses (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the total mortgage and mezzanine debt yield being at least 8.00%, (c) with respect to clause (iii) above, the total mortgage and mezzanine debt service coverage ratio is at least 1.20x, (d) with respect to clause (v) above cure of such mezzanine loan event of default and (e) with respect to clause (vi) above, the Lease Sweep Period ending.

The borrower is permitted to deposit cash or a letter of credit in an amount which if applied to the VISA Global HQ Whole Loan and the VISA Global HQ Mezzanine Loan on a pro rata basis would result in a debt yield of at least 8.0% or a debt service coverage ratio of at least 1.20x, as applicable.

Ground Lease. The VISA Global HQ Property consists of a leasehold interest under a 75-year ground lease between the borrower and the City and County of San Francisco, a municipal corporation, operating by and through the San Francisco Port Commission. The lease commenced on June 25, 2020 and has an expiration of June 25, 2095. The borrower sponsors fully prepaid the ground rent for the entire ground lease term of $4,000,000 at the beginning of the lease term.

Mezzanine Loan. Concurrently with the funding of the VISA Global HQ Whole Loan, CPPIB Credit Investments III Inc. funded a mezzanine loan in the amount of $72,000,000 to the holders of 100% of the direct equity interests in the borrower of the VISA Global HQ Whole Loan, secured by a pledge of such equity interests. The VISA Global HQ Mezzanine Loan is co-terminus with the VISA Global HQ Whole Loan, accrues interest at the rate of 8.2500% per annum and requires payments of interest only until its ARD. After the ARD, the interest rate will increase to a per annum rate equal to the sum of (i) 8.2500% and (ii) 4.0000% (the “Adjusted Mezzanine Interest Rate”); however, interest accrued at the excess of the VISA Global HQ Mezzanine Loan Adjusted Mezzanine Interest Rate over the initial interest rate will be deferred and be due and payable at such time as the principal amount of the debt has been repaid in full.

The VISA Global HQ total debt as of the origination date is summarized in the following table:

VISA Global HQ Total Debt Summary
Note	Original Balance	Original Term (mos.)	Original IO Term (mos.)	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Whole Loan	$223,000,000	120	120	5.5060%	2.19x	12.2%	50.0%
Mezzanine Loan	$72,000,000	120	120	8.2500%	1.48x	9.3%	66.1%
Total Debt	$295,000,000			6.1757220338983%	1.48x	9.3%	66.1%

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2019 is not in effect, the borrower will only be required to pay for terrorism insurance equal to a maximum of two times the annual insurance premiums payable for the VISA Global HQ Property at the time with respect to the property and rental loss and/or business interruption policies (excluding the terrorism component of such premium). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-38

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$80,500,000
3000 Grapevine Mills Parkway and	Grapevine Mills	Cut-off Date LTV:	45.6%
2501 Bass Pro Drive		UW NCF DSCR:	2.68x
Grapevine, TX 76051		UW NOI Debt Yield:	18.0%

A-3-39

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$80,500,000
3000 Grapevine Mills Parkway and	Grapevine Mills	Cut-off Date LTV:	45.6%
2501 Bass Pro Drive		UW NCF DSCR:	2.68x
Grapevine, TX 76051		UW NOI Debt Yield:	18.0%

amc
SEA LIFE
LEGOLAND
ROUND1
adidas
LOFT
GAP
POLO RALPH LAUREN
PLACE
Marshalls
Burlington
ROSS
backstage
OFF 5TH
H&M
OLD NAVY
Neiman Marcus
Fieldhouse USA
Anchor / Major
Junior Anchor
Non-Anchor / In-line
Vacant

A-3-40

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$80,500,000
3000 Grapevine Mills Parkway and	Grapevine Mills	Cut-off Date LTV:	45.6%
2501 Bass Pro Drive		UW NCF DSCR:	2.68x
Grapevine, TX 76051		UW NOI Debt Yield:	18.0%

Grapevine Mills
3000 Grapevine Mills Parkway and
2501 Bass Pro Drive
Grapevine, TX 76051
Denton
Prosper
McKinney
Denton County
Collin County
Wise County
Frisco
Allen
Justin
Northlake
Flower Mound
Lewisville
Carrollton
Plano
Westlake
Keller
Grapevine
Coppell
Farmers Branch
Richardson
Garland
North Richland Hills
Tarrant County
Bedford
Euless
Irving
Dallas
Fort Worth
Arlington
Grand Prairie
Mesquite
Benbrook
Rendon
Mansfield
DeSoto
Lancaster
Dallas County
Cedar Hill
Duncanville
Burleson
Johnson County
Midlothian
Ellis County
Alvarado
Cleburne
Waxahachie
Long Prairie Rd
Morriss Rd
College Pkwy
North Central Texas College - Flower Mound Campus
Garden Park
W. Main St
Orchard Village
Old Town Lewisville
Old Town Station
Medical City Lewisville
Fox Ave
Kealy St
Lewisville
Flower Mound
Garden Ridge Blvd
Bellaire Blvd
Amazon Distribution Center
DCTA
35E
121
Denton County
S. Valley Pkwy
S. Edmonds Ln
Flower Mound Rd
The Pines of Flower Mound
Millennium Shopping Center
Hebron
Round Grove Shopping Ctr.
W. Round Grove Rd
Vista Ridge Plaza
Music City Mall
Lakeside Pkwy
Mazda Training Center
Sam Rayburn Tollway
Long Prairie Rd
Kubota Tractor Corp.
Magnolia Village
Andy Brown Park
MacArthur Blvd
Samuel Blvd
Walnut Grove Park
Grapevine Lake
Grapevine Golf Course
Meadowmere Park
Fairways Dr
W. Sandy Lake Rd
Freeport Pkwy
Coppell Nature Park
S. Denton Tap Rd
Dallas County
Dove Rd
Southlake
114
E. Highland St
E. Dove Rd
Oak Grove Park
Silver Lake Park
26
W. Bethel Rd
Coppell
White Chapel Blvd
Northwest Pkwy
Southlake Town Square
Park Place
Grapevine
Botanical Gardens-Heritage Park
Downtown Grapevine
635
LBJ Frwy
Belt Line Rd
North Lake
Valley Ranch
Park Village
Shops of Southlake
Southlake Corners
Gateway Plaza
Baylor Scott & White Medical Ctr. - Grapevine
DFW North
Boeing Distribution Services Inc.
N. Royal Ln
North Lake Park
Grapevine Main Street
Grapevine Towne Center
PS Business Parks
MacArthur Marketplace
Continental Blvd
W. Royal Ln
Timarron Country Club
TEXRail
Mustang-Panther Stadium
Mustang Dr
John Carpenter Frwy
DART Orange Line
John McCain Rd
Timberline Dr
MacArthur Park
Hackberry Creek Country Club
Parr Park
DFW
Microsoft
Grapevine Hwy
Pool Rd
Tarrant County
GameStop Corp. HQ
Las Colinas Corporate Center
Town Center Colleyville
Hall-Johnson Rd
161
Dallas - Fort Worth Intl. Airport
National Scouting Museum
Colleyville
360
Belt Line
Valley View Ln
W. Glade Rd
Shops at Vineyard Village
W. Airfield Dr
International Pkwy
Melrose Park
Glade Parks
North Lake College
Jackson Rd
Tara Village Shopping Center
Cheek-Sparger Rd
Mid Cities Blvd
W. Walnut Hill Ln
Pres. G. Bush Tpke
Bob Eden Park
Cottonwood Golf Course
Bear Creek Golf Club
97
DFW Car Rental Center
Northgate Dr
Murphy Dr
N. Industrial Blvd
N. Main St
Fuller Wiser Rd
Bedford
Irving
Harwood Rd
Euless
Irving Arts Center
Valley View Ln
Bedford Rd

A-3-41

Mortgage Loan No. 5 – Grapevine Mills
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB, JPMCB			Single Asset/Portfolio:	Single Asset
				Location:	Grapevine, TX 76051
Original Balance(1):	$80,500,000			General Property Type:	Retail
Cut-off Date Balance(1):	$80,500,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	7.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1997 / 2015
Borrower Sponsor(2):	Simon Property Group, L.P.			Size(7):	1,628,140 SF
Guarantor(2):	Simon Property Group, L.P.			Cut-off Date Balance Per SF(1)(7):	$154
Mortgage Rate:	6.2640%			Maturity Date Balance Per SF(1)(7):	$154
Note Date:	6/17/2024			Property Manager:	Simon Management Associates II,
Maturity Date:	7/1/2034				LLC (borrower related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$44,890,363
IO Period:	120 months			UW NCF:	$42,552,379
Seasoning:	3 months			UW NOI Debt Yield(1):	18.0%
Prepayment Provisions(3):	L(27),D(86),O(7)			UW NCF Debt Yield(1):	17.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	18.0%
Additional Debt Type(1)(4)(5):	Pari Passu			UW NCF DSCR(1):	2.68x
Additional Debt Balance(1)(4)(5):	$169,500,000			Most Recent NOI:	$43,737,436 (3/31/2024)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$41,069,241 (12/31/2023)
				3rd Most Recent NOI:	$40,644,772 (12/31/2022)
				Most Recent Occupancy(8):	96.2% (5/9/2024)
Reserves(6)				2nd Most Recent Occupancy(8):	94.7% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(8):	95.0% (12/31/2022)
RE Tax:	$0	Springing	NAP	Appraised Value (as of):	$548,000,000 (5/13/2024)
Insurance:	$0	Springing	NAP	Appraised Value Per SF(7):	$337
Replacement Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	45.6%
TI/LC:	$0	$241,846	$5,804,300	Maturity Date LTV Ratio(1):	45.6%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan :	$250,000,000	92.2%	Loan Payoff:	$268,857,947	99.1%
Borrower Sponsor Equity	$21,252,453	7.8%	Closing Costs:	$2,394,506	0.9%
Total Sources:	$271,252,453	100.0%	Total Uses:	$271,252,453	100.0%

(1)	The Grapevine Mills Mortgage Loan (as defined below) is part of a whole loan evidenced by 12 pari passu promissory notes with an aggregate original principal balance of $250,000,000 (the “Grapevine Mills Whole Loan”). The financial information presented in the chart above is based on the Grapevine Mills Whole Loan.
(2)	The borrower sponsor is also a borrower sponsor for the Newport Centre Mortgage Loan in the BANK 2024-BNK48 trust. For so long as Simon Property Group L.P. is the non-recourse carveout guarantor, there is a 20% cap on recourse for specified carveouts.
(3)	Prepayment of the Grapevine Mills Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Grapevine Mills Whole Loan to be securitized (“REMIC Prohibition Period”), and (b) July 1, 2027 (“Permitted Prepayment Date”). If the Permitted Prepayment Date has occurred but the REMIC Prohibition Period has not expired, the borrower may, provided no event of default exists, prepay the Grapevine Mills Whole Loan in whole (but not in part) with yield maintenance, provided after the REMIC Prohibition Period has expired, the loan may only be defeased. Any portion of the Grapevine Mills Whole Loan that has been securitized, as of such prepayment date, for a period of more than two years from the “startup day” within the meaning of Section 860G(a)(9) of the Internal Revenue Code for the REMIC Trust which holds such securitized portion of the Grapevine Mills Whole Loan must be contemporaneously defeased.
(4)	See “The Mortgage Loan” section below for further discussion of additional mortgage debt.
(5)	The Grapevine Mills Whole Loan documents permit the borrower to enter into a property-assessed clean energy (“PACE”) loan for an amount not to exceed $5,000,000, subject to the related mortgagee’s approval and delivery of a rating agency confirmation.
(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(7)	The Grapevine Mills Property (as defined below) includes 1,451,077 SF of borrower owned improvements and 177,063 SF of leased fee improvements owned by Bass Pro (as defined below). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, and As-Is Appraised Value Per SF are based on the total SF of 1,628,140. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, and As-Is Appraised Value Per SF based on the Owned SF (as defined below) of 1,451,077 is $172.29, $172.29, and $377.65, respectively.
(8)	Occupancy represents the occupancy excluding (i) square footage from the Bass Pro leased fee space, as to which Bass Pro owns its improvements, and (ii) temporary tenants and (iii) is based on the Owned SF totaling 1,451,077. Occupancy including Bass Pro (and excluding temporary tenants) is 96.6% and occupancy including Bass Pro and temporary tenants is 98.4%.

The Mortgage Loan. The fifth largest mortgage loan (the “Grapevine Mills Mortgage Loan”) is part of a fixed rate whole loan evidenced by 12 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $250,000,000. The Grapevine Mills Whole Loan is secured by the borrower’s fee interest in a 1,628,140 square foot super regional mall located in Grapevine, Texas (the “Grapevine Mills Property. The Grapevine Mills Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), JPMorgan Chase Bank, National Association (“JPM”), and Bank of Montreal (“BMO”) on June 17, 2024. ”). The Grapevine Mills Mortgage Loan is evidenced by the non-controlling notes A-1-1-1, A-1-3, and A-1-4, which are being contributed by WFB, and the non-controlling notes A-2-1, A-2-3, and A-2-4, which are being contributed by JPM, with an aggregate outstanding principal balance as of the Cut-off Date of $80,500,000. The Grapevine Mills Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2024-C63 securitization trust. The relationship between the holders of the Grapevine Mills Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

A-3-42

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$80,500,000
3000 Grapevine Mills Parkway and	Grapevine Mills	Cut-off Date LTV:	45.6%
2501 Bass Pro Drive		UW NCF DSCR:	2.68x
Grapevine, TX 76051		UW NOI Debt Yield:	18.0%

The promissory notes comprising the Grapevine Mills Whole Loan are summarized in the below table:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$40,000,000	$40,000,000	WFCM 2024-C63	Yes
A-1-1-1	$10,000,000	$10,000,000	BANK 2024-BNK48	No
A-1-2	$40,000,000	$40,000,000	BMO 2024-C9	No
A-1-3	$11,000,000	$11,000,000	BANK 2024-BNK48	No
A-1-4	$10,000,000	$10,000,000	BANK 2024-BNK48	No
A-2-1	$35,000,000	$35,000,000	BANK 2024-BNK48	No
A-2-2	$20,000,000	$20,000,000	WFCM 2024-C63	No
A-2-3	$9,500,000	$9,500,000	BANK 2024-BNK48	No
A-2-4	$5,000,000	$5,000,000	BANK 2024-BNK48	No
A-3-1	$54,000,000	$54,000,000	BMO 2024-C9	No
A-3-2(1)	$6,000,000	$6,000,000	BMO	No
A-3-3(1)	$9,500,000	$9,500,000	BMO	No
Total	$250,000,000	$250,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrower and the Borrower Sponsor. The borrower is Grapevine Mills Mall Limited Partnership, a Delaware limited partnership with two independent directors. The borrower is a joint venture between Simon Property Group, L.P. (65.6%) and Kan Am Group (34.4%). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Grapevine Mills Whole Loan.

The borrower sponsor and non-recourse carveout guarantor of the Grapevine Mills Whole Loan is Simon Property Group, L.P. (“Simon”). Simon Property Group, Inc. (NYSE: SPG), the parent entity of Simon, is a real estate investment trust engaged in the ownership of shopping, dining, entertainment and mixed-use destinations. Simon has approximately 400 retail centers across 24 countries. Pursuant to the Grapevine Mills Whole Loan documents, so long as one or more of Simon Property Group, Inc. or Simon (collectively, “Simon Key Principal”) or an affiliate of Simon Key Principal is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability under the guaranty for specified carveout events is limited to 20.0% of the then outstanding principal balance of the Grapevine Mills Whole Loan (i.e., $50,000,000 subject to reduction by subsequent principal payments) in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty.

The Property. The Grapevine Mills Property, a 1,628,140 square foot super regional mall, which includes 1,451,077 of owned SF (“Owned SF”) and 177,063 of leased fee SF, whereby Bass Pro Shops Outdoor World (“Bass Pro”) ground leases the land from the borrower and owns its improvements. The Grapevine Mills Property is anchored by AMC Theatres (“AMC”), Bass Pro, which owns its improvements and ground leases the underlying land from the borrower, Burlington and Fieldhouse USA. Other major tenants include Saks Fifth Avenue Off Fifth, Macy’s Backstage, Arhaus Loft, Nike Factory Store, and Round 1 Bowling and Amusement (“Round 1”). Built in 1997 and renovated in 2015, the Grapevine Mills Property is situated on a 158.76-acre parcel and contains 8,900 parking spaces, which results in a parking ratio of 5.47 per 1,000 SF. As of May 9, 2024, the Grapevine Mills Property was 96.2% leased based on Owned SF (excluding temporary tenants) and 96.6% leased based on total SF (excluding temporary tenants) by 182 tenants. The trailing 12-month in-line sales per square foot as of March 31, 2024 is $530 per square foot, representing a 28.9% increase over 2019.

The following tables presents certain information relating to the tenant sales of the Grapevine Mills Property:

Sales History(1)
Tenancy Type	2019 Sales PSF	2020 Sales PSF	2021 Sales PSF	2022 Sales PSF	2023 Sales PSF	TTM 3/31/2024 Sales PSF
Comparable Sales PSF (Inline < 10,000 SF)	$412	$312	$488	$521	$523	$530
Occupancy Cost (Inline < 10,000 SF)	14.2%	18.5%	12.8%	12.4%	13.2%	13.2%

(1)	Information obtained from the borrower.

Major Tenants. The three largest tenants based on underwritten base rent are Bass Pro Shops, AMC Theatres and Round 1.

Bass Pro Shops Outdoor World (177,063 SF; 10.9% of NRA; 4.5% of underwritten base rent). Founded in 1972 and headquartered in Springfield, Missouri, Bass Pro is an American sporting goods retailer that offers hunting, fishing, camping, and other related outdoor recreation equipment. Bass Pro has been a tenant at the Grapevine Mills Property since 1999. Bass Pro is a leased fee tenant, which owns its improvements and ground leases the underlying land from the borrower pursuant to a ground lease expiring March 24, 2029 with four, 5-year renewal options and no termination options.

AMC Theatres (108,733 SF; 6.7% of NRA; 3.7% of underwritten base rent). Founded in 1920, AMC is headquartered in Leawood, Kansas. AMC has 24 screens at the Grapevine Mills Property, where it has been a tenant since December 1997. AMC is on a lease expiring December 31, 2024 with three, 5-year renewal options. The lease provides the tenant must exercise its first 5-year renewal option on or before June 30, 2024. The borrower has indicated that it is discussing renewal terms with the tenant. AMC’s base is equal to the greater of $1 million or 15% of gross receipts and was underwritten based on 15% of gross receipts for the year ending in 2023. We cannot assure you that renewal terms will be agreed upon, or, if an agreement is reached, whether the leased space or rental rate will be reduced.

A-3-43

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$80,500,000
3000 Grapevine Mills Parkway and	Grapevine Mills	Cut-off Date LTV:	45.6%
2501 Bass Pro Drive		UW NCF DSCR:	2.68x
Grapevine, TX 76051		UW NOI Debt Yield:	18.0%

Round 1 Bowling and Amusement (80,649 SF; 5.0% of NRA; 3.6% of underwritten base rent). Round 1 is a multi-entertainment facility offering bowling, arcade games, billiards, karaoke, ping pong, and darts. Today, the company has over 50 locations across the United States. Round 1 has been a tenant at the Grapevine Mills Property since 2016 and has a lease expiration on January 31, 2027 with two, 5-year renewal options and no termination options.

The following table presents a summary regarding the tenants at the Grapevine Mills Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	% of Total SF		Annual UW Rent(3)(4)		% of Total Annual UW Rent	Annual UW Rent PSF(3)(4)
										Lease Expiration	Sales PSF(5)
Anchors(5)
Bass Pro	NR/NR/NR	177,063	10.9%		$1,500,000		4.5%	$8.47		3/24/2029	NAV
Total/Wtd. Avg.		177,063	10.9%		$1,500,000		4.5%	$8.47

Major Tenants
AMC Theatres	NR/Caa2/CCC+	108,733	6.7%		$1,242,798		3.7%	$11.43		12/31/2024	$346,390.14
Round 1	NR/NR/NR	80,649	5.0%		$1,200,000		3.6%	$14.88		1/31/2027	$161.13
Last Call Neiman Marcus	NR/NR/NR	44,752	2.7%		$1,024,723		3.1%	$22.90		4/30/2028	$443.12
The Children's Place/Gymboree	NR/NR/NR	20,106	1.2%		$1,014,348		3.0%	$50.45		1/31/2026	$201.78
Sun & Ski Sports	NR/NR/NR	30,127	1.9%		$759,200		2.3%	$25.20		3/31/2026	$254.47
Off Broadway Shoes	NR/NR/NR	20,130	1.2%		$728,505		2.2%	$36.19		1/31/2030	$201.71
Meow Wolf	NR/NR/NR	40,340	2.5%		$665,000		2.0%	$16.48		12/31/2033	$537.36
H&M	NR/NR/BBB	23,967	1.5%		$657,078	(6)	2.0%	$27.42	(6)	1/31/2028	$304.62
Rainforest Cafe	NR/NR/NR	22,602	1.4%		$655,464		2.0%	$29.00		12/31/2024	$384.23
Burlington	NR/NR/BB+	100,102	6.1%		$625,638		1.9%	$6.25		1/31/2028	$167.85
Largest Tenants		491,508	30.2%		$8,572,754		25.7%	$17.44

Non-Major Tenants(7)		933,198	57.3%		$23,268,164		69.8%	$24.93

Occupied Collateral Total		1,601,769	98.4%	(8)	$33,340,918		100.0%	$22.35	(9)
Vacant Space		26,371	1.6%
Total/Wtd. Avg.		1,628,140	100.0%

(1)	Based on the underwritten rent roll dated as of May 9, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Annual UW Rent PSF and Annual UW Base Rent includes percentage in-lieu of rents totaling $1,342,357.
(4)	Annual UW Rent and Annual UW Base Rent PSF includes $1,051,786 of rent steps through June 2025.
(5)	Bass Pro owns its own improvements and ground leases the land from the borrower.
(6)	H&M Annual UW Rent PSF and Annual UW Rent represents percentage in-lieu of rent based on the tenants’ TTM 3/31/2024 sales.
(7)	Non-Major Tenants include 16 tenants totaling 74,953 SF (4.6% of NRA and 8.4% of UW Base Rent) whereby the borrower has submitted lease execution and renewal documentation for execution following discussion of deal terms, but the renewal documentation has not yet been executed by the related tenants. The loan has been underwritten on the basis that all such renewal documentation is executed as submitted by the borrower.
(8)	Occupancy represents the occupancy including Bass Pro and temporary tenants. Occupancy excluding the square footage from the Bass Pro leased fee space, as to which the tenant owns its improvements, and temporary tenants is 96.2%.
(9)	Occupied Collateral Annual UW Rent PSF is based on the Owned SF and excludes Net Rentable Area (SF) and Annual UW Rent from the leased fee tenant, Bass Pro.

A-3-44

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$80,500,000
3000 Grapevine Mills Parkway and	Grapevine Mills	Cut-off Date LTV:	45.6%
2501 Bass Pro Drive		UW NCF DSCR:	2.68x
Grapevine, TX 76051		UW NOI Debt Yield:	18.0%

Major Tenant Sales History(1)
	2019 Sales (PSF)	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	TTM 3/31/2024 Sales (PSF)
Bass Pro Shops Outdoor World	NAV	NAV	NAV	NAV	NAV	NAV
AMC Theatres(2)	$423,334	$89,116	$164,277	$384,779	$342,006	$346,390
Round 1	$98.18	$47.20	$98.03	$131.90	$157.04	$161.13
Last Call Neiman Marcus	$276.44	$172.86	$257.54	$290.20	$421.93	$443.12
The Children's Place/Gymboree	$261.53	$202.40	$271.51	$246.41	$209.50	$201.78
Sun & Ski Sports	$207.64	$193.73	$246.49	$272.61	$257.94	$254.47
Off Broadway Shoes	$171.70	$127.87	$218.74	$249.59	$198.62	$201.71
Meow Wolf	NAV	NAV	NAV	NAV	NAV	$537.36
H&M	$242.50	$159.94	$276.05	$282.93	$303.77	$304.62
Rainforest Cafe	$322.65	$177.05	$304.93	$319.40	$369.49	$384.23
Burlington	$170.48	$115.69	$183.62	$164.02	$165.60	$167.85

(1)	Information obtained from the underwritten rent roll dated May 9, 2024.
(2)	Calculated based on a sales per screen (with 24 screens).

The following table presents certain information relating to the lease rollover schedule at the Grapevine Mills Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	Cumulative SF Rolling	UW Rent PSF Rolling
2024 & MTM	33	212,808	13.1%	13.1%	$3,882,322	11.6%	11.6%	212,808	$18.24
2025	29	103,400	6.4%	19.4%	$3,619,699	10.9%	22.5%	316,208	$35.01
2026	32	240,844	14.8%	34.2%	$5,994,449	18.0%	40.5%	557,052	$24.89
2027	33	397,023	24.4%	58.6%	$6,828,606	20.5%	61.0%	954,075	$17.20
2028	19	213,581	13.1%	71.7%	$4,187,064	12.6%	73.5%	1,167,656	$19.60
2029	14	233,233	14.3%	86.0%	$3,724,303	11.2%	84.7%	1,400,889	$15.97
2030	6	38,307	2.4%	88.4%	$1,217,456	3.7%	88.3%	1,439,196	$31.78
2031	4	26,233	1.6%	90.0%	$770,525	2.3%	90.7%	1,465,429	$29.37
2032	3	2,436	0.1%	90.2%	$273,967	0.8%	91.5%	1,467,865	$112.47
2033	5	109,462	6.7%	96.9%	$2,046,864	6.1%	97.6%	1,577,327	$18.70
2034	7	24,442	1.5%	98.4%	$795,662	2.4%	100.0%	1,601,769	$32.55
2035 & Beyond	0	0	0.0%	98.4%	$0	0.0%	100.0%	1,601,769	$0.00
Vacant	0	26,371	1.6%	100.0%	$0	0.0%	100.0%	1,628,140	$0.00
Total/Wtd. Avg.	185	1,628,140	100.0%		$33,340,918	100.0%			$22.35

(1)	Based on the underwritten rent roll dated May 9, 2024.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	Total UW Rent, Approx. % of Total UW Rent Rolling, and UW Rent PSF Rolling include percentage in-lieu of rent totaling $1,342,357 and rent steps totaling $1,051,786 of rent steps through June 2025.

The Market. The Grapevine Mills Property is located in Grapevine, Texas, approximately 23.0 miles southeast of the Dallas Central Business District and 3.0 miles northwest of Dallas Fort Worth International Airport. According to the appraisal, the neighborhood is primarily comprised of industrial, retail and hospitality uses with the Grapevine Mills Property anchoring a dominant commercial corridor. Primary access to the area is provided by State Route 121, which is adjacent to the Grapevine Mills Property. According to the appraisal, the top five employers in the surrounding area are Walmart Inc., American Airlines, Baylor Scott & White Health, Lockheed Martin and UT Southwestern Medical Center.

Within a one-, three- and five-mile radius of the Grapevine Mills Property, the 2023 average household income was approximately $97,385, $145,059 and $141,101, respectively; and within the same radii, the 2023 estimated population was 4,338, 39,827 and 172,858, respectively.

According to the appraisal, the Grapevine Mills Property is situated within the Grapevine/Colleyville retail submarket of the Dallas-Ft Worth retail market. As of the first quarter of 2024, the submarket reported total inventory of approximately 8.7 million SF with a 5.5% vacancy rate and average rents of $21.81 per square foot.

A-3-45

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$80,500,000
3000 Grapevine Mills Parkway and	Grapevine Mills	Cut-off Date LTV:	45.6%
2501 Bass Pro Drive		UW NCF DSCR:	2.68x
Grapevine, TX 76051		UW NOI Debt Yield:	18.0%

The following table presents information relating to the appraisal’s market rent conclusion for the Grapevine Mills Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF
0 to 1,500 SF Space	$65.00	5	3.0% annually	$40.00
1,501-2,500 SF Space	$60.00	5	3.0% annually	$40.00
2,501-4,000 SF Space	$50.00	5	3.0% annually	$40.00
4,001-6,500 SF Space	$50.00	5	3.0% annually	$40.00
6,501-10,000 SF Space	$40.00	5	3.0% annually	$40.00
Jewelry Space	$60.00	5	3.0% annually	$40.00
Restaurant Space	$35.00	5	3.0% annually	$30.00
Snack Bars Space	$80.00	5	3.0% annually	$60.00
Food Court Space	$135.00	5	3.0% annually	$60.00
Kiosk Space	$365.00	5	3.0% annually	$10.00
10,000-20,000 SF Space	$25.00	10	10.0% Mid-Term	$20.00
Cinema Space	$15.00	10	10.0% Mid-Term	$20.00
Anchor Space	$5.00	10	10.0% Mid-Term	$5.00
Large Tenants Over 20,000 SF Space	$20.00	10	10.0% Mid-Term	$15.00

Source: Appraisal.

Competitive Property Summary
Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Grapevine Mills Property
Grapevine Mills	1997 / 2015	1,628,140	96.2%(1)	Burlington, Fieldhouse USA, Round 1 Bowling and Amusement, Bass Pro	NAP
The Shops at Willow Bend	2001 / NAP	1,262,000	86.0%	Dillard's, Macy's, Neiman Marcus	10 miles
Galleria Dallas	1982 / NAP	1,398,400	95.0%	Macy's, Nordstrom	10 miles
Stonebriar Centre	2000 / NAP	1,094,942	94.0%	Dillard's, Macy's, Nordstrom, JCPenney	15 miles
Wtd. Avg.			93.0%

Source: Appraisal, unless otherwise specified.

(1)	Based on the Owned SF of the underwritten rent roll as of May 9, 2024. Total Occupancy based on total SF is 96.6%.

Appraisal. According to the appraisal, Grapevine Mills Property had an “as-is” appraised value of $548,000,000 as of May 13, 2024.

Environmental Matters. According to the Phase I environmental assessment dated May 21, 2024, there was no evidence of any recognized environmental conditions at the Grapevine Mills Property.

A-3-46

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$80,500,000
3000 Grapevine Mills Parkway and	Grapevine Mills	Cut-off Date LTV:	45.6%
2501 Bass Pro Drive		UW NCF DSCR:	2.68x
Grapevine, TX 76051		UW NOI Debt Yield:	18.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten cash flows of the Grapevine Mills Property:

Cash Flow Analysis
	2020	2021	2022	2023	TTM 3/31/2024	UW		UW PSF
Base Rent	$28,883,487	$28,174,656	$28,277,280	$29,320,064	$30,013,063	$30,946,775	(1)	$19.01
Contractual Rent Steps	$0	$0	$0	$0	$0	$1,051,786	(2)	$0.65
Rent Averaging	$0	$0	$0	$0	$0	$66,533	(3)	$0.04
Percentage in Lieu Rent	$1,277,755	$2,307,057	$2,420,811	$1,935,683	$1,875,542	$1,342,357	(4)	$0.82
Grossed Up Vacant Space	$0	$0	$0	$0	$0	$866,032		$0.53
Gross Potential Rent	$30,161,242	$30,481,713	$30,698,091	$31,255,747	$31,888,605	$34,273,482		$21.05
Percentage Rent	$333,649	$2,594,669	$3,611,319	$2,963,705	$2,928,390	$2,603,660	(5)	$1.60
Reimbursement Revenue	$16,482,905	$15,362,400	$15,368,277	$15,678,174	$16,087,908	$17,424,464		$10.70
Temporary Tenants	$2,420,726	$3,277,724	$3,930,353	$4,043,498	$4,043,742	$4,029,860		$2.48
Other Revenue	$142,264	$297,646	$324,806	$390,587	$392,797	$396,298	(6)	$0.24
Miscellaneous Income	$462,651	$640,766	$697,883	$648,208	$2,038,051	$662,286	(7)	$0.41
Net Rental Income	$50,003,437	$52,654,918	$54,630,729	$54,979,919	$57,379,493	$59,390,050		$36.48
(Bad Debt / Collection Loss)	($5,365,360)	($532,998)	$544,802	($293,592)	($113,835)	$0		$0.00
(Vacancy)	$0	$0	$0	$0	$0	($866,032)	(8)	($0.53)
Effective Gross Income	$44,638,077	$52,121,920	$55,175,531	$54,686,327	$57,265,658	$58,524,018		$35.95

Real Estate Taxes	$6,118,607	$4,819,131	$5,126,481	$4,150,064	$3,856,844	$4,481,166		$2.75
Insurance	$431,958	$478,243	$543,050	$612,584	$631,722	$756,996		$0.46
Management Fee	$1,880,087	$2,116,338	$2,268,057	$2,173,530	$2,187,668	$1,000,000	(9)	$0.61
Other Expenses	$5,342,281	$6,165,394	$6,593,171	$6,680,908	$6,851,988	$7,395,493		$4.54
Total Expenses	$13,772,933	$13,579,106	$14,530,759	$13,617,086	$13,528,222	$13,633,655		$8.37

Net Operating Income	$30,865,144	$38,542,814	$40,644,772	$41,069,241	$43,737,436	$44,890,363		$27.57
Capital Expenditures	$0	$0	$0	$0	$0	$290,215		$0.18
TI/LC	$0	$0	$0	$0	$0	$2,047,768		$1.26
Net Cash Flow	$30,865,144	$38,542,814	$40,644,772	$41,069,241	$43,737,436	$42,552,379		$26.14

Occupancy (%)	93.1%	94.1%	95.0%	94.7%	96.2%	97.9%
NOI DSCR(10)	1.94x	2.43x	2.56x	2.59x	2.75x	2.83x
NCF DSCR(10)	1.94x	2.43x	2.56x	2.59x	2.75x	2.68x
NOI Debt Yield(10)	12.3%	15.4%	16.3%	16.4%	17.5%	18.0%
NCF Debt Yield(10)	12.3%	15.4%	16.3%	16.4%	17.5%	17.0%

(1)	UW Base Rent includes 16 tenants totaling 74,953 SF (4.6% of NRA and 8.4% of UW Base Rent) whereby the borrower has submitted lease execution and renewal documentation for execution following discussion of deal terms, but the renewal documentation has not yet been executed by the related tenants. The loan has been underwritten on the basis that all such renewal documentation is executed as submitted by the borrower.
(2)	Represents rent steps through June 2025.
(3)	Represents straight-line rent averaging for nine investment grade tenants through the earlier of loan or lease maturity.
(4)	Percentage in Lieu rents are underwritten based on the tenants’ TTM 3/31/2024 sales.
(5)	UW percentage rent is based on tenants’ TTM 3/31/2024 sales and is attributable to 49 tenants.
(6)	Other Revenue includes revenue from ATM, beverage case rentals and SmarteCarte stroller program revenue.
(7)	Miscellaneous Income includes telecom, local media, advertisements, storage and tenant services.
(8)	Represents the underwritten economic vacancy %. The Grapevine Mills Property was 96.2% occupied based on the Owned SF as of May 9, 2024.
(9)	Management Fee is capped at $1,000,000. The property is managed by Simon Management Associates II, LLC, an affiliate of the borrower.
(10)	DSCRs and Debt Yields are based on the Grapevine Mills Whole Loan.

Escrows and Reserves.

Real Estate Taxes – After the occurrence of a Control Event (as defined below) or during a Lockbox Event Period (as defined below), or at any time (x) any property taxes are not paid by the borrower prior to the assessment of a penalty, or (y) upon request of the lender, the borrower fails to promptly provide evidence that property taxes have been paid prior to the assessment of a penalty, the Grapevine Mills Whole Loan documents require the borrower to make monthly payments into the real estate tax reserve in an amount equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the ensuing 12 months.

Insurance – After the occurrence of a Control Event or during a Lockbox Event Period, if the borrower has not provided satisfactory evidence to the lender that the Grapevine Mills Property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, the Grapevine Mills Whole Loan documents require the borrower to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums

A-3-47

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$80,500,000
3000 Grapevine Mills Parkway and	Grapevine Mills	Cut-off Date LTV:	45.6%
2501 Bass Pro Drive		UW NCF DSCR:	2.68x
Grapevine, TX 76051		UW NOI Debt Yield:	18.0%

that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration.

Replacement Reserve – After the occurrence of a Control Event or during a Lockbox Event Period, the Grapevine Mills Whole Loan documents require springing ongoing monthly deposits of $41,114 for replacement reserves.

TI/LC Reserve – The Grapevine Mills Whole Loan documents require ongoing monthly deposits of $241,846 for tenant improvements and leasing commissions reserves, subject to a cap of $5,804,300, provided that no such cap will apply during a Lockbox Event Period.

A “Control Event” will occur upon Simon Key Principal not owning at least 50% of the direct or indirect interests in the borrower or not controlling the borrower.

Lockbox and Cash Management. The Grapevine Mills Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all rents into a lender-controlled lockbox account within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Lockbox Event Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower each Wednesday (or more frequently if required by the borrower in accordance with the lockbox agreement). During the continuance of a Lockbox Event Period, all funds in the lockbox are required to be transferred weekly to a lender-controlled cash management account to be disbursed in accordance with the Grapevine Mills Whole Loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Lockbox Event Period continues.

A “Lockbox Event Period” will commence upon the earlier of the following (each of the items in clauses (i) through (iv), a “Lockbox Event”):

(i)	the occurrence of an event of default;
(ii)	any bankruptcy action of the borrower;
(iii)	a bankruptcy action of the manager if the manager is an affiliate of the borrower, and provided the manager is not replaced within 60 days with a qualified manager; or
(iv)	the net operating income debt yield (“NOI DY”), based on the trailing four calendar quarter period, is below 13.75%, for two consecutive calendar quarters.

A Lockbox Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (iii), the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days, or the bankruptcy action is discharged or dismissed within 90 days without any adverse consequences to the property or loan; or with regard to clause (iv), (a) the NOI DY being at least 13.75% or greater for two consecutive calendar quarters or (b) the borrower has either (x) partially prepaid the Grapevine Mills Whole Loan (with payment of a yield maintenance premium if partial prepayment occurs prior to July 1, 2027), (y) delivered cash to the lender or (z) delivered a letter of credit to the lender, in each case in an amount that if subtracted from the outstanding principal balance of the Grapevine Mills Whole Loan would cause the debt yield to equal or exceed 13.75% for two consecutive calendar quarters.

PACE Loan. The Grapevine Mills Whole Loan documents permit the borrowers to enter into a property assessed clean energy loan for an amount not to exceed $5,000,000, subject to the consent of the lender and delivery of a rating agency confirmation.

Terrorism Insurance. The Grapevine Mills Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 365 day extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-48

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$65,000,000
10950 North Torrey Pines Road	Hilton La Jolla Torrey Pines	Cut-off Date LTV:	66.5%
La Jolla, CA 92037		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	17.0%

A-3-49

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$65,000,000
10950 North Torrey Pines Road	Hilton La Jolla Torrey Pines	Cut-off Date LTV:	66.5%
La Jolla, CA 92037		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	17.0%

Del Mar
Del Mar Heights
Carmel Valley
Torry Pines State Beach
Piazza Carmel
Ted Williams Fwy
San Diego Jewish Academy
Carmel Valley Rd
N. Torrey Pines Rd
COASTER COMMUTER RAIL
Torrey View Estates
San Diego Fwy
Sirigen, Inc.
Visitor's Center
Torrey Pines State Reserve
SAN DIEGO COUNTY
Los Peñasquitos Canyon Preserve
Sorrento Valley Blvd
Google San Diego
National University
BioDuro
Torrey Pines Golf Course
Torrey Pines Business Park
Qualcomm Corporation
Instrumentation Laboratory
Merck Pharmaceutical
SORRENTO VALLEY
Xeris Pharmaceuticals
Hilton La Jolla Torrey Pines
10950 North Torrey Pines Road
La Jolla, CA 92037
Sorrento Valley
The UPS Store Corporate Headquarters
Scripps Green Hospital
Dorris Neuroscience Center
Pfizer
Inovio Pharmaceuticals
SCIENCE CENTER DRIVE
Amazon San Diego Tech Hub
Jacob Dekema Fwy
Pacific Ocean
Torrey Pines
Triton Track and Field Stadium
Genesee Ave
Scripps Health Corporate Office
Sorrento Ridge Business Park
Salk Institute
Eleanor Roosevelt College
Triton Soccer Stadium
Scripps Memorial Hospital-La Jolla
Bioserv Pharmaceuticals Corporation
LionTree Arena
SAN DIEGO
University of California San Diego
UCSD Health System La Jolla
Eastgate Mall
VA Medical Center
Miramar Rd
NOAA Biological Laboratory
UCSD School of Medicine
La Jolla Village Dr
Westfield University Towne Ctr.
Illumina Corporate Office
MIRAMAR NATIONAL CEMETERY
Scripps Institute of Oceanography
The Shops at La Jolla Village
Nobel Dr
Costa Verde Shopping Center
Birch Aquarium
La Jolla Village Square
Nobel Executive Center
Regents Rd
USMC Air Station Miramar
La Jolla Shores Dr
N La Jolla Scenic Dr
Gilman Dr
La Jolla Beach
La Jolla Bay
University City
Genesee Ave
Governor Dr
La Jolla Cove
Children's Pool La Jolla
Goldfish Point
La Jolla
La Jolla Pkwy
University Square
University City Marketplace
Mitchell Corporate Office
Prospect St
La Plaza La Jolla
La Jolla Village
Hidden Valley
Rose Canyon Open Space
Soledad Fwy
San Clemente Park
Museum of Contemporary Art - San Diego
Soledad Natural Park
La Jolla Country Club
San Diego Intl. Airport 11 miles
North Clairemont
Oceanside
Vista
San Marcos
Escondido
Carlsbad
Encinitas
Solana Beach
Rancho Bernardo
Ramona
Poway
SAN DIEGO COUNTY
Del Mar
Pacific Ocean
Santee
SAN DIEGO
El Cajon
La Mesa
Coronado
National City
Chula Vista
UNITED STATES
MEXICO
TIJUANA

A-3-50

Mortgage Loan No. 6 – Hilton La Jolla Torrey Pines

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
				Location:	La Jolla, CA 92037
Original Balance(1):	$65,000,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$65,000,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	6.0%			Title Vesting:	Leasehold
Loan Purpose:	Acquisition			Year Built/Renovated:	1989 / 2012
Borrower Sponsor:	JRK Property Holdings, Inc.			Size:	394 Rooms
Guarantor:	JRK Hospitality Fund 1, L.P.			Cut-off Date Balance Per Room(1):	$279,188
Mortgage Rate:	6.68700%			Maturity Date Balance Per Room(1):	$279,188
Note Date:	7/17/2024			Property Manager:	Hilton Hotels Corporation
Maturity Date:	8/1/2034			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$18,746,078
Amortization Term:	0 months			UW NCF:	$16,082,339
IO Period:	120 months			UW NOI Debt Yield(1):	17.0%
Seasoning:	2 months			UW NCF Debt Yield(1):	14.6%
Prepayment Provisions:	L(26),D(87),O(7)			UW NOI Debt Yield at Maturity(1):	17.0%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	2.16x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$19,375,978 (TTM 5/31/2024)
Additional Debt Balance(1):	$45,000,000			2nd Most Recent NOI:	$18,230,248 (12/31/2023)
Future Debt Permitted (Type):	Yes (Mezzanine/Preferred Equity)			3rd Most Recent NOI:	$18,102,359 (12/31/2022)
				Most Recent Occupancy:	78.9% (5/31/2024)
Reserves(2)				2nd Most Recent Occupancy:	78.8% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	77.3% (12/31/2022)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of):	$165,500,000 (5/17/2024)
Insurance:	$0	Springing	NAP	Appraised Value Per SF:	$420,051
FF&E Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	66.5%
Ground Rent Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(1):	66.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$110,000,000	64.9%	Purchase Price:	$165,000,000	97.4%
Borrower Sponsor Equity	$59,441,997	35.1%	Closing Costs:	$4,441,997	2.6%
Total Sources:	$169,441,997	100.0%	Total Uses:	$169,441,997	100.0%

(1)	The Hilton La Jolla Torrey Pines Mortgage Loan (as defined below) is part of the Hilton La Jolla Torrey Pines Whole Loan (as defined below), with an aggregate original principal amount of $110,000,000. The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Hilton La Jolla Torrey Pines Whole Loan.
(2)	See “Escrows and Reserves” below.

The Mortgage Loan. The sixth largest mortgage loan (the “Hilton La Jolla Torrey Pines Mortgage Loan”) is part of a whole loan (the “Hilton La Jolla Torrey Pines Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $110,000,000. The Hilton La Jolla Torrey Pines Whole Loan is secured by the borrower’s leasehold interest in a 394-room, full-service hotel located in La Jolla, California (the “Hilton La Jolla Torrey Pines Property”). The Hilton La Jolla Torrey Pines Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”) and Barclays Capital Real Estate Inc. (“BCREI”) on July 17, 2024. The Hilton La Jolla Torrey Pines Mortgage Loan is evidenced by the controlling Note A-1 with an original principal amount of $65,000,000. The Hilton La Jolla Torrey Pines Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2024-BNK48 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” in the prospectus.

The table below summarizes the promissory notes that comprise the Hilton La Jolla Torrey Pines Whole Loan.

Hilton La Jolla Torrey Pines Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$65,000,000	$65,000,000	BANK 2024-BNK48	Yes
A-2	$45,000,000	$45,000,000	BBCMS 2024-C28	No
Total	$110,000,000	$110,000,000

The Borrower and the Borrower Sponsor. The borrowing entity for the Hilton La Jolla Torrey Pines Whole Loan is JRK Torrey Pines Hotel Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton La Jolla Torrey Pines Whole Loan. The borrower sponsor is JRK Property Holdings, Inc. (“JRK”). The non-recourse carveout guarantor is JRK Hospitality Fund 1, L.P., an affiliate of the borrower sponsor, and a closed-end fund terminating on November 30, 2036. JRK is a privately owned real estate investment company headquartered in Los Angeles. JRK owns and operates a portfolio of multifamily and hotel assets across 30 different states and over 80,000 units.

A-3-51

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$65,000,000
10950 North Torrey Pines Road	Hilton La Jolla Torrey Pines	Cut-off Date LTV:	66.5%
La Jolla, CA 92037		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	17.0%

The Property. The Hilton La Jolla Torrey Pines Property is a 394-room, full-service hotel totaling approximately 11.4 acres. After opening in 1989 as a Sheraton hotel, it was converted to a Hilton in 1998. The Hilton La Jolla Torrey Pines Property, located in La Jolla, California, is adjacent to the Pacific Ocean and the Torrey Pines Golf Course. The Torrey Pines Golf Course is situated atop cliffs overlooking the Pacific Ocean and hosted the US Open major championship in 2008 and 2021, in addition to hosting the US Professional Golf Association Farmers Insurance Open each year.

The Hilton La Jolla Torrey Pines Property features a spacious outdoor deck and pool area, fitness center, tennis courts, pickleball courts, basketball courts and approximately 26,000 square feet of meeting space. Additionally, hotel guests benefit from preferred tee time access at the Torrey Pines Golf Course. There is one restaurant at the hotel, Torreyana Grille, which serves breakfast, lunch and dinner. Other food and beverage options include Horizons Coffee Café, which serves Starbucks coffee, teas, hot breakfast sandwiches and snacks, and the Pacific View Pool Bar, which offers snacks and cocktails.

The hotel’s 394 guest rooms average 470 square feet and boast floor-to-ceiling windows with the majority of rooms including balconies or patios. Standard rooms average 450 square feet and offer one king or two queen beds. Views from guest rooms consist of ocean, golf, garden and pool views. Standard room amenities include a 55-inch TV, work area, mini-refrigerator, coffee maker, WiFi access and room service. Approximately $8.4 million has been spent on capital expenditures from 2015 through 2023.

The Hilton La Jolla Torrey Pines Property is managed by Hilton Hotels Corporation. The management agreement was originally executed in 2003 and was recently renewed for an additional 10-year term through December 2033, with two, 10-year renewal options remaining at the option of the hotel manager. The Hilton La Jolla Torrey Pines Whole Loan is secured by a leasehold interest under a ground lease with The City of San Diego with a current lease expiration date of June 2067 and a fully extended expiration date of June 2087. Please see the “Ground Lease” section below for more details.

The following table presents certain information relating to the performance of the Hilton La Jolla Torrey Pines Property:

Historical Occupancy, ADR, RevPAR
	Hilton La Jolla Torrey Pines (1)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021(4)	57.8%	$203.63	$117.70	54.0%	$188.45	$101.68	107.1%	108.1%	115.8%
2022	77.3%	$250.95	$193.87	73.3%	$235.14	$172.45	105.3%	106.7%	112.4%
2023	78.8%	$253.71	$199.82	75.1%	$242.62	$182.24	104.9%	104.6%	109.6%
TTM April 2024	78.1%	$254.27	$198.56	76.2%	$244.78	$186.42	102.5%	103.9%	106.5%
(1)	Occupancy, ADR and RevPAR for the Hilton La Jolla Torrey Pines Property are based on historical financial information provided by the borrower sponsor. TTM April 2024 performance is based on a third-party hospitality research report.
(2)	Data obtained from a third-party hotel trend report.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set includes the San Diego Marriott La Jolla, Sheraton Hotel La Jolla, Embassy Suites by Hilton San Diego La Jolla, Hyatt Regency La Jolla at Aventine, Marriott San Diego Del Mar and Estancia La Jolla Hotel and Spa.
(4)	Performance in 2021 was below other periods due to the adverse impact of the COVID-19 pandemic.

The Market. The Hilton La Jolla Torrey Pines Property is located in La Jolla, California within San Diego County. San Diego is the second largest city in California and the eighth largest city in the United States. Major drivers of the San Diego economy include information and communications technologies and the port of San Diego which includes the only major submarine and shipbuilding yards on the West Coast as well as the largest naval fleet in the world. Due to the Navy presence, major national defense contractors are headquartered in San Diego. Additionally, tourism is a major driver of the San Diego economy as evidenced by 28.8 million visitors in 2022 who spent approximately $13.6 billion. In 2023, San Diego was on track for approximately 31 million visitors and a 9.8% spending increase over 2022. Main tourist attractions include the numerous beaches and beach towns such as Mission Beach, Pacific Beach and La Jolla, Old Town San Diego and the world-renowned San Diego Zoo. The Hilton La Jolla Torrey Pines Property is just an 18-minute drive from Old Town San Diego, allowing hotel guests to have convenient access to many tourist attractions throughout San Diego. San Diego International Airport, the busiest single-runway airport in the United States, has experienced increasing passengers in recent years. In 2023, passenger traffic increased 9.3% over 2022 and was just below 2019 passenger traffic. The airport is also in the midst of a $2.6 billion investment that broke ground in 2021 and is expected to add 30 new gates by June 2028. According to the appraisal, there are currently no new competitive hotels that are expected to open within the submarket.

The following table presents certain information relating to comparable sales from the appraisal for the Hilton La Jolla Torrey Pines Property:

Comparable Sales
Property	Location	Year Opened	Number of Rooms	Sale Date	Sales Price	Price Per Room(1)
Hilton La Jolla Torrey Pines	La Jolla, CA	1989	394	Jul-24	$165,000,000	$418,782
Marriott San Diego La Jolla	La Jolla, CA	1985	372	Oct-22	$208,962,431	$429,000
Hyatt Regency La Jolla at Aventine	San Diego, CA	1989	416	Jul-22	$216,250,000	$391,000
Embassy Suites San Diego La Jolla	San Diego, CA	1987	340	Dec-21	$226,700,000	$427,000
Estancia La Jolla Hotel and Spa	San Diego, CA	2004	210	Dec-21	$108,000,000	$438,000

Source: Appraisal.

(1)	Reflects the adjusted price per room for the comparable sales.

A-3-52

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$65,000,000
10950 North Torrey Pines Road	Hilton La Jolla Torrey Pines	Cut-off Date LTV:	66.5%
La Jolla, CA 92037		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	17.0%

The following table presents certain information relating to the primary hotel competition from the appraisal for the Hilton La Jolla Torrey Pines Property from the Appraisal:

Competitive Set
Property	Location	Year Opened	Number of Rooms	Occupancy	ADR	RevPAR
Hilton La Jolla Torrey Pines (1)	La Jolla, CA	1989	394	78.8%	$253.71	$199.82
Estancia La Jolla Hotel and Spa	San Diego, CA	2004	210	75% - 80%	$350 - $375	$270 - $280
San Diego Marriott Del Mar	San Diego, CA	2002	284	75% - 80%	$230 - $240	$180 - $190
Sheraton La Jolla	La Jolla, CA	1963	252	60% - 65%	$220 - $230	$130 - $140
Hyatt Regency La Jolla at Aventine	San Diego, CA	1989	416	75% - 80%	$220 - $230	$180 - $190
Marriott San Diego La Jolla	La Jolla, CA	1985	376	75% - 80%	$230 - $240	$170 - $180
Embassy Suites San Diego La Jolla	San Diego, CA	1987	340	75% - 80%	$230 - $240	$170 - $180

Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2023 values.

(1)	Hilton La Jolla Torrey Pines Property metrics are based on financial information provided by the borrower sponsor for 2023.

Appraisal. The appraisal concluded to an “As-is” for the Hilton La Jolla Torrey Pines Property of $165,500,000 as of May 17, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated April 4, 2024, there was no evidence of any recognized environmental conditions at the Hilton La Jolla Torrey Pines Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hilton La Jolla Torrey Pines Property:

Cash Flow Analysis
	2021(1)	2022(1)	2023	TTM 5/31/2024	UW	UW Per Room(2)
Occupancy(1)	57.8%	77.3%	78.8%	78.9%	78.9%
ADR(1)	$203.63	$250.95	$253.71	$255.45	$259.00
RevPAR(1)	$117.70	$193.87	$199.82	$201.50	$204.29

Room Revenue	$16,927,004	$27,879,873	$28,735,497	$29,056,414	$29,379,463	$74,567
Food and Beverage Revenue	$5,807,821	$15,685,014	$15,827,440	$17,621,289	$17,817,203	$45,221
Misc Income	$1,092,553	$2,835,543	$3,402,609	$3,184,896	$3,220,306	$8,173
Other Departmental Revenue	$1,989,022	$2,675,266	$2,749,423	$2,826,389	$2,857,813	$7,253
Total Revenue	$25,816,400	$49,075,696	$50,714,969	$52,688,988	$53,274,784	$135,215

Room Expense	$3,311,159	$5,195,047	$5,277,049	$5,387,205	$5,447,100	$13,825
Food and Beverage Expense	$3,296,864	$8,100,717	$8,324,015	$8,945,595	$9,045,052	$22,957
Real Estate Taxes	$1,914,331	$1,921,198	$2,023,225	$2,049,344	$2,029,500	$5,151
Property Insurance	$7,978	$9,953	$5,402	$7,911	$588,705	$1,494
Other Expenses	$10,453,429	$15,746,422	$16,855,030	$16,922,955	$17,418,350	$44,209
Total Expenses	$18,983,761	$30,973,337	$32,484,721	$33,313,010	$34,528,707	$87,636

Net Operating Income	$6,832,639	$18,102,359	$18,230,248	$19,375,978	$18,746,078	$47,579
FF&E	$913,308	$2,454,017	$2,537,544	$2,636,532	$2,663,739	$6,761
Net Cash Flow	$5,919,331	$15,648,342	$15,692,704	$16,739,446	$16,082,339	$40,818

NOI DSCR(3)	0.92x	2.43x	2.44x	2.6x	2.51x
NCF DSCR(3)	0.79x	2.1x	2.1x	2.24x	2.16x
NOI Debt Yield(3)	6.2%	16.5%	16.6%	17.6%	17.0%
NCF Debt Yield(3)	5.4%	14.2%	14.3%	15.2%	14.6%

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton La Jolla Torrey Pines Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	The increase in Net Operating Income from 2021 to 2022 is primarily attributable to recovery from the adverse effects from the COVID-19 pandemic.
(3)	The debt service coverage ratios and debt yields are based on the Hilton La Jolla Torrey Pines Whole Loan.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis, upon the occurrence and during the continuation of a Cash Sweep Event Period (as defined below), the borrower is required to deposit into a real estate tax reserve, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

A-3-53

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$65,000,000
10950 North Torrey Pines Road	Hilton La Jolla Torrey Pines	Cut-off Date LTV:	66.5%
La Jolla, CA 92037		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	17.0%

Insurance Escrows – On a monthly basis, upon the occurrence and during the continuation of a Cash Sweep Event Period, the borrower is required to deposit into an insurance reserve 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default has occurred or is continuing and (ii) there is a blanket policy in place that is satisfactory to the lender.

FF&E Reserve – On a monthly basis, upon the occurrence and during the continuation of a Cash Sweep Event Period, the borrower is required to deposit into an FF&E reserve the FF&E Monthly Deposit (as defined below), unless any such amounts have been collected or paid by the hotel manager pursuant to the hotel management agreement, and the borrower has delivered or caused the hotel manager to deliver timely evidence of such payment prior to delinquency

“FF&E Monthly Deposit” means an amount equal to the lesser of (i) 1/12th of 5% of the operating income for the Hilton La Jolla Torrey Pines Property for the preceding calendar year and (ii) the amount of the deposit required by the hotel manager under the hotel management agreement.

Ground Rent Reserve – On a monthly basis, upon the occurrence and during the continuation of a Cash Sweep Event Period, the borrower is required to deposit into a ground rent reserve the ground rent that will be payable under the ground lease for the month in which such monthly payment date occurs.

Lockbox and Cash Management. The Hilton La Jolla Torrey Pines Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to cause the hotel manager to deposit all rents and other revenues from the Hilton La Jolla Torrey Pines Property directly into the lender-controlled lockbox account after the payment by the hotel manager of all amounts required in connection with the ownership, maintenance and operation of the Hilton La Jolla Torrey Pines Property. All funds in the lockbox account will be swept to an account designated by the borrowers, unless a Cash Sweep Period is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lender and disbursed in accordance with the terms of the Hilton La Jolla Torrey Pines Whole Loan documents.

A “Cash Sweep Event Period” means a period: (A) commencing upon the earliest of (i) the occurrence and during the continuation of an event of default, (ii) the net cash flow debt yield (“NCF Debt Yield”) being less than 7.0% at the end of any two consecutive calendar quarters based on a trailing 12-month operating statement and current rent roll or (iii) the date the hotel management agreement is terminated (“HMA Termination Event”); and (B) expiring upon with regard to (x) clause (i) above, the cure of such event of default, (y) clause (ii) above, the date that the NCF Debt Yield is equal to or greater than 7.0% for two consecutive calendar quarters based on a trailing 12-month operating statement and current rent roll (the “NCF Debt Yield Cure”) and (z) clause (iii) above, the date that the borrower has entered into a replacement hotel management agreement with a qualified hotel manager pursuant to the Hilton La Jolla Torrey Pines Whole Loan documents.

With regard to the NCF Debt Yield Cure, if the NCF Debt Yield is less than 7.0% at the end of any such two consecutive calendar quarters, then, to satisfy such threshold, the borrower may either (a) deposit with the lenders cash in the amount by which the Hilton La Jolla Torrey Pines Whole Loan would have to be prepaid in order to satisfy such threshold or (b) deliver to the lenders a letter of credit with a notional amount in replacement of the amounts by which the Hilton La Jolla Torrey Pines Whole Loan would have to be prepaid in order to satisfy such threshold.

Permitted Future Mezzanine Debt / Preferred Equity. At any time after the date that is two years after the Closing Date, the borrower will have the right to incur one or more mezzanine loans and/or preferred equity investments provided that (i) no event of default has occurred or is continuing, (ii) the combined net cash flow debt yield is equal to or greater than 14.6%, (iii) the lender has received one or more fully-executed intercreditor agreements, recognition agreements or any similar agreement by and between the lender and any such mezzanine lender or preferred equity holder and (iv) all reasonable out-of-pocket costs and expenses incurred by the lender in connection with the mezzanine or preferred equity option have been paid by the borrower.

Ground Lease. The Hilton La Jolla Torrey Pines Whole Loan is secured by a leasehold interest under a ground lease between the borrower, as ground lessee, and the City of San Diego, as ground lessor. The original ground lease commenced on August 10, 1987 with a current expiration date of June 30, 2067. There is either one, 10-year renewal option remaining or one, 20-year renewal option remaining bringing the fully extended lease expiration date to either June 30, 2077 or June 30, 2087. If the ground lessee invests on average, for the 49-year period that commenced in June 2017, no less than (i) 5% of its annual gross income, then the term is required to be extended for an additional 10 years through June 30, 2077 or (ii) 6% of its annual gross income, then the term is required to be extended for an additional 20 years through June 30, 2087. Ground rent payments are based on the greater of Percentage Rent (as defined below) and Annual Minimum Rent (as defined below). Ground rent was $3,887,227 for 2023. The Hilton La Jolla Torrey Pines Whole Loan was underwritten based on 2023 ground rent.

“Percentage Rent” is a calculation based on the percentage rent of (i) room rentals at 8.0% of revenues, (ii) food and non-alcoholic beverages at 5.0% of revenues, (iii) alcoholic beverages at 8.0% of revenues, (iv) lobby and gift shop revenue at 10% of revenues, (v) coin-operated machines at 10.0% of revenues, (vi) commissions from coin-operated telephones at 50.0% of revenues and (vii) all other uses at 15.0% of revenues.

“Annual Minimum Rent” is a percentage rent floor set at the beginning of each five-year period at 80% of the average annual rent paid during the prior five-year period. In no event may the minimum rent adjustment result in a decrease in the minimum rent requirement.

Minimum rent is currently $196,752.89 monthly and is set to reset at the start of the next five-year period commencing on July 1, 2027. At the beginning of each five-year period during the ground lease term, Annual Minimum Rent will readjust to 80% of the annual average of actual rents paid or accrued during the five lease years preceding the adjustment date. Annual Minimum Rent will then be divided by 12 to establish the new monthly minimum rent. Such adjustments are calculated by the ground lessor upon completion of payments due for the preceding five-year rental period.

Terrorism Insurance. The borrower is required to obtain and maintain a comprehensive “all risk” or “special form” insurance policy that covers losses caused by acts of terrorism in an amount equal to the “full replacement cost” of the Hilton La Jolla Torrey Pines Property, together with business income/loss of rents insurance providing (i) insurance coverage for at least 18 months and (ii) an extended period of indemnity for the lesser of (a) 12 months or (b) such period until income levels at the Hilton La Jolla Torrey Pines Property resume their pre-casualty levels. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such

A-3-54

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$65,000,000
10950 North Torrey Pines Road	Hilton La Jolla Torrey Pines	Cut-off Date LTV:	66.5%
La Jolla, CA 92037		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	17.0%

other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-55

Hospitality – Extended Stay	Loan #7	Cut-off Date Balance:	$53,000,000
333 East Street Southwest	Residence Inn National Mall – Washington D.C.	Cut-off Date LTV:	63.2%
Washington, DC 20024		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	13.8%

A-3-56

Hospitality – Extended Stay	Loan #7	Cut-off Date Balance:	$53,000,000
333 East Street Southwest	Residence Inn National Mall – Washington D.C.	Cut-off Date LTV:	63.2%
Washington, DC 20024		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	13.8%

WASHINGTON D.C.
Residence Inn National Mall - Washington D.C.
333 East Street Southwest
Washington, DC 20024
THE NATIONAL MALL
Downtown Washington DC 1 mile
Ronald Reagan Washington Natl. Airport 2 miles
Ronald Reagan Bldg. and Intl. Trade Center
FEDERAL TRIANGLE
IRS
U.S. Department of Justice
National Archives Museum
ARCHIVES NAVY MEMORIAL
DC Superior Court Library
Washington DC Police Department
Bureau of International Labor Affairs
Union Station Plaza
Embassy of Canada
Federal Trade Commission
US District Court
Taft Memorial Carillon
Russell Senate Office Building
Constitution Ave NW
Pennsylvania Ave NW
Louisiana Ave NW
Delaware Ave NE
Museum of American History
Smithsonian National Museum of Natural History
National Gallery of Art
East Gallery
Ulysses S. Grant Memorial
Capitol Reflecting Pool
U.S. Capitol
METRO YELLOW, GREEN LINES
BLUE, ORANGE, SILVER LINES
4th St NW
3rd St NW
1st St SE
Smithsonian Castle
National Museum of Asian Art
Natl. Museum of African Art
Smithsonian Arts + industries Building
Hirshhorn Museum
National Air and Space Museum
Natl. Museum of the American Indian
Maryland Ave SW
US Botanic Garden
SMITHSONIAN
Independence Ave SW
US Agricultural Research Services
US Dept. of Energy
Federal Aviation Admin.
U. S. Dept. of Education
US Dept of Health & Human Services
Rayburn House Office Bldg.
Longworth House Office Bldg.
New Jersey Ave SE
C St SW
C St SE
Hancock Park
GSA National Capital Region
Dept. of Homeland Security
FEDERAL CENTER SW
The Spirit of Justice Park
Bureau of Engraving
12th St SW
L'ENFANT PLAZA
METRO BLUE, ORANGE, SILVER LINES
AMTRAK
Maryland Ave SW
US Postal Service Hdqtrs.
Dept. of Housing and Urban Dev.
Capitol Hill
Pension Benefit Guaranty Corporation
E St SW
E St SE
NASA
Southwest Frwy
Southeast Frwy
Benjamin Banneker Park
G St SW
Jefferson Recreation Center
Town Square Towers
Randall Recreation Center
Culture House DC
Randall Jr. High School
FRANCIS CASE MEMORIAL BRIDGE
METRO YELLOW LINE
Jefferson Jr. High School
7th St SW
6th St SW
Maine Ave SW
The Wharf DC
I St SW
I St SE
S. Capitol St
Southwest Washington
Southwest Duck Pond
Delaware Ave SW
Lansburgh Park
K St SW
L St SW
Half St SE
Washington Channel
East Potomac Golf Links
Arena Stage at the Mead Ctr. for American Theater
DC Office of Planning
M St SW
METRO GREEN LINE
WATERFRONT-SEU
Southwest Waterfront
Navy Yard
King Greenleaf Recreation Center
N St SW
N St SE
4th St SW
Canal St SW
Half St SW
O St SW
Nationals Park
P St SW
Diamond Teague Park
Q St SW
Potomac Ave SW
FREDERICK DOUGLAS MEM. BRIDGE
2nd St SW
R St SW
Capitol St SW
Fort McNair
Audi Field
Rockville
Wheaton
Calverton
Laurel
North Bethesda
Beltsville
Potomac
Silver Spring
College Park
Greenbelt
Bethesda
Chevy Chase
Takoma Park
Seabrook
Hyattsville
Langley
McLean
WASHINGTON D.C.
Landover
Tysons Corner
ARLINGTON COUNTY
Falls Church
Rosslyn
Seat Pleasant
Largo
Merrifield
ARLINGTON
PRINCE GEORGE'S COUNTY
FAIRFAX COUNTY
Suitland
Forestville
Annandale
ALEXANDRIA
Hillcrest Heights
Upper Marlboro
Camp Springs
Rose Hill
National Harbor
Springfield
VIRGINIA
Groveton
MARYLAND
Burke
Franconia
Mount Vernon
Clinton

A-3-57

Mortgage Loan No. 7 – Residence Inn National Mall – Washington D.C.

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GSMC			Single Asset/Portfolio:	Single Asset
				Location:	Washington, DC 20024
Original Balance:	$53,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$53,000,000			Detailed Property Type:	Extended Stay
% of Initial Pool Balance:	4.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2005 / 2012, 2018
Borrower Sponsor:	TDC Real Estate Corp.			Size:	233 Rooms
Guarantor:	The Donohoe Companies, Inc.			Cut-off Date Balance Per Room:	$227,468
Mortgage Rate:	6.8740%			Maturity Date Balance Per Room:	$227,468
Note Date:	8/27/2024			Property Manager:	Donohoe Hospitality Services LLC
Maturity Date:	9/6/2034				(borrower related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$7,315,386
IO Period:	120 months			UW NCF:	$6,566,001
Seasoning:	1 month			UW NOI Debt Yield:	13.8%
Prepayment Provisions:	L(25),D(88),O(7)			UW NCF Debt Yield:	12.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	13.8%
Additional Debt Type(1):	NAP			UW NCF DSCR:	1.78x
Additional Debt Balance:	NAP			Most Recent NOI:	$7,445,643 (TTM 6/30/2024)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$7,045,344 (12/31/2023)
				3rd Most Recent NOI:	$5,208,461 (12/31/2022)
Reserves(1)				Most Recent Occupancy:	79.5% (6/30/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	72.4% (12/31/2022)
RE Taxes:	$116,525	$116,525	NAP	Appraised Value (as of):	$83,900,000 (5/23/2024)
Insurance:	$0	Springing	NAP	Appraised Value Per Room::	$360,086
PIP Reserve:	$10,350,954	Springing	NAP	Cut-off Date LTV Ratio:	63.2%
FF&E Reserve(2):	$0	Springing	NAP	Maturity Date LTV Ratio:	63.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$53,000,000	96.0%	Loan Payoff:	$43,020,940	77.9%
Borrower Sponsor Equity	$2,214,801	4.0%	Upfront Reserves:	$10,467,479	19.0%
			Closing Costs:	$1,726,381	3.1%
Total Sources:	$55,214,801	100.0%	Total Uses:	$55,214,801	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The FF&E Reserve will commence upon the payment date in October 2025.

The Mortgage Loan. The seventh largest mortgage loan (the “Residence Inn National Mall – Washington D.C. Mortgage Loan” or the “RINM Mortgage Loan”) is secured by the borrower’s fee interest in a 233-room, extended stay hotel located in Washington, D.C. (the “Residence Inn National Mall – Washington D.C. Property” or the “RINM Property”). The RINM Mortgage Loan was originated by Goldman Sachs Bank USA (“GSBI”) on August 27, 2024.

The Borrower and the Borrower Sponsor. The borrowing entity for the RINM Mortgage Loan is Southwest Capital Associates LLC, a District of Columbia limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the RINM Mortgage Loan. The non-recourse carveout guarantor is The Donohoe Companies, Inc. Founded in 1884, The Donohoe Companies, Inc. is a privately owned real estate services company based in Bethesda, Maryland. The Donohoe Companies, Inc. engages in the development, construction and management of commercial and residential real estate.

The Property. The RINM Property is a 233-room extended stay hotel situated on a 0.62-acre site in Washington, D.C. The RINM Property is located within walking distance of nationally recognized destinations including the U.S. Capitol Building, Air & Space Museum, NASA Headquarters, U.S. Department of Transportation, and U.S. International Trade Commission. Built in 2005, the RINM Property’s unit mix consists of 90 king units, 55 one-bedroom king suites, 48 one-bedroom queen suites, 24 two-bedroom suites, 12 queen units and four executive suites. The RINM Property amenities include an indoor pool, fitness room, outdoor patio, lobby workstation and vending area.

The RINM Property currently operates as a Residence Inn by Marriott under a franchise agreement with Marriott International, Inc. (“Marriott”) expiring in 2050.

The RINM Property is required to undergo a franchisor required Property Improvement Plan (“PIP”) in 2025. Key improvements include replacing guestroom and bathroom case goods (i.e. bedframes, desks, chairs and dressers/drawers). An escrow account with a balance of $10,350,954 was reserved at origination to fund the PIP. All PIP items must be completed by February 28, 2026 pursuant to the related franchise agreement.

A-3-58

Hospitality – Extended Stay	Loan #7	Cut-off Date Balance:	$53,000,000
333 East Street Southwest	Residence Inn National Mall – Washington D.C.	Cut-off Date LTV:	63.2%
Washington, DC 20024		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	13.8%

The following table presents certain information relating to the performance of RINM Property:

Historical Occupancy, ADR, RevPAR
	RINM Property(1)(3)			Competitive Set(2)(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	55.2%	$171.65	$94.74	51.4%	$144.15	$74.14
2022	72.4%	$218.98	$158.58	70.2%	$200.93	$141.04
2023	78.5%	$256.88	$201.77	75.0%	$225.23	$168.85

(1)	Occupancy, ADR and RevPAR for the RINM Property are based on historical financial information provided by the borrower sponsor.
(2)	Source: Appraisal.
(3)	Performance in 2021 was below other periods due to the adverse impact of the COVID-19 pandemic.

The Market. The RINM Property is located in the city of Washington in the District of Columbia. Washington offers visitors access to museums, monuments and national politics. As the nation’s hub of political affairs, the city is the center of governmental action and policy in the United States. According to the appraisal, the top five employers in the market are the District of Columbia Government (28,125 employees), District of Columbia Public Schools (14,653 employees), Washington Metropolitan Area Transit Authority (12,980 employees), Verizon Communications, Inc. (11,057 employees) and The World Bank Group (10,000 employees). The market also benefits from a variety of tourism attractions in the area, including Capitol Hill, the National Mall and the Smithsonian Museum complex. The RINM Property is located approximately two miles northeast of the Ronald Reagan Washington National Airport, which processed approximately 25 million passengers in 2023.

The following table presents certain information relating to the primary hotel competition from the appraisal for the RINM Property:

Appraisal Primary Competitive Set(1)
Property	Location	Year Opened	Number of Rooms	Occupancy	ADR	RevPAR
RINM Property(2)	Washington, DC	2005	233	78.5%	$256.88	$201.77
Holiday Inn Washington Capitol	Washington, DC	1980	536	70% - 75%	$210 - $220	$150 - $160
Hyatt Place Washington DC/National Mall	Washington, DC	2015	214	80% - 85%	$220 - $230	$180 - $190
Residence Inn by Marriott Capitol Hill Navy Yard	Washington, DC	2017	170	75% - 80%	$230 - $240	$180 - $190
Homewood Suites by Hilton Capitol – Navy Yard	Washington, DC	2016	195	75% - 80%	$240 - $250	$190 - $200
Hyatt House The Wharf	Washington, DC	2017	237	75% - 80%	$260 - $270	$200 - $210

Source: Appraisal unless otherwise noted.

(1)	Occupancy, ADR and RevPAR are based on estimated 2023 values.
(2)	Occupancy, ADR and RevPAR for the RINM Property are based on historical financial information provided by the borrower sponsor.

Appraisal. The appraisal concluded to an “As-is” value for the RINM Property of $83,900,000 as of May 23, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated June 10, 2024, there was no evidence of any recognized environmental conditions at the RINM Property.

A-3-59

Hospitality – Extended Stay	Loan #7	Cut-off Date Balance:	$53,000,000
333 East Street Southwest	Residence Inn National Mall – Washington D.C.	Cut-off Date LTV:	63.2%
Washington, DC 20024		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	13.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the RINM Property:

Cash Flow Analysis
	2022(1)	2023(1)	TTM 6/30/2024	UW	UW Per Room
Occupancy	72.4%	78.5%	79.5%	79.5%
ADR	$218.98	$256.88	$259.59	$259.59
RevPAR	$158.58	$201.77	$206.26	$206.26

Room Revenue	$13,486,204	$17,159,120	$17,589,159	$17,541,101	$75,284
Food and Beverage Revenue	$177,298	$204,473	$309,579	$308,733	$1,325
Other Departmental Revenue	$796,535	$957,367	$887,219	$884,795	$3,797
Total Revenue	$14,460,037	$18,320,960	$18,785,957	$18,734,629	$80,406

Room Expense	$3,011,569	$3,632,263	$3,620,881	$3,610,988	$15,498
Food and Beverage Expense	$57,792	$106,958	$109,951	$109,651	$471
Other Departmental Expenses	$10,708	($3,232)	$4,468	$4,456	$19
Real Estate Taxes	$1,366,096	$1,334,450	$1,311,476	$1,377,157	$5,911
Property Insurance	$118,886	$142,864	$139,482	$179,725	$771
Other Expenses	$4,686,525	$6,062,313	$6,154,056	$6,137,267	$26,340
Total Expenses	$9,251,576	$11,275,616	$11,340,314	$11,419,244	$49,010

Net Operating Income	$5,208,461	$7,045,344	$7,445,643	$7,315,386	$31,397
FF&E	$578,401	$732,838	$751,438	$749,385	$3,216
Net Cash Flow	$4,630,060	$6,312,506	$6,694,205	$6,566,001	$28,180

NOI DSCR	1.41x	1.91x	2.02x	1.98x
NCF DSCR	1.25x	1.71x	1.81x	1.78x
NOI Debt Yield	9.8%	13.3%	14.0%	13.8%
NCF Debt Yield	8.7%	11.9%	12.6%	12.4%

(1)	The increase in Net Operating Income from 2022 to 2023 is primarily attributable to recovery from the adverse effects from the COVID-19 pandemic.

Escrows and Reserves. At origination, the borrower deposited approximately $116,525 into a tax reserve and $10,350,954 into a PIP reserve that relates to the estimated cost of to complete the PIP renovations at the RINM Property required under the related franchise agreement.

Real Estate Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of estimated annual real estate taxes (initially approximately $116,525).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated annual insurance premium; provided, however, that such insurance escrow is conditionally waived so long as (i) the borrower maintains one or more blanket policies meeting the requirements of the RINM Mortgage Loan documents and provides the lender with evidence of the payment of premiums in respect thereof at least 10 days prior to the date on which such payment would become delinquent and (ii) no event of default is continuing. At origination of the RINM Mortgage Loan, an acceptable blanket policy was in place.

FF&E Reserve – On a monthly basis commencing with the October 2025 monthly payment date, the borrower is required to escrow a consistent monthly amount equal to (i) for the monthly payment dates which occur in October 2025 through September 2026, the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of furniture, fixtures and equipment used in connection with the RINM Property (the “Monthly FF&E Amount”) or (b) 1/12th of 1% of the operating income of the RINM Property for the previous 12-month period, which will be as determined on the anniversary of the last day of the calendar month in which the loan origination date occurs (the “Operating Income”), (ii) for the monthly payment dates which occur in October 2026 through September 2027, the greater of (a) the Monthly FF&E Amount or (b) 1/12th of 2% of the Operating Income, (iii) for the monthly payment dates which occur in October 2027 through September 2028, the greater of (a) the Monthly FF&E Amount or (b) 1/12th of 3% of the Operating Income, and (iv) thereafter, for the monthly payment dates in October through September of the following calendar year, the greater of (a) the Monthly FF&E Amount or (b) 1/12th of 4% of the Operating Income.

PIP Reserve – As it pertains to any other PIP which may be required by Marriott or any replacement franchisor or licensor in connection with the satisfaction of the New License Conditions (as defined below), the borrower is required to escrow the applicable PIP deposit amount within 10 business days after the PIP requirements are identified and a budget related thereto is agreed to by the borrower, the lender and Marriott or any replacement franchisor or licensor.

Lockbox and Cash Management. The RINM Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver direction letters to each of the credit card companies with which the borrower or property manager has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to the borrower under the applicable credit card processing agreement. The borrower is required to (or to cause the property manager to) deposit all revenue generated by the RINM Property into the lender-controlled lockbox account or cash management account (to the extent there is a continuing Cash Management

A-3-60

Hospitality – Extended Stay	Loan #7	Cut-off Date Balance:	$53,000,000
333 East Street Southwest	Residence Inn National Mall – Washington D.C.	Cut-off Date LTV:	63.2%
Washington, DC 20024		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	13.8%

Period (as defined below)) within one business day of receipt. All funds deposited into the lockbox account are required to be transferred on each business day to the borrower’s operating account unless a Cash Management Period exists. During the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept on each payment date to a cash management account under the control of the lender to be applied and disbursed in accordance with the RINM Mortgage Loan documents.

A “Cash Management Period” means any of the following periods: (i) the period from the commencement of a Trigger Period (as defined below) until the earlier to occur of the end of such Trigger Period or the indebtedness is paid in full; or (ii) the period from the occurrence of an event of default until the earlier to occur of such event of default is waived by the lender or the indebtedness is paid in full. A Cash Management Period will not be terminated unless, at the time the borrower satisfies the conditions for termination of the applicable Cash Management Period as set forth in clause (i) or clause (ii) above, there is no continuing event of default and no other event has occurred which would cause an additional Cash Management Period as described above.

A “Trigger Period” means each of the following: (i) each period that (a) commences when the debt service coverage ratio, determined as of the first day of any fiscal quarter, is less than 1.20x (each, a "DSCR Trigger Event"), and the borrower has not timely made the cash deposit into the excess cash flow account or deposited with the lender a letter of credit following the lender's notification of such DSCR Trigger Event and otherwise in accordance with the RINM Mortgage Loan documents, and (b) concludes when the debt service coverage ratio is equal to or greater than 1.20x as of the last day of two consecutive fiscal quarters thereafter, or when a cash deposit in an aggregate amount, such that when combined with the cash balance in the excess cash flow account, is equal to $1,319,350, is made to the excess cash flow account or a letter of credit is deposited with the lender as permitted pursuant to the RINM Mortgage Loan documents, whichever is earlier; (ii) if the financial reports required under the RINM Mortgage Loan documents are not delivered to the lender as and when required, subject, in any event to the notice and cure period specified in the RINM Mortgage Loan documents, a Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period is ongoing under subsection (i) immediately above; and (iii) any period from (a) the RINM Property no longer being subject to the franchise agreement or any replacement thereof entered in accordance with the terms contained in the RINM Mortgage Loan documents to (b) the date upon which the New License Conditions are satisfied.

“New License Conditions” means the delivery to the lender of the following items, each of which is satisfactory to the lender in its commercially reasonable discretion: (i) a replacement franchise agreement with Marriott or another franchisor or licensor acceptable to the lender, in any case for a term of no less than five years beyond the loan maturity date and which contains market terms consistent with other license agreements being issued by Marriott or any replacement thereof for other properties; (ii) a tri-party agreement or comfort letter issued by Marriott or any replacement thereof for the benefit of the lender in the identical form provided to the lender prior to the loan origination date or otherwise approved by the lender and which relates to the franchise agreement, as extended, or any replacement franchise agreement referenced in subsection (i) immediately above; and (iii) a completion guaranty from the guarantor in form satisfactory to the lender for the completion of any PIP requirements required to satisfy any PIP implemented in conjunction with the entering of any extension or replacement franchise agreement as referenced in subsection (i) above, provided, the guarantor's obligation to complete any renovations or related improvements required by a PIP under the completion guaranty will be subject to the lender making available to the guarantor or borrower in a timely manner all related escrowed amounts upon the satisfaction of any conditions precedent set forth in the RINM Mortgage Loan documents.

Letter of Credit. None. However, the borrower may provide a letter of credit to prevent a DSCR Trigger Event as described above under “Lockbox and Cash Management”.

Right of First Offer and Refusal/Right to Purchase. Marriott has a right of first refusal to purchase the RINM Property in the event of a proposed transfer of the RINM Property or an ownership interest in the borrower (or a controlling affiliate of the borrower) to a Competitor (as defined in the related franchise agreement) of the franchisor.

Terrorism Insurance. The RINM Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the RINM Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage on a standalone basis (without giving effect to the cost of terrorism, earthquake and business interruption components of such coverage) and if the cost of terrorism insurance exceeds such amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount).

A-3-61

Retail – Anchored	Loan #8	Cut-off Date Balance:	$49,000,000
12922-13060 Middlebrook Road	Germantown Commons	Cut-off Date LTV:	70.1%
Germantown, MD 20874		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	11.1%

A-3-62

Retail – Anchored	Loan #8	Cut-off Date Balance:	$49,000,000
12922-13060 Middlebrook Road	Germantown Commons	Cut-off Date LTV:	70.1%
Germantown, MD 20874		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	11.1%

A-3-63

Retail – Anchored	Loan #8	Cut-off Date Balance:	$49,000,000
12922-13060 Middlebrook Road	Germantown Commons	Cut-off Date LTV:	70.1%
Germantown, MD 20874		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	11.1%

Germantown Commons
12922-13060 Middlebrook Road
Germantown, MD 20874
Frederick
18 miles
Clarksburg
Bucklodge Conservation Park
Gateway 270 Corporate Park
Clarksburg Premium Outlets
Forterra
Snowden Farm Pkwy
Frederick Rd
Clarksburg Rd
Washington National Pike
W. Old Baltimore Rd
Black Hill Regional Park
Milestone
Earth Networks
Neelsville Village Center
Milestone Shopping Center
Germantown
North Germantown Park
Little Seneca Lake
Father Hurley Blvd
270 Corporate Center
Senseonics
Germantown Rd
Percigen, Inc.
Century 21 Business Center
Montgomery College Germantown Campus
BOYDS
MARC TRAIN
Shops at Town Center & Century Station
Holy Cross Germantown Hospital
Germantown Plaza
US Dept. of Energy
Hughes Network Systems
MONTGOMERY COUNTY
GERMANTOWN
Montgomery Village
Germantown Square
Churchill Village South
Richter Farm Rd
Germantown Rd
Waring Station Rd
Montgomery Business Park
Kingsview Village Center
MedStar Health Women's Health at Gaithersburg
Clopper Rd
South Germantown Splash Park & Mini Golf
Lakeforest Redevelopment
Great Seneca Hwy
Clopper Mill Village
Seneca Creek State Park
Gaithersburg Square
METRO GROVE
West Riding
Quince Orchard Plaza
Clopper Lake
Riffle Ford Rd
Hoyles Mill Conservation Park
Ancient Oak North
Natl. Inst. of Standards and Technology
Gaithersburg
Kentlands
AstraZeneca
Wash. D.C.
23 miles
Market Place
Kentlands Market Square
Darnestown
Damascus
Clarksburg
Columbia
Germantown
Montgomery Village
Olney
Gaithersburg
Poolesville
Darnestown
North Potomac
Rockville
Laurel
MARYLAND
Wheaton
Ashburn
VIRGINIA
Potomac
Sterling
Silver Spring
Herndon
Reston
Bethesda
McLean
WASHINGTON D.C.
Chantilly
Oakton
Vienna
ARLINGTON
Centreville
Fairfax
Annandale
ALEXANDRIA
Burke
Springfield
Manassas
FAIRFAX COUNTY

A-3-64

Mortgage Loan No. 8 – Germantown Commons

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
				Location:	Germantown, MD 20874
Original Balance:	$49,000,000			General Property Type:	Retail
Cut-off Date Balance:	$49,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	4.5%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1990/2003
Borrower Sponsor:	Gary D. Rappaport			Size:	200,726 SF
Guarantors:	The Gary D. Rappaport Revocable			Cut-off Date Balance PSF:	$244
	Trust and Gary D. Rappaport			Maturity Date Balance PSF:	$244
Mortgage Rate:	5.830%			Property Manager:	Rappaport Management Company
Note Date:	9/6/2024				(borrower-related)
Maturity Date:	9/11/2034
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$5,421,178
IO Period:	120 months			UW NCF:	$5,188,964
Seasoning:	1 month			UW NOI Debt Yield:	11.1%
Prepayment Provisions:	L(25),D(88),O(7)			UW NCF Debt Yield:	10.6%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	11.1%
Additional Debt Type:	NAP			UW NCF DSCR:	1.79x
Additional Debt Balance:	NAP			Most Recent NOI:	$4,218,864 (6/30/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$3,983,113 (12/31/2023)
Reserves(1)(2)				3rd Most Recent NOI:	$3,872,619 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.4% (7/22/2024)
RE Taxes:	$0	$55,209	NAP	2nd Most Recent Occupancy:	74.7% (12/31/2023)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	78.8% (12/31/2022)
Replacement Reserve:	$0	$3,757	$188,776	Appraised Value (as of):	$69,900,000 (8/3/2024)
TI/LC Reserve:	$150,000	$20,909	NAP	Appraised Value PSF:	$348
Giant Tenant Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio:	70.1%
Existing TI/LC Obligation Reserve:	$943,602	Springing	NAP	Maturity Date LTV Ratio:	70.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$49,000,000	67.4%	Purchase Price:	$69,700,000	95.8%
Sponsor Equity	$23,719,006	32.6%	Closing Costs:	$1,925,404	2.6%
			Upfront Reserves:	$1,093,602	1.5%
Total Sources:	$72,719,006	100.0%	Total Uses:	$72,719,006	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The seller provided an upfront reserve for gap rent in the amount of $72,503, which is held with a third party and not with the lender and is not collateral for the mortgage loan. See “Escrows and Reserves – Gap Rent Reserve Escrow”.

The Mortgage Loan. The eighth largest mortgage loan (the “Germantown Commons Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $49,000,000 and secured by the fee interest in a 200,726 SF anchored retail property located in Germantown, Maryland (the “Germantown Commons Property”).

The Borrower and the Borrower Sponsors. The borrower for the Germantown Commons Mortgage Loan is Germantown Commons Borrower, LLC, a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor is Gary D. Rappaport and the non-recourse carveout guarantors are The Gary D. Rappaport Revocable Trust and Gary D. Rappaport.

Gary D. Rappaport is the founder and chief executive officer of Rappaport Companies (“Rappaport”), a retail real estate company that provides leasing, tenant representation, management and development services for more than 14.7 million square feet. Founded in 1984, Rappaport’s portfolio includes more than 76 shopping centers and ground floor retail in some 115 mixed-use properties, both residential and office, located primarily throughout the mid-Atlantic region.

The Property. The Germantown Commons Property is a multi-tenant anchored retail center totaling 200,726 SF located in Germantown, Maryland. Built in 1990 and renovated in 2003, the property is situated on a 19.56-acre site and comprises 7 retail buildings and four leased fee pads whereby the tenants own their improvements and ground lease the underlying land from the borrower (PNC, Wendy’s, McDonald’s and M&T Bank). The property is anchored by Giant with other notable tenants including Gold’s Gym and Ross Dress For Less. The property contains 1,450 parking spaces, resulting in a parking ratio of 7.22 spaces per 1,000 SF of rentable area. As of July 22, 2024, the Germantown Commons Property was 95.4% leased to 27 tenants.

A-3-65

Retail – Anchored	Loan #8	Cut-off Date Balance:	$49,000,000
12922-13060 Middlebrook Road	Germantown Commons	Cut-off Date LTV:	70.1%
Germantown, MD 20874		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	11.1%

Major Tenants.

Giant (NR/Baa1/BBB+ by F/M/S&P; 46,756 SF; 23.3% of NRA; 4.6% of UW rent). Giant is an American regional supermarket chain with 165 stores located in Delaware, Maryland, Virginia and Washington, D.C. Giant was acquired by Royal Ahold, a Dutch retail conglomerate, in the 1990s, which then merged with Belgium-based Delhaize Group in 2016 to form Ahold Delhaize. Ahold Delhaize is a Dutch-Belgian multinational retail and wholesale company. The tenant has been located at the property since 1982, and recently extended its lease for a 10-year term, expiring April 30, 2032, with one 10-year renewal option and no termination options remaining. The tenant reported 2023 sales of $453 PSF and an occupancy cost of 2.6%.

Ross Dress For Less (NR/A2/BBB+ by F/M/S&P; 28,006 SF; 14.0% of NRA; 9.9% of UW rent). Ross Dress for Less is the largest off-price apparel and home fashion chain in the United States with 1,765 locations. Ross Dress for Less has a lease expiration of January 01, 2035, with four 5-year renewal options and no termination options remaining. Ross Dress for Less is not yet in occupancy and is expected to open in or around October 2024.

Gold’s Gym (NR/NR/NR by F/M/S&P; 26,136 SF; 13.0% of NRA; 12.4% of UW rent). Gold’s Gym International, Inc. is an American chain of international fitness centers originally started by Joe Gold in Venice Beach, California. Gold’s has more than 650 gyms worldwide (including some 300 gyms outside of the US), with franchises accounting for most of its locations. Gold’s Gym has been a tenant since 2023 and has a lease expiration of March 31, 2033. The tenant has no termination options and one five-year renewal option remaining.

The following table presents certain information relating to the tenancy at the Germantown Commons Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF
							2023 Sales $	Occ Cost %(2)	Lease Expiration	Renewal Options	Termination Option (Y/N)
Major Tenants
Giant	NR/Baa1/BBB+	46,756	23.3%	$250,000	4.6%	$5.35	$21,183,282	2.6%	4/30/2032	1 x 10 years	N
Ross Dress For Less(3)	NR/A2/BBB+	28,006	14.0%	$542,383	9.9%	$19.37	NAV	NAV	1/31/2035	4 x 5 years	N
Gold’s Gym	NR/NR/NR	26,136	13.0%	$679,797	12.4%	$26.01	NAV	NAV	3/31/2033	1 x 5 years	N
Petco	NR/B3/B	14,868	7.4%	$297,360	5.4%	$20.00	NAV	NAV	1/31/2029	NAV	N
Big Blue Swim School	NR/NR/NR	11,900	5.9%	$238,000	4.3%	$20.00	NAV	NAV	1/31/2034	2 x 5 years	N
Major Tenant Subtotal/Wtd. Avg.		127,666	63.6%	$2,007,540	36.7%	$15.72

Non-Major Tenants		63,863	31.8%	$3,469,803	63.3%	$54.33
Occupied Collateral Subtotal/Wtd. Avg.		191,529	95.4%	$5,477,343	100.0%	$28.60
Vacant Space		9,197	4.6%
Total/Wtd. Avg.		200,726	100.0%

(1)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Occupancy cost is based on underwritten base rent, reimbursements and any applicable percentage rent divided by most recent reported sales.
(3)	Ross Dress for Less is in possession and has accepted their space. The tenant is expected to open in or around October 2024.
(4)	Petco has a conditional termination option. If Ross Dress for Less does not open by November 2, 2024, Petco will have 30 days to terminate its lease.

The following table presents a summary of sales and occupancy costs for certain Major Tenants at the Germantown Commons Property.

Tenant Sales(1)(2)
	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	Occupancy Cost(3)
Giant	$428	$421	$453	2.6%

(1)	Information obtained from the borrower.
(2)	Tenants shown in the Tenant Summary table above and not included in the Tenant Sales table did not provide historical sales information.
(3)	Occupancy cost is based on underwritten base rent and reimbursements divided by most recent reported sales.

A-3-66

Retail – Anchored	Loan #8	Cut-off Date Balance:	$49,000,000
12922-13060 Middlebrook Road	Germantown Commons	Cut-off Date LTV:	70.1%
Germantown, MD 20874		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	11.1%

The following table presents certain information relating to the lease rollover schedule at the Germantown Commons Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	6	13,817	6.9%	6.9%	$755,848	13.8%	13.8%	$54.70
2027	4	9,997	5.0%	11.9%	$635,756	11.6%	25.4%	$63.59
2028	5	17,767	8.9%	20.7%	$1,312,847	24.0%	49.4%	$73.89
2029	5	30,919	15.4%	36.1%	$829,625	15.1%	64.5%	$26.83
2030	0	0	0.0%	36.1%	$0	0.0%	64.5%	$0.00
2031	0	0	0.0%	36.1%	$0	0.0%	64.5%	$0.00
2032	2	47,946	23.9%	60.0%	$295,512	5.4%	69.9%	$6.16
2033	1	26,136	13.0%	73.0%	$679,797	12.4%	82.3%	$26.01
2034	3	16,941	8.4%	81.5%	$425,575	7.8%	90.1%	$25.12
2035 & Thereafter	1	28,006	14.0%	95.4%	$542,383	9.9%	100.0%	$19.37
Vacant	0	9,197	4.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	27	200,726	100.0%		$5,477,343	100.0%		$28.60(3)

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Germantown Commons Property is located in Germantown, Maryland, which is approximately 28 miles outside of Washington, D.C. The property is located 0.5 miles from Interstate 270 which reports a daily traffic count of 133,500 vehicles per day. Major employers in the area include District of Columbia Government, Fairfax County Public Schools, Montgomery County Public Schools, INOVA Health Systems and Prince George's County Public Schools.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius was approximately 24,246, 103,919 and 210,134, respectively, and the average household income within the same radii was $124,117, $151,907 and $156,451, respectively.

According to a third-party market research report, the Germantown Common Property is located within the Germantown submarket of the Washington, D.C. retail market. As of the first quarter of 2024, the submarket reported total inventory of approximately 2.64 million SF with a 3.1% vacancy rate and average asking rent of $35.79 PSF. The appraisal concluded to market rents for the Germantown Commons Property ranging from $10.00 PSF for the grocery anchor space, to $400,000 for bank ground lease space (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the Germantown Commons Property:

Market Rent Summary
	Grocery Anchor	Gym	Jr Anchor	Large Inline: >7500 SF	Med Inline: 2k- 7500 SF	Small Inline: >2000 SF	Ground Lease-Bank	Ground Lease- Retail/ Restaurant
Market Rent (PSF)	$10.00	$25.00	$20.00	$30.00	$34.00	$50.00	$400,000	$200,000
Lease Term (Years)	240	120	120	120	120	120	240	240
Lease Type (Reimbursements)	Net	Net	Net	Net	Net	Net	None	None
Tenant Improvements New (PSF)	$25.00	$25.00	$10.00	$10.00	$10.00	$10.00	None	None
Rent Increase Projection	10% Every 5 Years	10% Every 5 Years	10% Every 5 Years	3% Annually	3% Annually	3% Annually	10% Every 5 Years	10% Every 5 Years

Source: Appraisal.

A-3-67

Retail – Anchored	Loan #8	Cut-off Date Balance:	$49,000,000
12922-13060 Middlebrook Road	Germantown Commons	Cut-off Date LTV:	70.1%
Germantown, MD 20874		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	11.1%

The table below presents certain information relating to comparable sales pertaining to the Germantown Commons Property identified by the appraisal:

Comparable Sales
Property Name	Location	Rentable Area (SF)	Year Built	Occupancy	Anchors	Sale Date	Sale Price (PSF)
Giant Center	7356-7679 Linton Hall Road Gainesville, VA	103,950	2000	95.0%	Giant	6/2024	$279.82
Stonebridge at Potomac Town Center	2401 Opitz Boulevard Woodbridge, VA	504,000	2008	86.0%	Wegmans supermarket	8/2023	$342.26
Montgomery Village	19200 Montgomery Village Ave Montgomery Village, MD	131,015	1990 / 2021	100.0%	Aldi and Big Lots	12/2022	$307.22
East Gate Marketplace - Chantilly	25360 Eastern Marketplace Plaza Chantilly, VA	116,032	2009	95.0%	Harris Teeter	12/2022	$396.44
Cheshire Station	4119-4271 Cheshire Station Plaza Dale City, VA	105,054	1999 / 2002	100.0%	Safeway Supermarket	5/2022	$277.00

Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the Germantown Commons Property of $69,900,000 as of August 03, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated August 27, 2024, there was no evidence of any recognized environmental conditions at the Germantown Commons.

A-3-68

Retail – Anchored	Loan #8	Cut-off Date Balance:	$49,000,000
12922-13060 Middlebrook Road	Germantown Commons	Cut-off Date LTV:	70.1%
Germantown, MD 20874		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	11.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Germantown Commons Property:

Cash Flow Analysis
	2022		2023	TTM 6/30/2024		UW		UW PSF
Base Rent	$4,023,001		$4,116,468	$4,349,215		$5,477,343		$27.29
Grossed Up Vacant Space	$76,901		$273,192	$214,364		$312,698		$1.56
Gross Potential Rent	$4,099,902		$4,389,660	$4,563,579		$5,790,041		$28.85

Other Income	$34,401		$34,288	$36,766		$36,766		$0.18
Percentage Rent	$45,202		$67,629	$61,834		$67,629		$0.34
Total Recoveries	$1,137,341		$1,086,685	$1,226,317		$1,143,881		$5.70
Net Rental Income	$5,316,846		$5,578,262	$5,888,496		$7,038,318		$35.06
(Free Rent Adjustment)	$0		$0	$0		$0		$0.00
(Vacancy & Credit Loss)	($76,901)		($273,192)	($214,364)		($312,698)	(1)	($1.56)
Effective Gross Income	$5,239,945		$5,305,070	$5,674,132		$6,725,620		$33.51

Real Estate Taxes	$588,188		$609,505	$620,902		$623,268		$3.11
Insurance	$128,527		$157,349	$167,069		$42,117		$0.21
Management Fee	$203,648		$209,290	$230,009		$201,769		$1.01
Other Operating Expenses	$446,963		$345,813	$437,288		$437,288		$2.18
Total Operating Expenses	$1,367,326		$1,321,957	$1,455,268		$1,304,441		$6.50
								$0.00
Net Operating Income	$3,872,619	(2)	$3,983,113	$4,218,864	(2)	$5,421,178	(2)	$27.01
Replacement Reserves	$0		$0	$0		$45,446		$0.23
TI/LC	$0		$0	$0		$186,769		$0.93
Net Cash Flow	$3,872,619		$3,983,113	$4,218,864		$5,188,964		$25.85

Occupancy %	78.8%		74.7%	95.4%		93.7%	(1)
NOI DSCR	1.34x		1.38x	1.46x		1.87x
NCF DSCR	1.34x		1.38x	1.46x		1.79x
NOI Debt Yield	7.9%		8.1%	8.6%		11.1%
NCF Debt Yield	7.9%		8.1%	8.6%		10.6%

(1)	The underwritten economic vacancy is 6.3%. A tenant occupying 3,020 square feet (1.5% of NRA) that is delinquent on its rent was underwritten as vacant.
(2)	The increase in Net Operating Income and Occupancy % between 2022 and UW is primarily attributed to (i) DSW (26,136 SF) vacating in April 2022 and the space being re-let to Gold’s Gym in March 2023, and (ii) Bed Bath & Beyond (28,006 SF) vacating in April 2023 and the space being re-let to Ross Dress for Less, which is expected to open in or around October 2024.

Escrows and Reserves.

Real Estate Taxes – The Germantown Commons Mortgage Loan documents require ongoing monthly deposits of $55,209 for real estate taxes.

Insurance – The Germantown Commons Mortgage Loan documents require an upfront deposit and ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Germantown Commons Property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

Replacement Reserve – The Germantown Commons Mortgage Loan documents require ongoing monthly replacement reserve deposits of $3,757 subject to a cap of $188,776.

TI/LC Reserve – The Germantown Commons Mortgage Loan documents require an upfront deposit of $150,000 and ongoing monthly reserves of $20,909 ($1.25 per square foot annually) for tenant improvements and leasing commissions reserves.

Giant Tenant Reserve – Beginning 12 months prior to Giant’s lease expiration date of April 30, 2032 and continuing for 10 months up until Giant’s notice period (two months prior to lease expiration), the Germantown Commons Property loan documents require ongoing monthly reserves of $100,000 for tenant improvements and leasing commissions to be held for the exclusive use for the Giant space.

Existing TI/LC Obligations – The Germantown Commons Mortgage Loan documents require an upfront deposit of $943,602 for outstanding tenant improvements and leasing commissions.

Gap Rent Reserve – At loan origination, the seller of the Germantown Commons Property provided an upfront reserve for gap rent in the amount of $72,503, which is held with a third party and not with the lender and is not collateral for the mortgage loan.

A-3-69

Retail – Anchored	Loan #8	Cut-off Date Balance:	$49,000,000
12922-13060 Middlebrook Road	Germantown Commons	Cut-off Date LTV:	70.1%
Germantown, MD 20874		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	11.1%

Lockbox and Cash Management. The Germantown Commons Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower or property manager is required to collect all rents and income from the property and deposit such funds into the lockbox account. On each business day, all funds in the lockbox account will be transferred to the borrower’s operating account. Upon the occurrence of a Cash Trap Event Period (defined below), all amounts available in the deposit account are required to be transferred to a cash management account. During the continuance of a Cash Trap Event Period, all excess cash flow is required to be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.20x (IO) (tested quarterly).
(iii)	Giant (a) vacates or fails to occupy the entirety of its space, fails to be open to the public for business or goes dark (or gives notice to do so), (b) gives notice of its intent to terminate its lease or (c) fails to renew its lease at least two months prior to the then-current lease expiration on terms and conditions reasonably acceptable to the lender, or (d) files for bankruptcy or a similar insolvency proceeding.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), upon the cure of the related event of default;
●	with regard to clause (ii), upon the NCF DSCR being at least 1.25x (IO) for two consecutive calendar quarters;
●	with regard to clause (iii)(a), upon Giant reopening for business and conducting normal business operations in substantially all of its space, paying full unabated rent for two consecutive calendar quarters, and borrower has delivered a satisfactory tenant estoppel;
●	with regard to clause (iii)(b), upon Giant revoking such notice, being open for business and conducting normal business operations in substantially all of its space, paying full unabated rent for two consecutive calendar quarters, and borrower has delivered a satisfactory tenant estoppel;
●	with regard to clause (iii)(c), upon Giant renewing its lease in writing in accordance with the terms and conditions of the lease and borrower has delivered a satisfactory tenant estoppel;
●	with regard to clause (iii)(d), upon Giant no longer being subject to any such state or federal bankruptcy or insolvency proceeding; or
●	with regard to clauses (iii)(a)-(d), upon lender receiving evidence that borrower has entered into a new lease(s) with satisfactory replacement tenant(s) for all or substantially all of the Giant space and (i) that each replacement tenant has accepted possession and is in occupancy of, and is open for business and conducting normal business operations at, all or substantially all of the space demised under the lease and is paying full, unabated rent in accordance with the lease, (ii) that the rents payable under any such replacement lease are comparable to existing local market rates for similar properties and (iii) that all landlord obligations have been duly performed, completed and paid for, as confirmed by a fully-executed lease and a tenant estoppel.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Germantown Commons Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-70

Office - Suburban	Loan #9	Cut-off Date Balance:	$46,000,000
20 & 40 Pacifica	20 & 40 Pacifica	Cut-off Date LTV:	43.1%
Irvine, CA 92618		UW NCF DSCR:	2.83x
		UW NOI Debt Yield:	16.8%

A-3-71

Office - Suburban	Loan #9	Cut-off Date Balance:	$46,000,000
20 & 40 Pacifica	20 & 40 Pacifica	Cut-off Date LTV:	43.1%
Irvine, CA 92618		UW NCF DSCR:	2.83x
		UW NOI Debt Yield:	16.8%

20 & 40 Pacifica
20 & 40 Pacifica
Irvine, CA 92618
SANTA ANA MTS.
Tustin
Tustin Ranch Golf Course
The Market Place
Northpark Plaza
Kia America
IRVINE
Irvine Valley College
Crossroads
Westpark Plaza
John Wayne Airport 3 miles
Alton Square
Oak Creek Shopping Ctr.
Discovery Business Center
Sand Canyon Plaza
Hoag Hospital-Irvine
Kaiser Permanente OC-Irvine Medical Center
Quail Hill Shopping Ctr.
Strawberry Farms Golf Course
Concordia University Irvine
Orange County Great Park
Irvine Spectrum Center
Alton Marketplace
IRVINE TECHNOLOGY CENTER
Albertsons Distribution Center
Applied Medical - Irvine Campus
Chapman Univ. Rinker Health Science Campus
Eaton Aerospace
Meggitt Defense Systems
Lake Forest Town Center
Spigen
Pretend City Children's Museum
Lake Forest
ORANGE COUNTY
Shady Canyon Golf Club
Twin Peaks Plaza
The Orchard
Laguna Woods
Laguna Woods GC
Willow Tree Shopping Center
Saddleback Mem. Medical Center
Aliso Viejo Country Club
Mission Viejo
Newport Beach
Acacia Knolls
Laguna Coast Wilderness Park
Laguna Hills
Aliso Viejo
Santa Ana Fwy
San Diego Fwy
San Joaquin Hills Trans. Corridor
METROLINK IE-OC/ORANGE LINES
METROLINK IE-OC/ORANGE COUNTY LINES
Irvine
Red Hill Rd.
Irvine Blvd.
Tustin Ranch Rd.
Jamboree Rd.
Walnut Ave.
Portola Pkwy.
Culver Dr.
Irvine Blvd.
Trabuco Rd.
Jeffrey Rd.
Harvard Ave.
Culver Dr.
Irvine Center Dr.
Sand Canyon Ave.
Jeffrey Rd.
Alton Pkwy.
University Dr.
Shady Cyn. Rd.
Turtle Rock Dr.
Shady Cyn. Dr.
Lake Forest Dr.
Laguna Cyn Rd.
Irvine Blvd.
Alton Pkwy.
Bake Pkwy.
Trabuco Rd.
Lake Forest Dr.
Ridge Rte Dr.
El Toro Rd.
Los Alisos Blvd.
Jeronimo Rd.
Rockfield Blvd.
Muirlands Blvd.
El Toro Rd.
Moulton Pkwy.
Aliso Creek Rd.
Glenwood Dr.
Aliso Viejo Pkwy.
Alicia Pkwy.
La Paz Rd.
Oso Pkwy.
5
261
133
405
241
73
Burbank
Pasadena
Glendale
LOS ANGELES
Santa Monica
Pomona
Fontana
SAN BERNARDINO
Redlands
Yucaipa
Ontario
RIVERSIDE
Pico Rivera
Fullerton
Manhattan Beach
Torrance
LONG BEACH
ANAHEIM
SANTA ANA
Corona
Moreno Valley
Perris
Hemet
Huntington Beach
Irvine
Lake Forest
Newport Beach
Laguna Hills
San Clemente
Murrieta
Temecula
Fallbrook
Pacific Ocean
Oceanside
Carlsbad
Vista
Escondido
Encinitas
Poway
Ramona
Santee
SAN DIEGO
El Cajon
La Mesa
Coronado
Chula Vista
MEXICO

A-3-72

Mortgage Loan No. 9 – 20 & 40 Pacifica

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		JPMCB		Single Asset/Portfolio:	Single Asset
				Location:	Irvine, CA 92618
Original Balance(1):		$46,000,000		General Property Type:	Office
Cut-off Date Balance(1):		$46,000,000		Detailed Property Type:	Suburban
% of Initial Pool Balance:		4.2%		Title Vesting:	Fee
Loan Purpose:		Recapitalization		Year Built/Renovated:	2007, 2008/NAP
Borrower Sponsor:		The Irvine Company LLC		Size:	627,900 SF
Guarantor:		Irvine Core Office LLC		Cut-off Date Balance Per SF(1):	$183
Mortgage Rate:		5.6260%		Maturity Date Balance Per SF(1):	$183
Note Date:		6/20/2024		Property Manager:	Irvine Management Company
Maturity Date:		7/11/2034			(borrower-related)
Term to Maturity:		120 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$19,314,829
IO Period:		120 months		UW NCF:	$18,562,547
Seasoning:		3 months		UW NOI Debt Yield(1):	16.8%
Prepayment Provisions:		L(24),YM1(3),DorYM1(88),O(5)		UW NCF Debt Yield(1):	16.1%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	16.8%
Additional Debt Type(1):		Pari Passu		UW NCF DSCR(1):	2.83x
Additional Debt Balance(1):		$69,000,000		Most Recent NOI:	$17,891,929 (4/30/2024 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$18,128,883 (6/30/2023)
				3rd Most Recent NOI:	$18,479,113 (6/30/2022)
Reserves(2)				Most Recent Occupancy:	88.4% (6/17/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.0% (12/31/2023)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	97.0% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$267,100,000 (5/29/2024)
Replacement Reserve:	$0	Springing	NAP	Appraised Value PSF:	$425
TI/LC Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	43.1%
Other Reserve(3):	$6,716,561	Springing	NAP	Maturity Date LTV Ratio(1):	43.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$115,000,000	100.0%	Return of Equity(4):	$107,578,442	93.5%
			Upfront Reserves:	$6,716,561	5.8%
			Closing Costs:	$704,997	0.6%
Total Sources:	$115,000,000	100.0%	Total Uses:	$115,000,000	100.0%

(1)	The 20 & 40 Pacifica Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $115.0 million (the “20 & 40 Pacifica Whole Loan”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 20 & 40 Pacifica Whole Loan.
(2)	See “Escrows and Reserves” below.
(3)	Other Reserves consist of Outstanding TI/LC Reserve ($6,384,831) and Rent Concession Reserve ($331,730).
(4)	The 20 & 40 Pacifica Property (as defined below) was previously unencumbered.

The Mortgage Loan. The 20 & 40 Pacifica mortgage loan (the “20 & 40 Pacifica Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in two Class A office buildings containing 627,900 square feet, located in Irvine, California (the “20 & 40 Pacifica Property”). The 20 & 40 Pacifica Whole Loan is evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $115.0 million, has a 10-year interest-only term and accrues interest at a rate of 5.6260% per annum. The 20 & 40 Pacifica Whole loan was co-originated on June 20, 2024 by Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association. The 20 & 40 Pacifica Mortgage Loan is evidenced by the non-controlling Notes A-3 and A-4, which have an aggregate outstanding principal balance as of the Cut-off Date of $46,000,000. The controlling Note A-1 and non-controlling Note A-2, which have an aggregate outstanding principal balance as of the Cut-off Date of $69,000,000, were contributed to the BMO 2024-C9 securitization.

The table below identifies the promissory notes that comprise the 20 & 40 Pacifica Whole Loan. The 20 & 40 Pacifica Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-C9 securitization. The relationship between the holders of the 20 & 40 Pacifica Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

A-3-73

Office - Suburban	Loan #9	Cut-off Date Balance:	$46,000,000
20 & 40 Pacifica	20 & 40 Pacifica	Cut-off Date LTV:	43.1%
Irvine, CA 92618		UW NCF DSCR:	2.83x
		UW NOI Debt Yield:	16.8%

20 & 40 Pacifica Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMO 2024-C9	Yes
A-2	29,000,000	29,000,000	BMO 2024-C9	No
A-3	26,000,000	26,000,000	BANK 2024-BNK48	No
A-4	20,000,000	20,000,000	BANK 2024-BNK48	No
Whole Loan	$115,000,000	$115,000,000

The Borrower and the Borrower Sponsors. The borrower is 20-40 Pacifica LLC, a special purpose, bankruptcy-remote entity and a Delaware limited liability company with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 20 & 40 Pacifica Whole Loan. The borrower sponsor of the 20 & 40 Pacifica Whole Loan is The Irvine Company LLC (“The Irvine Company”) and the non-recourse carveout guarantor is Irvine Core Office LLC. The Irvine Company is a private real estate investment company headquartered in Newport Beach, California and headed by Donald Bren. The Irvine Company focuses on long-term ownership of a real estate portfolio encompassing apartment communities, new home villages, office buildings, retail, dining and entertainment and resorts. The Irvine Company’s holdings consist of 129 million square feet and includes more than 590 office buildings, 125 apartment communities with 65,000 units, 40 retail centers, one coastal resort, three golf courses and five marinas. The Irvine Company’s collection of office properties are located in Orange County, California, Los Angeles, San Diego, Silicon Valley, Chicago and New York.

The Property. The 20 & 40 Pacifica Property is comprised of two, 14-story, Class A office buildings containing a total of 627,900 square feet, located in Irvine, California. The 20 & 40 Pacifica Property is located north of the San Diego Freeway (Interstate 405) and is 0.2 miles from the Irvine Spectrum, a third party research report rated A++ super regional mall with over 150 retail, dining, and entertainment destinations. The 20 & 40 Pacifica Property was developed by the borrower sponsor in 2007 and 2008 and contains numerous amenities including a five-level, onsite parking structure, containing 2,307 parking spaces (3.67 spaces per 1,000 square feet), new private KINETIC fitness center, café, Wi-Fi-enabled outdoor workspaces with shaded seating, game room with gathering space, tech-enabled conference center, car wash with detailing, dry cleaning, and an electric vehicle charging station. As of June 17, 2024, the 20 & 40 Pacifica Property was 88.4% leased to 35 tenants. The 20 & 40 Pacifica Property has a 10-year average historical occupancy of 96.8%.

Major Tenants.

Amazon (199,557 square feet; 31.8% of NRA; 37.4% of underwritten rent). Amazon occupies 199,557 square feet on a lease that expires May 31, 2026. Amazon has been a tenant at the 20 & 40 Pacifica Property since 2011, has two 5-year renewal options and no termination options. Amazon is an American multinational technology company which focuses on e-commerce, cloud computing, digital streaming, and artificial intelligence. Amazon reported net income of approximately $30.4 billion in 2023.

CoreLogic Inc (92,005 square feet; 14.7% of NRA; 17.3% of underwritten rent) (“CoreLogic”). CoreLogic occupies 92,005 square feet on a lease that expires July 31, 2028. CoreLogic has been a tenant at the 20 & 40 Pacifica Property since 2012, has one 5-year renewal option and no termination options. CoreLogic is an Irvine, California based Fortune 1000 company and a leading information services provider of financial, property, and consumer information, analytics, and business intelligence. The company analyzes information assets and data to provide clients with analytics and customized data services. The company reported a revenue of $1.6 billion in 2020.

Brown & Streza, LLP (43,580 square feet; 6.9% of NRA; 7.7% of underwritten rent) (“Brown & Streza”). Brown & Streza expanded by 13,251 square feet and occupies 43,580 square feet beginning July 1, 2024 through June 30, 2032. Brown & Streza has been a tenant at the 20 & 40 Pacifica Property since 2011, has one 5-year renewal option and no termination options. Brown & Streza is a law firm providing integrated legal services in the areas of tax, estate, business, and charitable planning, mergers and acquisitions, business succession planning, trust and estate administration, and real estate. The 20 & 40 Pacifica Property serves as Brown & Streza’s corporate headquarters.

A-3-74

Office - Suburban	Loan #9	Cut-off Date Balance:	$46,000,000
20 & 40 Pacifica	20 & 40 Pacifica	Cut-off Date LTV:	43.1%
Irvine, CA 92618		UW NCF DSCR:	2.83x
		UW NOI Debt Yield:	16.8%

The following table presents certain information relating to the tenancy at the 20 & 40 Pacifica Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Amazon	A1/AA-/AA	199,557	31.8%	$9,674,520	37.4%	$48.48	5/31/2026	2 x 5Yr	N
CoreLogic Inc	B2/NR/B-	92,005	14.7%	$4,471,443	17.3%	$48.60	7/31/2028	1 x 5 Yr	N
Brown & Streza, LLP(4)	NR/NR/NR	43,580	6.9%	$1,992,396	7.7%	$45.72	6/30/2032	1 x 5 Yr	N
Century Business Solutions	NR/NR/NR	33,694	5.4%	$1,924,215	7.4%	$57.11	2/28/2030	1 x 5 Yr	N
KPMG LLP(5)	NR/NR/NR	34,585	5.5%	$1,286,562	5.0%	$37.20	7/31/2029	1 x 5 Yr	Y
Major Tenants Subtotal/Wtd. Avg.		403,421	64.2%	$19,349,136	74.8%	$47.96
Other Tenants		151,358	24.1%	$6,520,894	25.2%	$43.08
Occupied Subtotal/Wtd. Avg.		554,779	88.4%	$25,870,030	100.0%	$46.63
Vacant Space(6)		73,121	11.6%
Total/Wtd. Avg.		627,900	100.0%

(1)	Based on the underwritten rent roll dated June 17, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Annual UW Base Rent and Annual UW Base Rent PSF shown above includes one tenant with a lease commencing in February 2025 totalling approximately $202,792 and contractual rent steps through June 2025 totaling $879,214.
(4)	Brown & Streza, LLP has expanded by 13,251 square feet with a lease commencement date of July 1, 2024.
(5)	KPMG LLP has a one-time option to terminate a portion of its space (11,560 square feet) after July 31, 2027 with the payment of unamortized tenant improvement costs and leasing commissions and two months of base rent.
(6)	Vacant space includes five tenants totaling 59,868 square feet that have listed space for sublease and were underwritten as vacant.

The following table presents certain information relating to the lease rollover schedule at the 20 & 40 Pacifica Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent Rolling	UW Base Rent PSF Rolling
MTM/2024	1	1,995	0.3%	0.3%	$89,775	0.3%	0.3%	$45.00
2025	8	53,568	8.5%	8.8%	$2,509,932	9.7%	10.0%	$46.86
2026	8	236,174	37.6%	46.5%	$11,251,956	43.5%	53.5%	$47.64
2027	10	38,169	6.1%	52.5%	$1,527,293	5.9%	59.4%	$40.01
2028	1	92,005	14.7%	67.2%	$4,471,443	17.3%	76.7%	$48.60
2029(3)	4	50,473	8.0%	75.2%	$1,900,229	7.3%	84.1%	$37.65
2030	1	33,694	5.4%	80.6%	$1,924,215	7.4%	91.5%	$57.11
2031	1	5,121	0.8%	81.4%	$202,792	0.8%	92.3%	$39.60
2032	1	43,580	6.9%	88.4%	$1,992,396	7.7%	100.0%	$45.72
2033	0	0	0.0%	88.4%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	88.4%	$0	0.0%	100.0%	$0.00
2035 & Thereafter	0	0	0.0%	88.4%	$0	0.0%	100.0%	$0.00
Vacant(4)	0	73,121	11.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	35	627,900	100.0%		$25,870,030	100.0%		$46.63	(5)

(1)	Based on the underwritten rent roll dated June 17, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Total UW Base Rent Rolling , Approx. % of Total UW Base Rent Rolling , and UW Base Rent PSF Rolling includes one tenant with a lease commencing in February 2025 totaling approximately $202,792 and contractual rent steps through June 2025 totaling $879,214.
(4)	Vacant space includes five tenants totaling 59,868 square feet that have listed space for sublease and were underwritten as vacant.
(5)	Excludes vacant space.

A-3-75

Office - Suburban	Loan #9	Cut-off Date Balance:	$46,000,000
20 & 40 Pacifica	20 & 40 Pacifica	Cut-off Date LTV:	43.1%
Irvine, CA 92618		UW NCF DSCR:	2.83x
		UW NOI Debt Yield:	16.8%

The Market. The 20 & 40 Pacifica Property is located in Irvine, Orange County, California. Primary access to the subject neighborhood is through Interstate 5, which runs in a northwest/southeast direction and the San Diego 405 Freeway, which runs in an east/west direction of the 20 & 40 Pacifica Property. Land uses within the neighborhood consist primarily of multi-family, commercial, office and retail developments. The 20 & 40 Pacifica Property is 0.2 miles from the Irvine Spectrum mall, a super regional mall with over 150 retail, dining, and entertainment destinations. The 20 & 40 Pacifica Property is 1.0 mile southwest of Irvine’s Great Park. The Great Park is a 4,639-acre community, which is currently being developed and will contain a 2.5 mile canyon, 20-acre lake, cultural terrace, sports park, library, botanic gardens, great lawn, performing arts venue, veteran’s memorial, aircraft museum, and a 974-acre nature preserve and wildlife corridor.

According to a third party market report, the 20 & 40 Pacifica Property is located within the Irvine Spectrum office submarket, which has an inventory of 16.9 million SF with a vacancy rate of 12.9% as of June 2024. Inventory has increased by just 1.6 million SF over the last five years and there are no projects currently under construction.

The 2023 population within a one-, three- and five-mile radius of the 20 & 40 Pacifica Property was 14,865, 94,537 and 388,018, respectively. The 2023 average household income within the same radii was $152,269, $155,509, $157,344, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 20 & 40 Pacifica Property:

Market Rent Summary(1)
	Floors 1-5	Floors 6-10	Floors 11-14
Market Rent (PSF)	$39.00	$42.00	$51.00
Lease Term (Years)	5	5	5
Lease Type	FSG	FSG	FSG
Escalations (Annual)	3.5%	3.5%	3.5%
Tenant Improvements (New/Renewal)	$30 / $15	$30 / $15	$30 / $15
Leasing Commissions (New/Renewal)	6.0% / 2.0%	6.0% / 2.0%	6.0% / 2.0%
Free Rent (Months) (New/Renewal)	None	None	None

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable properties to the 20 & 40 Pacifica Property identified by the appraiser:

Comparable Office Leases
Property Name	Year Built	Occ.	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF
20 & 40 Pacifica Irvine, CA	2007, 2008	88.4%(1)	627,900(2)	-	-	-	-
Office Building 200 Spectrum Center Drive Irvine, CA	2016	84%	425,044	Triple-I Group	May-24 / 2.0	2,921	$57.60
400 Spectrum 400 Spectrum Center Drive Irvine, CA	2017	100%	466,696	The Trade Desk	Mar-24 / 6.1	9,756	$53.40
100 Spectrum Center 100 Spectrum Center Drive Irvine, CA	1990	88%	366,227	Dermody Operating Co.	Oct-23 / 3.0	2,097	$40.80
Spectrum Office 300 Spectrum Center Drive Irvine, CA	1989	98%	379,602	Ekwani, LLC	Apr-24 / 3.0	2,866	$39.00
Spectrum Palm Court 15615 & 15635 Alton Parkway Irvine, CA	1989	97%	171,200	Smart Modular Technologies	Sep-22 / 3.0	4,394	$33.60

Source: Appraisal unless otherwise indicated.

(1)	Based on the underwritten rent roll dated June 17, 2024.

A-3-76

Office - Suburban	Loan #9	Cut-off Date Balance:	$46,000,000
20 & 40 Pacifica	20 & 40 Pacifica	Cut-off Date LTV:	43.1%
Irvine, CA 92618		UW NCF DSCR:	2.83x
		UW NOI Debt Yield:	16.8%

Comparable Sales Summary
Property Name/Location	Year Built/Renovated	Total NRA (SF)	Occupancy	Sale Date	Sale Price	Sale Price PSF
Summit Office Plaza 23272 & 23282 Mill Creek Drive Laguna Hills, CA	1984 / NAP	56,096	90%	Oct-23	$14,500,000	$258.49
Intersect 17877 & 17875 Von Karman Avenue; 17838 & 17872 Gillette Avenue Irvine, CA	1989 / 2019	446,782	85%	Jun-22	$235,250,000	$526.54
Brandman University 16355 Laguna Canyon Road Irvine, CA	1998 / NAP	113,882	56%	Mar-23	$43,500,000	$381.97
6922 Hollywood 6922 Hollywood Boulevard Los Angeles, CA	1966 / 2021	208,088	71%	Oct-22	$96,000,000	$461.34
555 Aviation 555 Aviation Boulevard El Segundo, CA	1966 / 2017	259,754	100%	Jun-22	$205,500,000	$791.13

Source: Appraisal.

Appraisal. According to the appraisal as of May 29, 2024, the 20 & 40 Pacifica Property had an “as-is” appraised value of $267,100,000.

Environmental Matters. According to the Phase I environmental site assessment dated May 24, 2024, there was no evidence of any recognized environmental conditions at the 20 & 40 Pacifica Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 20 & 40 Pacifica Property:

Cash Flow Analysis
	2021(1)	2022(1)	2023(1)	TTM 4/30/2024(2)	UW(3)	UW PSF
In-Place Base Rent	$24,383,880	$25,230,676	$25,017,782	$24,621,397	$28,752,190	$45.79
Vacancy/Credit Loss	$0	$0	$0	$0	($2,882,159)	($4.59)
Net Rental Income	$24,383,880	$25,230,676	$25,017,782	$24,621,397	$25,870,030	$41.20
Expense Reimbursement	$737,312	$455,512	$1,199,321	$1,570,682	$1,570,682	$2.50
Other Income	$193,958	$215,376	$228,938	$250,652	$250,652	$0.40
Parking/Garage Income	$1,184,574	$1,730,383	$1,920,464	$1,871,911	$1,871,911	$2.98
Effective Gross Income	$26,499,724	$27,631,947	$28,366,505	$28,314,642	$29,563,275	$47.08

Total Expenses(4)	$8,563,667	$9,152,834	$10,237,622	$10,422,713	$10,248,447	$16.32

Net Operating Income	$17,936,057	$18,479,113	$18,128,883	$17,891,929	$19,314,829	$30.76
Capital Expenses	$0	$0	$0	$0	$125,580	$0.20
TI/LC	$0	$0	$0	$0	$626,702	$1.00
Net Cash Flow	$17,936,057	$18,479,113	$18,128,883	$17,891,929	$18,562,547	$29.56

Occupancy (%)	97.0%	97.0%	97.0%	88.4%	90.0%
NOI DSCR(5)	2.73x	2.82x	2.76x	2.73x	2.94x
NCF DSCR(5)	2.73x	2.82x	2.76x	2.73x	2.83x
NOI Debt Yield(5)	15.6%	16.1%	15.8%	15.6%	16.8%
NCF Debt Yield(5)	15.6%	16.1%	15.8%	15.6%	16.1%

(1)	Historical cash flows reflect the full-year reporting period for the borrower sponsor, which has a fiscal year ending in June.
(2)	TTM represents the trailing 12-month period ending April 30, 2024 and is inclusive of $14,349 of percentage rent.
(3)	Based on the underwritten rent roll dated June 17, 2024. In-Place Base Rent includes one tenant with a lease commencing in February 2025 totaling approximately $202,792 and contractual rent steps through June 2025 totaling $879,214.
(4)	Includes City of Irvine assessment district liens allocable to the 20 & 40 Pacifica Property. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.
(5)	DSCRs and Debt Yields based on the 20 & 40 Pacifica Whole Loan.

Escrows and Reserves. At origination, the borrower deposited (i) $6,384,831 for unfunded landlord obligations and (ii) $331,730 for outstanding free rent and gap rent obligations.

A-3-77

Office - Suburban	Loan #9	Cut-off Date Balance:	$46,000,000
20 & 40 Pacifica	20 & 40 Pacifica	Cut-off Date LTV:	43.1%
Irvine, CA 92618		UW NCF DSCR:	2.83x
		UW NOI Debt Yield:	16.8%

Tax Escrows – Upon the occurrence of a Cash Trap Event Period (as defined below) or, if the debt service coverage ratio is less than 1.20x, a Leasing Event Period (as defined below), the borrower is required to escrow monthly payments equal to 1/12th of the annual estimated tax payments.

Insurance Escrows – Upon the occurrence of a Cash Trap Event Period or, if the debt service coverage ratio is less than 1.20x, a Leasing Event Period, and if there is no blanket policy in place, the borrower is required to escrow monthly payments equal to 1/12th of the annual estimated insurance payments.

Replacement Reserve – Upon the occurrence of a Cash Trap Event Period or, if the debt service coverage ratio is less than 1.20x, a Leasing Event Period, the borrower is required to deposit monthly replacement reserves equal to approximately $10,465.

TI/LC Reserves – Upon the occurrence of a Cash Trap Event Period or a Leasing Event Period, the borrower is required to deposit monthly TI/LC reserves equal to $52,226.

Leasing Event Period Springing Reserve – Upon the occurrence of a Leasing Event Period, the borrower is required to, at the borrower’s option, either (i) deposit an amount equal to the Amazon Funds Amount (defined below), (ii) deposit with the lender on each monthly payment date 1/12th of the Amazon Funds Amount until the borrower has deposited an aggregate amount at least equal to the Amazon Funds Amount, (iii) deliver to the lender one or more letters or credit (50% of the required amount upon the occurrence of a Leasing Event Period and the remaining 50% 6 months later), or (iv) deliver to the lender a reserve guaranty from an affiliate of the borrower that maintains an investment grade rating or has been reasonably approved by the lender and affirmed by the rating agencies.

Lockbox and Cash Management. The 20 & 40 Pacifica Whole Loan documents require a hard lockbox with springing cash management. All rents from the 20 & 40 Pacifica Property are required to be deposited directly into the lockbox account by tenants and, so long as a Cash Trap Event Period is not continuing, funds in the lockbox account will be transferred on each business day to the borrower’s operating account. During a Cash Trap Event Period, funds in the lockbox account are required to be transferred to the lender-controlled cash management account and disbursed according to the 20 & 40 Pacifica Whole Loan documents. During a Cash Trap Event Period, all excess cash is required to be held by the lender as additional security for the 20 & 40 Pacifica Whole Loan.

“Cash Trap Event Period” means the period either commencing (i) upon an event of default until cured or (ii) when the 30-year amortizing debt service coverage ratio is less than 1.15x until the 30-year amortizing debt service coverage ratio is greater than or equal to 1.20x for two consecutive calendar quarters.

“Leasing Event Period” means either (i) an Amazon Leasing Event Period (as defined below) or (ii) a Major Replacement Leasing Event Period (as defined below).

“Amazon Funds Amount” means an amount equal to $50 PSF for the space currently demised under the Amazon lease, an Amazon replacement lease of at least 156,650 square feet, or a new replacement lease of at least 156,650 square feet.

“Amazon Leasing Event Period” means the occurrence of any of the following: (i) the date the Amazon lease is terminated prior to its then current expiration date (or notice of the foregoing is received by property manager or the borrower), (ii) tenant or any lease guarantor’s material lease default beyond any applicable notice and cure period in excess of 45 days, (iii) a bankruptcy or similar filing by the Amazon tenant or any lease guarantor, or (iv) tenant’s non-renewal of its lease on the earlier of the payment date that is 12 months’ prior to lease expiration or tenant’s notice of non-renewal.

The Amazon Leasing Event Period will end upon the first to occur of the following: (a) with respect to clauses (i)-(iv), all, or substantially all, of the Amazon space has been leased pursuant to one or more acceptable replacement leases for a minimum five year term at a net effective rent of not less than 95% of the then effective fair market rent, all leasing costs have been paid, reserved or guaranteed, and the tenant is paying unabated rent or any free rent has been reserved, (b) with respect to clause (ii), the default has been cured, (c) with respect to clause (iii), the lease has been assumed or affirmed without any negative material change in economics, scope or duration and (d) with respect to clause (iv), the tenant has entered into an extension for all or substantially all of its space for a minimum five year term at a net effective rent of not less than 95% of the then effective fair market rent.

“Major Replacement Leasing Event Period” means the occurrence of any of the following: (i) the date that a major Amazon space replacement lease or a major new replacement lease (each for at least 156,650 SF) is terminated prior to its then current expiration date (or notice of the foregoing is received by property manager or the borrower), (ii) major Amazon space replacement tenant or any related lease guarantor’s material lease default beyond any applicable notice and cure period in excess of 45 days; (iii) a bankruptcy or similar filing by a major Amazon space replacement tenant or any related lease guarantor; and (iv) for any major Amazon space replacement lease or major new replacement lease that has an initial term that expires prior to the date that is 12 months after the 20 & 40 Pacifica Whole Loan maturity, such tenant’s non-renewal of its lease on the earlier of the payment date that is 12 months’ prior to lease expiration or tenant’s notice of non-renewal.

A Major Replacement Leasing Event Period will end on the first to occur of the following: (a) with respect to clauses (i)-(iv), all, or substantially all, of the Amazon space has been leased to one or more acceptable replacement leases for a minimum five year term at a net effective rent of not less than 95% of the then effective fair market rent, all leasing costs have been paid, reserved or guaranteed, and the tenant is paying unabated rent or such free rent has been reserved, (b) with respect to clause (ii), the default has been cured, (c) with respect to clause (iii), the lease has been assumed or affirmed without any negative material change in economics, scope or duration and (d) with respect to clause (iv), the tenant has entered into an extension for all or substantially all of its space on terms provided in such lease for renewal, or if no such terms are provided, then for a term that expires no earlier than the date that is 12 months following the 20 & 40 Pacifica Whole Loan maturity date at a net effective rent of not less than 95% of the then effective fair market rent.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12 month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. If the Terrorism Risk Insurance Program Reauthorization Act of 2019 is not in effect, the borrower will only be required to pay for terrorism insurance a maximum of two times the annual insurance premiums payable for the 20 & 40 Pacifica Property at the time with respect to the property and business income or rental income insurance interruption policies (excluding the terrorism and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-78

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$45,000,000
900 North Michigan Avenue	900 North Michigan	Cut-off Date LTV:	57.1%
Chicago, IL 60611		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.6%

A-3-79

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$45,000,000
900 North Michigan Avenue	900 North Michigan	Cut-off Date LTV:	57.1%
Chicago, IL 60611		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.6%

A-3-80

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$45,000,000
900 North Michigan Avenue	900 North Michigan	Cut-off Date LTV:	57.1%
Chicago, IL 60611		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.6%

A-3-81

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$45,000,000
900 North Michigan Avenue	900 North Michigan	Cut-off Date LTV:	57.1%
Chicago, IL 60611		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.6%

900 North Michigan
900 North Michigan Avenue
Chicago, IL 60611
CHICAGO
Lake Michigan
Near North
Gold Coast
Old Town
Near North Side
River North
Streeterville
New East Side
Chicago Loop
Lincoln Park
Chicago History Museum
The Second City
Pipers Alley
Roslyn & Seymour Simon Circle
Intl. Museum of Surgical Science
Charnley-Persky House Museum
Franklin Fine Arts Center
Ambassador Chicago - JDV by Hyatt
The Concrete Beach
OAK STREET BEACH
Lakefront Park
Chicago O'Hare Intl. Airport 15 miles
Viceroy Chicago
Thompson Chicago, by Hyatt
The Drake
Hilton Chicago
John Hancock Center
Washington Square Park
Mariano Park
Moody Bible Institute
Loyola University Chicago
Water Tower Place
Water Tower
Museum of Contemporary Art Chicago
Lake Shore Park
Pritzker School of Law
Northwestern University Chicago Campus
Northwestern Memorial Hospital
OHIO STREET BEACH
Milton Lee Olive Park
Navy Pier
Lake Point Tower
Polk Bros Park
Gateway Park
River East Center
Best Western River North Hotel
Embassy Suites Chicago
The Shops at North Bridge
Tribune Tower
NBC Tower
University of Chicago Booth Exec. Education
Trump Intl. Hotel & Tower
Wrigley Building
Kinzie
The Merchandise Mart
Reid Murdoch Center
Marina City
The Langham Chicago
The River Hotel
Chicago Architecture Center
Sheraton Grand Chicago Riverwalk
The St. Regis Chicago
Lakeshore East Park
Chicago River
James R. Thompson Ctr./ Atrium Mall
James M. Nederlander Theatre
Prudential Center
AON Center
Lake Shore Drive
Lakefront Trail
MAGNIFICENT MILE
CTA RED LINE
CTA BROWN, PURPLE LINES
CTA GREEN, PINK
BLUE LINES
CTA LOOP
Clark/Division
Chicago/Franklin
Chicago/State
Grand
Merchandise Mart
Clark/Lake
State/Lake
41
W. North Ave.
W. Burton Pl.
W. Schiller St.
W. Goethe St.
E. Goethe St.
E. Division St.
E. Elm St.
E. Cedar St.
W. Hill St.
W. Maple St.
E. Bellevue Pl.
W. Oak St.
E. Walton St.
E. Delaware Pl.
E. Chestnut St.
W. Chestnut St.
E. Pearson St.
W. Chicago Ave.
E. Chicago Ave.
W. Superior St.
E. Superior St.
W. Huron St.
E. Huron St.
W. Erie St.
E. Erie St.
W. Ontario St.
E. Ontario St.
W. Ohio St.
E. Ohio St.
W. Grand Ave.
E. Grand Ave.
W. Illinois St.
E. Illinois St.
W. Hubbard St.
W. Kinzie St.
E. North Water St.
E. Wacker Dr.
W. Wacker Dr.
W. Lake St.
E. Lake St.
N. Orleans St.
N. Franklin St.
N. Wells St.
N. LaSalle St.
N. Clark St.
N. Dearborn St.
N. State St.
N. Wabash Ave.
N. Rush St.
N. Michigan Ave.
N. St. Clair St.
N. Fairbanks Ct.
N. McClurg Ct.
N. Columbus Dr.
Des Plaines
Niles
Skokie
Evanston
Park Ridge
Norridge
Elmwood Park
Melrose Park
Oak Park
Maywood
Elmhurst
Berwyn
Cicero
Riverside
Westchester
Oak Brook
Brookfield
Hinsdale
La Grange
Downers Grove
DU PAGE COUNTY
COOK COUNTY
Darien
Bedford Park
Burbank
Oak Lawn
Evergreen Park
Palos Hills
Palos Heights
Orland Park
Lemont
Alsip
Roseland
Blue Island
Riverdale
Crestwood
Goodings Grove
INDIANA
Loop

A-3-82

Mortgage Loan No. 10 – 900 North Michigan

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GSMC			Single Asset/Portfolio:	Single Asset
				Location:	Chicago, IL 60611
Original Balance(1):	$45,000,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$45,000,000			Detailed Property Type:	Retail/Office
% of Initial Pool Balance:	4.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1988/2015-2018
Borrower Sponsors:	JMB Realty Corporation			Size:	831,350 SF
Guarantor:	JMB Realty Corporation			Cut-off Date Balance Per SF(1):	$217
Mortgage Rate:	6.8530%			Maturity Date Balance Per SF(1):	$217
Note Date:	7/22/2024			Property Manager:	JMB Financial Advisors, LLC
Maturity Date:	8/6/2034				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$22,768,993
IO Period:	120 months			UW NCF:	$22,103,101
Seasoning:	2 months			UW NOI Debt Yield(1):	12.6%
Prepayment Provisions(2):	L(26),D(87),O(7)			UW NCF Debt Yield(1):	12.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	12.6%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.77x
Additional Debt Balance(1):	$135,000,000			Most Recent NOI:	$26,715,339 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$25,795,686 (12/31/2022)
				3rd Most Recent NOI:	$26,702,341 (12/31/2021)
Reserves(3)				Most Recent Occupancy:	88.8% (7/17/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.9% (12/31/2023)
RE Taxes:	$2,586,212	$1,293,106	NAP	3rd Most Recent Occupancy:	96.5% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$315,000,000 (5/29/2024)
Replacement Reserve:	$0	$18,705	$831,350	Appraised Value Per SF:	$379
TI/LC Reserve:	$5,000,000	$166,667	$10,000,000	Cut-off Date LTV Ratio(1):	57.1%
Other Reserves(4)	$13,552,345	Springing	NAP	Maturity Date LTV Ratio(1):	57.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$180,000,000	76.2%	Loan Payoff	$206,807,744	87.5%
Sponsor Equity	$56,362,388	23.8%	Upfront Reserves	$21,138,557	8.9%
			Closing Costs	$8,416,086	3.6%
Total Sources:	$236,362,388	100.0%	Total Uses:	$236,362,388	100.0%

(1)	The 900 North Michigan Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $180.0 million (the “900 North Michigan Whole Loan”). The Financial Information in the chart above reflects the 900 North Michigan Whole Loan.
(2)	The lockout period will be at least 26 months beginning with and including the first payment date on September 6, 2024. Defeasance of the 900 North Michigan Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) July 22, 2027. The assumed lockout period is based on the anticipated closing date of the BANK 2024-BNK48 securitization in October 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below.
(4)	Other Reserves represents an unfunded obligations reserve that consists of unpaid tenant improvements (approximately $9.1 million), future rent abatements (approximately $3.8 million) and unpaid leasing commissions (approximately $0.6 million).

The Mortgage Loan. The tenth largest mortgage loan (the “900 North Michigan Mortgage Loan”) is part of the 900 North Michigan Whole Loan, which is secured by the borrower’s fee interest in a mixed use retail and office property located in Chicago, Illinois (the “900 North Michigan Property”). The 900 North Michigan Whole Loan consists of four pari passu notes and accrues interest at a rate of 6.8530% per annum. The 900 North Michigan Whole Loan has a 10-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis. The 900 North Michigan Mortgage Loan is evidenced by the non-controlling Note A-3, with a balance of $45,000,000. The 900 North Michigan Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-C28 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

900 North Michigan Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$80,000,000	$80,000,000	BBCMS 2024-C28	Yes
A-2	$20,000,000	$20,000,000	WFCM 2024-C63	No
A-3	$45,000,000	$45,000,000	BANK 2024-BNK48	No
A-4(1)	$35,000,000	$35,000,000	GSBI	No
Total	$180,000,000	$180,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

A-3-83

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$45,000,000
900 North Michigan Avenue	900 North Michigan	Cut-off Date LTV:	57.1%
Chicago, IL 60611		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.6%

The Borrower and the Borrower Sponsors. The borrower under the 900 North Michigan Whole Loan is 900 North Michigan, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 900 North Michigan Whole Loan. The borrower sponsor and non-recourse carveout guarantor is JMB Realty Corporation (“JMB”), a Delaware corporation. JMB is a privately-owned real estate investment and development firm with more than 50 years of history. Based in Chicago, the company has significant real estate interests in Illinois, California, Texas and Hawaii.

The Property. The 900 North Michigan Property is a 831,350 square foot mixed use retail and office property located on the north end of the Magnificent Mile in Chicago, Illinois. Built in 1988 and renovated between 2015 and 2018, the 900 North Michigan Property has retail, office, medical office and parking components. The 900 North Michigan Property has approximately 469,000 square feet of vertical retail space with a remaining weighted-average lease term (a “WALT”) of 4.1 years, approximately 305,000 square feet of general office space with a WALT of 4.1 years, approximately 13,000 square feet of high street retail space with a WALT of 3.3 years and approximately 44,000 square feet of medical office space with a WALT of 6.6 years. Additionally, the 900 North Michigan Property has a self-park garage with 1,325 spaces.

The following table presents a summary of sales for certain tenants at the 900 North Michigan Property:

Sales Summary(1)
	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	TTM 4/30/2024 Sales (PSF)
Bloomingdale's	$219.93	$247.06	$234.26	$236.30
Gucci	$4,007.82	$3,091.94	$2,221.17	$2,175.08
Max Mara	$2,387.26	$2,788.30	$2,777.89	$2,607.28
Mario Tricoci Hair Salon	$572.41	$678.14	$702.60	$694.68
J. Crew	$521.19	$598.95	$667.48	$711.87
Aster Hall	$133.01	$236.22	$268.75	$269.63
lululemon athletica	$1,494.33	$1,414.67	$1,774.24	$1,674.12
Sur La Table	$335.97	$389.77	$447.03	$477.39
Sidney Garber	$1,347.96	$1,140.42	$1,247.29	$1,252.97

(1)	All sales information presented herein with respect to the 900 North Michigan Property is based upon information provided by the borrower sponsor.

Major Tenants.

Bloomingdale’s (265,148 SF; 31.9% of NRA; 6.4% of underwritten base rent): Founded in 1872 and headquartered in New York, New York, Bloomingdale’s is an American department store chain with over 2,500 employees located across the United States. Bloomingdale’s offers a variety of shopping services including stylists, beauty, gift shopping, tailoring and wedding registry. Bloomingdale’s has four, five-year extension options remaining.

Grosvenor Capital Mgmnt, L.P. (“GCM Grosvenor”) (72,738 SF; 8.7% of NRA; 6.6% of underwritten base rent): GCM Grosvenor is a global alternatives asset manager with holdings across private equity, absolute return strategies, credit and other asset classes. Founded in 1971, GCM Grosvenor has $79 billion assets under management as of March 31, 2024. GCM Grosvenor has two, five-year extension options remaining.

Equinox (30,021 SF; 3.6% of NRA; 4.2% of underwritten base rent): Equinox is an American luxury fitness company with over 100 fitness clubs located across the globe. Founded in 1991, Equinox’s portfolio of brands include Equinox Fitness Clubs, Equinox Hotels and SoulCycle, amongst others.

A-3-84

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$45,000,000
900 North Michigan Avenue	900 North Michigan	Cut-off Date LTV:	57.1%
Chicago, IL 60611		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.6%

The following table presents certain information relating to the major tenants at the 900 North Michigan Property:

Tenant Summary(1)
Tenant Name	Tenant Type	Credit Rating (Moody's/ S&P/Fitch)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Term. Option (Y/N)	Lease Expiration Date	Ext. Options
Gucci	Retail	NR/NR/NR	15,914	1.9%	$4,527,448	16.7%	$284.49	N	1/31/2026	None
Aritzia	Retail	NR/NR/NR	7,736	0.9%	$3,781,862	13.9%	$488.87	N	1/31/2028	2 x 5 Yr
Tesla	Retail	Baa3/BBB/NR	5,345	0.6%	$2,287,269	8.4%	$427.93	N	3/31/2027	2 x 5 Yr
Max Mara(3)	Retail	NR/NR/NR	5,188	0.6%	$1,867,530	6.9%	$359.97	N	Various	None
Grosvenor Capital Mgmnt, L.P.(4)	Office	NR/NR/NR	72,738	8.7%	$1,782,081	6.6%	$24.50	Y	9/30/2037	2 x 5 Yr
Bloomingdale's	Retail	Ba1/BB+/NR	265,148	31.9%	$1,747,440	6.4%	$6.59	N	9/30/2028	4 x 5 Yr
Equinox	Retail	NR/NR/NR	30,021	3.6%	$1,140,798	4.2%	$38.00	N	6/30/2028	None
Michael Kors Collection	Retail	NR/BBB-/NR	3,198	0.4%	$1,112,372	4.1%	$347.83	N	4/30/2025	None
Walton Street Capital LLC	Office	NR/NR/NR	30,304	3.6%	$818,208	3.0%	$27.00	N	8/31/2029	2 x 5 Yr
J. Crew	Retail	NR/NR/NR	9,237	1.1%	$645,876	2.4%	$69.92	N	1/31/2027	None
Major Tenants			444,829	53.5%	$19,710,884	72.6%	$44.31
Non-Major Tenants			293,085	35.3%	$7,422,191	27.4%	$25.32
Total Occupied			737,914	88.8%	$27,133,075	100.0%	$36.77
Vacant Space			93,436	11.2%
Total			831,350	100.0%

(1)	Based on the underwritten rent roll dated July 17, 2024, inclusive of rent steps through July 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Max Mara has three leases at the 900 North Michigan Property; one lease ($35,150 base rent, 703 square feet) expires in December 2025 and the remaining two leases (collectively, $1,832,380 base rent, 4,485 square feet) expire in May 2029.
(4)	GCM Grosvenor has a one-time option to terminate its lease effective September 2032, with notice to be given by September 30, 2031 and payment of a termination fee.

The following table presents certain information relating to the lease rollover schedule at the 900 North Michigan Property:

Lease Rollover Table(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
2024 & MTM	14	20,559	2.5%	2.5%	$574,516	2.1%	2.1%	$27.94
2025	15	42,970	5.2%	7.6%	$1,799,604	6.6%	8.7%	$41.88
2026	7	30,133	3.6%	11.3%	$5,127,238	18.9%	27.6%	$170.15
2027	7	26,984	3.2%	14.5%	$3,280,614	12.1%	39.7%	$121.58
2028	11	351,637	42.3%	56.8%	$7,787,687	28.7%	68.4%	$22.15
2029	8	59,712	7.2%	64.0%	$3,649,301	13.4%	81.9%	$61.12
2030	2	18,434	2.2%	66.2%	$580,211	2.1%	84.0%	$31.48
2031	2	16,407	2.0%	68.2%	$112,778	0.4%	84.4%	$6.87
2032	1	12,636	1.5%	69.7%	$372,762	1.4%	85.8%	$29.50
2033	1	24,155	2.9%	72.6%	$513,294	1.9%	87.7%	$21.25
2034	2	24,586	3.0%	75.6%	$663,292	2.4%	90.2%	$26.98
2035 & Thereafter	6	109,701	13.2%	88.8%	$2,671,778	9.8%	100.0%	$24.36
Vacant	0	93,436	11.2%	100.0%	$0	0.0%	100.0%	$0.00
Total / Wtd. Avg.	76	831,350	100.0%		$27,133,075	100.0%		$36.77

(1)	Based on the underwritten rent roll dated July 17, 2024, inclusive of rent steps through July 2025.

The Market. The 900 North Michigan Property is located in the Chicago-Naperville-Elgin metropolitan statistical area (the “Chicago MSA”) and the North Michigan Avenue submarket. The 900 North Michigan Property is easily accessible from I-290, I-90, Route 41 and streets in the Chicago downtown area.

The Chicago MSA is the third-largest office market in the United States. According to a third party market report, market rents have grown 2.37% on average over the last 10 years. New supply under construction is approximately 1.5 million square feet, which represents 0.3% of existing inventory.

The Chicago MSA is the second-largest retail market in the United States. Absorption in the market has averaged -3.1 million square feet over the last five years. Market vacancy is currently 4.9%.

Environmental Matters. According to the Phase I environmental report dated June 7, 2024, there was evidence of a controlled recognized environmental condition at the 900 North Michigan Property in connection with two release incidents (in 1989 and 2003) involving an active underground storage tank,

A-3-85

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$45,000,000
900 North Michigan Avenue	900 North Michigan	Cut-off Date LTV:	57.1%
Chicago, IL 60611		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.6%

as more fully described in “Description of the Mortgage Pool—Environmental Considerations” in the prospectus. No Further Action / No Further Remediation letters were issued in 2005 and 2011, respectively, which included a groundwater use restriction with a concrete cap barrier and worker caution in place, and requirements for a safety plan in case of any future excavation on the 900 North Michigan Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 900 North Michigan Property:

Cash Flow Analysis(1)
	2021	2022	2023	UW(1)	UW PSF
Base Rent	$28,440,562	$27,722,113	$28,564,953	$27,133,075	$32.64
Rent Steps	$0	$0	$0	$97,789	$0.12
Overage / Percent Rent	$29,005	$119,704	$292,976	$292,873	$0.35
Other Rental Revenue(2)	$4,773,408	$5,894,595	$7,127,673	$5,257,060	$6.32
Vacant Income	$0	$0	$0	$5,656,880	$6.80
Total Reimbursements	$20,936,127	$21,711,908	$21,817,795	$23,250,563	$27.97
Potential Gross Revenue	$54,179,102	$55,448,320	$57,803,398	$61,688,239	$74.20
(Vacancy/Credit Loss)	$0	$0	$0	($5,656,880)	($6.80)
Effective Gross Income	$54,179,102	$55,448,320	$57,803,398	$56,031,359	$67.40

Real Estate Taxes	$13,090,323	$14,382,348	$14,703,165	$15,065,313	$18.12
Insurance	$306,155	$324,033	$390,918	$777,654	$0.94
Utilities	$4,881,821	$4,274,791	$4,895,712	$5,330,400	$6.41
Repairs & Maintenance	$3,854,624	$4,309,932	$4,540,068	$5,047,300	$6.07
Management Fee	$1,417,222	$1,420,020	$1,418,004	$1,500,000	$1.80
Payroll	$2,054,207	$1,956,932	$2,216,017	$2,399,100	$2.89
Other Expenses	$1,872,411	$2,984,579	$2,924,174	$3,142,600	$3.78
Total Expenses	$27,476,761	$29,652,635	$31,088,059	$33,262,367	$40.01

Net Operating Income	$26,702,341	$25,795,686	$26,715,339	$22,768,993	$27.39
Replacement Reserves	$0	$0	$0	$224,465	$0.27
TI/LC	$0	$0	$0	$441,427	$0.53
Net Cash Flow	$26,702,341	$25,795,686	$26,715,339	$22,103,101	$26.59

Occupancy	96.9%	96.5%	93.9%	88.8%
NOI DSCR(3)	2.14x	2.06x	2.14x	1.82x
NCF DSCR(3)	2.14x	2.06x	2.14x	1.77x
NOI Debt Yield(3)	14.8%	14.3%	14.8%	12.6%
NCF Debt Yield(3)	14.8%	14.3%	14.8%	12.3%

(1)	Based on the underwritten rent roll dated July 17, 2024, inclusive of rent steps through July 2025.
(2)	Other Rental Revenue includes kiosks / temporary / specialty revenue, parking income and income associated with sponsorships, signage and vitrines.
(3)	DSCRs and Debt Yields are based on the 900 North Michigan Whole Loan.

Escrows and Reserves. At origination, the borrower deposited approximately $2,586,212 into a tax reserve, $5,000,000 into a tenant improvements and leasing commissions reserve and $13,552,345 into an unfunded obligations reserve that relates to borrower obligations including unpaid tenant improvements, unpaid leasing commissions and future rent abatements.

Real Estate Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of estimated annual real estate taxes (initially approximately $1,293,106).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated annual insurance premium; provided, however, that such insurance escrow is conditionally waived so long as (i) the borrower maintains one or more blanket policies meeting the requirements of the 900 North Michigan Whole Loan documents and provides the lender with evidence of the payment of premiums in respect thereof at least 10 days prior to the date on which such payment would become delinquent and (ii) no event of default is continuing.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow approximately $166,667 for tenant improvements and leasing commissions (equal to $2.41 per square foot annually), if and to the extent the amount contained in such reserve (excluding amounts deposited therein in respect of termination fees) is less than $10,000,000.

Replacement Reserve – On a monthly basis, if and to the extent the amount contained in the replacement reserve is less than $831,350, the borrower is required to escrow approximately $18,705 (equal to $0.27 per square foot annually).

A-3-86

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$45,000,000
900 North Michigan Avenue	900 North Michigan	Cut-off Date LTV:	57.1%
Chicago, IL 60611		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.6%

Critical Tenant Reserve – On the first monthly payment date following the occurrence of Bloomingdale’s not renewing its lease in accordance with the 900 North Michigan Whole Loan agreement, the borrower is required to escrow approximately $650,000 for critical tenant reserves, and continue to remit such amount on a monthly basis until the earliest to occur of (x)(A) Bloomingdale's and the borrower entering into an extension agreement with respect to the Bloomingdale’s lease in accordance with the 900 North Michigan Whole Loan agreement, (B) all tenant improvements, leasing commissions, free rent or other rent incentives, and all other material costs and expenses related thereto being paid or an amount sufficient to cover any such costs and expenses as reasonably determined by the lender have been reserved in the critical tenant account, (C) Bloomingdale's remaining in occupancy of the 900 North Michigan Property, paying normal periodic rent (except to the extent of any rent incentives that have been reserved with the lender in accordance with the foregoing clause (B)) and all other amounts then due in accordance with Bloomingdale’s lease and is not in default under its lease after the expiration of any applicable notice and cure periods, (y) the Bloomingdale’s lease being terminated and the approved substitute lease conditions in the 900 North Michigan Whole Loan agreement have been satisfied or (z) the occurrence of a Trigger Period (as defined below).

Lockbox / Cash Management. The 900 North Michigan Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be transmitted directly by tenants at the 900 North Michigan Property into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the 900 North Michigan Property to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrower at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the 900 North Michigan Whole Loan documents. During the continuance of a Cash Management Period, all excess cash flow funds remaining in the cash management account, after the application of such funds in accordance with the 900 North Michigan Whole Loan documents, will be deposited into the cash collateral subaccount.

A “Cash Management Period” means either of the following periods: (i) the period from the commencement of a Trigger Period until the earlier to occur of the end of such Trigger Period or the indebtedness is paid in full; or (ii) the period from the occurrence of an event of default until the earlier to occur of such event of default is waived by the lender or the indebtedness is paid in full. A Cash Management Period will not be terminated unless, at the time the borrower satisfies the conditions for termination of the applicable Cash Management Period as set forth in clause (i) or clause (ii) above, there is no continuing event of default and no other event has occurred and is continuing which would cause an additional Cash Management Period as described above. In the event that a Cash Management Period is terminated as set forth in clause (i) or clause (ii) above, a Cash Management Period will be reinstated upon the subsequent occurrence of a Trigger Period or event of default.

A “Trigger Period” means each period (a) that commences when the debt service coverage ratio (“DSCR”), determined as of the last day of each of two consecutive fiscal quarters, is less than 1.20x and concludes when the DSCR, determined as of the last day of each of two consecutive fiscal quarters thereafter, is equal to or greater than 1.20x (and if the financial reports required under the related 900 North Michigan Whole Loan agreement are not delivered to the lender by the expiration of the 30 day notice and cure period, a Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period is ongoing); and (b) commencing upon the occurrence of a Critical Tenant Trigger Event (as defined below) and concluding upon the cure of such Critical Tenant Trigger Event in accordance with the 900 North Michigan Whole Loan documents.

A “Critical Tenant Trigger Event” means the occurrence of any of the following in relation to Bloomingdale's or any successor tenant for its leased premises in the 900 North Michigan Property, whereby such tenant: (i) has been dark or discontinued its operations for more than 30 consecutive days or more than 120 days in any 12-month period (excluding any temporary discontinuance of operations at the 900 North Michigan Property due to force majeure and temporary vacancies for the purpose of repair, restoration or any alteration as permitted under its lease or any permitted sublease, but including government-mandated shutdowns resulting from a pandemic or otherwise), (ii) files bankruptcy unless the related lease is affirmed, (iii) defaults on a material monetary obligation under its lease following applicable notice and cure periods, (iv) permanently vacates 20% or more of its leased premises, terminates its lease or gives notice to undertake any of the foregoing actions and there is less than 12 months before the tenant vacates or the termination becomes effective or (v) fails to renew by the end of the notice period described in its lease.

Terrorism Insurance. The 900 North Michigan Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 900 North Michigan Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage on a standalone basis (without giving effect to the cost of terrorism, flood and earthquake and business interruption components of such coverage) and if the cost of terrorism insurance exceeds such amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount).

A-3-87

Mortgage Loan No. 11 – Marriott Myrtle Beach Grande Dunes Resort

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB, JPMCB			Single Asset/Portfolio:	Single Asset
				Location:	Myrtle Beach, SC 29572
Original Balance(1):	$40,000,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$39,896,974			Detailed Property Type:	Full Service
% of Initial Pool Balance:	3.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2003/2017
Borrower Sponsors:	William J. Yung III, Martha Yung, William J.			Size:	405 Rooms
	Yung IV, Joseph A. Yung, Julie A. Haught,			Cut-off Date Balance per Room(1):	$246,278
	Judith A. Yung, Jennifer A. Yung, Michelle			Maturity Date Balance per Room(1):	$210,714
	M. Christensen and Scott A. Yung			Property Manager:	Crestview Management, LLC
Guarantor:	CSC Holdings, LLC				(borrower-related)
Mortgage Rate:	6.1450%
Note Date:	7/2/2024
Maturity Date:	7/11/2034
Term to Maturity:	120 months
Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$21,392,485
Seasoning:	3 months			UW NCF:	$19,645,328
Prepayment Provisions:	L(27),D(86),O(7)			UW NOI Debt Yield(1):	21.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	19.7%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	25.1%
Additional Debt Balance(1):	$59,845,461			UW NCF DSCR(1):	2.69x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$21,303,274 (5/31/2024 TTM)
Reserves				2nd Most Recent NOI:	$20,377,776 (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$20,508,347 (12/31/2022)
RE Taxes:	$471,205	$67,315	NAP	Most Recent Occupancy:	70.1% (5/31/2024)
Insurance(2):	$0	Springing	NAP	2nd Most Recent Occupancy:	69.8% (12/31/2023)
Immediate Repairs:	$282,257	$0	NAP	3rd Most Recent Occupancy:	70.3% (12/31/2022)
FF&E Reserve(3):	$0	$142,701	NAP	Appraised Value (as of)(6):	$223,000,000 (4/25/2025)
PIP Reserve(4):	$5,266,281	Springing	NAP	Appraised Value per Room(6):	$550,617
Seasonality Reserve(5):	$825,000	$275,000	$1,650,000	Cut-off Date LTV Ratio(6):	44.7%
Replacement Comfort Letter Reserve Funds:	$2,500	$0	NAP	Maturity Date LTV Ratio(6):	38.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Original Whole Loan Amount(1):	$100,000,000	97.7%	Loan Payoff	$95,070,064	92.8%
Borrower Sponsor Equity:	$2,395,813	2.3%	Upfront Reserves:	$6,847,243	6.7%
			Closing Costs:	$478,506	0.5%
Total Sources:	$102,395,813	100.0%	Total Uses:	$102,395,813	100.0%

(1)	The Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate original principal balance of $100,000,000 (the “Marriott Myrtle Beach Grande Dunes Resort Whole Loan”). The financial information presented in the chart above is based on the Marriott Myrtle Beach Grande Dunes Resort Whole Loan.
(2)	The loan documents require an ongoing monthly insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months. Notwithstanding the above, the borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (iii) the borrower provides the lender with evidence of renewal of such policies and (iv) the lender is provided with paid receipts for the payment of the insurance premiums no later than 30 days prior to the expiration dates of said policies.
(3)	The loan documents require ongoing monthly deposits in an amount equal to the greater of (i) the then-existing FF&E reserve monthly deposit or (ii) 1/12th of 4% of the underwritten revenue for the preceding fiscal year, initially estimated at $142,701.
(4)	The loan documents require an upfront deposit of $5,266,281 for a franchisor-required property improvement plan (“PIP”). In addition, if at any future time, PIP work is required under the franchise agreement, the borrower is required to deposit, within 15 days after receipt of notice from the franchisor, an amount equal to 110% of the estimated cost to complete the PIP work.
(5)	The loan documents require an upfront deposit of $825,000, which may be used for disbursements for the payment of any part of the monthly debt service payments occurring in December, January, February and/or March, to the extent that there is insufficient cash flow from the Marriott Myrtle Beach Grande Dunes Resort Property (as defined below) to make the monthly debt service payment. On each monthly payment date occurring in May, June, July, August, September and October, the borrower is required to deposit with the lender an amount equal to $275,000 (the “Seasonality Reserve Deposit Amount”), capped at $1,650,000 (the “Seasonality Reserve Required Annual Balance”). Upon receipt of the annual operating statements for the property, lender may adjust the Seasonality Reserve Required Annual Balance (and thus the Seasonality Reserve Deposit Amount), upon notice to the borrower, to an amount equal to the shortfall in revenue from the property to cover debt service at a debt service coverage ratio of 1.30x.
(6)	The Appraised Value represents the As-Complete Value, which assumes the current PIP has been completed. The upfront PIP Reserve deposit is equal to 112% of the estimated cost to complete the PIP work. The As-Is Value of $209,000,000 equates to an Appraised Value Per Room of $516,049, a Cut-off Date LTV Ratio of 47.7% and a Maturity Date LTV Ratio of 40.8.

The Mortgage Loan. The eleventh largest mortgage loan (the “Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan”) is part of the Marriott Grand Dunes Resort Whole Loan, which is evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $99,742,434. The Marriott Myrtle Beach Grande Dunes Resort Whole Loan is secured by the borrower’s first priority fee interest in a 405 room full-service hotel located in Myrtle Beach, South Carolina (the “Marriott Myrtle Beach Grande Dunes Resort Property”). The Marriott Myrtle Beach Grande

A-3-88

Hospitality – Full Service	Loan #11	Cut-off Date Balance:	$39,896,974
8400 Costa Verde Drive	Marriott Myrtle Beach Grande Dunes Resort	Cut-off Date LTV:	44.7%
Myrtle Beach, SC 29572		U/W NCF DSCR:	2.69x
		U/W NOI Debt Yield:	21.4%

Dunes Resort Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”) and JPMorgan Chase Bank, National Association (“JPMCB”) and has an original aggregate principal balance of $100,000,000. The Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan is comprised of the non-controlling notes A-3 and A-4 with an aggregate original principal balance of $40,000,000. The Marriott Myrtle Beach Grande Dunes Resort Mortgage Loan will be serviced under the pooling and servicing agreement for the WFCM 2024-C63 securitization trust. See “Description of the Mortgage Pool—The Mortgage Loans—The Non-Serviced Pari Passu Mortgage Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Whole Loan Note Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$45,000,000	$44,884,096	WFCM 2024-C63	Yes
A-2	$15,000,000	$14,961,365	WFCM 2024-C63	No
A-3	$30,000,000	$29,922,730	BANK 2024-BNK48	No
A-4	$10,000,000	$9,974,243	BANK 2024-BNK48	No
Total	$100,000,000	$99,742,434

The Borrower and the Borrower Sponsor. The borrower is Columbia Properties Myrtle Beach, LLC, a single-purpose, Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Myrtle Beach Grande Dunes Resort Whole Loan.

The borrower sponsors are William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung. The non-recourse carveout guarantor is CSC Holdings, LLC, which is owned by the borrower sponsors and is an affiliate of Columbia Sussex Corporation (“CSC”). Founded in 1972, CSC is a privately owned hospitality company headquartered in Crestview Hills, Kentucky. CSC currently owns 42 hotels across 18 states with major hospitality brands including Marriott, Hilton, and Hyatt.

The Property. The Marriott Myrtle Beach Grande Dunes Resort Property is a 405-room, full-service, beachfront hotel located in Myrtle Beach, South Carolina. The borrower sponsor developed the property in 2003 and has invested approximately $14.6 million ($36,049/room) in capital improvements over the past 10 years. Amenities include approximately 24,162 SF of meeting space, multiple food and beverage outlets, indoor and outdoor swimming pools, a beachfront setting, a fitness center, a business center, the Hibiscus Spa, guest laundry, a sundries shop, kids activities, a game room, and complimentary Wi-Fi. The Marriott Myrtle Beach Grande Dunes Resort Property guestroom configuration consists of 255 queen/queen rooms, 142 king rooms and 8 mixed rooms. The guestrooms feature marble bathrooms, flat-screen televisions, telephones, desks, dressers, nightstands, lamps, and lounge chair. Situated on a 10.9-acre site, the property includes surface and garage parking totaling 432 parking spaces (parking ratio of 1.1/room). The Marriott Myrtle Beach Grande Dunes Resort Property operates under a Marriott International, Inc. franchise agreement which expires in 2044.

Between 2024 and 2025, the property is required to undergo a relicensing PIP for an estimated cost of $4.7 million. Within 30 days following the franchisor’s confirmation that the PIP work has been completed, the franchisor must pay $2,500,000 to the borrower (“Key Money”). If the franchise agreement is terminated, the borrower is obligated to pay the unamortized portion of Key Money. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the prospectus.

As of May 31, 2024, the Marriott Myrtle Beach Grande Dunes Resort Property had a trailing 12-month occupancy of 70.1%, ADR of $259.85 and RevPAR of $182.19. Total revenue at the Marriott Myrtle Beach Grande Dunes Resort Property is comprised of three components: rooms (61.7% of underwritten revenue), food and beverage (29.4% of underwritten revenue) and other operated departments (8.9% of underwritten revenue). According to the appraisal, the demand segmentation in 2023 for the Marriott Myrtle Beach Grande Dunes Resort Property was 70% leisure and 30% group.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Marriott Myrtle Beach Grande Dunes Resort Property:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Marriott Myrtle Beach Grande Dunes Resort Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
3/31/2022 TTM	62.9%	$177.03	$111.27	72.0%	$247.39	$178.06	114.5%	139.7%	160.0%
3/31/2023 TTM	66.5%	$176.50	$117.30	69.8%	$254.38	$177.53	105.0%	144.1%	151.4%
3/31/2024 TTM	65.8%	$190.41	$125.28	69.9%	$258.22	$180.38	106.2%	135.6%	144.0%

(1)	Information obtained from a third-party research report.
(2)	According to a third-party research report, the competitive set includes Embassy Suites by Hilton Myrtle Beach Oceanfront Resort, Hilton Myrtle Beach Resort, Sheraton Hotel Myrtle Beach, The Breakers Resort and Marina Inn at Grande Dunes.
(3)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR at the Marriott Myrtle Beach Grande Dunes Resort Property are attributable to variances in reporting methodology and/or timing differences.

The Market. The Marriott Myrtle Beach Grande Dunes Resort Property is a beachfront hotel located along North Ocean Boulevard with frontage on the coast of Myrtle Beach, South Carolina. The property is approximately 6.7 miles northeast of the US 501 and US 17 interchange and 8.1 miles northeast of the Myrtle Beach International Airport. Additionally, the property is approximately 4.5 miles northeast of the Broadway at the Beach entertainment and shopping complex and 3.2 miles southwest of the SC 22 and Kings Highway interchange which is home to the Tanger Outlets Mall, Myrtle Beach Mall, and Arcadian Shores Commons retail center. Myrtle Beach is a coastal, beach town located roughly 23 miles south of the North Carolina state line and approximately 85-miles north of Charleston. Myrtle Beach sits at the center of what is known as “The Grand Strand”, a 60-mile arc-shaped stretch of coastline in northeastern South Carolina.

A-3-89

Hospitality – Full Service	Loan #11	Cut-off Date Balance:	$39,896,974
8400 Costa Verde Drive	Marriott Myrtle Beach Grande Dunes Resort	Cut-off Date LTV:	44.7%
Myrtle Beach, SC 29572		U/W NCF DSCR:	2.69x
		U/W NOI Debt Yield:	21.4%

According to the appraisal, the 2023 population within a one, three- and five-mile radius of the property was 3,642, 20,633 and 41,811, respectively and the 2023 average household income within the radii was $107,332, $95,503 and $87,586, respectively.

The appraisal did not identify any new hotels under construction or planned for near term development that are expected to directly compete with the Marriott Myrtle Beach Grande Dunes Resort Property.

The table below presents certain information relating to comparable sales pertaining to the Marriott Myrtle Beach Grande Dunes Resort Property identified by the appraisal:

Comparable Sales Summary
Property Name	Location	Year Built	Rooms	Sale Date	Price/Rm
Sirata Beach & Conference Center	St. Pete Beach, FL	1962	382	Nov-22	$541,885
DoubleTree Resort by Hilton	Myrtle Beach, SC	1992	491	Sep-22	$185,336
Confidante Miami Beach	Miami Beach, FL	1957	339	May-22	$684,366
DoubleTree by Hilton North Redington Beach	North Redington Beach, FL	1987	125	May-22	$658,400
Postcard Inn	St. Pete Beach, FL	1957	196	Feb-2022	$423,469
Holiday Inn Resort	Jekyll Island, GA	1986	157	Jan-2022	$261,146
Henderson Beach Resort	Destin, FL	2016	170	Dec-2021	$661,765
Jekyll Island Club Resort	Jekyll Island, GA	1888 and 2017	200	Jul-21	$470,000

Source: Appraisal

Appraisal. The appraised value represents the As-Complete Value as of April 25, 2025 of $223,000,000, which assumes the PIP has been completed. The loan documents required an upfront PIP Reserve equal to 112% of the estimated cost to complete the PIP work. The As-Is Value of $209,000,000 equates to an appraised value per room of $516,049, a Cut-off Date LTV Ratio of 47.7% and a Maturity Date LTV Ratio of 40.8%.

Environmental Matters. According to the Phase I environmental site assessment dated May 1, 2024, there was no evidence of any recognized environmental conditions at the Marriott Myrtle Beach Grande Dunes Resort Property.

A-3-90

Hospitality – Full Service	Loan #11	Cut-off Date Balance:	$39,896,974
8400 Costa Verde Drive	Marriott Myrtle Beach Grande Dunes Resort	Cut-off Date LTV:	44.7%
Myrtle Beach, SC 29572		U/W NCF DSCR:	2.69x
		U/W NOI Debt Yield:	21.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Marriott Myrtle Beach Grande Dunes Resort Property:

Cash Flow Analysis
	2021		2022		2023	TTM (5/31/2024)	UW	UW per Room
Occupancy	68.9%		70.3%		69.8%	70.1%	70.1%
ADR	$227.88		$248.29		$258.13	$259.85	$259.85
RevPAR	$157.09		$174.45		$180.23	$182.19	$182.19

Rooms Revenue	$23,222,557		$25,788,124		$26,642,174	$27,006,556	$26,932,768	$66,501
Food & Beverage	$8,450,102		$11,296,408		$11,766,240	$12,852,163	$12,852,163	$31,734
Other Income(1)	$3,350,442		$3,830,026		$3,959,240	$3,893,990	$3,893,990	$9,615
Total Revenue	$35,023,101		$40,914,558		$42,367,654	$43,752,709	$43,678,921	$107,849

Room Expense	$3,821,683		$4,262,086		$4,341,614	$4,348,115	$4,336,235	$10,707
Food & Beverage Expense	$3,496,066		$4,170,768		$4,389,877	$4,617,428	$4,617,428	$11,401
Other Department Expense	$738,817		$971,226		$1,052,534	$1,034,334	$1,034,334	$2,554
Total Department Expenses	$8,056,566		$9,404,079		$9,784,025	$9,999,877	$9,987,997	$24,662
Gross Operating Income	$26,966,536		$31,510,479		$32,583,630	$33,752,832	$33,690,924	$83,187

Total Undistributed Expenses	$7,948,451		$9,287,630		$10,081,923	$10,251,551	$10,292,719	$25,414
Gross Operating Profit	$19,018,085		$22,222,849		$22,501,707	$23,501,281	$23,398,204	$57,773

Property Taxes	$759,191		$788,552		$797,080	$742,637	$797,080	$1,968
Insurance	$768,800		$925,949		$1,326,851	$1,455,370	$1,208,639	$2,984
Total Operating Expenses	$17,533,008		$20,406,211		$21,989,878	$22,449,435	$22,286,435	$55,028

Net Operating Income	$17,490,093	(2)	$20,508,347	(2)	$20,377,776	$21,303,274	$21,392,485	$52,821
FF&E	$0		$0		$0	$0	$1,747,157	$4,314
Net Cash Flow	$17,490,093		$20,508,347		$20,377,776	$21,303,274	$19,645,328	$48,507

Occupancy %	68.9%		70.3%		69.8%	70.1%	70.1%
NOI DSCR(3)	2.39x		2.81x		2.79x	2.92x	2.93x
NCF DSCR(3)	2.39x		2.81x		2.79x	2.92x	2.69x
NOI Debt Yield(3)	17.5%		20.6%		20.4%	21.4%	21.4%
NCF Debt Yield(3)	17.5%		20.6%		20.4%	21.4%	19.7%

(1)	Other revenue consists primarily of spa revenue, gift shop sales, parking, resort fees, and other miscellaneous income.
(2)	The increase in NOI from 2021 to 2022 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020 and 2021, and the subsequent recovery in 2021 and 2022, as well as an increase in ADR from $228 in 2021 to $248 in 2022 and increased Food & Beverage Income.
(3)	DSCRs and debt yields are based on the Marriott Myrtle Beach Grand Dunes Resort Whole Loan.

A-3-91

Mortgage Loan No. 12 – DMV Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GSMC			Single Asset/Portfolio:	Portfolio
				Location:	Various, NY
Original Balance:	$31,500,000			General Property Type:	Office
Cut-off Date Balance:	$31,444,654			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1992/NAP
Borrower Sponsors:	Lester P. Petracca and Edward J.			Size:	97,629 SF
	Henderson or George Bradt, as Trustee of			Cut-off Date Balance Per SF(1):	$322
	The Petracca Family 2008 Descendants			Maturity Date Balance Per SF(1):	$230
	Trust			Property Manager:	Triangle Equities Management
Guarantor:	Lester P. Petracca				Company LLC (borrower related)
Mortgage Rate:	6.9750%
Note Date:	8/22/2024
Maturity Date:	9/6/2034			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI(6):	$4,102,020
Amortization Term:	252 months			UW NCF:	$3,961,027
IO Period:	0 months			UW NOI Debt Yield(1):	13.0%
Seasoning:	1 month			UW NCF Debt Yield(1):	12.6%
Prepayment Provisions:	L(25),D(88),O(7)			UW NOI Debt Yield at Maturity(1):	18.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.38x
Additional Debt Type:	NAP			Most Recent NOI:	$2,822,264 (12/31/2023)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$2,019,755 (12/31/2022)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$1,995,509 (12/31/2021)
Reserves				Most Recent Occupancy:	100.0% (Various)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2023)
RE Taxes:	$0	Springing(1)	NAP	3rd Most Recent Occupancy:	97.9% (12/31/2022)
Insurance:	$0	Springing(2)	NAP	Appraised Value (as of):	$53,600,000 (4/10/2024)
Replacement Reserve:	$0	Springing(3)	$73,222	Appraised Value Per SF:	$549
TI/LC Reserve:	$0	Springing(4)	$585,744	Cut-off Date LTV Ratio(1):	58.7%
Unfunded Obligations(5):	$8,000,000	$0	NAP	Maturity Date LTV Ratio(1):	41.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,500,000	100.0%	Loan Payoff	$21,796,643	69.2%
			Upfront Reserves	$8,000,000	25.4%
			Closing Costs	$1,335,130	4.2%
			Principal Equity Distribution	$368,227	1.2%
Total Sources:	$31,500,000	100.0%	Total Uses:	$31,500,000	100.0%

(1)	For so long as no trigger period is continuing and there is no event of default the borrower’s obligation to make deposits into the tax account will be suspended.
(2)	Waived so long as (i) no event of default, and (ii) the borrower maintains a blanket policy and provides evidence of payment of insurance premiums at least 10 days prior to expiration.
(3)	On each monthly payment date during a trigger period, the borrower is required to deposit an amount equal to approximately $2,034 into a reserve account for capital expenditures (the “Capital Expenditure Account”); provided, however, that the borrower will not be required to make such deposit at any time that the balance on deposit in the Capital Expenditure Account exceeds approximately $73,222.
(4)	On each monthly payment date during a trigger period or an event of default, the borrower is required to deposit an amount equal to approximately $16,272 into a reserve account for tenant improvements and leasing commissions (the “TI/LC Account”); provided, however, that the borrower will not be required to make such deposit at any time that the balance on deposit in the TI/LC Account exceeds $585,744.
(5)	Initial Unfunded Obligations include $8,000,000 to reimburse the borrower or pay for tenant improvements at the DMV Portfolio Properties (as defined below) in connection with the DMV’s (as defined below) newly executed leases. Amounts are required to be released from such reserve upon the completion of tenant improvements by the tenant at the DMV Portfolio Properties, provided, if the entirety of the $8,000,000 escrow has not been utilized by the fifth anniversary of the commencement of either DMV lease, the tenant may reduce the rent to be paid after such date. Upon any reduction in the rental amount, the borrower is obligated to partially defease the DMV Portfolio Mortgage Loan such that the NOI Debt Yield is equal to its value immediately prior to the rental reduction.
(6)	UW NOI is greater than Most Recent NOI as the UW NOI includes the DMV’s reimbursement to the borrower of amortized tenant improvements.

The Mortgage Loan. The twelfth largest mortgage loan (the “DMV Portfolio Mortgage Loan”) is secured by the borrower’s fee interest in a two property suburban office portfolio located in Flushing and Jamaica, New York (the “DMV Portfolio Properties”). The DMV Portfolio Mortgage Loan accrues interest at a rate of 6.9750% per annum. The DMV Portfolio Mortgage Loan has a 10-year term, and is an amortizing balloon loan which requires the borrower to make constant monthly payments of $238,439.95.

The Borrowers and the Borrower Sponsors. The borrowers under the DMV Portfolio Mortgage Loan are 30-56 Whitestone Property Owner, LLC and 168-35 Rockaway Property Owner, LLC, both Delaware limited liability companies and single purpose entities. The borrower sponsors are Lester P. Petracca and Edward J. Henderson or George Bradt, as Trustee of The Petracca Family 2008 Descendants Trust. The non-recourse carveout guarantor is Lester P. Petracca. Lester P. Petracca is the founder of Triangle Equities, a diversified, full service real estate company that entitles, develops, owns and operates commercial, residential and mixed-use properties throughout New York City and State.

A-3-92

Office - Suburban	Loan #12	Cut-off Date Balance:	$31,444,654
Various	DMV Portfolio	Cut-off Date LTV:	58.7%
Various, NY		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	13.0%

The Property and Major Tenant. The DMV Portfolio Properties consist of two suburban office properties located in Flushing and Jamaica, New York, totaling 97,629 SF. There are five tenants who occupy space at the two properties, although NY Department of Motor Vehicles (the “DMV”) is the primary tenant, occupying 79.9% of SF across the two properties. DMV has anchored the properties since 1992 and executed a new lease for an additional 10 years in early-2024.

The following table presents a summary of the DMV Portfolio Properties:

DMV Portfolio Properties(1)
Property Name	City, State	Year Built/ Renovated	SF	Appraisal	Allocated Cut-off Date Loan Amount	Occupancy	Underwritten NOI
30-56 Whitestone Expressway	Flushing, NY	1992/NAP	58,629	$27,900,000	$16,400,000	100.0%	$2,164,833
168-35 Rockaway Boulevard	Jamaica, NY	1992/NAP	39,000	$25,700,000	$15,100,000	100.0%	$1,937,188
Total/Average			97,629	$53,600,000	$31,500,000	100.0%	$4,102,021

(1)	Source: Appraisal and underwritten rent roll dated August 22, 2024.

The following table presents certain information relating to the tenants at the DMV Portfolio Properties:

Tenant Summary(1)
Tenant	Credit Rating (Moody's/ S&P/Fitch)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration Date	Term. Option (Y/N)
NY DMV	NR/NR/NR	78,000	79.9%	$3,749,970	83.4%	$48.08	1/31/2034	N
Triangle Equities Management	NR/NR/NR	9,955	10.2%	$396,346	8.8%	$39.81	2/28/2034	N
Lee Kum Kee	NR/NR/NR	4,837	5.0%	$190,815	4.2%	$39.45	4/30/2034	N
MT Group, LLC	NR/NR/NR	3,611	3.7%	$115,631	2.6%	$32.02	4/30/2028	Y(3)
ATA Logistics	NR/NR/NR	1,226	1.3%	$45,822	1.0%	$37.37	9/14/2027	N
Total Occupied		97,629	100.0%	$4,498,583	100.00%	$46.08
Vacant Space		0	0.0%
Total		97,629	100.0%

(1)	Based on the underwritten rent roll dated August 22, 2024 with rent steps through July 2025 inclusive of commercial reimbursements.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	MT Group, LLC has a one-time termination option effective July 31, 2026.

The following table presents certain information relating to the lease rollover schedule at the DMV Portfolio Properties:

Lease Rollover Schedule
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(1)	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
2024 & MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	1	1,226	1.3%	1.3%	$45,822	1.0%	1.0%	$37.37
2028	1	3,611	3.7%	5.0%	$115,631	2.6%	3.6%	$32.02
2029	0	0	0.0%	5.0%	$0	0.0%	3.6%	$0.00
2030	0	0	0.0%	5.0%	$0	0.0%	3.6%	$0.00
2031	0	0	0.0%	5.0%	$0	0.0%	3.6%	$0.00
2032	0	0	0.0%	5.0%	$0	0.0%	3.6%	$0.00
2033	0	0	0.0%	5.0%	$0	0.0%	3.6%	$0.00
2034	3	92,792	95.0%	100.0%	$4,337,131	96.4%	100.0%	$46.74
2035 & Beyond	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	0.0%	$0.00
Total / Wtd. Avg.	5	97,629	100.0%		$4,498,583	100.0%		$46.08

(1)	Based on the underwritten rent roll dated August 22, 2024 with rent steps through July 2025 inclusive of commercial reimbursements.

A-3-93

Office - Suburban	Loan #12	Cut-off Date Balance:	$31,444,654
Various	DMV Portfolio	Cut-off Date LTV:	58.7%
Various, NY		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	13.0%

The Market. The DMV Portfolio Properties are located in Flushing and Jamaica, New York. The 30-56 Whitestone Expressway property is located in the Northeast Queens office submarket, which has a 4.6% vacancy rate with $39.83 average rent PSF as of the first quarter of 2024, according to the appraisal. The 168-35 Rockaway Boulevard property is located in the South Queens office submarket, which has a 5.7% vacancy rate with $31.12 average rent PSF as of the first quarter of 2024, according to the appraisal.

Environmental Matters. According to the Phase I environmental reports dated April 25, 2024, there are no recognized environmental conditions or recommendations for further action at the DMV Portfolio Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the DMV Portfolio properties:

Cash Flow Analysis
	2021	2022	2023	UW	UW Per SF
Base Rent	$3,986,370	$3,556,032	$4,224,267	$4,374,222(1)	$44.80
Credit Tenant Rent Steps	$0	$0	$0	$342,041	$3.50
Total Commercial Reimbursement Revenue	$41,037	$213,267	$303,234	$124,361	$1.27
Parking Income	$269,323	$457,359	$384,317	$453,324	$4.64
Other Revenue	$19	$677	$1,975	$1,242,217(2)	$12.72
Potential Gross Revenue	$4,296,749	$4,227,335	$4,913,793	$6,536,165	$66.95
(Vacancy/Credit Loss)	$0	$0	$0	($247,868)	($2.54)
Effective Gross Income	$4,296,749	$4,227,335	$4,913,793	$6,288,297	$64.41

Real Estate Taxes	$840,015	$862,554	$898,185	$910,737	$9.33
Insurance	$252,500	$229,845	$260,154	$261,522	$2.68
Utilities	$117,739	$119,566	$108,917	$123,208	$1.26
Janitorial	$177,611	$186,228	$81,194	$141,350	$1.45
Management Fee	$0	$0	$0	$188,649	$1.93
Payroll (Office, Security, Maintenance)	$212,323	$178,623	$215,324	$209,515	$2.15
Other Expenses	$701,052	$630,764	$527,755	$351,296	$3.60
Total Expenses	$2,301,240	$2,207,580	$2,091,529	$2,186,277	$22.39

Net Operating Income	$1,995,509	$2,019,755	$2,822,264	$4,102,020(3)	$42.02
Replacement Reserves	$0	$0	$0	$24,407	$0.25
TI/LC	$0	$0	$0	$116,586	$1.19
Net Cash Flow	$1,995,509	$2,019,755	$2,822,264	$3,961,027	$40.57

Occupancy	97.9%	97.9%	100.0%	96.2%
NOI DSCR	0.70x	0.71x	0.99x	1.43x
NCF DSCR	0.70x	0.71x	0.99x	1.38x
NOI Debt Yield	6.3%	6.4%	9.0%	13.0%
NCF Debt Yield	6.3%	6.4%	9.0%	12.6%

(1)	Based on the underwritten rent roll dated August 22, 2024 with rent steps through July 2025.
(2)	UW Other Revenue includes a contractual reimbursement paid by the DMV to the borrower sponsor pursuant to the 10-year DMV lease renewal.
(3)	UW Net Operating Income is greater than Most Recent Net Operating Income as UW Net Operating Income includes the DMV’s reimbursement to the borrower of amortized tenant improvements.

A-3-94

Mortgage Loan No. 13 – 610 Newport Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB, JPMCB			Single Asset/Portfolio:	Single Asset
				Location:	Newport Beach, CA 92660
Original Balance(1):	$30,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$30,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.8%			Title Vesting:	Fee
Loan Purpose(2):	Recapitalization			Year Built/Renovated:	1972/2022
Borrower Sponsor:	The Irvine Company LLC			Size:	285,638 SF
Guarantor:	Irvine Core Office LLC			Cut-off Date Balance PSF(1):	$298
Mortgage Rate:	5.6660%			Maturity Date Balance PSF(1):	$298
Note Date:	July 9, 2024			Property Manager:	Irvine Management Company
Maturity Date:	July 11, 2034				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$14,608,090
IO Period:	120 months			UW NCF:	$14,245,278
Seasoning:	3 months			UW NOI Debt Yield(1):	17.2%
Prepayment Provisions(2):	L(24),YM1(3),DorYM1(88),O(5)			UW NCF Debt Yield(1):	16.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	17.2%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	2.92x
Additional Debt Balance(1):	$55,000,000			Most Recent NOI:	$13,285,054 (5/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$12,293,869 (12/31/2023)
Reserves				3rd Most Recent NOI:	$12,015,927 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	92.4% (6/25/2024)
RE Taxes(3):	$0	Springing	NAP	2nd Most Recent Occupancy:	93.0% (12/31/2023)
Insurance(4):	$0	Springing	NAP	3rd Most Recent Occupancy:	95.0% (12/31/2022)
Replacement Reserve(5):	$0	Springing	NAP	Appraised Value (as of):	$191,000,000 (5/29/2024)
TI/LC Reserve(6):	$0	Springing	NAP	Appraised Value PSF:	$669
Existing TI/LC Reserve:	$1,536,900	$0	NAP	Cut-off Date LTV Ratio(1):	44.5%
Rent Concession Reserve:	$1,046,249	$0	NAP	Maturity Date LTV Ratio(1):	44.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$85,000,000	100.0%	Return of Equity(2):	$82,109,013	96.6%
			Upfront Reserves:	$2,583,149	3.0%
			Closing Costs:	$307,838	0.4%
Total Sources:	$85,000,000	100.0%	Total Uses:	$85,000,000	100.0%

(1)	The 610 Newport Center Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance of $85,000,000 (the “610 Newport Center Whole Loan”). The financial information presented in the chart above is based on the 610 Newport Center Whole Loan.
(2)	The 610 Newport Center Property (as defined below) was previously unencumbered.
(3)	Upon the occurrence of a cash trap event period or a leasing event period, the borrower is required to escrow monthly an amount equal to 1/12th of the annual estimated tax payments.
(4)	Upon the occurrence of a cash trap event period or a leasing event period, and if there is no blanket policy in place or the borrower fails to provide evidence of a policy renewal, the borrower is required to escrow monthly an amount equal to 1/12th of the annual estimated insurance payments.
(5)	Upon the occurrence of a cash trap event Period or a leasing event period, the borrower is required to deposit monthly replacement reserves equal to approximately $6,472.
(6)	Upon the occurrence of a cash trap event Period or a leasing event period, the borrower is required to deposit monthly TI/LC reserves equal to $23,762 ($1.00 per square foot per year).

The Mortgage Loan. The thirteenth largest mortgage loan (the “610 Newport Center Mortgage Loan”) is part of the 610 Newport Center Whole Loan, which is evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $85,000,000. The 610 Newport Center Whole Loan is secured by the borrower’s first priority fee interest in a multi-tenant class A office property totaling 285,638 SF located in Newport Beach, California (the “610 Newport Center Property”). The 610 Newport Center Mortgage Loan is evidenced by the non-controlling notes A-2-1 and A-4-1, with an aggregate outstanding principal balance as of the Cut-off Date of $30,000,000. The 610 Newport Center Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), and JPMorgan Chase Bank, National Association (“JPM”) on July 9, 2024. The 610 Newport Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2024-C63 securitization trust. The relationship between the holders of the 610 Newport Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

A-3-95

Office – Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
610 Newport Center Drive	610 Newport Center	Cut-off Date LTV:	44.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.92x
		UW NOI Debt Yield:	17.2%

610 Newport Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$30,000,000	$30,000,000	WFCM 2024-C63	Yes
A-2-1	$18,000,000	$18,000,000	BANK 2024-BNK48	No
A-2-2	$3,000,000	$3,000,000	WFCM 2024-C63	No
A-3	$20,000,000	$20,000,000	WFCM 2024-C63	No
A-4-1	$12,000,000	$12,000,000	BANK 2024-BNK48	No
A-4-2	$2,000,000	$2,000,000	WFCM 2024-C63	No
Whole Loan	$85,000,000	$85,000,000

The Borrower and the Borrower Sponsor. The borrower is 610 Newport Center Drive LLC, a special purpose, bankruptcy-remote entity and a Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 610 Newport Center Whole Loan.

The borrower sponsor of the 610 Newport Center Whole Loan is The Irvine Company LLC (“The Irvine Company”) and the non-recourse carveout guarantor is Irvine Core Office LLC. The Irvine Company is a private real estate investment company headquartered in Newport Beach, California and headed by Donald Bren. The Irvine Company focuses on long-term ownership of a high-quality real estate portfolio encompassing apartment communities, new home villages, office buildings, retail, dining and entertainment and resorts. The Irvine Company’s holdings consist of 129 million SF and include more than 590 office buildings, 125 apartment communities with 65,000 units, 40 retail centers, one coastal resort, three golf courses and five marinas. The Irvine Company's collection of office properties are located in Orange County, California, Los Angeles, San Diego, Silicon Valley, Chicago and New York. The borrower sponsor owns 11 Class A office buildings (including the 610 Newport Center Property) in the Newport Center submarket totaling 2.3 million SF with an average occupancy of 95.5% as of January 1, 2024. See “Description of the Mortgage Pool — Tenant Issues — Competition from Nearby Properties” in the prospectus.

The Property. The 610 Newport Center Property consists of an 18-story, 285,638 SF, multi-tenant class A office building located in Newport Beach, California. The 610 Newport Center Property was built by the borrower sponsor in 1972 and most recently renovated in 2022. The 610 Newport Center Property amenities include a car washing service, a Kinetic fitness center and access to an adjacent 4-level parking structure (non-collateral) that provides 705 parking spaces (2.47 spaces per 1,000 SF). As of June 25, 2024, the 610 Newport Center Property was 92.4% occupied by 33 tenants and has an average 10-year occupancy of 91.1%.

Major Tenants.

Chipotle (NR/NR/NR: F/M/S&P; 95,278 SF, 33.4% of NRA; 37.4% of UW Rent). Chipotle Mexican Grill, Inc. (“Chipotle”) is an international chain of fast casual Mexican restaurants. In May 2018, Chipotle announced the relocation of its corporate headquarters to the 610 Newport Center Property. Chipotle is publicly traded on the NYSE (CMG) with a market capitalization of $71.6 billion as of July 30, 2024. Chipotle has one, five-year extension option and no termination options.

O'Melveny and Myers LLP (NR/NR/NR: F/M/S&P; 45,156 SF, 15.8% of NRA; 19.3% of UW Rent). O'Melveny & Myers LLP (“O'Melveny & Myers”) is an American multinational law firm founded in Los Angeles, California in 1885. O'Melveny & Myers employs 800 lawyers and has offices in California, Texas, Washington, D.C., New York City, Beijing, Brussels, Hong Kong, London, Seoul, Shanghai, Singapore, and Tokyo. O'Melveny & Myers has been a tenant at the 610 Newport Center Property since 1980 and has one, five-year extension option. The tenant has a one-time option to terminate its lease with respect to either suite 1600 (15,052 SF) or suite 1800 (15,052 SF) effective June 30, 2030 with 12 months’ notice and the payment of a termination fee.

Canterbury Consulting Inc. (NR/NR/NR: F/M/S&P; 15,887 SF, 5.6% of NRA; 5.4% of UW Rent). Canterbury Consulting Inc. (“Canterbury Consulting”) is an independent investment advisory firm based in Newport Beach, California and headquartered at the 610 Newport Center Property. Canterbury Consulting was founded in 1988 and has been a tenant at the 610 Newport Center Property since 2018. Canterbury Consulting has no extension options remaining and no termination options.

A-3-96

Office – Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
610 Newport Center Drive	610 Newport Center	Cut-off Date LTV:	44.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.92x
		UW NOI Debt Yield:	17.2%

The following table presents certain information relating to the tenancy at the 610 Newport Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ Fitch/S&P)(1)	Tenant SF	% of Total SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Chipotle(2)	NR/NR/NR	95,278	33.4%	$6,568,491	37.4%	$68.94	10/31/2029	1, 5-year	N
O'Melveny & Myers LLP(3)	NR/NR/NR	45,156	15.8%	$3,381,281	19.3%	$74.88	6/30/2032	1, 5-year	Y
Canterbury Consulting Inc	NR/NR/NR	15,887	5.6%	$941,784	5.4%	$59.28	5/31/2028	N	N
Call and Jensen APC	NR/NR/NR	11,806	4.1%	$766,446	4.4%	$64.92	8/31/2029	N	N
RBC Capital Markets, LLC	NR/NR/NR	11,227	3.9%	$731,551	4.2%	$65.16	3/31/2029	N	N
Subtotal/Wtd. Avg.		179,354	62.8%	12,389,553	70.6%	$69.08

Non-Major Tenants		84,507	29.6%	$5,151,471	29.4%	$60.96
Occupied Subtotal/Wtd. Avg.		263,861	92.4%	$17,541,023	100.0%	$66.48

Vacant Space(4)		21,777	7.6%
Total/Wtd. Avg.		285,638	100.0%

(1)	Based on the underwritten rent roll dated June 25, 2024.
(2)	Chipotle is marketing suite 600 (15,876 SF) for sublease. The space is currently dark but was included in Annual U/W Base Rent.
(3)	O’Melveny & Myers has one, 5-year extension option. O’Melveny & Myers has a one-time option to terminate its lease with respect to either suite 1600 (15,052 SF) or suite 1800 (15,052 SF) effective June 30, 2030 with 12 months’ notice and the payment of a termination fee in an amount equal to (i) three times the then-current monthly rent, plus (ii) the unamortized costs of the tenant improvement and construction allowances, all broker commissions, rental abatement, and reasonable attorneys’ fees, amortized at a discount factor of 8% per year over a 7 year period.
(4)	Vacant Space includes one tenant totalling 4,002 SF that has gone dark, continues to pay rent but was underwritten as vacant.

The following table presents certain information relating to the lease rollover schedule at the 610 Newport Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx % of SF Rolling	Approx Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx % of Total UW Rent Rolling	Approx Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling(3)
MTM/2024	2	3,254	1.1%	1.1%	$69,841	0.4%	0.4%	$21.46
2025	5	11,145	3.9%	5.0%	$605,318	3.5%	3.8%	$54.31
2026	8	24,409	8.5%	13.6%	$1,519,950	8.7%	12.5%	$62.27
2027	4	12,369	4.3%	17.9%	$826,946	4.7%	17.2%	$66.86
2028	5	26,278	9.2%	27.1%	$1,575,412	9.0%	26.2%	$59.95
2029(4)	5	125,380	43.9%	71.0%	$8,498,944	48.5%	74.7%	$67.79
2030	2	10,053	3.5%	74.5%	$622,169	3.5%	78.2%	$61.89
2031	0	0	0.0%	74.5%	$0	0.0%	78.2%	$0.00
2032	1	45,156	15.8%	90.3%	$3,381,281	19.3%	97.5%	$74.88
2033	0	0	0.0%	90.3%	$0	0.0%	97.5%	$0.00
2034	1	5,817	2.0%	92.4%	$441,161	2.5%	100.0%	$75.84
2035 & Thereafter	0	0	0.0%	92.4%	$0	0.0%	100.0%	$0.00
Vacant(4)	0	21,777	7.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	33	285,638	100.0%		$17,541,023	100.0%		$66.48

(1)	Based on the underwritten rent roll dated June 25, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Total UW Rent Rolling and UW Rent PSF Rolling does not include vacant space.
(4)	Vacant Space includes one tenant totalling 4,002 square feet that has gone dark, continues to pay rent but was underwritten as vacant.

The Market. The 610 Newport Center Property is located in Newport Beach, California, approximately 4.5 miles south of the John Wayne Airport. The 610 Newport Center Property is located 0.1 miles from Fashion Island, a high-fashion shopping mall that is rated A++ by a third party research report and was developed by the borrower sponsor in 1967. Newport Center Drive forms a ring around Fashion Island and has been developed with a series of low to mid-rise professional and medical office buildings. According to the appraisal, the estimated 2023 population within a one, three and five-mile radius was approximately 12,226, 102,830 and 264,938, respectively and the estimated 2023 average household income within the same radii was approximately $201,571, $214,422, and $172,926 respectively.

According to the appraisal, the 610 Newport Center Property is situated within in the Newport Center submarket within the City of Newport Beach office market. As of the first quarter of 2024, the submarket reported a total inventory of approximately 3.5 million SF with a 4.1% vacancy rate and an average

A-3-97

Office – Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
610 Newport Center Drive	610 Newport Center	Cut-off Date LTV:	44.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.92x
		UW NOI Debt Yield:	17.2%

asking rent of $52.80 per square foot, net. The appraiser identified five comparable buildings located within Newport Beach with rents ranging from $51.60 to $75.60 per square foot, net. The appraiser concluded a market rent for the 610 Newport Center Property of $52.20 to $74.40 per square foot, net.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 610 Newport Center Property:

Market Rent Summary
	Lower 4 Floors	Middle Floors	Upper 4 Floors
Market Rent (PSF Year)	$52.20	$62.40	$74.40
Lease Term (Years)	5	5	7
Lease Type	FSG	FSG	FSG
Rent Increase Projection	3.5%/Year	3.5%/Year	3.5%/Year
TI (New/Renewal)	$40.00 / $20.00	$40.00 / $20.00	$60.00 / $30.00
LC (New/Renewal)	6.0% / 2.0%	6.0% / 2.0%	6.0% / 2.0%
Free Rent (New/Renewal)	2 months / 2 months	2 months / 2 months	3 months / 3 months

The following table presents information relating to comparable office property sales for the 610 Newport Center Property:

Comparable Sales
Property Name	City/State	Year Built/Renovated	Total NRA (SF)	Sale Date	Sale Price	Sale Price PSF
One Culver, 10000 West Washington	Culver City, CA	1986/NAP	395,272	Mar-22	$510,000,000	$1,290
Intersect, 17877 and 17875 Von Karman Avenue; 17838 and 17872 Gillette Avenue	Irvine, CA	1989/2019	446,782	Jun-22	$235,250,000	$527
555 Aviation, 555 Aviation Boulevard	El Segundo, CA	1966/2017	259,754	Jun-22	$205,500,000	$791
Cubic Campus, 9223 and 9233 Balboa Avenue	San Diego, CA	2021/NAP	248,579	Mar-23	$148,250,000	$596
Calibre Bldg., 11119 North Torrey Pines Road	San Diego, CA	1990/2012	72,419	May-23	$86,000,000	$1,188
Pen Factory, 2701 Olympic Boulevard	Santa Monica, CA	1957/2017	222,000	Aug-23	$165,000,000	$743
Single-Tenant Office Building, 3401 Exposition Boulevard	Santa Monica, CA	1961/2013	63,376	Aug-23	$40,000,000	$631

Source: Appraisal.

The following table presents information relating to comparable office leases for the 610 Newport Center Property:

Summary of Comparable Office Leases
Property Name/Location	Year Built/Renovated	Tenant	Lease Start Date	Term	Size (SF)	Annual Base Rent PSF	Lease Type
610 Newport Center, Newport Beach, CA	1972/2022	-	-	-	-	-	-
500 Newport Center Drive, Newport Beach, CA	1968/NAP	Bridge Loan Financial	Aug-23	3.1 Yrs.	2,743	$56.40	Full Service
520 Newport Center Drive, Newport Beach, CA	2014/NAP	JH Real Estate Partners	Sep-23	2.0 Yrs.	4,140	$75.60	Full Service
620 Newport Center Drive, Newport Beach, CA	1971/1987	LPL Holdings	Jun-24	8.0 Yrs.	3,894	$51.60	Full Service
660 Newport Center Drive, Newport Beach, CA	1974/1987	Harcourts Auctions	Nov-23	3.0 Yrs.	2,405	$52.80	Full Service
450 Newport Center Drive, Newport Beach, CA	1974/NAP	Transdigm Inc.	Jul-24	5.0 Yrs.	5,769	$58.80	Full Service

Source: Appraisal

Appraisal. The appraisal concluded to an “as-is” Appraised Value for the 610 Newport Center Property of $191,000,000 as of May 29, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated May 28, 2024, there was no evidence of any recognized environmental conditions at the 610 Newport Center Property.

A-3-98

Office – Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
610 Newport Center Drive	610 Newport Center	Cut-off Date LTV:	44.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.92x
		UW NOI Debt Yield:	17.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 610 Newport Center Property:

Cash Flow Analysis
	2021	2022	2023	5/31/2024 TTM	UW	UW PSF
Base Rent	$15,289,847	$15,284,487	$15,509,231	$16,149,675	$17,541,024	$61.41
Grossed Up Vacant Space	$0	$0	$0	$0	$957,548	$3.35
Gross Potential Rent	$15,289,847	$15,284,487	$15,509,231	$16,149,675	$18,498,573	$64.76
Percent Rent	$6	$146	$179	$167	$0	$0.00
Other Income	$283,357	$342,592	$317,880	$316,384	$316,384	$1.11
Parking/Garage/Other	$540,106	$796,095	$988,209	$974,862	$974,862	$3.41
Total Recoveries	$321,141	$482,174	$924,579	$1,029,962	$1,029,962	$3.61
Net Rental Income	$16,434,457	$16,905,494	$17,740,078	$18,471,050	$20,819,781	$72.89
Less Vacancy & Credit Loss	$0	$0	$0	$0	($957,548)	($3.35)
Effective Gross Income	$16,434,457	$16,905,494	$17,740,078	$18,471,050	$19,862,232	$69.54

Real Estate Taxes	$748,759	$780,350	$810,186	$813,733	$925,310	$3.24
Insurance	$127,661	$136,713	$198,167	$227,279	$110,813	$0.39
Management Fee	$634,485	$687,596	$686,542	$721,454	$794,489	$2.78
Other Operating Expenses	$2,757,665	$3,284,908	$3,751,314	$3,423,530	$3,423,530	$11.99
Total Expenses	$4,268,570	$4,889,567	$5,446,209	$5,185,996	$5,254,142	$18.39

Net Operating Income	$12,165,887	$12,015,927	$12,293,869	$13,285,054	$14,608,090	$51.14
Replacement Reserves	$0	$0	$0	$0	$77,668	$0.27
TI/LC	$0	$0	$0	$0	$285,144	$1.00
Net Cash Flow	$12,165,887	$12,015,927	$12,293,869	$13,285,054	$14,245,278	$49.87

Occupancy%(1)	94.0%	95.0%	93.0%	92.4%	94.8%
NOI DSCR(2)	2.49x	2.46x	2.52x	2.72x	2.99x
NCF DSCR(2)	2.49x	2.46x	2.52x	2.72x	2.92x
NOI Debt Yield(2)	14.3%	14.1%	14.5%	15.6%	17.2%
NCF Debt Yield(2)	14.3%	14.1%	14.5%	15.6%	16.8%

(1)	Historical occupancies are as of each respective fiscal year, TTM occupancy is as of the underwritten rent roll dated June 25, 2024, UW occupancy represents the economic occupancy.
(2)	DSCR and Debt Yield are based on the 610 Newport Center Whole Loan.

A-3-99

Mortgage Loan No. 14 – Briarcliff Commons

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
				Location:	Morris Plains, NJ 07950
Original Balance:	$30,000,000			General Property Type:	Retail
Cut-off Date Balance:	$30,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.8%			Title Vesting:	Fee
Loan Purpose(1):	Recapitalization			Year Built/Renovated:	1960/2020
Borrower Sponsor:	Urban Edge Properties LP			Size:	179,466 SF
Guarantor:	Urban Edge Properties LP			Cut-off Date Balance Per SF:	$167
Mortgage Rate:	5.4700%			Maturity Date Balance Per SF:	$167
Note Date:	9/13/2024			Property Manager:	UE Property Management LLC
Maturity Date:	10/1/2034				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$4,028,758
IO Period:	120 months			UW NCF:	$3,709,477
Seasoning:	0 months			UW NOI Debt Yield:	13.4%
Prepayment Provisions:	L(24),D(89),O(7)			UW NCF Debt Yield:	12.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	13.4%
Additional Debt Type:	NAP			UW NCF DSCR:	2.23x
Additional Debt Balance:	NAP			Most Recent NOI:	$3,861,392 (6/30/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$3,738,148 (12/31/2023)
Reserves				3rd Most Recent NOI:	$3,663,784 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	96.9% (6/30/2024)
RE Taxes:	$0	$75,522	NAP	2nd Most Recent Occupancy:	96.8% (12/31/2023)
Insurance(2):	$0	Springing	NAP	3rd Most Recent Occupancy:	94.7% (12/31/2022)
Replacement Reserve:	$0	$2,528	NAP	Appraised Value (as of):	$61,800,000 (7/10/2024)
TI/LC Reserve(3):	$0	Springing	NAP	Appraised Value Per SF:	$344
Outstanding TILC:	$802,042	$0	NAP	Cut-off Date LTV Ratio:	48.5%
Environmental Reserve:	$150,000	$0	NAP	Maturity Date LTV Ratio:	48.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$30,000,000	100.0%	Return of Equity:	$28,323,961	94.4%
			Reserves:	$952,042	3.2%
			Closing Costs:	$723,998	2.4%
Total Sources:	$30,000,000	100.0%	Total Uses:	$30,000,000	100.0%

(1)	The Briarcliff Commons Property (as defined below) was previously unencumbered.
(2)	Monthly insurance reserve deposits of 1/12th of the insurance premiums are waived so long as (i) there is no event of default, (ii) the borrower maintains a blanket policy acceptable to the lender, (iii) the borrower provides to the lender evidence of renewal of the insurance policies, and (iv) the borrower provides the lender paid receipts for the payment of the insurance premiums by no later than 10 days prior to the expiration dates of the policies.
(3)	Monthly TI/LC reserves deposits of $24,076 upon an event of default.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Briarcliff Commons Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $30,000,000 and secured by a first priority fee mortgage encumbering a 179,466 SF anchored retail property in Morris Plains, New Jersey (the “Briarcliff Commons Property”).

The Borrowers and the Borrower Sponsor. The borrowers for the Briarcliff Commons Mortgage Loan are Morris Plains Holding UE II LLC; Morris Plains Leasing II UE LLC, each a single-purpose Delaware limited liability company with one independent director in its organizational structure. The fee interest in the Briarcliff Commons Property is owned by Morris Plains Holding UE II LLC and the leasehold interest in the Briarcliff Commons Property is owned by Morris Plains Leasing II UE LLC. Both the fee and leasehold interests secure the Briarcliff Commons Mortgage Loan, and accordingly the borrower’s interest in the Briarcliff Commons Property is being treated as a fee interest. The borrowers are owned by Urban Edge Properties LP. The borrower sponsor and non-recourse carveout guarantor is Urban Edge Properties LP. Urban Edge Properties (“UE”), the parent entity of the borrower sponsor, is a Maryland real estate investment trust that owns, manages, acquires, develops, and redevelops retail real estate, primarily in the Washington, D.C. to Boston corridor. UE’s portfolio is currently comprised of 76 properties totaling approximately 17.4 million SF.

The Property. The Briarcliff Commons Property is comprised of a 179,466 SF Class A anchored retail shopping center containing six single-story buildings on an approximately 27.8-acre site in Morris Plains, New Jersey that includes 891 surface parking spaces (5.0 parking spaces per 1,000 SF). The Briarcliff Commons Property was built in 1960 with the most recent renovation in 2020. The recent renovation included a complete façade renovation, new parking lot and site work, landscaping and partial expansion of the improvements. The reported total renovation costs are $9,300,000. As of June 30, 2024, the Briarcliff Commons Property is 96.9% leased to 20 tenants comprised of a mix of national, regional and local tenants. The Briarcliff Commons Property is anchored by Kohl’s and Uncle Giuseppe’s Marketplace, with no other tenant occupying more than 4.7% of NRA or comprising more than 6.3% of underwritten rent. Tenants leasing 50% of the SF have been in occupancy for more than 20 years.

A-3-100

Retail – Anchored	Loan #14	Cut-off Date Balance:	$30,000,000
1711 State Route 10 East	Briarcliff Commons	Cut-off Date LTV:	48.5%
Morris Plains, NJ 07950		UW NCF DSCR:	2.23x
		UW NOI Debt Yield:	13.4%

Major Tenants.

Kohl’s (79,998 SF, 44.6% of NRA, 36.5% of underwritten rent). Kohl’s Corporation (“Kohl’s”) is an omnichannel retailer operating over 1,100 stores in 49 states, offering moderately priced private and national brand apparel, footwear, accessories, beauty, and home products. Kohl’s merchandise mix includes both national brands and private brands that are available only at Kohl’s. Kohl’s was organized in 1962 and is a Wisconsin corporation, with a private portfolio that includes well-known established brands such as Croft & Barrow, Jumping Beans, SO, SONOMA Goods for Life, and Tek Gear, and exclusive brands that are developed and marketed through agreements with nationally recognized brands such as Food Network, LC Lauren Conrad, Nine West, and Simply Vera Vera Wang. Kohl’s has been operating its store at the Briarcliff Commons Property since 1982, has a lease expiration date of January 31, 2031, and has two, 5-year renewal options remaining. Kohl’s achieved sales of approximately $14,248,673 or $178 PSF at the Briarcliff Commons Property during 2023.

Uncle Guiseppes Marketplace (37,801 SF, 21.1% of NRA, 10.8% of underwritten rent). The first Uncle Giuseppe’s Marketplace opened in East Meadow, New York, in 1998. Primarily located in New Jersey and New York, the store has grown to 11 locations across the two states. Uncle Giuseppe’s has become known as a mid-range to upscale grocer, focusing on quality and specialty products. All locations feature a meat department with a selection of steaks, poultry, roasts, and Italian sausage made daily, organic fruits and vegetables, and Italian bakery. Each store also features a candy counter and seafood department with live lobsters, freshly caught seafood, and an assortment of prepared dinners. Its store at the Briarcliff Commons Property is Uncle Giuseppe’s Marketplace’s second location in New Jersey and its first in Morris County. Uncle Giuseppe’s has been operating its store at the Briarcliff Commons Property since 2021, has a lease expiration date of January 31, 2037, and has one, 10-year renewal option remaining. Uncle Giuseppe’s Marketplace achieved sales of approximately $1,277,963 or $827 PSF at the Briarcliff Commons during 2023.

The following table presents a summary regarding the major stores at the Briarcliff Commons Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF
							Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Kohls	BB/Ba3/BB	79,998	44.6%	$1,599,960	36.5%	$20.00	1/31/2031	2 x 5 year	N
Uncle Guiseppes Marketplace	NR/NR/NR	37,801	21.1%	$472,512	10.8%	$12.50	1/31/2037	1 x 10 year	N
Skechers	NR/NR/NR	8,368	4.7%	$185,184	4.2%	$22.13	9/30/2029	2 x 5 year	N
Hot Tub Central III	NR/NR/NR	5,567	3.1%	$126,579	2.9%	$22.74	3/31/2034	None	N
Chick Fil A	NR/NR/NR	4,851	2.7%	$273,900	6.3%	$56.46	4/30/2044	1 x 10 year; 1 x 5 year	N
Subtotal/Wtd. Avg.		136,585	76.1%	$2,658,135	60.7%	$19.46

Other Tenants		37,281	20.8%	$1,722,065	39.3%	$46.19
Occupied Subtotal/Wtd. Avg.		173,866	96.9%	$4,380,200	100.0%	$25.19

Vacant Space		5,600	3.1%
Total/Wtd. Avg.		179,466	100.0%

(1)	Information is based on the underwritten rent roll dated June 30, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

A-3-101

Retail – Anchored	Loan #14	Cut-off Date Balance:	$30,000,000
1711 State Route 10 East	Briarcliff Commons	Cut-off Date LTV:	48.5%
Morris Plains, NJ 07950		UW NCF DSCR:	2.23x
		UW NOI Debt Yield:	13.4%

The following table presents certain information relating to the lease rollover at the Briarcliff Commons Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM & 2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	3	8,943	5.0%	5.0%	$377,999	8.6%	8.6%	$42.27
2027	3	4,600	2.6%	7.5%	$287,510	6.6%	15.2%	$62.50
2028	1	3,209	1.8%	9.3%	$117,353	2.7%	17.9%	$36.57
2029	3	13,818	7.7%	17.0%	$450,724	10.3%	28.2%	$32.62
2030	1	1,643	0.9%	17.9%	$82,199	1.9%	30.0%	$50.03
2031	2	82,001	45.7%	63.6%	$1,687,071	38.5%	68.6%	$20.57
2032	2	4,218	2.4%	66.0%	$190,182	4.3%	72.9%	$45.09
2033	1	3,500	2.0%	67.9%	$227,500	5.2%	78.1%	$65.00
2034	2	9,282	5.2%	73.1%	$213,250	4.9%	83.0%	$22.97
2035 & Thereafter	2	42,652	23.8%	96.9%	$746,412	17.0%	100.0%	$17.50
Vacant	0	5,600	3.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	20	179,466	100.0%		$4,380,200	100.0%		$25.19

(1)	Information is based on the underwritten rent roll dated June 30, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Briarcliff Commons Property is located in Morris Plains, New Jersey, within the Parsippany retail submarket of the Northern New Jersey retail market. The Briarcliff Commons Property is situated on the east side of State Route 10 at its intersection with U.S. State Route 202. The immediate area is primarily commercial in nature and is adjacent to the boundary line separating the Borough of Morris Plains and the Township of Parsippany-Troy Hills. State Route 10 is one of the major east/west commercial thoroughfares serving Morris and Essex Counties. The Briarcliff Commons Property is located approximately 3 miles southwest of the Interstate 287 and Interstate 80 interchange which provides access to the Lincoln Tunnel, Holland Tunnel, the George Washington Bridge, the Garden State Parkway, the Palisades Parkway, and the Tappan Zee Bridge. Public transportation is provided by NJ Transit which provides access to the region’s major employment centers including New York City, Newark and Jersey City. The nearest train stations are located within 15 minutes of the Briarcliff Commons Property and are located in Morristown, Morris Plains and Convent Station. Commuter bus stops which provide service into the Port Authority in Midtown Manhattan are located along Route 46. The Morristown central business district, the economic and cultural center of the region, is approximately 2 miles south of the Briarcliff Commons Property. According to the appraisal, as of the second quarter of 2024, the vacancy rate in the Parsippany retail submarket was approximately 4.0% with average asking rents of $23.88 PSF and inventory of approximately 6.3 million SF. According to the appraisal, as of the second quarter of 2024, the vacancy rate in the Northern New Jersey retail market was approximately 3.8% with average asking rents of $23.64 PSF and inventory of approximately 445.3 million SF. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Briarcliff Commons Property was 8,019, 64,607, and 154,351, respectively. The 2024 average household income within the same one-, three- and five-mile radius was $177,650, $184,585, and $194,205, respectively.

The following table presents recent anchor space leasing data at comparable retail properties with respect to the Briarcliff Commons Property:

Comparable Leases Summary
Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Briarcliff Commons Property (subject)(1) 1711 State Route 10 East Morris Plains, NJ	1960	179,466	Kohls	79,998	Nov. 2021	$20.00	NNN
Parkway Center 1 Ronson Road Iselin, NJ	1994	122,677	PC Richard & Son	25,000	Nov. 2023	$20.18	Net
Mill Creek at Harmon 1 Mill Creek Drive Secaucus, NJ	1996	306,217	Best Buy	43,657	Jan. 2022	$21.00	Net
Eatontown Plaza 70 New Jersey Highway 36 Eatontown, NJ	1971	167,487	Target	59,653	April 2022	$14.00	NNN
Willowbrook Mall 1400 Willowbrook Mall Wayne, NJ	2019	1,609,651	BJ's Wholesale Club	105,031	April 2023	$16.00	Net

Source: Appraisal.

(1)	Information, other than year built, is based on the underwritten rent roll dated June 30, 2024.

A-3-102

Retail – Anchored	Loan #14	Cut-off Date Balance:	$30,000,000
1711 State Route 10 East	Briarcliff Commons	Cut-off Date LTV:	48.5%
Morris Plains, NJ 07950		UW NCF DSCR:	2.23x
		UW NOI Debt Yield:	13.4%

The following table presents recent in line space leasing data at comparable retail properties with respect to the Briarcliff Commons Property:

Comparable Leases Summary
Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Briarcliff Commons Property (subject)(1) 1711 State Route 10 East Morris Plains, NJ	1960	179,466	First Watch The Daytime Café Skechers	3,800 8,368	Feb. 2019 Sept. 2019	$49.50 $22.13	NNN NNN
1951 East Edgar Road 1951 East Edgar Road Linden, NJ	2024	7,200	Qdoba	2,160	May 2025	$47.30	Net
Legacy Square 1050 West Edgar Road Linden, NJ	2019	348,492	Primo Hoagies	1,800	Feb. 2024	$42.00	Net
307 US Route 202 307 US Route 202 Bridgewater, NJ	1973	211,465	Liquor Cave	7,442	May 2024	$38.00	NNN
The Gardens 50 International Drive Flanders, NJ	2002	378,385	Panda Express	2,502	March 2024	$55.00	NNN
1050 Paterson-Hamburg 1050 Paterson-Hamburg Wayne, NJ	2011	2,878	Poke Bowl	1,750	March 2023	$40.00	Net

Source: Appraisal.

(1)	Information, other than year built, is based on the underwritten rent roll dated June 30, 2024.

The following table presents recent grocery space leasing data at comparable retail properties with respect to the Briarcliff Commons Property:

Comparable Leases Summary
Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Briarcliff Commons Property (subject)(1) 1711 State Route 10 East Morris Plains, NJ	1960	179,466	Uncle Guiseppes Marketplace	37,801	July 2021	$12.50	NNN
22-00-12 Maple Avenue 22-00-12 Maple Avenue Fair Lawn, NJ	1975	73,879	Inserra Supermarkets, Inc.	73,879	March 2023	$23.00	Net
Wayne Hills Mall 24 Wayne Hills Mall Wayne, NJ	2021	80,147	Inserra Supermarkets, Inc.	80,147	June 2021	$23.50	NNN
Montgomery Promenade 1200 Route 206 Princeton, NJ	2022	287,647	Whole Foods	46,740	Oct. 2022	$23.50	NNN

Source: Appraisal.

(1)	Information, other than year built, is based on the underwritten rent roll dated June 30, 2024.

The following table presents information relating to the appraisal’s market rent conclusion for the Briarcliff Commons Property:

Market Rent Summary
	Market Rent	Escalations	Term (Months)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
Retail In-Line Space:	$45.00	2.00%/year	60	Net	$15.00 / $5.00	6.0% / 3.0%
Larger Retail In-Line Space:	$23.00	2.00%/year	60	Net	$15.00 / $5.00	6.0% / 3.0%
Grocery Space:	$23.00	10% in Mo. 61	120	Net	$10.00 / $5.00	6.0% / 3.0%
Anchor Space:	$20.00	10% in Mo. 61	120	Net	$10.00 / $5.00	6.0% / 3.0%
Pad Space:	$65.00	10% in Mo. 61	120	Net	$0.00 / $0.00	6.0% / 3.0%
Corner Pad Space:	$120.00	10% in Mo. 61	120	Net	$0.00 / $0.00	6.0% / 3.0%

Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the Briarcliff Commons Property of $61,800,000 as of July 10, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated August 6, 2024, there was a recognized environmental conditions at the Briarcliff Commons Property relating to contamination from a former dry cleaning operation. See “Description of the Mortgage Pool-Environmental Considerations” in the prospectus.

A-3-103

Retail – Anchored	Loan #14	Cut-off Date Balance:	$30,000,000
1711 State Route 10 East	Briarcliff Commons	Cut-off Date LTV:	48.5%
Morris Plains, NJ 07950		UW NCF DSCR:	2.23x
		UW NOI Debt Yield:	13.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Briarcliff Commons Property:

Cash Flow Analysis
	2021	2022	2023	6/30/2024 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,249,323	$3,831,169	$3,926,437	$4,130,052	$4,509,000	$25.12
Reimbursements	$834,450	$1,464,857	$1,360,125	$1,495,818	$1,488,984	$8.30
Discounts Concessions	$0	$0	$0	($105,716)	$0	$0.00
Other Income	$32,640	$39,823	$39,812	$42,714	$0	$0.00
(Vacancy / Credit Loss)	$0	$0	$0	$0	($299,899)	($1.67)
Effective Gross Income	$4,116,413	$5,335,848	$5,326,374	$5,562,868	$5,698,085	$31.75

Real Estate Taxes	$630,922	$705,108	$851,765	$932,081	$886,733	$4.94
Insurance	$69,804	$75,803	$80,792	$96,028	$107,681	$0.60
Other Operating Expenses	$435,138	$891,153	$655,669	$673,367	$674,913	$3.76
Total Operating Expenses	$1,135,864	$1,672,064	$1,588,227	$1,701,476	$1,669,327	$9.30

Net Operating Income	$2,980,549	$3,663,784	$3,738,148	$3,861,392	$4,028,758	$22.45
Replacement Reserves	$0	$0	$0	$0	$30,342	$0.17
TI/LC	$0	$0	$0	$0	$288,940	$1.61
Net Cash Flow	$2,980,549	$3,663,784	$3,738,148	$3,861,392	$3,709,476	$20.67

Occupancy (%)(2)	73.0%	94.7%	96.8%	96.9%	95.0%
NOI DSCR	1.79x	2.2x	2.25x	2.32x	2.42x
NCF DSCR	1.79x	2.2x	2.25x	2.32x	2.23x
NOI Debt Yield	9.9%	12.2%	12.5%	12.9%	13.4%
NCF Debt Yield	9.9%	12.2%	12.5%	12.9%	12.4%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated June 30, 2024 and includes rent steps underwritten through September 2025 totalling $65,292.
(2)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies. 6/30/2024 TTM Occupancy (%) is based on the underwritten rent roll dated June 30, 2024.

A-3-104

Mortgage Loan No. 15 – Kendall Value Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
				Location:	Miami, FL 33176
Original Balance:	$25,000,000			General Property Type:	Retail
Cut-off Date Balance:	$25,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1983/NAP
Borrower Sponsor:	Loeb Partners Realty LLC			Size:	183,392 SF
Guarantors:	Loeb Partners Realty LLC and			Cut-off Date Balance Per SF:	$136
	Kendall/Sunset GP., Inc.			Maturity Date Balance Per SF:	$136
Mortgage Rate:	6.4700%			Property Manager:	Colliers International REMS US, LLC
Note Date:	7/1/2024
Maturity Date:	7/1/2034
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$3,008,970
IO Period:	120 months			UW NCF:	$2,773,524
Seasoning:	3 months			UW NOI Debt Yield:	12.0%
Prepayment Provisions:	L(27),D(86),O(7)			UW NCF Debt Yield:	11.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	12.0%
Additional Debt Type:	NAP			UW NCF DSCR:	1.69x
Additional Debt Balance:	NAP			Most Recent NOI:	$3,114,991 (3/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$3,134,070 (12/31/2023)
Reserves				3rd Most Recent NOI:	$3,026,489 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (5/6/2024)
RE Taxes:	$395,240	$43,916	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2023)
Insurance(1):	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2022)
Replacement Reserve:	$0	$2,292	N/A	Appraised Value (as of):	$51,100,000 (5/15/2024)
TI/LC Reserve:	$0	$15,283	$550,176	Appraised Value Per SF:	$279
Outstanding Rent/CAM Reserve:	$13,626	$0	N/A	Cut-off Date LTV Ratio:	48.9%
BJ Tenant Reserve:	$22,060	$0	N/A	Maturity Date LTV Ratio:	48.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,000,000	100.0%	Loan Payoff:	$21,620,225	86.5%
			Return of Equity:	$2,565,515	10.3%
			Reserves:	$430,926	1.7%
			Closing Costs:	$383,334	1.5%
Total Sources:	$25,000,000	100.0%	Total Uses:	$25,000,000	100.0%

(1)	Monthly insurance reserve deposits of 1/12th of the insurance premiums are waived so long as (i) there is no event of default, (ii) the borrower maintains blanket policies acceptable to the lender, (iii) the borrower provides to the lender evidence of renewal of such policies, and (iv) the borrower provides the lender paid receipts for the payment of the insurance premiums by no later than 20 days prior to the expiration dates of the policies.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Kendall Value Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,000,000 and secured by a first priority fee mortgage encumbering a 183,392 SF anchored retail property in Miami, Florida (the “Kendall Value Center Property”).

The Borrowers and the Borrower Sponsor. The borrower for the Kendall Value Center Mortgage Loan is LKS Associates L.P., a single-purpose Delaware limited partnership with one independent director in its organizational structure. The borrower is directly owned by Kendall Sunset LLC (12.5%), J.S. Karlton Co, Inc. (12.5%), and various third party investors (75.0%). Kendall Sunset LLC is wholly owned by Loeb Holding Corp and is controlled by the Loeb family through a multitude of trusts and individuals. The guarantors are Loeb Partners Realty LLC and Kendall/Sunset GP., Inc. and the borrower sponsor is Loeb Partners Realty LLC, a privately held real estate company that makes opportunistic investments in real estate properties. The firm owns and actively manages 16 properties in excess of 6 million SF and has additional interests in 6 properties in excess of 3 million SF.

A-3-105

Retail – Anchored	Loan #15	Cut-off Date Balance:	$25,000,000
6801 Southwest 117th Avenue	Kendall Value Center	Cut-off Date LTV:	48.9%
Miami, FL 33176		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	12.0%

The Property. The Kendall Value Center Property is comprised of a fee interest in a single-story retail shopping center encompassing a 183,392 SF anchored retail property on an approximately 16.1-acre site in Miami, Florida that includes 823 parking spaces (4.5 parking spaces per 1,000 SF). As of May 6, 2024, the Kendall Value Center Property is 100.0% leased to 17 tenants. The Kendall Value Center Property has historically maintained strong occupancy with an average of 99.7% over the past five years. The Kendall Value Center Property is anchored by BJ’s Wholesale Club. The Kendall Value Center Property’s second and third largest tenants, by underwritten rent, are CVS which has been at the Kendall Value Center Property for over 14 years having originally taken occupancy in 2010, and Goodwill Superstore, which has been at the Kendall Value Center Property for nearly 20 years having originally taken occupancy in 2004. Excluding the three largest tenants by underwritten rent, no other tenant at the Kendall Value Center Property individually accounts for more than 7.9% of the NRA or 7.9% of the underwritten rent.

Major Tenants.

BJ's Wholesale Club (106,484 SF, 58.1% of NRA, 31.9% of underwritten rent). BJ’s Wholesale Club (“BJ’s”) is an American membership-only warehouse club chain based in Marlborough, Massachusetts, operating in the eastern United States in addition to Ohio, Michigan, Indiana, and Tennessee. BJ’s has been operating its store at the Kendall Value Center Property since 1992, has a lease expiration date of November 30, 2027, and has one, 5-year renewal options remaining. BJ’s may terminate the automotive fueling facility (approximately 6.5% of underwritten base rent) at any time.

Goodwill Superstore (15,000 SF, 8.2% of NRA, 10.5% of underwritten rent). Goodwill Industries International Inc. (“Goodwill”) is an American nonprofit 501 organization that provides job training, employment placement services and other community-based programs for people who face barriers in their employment. The nonprofit is funded by a network of 3,200+ retail thrift stores that operate as independent nonprofits. Goodwill has been operating its store at the Kendall Value Center Property since 2004, has a lease expiration date of August 31, 2028, and has no renewal options remaining.

The following table presents a summary regarding the major stores at the Kendall Value Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF
							Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
BJ's Wholesale Club	NR/NR/BB+	106,484	58.1%	$1,172,918	31.9%	$11.01	11/30/2027	1 x 5 year	Y(3)
Goodwill Superstore	NR/NR/NR	15,000	8.2%	$386,142	10.5%	$25.74	8/31/2028	None	N
Sanitas Medical Center	NR/NR/NR	14,518	7.9%	$289,184	7.9%	$19.92	9/30/2025	4 x 5 year	N
CVS	NR/Baa2/BBB	13,013	7.1%	$412,500	11.2%	$31.70	1/31/2036	5 x 5 year	N
Sunset Jewelry Exchange	NR/NR/NR	6,000	3.3%	$265,740	7.2%	$44.29	1/31/2029	None	N
Subtotal/Wtd. Avg.		155,015	84.5%	$2,526,484	68.7%	$16.30

Other Tenants		28,377	15.5%	$1,148,420	31.3%	$40.47
Occupied Subtotal/Wtd. Avg.		183,392	100.0%	$3,674,904	100.0%	$20.04

Vacant Space		0	0.0%
Total/Wtd. Avg.		183,392	100.0%

(1)	Information is based on the underwritten rent roll dated May 6, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	BJ’s may terminate the automotive fueling facility (approximately 6.5% of underwritten base rent) at any time.

A-3-106

Retail – Anchored	Loan #15	Cut-off Date Balance:	$25,000,000
6801 Southwest 117th Avenue	Kendall Value Center	Cut-off Date LTV:	48.9%
Miami, FL 33176		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	12.0%

The following table presents certain information relating to the lease rollover at the Kendall Value Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	2	16,018	8.7%	8.7%	$347,294	9.5%	9.5%	$21.68
2026	2	4,575	2.5%	11.2%	$121,261	3.3%	12.8%	$26.51
2027	3	111,384	60.7%	72.0%	$1,338,693	36.4%	49.2%	$12.02
2028	5	22,716	12.4%	84.4%	$734,233	20.0%	69.2%	$32.32
2029	3	12,773	7.0%	91.3%	$562,457	15.3%	84.5%	$44.03
2030	0	0	0.0%	91.3%	$0	0.0%	84.5%	$0.00
2031	1	2,913	1.6%	92.9%	$158,467	4.3%	88.8%	$54.40
2032	0	0	0.0%	92.9%	$0	0.0%	88.8%	$0.00
2033	0	0	0.0%	92.9%	$0	0.0%	88.8%	$0.00
2034	0	0	0.0%	92.9%	$0	0.0%	88.8%	$0.00
2035 & Thereafter	1	13,013	7.1%	100.0%	$412,500	11.2%	100.0%	$31.70
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	17	183,392	100.0%		$3,674,904	100.0%		$20.04

(1)	Information is based on the underwritten rent roll dated May 6, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Kendall Value Center Property is located in Miami, Florida, within the Kendall retail submarket of the Miami-Dade County retail market. Regional access to the overall area is provided via the Don Shula Expressway and the Homestead Extension of Florida’s Turnpike. Kendall is home to several major employers, including Baptist Health South Florida and the Miami-Dade College Kendall Campus. According to the appraisal, as of the first quarter of 2024, the vacancy rate in the Kendall retail submarket was approximately 2.2% with average asking rents of $39.70 PSF and inventory of approximately 22.7 million SF. According to the appraisal, as of the first quarter of 2024, the vacancy rate in the Miami-Dade County retail market was approximately 2.7% with average asking rents of $44.63 PSF and inventory of approximately 146.3 million SF. According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Kendall Value Center Property was 15,082, 168,878, and 492,337, respectively. The 2023 average household income within the same one-, three- and five-mile radius was $105,476, $102,541, and $103,393, respectively.

The following table presents recent in line space leasing data at comparable retail properties with respect to the Kendall Value Center Property:

Comparable Leases Summary
Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Kendall Value Center Property (subject)(1) 6801 Southwest 117th Avenue Miami, FL	1983	183,392	Sunset Jewelry Exchange	6,000	Feb. 2024	$44.29	NNN
Coral Way Shopping Plaza 9642 Southwest 24th Street Miami, FL	1971	67,094	Cohiba Pool Supply	900	June 2023	$32.00	NNN
Shops of Kendall 12528 Southwest 88th Street Miami, FL	1974	89,673	IVX Health	1,800	May 2023	$48.00	NNN
Westlake Shopping Center 10975 Southwest 40th Street Miami, FL	1959	47,657	Confidential	5,530	March 2024	$35.00	NNN
Tropical Park Plaza 7931-8011 SW 40th Street Miami, FL	1983	74,294	Confidential	1,400	Feb. 2024	$33.00	NNN
TJ Maxx Plaza 7200 Southwest 117th Avenue Miami, FL	1984	175,184	Carnicero Steakhouse	5,156	April 2024	$45.00	NNN
Snapper Creek Shopping Center 7074 Southwest 117th Avenue Miami, FL	1984	38,910	SoBol	1,560	June 2024	$30.00	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated May 6, 2024.

A-3-107

Retail – Anchored	Loan #15	Cut-off Date Balance:	$25,000,000
6801 Southwest 117th Avenue	Kendall Value Center	Cut-off Date LTV:	48.9%
Miami, FL 33176		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	12.0%

The following table presents information relating to the appraisal’s market rent conclusion for the Kendall Value Center Property:

Market Rent Summary
	Market Rent	Escalations	Term (Months)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
Anchor Space:	$14.00	10% every 5 Years	10	NNN/with set CAM	$15.00 / $2.00	6.0% / 3.0%
Large Inline Space:	$30.00	3.00% / Yr.	5	NNN	$10.00 / $2.00	6.0% / 3.0%
Financial Space	$45.00	3.00% / Yr.	10	NNN	$15.00 / $2.00	6.0% / 3.0%
Small Inline Space:	$35.00	3.00% / Yr.	5	NNN	$5.00 / $2.00	6.0% / 3.0%
Restaurant Space:	$45.00	3.00% / Yr.	10	NNN	$10.00 / $2.00	6.0% / 3.0%

Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the Kendall Value Center Property of $51,100,000 as of May 15, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated May 21, 2024, there was no evidence of any recognized environmental conditions at the Kendall Value Center Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Kendall Value Center Property:

Cash Flow Analysis
	2021	2022	2023	3/31/2024 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,395,789	$3,431,173	$3,555,601	$3,567,494	$3,674,904	$20.04
Reimbursements	$818,878	$800,703	$898,425	$922,125	$919,613	$5.01
Other Income	($89)	$5,062	$4,627	$5,813	$0	$0.00
(Vacancy / Credit Loss)	$0	$0	$0	$0	($229,726)	($1.25)
Effective Gross Income	$4,214,578	$4,236,937	$4,458,653	$4,495,432	$4,364,792	$23.80

Real Estate Taxes	$423,334	$409,155	$512,513	$541,730	$543,037	$2.96
Insurance	$134,719	$155,214	$194,933	$209,184	$210,707	$1.15
Other Operating Expenses	$749,557	$646,078	$617,138	$629,527	$602,078	$3.28
Total Operating Expenses	$1,307,610	$1,210,448	$1,324,584	$1,380,441	$1,355,822	$7.39

Net Operating Income	$2,906,968	$3,026,489	$3,134,070	$3,114,991	$3,008,970	$16.41
Replacement Reserves	$0	$0	$0	$0	$27,509	$0.15
TI/LC	$0	$0	$0	$0	$207,937	$1.13
Net Cash Flow	$2,906,968	$3,026,489	$3,134,070	$3,114,991	$2,773,524	$15.12

Occupancy (%)(2)	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR	1.77x	1.85x	1.91x	1.90x	1.83x
NCF DSCR	1.77x	1.85x	1.91x	1.90x	1.69x
NOI Debt Yield	11.6%	12.1%	12.5%	12.5%	12.0%
NCF Debt Yield	11.6%	12.1%	12.5%	12.5%	11.1%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated May 6, 2024 and includes rent steps underwritten through June 2025 totalling $61,596.
(2)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies. 3/31/2024 TTM Occupancy (%) is based on the underwritten rent roll dated May 6, 2024.

A-3-108

Annex B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Contacts
Role	Party and Contact Information
Depositor	Morgan Stanley Capital I Inc.
	Attention: Jane Lam	jane.lam@morganstanley.com; cmbs_notices@morganstanley.com
1585 Broadway | New York, NY 10036 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Master Servicer	Wells Fargo Bank, National Association
	Attn: Commercial Servicing	commercial.servicing@wellsfargo.com
550 South Tryon Street, 23rd Floor, MAC D1086-23A | Charlotte, NC 28202 | United States
NCB Master Servicer & NCB Special Servicer	National Cooperative Bank, N.A.
	Kathleen Luzik	kluzikncb.coop
2011 Crystal Drive, Suite 800 | Arlington, VA 22202 | United States
Special Servicer	LNR Partners, LLC
	Attention: Heather Bennett and Arnold Shulkin	hbennett@starwood.com; AShulkin@lnrpartners.com; lnr.cmbs.notices@lnrproperty.com
2340 Collins Avenue, Suite 700 | Miami Beach, FL 33139 | United States
Operating Advisor & Asset Representations Reviewer	Park Bridge Lender Services LLC
	CMBS Notices	cmbs.notices@parkbridgefinancial.com
600 Third Avenue, 40th Floor | New York, NY 10016 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Trustee	Deutsche Bank National Trust Company
Attention: Trust Administration
1761 East St. Andrew Place | Santa Ana, CA 92705-4934 | United States

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
SOHO		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
SOHO-RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Distribution Detail continued to next page
© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Notional Certificates
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00
*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.
© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
SOHO		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
SOHO-RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
SOHO	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
SOHO-RR Interest	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Exchangeable Certificate Detail
Class	CUSIP	Pass-Through Rate	Maximum Initial Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Exchangeable Certificate Details
A-4 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Exchangeable Certificates Total			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Exchangeable Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-4-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
A-4-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00
Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Current Mortgage Loan and Property Stratification

Group

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Current Mortgage Loan and Property Stratification

Group

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Current Mortgage Loan and Property Stratification

Group

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Current Mortgage Loan and Property Stratification

Group

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Current Mortgage Loan and Property Stratification

Group

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Penalties
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Nov-24	0	0	0	0	0	0
Oct-24	0	0	0	0	0	0
Sep-24	0	0	0	0	0	0
Aug-24	0	0	0	0	0	0
Jul-24	0	0	0	0	0	0
Jun-24	0	0	0	0	0	0
May-24	0	0	0	0	0	0
Apr-24	0	0	0	0	0	0
Mar-24	0	0	0	0	0	0
Feb-24	0	0	0	0	0	0
Jan-24	0	0	0	0	0	0
Dec-23	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 26 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 27 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 28 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals

1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 29 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 30 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 31 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 32 of 33

Distribution Date:	11/18/24	BANK 2024-BNK48
Determination Date:	11/12/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-BNK48

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 33 of 33

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Annex C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of October 1, 2024 (the “Pooling and Servicing Agreement”).

Transaction: BANK 2024-BNK48,

Commercial Mortgage Pass-Through Certificates, Series 2024-BNK48

Operating Advisor: Park Bridge Lender Services LLC

Special Servicer: [LNR Partners, LLC][National Cooperative Bank, N.A.]

Directing Certificateholder: CMBS 4 Sub 5, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of a Final Asset Status Report.
(b)	Final Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which a Final Asset Status Report has been issued. The Final Asset Status Reports may not yet be implemented.
2.	The Special Servicer has notified the Operating Advisor that it has completed a Major Decision with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans], and provided to the Operating Advisor the Major Decision Reporting Package or Final Asset Status Report with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans] to the operating advisor.
II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.	List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Packages received from the Special Servicer.
2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and certain information it has reasonably requested from the special servicer and each [INSERT IF PRIOR TO AN OPERATING ADVISOR CONSULTATION EVENT: Final] Asset Status Report.
3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations, and non-discretionary portions of net present value calculations.
4.	[LIST OTHER REVIEWED INFORMATION]
5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement with respect to Major Decisions.
6.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas. In the course of such review, the following calculations of the special servicer were initially disputed by the Operating Advisor and [DISCUSS RESOLUTION].

C-2

IV.	Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report
1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Except as may have been reflected in any Major Decision Reporting Package or Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.
4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.
5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.
7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-3

[THIS PAGE INTENTIONALLY LEFT BLANK]

Annex D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans (or portions thereof) sold by the applicable mortgage loan seller. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.    Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the Depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor

D-1-1

(subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such mortgage, mortgage note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related mortgage and Assignment

D-1-2

of Leases is freely assignable without the consent of the related Mortgagor. Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien

D-1-3

of the related mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph 7 above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related assignment of leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that

D-1-4

possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and

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deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or the related Non-Serviced Master Servicer).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (A) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in

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an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan and (C) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer or insurers meeting the Insurance Ratings Requirements (provided that for this purpose (only), the A.M. Best Company minimum rating referred to in the definition of Insurance Ratings Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee or the NCB co-trustee, as applicable (or, in the case of

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a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real

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property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a

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legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

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29. Mortgage Releases. The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans

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secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2-1 to this Annex D-1, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Mortgage Loan that is cross-collateralized

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and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1, or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto)

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and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and in situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)  The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage. No material change in the terms of the Ground Lease has occurred since its recordation, except by any written instruments which are included in the related mortgage file;

(b)  The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)  The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)  The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance and attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(e)  Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its

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successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)    The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)  The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)   A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)    The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)    Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)   In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)    Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

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38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its

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successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related

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Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Mortgage Loan Number as Identified on Annex A-1	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Citi Real Estate Funding Inc. Loans	JPMorgan Chase Bank, National Association Mortgage Loans	Goldman Sachs Mortgage Company Mortgage Loans	Wells Fargo Bank, National Association Mortgage Loans	Bank of America, National Association Mortgage Loans	National Cooperative Bank, N.A. Mortgage Loans
4						VISA Global HQ

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Mortgage Loan Number as Identified on Annex A-1	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Citi Real Estate Funding Inc. Loans	JPMorgan Chase Bank, National Association Mortgage Loans	Goldman Sachs Mortgage Company Mortgage Loans	Wells Fargo Bank, National Association Mortgage Loans	Bank of America, National Association Mortgage Loans	National Cooperative Bank, N.A. Mortgage Loans
6	Hilton La Jolla Torrey Pines

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Mortgage Loan Number as Identified on Annex A-1	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Citi Real Estate Funding Inc. Loans	JPMorgan Chase Bank, National Association Mortgage Loans	Goldman Sachs Mortgage Company Mortgage Loans	Wells Fargo Bank, National Association Mortgage Loans	Bank of America, National Association Mortgage Loans	National Cooperative Bank, N.A. Mortgage Loans
9			20 & 40 Pacifica
13			610 Newport Center

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Annex D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
7 and 8	Hilton La Jolla Torrey Pines (Loan No. 6)

The hotel manager, Hilton Management LLC, has a right of first offer to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property. The right of first offer does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or a deed-in-lieu of foreclosure, or in connection with any transfer by a permitted mortgagee or its affiliated designee.

In the event of a default by the Mortgagor under the related ground lease and the Mortgagor’s failure to cure such default within any grace period available under the ground lease, the ground lessor has an option to purchase the interest of the lender in the Mortgagor’s leasehold interest by paying the lender all sums owing on the date of purchase that are secured by the related leasehold deed of trust. Upon payment of such sums, all rights of the lender under the ground lease will cease and terminate and the ground lessor will have the right to terminate the ground lease or pursue any other remedy provided for therein.

So long as no event of default has occurred and is continuing, the lender may not sell or otherwise transfer the related Whole Loan or any portion thereof and the rights under the Mortgage Loan documents, or sell a participation interest in the Whole Loan, to certain identified competitors set forth in the related Mortgage Loan documents without the Mortgagor’s consent, which consent may be withheld in the Mortgagor’s sole discretion.

7 and 8	Kendall Value Center (Loan No. 15)	Starbucks has a right of first offer to purchase its premises at the Mortgaged Property if (i) the borrower receives a purchase offer for such premises or any portion thereof and the borrower desires to accept such offer or (ii) the borrower makes an offer to sell such premises or any part thereof, or transfers the beneficial interest in such premises in connection with estate planning.
7 and 8	Fairfield Inn Cincinnati Airport South (Loan No. 28)	The franchisor (Marriott International, Inc.) has a right of first refusal (“ROFR”) to acquire the Mortgaged Property if there is a transfer of the Mortgaged Property or a controlling direct or indirect interest in the Mortgagor to a competitor (generally, any person that has an ownership interest in a hotel, brand, trade name, trademark system or chain of hotels (a “Brand”) or that has exclusive rights to develop operate or sublicense a Brand, in each case only if such Brand has at least 10 luxury service hotels, 20 full service hotels or 50 limited service hotels). The ROFR applies to and is not extinguished by foreclosure or deed-in-lieu thereof.
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Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
18	All MSMCH Mortgage Loans (Loan Nos. 6, 14, 15, 28, 29 and 32)

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies. The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

The Mortgage Loan documents may provide that the Mortgagor may obtain insurance that does not meet the requirements otherwise set forth in the Mortgage Loan documents, and may not meet the requirements of Representation 18, provided that approval of the lender or rating confirmation is obtained for such non-compliant insurance.

In addition, all exceptions to Representation 31 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 18.

18	Louisiana MHC Portfolio (Loan No. 29)

Business interruption insurance (for business income from park rents) does not respond to the perils of wind, hail, or flood.

Building limit insurance on the duplex located at the White Oaks property is only $192,636, but replacement cost is $258,757.

Single-family house on the Village Trace property has 80% co-insurance borne by borrower.

26	Louisiana MHC Portfolio (Loan No. 29)

The properties known as Cypress Trace, Village Trace and White Oaks are legal nonconforming as to use because the applicable zoning regulations do not permit the land where these properties are located to be used for manufactured housing communities (MHC). Upon a casualty, the use can be maintained so long as the mobile home licenses are maintained. Law and ordinance does not cover legal nonconforming uses at the properties, but a recourse carveout was added for failure to comply with municipal and our county ordinances (including zoning ordinances).

Law and ordinance insurance coverage does not cover the single family house located at the Village Trace property. Such insurance was waived for the house.

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Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
27	Kendall Value Center (Loan No. 15)	Some tenants at the property do not have certificates of occupancy of record. Lack of certificates of occupancy constitutes a violation in the jurisdiction where the property is located.
27	Louisiana MHC Portfolio (Loan No. 29)	The properties known as Cypress Trace, Village Trace and White Oaks have outstanding code violations with respect to electrical items, signage, skirting for each mobile home unit, steps and handrails. Village Trace has an outstanding violation which requires installation of a fence. Failure to resolve such code violations can result in fines and penalties as well as a loss of the mobile home community permit for the respective properties. Because the properties have legal nonconforming uses, the loss of the mobile home licenses can result in a situation where the mobile home licenses will not be reinstated, in which event the Mortgagor will not be able to continue the non-conforming use following a casualty. The Mortgagor is required under the Mortgage Loan documents to rectify such violations and lender has required a reserve of 125% of the estimated cost ($80,000) to correct such deficiencies.

28	All MSMCH Mortgage Loans (Loan Nos. 6, 14, 15, 28, 29 and 32)

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties (or, if applicable, the indemnitors) are required to first make a claim under such environmental insurance policy, or to allow the environmental indemnitors to make such a claim, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within a specified time period after the date the lender or other indemnified parties (or the indemnitors, if applicable) commenced efforts to collect such environmental losses).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

28	Shops At Lily Cache Creek (Loan No. 32)	The guarantor for the Mortgage Loan does not have significant assets.
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Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
31	All MSMCH Mortgage Loans (Loan Nos. 6, 14, 15, 28, 29 and 32)

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000. In addition, the Mortgage Loan documents may provide that if TRIPRA or a similar statute is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required under the Mortgage Loan documents (without giving effect to the cost of terrorism, earthquake, and in some cases, flood and/or windstorm components of such insurance at the time terrorism coverage is excluded from any insurance policy).

All exceptions to Representation 18 set forth herein for all MSMCH Mortgage Loans are also exceptions to Representation 31.

33	Kendall Value Center (Loan No. 15)	The borrower previously owned another property known as Sunset Strip Shopping Center, which it sold in 2004.
36	Hilton La Jolla Torrey Pines (Loan No. 6)

The Mortgage Loan is secured by the related Mortgagor’s leasehold interest in the Mortgaged Property pursuant to a Ground Lease that does not comply with Representation and Warranty No. 36 with respect to:

(i) clause (b), as the lessor under the Ground Lease has not agreed that the Ground Lease may not be amended or modified by agreement of the lessor and lessee without the prior written consent of the Mortgagee;

(ii) clause (e), as although following a foreclosure the Ground Lease is assignable to the lender, its affiliated designee or the first transferee thereafter without the consent of the ground lessor, any transfer of the Ground Lease otherwise requires the consent of the ground lessor unless it is to a “Qualified Assignee,” defined under the related Ground Lease to mean an assignee, including but not limited to a successor, whose net worth as of the date of the assignment is not less than the lessee’s net worth as of the date of the Ground Lease and who is in good standing and of good general reputation within its business community, trade or industry;

(iii) clauses (h) and (l), as in lieu of the exercise of lender’s rights following a default by the Mortgagor under the Ground Lease, the ground lessor may elect to exercise the purchase option described in the exception to Representation and Warranty Nos. (7) and (8) above; and

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Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

(iv) clause (k), as the Ground Lease requires proceeds from a condemnation for any total or substantial taking to be applied first towards the payment of real property taxes or personal property taxes constituting a lien on the Mortgagor’s interest in the Mortgaged Property and/or improvements. After the payment of such sums, proceeds may be applied second to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest.

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Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
11	Poindexter Industrial Portfolio (Loan No. 3)	A UCC-1 fixture filing was not filed against the Mortgaged Property located in Quebec, Canada. Lender’s Canadian counsel made equivalent filings to achieve the same purpose as a UCC-1 fixture filing.
12	Poindexter Industrial Portfolio (Loan No. 3)	The Mortgaged Properties are free and clear of material damage other than deferred maintenance, however, lender waived the requirement to escrow for the costs of such deferred maintenance.
18	All CREFI Loans (Loan Nos. 2, 3, 16, 17, 19, 21 and 27)	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
18	Poindexter Industrial Portfolio (Loan No. 3)	The maximum permitted deductible for all insurance policies is $7,500,000, which is in excess of “customary” deductibles. In addition, $3,000,000 of a $5,000,000 layer of its required insurance is maintained through self-insurance. In addition, certain of the insurance premiums were not paid as of the origination date. Payment of the insurance premiums is the responsibility of the related tenants under their leases.
18	Hampton Inn Grandville (Loan No. 27)	The roofs at the Mortgaged Property are insured for wind losses on an actual cash value basis, in lieu of replacement cost.
26 and 27	Poindexter Industrial Portfolio (Loan No. 3)

Several of the Mortgaged Properties have open zoning, fire and/or building code violations.

In addition, the Clinton, Janesville, Orrville, Riverside I, Riverside II and West Palm Beach Mortgaged Properties are legal non-conforming as to use.

In addition, final zoning reports have not been received for the Clinton, Decatur, Reading, Ringgold, Social Circle, Sturgis I or Sturgis II Mortgaged Properties. Therefore such Mortgaged Properties may not be in conformance with local zoning ordinances or may have open violations.

26 and 27	Hamden Life Storage II (Loan No. 16)	Portions of the Mortgaged Property are legal non-conforming as to use due to (i) retail, food service and daycare operations and (ii) an on-site residence for the property manager.
28	All CREFI Loans (Loan Nos. 2, 3, 16, 17, 19, 21 and 27)	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
29	Biltmore Park Town Square (Loan No. 2)	The borrower is permitted to obtain the release of the Regal Cinemas Parcel if the borrower makes a principal prepayment of the Mortgage Loan such that after giving effect to the release, the debt yield with respect to the remaining property is equal to or greater than 11.25%. The Mortgage Loan agreement does not include an allocated
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Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
loan amount concept and therefore, the borrower is not required to make a prepayment in excess of a certain threshold thereof.
31	All CREFI Loans (Loan Nos. 2, 3, 16, 17, 19, 21 and 27)	All exceptions to Representation and Warranty No. 18 are also exceptions to this Representation and Warranty No. 31.
33	Biltmore Park Town Square (Loan No. 2)	The borrower is a recycled single-purpose entity. Prior to origination of the Mortgage Loan, the borrower previously (i) owned, developed, constructed and sold other real property not located at the Mortgaged Property, including residential and hotel properties, (ii) owned certain undeveloped parcels of real property intended to be developed for residential purposes not within the Mortgaged Property that were later conveyed to an affiliate, (iii) owned membership interests in certain affiliated entities and (iv) was a borrower under an unsecured $70,500,000 loan from an affiliate, which was assigned to and assumed by a parent entity of the borrower.
42	Poindexter Industrial Portfolio (Loan No. 3)	One of the two co-borrowers, Poindexter Properties Canada, Ltd., is a corporation formed in Alberta, Canada. It is the wholly-owned subsidiary of the other co-borrower, Poindexter Properties, LLC, a Delaware limited liability company.

D-2-7

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
7	Soho Grand & The Roxy Hotel (Loan No. 1) Grapevine Mills (Loan No. 5) 20 & 40 Pacifica (Loan No. 9) Marriott Myrtle Beach Grande Dunes Resort (Loan No. 11) 610 Newport Center (Loan No. 13)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
2	Grapevine Mills (Loan No. 5)	The related Mortgage Loan documents permit the related Mortgagor to enter into a PACE Loan for an amount not to exceed $5,000,000, subject to the related mortgagee’s approval and delivery of a rating agency confirmation.
7	20 & 40 Pacifica (Loan No. 9)	Irvine, CA. In 2017 the City of Irvine issued floating rate bonds in the original amount of $51,500,000 (there being a current balance of $20,847,000) to fund public infrastructure improvements in a 493-acre improvements district that includes the Mortgaged Property. The initial lien amount allocated to the Mortgaged Property was $2,249,224 (there being a current allocable balance of $1,105,980). The bonds mature on September 2, 2032. The public improvements financed with the proceeds of the bonds are complete. Principal and interest payments are not included on the real estate tax bill; the debt obligations are billed separately by the City of Irvine. The bonds are secured by assessment liens on the individual properties in the assessment district. The assessment lien on the subject property is co-equal to and independent of the lien for general property taxes and, like real estate taxes, has priority over the mortgage lien. Under California’s Improvement Bond Act of 1915, if the bond assessments allocated to the subject property are not paid, the City of Irvine can initiate a judicial foreclosure process to foreclose the allocated lien amount tied to the subject property (i.e., the outstanding allocable amount of $1,105,980).
8	Grapevine Mills (Loan No. 5)	The related Mortgage Loan documents permit the related Mortgagor to enter into a PACE Loan for an amount not to exceed $5,000,000, subject to the related mortgagee’s approval and delivery of a rating agency confirmation.
8	Marriott Myrtle Beach Grande Dunes Resort (Loan No. 11)	The related franchisor (Marriott International, Inc.) has a right of first refusal (“ROFR”) to acquire the subject property if there is transfer of hotel or controlling direct or indirect interest in the Mortgagor to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury service hotels, 20 full service hotels or 50 limited service hotels). The ROFR is not extinguished by foreclosure or deed-
D-2-8

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
in-lieu thereof, and if transfer to a competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. The related franchisor comfort letter provides that, if the Mortgagee exercises remedies against the Mortgagor, the Mortgagee may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not a competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.
10	Soho Grand & The Roxy Hotel (Loan No. 1) Grapevine Mills (Loan No. 5) 20 & 40 Pacifica (Loan No. 9) Marriott Myrtle Beach Grande Dunes Resort (Loan No. 11) 610 Newport Center (Loan No. 13)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
18	Soho Grand & The Roxy Hotel (Loan No. 1)	The Mortgagor is permitted under the Mortgage Loan documents to maintain a portion of the coverage required hereunder with insurance companies which do not meet the insurance requirements set forth in the Mortgage Loan documents (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (1) in the event that S&P is rating any securitization in which any portion of the Loan is allocated, the Mortgagor will be required to replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the Mortgage Loan documents and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagor will be required to replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents. Notwithstanding the foregoing, in the event the insurance required in the Mortgage Loan documents is maintained through a Multi-Layered policy, the Mortgagor is permitted to maintain the policies required under the Mortgage Loan documents with insurance companies which do not meet the foregoing requirements, reasonably acceptable to the lender and acceptable to each Rating Agency. At loan origination, the Mortgagor obtained layered insurance policies provided by insurance carriers meeting the ratings requirements set forth in the Mortgage Loan documents.
D-2-9

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
18	Grapevine Mills (Loan No. 5)

The Mortgage Loan documents permit a property insurance deductible up to $500,000. The in-place property coverage provides for a $500,000 deductible. In addition, the Mortgage Loan documents permit the related Mortgagor to utilize a self-insured retention amount (up to $5,000,000 per occurrence/ $10,000,000 aggregate) so long as the retention amount is pre-funded and satisfactory evidence thereof has been delivered to the Mortgagee and applicable rating agencies.

The Mortgage Loan documents permit a liability insurance deductible or self-insured retention amount up to $750,000. The in-place liability coverage provides for a $750,000 self-insured retention.

An out-parcel tenant (Bass Pro Shops) is a leased fee, where the tenant or other non-Mortgagor party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-Mortgagor party and/or its leasehold mortgagee.

8	20 & 40 Pacifica (Loan No. 9)

The Mortgage Loan documents permit a property insurance deductible up to $1,500,000. The in-place deductible is $500,000.

The Mortgage Loan documents permit terrorism insurance to be provided by a licensed captive insurance company controlled by the sponsor, The Irvine Company LLC, subject to certain conditions, including (A) the policy’s having aggregate limits approved by lender in its reasonable discretion, (B) the policy’s deductible being no greater than that as calculated pursuant to TRIPRA, (C) other than the deductible, the portion of such insurance not reinsured by TRIPRA must be reinsured by an insurance carrier having a credit rating of no less than S&P “A” (or equivalent ratings from Fitch and Moody’s as applicable), and (D) the captive insurer is not the subject of bankruptcy or insolvency proceedings.

18	610 Newport Center (Loan No. 13)

The Mortgage Loan documents permit a property insurance deductible up to $1,500,000. The in-place deductible is $500,000.

The Mortgage Loan documents permit terrorism insurance to be provided by a licensed captive insurance company controlled by the sponsor, The Irvine Company LLC, subject to certain conditions, including (A) the policy’s having aggregate limits approved by Mortgagee in its reasonable discretion, (B) the policy’s deductible being no greater than that a calculated pursuant to TRIPRA, (C) other than the deductible, the portion of such insurance not reinsured by TRIPRA must be reinsured by an insurance carrier having a credit rating of no less than S&P “A” (or equivalent ratings from Fitch and Moody’s as applicable), and (D) the captive insurer is not the subject of bankruptcy or insolvency proceedings.

D-2-10

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
28	Soho Grand & The Roxy Hotel (Loan No. 1)	There is no separate non-recourse carveout guarantor. In addition, the related Mortgagors are the only environmental indemnitors, and the lender has obtained its own environmental insurance policy with respect to the Mortgaged Property.
28	Grapevine Mills (Loan No. 5)	The Mortgage Loan documents provide that the SPE borrower has personal liability on a losses-only or springing recourse basis for the enumerated events; however, for so long as Simon Property Group, L.P., Simon Property Group Inc. or an affiliate is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to 20% of then-outstanding principal amount of the related Whole Loan, plus all reasonable out-of-pocket costs and expenses (including court costs and fees and reasonable attorneys’ fees) incurred in the enforcement of the guaranty or preservation of the Mortgagee’s rights under the guaranty. In addition, there is no separate environmental indemnity with respect to such Mortgage Loan. The non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the loan agreement concerning environmental laws and hazardous materials; however, such coverage is subject to the cap described above.
28	20 & 40 Pacifica (Loan No. 9)	The loss carveout with respect to Mortgagor’s commission of intentional material physical waste at the Mortgaged Property is limited to Mortgagor’s material bad faith waste thereof.
28	610 Newport Center (Loan No. 13)	The indemnification obligations of the related Mortgagor and the related guarantors (collectively, the “Indemnitor”) under the environmental indemnity will terminate on the date that is two years after the date of repayment of the Mortgage Loan in full upon satisfaction of certain conditions set forth in the environmental indemnity agreement, including, without limitation, the related Indemnitor’s delivery of an updated environmental report satisfactory to the indemnitee in accordance with the environmental indemnity agreement.
33	610 Newport Center (Loan No. 13)

The Mortgage Loan documents permit property revenues to be managed and accounted for pursuant to a centralized cash management system between the Mortgagor and any one of the following affiliates of Mortgagor: The Irvine Company LLC, The Irvine Company Acquisition and Development or Irvine Management Company (together, “Permitted Affiliates”), in which such funds are deposited into a concentration account owned, maintained and administered by any of the Permitted Affiliates and into which funds from other affiliates of The Irvine Company are also deposited. All funds in the concentration account are required to be tracked so that the cash attributable to the Mortgagor will be accurately monitored and ascertainable, and the Mortgagor’s obligations will not be paid from funds attributable to the Permitted Affiliates, as applicable, or any affiliate of any of the foregoing. The cash management system is covered in the non-consolidation opinion.

D-2-11

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

The Mortgagor previously owned an adjacent parcel known as 600 Newport Center Drive (“Previously Owned Property”) and containing a parking garage and other surface parking that was out-conveyed prior to loan origination. All such Previously Owned Property was included in the Phase I environmental site assessment required in connection with origination of the Mortgage Loan, and no recognized environmental conditions were identified. The Previously Owned Property is covered by the related environmental indemnity.

34	Grapevine Mills (Loan No. 5)	In connection with a defeasance, the Mortgagor’s obligation to pay servicing fees is capped at $10,000.
40	All JPMCB Mortgage Loans (Loans Nos. 1, 5, 9, 11 and 13)	With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.
47	Soho Grand & The Roxy Hotel (Loan No. 1) Grapevine Mills (Loan No. 5) 20 & 40 Pacifica (Loan No. 9) Marriott Myrtle Beach Grande Dunes Resort (Loan No. 11) 610 Newport Center (Loan No. 13)	The Mortgage Loan is cross-collateralized and cross-defaulted with the related Companion Loans.

D-2-12

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
7, 8	Residence Inn National Mall – Washington D.C. (Loan No. 7)	Pursuant to the related franchise agreement, the franchisor, Marriott International, Inc., has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer to a competitor of the Mortgaged Property or an ownership interest in the franchisee or an affiliate of the franchisee.
7, 8	Newport Centre (Loan No. 18)	The Mortgage Loan documents permit the Mortgagor to enter into a PACE Loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation.
18	Residence Inn National Mall – Washington D.C. (Loan No. 7)	The Mortgage Loan documents permit the Mortgagor to maintain insurance policies which do not meet the requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”) so long as the Mortgagor has received the lender’s prior written consent thereto and confirmed that the lender has received the Rating Agency confirmation with respect to any such Non-Conforming Policy.
18	900 North Michigan (Loan No. 10)	The Mortgage Loan documents permit the Mortgagor to maintain insurance policies which do not meet the requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”) so long as the Mortgagor has received the lender’s prior written consent thereto and confirmed that the lender has received the Rating Agency confirmation with respect to any such Non-Conforming Policy.
18	DMV Portfolio (Loan No. 12)	The Mortgagors are not required to maintain flood insurance beyond the maximum amount available under the National Flood Insurance Program (i.e., no requirement to maintain additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization). If the Mortgagors choose not to maintain the excess flood coverage as requested by the lender, the Mortgage Loan will be recourse to the Mortgagors and the guarantor for any losses or damages that may be incurred by the lender.
18	Newport Centre (Loan No. 18)

The Mortgage Loan documents permit a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the Mortgaged Property (collectively, the “Required Deductible”), which deductibles may not be customary. In addition, the Mortgagor is permitted to utilize a retention amount (up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible) in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Mortgage Loan, and (3) such Mortgagor has submitted evidence

D-2-13

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

satisfactory to the Mortgagee and rating agencies of such prefunded arrangement at the request of such Mortgagee or rating agency.

Flood insurance may have a deductible not greater than $500,000.

The Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

18	115 West 190th Street (Loan No. 24)	The Mortgage Loan documents permit the Mortgagor to maintain property and liability insurance coverage with an insurance company, which does not meet the rating requirements set forth in the Mortgage Loan documents (the “Otherwise Rated Insurer”), provided that the current A.M. Best rating of such Otherwise Rated Insurer is not withdrawn or downgraded below “A- VIII” during the term of the Mortgage Loan. If the ratings of Otherwise Rated Insurer is downgraded below “A- VIII” or withdrawn during the term of the Mortgage Loan, the Mortgagor will be required to promptly replace the Otherwise Rated Insurer with an insurance company satisfying the requirements of the Mortgage Loan documents. Provided further, if the Mortgage Loan is included in a securitization in which S&P rates any of the issued securities or classes of certificates in connection with such securitization, at renewal, the Mortgagor will be required to replace the Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.
29	All GSMC Mortgage Loans (Loan No. 7, 10, 12, 18 and 24)	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the Mortgaged Property following a condemnation exceeds 125%, the Mortgagors may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
33	Newport Centre (Loan No. 18)	Certain indirect beneficial interest holders that own less than 1% of the interests in the related borrower (each, a “VSG Guarantor”) have provided a vertical slice guaranty (the “Guaranty of Collection”), the maximum amount of which is capped at 25.90% of the original principal balance of the Whole Loan and the VSG Guarantors may not be required to make any payment which is duplicative of a payment already made by the Mortgagor or any other VSG Guarantor. The Mortgagor delivered a non-consolidation opinion that did not consider the effect that the Guaranty of Collection might have on a court’s decision whether to order substantive consolidation of the borrower and its equityholders.
34	Newport Centre (Loan No. 18)	In connection with a defeasance, the Mortgagor’s obligations to pay servicing fees is capped at $10,000.
D-2-14

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
7	Grapevine Mills (Loan No. 5)	The mortgaged property is security for 12 pari passu notes aggregating $250,000,000. The loan documents permit the borrower to enter into a property-assessed clean energy (PACE) loan for an amount not to exceed $5,000,000, subject to the related Mortgagee’s approval and delivery of a rating agency confirmation. The lien resulting from any unpaid and delinquent PACE loan payments would have property tax lien status.
8	Grapevine Mills (Loan No. 5)	The mortgaged property is security for 12 pari passu notes aggregating $250,000,000. The loan documents permit the borrower to enter into a property-assessed clean energy (PACE) loan for an amount not to exceed $5,000,000, subject to the related Mortgagee’s approval and delivery of a rating agency confirmation. The lien resulting from any unpaid and delinquent PACE loan payments would have property tax lien status.
8	Marriott Myrtle Beach Grande Dunes Resort (Loan No. 11)	Franchisor (Marriott International, Inc.) has a Right of First Refusal (ROFR) to acquire the subject property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury service hotels, 20 full service hotels or 50 limited service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.
8	AC Charlotte Southpark (Loan No. 20)	The mortgaged property is comprised of one unit (Master Unit B) in a two-unit hotel condominium. Master Unit A is the Charlotte Marriott Southpark hotel property. Each of the two units has a 50% undivided interest in the common elements and shared expenses, and one director on the board of directors for the Master Association that administers the condominium regime. The condominium declaration requires that certain major actions, such as terminating the condominium, require the consent of all mortgagees. The loan documents provide for springing full recourse to the borrower and guarantor if the condominium regime is amended or modified in any material respect (including, but not limited to, provisions related units, common area, voting rights, Master Association control or insurance-related provisions, budgets or lender rights) without the lender’s prior written consent.
D-2-15

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
8	345 Tenth Street (Loan No. 25)	(i) Adjacent Parking Lot Tenant ROFR. A sponsor affiliate owns a non-collateral parking lot that is adjacent to the mortgaged property. The sponsor affiliate leases that parking lot to an unaffiliated tenant, and the borrower joined the parking lot lease for the purpose of granting the unaffiliated tenant a Right of First Refusal (ROFR) to purchase the mortgaged property if the borrower receives an offer that it is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof. (ii) Environmental Restrictions. The Phase I environmental site assessment required in connection with loan origination identified a recognized environmental condition (REC) associated with prior on-site manufacturing uses, historical fill material and possible on-site underground storage tanks. A Phase II investigation was conducted and recommended site-wide institutional controls to address historical fill material, including the filing of a site-wide deed notice, issuance of a NJ Department of Environmental Protection Remedial Action Plan for soils and filing of a virtual site-wide Classified Exception Area for groundwater. Engineering controls would include a site-wide protective cap that eliminates exposure to contaminated soils. Since the existing building slab acts as a protective site-wide cap, the required remedial actions are principally administrative in nature. The loan documents provide for an up-front reserve of $69,925 (125% of the estimated cost of the contingencies identified in the Phase II investigation) and the borrower’s covenant to obtain a Remedial Action Outcome with supporting documentation within 18 months of the loan origination (subject to extension with lender approval).
8	Riverwinds MHC (Loan No. 34)	The mortgaged property consists of 103 units in a 113-unit land condominium regime (an alternative to land subdivision). Condominium regimes are authorized by and subject to state statutory requirements, and such requirements may include obligations to protect the rights of unit-holders having a minority ownership interest, among other things. The borrower’s ownership interest in the common elements is 91.1%. Each unit owner has the obligation to maintain its own improvements. The owners’ association’s responsibilities are limited: it has the obligation, generally, to maintain common elements. The loan documents provide that the borrower and guarantor have personal liability for losses for any event causing a material adverse effect to the use and operations or income-generating ability of the property, the security for the loan or the borrower’s or guarantor’s ability to perform their respective its obligations under the condominium without the lender’s prior consent.
18	Germantown Commons (Loan No. 8)	An out-parcel tenant (PNC Bank) is a leased fee, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable
D-2-16

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee.
18	Grapevine Mills (Loan No. 5)	The mortgaged property is security for 12 pari passu notes aggregating $250,000,000. (i) Property Insurance Deductible/ Self-Insured Retention. The loan documents permit a property insurance deductible up to $500,000. The in-place property coverage provides for a $500,000 deductible. In addition, the loan documents permit the borrower to utilize a self-insured retention amount (up to $5,000,000 per occurrence/ $10,000,000 aggregate) so long as the retention amount is pre-funded and satisfactory evidence thereof has been delivered to lender and applicable rating agencies. (ii) Liability Insurance Deductible/ Self-Insured Retention. The loan documents permit a liability insurance deductible or self-insured retention amount up to $750,000. The in-place liability coverage provides for a $750,000 self-insured retention. (iii) Leased Fee. An out-parcel tenant (Bass Pro Shops) is a leased fee, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee.
18	610 Newport Center (Loan No. 13)	The mortgaged property is security for 6 pari passu notes aggregating $85,000,000. (i) Property Insurance Required Deductible. The loan documents permit a property insurance deductible up to $1,500,000. The in-place deductible is $500,000. (ii) Captive Insurer (Terrorism Coverage Only). The loan documents permit terrorism insurance to be provided by a licensed captive insurance company controlled by the sponsor, The Irvine Company LLC, subject to certain conditions, including (A) the policy’s having aggregate limits approved by lender in its reasonable discretion, (B) the policy’s deductible being no greater than that a calculated pursuant to TRIPRA, (C) other than the deductible, the portion of such insurance not reinsured by TRIPRA must be reinsured by an insurance carrier having a credit rating of no less than S&P “A” (or equivalent ratings from Fitch and Moody’s as applicable), and (D) the captive insurer is not the subject of bankruptcy or insolvency proceedings.
18	AC Charlotte Southpark (Loan No. 20)	(i) Property Insurance Required Deductible. The loan documents permit a property insurance deductible up to $100,000. The in-place deductible is $100,000. (ii) Management Agreement Insurance Requirements. The mortgaged property is Marriott-managed through Marriott Hotel Services, Inc. As long as (A) the current hotel manager (or permitted replacement) is managing the hotel, (B) the borrower is participating in the manager’s insurance program, (C) there is no management agreement default, and (D) the manager has made and continues to make all required insurance payments when due, then the manager’s insurance requirements shall control over inconsistent provisions in the loan agreement. The management agreement, in
D-2-17

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

pertinent part, requires (X) that the manager provide property insurance with replacement coverage, less a reasonable deductible and subject to commercially reasonable sub-limits, and (Y) that insurers be reputable insurance companies of recognized responsibility and financial standing reasonably acceptable to manager.  In-place coverage satisfies the Insurance Ratings Requirements of the related insurance representations, among other things.

28	All Wells Fargo Bank Mortgage Loans (Loan Nos. 5, 8, 11, 13, 20, 25 and 34)	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, including those related to knowledge or intent, or recast the effect of a breach from springing recourse to a losses carve-out based on the resulting effect of any breach, or, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower's inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
28	Grapevine Mills (Loan No. 5)	The mortgaged property is security for 12 pari passu notes aggregating $250,000,000. The loan documents provide that the SPE borrower has personal liability on a losses-only or springing recourse basis for the enumerated events; however, for so long as Simon Property Group, L.P., Simon Property Group Inc. or an affiliate is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to 20% of then-outstanding principal amount of the related Whole Loan, plus all reasonable out-of-pocket costs and expenses (including court costs and fees and reasonable attorneys’ fees) incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. The Phase I environmental site assessment obtained in connection with loan origination did not identify any recognized environmental conditions at the subject property.
28	AC Charlotte Southpark (Loan No. 20)	Subject to lender’s approval of environmental insurance, the loan documents provide that only the SPE borrower has personal liability for environmental losses. In connection with loan origination, lender approved a $5 million environmental insurance policy having a term three years past loan maturity that names lender as an additional insured.
D-2-18

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
31	All Wells Fargo Bank Mortgage Loans (Loan Nos. 5, 8, 11, 13, 20, 25 and 34)	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.
33	610 Newport Center (Loan No. 13)	The mortgaged property is security for 6 pari passu notes aggregating $85,000,000. (i) Centralized Cash Management. The loan documents permit property revenues to be managed and accounted for pursuant to a centralized cash management system between the borrower and any one of the following affiliates of Borrower: The Irvine Company LLC, The Irvine Company Acquisition and Development or Irvine Management Company (together, “permitted affiliates”), in which such funds are deposited into a concentration account owned, maintained and administered by any of the permitted affiliates and into which funds from other affiliates of The Irvine Company are also deposited. All funds in the concentration account are required to be tracked so that the cash attributable to the borrower will be accurately monitored and ascertainable, and the Borrower’s obligations will not be paid from funds attributable to the permitted affiliates, as applicable, or any affiliate of any of the foregoing. The Cash Management System is covered in the non-consolidation opinion. (ii) Prior Owned Property. The SPE borrower previously owned an adjacent parcel known as 600 Newport Center Drive and containing a parking garage and other surface parking that was out-conveyed prior to loan origination. All such prior owned property was included in the Phase I environmental site assessment required in connection with loan origination, and no recognized environmental conditions were identified.
34	Grapevine Mills (Loan No. 5)	The mortgaged property is security for 12 pari passu notes aggregating $250,000,000. In connection with a defeasance, the borrower’s obligation to pay servicing fees is capped at $10,000.

D-2-19

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
18	All Bank of America Mortgage Loans (Loan Nos. 4, 22, 23 and 33)	All exceptions to Representation 31 set forth below for all Bank of America mortgage loans are also exceptions to this Representation 18.
18	VISA Global HQ (Loan No. 4)	The Mortgage Loan documents permit a $500,000 property insurance deductible.
18	VISA Global HQ (Loan No. 4)	With respect to multi-layered policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: (A) if four (4) or fewer insurance companies issue the insurance policies, then at least 75% of the insurance coverage represented by the insurance policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, “A2” or better by Moody’s (to the extent Moody’s rates the insurance company and is rating the securities secured by the related Mortgage Loan), with no remaining carrier below “BBB” by S&P, “Baa2” by Moody’s (to the extent Moody’s rates the insurance carrier and is rating the securities secured by the related Mortgage Loan) or (B) if five (5) or more insurance companies issue the insurance policies, then at least 60% of the insurance coverage represented by the insurance policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P, “A2” or better by Moody’s (to the extent Moody’s rates the insurance company and is rating the securities secured by the related Mortgage Loan) , with no carrier below “BBB” by S&P, “Baa2” by Moody’s (to the extent Moody’s rates the insurance carrier and is rating the securities secured by the related Mortgage Loan).
18	VISA Global HQ (Loan No. 4)	The related Mortgage Loan documents permit the related Mortgagor to maintain a portion of the coverage required under the related Mortgage Loan documents with insurance companies which do not meet the insurance requirements set forth in the related Mortgage Loan documents (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate of insurers; provided that (1) such Mortgagor is required to replace the Otherwise Rated Insurers at renewal at renewal with insurance companies meeting the rating requirements set forth in the related Mortgage Loan documents and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, such Mortgagor is required to replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in related Mortgage Loan documents.
18	VISA Global HQ (Loan No. 4)	The related Mortgage Loan documents require pollution legal liability insurance against claims for pollution remediation legal liability resulting from existing conditions and new pollution events related to the related Mortgaged Property, provided that such pollution legal liability insurance is permitted to include a self-insured retention up to $50,000 for each incident.
D-2-20

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
18	Southwest Estates & Waters Edge Portfolio (Loan No. 22)	The related restoration threshold is $700,000 rather than 5% of the then-outstanding principal amount of the related Mortgage Loan.
18	169 East Broadway (Loan No. 33)	The related Mortgage Loan documents permit the related Mortgagor to maintain a portion of the coverage required under the related Mortgage Loan documents with insurance companies which do not meet the insurance requirements set forth in the related Mortgage Loan documents and at Mortgage Loan origination the related Mortgagee agreed to accept the current property and general liability carrier, Wesco Insurance Company, which is rated A-:XV by AM Best and the current umbrella liability carrier, Penn Star Insurance Company, which is rated A:X by AM Best; provided that upon the expiration of such insurance policies, related Mortgage Loan documents provide that the coverages must be replaced with insurance policies issued by financially sound and responsible insurance companies authorized and admitted to do business in the applicable state and having a claims paying ability and financial strength rating of at least “A-” or better by S&P.
28	All Bank of America Mortgage Loans (Loan Nos. 4, 22, 23 and 33)	The related Mortgage Loan documents do not use the exact phrase “intentional material physical waste at the Mortgaged Property” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.
28	VISA Global HQ (Loan No. 4)	There is no separate environmental indemnitor with respect to the related Mortgage Loan or the related Mortgage Loan. While the single-purpose entity Mortgagor is obligated under the non-recourse carveout provisions in the Mortgage Loan agreement and the related guarantor is obligated with respect to such Mortgagor’s breaches thereof, no separate environmental indemnity agreement was executed by such Mortgagor. In addition, the related Mortgage Loan documents, in lieu of an environmental indemnity from an entity other than the Mortgagor, require pollution legal liability insurance against claims for pollution remediation legal liability resulting from existing conditions and new pollution events related to the related Mortgaged Property.
28	VISA Global HQ (Loan No. 4)	The related Mortgagor and the non-recourse carveout guarantor will not have liability under the full recourse carveouts for transfers in violation of the Mortgage Loan documents or breaches of the special purpose entity covenants or any loss carveout in the Mortgage Loan documents, provided that the circumstance, event or condition which gave rise to the carveout is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the Mortgagor’s lack of access to revenue from the Mortgaged Property as the result of the related Mortgagee’s exercise of remedies with respect to the Mortgaged Property’s cash flows or otherwise; (iii)
D-2-21

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
the insolvency of the Mortgagor or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the Mortgagor’s debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Mortgage Loan or other obligation or debts of the Mortgagor, as the result of clauses (i) through (iii) above; (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the Mortgagor through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of clauses (i) through (iii) above; and/or (vii) the acts or omissions of the Mortgagor, servicer or any receiver appointed by the Mortgagor, or any events, circumstances or conditions first arising after the Mortgagor acquires title to the Mortgaged Property or the acts or omissions of mezzanine lender, servicer or any receiver appointed by mezzanine lender, or any events, circumstances or conditions first arising after mezzanine lender under the mezzanine loan exercises remedies against, or control of, the Mortgagee (including, without limitation, via the exercise of proxy voting rights pursuant to the mezzanine pledge agreement) or completes a foreclosure upon or assignment-in-lieu thereof as to any pledged equity interest in the Mortgagee.
31	VISA Global HQ (Loan No. 4)	If TRIPRA or a similar statue is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the amount of the annual insurance premium that is payable at such time with respect to casualty and rental loss and/or business interruption insurance required under the related Mortgage loan documents (without giving effect to the cost of terrorism components of such insurance) and if the cost of terrorism insurance exceeds such amount, Mortgagor will be obligated to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
33	VISA Global HQ (Loan No. 4) Southwest Estates & Waters Edge Portfolio (Loan No. 22) Staybridge Suites - Ann Arbor, MI (Loan No. 23) 169 East Broadway (Loan No. 33)	The related Mortgagor is a recycled single-purpose entity, however, the related Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.
33	Southwest Estates & Waters Edge Portfolio (Loan No. 22)	The related Mortgagors’ affiliate, HH Land Holdings, LLC, has the option to purchase a small parcel adjacent to the Waters Edge Mortgaged Property for nominal consideration ($100) that expires July 12, 2027. If such Mortgagors affiliate exercises the purchase option, so long as no improvements are developed thereon, such
D-2-22

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
affiliate is only required to maintain the option parcel in a clean and sightly manner and ensure it complies with all applicable laws. However, if such Mortgagors affiliate exercises the purchase option and constructs improvements thereon, then such affiliate must assign such option parcel to the Mortgagor for the Waters Edge Mortgaged Property and such Mortgagor must submit the option parcel and such improvements as have been constructed thereon to the lien of the mortgage for the related Mortgage Loan, subject to various requirements including, without limitation, the option parcel must comply with legal requirements along with the Waters Edge Mortgaged Property; there must be adequate parking and access to the option parcel; delivery of an updated title insurance policy, environmental site assessment and survey for the option parcel as added to the Waters Edge Mortgaged Property; and delivery of a REMIC opinion.
33	Staybridge Suites – Ann Arbor, MI (Loan No. 23)	The related Mortgagor is a recycled Single-Purpose Entity that previously owned the second condominium unit related to the Mortgaged Property. The related Mortgagor represented that they maintained insurance coverage with respect to the previously owned property during their ownership and made standard representations and warranties, including backwards representations and warranties where required to complete coverage, the recourse carveout guaranty includes coverage with respect to violations of such Single-Purpose Entity representations and warranties.
36	VISA Global HQ (Loan No. 4)

(b) The related Ground Lease and related documents only preclude the Ground Lessor from: (1) modifying the Ground Lease in a manner that increases base rent, decreases the Ground Lease term or otherwise amends the terms of the Ground Lease in a manner that creates a material adverse effect upon the related Mortgagee, and (2) terminate or cancel the Ground Lease without Mortgagee's prior written consent, which consent will not be unreasonably withheld, conditioned or delayed.

(d) The related Ground Lease is silent on Ground Lessor ability to mortgage its fee interest, other than (a) the restriction that Ground Lessee's Mortgagee is not allowed to place any lien or encumbrance on Ground Lessor's fee interest in connection with any leasehold financing and (b) the provision that Ground Lessor will not subordinate its fee interest in the related Mortgaged Property to any Ground Lessee's Mortgagee.

(e) While the related Ground Lease and related documents permit mortgaging of the leasehold estate, the Ground Lessee only has the right to grant a mortgage, deed of trust or other security instrument (each, a “Mortgage”) for the benefit of a Bona Fide Institutional Lender (together with its successors in interest, a “Lender”).

A “Bona Fide Institutional Lender” means any one or more of the following, whether acting in its own interest and capacity or in an

D-2-23

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

agency or a fiduciary capacity for one or more Persons none of which need be Bona Fide Institutional Lenders: (i) a savings bank, a savings and loan association, a commercial bank or trust company or branch thereof, an insurance company, a licensed California finance lender, any agency or instrumentality of the United States government or any state or City governmental authority, a pension fund, an investment banking or merchant banking firm, or any entity directly or indirectly sponsored or managed by any of the foregoing, or other lender, all of which, at the time a Mortgage is recorded in favor of such entity, owns or manages assets of at least $500,000,000 in the aggregate (or the equivalent in foreign currency), or (ii) a Low Income Housing Credit investor or Affiliate thereof that has given a loan to Tenant to optimize or utilize effectively the Low Income Housing Tax Credits.

The related Ground Lease and related documents permit the transfer or assign all or any part of or interest in any Mortgage to a Bona Fide Institutional Lender without the consent of or notice to any party; provided, however, that Landlord will have no obligations under the Ground Lease to such a lender unless the Ground Lessor is notified of such lender.

(j) Restoration is required in most cases. The related Ground Lease is silent on whether the related Mortgagee can hold insurance proceeds, but does provide that the Mortgagee can hold condemnation awards.

36	VISA Global HQ (Loan No. 4)	(k) The related Ground Lease and related documents provide, except in the case of a temporary taking or a taking of any personal property of the Ground Lessee (in both of such cases, where such Ground Lessee is entitled to the entire condemnation award), condemnation awards and other payments to either the Ground Lessee or the Ground Lessor on account of a condemnation (less costs and expenses, including reasonable attorney’s fees incurred in the collection thereof) will be allocated between Ground Lessor and the Ground Lessee as follows: (1) first, to Ground Lessor for the payment of all unpaid Rent, (2) second, in the event of a partial taking, to pay costs of restoration incurred by the Ground Lessee, in which case, such portion will be payable to the Ground Lessee, a Mortgagee or trustee in accordance with the waterfall listed below for insurance proceeds, (3) third, to Ground Lessor for the value of the condemned land only, (4) fourth, to any non-affiliate lender pursuant to a non-affiliate mortgage as and to the extent provided therein, for payment of all sums secured that remain outstanding, plus expenses, (5) fifth, to the Ground Lessee to the extent that the award is attributable to the Ground Lessee’s leasehold estate, and (6) sixth, the balance of the award will be divided proportionally between Ground Lessor and the Ground Lessee.
D-2-24

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
9

Hudson Courts Owners, Inc. (Loan No. 26)

1500 Boston Road Housing Development Fund Corporation (Loan No. 36)

Clark Street Tenants Incorporated (Loan No. 37)

West 96th Street Owners' Corp. (Loan No. 40)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9	Fowler-Daley Owners, Inc. (Loan No. 30)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
9	14 Horatio Street Apartments Corp. (Loan No. 31)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
9	2640 Marion Avenue Owners, Inc. (Loan No. 35)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
9	139 E. 66 St. Corporation (Loan No. 38)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $400,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
9	Trinity Arms Ltd. (Loan No. 39)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $300,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
18	All NCB Mortgage Loans (Loan Nos. 26, 30, 31, 35, 36, 37, 38, 39 and 40)	The Mortgage Loan documents evidencing the Mortgage Loans sold to the trust by National Cooperative Bank, N.A. and secured by residential cooperatives require the related Mortgagors, if and to the extent the related Mortgaged Property is identified by the Secretary of Housing and Urban Development as having special flood hazards, to maintain insurance against loss by flood hazards in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan or (ii) the maximum amount available under the National Flood Insurance Program.
18	West 96th Street Owners’ Corp. (Loan No. 40)	The business interruption or rental loss insurance for the referenced Mortgaged Property covers a period of less than 12 months.

D-2-25

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
28	All NCB Mortgage Loans (Loan Nos. 26, 30, 31, 35, 36, 37, 38, 39 and 40)	All of the Mortgage Loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. are fully recourse to the related Mortgagors. There are no guarantors for any of the Mortgage Loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A.
30	All NCB Mortgage Loans (Loan Nos. 26, 30, 31, 35, 36, 37, 38, 39 and 40)	The Mortgage Loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. do not require the Mortgagor to provide the owner or holder of such Mortgage Loans with quarterly operating statements or quarterly rent rolls.
31	All NCB Mortgage Loans (Loan Nos. 26, 30, 31, 35, 36, 37, 38, 39 and 40)	The related Mortgage Loan documents evidencing the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. do not contain an express requirement indicating that if TRIPRA or a similar or subsequent statute is not in effect, that the Mortgagor under each such Mortgage Loan is required to carry terrorism insurance, but in such event the related Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the related Mortgaged Property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of such Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
32	All NCB Mortgage Loans (Loan Nos. 26, 30, 31, 35, 36, 37, 38, 39 and 40)	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. permit, without the prior written consent of the holder of the related Mortgage, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the related Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the related Mortgagor.
33	All NCB Mortgage Loans (Loan Nos. 26, 30, 31, 35, 36, 37, 38, 39 and 40)	The Mortgagors under the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. are not Single-Purpose Entities.
47	2640 Marion Avenue Owners, Inc. (Loan No. 35)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
47	Hudson Courts Owners, Inc. (Loan No. 26)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00 that is cross-defaulted with the corresponding
D-2-26

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
	1500 Boston Road Housing Development Fund Corporation (Loan No. 36) Clark Street Tenants Incorporated (Loan No. 37) West 96th Street Owners' Corp. (Loan No. 40)	referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
47	Fowler-Daley Owners, Inc. (Loan No. 30)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
47	Trinity Arms Ltd. (Loan No. 39)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $300,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
47	139 E. 66 St. Corporation (Loan No. 38)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $400,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
47	14 Horatio Street Apartments Corp. (Loan No. 31)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

D-2-27

Annex E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
November 2024	$14,800,000.00
December 2024	$14,800,000.00
January 2025	$14,800,000.00
February 2025	$14,800,000.00
March 2025	$14,800,000.00
April 2025	$14,800,000.00
May 2025	$14,800,000.00
June 2025	$14,800,000.00
July 2025	$14,800,000.00
August 2025	$14,800,000.00
September 2025	$14,800,000.00
October 2025	$14,800,000.00
November 2025	$14,800,000.00
December 2025	$14,800,000.00
January 2026	$14,800,000.00
February 2026	$14,800,000.00
March 2026	$14,800,000.00
April 2026	$14,800,000.00
May 2026	$14,800,000.00
June 2026	$14,800,000.00
July 2026	$14,800,000.00
August 2026	$14,800,000.00
September 2026	$14,800,000.00
October 2026	$14,800,000.00
November 2026	$14,800,000.00
December 2026	$14,800,000.00
January 2027	$14,800,000.00
February 2027	$14,800,000.00
March 2027	$14,800,000.00
April 2027	$14,800,000.00
May 2027	$14,800,000.00
June 2027	$14,800,000.00
July 2027	$14,800,000.00
August 2027	$14,800,000.00
September 2027	$14,800,000.00
October 2027	$14,800,000.00
November 2027	$14,800,000.00
December 2027	$14,800,000.00
January 2028	$14,800,000.00
February 2028	$14,800,000.00
March 2028	$14,800,000.00
April 2028	$14,800,000.00
May 2028	$14,800,000.00
June 2028	$14,800,000.00
July 2028	$14,800,000.00
August 2028	$14,800,000.00
September 2028	$14,800,000.00
October 2028	$14,800,000.00
November 2028	$14,800,000.00
December 2028	$14,800,000.00
January 2029	$14,800,000.00
February 2029	$14,800,000.00
March 2029	$14,800,000.00
April 2029	$14,800,000.00
May 2029	$14,800,000.00
June 2029	$14,800,000.00
July 2029	$14,800,000.00
August 2029	$14,800,000.00
September 2029	$14,800,000.00

Distribution Date	Class A-SB Planned Principal Balance ($)
October 2029	$14,773,932.17
November 2029	$14,569,473.41
December 2029	$14,335,385.64
January 2030	$14,128,431.90
February 2030	$13,920,300.50
March 2030	$13,625,945.25
April 2030	$13,414,955.58
May 2030	$13,174,511.42
June 2030	$12,960,953.02
July 2030	$12,718,008.77
August 2030	$12,501,852.66
September 2030	$12,284,466.25
October 2030	$12,037,796.27
November 2030	$11,817,768.91
December 2030	$11,568,528.54
January 2031	$11,345,830.42
February 2031	$11,121,864.56
March 2031	$10,813,125.37
April 2031	$10,586,128.33
May 2031	$10,330,104.51
June 2031	$10,100,357.99
July 2031	$9,841,658.17
August 2031	$9,609,131.12
September 2031	$9,375,280.10
October 2031	$9,112,585.42
November 2031	$8,875,907.51
December 2031	$8,610,461.47
January 2032	$8,370,924.72
February 2032	$8,130,023.86
March 2032	$7,833,184.35
April 2032	$7,589,222.13
May 2032	$7,316,686.43
June 2032	$7,069,783.10
July 2032	$6,794,384.85
August 2032	$6,544,507.18
September 2032	$6,293,206.18
October 2032	$6,013,527.77
November 2032	$5,759,202.73
December 2032	$5,476,581.07
January 2033	$5,219,197.82
February 2033	$4,960,348.28
March 2033	$4,619,920.86
April 2033	$4,357,658.99
May 2033	$4,067,312.54
June 2033	$3,801,902.77
July 2033	$3,508,492.51
August 2033	$3,239,899.26
September 2033	$2,969,775.50
October 2033	$2,671,777.18
November 2033	$2,398,416.67
December 2033	$2,097,268.05
January 2034	$1,820,634.18
February 2034	$1,542,423.73
March 2034	$1,184,408.89
April 2034	$902,574.48
May 2034	$593,178.34
June 2034	$307,974.74
July 2034 and thereafter	$0.00

E-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates and Loan-Specific InterestS	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	26
Summary of Risk Factors	75
Risk Factors	77
Description of the Mortgage Pool	194
Transaction Parties	300
Credit Risk Retention	423
Description of the Certificates	435
Description of the Mortgage Loan Purchase Agreements	493
Pooling and Servicing Agreement	507
Certain Legal Aspects of Mortgage Loans	654
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	674
Pending Legal Proceedings Involving Transaction Parties	677
Use of Proceeds	677
Yield and Maturity Considerations	677
Material Federal Income Tax Considerations	699
Certain State and Local Tax Considerations	716
Plan of Distribution (Conflicts of Interest)	716
Incorporation of Certain Information by Reference	721
Where You Can Find More Information	722
Financial Information	722
Certain ERISA Considerations	722
Legal Investment	727
Legal Matters	728
Ratings	728
Index of Defined Terms	731

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$966,957,000
(Approximate)

Morgan Stanley Capital I Inc.
Depositor

BANK 2024-BNK48
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2024-BNK48

Class A-1	$10,900,000	Class A-S-1	$0
Class A-SB	$14,800,000	Class A-S-2	$0
Class A-4	$112,550,000	Class A-S-X1	$0
Class A-4-1	$0	Class A-S-X2	$0
Class A-4-2	$0	Class B	$42,213,000
Class A-4-X1	$0	Class B-1	$0
Class A-4-X2	$0	Class B-2	$0
Class A-5	$600,489,000	Class B-X1	$0
Class A-5-1	$0	Class B-X2	$0
Class A-5-2	$0	Class C	$29,022,000
Class A-5-X1	$0	Class C-1	$0
Class A-5-X2	$0	Class C-2	$0
Class X-A	$738,739,000	Class C-X1	$0
Class X-B	$228,218,000	Class C-X2	$0
Class A-S	$156,983,000

PROSPECTUS

Morgan Stanley
Co-Lead Manager and Joint Bookrunner

Citigroup

Co-Lead Manager and Joint Bookrunner

J.P. Morgan

Co-Lead Manager and Joint Bookrunner

Goldman Sachs & Co. LLC

Co-Lead Manager and Joint Bookrunner

Wells Fargo Securities

Co-Lead Manager and Joint Bookrunner

BofA Securities

Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc.

Co-Manager

Drexel Hamilton

Co-Manager

Siebert Williams Shank

Co-Manager

September 27, 2024